Exhibit 10.2

Execution Version

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

LUMP SUM TURNKEY AGREEMENT

for the

ENGINEERING, PROCUREMENT AND CONSTRUCTION

of the

DRIFTWOOD LNG PHASE 2 LIQUEFACTION FACILITY

by and between

DRIFTWOOD LNG LLC

as Owner

and

BECHTEL OIL, GAS AND CHEMICALS, INC.

as Contractor

Dated as of the 10th Day of November, 2017

i

4.8	Commissioning Storage	36
4.9	Owner Representative	36

ARTICLE V COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS		36

5.1	Commencement of Work	36
5.2	Limited Notice to Proceed/Notice to Proceed	36
5.3	Project Schedule	38
5.4	CPM Schedule Submissions	38
5.5	Recovery and Recovery Schedule	39
5.6	Acceleration and Acceleration Schedule	40

ARTICLE VI CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY		40

6.1	Change Orders Requested by Owner	40
6.2	Change Orders Requested by Contractor	42
6.3	Contract Price Adjustment; Contractor Documentation	44
6.4	Change Orders Act as Accord and Satisfaction	44
6.5	Timing Requirements for Notifications and Change Order Requests by Contractor	44
6.6	Evidence of Funds	45
6.7	Adjustment Only Through Change Order	45
6.8	Force Majeure	45
6.9	Extensions of Time and Adjustment of Compensation	46
6.10	Delay	46
6.11	Contractor Obligation to Mitigate Delay	46

ARTICLE VII CONTRACT PRICE AND PAYMENTS TO CONTRACTOR		46

7.1	Contract Price	46
7.2	Interim Payments	47
7.3	Final Completion and Final Payment	49
7.4	Payments Not Acceptance of Work	50
7.5	Payments Withheld	50
7.6	Interest on Late Payments and Improper Collection	50
7.7	Offset	51
7.8	Procedure for Withholding, Offset and Collection on the Letter of Credit	51
7.9	Payment Error	51

ARTICLE VIII TITLE AND RISK OF LOSS		51

8.1	Title	51
8.2	Risk of Loss	52

ARTICLE IX INSURANCE AND LETTER OF CREDIT		53

9.1	Insurance	53
9.2	Irrevocable Standby Letter of Credit	53
9.3	DSU Insurance	54

ARTICLE X OWNERSHIP OF DOCUMENTATION		55

10.1	Work Product	55
10.2	Owner Provided Documents	57
10.3	License to Use Liquefaction Facility	57
10.4	BASF	57

ARTICLE XI COMPLETION		58

11.1	Reserved	58
11.2	Notice of RFSU, Delivery of Feed Gas for Commissioning, Start Up and Performance Testing, LNG Production and Ready for Ship Loading Time Test	58
11.3	Notice and Requirements for Substantial Completion	60

11.4	Owner Acceptance of RFSU and Substantial Completion	60
11.5	Minimum Acceptance Criteria and Performance Liquidated Damages	61
11.6	Punchlist	63
11.7	Notice and Requirements for Final Completion	63
11.8	Operations Activities	64

ARTICLE XII WARRANTY AND CORRECTION OF WORK		64

12.1	Warranty	64
12.2	Correction of Work Prior to Substantial Completion	65
12.3	Correction of Work After Substantial Completion	66
12.4	Assignability of Warranties	67
12.5	Waiver of Implied Warranties	67

ARTICLE XIII DELAY LIQUIDATED DAMAGES AND SCHEDULE BONUS		67

13.1	Delay Liquidated Damages	67
13.2	Schedule Bonus	67

ARTICLE XIV CONTRACTOR’S REPRESENTATIONS		67

14.1	Corporate Standing	67
14.2	No Violation of Law; Litigation	67
14.3	Licenses	67
14.4	No Breach	68
14.5	Corporate Action	68
14.6	Financial Solvency	68

ARTICLE XV OWNER’S REPRESENTATIONS		68

15.1	Standing	68
15.2	No Violation of Law; Litigation	68
15.3	Licenses	68
15.4	No Breach	68
15.5	Corporate Action	68
15.6	Financial Solvency	68

ARTICLE XVI DEFAULT, TERMINATION AND SUSPENSION		69

16.1	Default by Contractor	69
16.2	Termination for Convenience by Owner	70
16.3	Suspension of Work	71
16.4	Suspension by Contractor	71
16.5	Termination by Contractor	72
16.6	Termination in the Event of an Extended Force Majeure	72
16.7	Termination in the Event of Delayed Notice to Proceed	72
16.8	Contractor’s Right to Terminate	72

ARTICLE XVII RELEASES AND INDEMNITIES		72

17.1	General Indemnification	72
17.2	Injuries to Contractor’s Employees and Damage to Contractor’s Property	74
17.3	Injuries to Owner’s Employees and Damage to Owner’s Property	75
17.4	Patent and Copyright Indemnification Procedure	76
17.5	Lien Indemnification	76
17.6	Owner’s Failure to Comply with Applicable Law	77
17.7	Landowner Claims	77
17.8	Legal Defense	77
17.9	Enforceability	78

ARTICLE XVIII DISPUTE RESOLUTION		79

18.1	Negotiation	79

18.2	Arbitration	79
18.3	Continuation of Work During Dispute	80
18.4	Escrow of Certain Disputed Amounts By Owner	80

ARTICLE XIX CONFIDENTIALITY		80

19.1	Contractor’s Obligations	80
19.2	Owner’s Obligations	80
19.3	Definitions	81
19.4	Exceptions	81
19.5	Equitable Relief	81
19.6	Term	81

ARTICLE XX LIMITATION OF LIABILITY		81

20.1	Contractor Aggregate Liability	81
20.2	Limitation on Contractor’s Liability for Liquidated Damages	83
20.3	Liquidated Damages In General	83
20.4	Consequential Damages	84
20.5	Exclusive Remedies	84
20.6	Applicability	84
20.7	Term Limit	85

ARTICLE XXI MISCELLANEOUS PROVISIONS		85

21.1	Entire Agreement	85
21.2	Amendments	85
21.3	Joint Effort	85
21.4	Captions	85
21.5	Notice	85
21.6	Severability	86
21.7	Assignment	86
21.8	No Waiver	86
21.9	Governing Law	86
21.10	Successors and Assigns	87
21.11	Attachments and Schedules	87
21.12	Obligations	87
21.13	Further Assurances	87
21.14	Priority	87
21.15	Restrictions on Public Announcements	87
21.16	Potential Lenders, Potential Equity Investors and Equity Participants	87
21.17	Foreign Corrupt Practices Act	88
21.18	Parent Guarantee	88
21.19	Language	88
21.20	Counterparts	88
21.21	Federal Energy Regulatory Commission Approval	88
21.22	Owner’s Lender	88
21.23	Independent Engineer	89
21.24	Liquefaction Facility	89
21.25	Survival	89

LIST OF ATTACHMENTS AND SCHEDULES

ATTACHMENT 1	Scope of Work and Basis of Design

SCHEDULE 1-1	Scope of Work

SCHEDULE 1-2	FEED Documents

ATTACHMENT 2	Contractor Deliverables

ATTACHMENT 3	Payment Schedule

SCHEDULE 3-1	Milestone Payment Schedule

SCHEDULE 3-2	Monthly Payment Schedule

ATTACHMENT 4	Form of Change Order

SCHEDULE 4-1	Change Order Form

SCHEDULE 4-2	Unilateral Change Order Form

SCHEDULE 4-3	Contractor’s Change Order Request Form/Contractor’s Response to a Change Order Proposed by Owner

SCHEDULE 4-4	Unit Rates for Change Orders Performed on a Time and Material Basis

ATTACHMENT 5	Project Schedule

ATTACHMENT 6	Key Personnel and Contractor’s Organization

ATTACHMENT 7	Approved Subcontractors and Sub-subcontractors and List of Major Equipment

ATTACHMENT 8	Form of Limited Notice to Proceed and Notice to Proceed

SCHEDULE 8-1	Form of Limited Notice to Proceed

SCHEDULE 8-2	Form of Notice to Proceed

ATTACHMENT 9	Form of Contractor’s Invoices

SCHEDULE 9-1	Form of Contractor’s Interim Invoice

SCHEDULE 9-2	Form of Contractor’s Final Invoice

ATTACHMENT 10	HS&E Plan Requirements

ATTACHMENT 11	Form of Lien and Claim Waivers

SCHEDULE 11-1	Contractor’s Interim Conditional Lien Waiver

SCHEDULE 11-2	Contractor’s Interim Unconditional Lien Waiver

SCHEDULE 11-3	Subcontractor’s Interim Conditional Lien Waiver

SCHEDULE 11-4	Subcontractor’s Interim Unconditional Lien Waiver

v

SCHEDULE 11-5	Contractor’s Final Conditional Lien and Claim Waiver

SCHEDULE 11-6	Contractor’s Final Unconditional Lien and Claim Waiver

SCHEDULE 11-7	Subcontractor’s Final Conditional Lien and Claim Waiver

SCHEDULE 11-8	Subcontractor’s Final Unconditional Lien and Claim Waiver

ATTACHMENT 12	Form of RFSU Completion Certificate

ATTACHMENT 13	Form of Substantial Completion Certificate

ATTACHMENT 14	Form of Final Completion Certificate

ATTACHMENT 15	Insurance

ATTACHMENT 16	Contractor Permits

ATTACHMENT 17	Owner Permits

ATTACHMENT 18	Form of Irrevocable, Standby Letter of Credit

ATTACHMENT 19	Performance Tests and Commissioning Tests

ATTACHMENT 20	Performance Guarantee, Performance Liquidated Damages, Minimum Acceptance Criteria, and Delay Liquidated Damages

ATTACHMENT 21	Owner Provided Items and Responsibility

ATTACHMENT 22	Pre-Commissioning, Commissioning, Start-Up, and Training

ATTACHMENT 23	Form of Operating Spare Parts List and Capital Spare Parts List

ATTACHMENT 24	Work in Turned-Over Facility

ATTACHMENT 25	Site and Off-Site Rights of Way and Easements

ATTACHMENT 26	Landowner and Stakeholder Access

ATTACHMENT 27	Form of Acknowledgement and Consent Agreement

ATTACHMENT 28	Form of Owner Confirmations

SCHEDULE 28-1	Form of Owner Quarterly Confirmation

ATTACHMENT 29	Independent Engineer Activities

ATTACHMENT 30	Form of Escrow Agreement

ATTACHMENT 31	Provisional Sums

ATTACHMENT 32	Form of Parent Guarantee

DRIFTWOOD LNG PHASE 2 LIQUEFACTION FACILITY

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Agreement”), dated as of the 10th Day of November, 2017 (the “Contract Date”), is entered into by and between DRIFTWOOD LNG LLC, a Delaware limited liability company, having its principal place of business at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002 (“Owner”), and BECHTEL OIL, GAS AND CHEMICALS, INC., a Delaware corporation, having an address at 3000 Post Oak Boulevard, Houston, Texas 77056 (“Contractor” and, together with Owner, each a “Party” and together the “Parties”).

RECITALS

WHEREAS, Owner desires to enter into an agreement with Contractor to provide services for the following:

(a) the engineering, procurement and construction of (i) a turnkey LNG liquefaction facility comprised of Project 3 (as defined below), with a nominal production capacity of approximately 5.2 mtpa to be owned by Owner, located at the Phase 2 Site (as defined below), Marine Loading Berth 2, related utilities and OSBL Facilities, and all related appurtenances thereto (as more fully described below, the “Phase 2 Liquefaction Facility”) and (ii) certain modifications and improvements to the Phase 1 Liquefaction Facility as set forth in Attachment 1; and

(b) the commissioning, start-up and testing of the Phase 2 Liquefaction Facility, all as further described herein; and

WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to provide the foregoing engineering, procurement, construction, commissioning, start-up and testing services on a turnkey lump sum basis;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Section 1.1.

“AAA” has the meaning set forth in Section 18.2.

“AAA Rules” has the meaning set forth in Section 18.2.

“Acceleration Schedule” has the meaning set forth in Section 5.6A.

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Aggregate Cap” has the meaning set forth in Section 20.1A.

“Aggregate Provisional Sum” has the meaning set forth in Section 7.1A.

“Agreement” means this Agreement for the performance of the Work (including all Attachments and Schedules attached hereto) for the Phase 2 Liquefaction Facility, as it may be amended from time to time in accordance with this Agreement.

“Amended Technical Services Agreement” means the First Amended and Restated Technical Services Agreement between Owner and Contractor, dated as of the Contract Date and any amendments thereto.

“Applicable Codes and Standards” means any and all codes, standards or requirements applicable to the Work set forth or listed in Attachment 1, in any Applicable Law (subject to an adjustment by Change Order in accordance with Section 6.2A.1), or which are set forth or listed in any document or Drawing listed in Attachment 1, which codes, standards and requirements shall govern Contractor’s performance of the Work, as provided herein, provided that, with respect to Applicable Codes and Standards which are not set forth in any Applicable Law, any reference herein to such Applicable Codes and Standards shall refer to those Applicable Codes and Standards set forth or listed in any document or Drawing listed in Attachment 1.

“Applicable Law” means all laws, statutes, ordinances, orders (including presidential orders), decrees, injunctions, licenses, Permits, approvals, rules and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over the Parties or all or any portion of the Site, the Off-Site Rights of Way and Easements or Project 3 or performance of all or any portion of the Work or the operation of Project 3, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of Work hereunder.

“BASF” means BASF SE, a company located at 67056 Ludwigshafen, Federal Republic of Germany.

“Books and Records” has the meaning set forth in Section 3.13A.

“Building Furniture and Equipment Provisional Sum” has the meaning set forth in Attachment 31.

“Bulk Order Subcontractors” means the Subcontractors listed as such in Attachment 7.

“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.

“CAD” has the meaning set forth in Section 3.3E.

“Capital Spare Part Provisional Sum” has the meaning set forth in Attachment 31.

“Capital Spare Parts” has the meaning set forth in Section 3.4B.

“Capital Spare Parts List” has the meaning set forth in Section 3.4B.

“Carve-Outs” has the meaning set forth in Section 20.1.

“Change in Law” means any amendment, modification, superseding act, deletion, addition or change in or to any Applicable Law (excluding changes to Tax laws where such Taxes are based upon Contractor’s Net Income) that occurs and takes effect after February 28, 2017. A Change in Law shall include any official change in the interpretation or application of any Applicable Law (including Applicable Codes and Standards set forth in Applicable Law); provided that such change is expressed in writing by the applicable Governmental Instrumentality.

“Change Order” means, after the execution of this Agreement, any of the following: (i) a written order issued by Owner to Contractor, in the form of Schedule 4-2, (ii) a written instrument signed by both Parties in the form of Schedule 4-1, in each case executed pursuant to the applicable provisions of Article 6, or (iii) a determination issued pursuant to Article 18, that authorizes an addition to, deletion from, suspension of, or any other modification or adjustment to the requirements of this Agreement, including the Work or any Changed Criteria.

“Changed Criteria” has the meaning set forth in Section 6.1A.

“Chart” means Chart Energy & Chemicals, Inc., a Delaware corporation.

“Chart Design” means any Work Product furnished by Chart or its Affiliates under any Subcontract or Sub-subcontract.

“Chart Design Derivation” means adaptations, modifications or changes to any Chart Design that is subject to the Chart License Agreement, by a Person other than Chart, Contractor, Contractor’s Affiliates, any Subcontractor or any Sub-subcontractor.

“Chart Intellectual Property” has the meaning set forth in Section 10.1D.1.

“Chart License Agreement” has the meaning set forth in Section 10.1D.1.

“Chart Sublicense Agreement” has the meaning set forth in Section 10.1D.1.

“Collateral Agent” means the collateral agent under the credit agreement for the financing of Project 3.

“Commissioning Feed Gas” has the meaning set forth in Section 4.7C.

“Commissioning LNG” has the meaning set forth in Section 11.2C.

“Commissioning Period” has the meaning set forth in Attachment 20.

“Confidential Information” has the meaning set forth in Section 19.3.

“Confirmed Acceleration Directive” has the meaning set forth in Section 5.6A.

“Consequential Damages” has the meaning set forth in Section 20.4A.

“Construction Equipment” means the equipment, machinery, structures, scaffolding, materials, tools, supplies and systems owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work, but not intended for incorporation into Project 3.

“Construction Equipment Lessor” means the Subcontractor or Sub-subcontractor, as the case may be, who rents or leases Construction Equipment.

“Contract Date” has the meaning set forth in the preamble.

“Contract Price” has the meaning set forth in Section 7.1, as may be adjusted by Change Order in accordance with the terms of this Agreement.

“Contractor” has the meaning set forth in the preamble hereto.

“Contractor Existing Intellectual Assets” has the meaning set forth in Section 10.1A.

“Contractor Group” means (i) Contractor and its Affiliates and (ii) the respective directors, officers, agents, employees, and representatives of each Person specified in clause (i) above.

“Contractor Permits” means the Permits listed in Attachment 16 and any other Permits (not listed in either Attachment 16 or Attachment 17) necessary for performance of the Work which are required to be obtained in Contractor’s name pursuant to Applicable Law and Applicable Codes and Standards.

“Contractor Representative” means that Person or Persons designated by Contractor in a written notice to Owner specifying any and all limitations of such Person’s authority, and acceptable to Owner, who shall have complete authority to act on behalf of Contractor on all matters pertaining to this Agreement or the Work including giving instructions and making changes in the Work. The Contractor Representative as of the Contract Date is designated in Section 2.2B.

“Contractor’s Confidential Information” has the meaning set forth in Section 19.2.

“Cool Down” means the controlled process by which a process system is taken from its ambient condition (purged and cleaned of air, moisture and debris, etc.) and cooled down to its cryogenic temperature (at or below—260°F), which shall be set forth in the Project Commissioning Plan. A system has achieved “Cool Down” when it has reached its cryogenic temperature in a stable condition.

“Corrective Work” has the meaning set forth in Section 12.3.

“CPM Schedule” has the meaning set forth in Section 5.4.

“Customs, Tariffs and Duties Provisional Sum” has the meaning set forth in Attachment 31.

“Currency Provisional Sum” has the meaning set forth in Attachment 31.

“Daily Quantities” has the meaning set forth in Section 11.2B.

“Day” means a calendar day.

“Default” has the meaning set forth in Section 16.1A.

“Defect” or “Defective” has the meaning set forth in Section 12.1A.

“Defect Correction Period” means the period commencing upon Substantial Completion and ending eighteen (18) months thereafter.

“Delay Liquidated Damages” has the meaning set forth in Section 13.1.

“Design Basis” means the basis of design and technical limits and parameters of the Phase 2 Liquefaction Facility and the modifications and improvements to the Phase 1 Liquefaction Facility, in each case, as set forth in Attachment 1.

“Disclosing Party” has the meaning set forth in Section 19.3.

“Dispute” has the meaning set forth in Section 18.1.

“Dispute Notice” has the meaning set forth in Section 18.1.

“Drawings” means the graphic and pictorial documents showing the design, location and dimensions of the Phase 2 Liquefaction Facility and the modifications and improvements to the Phase 1 Liquefaction Facility as set forth in Attachment 1, generally including plans, elevations, sections, details, schedules and diagrams, which are prepared as a part of and during the performance of the Work.

“Effective Date” means the earlier of the date on which Owner issues the (i) Limited Notice to Proceed in accordance with Section 5.1 or (ii) NTP in accordance with Section 5.2B.

“Employment Taxes” has the meaning set forth in Section 3.28B.

“EPC Agreements” means this Agreement, the Phase 1 EPC Agreement, the Phase 3 EPC Agreement and the Phase 4 EPC Agreement, and “EPC Agreement” means any one of them. For the avoidance of doubt, “other EPC Agreement” means an EPC Agreement other than this Agreement.

“Equipment” means all equipment, materials, supplies, software, licenses and systems required for the completion of and incorporation into the Phase 2 Liquefaction Facility and the Phase 1 Liquefaction Facility for the modifications and improvements thereto as set forth in Attachment 1. Notwithstanding the foregoing, equipment required to be engineered, procured or constructed under the Phase 1 EPC Agreement shall not be considered Equipment under this Agreement.

“Escrow Agent” means the escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement between Owner, Escrow Agent and Contractor, which shall be in the form attached hereto as Attachment 30.

“Escrowed Amounts” has the meaning set forth in Section 18.4.

“Excessive Monthly Precipitation” means that the total precipitation measured at the Site for the Month that the event in question occurred has exceeded the following selected probability levels for such Month for Weather Station 165078 LCH Lake Charles AP LA, as specified in the National Oceanic and Atmospheric Administration publication titled “Climatography of the U.S. No. 81, Supplement No. 1, Monthly Precipitation Probabilities and Quintiles, 1971-2000”:

(1)	For the period from Contractor’s mobilization to the Site until twenty-five (25) Months after NTP, the selected probability level of 0.6 shall apply; and

(2)	For all other periods after Contractor’s mobilization to the Site, the selected probability level of 0.8 shall apply.

The Parties recognize that the assessment as to whether or not total precipitation measured at the Site for a given Month constitutes Excessive Monthly Precipitation can only be made after the end of the Month in question.

“External Factors” has the meaning set forth in Section 5.3C.1.

“FEED Documents” has the meaning set forth in Attachment 1.

“Feed Gas” means the Natural Gas that is to be used as feed stock for the Phase 2 Liquefaction Facility. The composition and delivery conditions of the Feed Gas are referenced in Attachment 1.

“FERC” means the Federal Energy Regulatory Commission.

“FERC Authorization” means the authorization by the FERC granting to Owner the approvals requested in that certain application filed by Owner with the FERC on March 31, 2017, in Docket No. CP17-117-000 (as may be amended from time to time) pursuant to Section 3(a) of the Natural Gas Act and the corresponding regulations of the FERC.

“FERC Authorization for Commissioning” has the meaning set forth in Section 11.2A.

“Final Completion” means that all Work and all other obligations under this Agreement (except for that Work and obligations that survive the termination or expiration of this Agreement, including obligations for Warranties and correction of Defects pursuant to Section 12.3 and any other obligations covered under Section 11.7), are fully and completely performed in accordance with the terms of this Agreement, including: (i) the achievement of Substantial Completion; (ii) the completion of all Punchlist items for Project 3; (iii) delivery by Contractor to Owner of a fully executed Final Conditional Lien and Claim Waiver in the form of Schedule 11-5; (iv) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement as a prerequisite of achievement of Final Completion, including Record Drawings; (v) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities; (vi) delivery by Contractor to Owner of fully executed Final Conditional Lien and Claim Waivers from all Lien Waiver Subcontractors in the form of Schedule 11-7; (vii) fully executed Final Conditional Lien and Claim Waivers from Major Sub-subcontractors in a form substantially similar to the form of Schedule 11-7; (viii) delivery by Contractor to Owner of a Final Completion Certificate in the form of Attachment 14 and as required under Section 11.7; (ix) Contractor has, pursuant to Section 3.4, delivered to Project 3 all Operating Spare Parts and Capital Spare Parts required by the Operating Spare Parts List and Capital Spare Parts List to be delivered to Project 3 prior to Final Completion; and (x) if pursuant to Section 11.5A Substantial Completion was achieved without Contractor having achieved the Performance Guarantee, Contractor has achieved the Performance Guarantee or has paid the applicable Performance Liquidated Damages.

“Final Completion Certificate” has the meaning set forth in Section 11.7.

“Final Conditional Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor, Lien Waiver Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.3, which shall be in the form of Attachment 11, Schedules 11-5 and 11-7.

“Final Unconditional Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor, Lien Waiver Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.3, which shall be in the form of Attachment 11, Schedules 11-6 and 11-8.

“First Fill Material” has the meaning set forth in Attachment 1.

“Force Majeure” means any act or event that (i) occurs after the Contract Date, (ii) prevents or delays the affected Party’s performance of its obligations in accordance with the terms of this Agreement, (iii) is beyond the reasonable control of the affected Party, not due to its fault or negligence and (iv) could not have been prevented or avoided by the affected Party through the exercise of due diligence. Force Majeure may include catastrophic storms or floods, Excessive Monthly Precipitation, lightning, tornadoes, hurricanes, a named tropical storm, earthquakes and other acts of God, wars, civil disturbances, revolution, acts of public enemy, acts of terrorism, credible threats of terrorism, revolts, insurrections, sabotage, riot, plague, epidemic, commercial embargoes, expropriation or confiscation of Project 3, epidemics, fires, explosions, industrial action or strike (except as excluded below), and actions of a Governmental Instrumentality that were not requested, promoted, or caused by the affected Party. For avoidance of doubt, Force Majeure shall not include any of the following: (a) economic hardship unless such economic hardship was otherwise caused by Force Majeure; (b) changes in market conditions unless any such change in market conditions was otherwise caused by Force Majeure; (c) industrial actions and strikes involving only the employees of Contractor, or any of its Subcontractors; or (d) nonperformance or delay by Contractor or its Subcontractors or Sub-subcontractors, unless such nonperformance or delay was otherwise caused by Force Majeure.

“GAAP” means generally accepted accounting principles in the United States of America.

“Geotechnical Reports” means the following reports listed in Attachment 1, Schedule 1-2, Table 2-2.

“Good Engineering and Construction Practices” or “GECP” means the generally accepted practices, skill, care, methods, techniques and standards employed by the international LNG industry at the time of the Contract Date that are commonly used in prudent engineering, procurement and construction to safely design, construct, pre-commission, commission, start-up and test LNG export, liquefaction and send-out terminal facilities of similar size and type as Project 3, in accordance with Applicable Law and Applicable Codes and Standards.

“Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, board or commission having jurisdiction over a Party or any portion of the Work, Project 3, the Site or the Off-Site Rights of Way and Easements.

“Governmental Instrumentality Assessor” means any Governmental Instrumentality official or other designee who evaluates and determines the value of a property for local real estate taxation purposes.

“Guarantee Conditions” means the LNG Production Rate Guarantee Conditions.

“Guaranteed Substantial Completion Date” has the meaning set forth in Section 5.3B, as may be adjusted by Change Order in accordance with the terms of this Agreement.

“Guarantor” means Bechtel Global Energy, Inc., a Delaware corporation.

“Hazardous Materials” means any substance that under Applicable Law is considered to be hazardous or toxic or that is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability for damages, costs or remediation.

“HAZOP/LOPA Design Change Provisional Sum” has the meaning set forth in Attachment 31.

“HSE Plan” has the meaning set forth in Section 3.10A and also means “ES&H Plan”.

“Indemnified Party” means any member of the Owner Group or the Contractor Group, as the context requires.

“Indemnifying Party” means Owner or Contractor, as the context requires.

“Independent Engineer” means the engineer(s) employed by Lender.

“Insolvency Event” in relation to any Party or Guarantor means the bankruptcy, insolvency, liquidation, administration, administrative or other receivership or dissolution of such Party or Guarantor, and any equivalent or analogous proceedings by whatever name known and in whatever jurisdiction, and any step taken (including the presentation of a petition or the passing of a resolution or making a general assignment or filing for the benefit of its creditors) for or with a view toward any of the foregoing.

“Insurance Provisional Sum” has the meaning set forth in Attachment 31.

“Intellectual Property” has the meaning set forth in Section 10.1A.

“Interim Conditional Lien Waiver” means the conditional waiver and release provided to Owner by Contractor, Lien Waiver Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.2D, which shall be in the form of Attachment 11, Schedules 11-1 and 11-3.

“Interim Unconditional Lien Waiver” means the unconditional waiver and release provided to Owner by Contractor, Lien Waiver Subcontractors, Major Sub-subcontractors and Bulk Order Subcontractors in accordance with the requirements of Section 7.2D, which shall be in the form of Attachment 11, Schedules 11-2 and 11-4.

“Invoice” means Contractor’s request for a payment pursuant to Section 7.2, which invoice shall be in the form of Attachment 9.

“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2A.

“Landowner” means any landowner that has leased land or provided a right of way or easement to Owner in connection with Project 3.

“Laydown Areas” has the meaning set forth in Attachment 25 (if any).

“Lender” means any entity or entities providing temporary or permanent debt financing to Owner for Project 3.

“Letter of Credit” has the meaning set forth in Section 9.2.

“Level II” means a level of detail in the CPM Schedule that has three hundred (300) to four hundred (400) activities and has logical relationships at a summary level. The work breakdown structure in the Level II CPM Schedule is by Project 3 phase (engineering, procurement, construction, startup and commissioning) and discipline/commodity (process engineering, mechanical engineering, etc. for engineering disciplines and Site work, concrete, steel, piping, etc. for construction). Critical Major Equipment (including bulk material requirements) and Subcontract procurement and deliveries are captured in the Level II CPM Schedule. All major schedule milestones are shown. The Level II CPM Schedule may be resource loaded to check staffing levels or installation rates.

“Level III” means a level of detail in the CPM Schedule which is an implementation (control) schedule used to direct the Work by providing schedule parameters to the more detailed implementation level, identify and resolve schedule problems, status progress in terms of Milestones, measure the impact of scope changes and delays, develop recovery plans, and support schedule-related contractual action. The work breakdown structure in the Level III CPM Schedule is at an area level, and shall involve over two thousand (2,000) activities. The Level III CPM Schedule is developed with the assistance of and accepted by Contractor’s Key Personnel. All Major Equipment (including bulk material requirements) are scheduled at area level and detailed construction activities at each commodity level follow the same area concept. The Subcontract schedules are similarly developed for each area, as applicable.

“Lien Waiver Subcontract” means (x) any Subcontract either (i) having an aggregate value in excess of *** U.S. Dollars (U.S.$***), (ii) multiple Subcontracts with one Subcontractor that have an aggregate value in excess of *** U.S. Dollars (U.S.$***), or (iii) entered into with a Major Subcontractor and (y) any Sub-subcontract with a Sub-subcontractor for those portions of the Work listed in Section 1.3 of Attachment 7.

“Lien Waiver Subcontractor” is (i) any Subcontractor (excluding Chart, BASF, or any other Person solely in its capacity as a licensor of Intellectual Property to Contractor for the Work) who has entered into a Lien Waiver Subcontract or (ii) any Sub-subcontractor who has entered into a Sub-subcontract for those portions of the Work listed in Section 1.3 of Attachment 7.

“Limited Notice to Proceed” or “LNTP” has the meaning set forth in Section 5.1.

“Liquefaction Common Areas” has the meaning set forth in Attachment 25.

“Liquefaction Facility” means collectively the Phase 1 Liquefaction Facility, the Phase 2 Liquefaction Facility, the Phase 3 Liquefaction Facility and the Phase 4 Liquefaction Facility, as each may be modified from time to time.

“Liquefaction Facility Site” means collectively the Phase 1 Site, the Phase 2 Site, the Phase 3 Site and the Phase 4 Site.

“Liquidated Damages” means Performance Liquidated Damages and Delay Liquidated Damages.

“LNG” means liquefied Natural Gas.

“LNG Plant” means the facility inside the battery limits of Project 3 consisting of four liquefaction units and other gas preparation and processing units that receive, prepare, and process Feed Gas to produce LNG (the LNG Plant together with the OSBL Facilities and other support facilities comprise Project 3).

“LNG Plant 1” has the meaning set forth in the Phase 1 EPC Agreement and as referenced in the Scope of Work.

“LNG Plant 2” has the meaning set forth in the Phase 1 EPC Agreement and as referenced in the Scope of Work.

“LNG Plant 3” has the meaning set forth in the Scope of Work.

“LNG Plant 4” has the meaning set forth in the Phase 3 EPC Agreement and as referenced in the Scope of Work.

“LNG Plant 5” has the meaning set forth in the Phase 4 EPC Agreement and as referenced in the Scope of Work.

“LNG Production Rate” has the meaning set forth in Attachment 20.

“LNG Production Rate Guarantee Conditions” has the meaning set forth in Attachment 19.

“LNG Production Rate MAC” has the meaning set forth in Attachment 20.

“LNG Production Rate Performance Guarantee” has the meaning set forth in Attachment 20.

“LNG Production Rate Performance Test” has the meaning set forth in Attachment 20.

“LNG Tanker” means any ocean-going vessel used by Owner or its designee for the transportation of LNG produced at the Liquefaction Facility.

“LNTP Work” means the Work, if any, defined by the Parties by Change Order which shall be performed upon issuance of the LNTP.

“Louisiana Ad Valorem Tax” means all Taxes imposed by any Governmental Instrumentality in the State of Louisiana pursuant to the provisions of Article VI, Part II Sections 26 and 27 and Article VII of the Louisiana Constitution.

“Louisiana Department of Revenue” means the Department of Revenue for the State of Louisiana established as provided in Louisiana Revised Statutes Section 36:451 and any predecessor or successor Governmental Instrumentality.

“Louisiana Enterprise Zone Program” has the meaning set forth in Section 3.29A.

“Louisiana Quality Jobs Program” has the meaning set forth in Section 3.29A.

“Louisiana Sales and Use Taxes” or “Louisiana Sales and Use Taxes” means Louisiana state, parish and local-option sales and use tax, as such taxes may be added, extended or modified.

“Louisiana Sales and Use Taxes Provisional Sum” has the meaning set forth in Attachment 31.

“Major Equipment” means the items of Equipment listed as such in Attachment 7.

“Major Subcontract” means any Subcontract with a Subcontractor for those portions of the Work listed in Section 1.3 of Attachment 7.

“Major Subcontractor” means a Subcontractor (excluding Chart, BASF, or any other Person solely in its capacity as a licensor of Intellectual Property to Contractor for the Work) who enters into a Major Subcontract.

“Major Sub-subcontract” means any Sub-subcontract with a Sub-subcontractor for those portions of the Work listed in Section 1.4 of Attachment 7.

“Major Sub-subcontractor” means a Sub-subcontractor who enters into a Major Sub-subcontract.

“Marine Dredging Provisional Sum” has the meaning set forth in Attachment 31.

“Marine Loading Berth” means a trestle, loading platform and loading arms.

“Marine Loading Berth 1” means the Marine Loading Berth that will be part of Project 1, as further described in the Phase 1 EPC Agreement and as referenced in the Scope of Work.

“Marine Loading Berth 2” means the Marine Loading Berth that will be part of Project 3, as described in the Scope of Work.

“Marine Loading Berth 3” means the Marine Loading Berth that will be part of Project 4, as further described in the Phase 3 EPC Agreement and as referenced in the Scope of Work.

“Milestone” means a designated portion of the Work, as shown in Attachment 3, Schedule 3-1.

“Minimum Acceptance Criteria” or “MAC” means the LNG Production Rate MAC.

“Minimum Acceptance Criteria Correction Period” has the meaning set forth in Section 11.5B.

“MMBtu” means million British thermal units.

“MMSCF” means million SCF.

“MMSCFD” means million SCFD.

“Mobilization Payment” has the meaning set forth in Section 7.2A.

“Month” means a Gregorian calendar month; “month” means any period of thirty (30) consecutive Days.

“Monthly” means an event occurring or an action taken once every Month.

“Monthly Payments” has the meaning set forth in Section 7.2B.

“Monthly Progress Reports” has the meaning set forth in Section 3.19A.3.

“Month N” has the meaning set forth in Section 7.2C.

“Month N-1” means the Month prior to Month N.

“Month N-2” means the Month prior to Month N-1.

“Month N-3” means the Month prior to Month N-2.

“Month N+1” has the meaning set forth in Section 7.2C.1.

“Natural Gas” means combustible gas consisting primarily of methane.

“Net Income” means net profit, determined as gross income less any deductions as allowed by applicable federal or state law.

“Notice to Proceed” or “NTP” has the meaning set forth in Section 5.2B.

“Off-Site Rights of Way and Easements” means those off-Site rights of way and easements listed in Attachment 25.

“Operating Spare Part Provisional Sum” has the meaning set forth in Attachment 31.

“Operating Spare Parts” has the meaning set forth in Section 3.4A.

“Operating Spare Parts List” has the meaning set forth in Section 3.4A.

“Operations Activity” or “Operations Activities” has the meaning set forth in Section 11.8.

“Original Technical Services Agreement” means the Technical Services Agreement between Owner and Contractor, dated February 29, 2016 and any amendments thereto.

“OSBL Facilities” has the meaning specified in the Scope of Facilities.

“Outstanding Claims” has the meaning set forth in Section 20.1B.

“Outstanding Claims Amount” has the meaning set forth in Section 20.1B.

“Owner” has the meaning set forth in the preamble hereto.

“Owner Default” has the meaning set forth in Section 16.5.

“Owner Group” means (i) Owner, its parent, Lender, and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees and representatives of each Person specified in clause (i) above.

“Owner Permits” means the Permits listed in Attachment 17 and any other Permits (not listed in either Attachment 16 or Attachment 17) necessary for performance of the Work or the operation of the Liquefaction Facility and which are required to be obtained in Owner’s name pursuant to Applicable Law.

“Owner Personnel” has the meaning set forth in Section 3.5.

“Owner Property Taxes” has the meaning set forth in Section 3.28C.

“Owner Proprietary Work Product” has the meaning set forth in Section 10.2.

“Owner Quarterly Confirmation” has the meaning set forth in Section 4.1A.

“Owner Representative” means that Person or Persons designated by Owner in a written notice to Contractor who shall have complete authority to act on behalf of Owner on all matters pertaining to the Work, including giving instructions and making changes in the Work. The Owner Representative as of the Contract Date is designated in Section 4.9.

“Owner’s Confidential Information” has the meaning set forth in Section 19.1.

“Owner’s Tax Consultant” means the individual, individuals or entities serving as Owner’s tax consultant in connection with the Louisiana Sales and Use Taxes implications of this Agreement, the Projects, the Liquefaction Facility, the Equipment and the Work.

“P&ID’s” means piping and instrumentation diagrams.

“Parent Guarantee” has the meaning set forth in Section 21.18.

“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.

“Payment Schedule” means the Milestone payments as set forth in Attachment 3, Schedule 3-1, and the Monthly Payments set forth in Attachment 3, Schedule 3-2.

“Performance Guarantee” means the LNG Production Rate Performance Guarantee.

“Performance LD Exposure” has the meaning set forth in Section 20.1B.

“Performance Liquidated Damages” has the meaning set forth in Attachment 20.

“Performance Test Procedures” has the meaning set forth in Section 11.3.

“Performance Tests” means the tests performed (including any repetition thereof) to determine whether Project 3 meets the Performance Guarantee and/or the Minimum Acceptance Criteria set forth in Attachment 20, which tests shall be as specified in and consistent with Attachment 19.

“Permit” means any valid waiver, certificate, approval (including FERC Authorization), consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with Project 3, the Site, the Work or the Off-Site Rights of Way and Easements, including any condition or requirement imposed under any of the foregoing.

“Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Instrumentality or other entity having legal capacity.

“Phase 1 EPC Agreement” means the engineering, procurement and construction agreement being contemplated by (or if executed, then between) Owner and Contractor for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 1 Liquefaction Facility, to be located at the Phase 1 Site.

“Phase 1 Liquefaction Facility” means the facilities that are to be engineered, procured and constructed pursuant to the Phase 1 EPC Agreement, including Project 1 and Project 2, as further described in the Phase 1 EPC Agreement.

“Phase 1 Site” means those areas where the Phase 1 Liquefaction Facility will be located as shown in greater detail in Attachment 25.

“Phase 2 Liquefaction Facility” has the meaning set forth in the recitals.

“Phase 2 Site” means those areas where the Phase 2 Liquefaction Facility will be located as further described in this Agreement and as shown in greater detail in Attachment 25.

“Phase 3 EPC Agreement” means the engineering, procurement and construction agreement being contemplated by (or if executed, then between) Owner and Contractor for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 3 Liquefaction Facility, to be located at the Phase 3 Site.

“Phase 3 Liquefaction Facility” means the facilities that are to be engineered, procured and constructed pursuant to the Phase 3 EPC Agreement, if the Phase 3 EPC Agreement is executed, including Project 4, as further described in the Phase 3 EPC Agreement.

“Phase 3 Site” means those areas where the Phase 3 Liquefaction Facility will be located as shown in greater detail in Attachment 25.

“Phase 4 EPC Agreement” means the engineering, procurement and construction agreement being contemplated by (or if executed, then between) Owner and Contractor for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 4 Liquefaction Facility, to be located at the Phase 4 Site.

“Phase 4 Liquefaction Facility” means the facilities that are to be engineered, procured and constructed pursuant to the Phase 4 EPC Agreement, if the Phase 4 EPC Agreement is executed, including Project 5, as further described in the Phase 4 EPC Agreement.

“Phase 4 Site” means those areas where the Phase 4 Liquefaction Facility will be located as shown in greater detail in Attachment 25.

“Potential Lender” has the meaning set forth in Section 21.16A.

“Pre-Substantial Completion Liabilities” has the meaning set forth in Section 20.1B.

“Projects” means Project 1, Project 2, Project 3, Project 4 and Project 5, and “Project” means Project 3. For the avoidance of doubt, “other Project” means any of the Projects other than Project 3.

“Project 1” means LNG Plant 1 and Tank 1, Tank 2, Marine Loading Berth 1, and utilities and OSBL Facilities for LNG Plant 1 to receive Natural Gas, produce LNG, transfer LNG to Tank 1 and Tank 2, and load LNG onto LNG Tankers at Marine Loading Berth 1, and that will be the first of the Projects expected to reach “Substantial Completion” (as defined in the Phase 1 EPC Agreement).

“Project 2” means LNG Plant 2 , and utilities and OSBL Facilities for LNG Plant 2 to receive Natural Gas, produce LNG, transfer LNG to Tank 1 and Tank 2, and load LNG to Marine Loading Berth 1, and that will be the second of the Projects expected to reach “Substantial Completion” (as defined in the Phase 1 EPC Agreement).

“Project 3” means LNG Plant 3 and Marine Loading Berth 2, and utilities and OSBL Facilities for LNG Plant 3 to receive Natural Gas, produce LNG, transfer LNG to Tank 1 and Tank 2, and load LNG to Marine Loading Berth 1 and onto LNG Tankers at Marine Loading Berth 2, and that will be the third of the Projects expected to reach Substantial Completion, as further described in the Scope of Work.

“Project 4” means LNG Plant 4, Tank 3 and Marine Loading Berth 3, and utilities and OSBL Facilities for LNG Plant 4 to receive Natural Gas, produce LNG, transfer LNG to Tank 1, Tank 2 and Tank 3, and load LNG to Marine Loading Berths 1 and 2 and onto LNG Tankers at Marine Loading Berth 3, and that will be the fourth of the Projects expected to reach “Substantial Completion” (as defined in the Phase 3 EPC Agreement).

“Project 5” means LNG Plant 5 and utilities and OS BL Facilities for LNG Plant 5 to receive Natural Gas, produce LNG, transfer LNG to Tank 1, Tank 2 and Tank 3, and load LNG to Marine Loading Berths 1, 2 and 3, and that will be the fifth of the Projects expected to reach “Substantial Completion” (as defined in the Phase 4 EPC Agreement).

“Project Commissioning Plan” means the detailed plan which shall be provided by Contractor to Owner in accordance with Attachment 22.

“Project Insurances” has the meaning set forth in Attachment 31.

“Project Schedule” means the schedule for performance of the Work, including the date for NTP, the Target Substantial Completion Date and the Guaranteed Substantial Completion Date, as more particularly described in Attachment 5.

“Property Taxes Provisional Sum” has the meaning set forth in Attachment 31.

“Provisional Sum” means, collectively or individually, the Currency Provisional Sum, the HAZOP/LOPA Design Change Provisional Sum, the Insurance Provisional Sum, the Marine Dredging Provisional Sum, the Customs, Tariffs and Duties Provisional Sum, the Building Furniture and Equipment Provisional Sum, the Operating Spare Part Provisional Sum, the Capital Spare Part Provisional Sum, the Louisiana Sales and Use Taxes Provisional Sum and the Property Taxes Provisional Sum.

“PSIG” means pounds per square inch, gauge.

“Punchlist” means a list of those finishing items required to complete the Work, the completion of which shall not materially interrupt nor affect the safe operation of all or any part of Project 3 after Substantial Completion, as more fully described in Section 11.6 of this Agreement.

“Qualified Research Expenditures” means the costs funded by Owner under this Agreement that are incurred in connection with Work performed by Contractor, its Subcontractors and Sub-subcontractors which meet all of the requirements of Section 174 and 41(d)(1) of the Internal Revenue Code of 1986, as amended, and which are related to the development or improvement of a business component of Project 3.

“Qualifying Subcontractor” has the meaning set forth in Section 20.4B.

“Ready for Performance Testing” means that all of the following have occurred with respect to Project 3: (i) Project 3 has started operation and successfully produced LNG; (ii) all OSBL Facilities and modifications and improvements to the Phase 1 Liquefaction Facility as set forth in Attachment 1 required for Project 3 to start operation and successfully produce LNG are operational sufficiently to start the Performance Test; (iii) Contractor has completed all procurement, fabrication, assembly, erection, installation and pre-commissioning checks and tests of Project 3 to ensure that the entire Work, and each component thereof, of Project 3 was sufficiently fabricated, assembled, erected and installed so as to be capable of being operated safely within the requirements contained in this Agreement; and (iv) all portions of Project 3 have attained the state of completion necessary for commencement of the LNG Production Rate Performance Test for Project 3.

“Ready for Start Up” or “RFSU” means that all of the following have occurred: (i) Contractor has completed all applicable Work in accordance with the requirements contained in this Agreement to ensure that the Project 3 is ready for use to receive Feed Gas for liquefaction; and (ii) Contractor has delivered to Owner a RFSU Completion Certificate in the form of Attachment 12 as required under Section 11.2A.

“Rebatable Louisiana Sales and Use Taxes” has the meaning set forth in Section 3.29A.

“Receiving Party” has the meaning set forth in Section 19.3.

“Record Drawings and Specifications” means final, record Drawings and Specifications of Project 3 showing the “as-built” conditions of the completed Project 3, as required under Attachment 2. The foregoing record Drawings are also referred to herein as “Record Drawings”.

“Recovery Schedule” has the meaning set forth in Section 5.5.

“Reduction” has the meaning set forth in Section 20.1B.

“Reduction Date” has the meaning set forth in Section 20.1B.

“Reporting Date” has the meaning set forth in Section 3.28C.

“RFSU Completion Certificate” has the meaning set forth in Section 11.2A.

“Safety Standards” has the meaning set forth in Section 3.10A.

“SCF” means standard cubic feet.

“SCFD” means standard cubic feet per Day.

“Schedule Bonus” has the meaning specified in Section 13.2B.

“Schedule Bonus Date” has the meaning specified in Section 13.2B.

“Schedule Bonus” has the meaning specified in Section 13.2A.

“Schedule Bonus Date” has the meaning specified in Section 13.2A.

“Scope of Facilities” has the meaning set forth in Attachment 1.

“Scope of Work” means the description of Work to be performed by Contractor as set forth in this Agreement, including as more specifically set forth in Attachment 1.

“SEC” means the Securities and Exchange Commission or any successor entity thereto.

“Ship Loading Time Test” means the commissioning test performed to measure LNG Tanker loading time, which test shall be as specified in and consistent with Attachment 19.

“Site” means the Liquefaction Facility Site, the Laydown Areas and the Liquefaction Common Areas together.

“Specifications” means those documents consisting of the written requirements for Equipment, standards and workmanship for the Work, which are prepared as a part of and during the performance of the Work.

“Start Up” means the start-up of Project 3 or portion thereof as described in Attachment 22.

“Subcontract” means an agreement by Contractor with a Subcontractor for the performance of any portion of the Work.

“Subcontractor” means (i) any Person, including an Equipment supplier or vendor, who has a direct contract with Contractor to manufacture or supply Equipment which is a portion of the Work, to lease Construction Equipment to Contractor in connection with the Work, or to otherwise perform a portion of the Work, and (ii) Chart, BASF and any other Person to the extent such Person licenses Intellectual Property to Contractor for the Work.

“Substantial Completion” means that all of the following have occurred with respect to Project 3: (i) the Minimum Acceptance Criteria has been achieved; (ii) the Performance Guarantee has been achieved, or if the Performance Guarantee has not been achieved but the MAC has been achieved, Contractor either (A) has paid the applicable Performance Liquidated Damages or (B) elects or is directed to take corrective actions to achieve the Performance Guarantee pursuant to Section 11.5A(ii); (iii) the Work (including training in accordance with Section 3.5 and the delivery of all documentation required as a condition of Substantial Completion under this Agreement (including documentation required for operation, including test reports)) has been completed in accordance with the requirements of this Agreement other than any Work which meets the definition of Punchlist; (iv) Contractor has delivered to Owner the Substantial Completion Certificate in the form of Attachment 13, as required under Section 11.3; (v) Contractor has obtained all Contractor Permits; and (vi) Contractor has, pursuant to Section 3.4, delivered to the Site all Operating Spare Parts required by the Operating Spare Parts List (if any) to be delivered to the Site prior to Substantial Completion.

“Substantial Completion Certificate” has the meaning set forth in Section 11.3.

“Sub-subcontract” means any agreement by a Subcontractor with a Sub-subcontractor or by a Sub-subcontractor with another Sub-subcontractor for the performance of any portion of the Work.

“Sub-subcontractor” means any Person, including an Equipment supplier or vendor, who has a direct or indirect contract with a Subcontractor or another Sub-subcontractor to manufacture or supply Equipment which comprises a portion of the Work, to lease Construction Equipment to Subcontractor or another Sub-subcontractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor or materials.

“Subsurface Soil Conditions” means subsurface conditions at the Site.

“Tank” means a 235,000m3 full containment LNG tank.

“Tank 1” means a Tank that will be part of Project 1, as described in the Phase 1 EPC Agreement and as referenced in the Scope of Work.

“Tank 2” means a Tank that will be part of Project 1, as described in the Phase 1 EPC Agreement and as referenced in the Scope of Work.

“Tank 3” means a Tank that will be part of Project 4, as described in the Phase 3 EPC Agreement and as referenced in the Scope of Work.

“Target Substantial Completion Date” means the date specified in Attachment 5, which represents the target date for achieving Substantial Completion of Project 3.

“Tax” or “Taxes” means any and all federal state, provincial, territorial, municipal, local or foreign taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including Louisiana Sales and Use Taxes, value-added, sales, use, license, payroll, federal, state, local or foreign income, environmental, profits, premium, franchise, business personal property, excise, capital stock, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, import or customs duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto which may be due and payable by, assessed or levied on Contractor, any Subcontractor or Sub-subcontractor, or any of their respective employees or agents.

“Technical Services Agreements” means the Amended Technical Services Agreement, the Original Technical Services Agreement and the Tripartite Agreement.

“Texas Construction Anti-Indemnity Statute” means Texas Statutes and Codes Annotated, Insurance Code § 151.

“Third Party” means any Person other than (i) a member of the Contractor Group, (ii) a member of the Owner Group, or (iii) any Subcontractor or Sub-subcontractor or any employee, officer or director of such Subcontractor or Sub-subcontractor.

“Tripartite Agreement” means the Interim Agreement for FERC Application Filing among Owner, Contractor and Chart dated March 30, 2017.

“Unit Rates” has the meaning set forth in Section 6.1C.

“USACE” means the United States Army Corps of Engineers.

“U.S. Dollars” or “U.S.$” means the legal tender of the United States of America.

“Warranty” or “Warranties” has the meaning set forth in Section 12.1A.

“Windstorms” has the meaning set forth in Section 8.2.

“Work” means all the work which Contractor is required to execute under this Agreement and associated obligations, duties and responsibilities to be performed by or on behalf of Contractor under this Agreement in connection with the procurement, engineering, design, fabrication, erection, installation, manufacture, inspection, repair (including Corrective Work), testing (including Performance Tests), training of Owner Personnel, pre-commissioning, commissioning and placing into service of the Phase 2 Liquefaction Facility (including only those modifications and improvements to the Phase 1 Liquefaction Facility as set forth in Attachment 1), and the required related labor and resulting materials (including all Equipment, and each of the Drawings and Specifications issued to Owner resulting from the work), all in accordance with the terms of this Agreement and the various Attachments, including Attachment 1.

“Work Product” has the meaning set forth in Section 10.1A.

1.2 Interpretation. The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof. Reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in this Agreement (and not in any Attachments or Schedules to this Agreement) unless expressly stated otherwise, and a reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement unless expressly stated otherwise.

ARTICLE II

RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS

2.1 Status of Contractor. The relationship of Contractor to Owner shall be that of an independent contractor. Any provisions of this Agreement which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and authoritative control over the Work as to the manner, means or details as to how to perform the Work. Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors or Sub-subcontractors, and Owner. Nevertheless, Contractor shall comply with all provisions, terms and conditions of this Agreement, and the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the Work in compliance with this Agreement. Except to the extent set forth in this Agreement, including

Sections 6.1C, 6.2D, 11.8 and 16.3, and subject at all times to Section 6.7, Owner shall not be entitled to issue any instruction or directive to Contractor or any of its Subcontractors or Sub-subcontractors in connection with performance of the Work. Owner shall provide a copy to Contractor of any written communication from Owner to any Subcontractor or Sub-subcontractor that relates to Contractor’s performance of the Work.

2.2 Key Personnel, Organization Chart and Contractor Representative.

A. Key Personnel and Organization Chart. Attachment 6 sets forth Contractor’s organizational chart to be implemented for the Work and also contains a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization who will be assigned to the Work. Key Personnel shall, unless otherwise expressly stated in Attachment 6, be devoted full-time to the Work until Substantial Completion, and Key Personnel shall not be removed or reassigned without Owner’s prior written approval (such approval not to be unreasonably withheld); provided, however, Owner’s prior written approval shall not be required in the event Contractor removes or reassigns a Key Person at any time prior to Owner’s issuance of the NTP. All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and the resumes of professional education and experience for a minimum of two (2) candidates of equal or greater qualifications and experience. Should Owner approve of the replacement of a Key Person, Contractor shall, so far as reasonably practicable, allow for an overlap of at least one (1) week during which both the Key Person to be replaced and the Owner-approved new Key Person shall work together full time. The additional cost of any replacement of such Key Personnel and overlap time shall be entirely at Contractor’s expense. Owner shall have the right, but not the obligation, at any time to reasonably request that Contractor replace any Key Person with another employee acceptable to Owner. In such event, Contractor shall reasonably consider Owner’s request that Contractor replace such Key Person.

B. Contractor Representative. Contractor designates *** as the Contractor Representative. Notification of a change in Contractor Representative shall be provided in advance, in writing, to Owner. The Contractor Representative is a Key Person.

2.3 Subcontractors and Sub-subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work accomplished by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors, and that such Subcontractors may have certain portions of the Work performed by Sub-subcontractors. All Subcontracts (excluding Subcontracts with Chart, BASF, or any other Person solely in its capacity as a licensor of Intellectual Property to Contractor for the Work) shall, so far as reasonably practicable, be consistent with the terms or provisions of this Agreement. No Subcontractor (except Chart as provided in the Chart Sublicense Agreement) or Sub-subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement. Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and Sub-subcontractors and of Persons directly or indirectly employed by either of them in the performance of the Work, as it is for the acts or omissions of Persons directly employed by Contractor. The work of any Subcontractor or Sub-subcontractor shall be subject to inspection by Owner to the same extent as the Work of Contractor. All Subcontractors and Sub-subcontractors and their respective personnel on Site or who may come on the Site or the Off-Site Rights of Way and Easements are to be instructed by Contractor in the terms and requirements of Contractor’s safety and environmental protection regulations and policies and shall be expected to comply with such regulations. In the event that any personnel are not adhering to such regulations and policies, such personnel shall be removed by Contractor. In no event shall Contractor be entitled to any adjustment of the Contract Price or Project Schedule as a result of compliance with such regulations and policies set forth in the HSE Plan, or any removal of personnel necessitated by non-compliance. Nothing contained herein shall (i) create any contractual relationship between any Subcontractor and Owner, or between any Sub-subcontractor and Owner, or (ii) obligate Owner to pay or cause the payment of any amounts to Subcontractor or Sub-subcontractor.

2.4 Subcontracts and Sub-subcontracts.

A. Approved List. Section 1.7 of Attachment 7 sets forth a list of contractors and suppliers that Contractor and Owner have agreed are approved for selection as Subcontractors for the performance of that portion of the Work specified in Attachment 7. Approval by Owner of any Subcontractors or Sub-subcontractors does not relieve Contractor of any responsibilities under this Agreement.

B. Additional Proposed Major Subcontractors. In the event that Contractor is considering the selection of a Subcontractor not listed in Section 1.7 of Attachment 7 for a Major Subcontract, Contractor shall (i) notify Owner of such proposed Subcontractor as soon as reasonably practicable during the selection process and furnish to Owner all information reasonably requested by Owner with respect to Contractor’s selection criteria, and (ii) notify Owner no less than ten (10) Business Days prior to the execution of the Subcontract with such Subcontractor not listed on Attachment 7. Owner shall have the discretion, not to be unreasonably exercised, to reject any such proposed Subcontractor. Contractor shall not enter into any Subcontract with a proposed Subcontractor that is rejected by Owner in accordance with the preceding sentence. Owner shall undertake in good faith to review the information provided by Contractor pursuant to this Section 2.4B expeditiously and shall notify Contractor of its decision to accept or reject a proposed Major Subcontractor as soon as practicable after such decision is made. Failure of Owner to accept or reject a proposed Major Subcontractor within ten (10) Business Days shall be deemed to be an acceptance of such Subcontractor, but Owner’s acceptance of a proposed Major Subcontractor shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement. After execution of such Subcontract, the Subcontract shall be considered a Major Subcontract and the Subcontractor shall be considered a Major Subcontractor.

C. Other Additional Proposed Subcontractors. For any Subcontractor not covered by Section 2.4A or 2.4B and which would be entering into either (a) a Subcontract having an aggregate value in excess of *** U.S. Dollars (U.S.$***), or (b) multiple Subcontracts having an aggregate value in excess of *** U.S. Dollars (U.S.$***), Contractor shall, within fifteen (15) Business Days after the execution of any such Subcontract, notify Owner in writing of the selection of such Subcontractor and inform Owner generally what portion of the Work such Subcontractor is performing.

D. Delivery of Subcontracts. Within ten (10) Days of Owner’s request, Contractor shall furnish Owner with a copy of any Subcontract, excluding provisions regarding pricing, discount or credit information, payment terms, payment schedules, retention, performance security, bid or proposal data, and any other information which Contractor or any Subcontractor reasonably considers to be commercially sensitive information.

E. Terms of Major Subcontracts and Major Sub-subcontracts. In addition to the requirements in Section 2.3 and without in any way relieving Contractor of its full responsibility to Owner for the acts and omissions of Subcontractors and Sub-subcontractors, each Major Subcontract and each Major Sub-subcontract shall contain the following provisions:

1. the Major Subcontract and the Major Sub-subcontract may be assigned to Owner without the consent of the respective Major Subcontractor or Major Sub-subcontractor; provided, however, with respect to each Construction Equipment rental or lease agreement that falls within the definition of Major Subcontract or Major Sub-subcontract, Contractor shall only be obligated to use its best efforts to include a provision that such agreement may be assigned to Owner without the consent of the respective Construction Equipment Lessor; and

2. so far as reasonably practicable, the Major Subcontractor and the Major Sub-subcontractor shall comply with all requirements and obligations of Contractor to Owner under this Agreement, as such requirements and obligations are applicable to the performance of the work under the respective Major Subcontract or Major Sub-subcontract.

F. Contractor’s Affiliates. If Contractor subcontracts with an Affiliate of Contractor for certain Work, and such Affiliate subcontracts with any entities for a portion of the Work undertaken by such Affiliate, such entities shall be treated as a Subcontractor under this Agreement.

2.5 Contractor Acknowledgements.

A. The Agreement. Prior to the execution of this Agreement, under the Technical Services Agreements, Contractor performed engineering, cost estimating and related services and developed, provided or verified all of the information that forms the Scope of Work and Design Basis (subject to

Section 4.7) listed in Attachment 1, for the purpose of determining that such information is adequate and sufficiently complete for Contractor to engineer, procure, construct, pre-commission, commission, start-up and test a fully operational LNG export, liquefaction and send out terminal facility, and to engineer, procure and construct certain modifications and improvements to the Phase 1 Liquefaction Facility as set forth in Attachment 1, for the Contract Price, within the required times set forth in the Project Schedule, and in accordance with all requirements of this Agreement, including Applicable Codes and Standards, Applicable Law, Warranties, the Minimum Acceptance Criteria and the Performance Guarantee. Further, Contractor and its Affiliates have engineered, procured and constructed, or are in the process of engineering, procuring and constructing, the Phase 1 Liquefaction Facility pursuant to the Phase 1 EPC Agreement. Accordingly, subject to Section 4.7 and Section 3.1 of Attachment 1, Contractor (i) hereby agrees that it shall have no right to claim or seek an increase in the Contract Price or an adjustment to the Project Schedule with respect to any incomplete, inaccurate or inadequate information that may be contained or referenced in Attachment 1, (ii) hereby waives and releases Owner from and against any such claims, and (iii) shall not be relieved of its responsibility to achieve all requirements under this Agreement (including meeting Applicable Codes and Standards, Applicable Law, the Minimum Acceptance Criteria and the Performance Guarantee) due to any such incomplete, inaccurate, insufficient or inadequate information. Subject to Section 4.7, Owner makes no guaranty or warranty, express or implied, as to the accuracy, adequacy or completeness of any information that is contained in or referenced in Attachment 1.

B. Conditions of the Site.

1. Subject to adjustment as appropriate pursuant to Section 4.3, Contractor agrees and acknowledges that it is sufficiently familiar with the Site (to the extent related to the Work) and the Off-Site Rights of Way and Easements to perform the Work in accordance with the Project Schedule, and understands the climate, terrain, logistics, and other difficulties that it may encounter in performing the Work in accordance with the Project Schedule. Except as otherwise provided in this Agreement, including Contractor’s rights pursuant to Section 4.3, Section 5.2C and Section 6.8A, Contractor waives any right to claim an adjustment in the Contract Price or the Project Schedule in respect of any failure to timely perform the Work in accordance with the Project Schedule as a result of any of the following conditions at the Site: (i) river levels and topography; (ii) climatic conditions, tides, and seasons; (iii) availability of laborers, Subcontractors, Sub-subcontractors, Construction Equipment or any other items or supplies; (iv) adequate availability and transportation of Equipment; and (v) breakdown or other failure of Construction Equipment; provided, however, that Contractor does not assume the risk or waive its rights with respect to those conditions in Section 2.5B.2.

2. If Contractor encounters Subsurface Soil Conditions (including any subsurface man-made objects, e.g. below grade tanks, vaults or pipelines) that (i) are materially different from the information regarding such Subsurface Soil Conditions as provided in the Geotechnical Reports and the encountering of Subsurface Soil Conditions (other than subsurface man-made objects) could not reasonably have been anticipated by Contractor using GECP based on the information provided in the Geotechnical Reports and (ii) adversely affect (a) Contractor’s costs of performance of the Work, (b) Contractor’s ability to perform the Work in accordance with the Project Schedule or (c) Contractor’s ability to perform any material obligation under this Agreement, Contractor shall be entitled to a Change Order; provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.

C. Applicable Law and Applicable Codes and Standards. Contractor has investigated to its satisfaction Applicable Law in existence as of February 28, 2017 and Applicable Codes and Standards set forth or listed in any document or Drawing listed in Attachment 1, and warrants that it can perform the Work at the Contract Price and within the Project Schedule in accordance with such Applicable Law and such Applicable Codes and Standards. Contractor shall perform the Work in accordance with Applicable Law and such Applicable Codes and Standards; provided, however, Contractor shall be entitled to a Change Order for any Change in Law to the extent allowed under Section 6.2A.1. Contractor shall advise Owner of any change in Applicable Codes and Standards which does not constitute a Change in Law and, upon such advisement, Owner may elect, at its sole option, to implement a change in accordance with Section 6.1D.

ARTICLE III

CONTRACTOR’S RESPONSIBILITIES

3.1 Scope of Work.

A. Generally. Subject to Section 3.1B, the Work shall be performed on a turnkey basis and shall include all of the Work required to achieve RFSU, Substantial Completion and Final Completion in accordance with the requirements of this Agreement, including achieving the Minimum Acceptance Criteria and the Performance Guarantee. Contractor shall be required to integrate and use Owner’s operations personnel in its pre-commissioning, commissioning, testing, and start-up efforts, subject to Owner’s obligations under Section 4.4. Contractor shall perform the Work in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, with the explicit understanding that: (i) the Phase 2 Liquefaction Facility will operate as an LNG export, liquefaction and send-out terminal facility meeting all requirements and specifications of this Agreement, and (ii) once any of the other Projects reaches substantial completion under the relevant EPC Agreement or Project 3 reaches Substantial Completion, such other Project or Project 3, as applicable, will continue to operate as an LNG export, liquefaction and send out terminal facility. It is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as necessary to complete Project 3 (subject to the exclusions and qualifications and Owner-provided items identified in Article 4 and Attachments 1 and 21) in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, excluding only those items (a) which Owner has specifically agreed to provide under the terms of this Agreement, or (b) that cannot be reasonably inferred as necessary to complete Project 3. Without limiting the generality of the foregoing, the Work is more specifically described in Attachment 1.

B. Exception to Scope of Work. Contractor shall not be responsible for providing (i) the Owner Permits; (ii) Feed Gas; (iii) those requirements set forth under Sections 4.3, 4.4 and 4.7; (iv) legal description of the Site and a survey of the Site showing the boundaries of the Site and one survey control point pursuant to Section 4.5; and (v) any other obligations or requirements set forth in this Agreement as required to be performed by Owner.

3.2 Specific Obligations. Without limiting the generality of Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:

A. procure, supply, transport, handle, properly store, assemble, erect and install all Equipment;

B. provide construction, construction management (including the furnishing of all Construction Equipment used in the field, and all Site supervision and craft labor), inspection and quality control services required to ensure that the Work is performed in accordance herewith;

C. negotiate all guarantees, warranties, delivery schedules and performance requirements with all Subcontractors so that all Subcontracts are, so far as reasonably practicable, consistent with this Agreement, as set forth in Sections 2.3 and 2.4;

D. perform shop and other inspections of the work of Subcontractors and Sub-subcontractors as required by Contractor to ensure that such work meets all of the requirements of this Agreement;

E. ensure that the Work is performed in accordance with the Project Schedule;

F. until Substantial Completion, conduct and manage all pre-commissioning, start-up, operations, commissioning, and Performance Testing, while supervising and directing operating personnel provided by Owner;

G. obtain all Contractor Permits;

H. provide assistance, information and documentation as reasonably requested by Owner to enable Owner to obtain the Owner Permits; provided that such assistance, information and documentation shall not include Contractor’s provision of information, testimony, documents or data by Contractor’s employees under oath (unless specifically authorized by Contractor) and activities outside the field of Contractor’s expertise, training or experience of personnel assigned to the performance of the Work under this Agreement (except to the extent provided for by Change Order issued pursuant to Section 6.1 and agreed by Contractor);

I. provide training for Owner’s operating and maintenance personnel per Section 3.5;

J. cooperate with and respond promptly to reasonable inquiries from Owner; provided that such cooperation shall not include Contractor’s provision of information, testimony, documents or data by Contractor’s employees under oath (unless specifically authorized by Contractor) and activities outside the field of Contractor’s expertise, training or experience of personnel assigned to the performance of the Work under this Agreement (except to the extent provided for by Change Order issued pursuant to Section 6.1 and agreed by Contractor);

K. be responsible for connecting the Phase 2 Liquefaction Facility to the permanent utilities to the extent set forth in Attachment 1;

L. be responsible for connecting the Phase 2 Liquefaction Facility to the Phase 1 Liquefaction Facility;

M. supply all First Fill Material; and

N. perform all design and engineering Work in accordance with this Agreement, including that specified in Section 3.3.

3.3 Design and Engineering Work.

A. General. Contractor shall, as part of the Work, perform all design and engineering Work in accordance with this Agreement and cause the Work to meet and achieve the requirements of this Agreement, including achieving the Minimum Acceptance Criteria and the Performance Guarantee.

B. Drawings and Specifications. Upon receipt of the Limited Notice to Proceed or Notice to Proceed issued in accordance with Sections 5.1 and 5.2, Contractor shall commence the preparation of the Drawings and Specifications for all Work relating to such LNTP or NTP. The Drawings and Specifications shall be based on the requirements of this Agreement, including the Scope of Work, Design Basis, GECP, Applicable Codes and Standards and Applicable Law.

C. Review Process.

1. Submission by Contractor. Contractor shall submit copies of the Drawings and Specifications specified in Attachment 2 to Owner for formal review, comment or disapproval in accordance with Attachment 2.

2. Review Periods. Owner shall have up to ten (10) Business Days from its receipt of Drawings and Specifications submitted in accordance with Section 3.3C.1 to issue to Contractor written comments, proposed changes and/or written disapprovals of the submission of such Drawings and Specifications to Contractor.

If Owner does not issue any comments, proposed changes or written disapprovals within such time periods, Contractor may proceed with the development of such Drawings and Specifications and any construction relating thereto, but Owner’s lack of comments or disapproval, if applicable, shall in no event constitute an approval of the matters received by Owner.

In the event that Owner disapproves the Drawings or Specifications submitted in accordance with Section 3.3C.1 (which disapproval shall not be unreasonably issued), Owner shall provide Contractor with a written statement of the reasons for such rejection within the time period required for Owner’s response, and Contractor shall provide Owner with revised and corrected Drawings and Specifications as soon as possible thereafter. In the event Owner unreasonably disapproves such Drawings and Specifications and such unreasonable disapproval adversely impacts Contractor’s costs or ability to perform the Work in accordance with the Project Schedule, Contractor shall be entitled to a Change Order; provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.

Provided that Owner has not disapproved of the Drawings and Specifications submitted in accordance with Section 3.3C.1, such Drawings and Specifications shall be the Drawings and Specifications that Contractor shall use to construct the Work; provided that Owner’s lack of disapproval of or comments on, or any approval by Owner of, any Drawings and Specifications shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Work in accordance with the requirements of this Agreement.

D. Design Licenses. Contractor shall perform all design and engineering Work in accordance with Applicable Law, and all Drawings and Specifications shall be signed and stamped by design professionals licensed in accordance with Applicable Law.

E. CAD Drawings. Those Drawings and Record Drawings specified in Attachment 1 and Attachment 2 and prepared by Contractor or its Subcontractors or Sub-subcontractors under this Agreement shall be prepared using computer aided design (“CAD”). Contractor shall provide Drawings, including Record Drawings, in their native formats as set forth in Attachment 2 along with six (6) hard copies.

F. Progress P&ID’s. During Project 3, Contractor shall maintain and provide Owner with access to a marked, up-to-date set of P&ID’s maintained for and by Contractor.

G. Record Drawings and Specifications. As a condition precedent to Final Completion, Contractor shall deliver to Owner the Record Drawings and Specifications in accordance with Attachment 1 and Attachment 2.

H. Other Information. Contractor shall deliver copies of all other documents required to be delivered pursuant to Attachment 2 within and in accordance with the requirements and timing set forth in Attachment 2.

3.4 Spare Parts.

A. Operating Spare Parts. Not later than three hundred sixty days (360) Days prior to the Guaranteed Substantial Completion Date, Contractor shall deliver to Owner a detailed list of all manufacturer and Contractor-recommended spare parts and special tools necessary for operating and maintaining all Equipment (including components and systems of such Equipment) for two (2) years following Substantial Completion (“Operating Spare Parts”). Within thirty (30) Days from Contractor’s submission of such list, Owner shall specify in writing which items on the list it wishes Contractor to purchase and whether such items are requested to be delivered to the Site prior to Substantial Completion or Final Completion. Within a further thirty (30) Days, Contractor shall confirm the extent to which it is able to comply with Owner’s request and shall submit to Owner the final list of Operating Spare Parts to be purchased. The list of Operating Spare Parts to be procured by Contractor and delivered to Owner (“Operating Spare Parts List”) shall be mutually agreed upon via a Change Order. Prior to and as a condition precedent to Substantial Completion, Contractor shall deliver to the Site all Operating Spare Parts required by the above referenced Change Order to be delivered to the Site prior to Substantial Completion, as set forth in the Operating Spare Parts List. Prior to and as a condition to achieving Final Completion, Contractor shall deliver to the Site all Operating Spare Parts required to be delivered to the Site prior to Final Completion as set forth in the Operating Spare Parts List. The Operating Spare Parts List shall include all information specified in Attachment 23. A Provisional Sum for the cost of Operating Spare Parts is included in the Contract Price as set forth in Section 7.1 and Attachment 31.

B. Capital Spares. Not later than three hundred sixty days (360) Days prior to the Guaranteed Substantial Completion Date, Contractor shall deliver to Owner a detailed list of all manufacturer and Contractor-recommended capital spare parts for operating and maintaining all Equipment (including components and systems of such Equipment) for two (2) years following Substantial Completion (“Capital Spare Parts”). Within thirty (30) Days from Contractor’s submission of such list, Owner shall specify in writing which items on the list it wishes Contractor to purchase and whether such items are requested to be delivered to the Site prior to Substantial Completion or Final Completion. Within a further thirty (30) Days, Contractor shall confirm the extent to which it is able to comply with Owner’s request and shall submit to Owner the final list of Capital Spare Parts to be purchased. The list of Capital Spare Parts to be procured by Contractor and delivered to Owner (“Capital Spare Parts List”) shall be mutually agreed upon via a Change Order. Notwithstanding anything to the contrary in this Agreement, delivery of all Capital Spare Parts is not a condition precedent to Substantial Completion, and Contractor shall not be deemed in default if such Capital Spare Parts are not delivered to the Site prior to Substantial Completion. Prior to and as a condition to achieving Final Completion, Contractor shall deliver to the Site all Capital Spare Parts required to be delivered to the Site prior to Final Completion as set forth in the Capital Spare Parts List. The Capital Spare Parts List shall include all information specified in Attachment 23. A Provisional Sum for the cost of Capital Spare Parts is included in the Contract Price as set forth in Attachment 31.

3.5 Training Program in General. As part of the Work, a reasonable number of personnel designated by Owner in its sole discretion (but not to exceed the number of Persons listed in Attachment 22) (the “Owner Personnel”) shall be given a training course designed and administered by Contractor, which shall be based on the outline of the program contained in Attachment 22. Such training course shall cover at a minimum the following topics: (i) the testing of each item of Equipment; (ii) the start-up, operation and shut-down of each item of Equipment; (iii) the performance of routine, preventative and emergency maintenance for each item of Equipment; and (iv) spare parts to be maintained for each item of Equipment, and their installation and removal. Training shall be provided by personnel selected by Contractor who, in Contractor’s and the Equipment Subcontractor’s or Sub-subcontractor’s judgment, are qualified to provide such training, and shall take place at such locations and at such times as agreed upon by the Parties. Contractor shall provide the Owner Personnel with materials described in Attachment 22. Contractor shall also provide to Owner all training materials and aids developed to conduct such training in order to facilitate future training by Owner of additional personnel. Contractor will be responsible for the acts and omissions of the Owner Personnel while the Owner Personnel are acting pursuant to the direction, instruction, or supervision of Contractor (except to the extent of any refusal or intentional failure by Owner Personnel to comply with such direction, instruction, or supervision). With respect to such acts or omissions, any property damages resulting therefrom shall be deemed to have been performed by a member of Contractor Group. With respect to any injury to or death of such Owner Personnel, such Owner Personnel shall be deemed to be a member of Owner Group.

3.6 Environmental Regulations and Environmental Compliance. Without limitation of Section 3.1, Contractor shall perform the Work and shall design, construct, pre-commission, commission, start-up and test the Phase 2 Liquefaction Facility (and, as applicable, the modifications and improvements to the Phase 1 Liquefaction Facility as set forth in Attachment 1) in compliance with Contractor’s HSE Plan. Contractor shall dispose of all non-hazardous wastes and Hazardous Materials brought onto the Site by Contractor or any of its Subcontractors or Sub-subcontractors or generated during performance of the Work, all of which shall be disposed in off-Site locations permitted to receive such non-hazardous wastes and Hazardous Materials. Contractor shall deliver to Owner (i) notice of any pending or threatened material environmental claim with respect to Project 3, and (ii) promptly upon their becoming available, copies of written communications with any Governmental Instrumentality relating to any such material environmental claim.

3.7 Construction Equipment. Contractor shall furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in compliance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all such Construction Equipment. Contractor shall require all insurance policies (including policies of Contractor and all Subcontractors and Sub-subcontractors) in any way relating to such Construction Equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against Owner, Lender and any Owner Affiliates.

3.8 Employment of Personnel.

A. Contractor shall not employ, or permit any Subcontractor or Sub-subcontractor to employ, at the Site, in connection with its performance under this Agreement, any Person who is demonstrably not skilled or qualified in the work assigned to such Person. Contractor agrees to promptly remove (or to require any Subcontractor to remove) from its services in connection with the Work any Person who does not meet the foregoing requirements. In addition, Contractor agrees that, after receipt of written notice from Owner, it shall promptly remove from the Work any employee or agent of Contractor or of Contractor’s Subcontractors or Sub-subcontractors who, in Owner’s reasonable opinion, is unsafe, incompetent, careless, unqualified to perform the Work assigned to such Person, creates an unsafe work environment, disregards the terms and conditions of this Agreement, or is interrupting, interfering with or impeding the timely and proper completion of the Work. NOTWITHSTANDING THE FOREGOING, OWNER SHALL HAVE NO LIABILITY AND CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, LOSSES, COST AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) AND LIABILITIES, OF WHATSOEVER KIND OR NATURE, WHICH MAY DIRECTLY OR INDIRECTLY ARISE OR RESULT FROM CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR CHOOSING TO TERMINATE THE EMPLOYMENT OF ANY SUCH EMPLOYEE (INCLUDING ANY KEY PERSONS) OR REMOVE SUCH EMPLOYEE FROM THE PROJECT WHO FAILS TO MEET THE FOREGOING REQUIREMENTS FOLLOWING A REQUEST BY OWNER TO HAVE SUCH EMPLOYEE REMOVED FROM THE WORK. Any such employee shall be replaced at the cost and expense of Contractor or the relevant Subcontractor, as appropriate; provided, however, that should (i) Contractor disagree with Owner’s identification of an individual for removal from the performance of services under this Section 3.8A, (ii) Owner not retract its request for removal upon being advised of such disagreement, and (iii) such individual does not in fact conform to the foregoing criteria for removal, CONTRACTOR SHALL BE ENTITLED TO A RECIPROCAL INDEMNITY FROM OWNER IN RESPECT TO ANY CLAIMS, CAUSES OF ACTION, DAMAGES, LOSSES, COST AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) AND LIABILITIES OF WHATEVER KIND OR NATURE, WHICH MAY DIRECTLY OR INDIRECTLY ARISE FROM CONTRACTOR’S REMOVAL OF ANY SUCH EMPLOYEE (INCLUDING ANY KEY PERSONS) FROM THE PROJECT.

B. Contractor is responsible for maintaining labor relations in such manner that, so far as reasonably practicable, there is harmony among workers. Contractor and its Subcontractors and Sub-subcontractors shall conduct their labor relations in accordance with the recognized prevailing local area practices. Contractor shall inform Owner promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. Contractor further agrees to inform Owner, before any commitments are made, during the negotiations of any agreements or understandings with local or national labor organizations.

3.9 Clean-Up. Contractor shall, to Owner’s reasonable satisfaction, at all reasonable times keep the Site free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors or Sub-subcontractors. As soon as practicable after the completion of all Punchlist items, Contractor shall remove, at its own cost, all of its Construction Equipment and remove from the Site all waste material and rubbish that was generated or brought on to the Site by Contractor or any of its Subcontractors or Sub-subcontractors. The Site shall be restored to the extent, if any, required by Attachment 1. In the event of Contractor’s failure to comply with any of the foregoing, Owner may accomplish the same; provided, however, that Contractor shall be responsible for all reasonable costs associated with such removal and/or restoration, including costs associated with permitting and transportation.

3.10 HSE Plan; Security.

A. Contractor recognizes and agrees that safety and physical security are of paramount importance in the performance of the Work and that Contractor is responsible for performing the Work in a safe and physically secure manner. No later than sixty (60) Days after Owner’s issuance of the earlier of LNTP or NTP, Contractor shall submit to Owner for its review a health, safety and environmental plan (including a drug testing program) meeting the requirements set forth in Attachment 10 (the “HSE Plan”). Contractor further agrees to perform the Work in accordance with the health, safety and environmental rules and standards of Applicable Law, GECP and the HSE Plan (collectively, the “Safety Standards”), and Contractor shall assume all costs associated with compliance therewith. Owner’s review of the HSE Plan shall not in any way relieve Contractor of its obligations under this Agreement (including Contractor’s obligations to conduct the Work in accordance with the health, safety and environmental rules of Applicable Law and GECP). Contractor shall appoint one or more (as appropriate) safety representative(s) reasonably acceptable to Owner who shall be resident at the Liquefaction Facility Site, have responsibility to correct unsafe conditions or unsafe acts associated with the Work and Project 3, act on behalf of Contractor on health, safety and environmental matters, and participate in periodic safety meetings with Owner. Contractor further agrees to provide or cause to be provided necessary training and safety equipment to its employees, Subcontractors and Sub-subcontractors and to Owner personnel temporarily visiting the Site to ensure their compliance with the foregoing Safety Standards and enforce the use of such training and safety equipment. Contractor shall maintain all accident, injury and any other records required by Applicable Law or by Permit and shall furnish Owner a Monthly summary of injuries and labor hours lost due to injuries. Should Owner at any time observe Contractor, or any of its Subcontractors or Sub-subcontractors, performing the Work at the Site in violation of the Safety Standards or in an unsafe manner, or in a manner that would, if continued, violate the Safety Standards or become unsafe, then Owner shall have the right (but not the obligation) to require Contractor to stop the affected Work until such time as the manner of performing such Work has been rendered safe; provided, however, that at no time shall Contractor be entitled to an adjustment of the Contract Price or Project Schedule based on such Work stoppage. Contractor shall be responsible for the security, fencing, guarding, lighting, and supervision of Project 3 until all of the requirements of Substantial Completion have been satisfied. With respect to all Work within the applicable portions of the Phase 1 Site after substantial completion of Project 1 or Project 2 (as applicable) under the Phase 1 EPC Agreement, Contractor shall comply, and cause its Subcontractors and Sub-subcontractors to comply, with Owner’s health, safety, security and environmental policies governing Project 1 or Project 2 after substantial completion of Project 1 or Project 2 (as applicable) under the Phase 1 EPC Agreement.

B. All Work performed hereunder, as applicable, shall comply with the minimum federal safety standards for the design, installation, inspection, testing, construction, extension, operation, replacement, and maintenance of facilities contained in Title 49, Code of Federal Regulations, Parts 192 (to the extent applicable) and 193 and in Title 33 C.F.R. Part 127. Contractor shall comply with requirements of the Operator Qualification Program that are outlined in Sub-Part H of 49 C.F.R. Part 193 and Sub-Part G of C.F.R. Part 195, where applicable, in connection with the Work. The term “pipeline facilities” shall include new and existing pipe, rights-of-way, and any equipment, facility, or building used in the transportation of gas, including LNG, or treatment of gas during the course of transportation. The term “transportation of gas” shall include the gathering, transmission, or distribution of gas by pipeline or the storage of gas.

3.11 Emergencies. In the event of any emergency endangering life or property in any way relating to the Work, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as reasonably possible, report any such incidents, including Contractor’s response thereto, to Owner. If Contractor fails to take such action and the emergency requires immediate action, then Owner, with or without notice to Contractor may, but shall be under no obligation to, take reasonable action as required to address such emergency. The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability. Contractor shall reimburse Owner in an amount equal to the reasonable costs incurred by Owner in taking such action.

3.12 Contractor Permits. Contractor shall be responsible for obtaining the Contractor Permits. Contractor shall provide Owner with copies of such Contractor Permits as soon as reasonably practicable after they are obtained. Contractor shall provide information, assistance and documentation to Owner as reasonably requested in connection with the Owner Permits; provided that such information, assistance and documentation shall not include Contractor’s provision of information, testimony, documents or data by Contractor’s employees under oath (unless specifically authorized by Contractor) and activities outside the field of Contractor’s expertise, training or experience of personnel assigned to the performance of the Work under this Agreement (except to the extent provided for by Change Order issued pursuant to Section 6.1 and agreed by Contractor).

3.13 Books, Records and Audits.

A. Contractor shall keep full and detailed books, construction logs, records, daily reports, schedules, accounts, payroll records, receipts, invoices, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper management under this Agreement, as required under Applicable Law or this Agreement, and in any way relating to this Agreement (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with GAAP and shall retain all such Books and Records for a minimum period of three (3) years after Final Completion and with respect to any matters related to Taxes, until the expiration of the constitutional or statutory period in which an applicable Governmental Instrumentality may examine or audit Contractor or Owner for any such Taxes, or such greater period of time as may be required under Applicable Law.

B. Upon reasonable notice, Owner or Owner’s Tax Consultant shall have the right to have audited Contractor’s Books and Records by Owner’s third party auditors, Owner’s Tax Consultant, or Governmental Instrumentality Assessor, but only to the extent necessary to (i) validate payments made to Contractor or invoiced by Contractor for any Change Orders (including Change Orders based on any Provisional Sum concerning Taxes) based on a time and materials basis, for any costs paid with respect to any Provisional Sum and as permitted under Section 3.29; except that these rights shall not extend to lump sums (except to the extent relating to any Provisional Sum concerning Taxes) or the composition of fixed unit rates or percentages or (ii) calculate, determine, validate, challenge, appeal or take any other action concerning Taxes for which Owner is responsible hereunder, but only to the extent that the necessary information is not otherwise available to Owner; except that these rights shall not extend to lump sums (except to the extent relating to any Provisional Sum concerning Taxes) or the composition of fixed unit rates or percentages. When requested by Owner, Contractor shall provide Owner’s third party auditors, Owner’s Tax Consultant or Governmental Instrumentality Assessor with reasonable access to all such relevant Books and Records for the same purposes and to the same extent stated above, and Contractor’s personnel shall cooperate with such third party auditors or Owner’s Tax Consultant to effectuate the audit or audits hereunder. Owner shall have the right upon consent of Contractor (such consent not to be unreasonably withheld or delayed) to have the third party auditors or Owner’s Tax Consultant copy all such relevant Books and Records. Contractor shall bear all costs incurred by it in assisting with audits performed pursuant to this Section 3.13 except that copying of Contractor’s Books and Records shall be at Owner’s expense. Contractor shall include audit provisions identical to this Section 3.13 in all Major Subcontracts. No access to Books and Records shall be granted to any of Owner’s third party auditors or Owner’s Tax Consultant until such third party auditor or Owner’s Tax Consultant has signed a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind. The restrictions in this Section 3.13B to the audit rights of Owner shall not be used by Contractor to avoid any obligations Contractor might have to produce documents under Applicable Law or in any litigation or arbitration against Contractor or against Guarantor under the Parent Guarantee.

C. In addition, provided that Owner has advised Contractor of Owner’s requirements in advance, Contractor shall organize its Books and Records of accounts to segregate various costs and otherwise provide data required by Owner or Owner’s Tax Consultant for investment, Taxes and related purposes.

D. Contractor shall not, and shall provide that its Subcontractors, Sub-subcontractors and agents or employees of any of them shall not, without Owner’s prior written approval, (i) pay any commissions or fees, or grant any rebates, to any employee or officer of Owner or its Affiliates, (ii) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (iii) enter into any business arrangements with employees or officers of same.

3.14 Tax Accounting. Within a reasonable period of time following a request thereof by Owner, subject to Section 3.29D, Contractor shall provide Owner’s Tax Consultant or any Governmental Instrumentality Assessor with any information (including Books and Records) regarding quantities, descriptions, and locations of any Equipment, including any Equipment that may be subject to a Rebatable Louisiana Sales and Use Taxes, installed on or ordered for Project 3 and any other information as Owner’s Tax Consultant or the Governmental Instrumentality Assessor may deem reasonably necessary in connection with the preparation of Owner’s returns for Taxes (including information reasonably required to determine the amount of Qualified Research Expenditures incurred in connection with the Work) or other documentation for, or related to, any Taxes in connection with Project 3; provided, however, if, in connection with such preparation, Owner’s Tax Consultant requests information relating to the actual cost for any item of Work and such item of Work is included in the Contract Price or in any lump sum Change Order, Contractor shall provide such information to Owner’s Tax Consultant as provided in Section 3.29D.

3.15 Temporary Utilities, Roads, Facilities and Storage. Until Substantial Completion, Contractor shall provide and pay for all temporary utilities (i.e., electricity, water, communication, cable, telephone, waste and sewer) necessary for the performance of the Work, including installation and usage costs. Subject to Section 4.3, Contractor shall construct and maintain temporary access and haul roads as may be necessary for the proper performance of this Agreement. Contractor shall provide Owner with sufficient office space at the time of Contractor’s mobilization at the Site to accommodate Owner’s Site representative and support staff at the Site. Contractor shall provide Owner with all office space, construction trailers, utilities, storage and warehousing, security, telephones, furnishings, and other temporary facilities required for their oversight of the Work, as set forth in more detail in Attachment 1. Once title to Equipment has passed to Owner as set forth in Section 8.1B, such Equipment shall, if stored at a location other than on the Site, be segregated from other goods, and shall be clearly marked as “Property of Driftwood LNG LLC”.

3.16 Subordination of Liens. Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Site or Project 3 to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its Subcontractors and Sub-subcontractors to similarly subordinate their lien, claim and encumbrance rights. Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by Lender in connection with such subordination, including any necessary lien subordination agreements by Contractor. Nothing in this Section 3.16 shall be construed as a limitation on or waiver by Contractor of any of its rights under Applicable Law to file a lien or claim or otherwise encumber Project 3 as security for any undisputed payments owed to it by Owner hereunder which are past due; provided that such lien, claim or encumbrance shall be subordinate to any liens granted in favor of Lenders.

3.17 Hazardous Materials. Contractor shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials on the Site or the Off-Site Rights of Way and Easements and shall bear all responsibility and liability for such materials; provided, however, that Contractor may bring onto the Site or the Off-Site Rights of Way and Easements such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Applicable Law, Applicable Codes and Standards, and the HSE Plan, and Contractor shall remain responsible and liable for all such Hazardous Materials. If Contractor or any Subcontractor or Sub-subcontractor encounter pre-existing Hazardous Materials at the Site or the Off-Site Rights of Way and Easements, and Contractor or any Subcontractor or Sub-subcontractor knows or suspects that such material is Hazardous Material, Contractor and its Subcontractors and Sub-subcontractors shall promptly stop Work in the affected area and notify Owner. If under such circumstances Contractor or any of its Subcontractors or Sub-subcontractors fail to stop Work and notify Owner, Contractor shall be responsible and liable to Owner for all damages, costs, losses and expenses to the extent such failure increases the damages, costs, losses and expenses with respect to such pre-existing Hazardous Materials at the Site; provided that Contractor’s liability to Owner for such failure shall not exceed Twenty-Five Million U.S. Dollars (U.S.$25,000,000) in the aggregate.

3.18 Quality Control. No later than sixty (60) Days after the date Owner issues the NTP, Contractor shall submit to Owner for its written approval (which approval shall not be unreasonably withheld), a Project 3-specific quality control plan and an inspection plan, including witness points, but excluding tests and inspections relating to commissioning. No later than one hundred twenty (120) Days after the date Owner issues the NTP, Contractor shall submit to Owner for its review detailed inspection procedures. Contractor’s quality control plan shall provide for a quality control individual to be present at the Site to supervise the implementation of the quality control plan, the inspection plan, and the inspection procedures. Owner’s review and/or approval of Contractor’s quality control plan, inspection plan and inspection procedure shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement.

3.19 Reports.

A. Contractor shall provide Owner with an electronic copy of the following reports and other documentation:

1. minutes for all weekly status and other Project 3-related meetings with Owner within five (5) Business Days following such meeting;

2. safety incident reports within three (3) Business Days of the occurrence of any such incident; except for any safety incident involving a significant non-scheduled event such as LNG or Natural Gas releases, fires, explosions, mechanical failures, unusual over-pressurizations or major injuries which shall be provided to Owner within eight (8) hours of the occurrence of such incident; provided, however, notification shall be provided to Owner immediately if the incident is of significant magnitude to threaten public or employee safety, cause significant property damage or interrupt the Work; and

3. Monthly progress reports (“Monthly Progress Reports”) with the information specified in Attachment 1.

B. At Owner’s request and after Contractor’s agreement (such agreement not to be unreasonably withheld), Contractor shall consolidate any or all reports and other documentation required under this Section 3.19 (or other provisions under this Agreement) for Project 3 with the reports required under one or more of the EPC Agreements for the other Projects.

3.20 Payment. Contractor shall timely make all payments required to be paid to Owner pursuant to the terms of this Agreement.

3.21 Commercial Activities. Neither Contractor nor its employees shall establish any commercial activity or issue concessions or permits of any kind to Third Parties for establishing commercial activities on the Site or any other lands owned or controlled by Owner.

3.22 Title to Materials Found. As between Owner and Contractor, the title to water, soil, rock, gravel, sand, minerals, timber, and any other materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor or Sub-subcontractor and the right to use said materials or dispose of same is hereby expressly reserved by Owner. Notwithstanding the foregoing, Contractor shall be permitted, without charge, to use in the Work any such materials that comply with the requirements of this Agreement.

3.23 Survey Control Points and Layout. Contractor shall establish all survey control points and layout the entire Work in accordance with the requirements of this Agreement, which shall be based on the survey control point established by Owner pursuant to this Agreement. If Contractor or any of its Subcontractors, Sub-subcontractors or any of the representatives or employees of any of them move or destroy or render inaccurate the survey control point provided by Owner, such control point shall be replaced by Contractor at Contractor’s own expense.

3.24 Cooperation with Others at the Site.

A. Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Landowners, Owner, Owner’s commercial counterparties and each of their representatives, contractors or subcontractors may be performing certain activities at the Site as described in Attachment 25 or Attachment 26, during the performance of this Agreement and Contractor’s Work or use of certain facilities may be interfered with as a result of such concurrent activities; provided, however, that Owner shall provide Contractor with reasonable notice of any request for access to the Phase 2 Site by (i) any of Owner’s commercial counterparties and each of their representatives, contractors or subcontractors seeking to perform work at the Phase 2 Site (except with respect to Contractor’s work performed under any other EPC Agreement) or (ii) any Landowner. Subject to Section 4.3, Contractor agrees to use reasonable efforts to accommodate such request and to coordinate the performance of the Work with those certain activities to be performed by Landowners, Owner’s commercial counterparties and each of their representatives, contractors or subcontractors at the Phase 2 Site so as not to materially interfere with the performance of such activities at the Phase 2 Site. Contractor shall provide Owner access to the Phase 2 Site at all times.

B. Cooperation Within the Off-Site Rights of Way and Easements. Owner shall provide Contractor with reasonable prior notice of access to the Off-Site Rights of Way and Easements by (i) any of Owner’s commercial counterparties and each of their representatives, contractors or subcontractors seeking to perform work within such Off-Site Rights of Way and Easements (except with respect to Contractor’s work performed under any other EPC Agreement), and (ii) any Landowner. Likewise, Contractor shall provide Owner with reasonable prior notice of any access to the Off-Site Rights of Way and Easements by Contractor or any of its Subcontractors or Sub-subcontractors. Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner, Owner’s commercial counterparties and each of their representatives, contractors or subcontractors may be working within the Off-Site Rights of Way and Easements and that other Persons (including any Landowner) may be on or using the Off-Site Rights of Way and Easements during the performance of this Agreement and Contractor’s Work or use of certain facilities may be interfered with as a result of such concurrent activities.

3.25 Integration with other Phases and Projects.

A. No Interference with other Projects of the Liquefaction Facility. Performance of the Work shall at no time cause a suspension of operation of any other Project (or any portion thereof) after substantial completion of such other Project under the relevant EPC Agreement, except to the extent (i) specified in Attachment 24 and in compliance with the requirements of Section 3.25B or (ii) agreed by the Owner Representative in writing.

B. Scheduled Activities. No later than thirty (30) Days prior to performing any Work that may interfere with the operation of any other Project after substantial completion thereof under the relevant EPC Agreement (whether specified in Attachment 24 or agreed by Owner Representative in writing), Contractor shall provide Owner with a written integration plan listing the scheduled, interfering Work and proposing in detail how Contractor intends that such Work will be performed to minimize, to the greatest extent reasonably possible, interference with the operation of such other Project after substantial completion thereof under the relevant EPC Agreement. Such proposed plan shall (i) comply with the requirements of Section 3.25A, (ii) be scheduled so that it is not on the critical path, (iii) be structured so as to reasonably minimize the total number of shut-downs of such other Project and the duration and impact of any other interference with the operation of such other Project, and (iv) at a minimum, address each of the activities identified in Attachment 24 and list (a) any components of such other Project that will be impacted by such activity, (b) how such components or work will be impacted, and (c) the duration of such impacts. If the plan proposed by Contractor does not meet any of the requirements in the immediately preceding sentence, or if Owner reasonably believes that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the operation of such other Project after substantial completion thereof under the relevant EPC Agreement, then Owner may, not later than fourteen (14) Days following receipt of the proposed plan, instruct Contractor in writing to modify the proposed plan. If Owner’s instruction restricts the duration or extent of the Work covered in the plan more than what is required by Section 3.25B(i)-(iv), then Contractor shall be entitled to a Change Order to the extent permitted under Section 6.9. Contractor shall proceed to execute such Work in accordance with the mutually agreed plan; provided that, if Owner does not respond and comment upon the Contractor’s proposed plan within fourteen (14) Days following receipt of Contractor’s proposed plan, then Contractor shall proceed to execute such Work in accordance with Contractor’s proposed plan as long as it complies with the limitations specified in Section 3.25B(i)-(iv). Notwithstanding Owner’s agreement (or failure to agree) to the schedule and the plan for the performance of such Work, Owner may, in its sole discretion, subsequently prohibit the performance of such Work occurring on the scheduled date, but in such case, Contractor shall be entitled to a Change Order to the extent permitted under Section 6.9. If Owner fails to provide Contractor with access when and for the duration required by Contractor for the Work, other than for non-compliance with the plan developed in this Section 3.25B, Applicable Law, Owner Permits relating to safety, or Owner’s reasonable security requirements, then Contractor shall be entitled to a Change Order to the extent permitted under Section 6.9.

C. Unscheduled Activities. It is the Parties’ intent that, except for the activities (if any) listed in Attachment 24, the performance of the Work and Contractor’s other obligations under this Agreement will not interfere with the operation of any other Project after substantial completion thereof under the relevant EPC Agreement. During the performance of the Work, should a situation arise that Contractor reasonably believes has the potential of interfering with the operation of any other Project after substantial completion thereof under the relevant EPC Agreement, Contractor shall, except in an emergency endangering property or any Persons, give Owner written notice as soon as possible but no later than fourteen (14) Days prior to the time that Contractor plans to perform such Work, detailing a plan that is least disruptive, to the greatest extent reasonably possible, to operations of such other Project after substantial completion thereof under the relevant EPC Agreement. Emergency actions are governed by Section 3.11. Prior to performing such Work, Owner and Contractor shall mutually agree on a proposed plan for Contractor to execute such Work; provided that, if Owner fails to provide Contractor with access when and for the duration required by Contractor for the Work, other than for non-compliance with the plan developed in this Section 3.25C, Applicable Law, Owner Permits relating to safety, or Owner’s reasonable security requirements, then, Contractor shall be entitled to a Change Order to the extent permitted under Section 6.9. Notwithstanding Owner’s agreement to the schedule and the plan for the performance of such Work, Owner may, in its sole discretion, subsequently prohibit the performance of such Work on such scheduled date, and Contractor shall work with Owner to develop a new plan and date for performing such Work in accordance with this Section 3.25C, and in such case, Contractor shall be entitled to a Change Order to the extent permitted under Section 6.9.

3.26 Responsibility for Property. Except as expressly set forth in Section 3.25, Contractor shall limit its operations to the Phase 2 Site, Laydown Areas and the Off-Site Rights of Way and Easements. Contractor shall plan and conduct its operations so that neither Contractor nor any of its Subcontractors or Sub-subcontractors shall (i) enter upon lands (other than the Phase 2 Site, Laydown Areas and the Off-Site Rights of Way and Easements) or waterbodies in their natural state unless authorized by the appropriate owner or entity; (ii) close or obstruct any utility installation, highway, waterway, harbor, road or other property unless Permits are obtained and authorized by the appropriate entity or authority; or (iii) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, conduit or electric transmission line, ditch, navigational aid, dock or structure unless otherwise specifically authorized by the appropriate entity or authority. The foregoing includes damage arising from performance of the Work through operation of Construction Equipment or stockpiling of materials. If damage occurs to any other Project prior to substantial completion thereof under the relevant EPC Agreement, liability for such damage shall be governed by the EPC Agreement for such other Project.

3.27 Explosives. Explosives shall be transported to the Site only when required to perform the Work under this Agreement and with abundant, prior notice to and written approval of Owner. Contractor shall be responsible for properly purchasing, transporting, storing, safeguarding, handling and using explosives required to perform the Work under this Agreement. Contractor shall employ competent and qualified personnel for the use of explosives and, notwithstanding any other provision in this Agreement to the contrary, shall assume full responsibility for damages claimed by any Third Party to the extent caused by the improper use of explosives by Contractor or any Subcontractor or Sub-subcontractor. Residual surplus explosives shall be promptly removed from the Site and properly disposed of by Contractor.

3.28 Taxes.

A. Subject to Section 7.1, the Contract Price includes all Taxes imposed on or payable by any member of the Contractor Group or any Subcontractor or Sub-Subcontractor in connection with the Work. Contractor shall be liable and responsible for the timely reporting, filing and payment of any Taxes imposed directly or indirectly on or payable by any member of the Contractor Group or any Subcontractor or Sub-Subcontractor, or their respective employees or agents, as a result of the performance of the Work under this Agreement.

B. Contractor shall be responsible for all Taxes related in any way, directly or indirectly, to payroll or employment compensation, Social Security, or other labor-related withholding for any member of the Contractor Group or any Subcontractor or Sub-Subcontractor or any of their respective employees, and each member of the Contractor Group and any Subcontractor or Sub-Subcontractor shall withhold from each employee’s pay sufficient funds for applicable federal, state, and local Taxes, funds required by the Federal Insurance Contributions Act, and as may otherwise be required by Applicable Law (“Employment Taxes”).

C. Notwithstanding the foregoing, Owner shall be responsible for filing and payment for Louisiana Ad Valorem Tax on real and tangible personal property owned by Owner (whether located at the Site, the Off-Site Rights of Way and Easements, or elsewhere) and on Equipment. Contractor, for itself and for all other members of the Contractor Group and any Subcontractor or Sub-Subcontractor, shall provide Owner with all documentation as may reasonably be requested by Owner or Owner’s Tax Consultant in order to allow Owner to render Equipment for Louisiana Ad Valorem Tax or any other Taxes on property for which Owner is responsible under this Agreement (the “Owner Property Taxes”). Such documentation shall clearly identify: (i) a description of the Equipment; (ii) the quantity of each type of Equipment; and (iii) the Equipment’s physical location to properly establish that the Equipment was, or will be, used in connection with or incorporated into Project 3. Such documentation shall be provided by Contractor to Owner and Owner’s Tax Consultant within thirty (30) Days after the end of every calendar year (the “Reporting Date”). Owner’s Tax Consultant shall assist Owner in rendering a good faith estimate of the Equipment’s market value and is authorized on behalf of Owner to request and receive information directly from Contractor, on its own behalf and on behalf of all other members of the Contractor Group and any Subcontractor or Sub-Subcontractor. To the extent Contractor possesses the documentation required under this Section 3.28C with respect to any Owner Property Taxes and fails to properly deliver such documentation to Owner by the Reporting Date, Owner shall be entitled to reimbursement by Contractor for the amount of penalties and interest incurred by Owner to the extent such penalties and interest are caused by such failure by Contractor.

D. Contractor shall notify Owner of, and provide periodic updates regarding, the delivery of real and tangible personal property owned by Owner pursuant to Section 8.1B to the Site, or lay-down yards or prefabrication facilities of Contractor Group, any Subcontractor or any Sub-Subcontractor.

E. If Owner is required by Applicable Laws to withhold compensation due to Contractor to satisfy any obligation of any member of the Contractor Group or any Subcontractor or Sub-Subcontractor for Taxes, Owner shall use reasonable efforts to provide Contractor with at least ten (10) Business Days prior notice and may withhold such amounts from any payment due to Contractor hereunder. Owner shall pay any amounts so withheld to the applicable Governmental Instrumentality and provide Contractor with any receipts or other evidence of payment that Owner obtains from such Governmental Instrumentality. Owner shall not withhold such Taxes from Contractor’s compensation if Contractor produces evidence, satisfactory to Owner, that Owner is exempt from withholding of such Taxes at least ten (10) Business Days prior to the next payment date by Owner.

F. Contractor and Owner shall make reasonable efforts to minimize the liabilities for Taxes relating to Equipment, the Work, the Liquefaction Facility or Project 3, including Louisiana Sales and Use Taxes and the Property Taxes and to secure exclusions, exemptions, rebates, credits, abatement and incentives for Taxes with respect to Equipment, the Work, the Liquefaction Facility or Project 3. Owner shall provide Contractor and other members of the Contractor Group or any Subcontractor or Sub-Subcontractor with applicable exclusion or exemption certificates with respect to Louisiana Sales and Use Taxes that Owner has received or is otherwise eligible to use. Contractor shall and shall cause the other members of the Contractor Group and any Subcontractor or Sub-Subcontractor to supply Owners with reasonable information requested by Owner or Owner’s Tax Consultant for purposes of Owner qualifying for or benefitting from any and all exclusions, exemptions, refunds, reductions, abatements, credits or rebates of any Taxes, including supplying to Owner or Owner’s Tax Consultant any applicable exclusion and exemption certificates and any other information as reasonably requested or required by any Governmental Instrumentality.

3.29 Louisiana Sales and Use Taxes Matters.

A. Louisiana Rebate Programs and Documentation. Owner may participate in the incentive program provided in Louisiana Revised Statutes Section 51:1781 et seq., and any subsequent Applicable Law, commonly known as the Louisiana Enterprise Zone Program or the incentive program provided in Louisiana Revised Statutes Section 51:2451 et seq., and any subsequent Applicable Law, commonly known as the Louisiana Quality Jobs Program, or any successor or similar incentive programs, which incentive programs may allow Owner to receive the rebatable portion of Louisiana Sales and Use Taxes (collectively, the “Rebatable Louisiana Sales and Use Taxes”) incurred and paid by members of the Contractor Group or any Subcontractor or Sub-Subcontractor in connection with performance of the Work. Contractor, for itself and for all other members of the Contractor Group and any Subcontractor or Sub-Subcontractor, shall provide Owner with all documentation as may reasonably be requested by Owner or Owner’s Tax Consultant in order to allow Owner to secure the Rebatable Louisiana Sales and Use Taxes. Such documentation shall include submitted and signed returns for all Louisiana Sales and Use Taxes and invoice documentation supporting all Louisiana Sales and Use Taxes paid by members of the Contractor Group or any Subcontractor or Sub-Subcontractor for purchases of Equipment, including purchases of Equipment made under lump sum contract agreements. Such returns of Taxes shall be provided by Contractor to Owner and Owner’s Tax Consultant within thirty (30) Days after filing such returns of Taxes or other documentation with applicable Governmental Instrumentalities. Such invoice documentation shall be provided by Contractor to Owner within ninety (90) Days after receipt of such invoice documentation by members of the Contractor Group or any Subcontractor or Sub-Subcontractor. The invoice documentation shall clearly identify: (i) the name of the vendor; (ii) the vendor invoice number; (iii) the delivery date; (iv) a description of the item(s) purchased; (v) the purchased amounts; and (vi) all information (including Owner’s name, the taxpayer’s name, and the name and address of Project 3) to properly establish that the Equipment was used in connection with or incorporated into Project 3. If the Equipment was taken from the inventory of one or more members of the Contractor Group or any Subcontractor or Sub-Subcontractor, subject to Section 3.29D, Contractor shall provide Owner with an invoice, journal voucher or other similar documentation as may be required to evidence that the applicable Louisiana Sales and Use Taxes were paid or accrued by one or more members of the Contractor Group or any Subcontractor or Sub-Subcontractor on or with respect to such Equipment. Owner’s Tax Consultant shall assist Owner to secure all available rebates of Rebatable Louisiana Sales and Use Taxes and is authorized on behalf of Owner to request and receive information directly from Contractor, on its own behalf and on behalf of all other members of the Contractor Group and any Subcontractor or Sub-Subcontractor.

B. Contractor and Owner shall make reasonable efforts to minimize the liabilities for Taxes relating to the Work. If Contractor or any Subcontractor or Sub-subcontractor incurs any sales and use taxes on any items of Equipment for which Owner has previously provided Contractor with an applicable sales and use tax exemption certificate, Contractor shall be responsible for the payment of such sales and use taxes without any reimbursement from Owner; provided, however, the foregoing provision shall not affect Contractor’s right to a Change Order in accordance with Section 7.1.

C. Owner’s Tax Consultant. Owner’s Tax Consultant shall execute a confidentiality agreement with any applicable member of Contractor Group or with any applicable Subcontractor or Sub-Subcontractor with terms customary in the audit industry for audits and examinations of Books and Records for purposes of Louisiana Sales and Use Taxes in connection with projects such as Project 3 prior to receiving access to any information from Contractor.

D. Audit and Access Rights. In accordance with Section 3.13, Owner shall have the right to have Owner’s Tax Consultant audit the Books and Records of any member of the Contractor Group or any Subcontractor or Sub-Subcontractor to confirm that all Louisiana Sales and Use Taxes paid by any member of the Contractor Group or any Subcontractor or Sub-Subcontractor in connection with the Work are properly owed under Applicable Laws; provided, however, if the determination of the proper amount of such Louisiana Sales and Use Taxes assessed on any one or more items of Equipment is dependent upon knowing the actual cost incurred by any member of the Contractor Group or any Subcontractor or Sub-Subcontractor for such item of Equipment and the compensation of such item of Equipment is included in the Contract Price or in any lump sum Change Order, that portion of the audit devoted to reviewing the actual cost incurred by any such member of the Contractor Group, Subcontractor or Sub-Subcontractor for such item of Equipment shall be performed by Owner’s Tax Consultant. The Parties agree that (unless the amount of Louisiana Sales and Use Taxes properly payable for an item of Equipment is subject to audit, litigation, arbitration, subpoena or summons issued by a Governmental Instrumentality) Owner’s Tax Consultant shall not disclose to Owner the actual cost incurred by Contractor or other member of the Contractor Group or any Subcontractor or Sub-Subcontractor for any item of Equipment included in the Contract Price, but the Parties agree that Owner’s Tax Consultant may report to Owner the proper Louisiana Sales and Use Taxes properly payable under Applicable Law.

3.30 Equipment Quality. Contractor shall furnish reasonable evidence as to the kind, quality, and quantity of all Major Equipment. Without prior written approval by Owner which specifically waives the requirements of this Agreement, where this Agreement specifies certain Major Equipment be incorporated into Project 3, Contractor shall not use any Major Equipment other than as specified in this Agreement. If Contractor wishes to modify the requirements contained herein with respect to Major Equipment, then it shall make written application to Owner for Owner’s approval (such approval not to be unreasonably withheld), prior to performing any such Work. Such application shall (i) identify the requirements being modified, (ii) certify that the quality of the proposed substitute is equal to or better than that currently specified, and (iii) certify that the substitute is suited to the same use and capable of performing the same function as that specified. If the preceding requirements are not followed, then any substitution shall constitute a material failure by Contractor to comply with its obligations under this Agreement. All Major Equipment shall be fabricated, applied, installed, connected, operated (during start-up and testing), cleaned and conditioned in accordance with the instructions of the applicable Subcontractor or Sub-subcontractor.

3.31 Loss of LNG or Natural Gas. Contractor shall use safe and commercially reasonable efforts during commissioning, testing, and operation of the Phase 2 Liquefaction Facility to minimize the loss of LNG or Natural Gas due to venting, flaring, or unnecessary operation of the refrigerant compressors in recycle.

ARTICLE IV

OWNER’S RESPONSIBILITIES

Owner shall comply with the following provisions in a timely manner in accordance with the Project Schedule at no cost to Contractor:

4.1 Payment and Financing. Owner shall timely pay the Contract Price in accordance with the provisions of Article 7 hereof. As a condition of NTP, Owner shall obtain and maintain funds and financing as required by Section 4.1B for Project 3 sufficient to make payments to Contractor in accordance with the terms of this Agreement.

A. Owner Quarterly Confirmation. Beginning with Owner’s issuance of NTP, and continuing quarterly thereafter, Owner shall deliver to Contractor a statement in the form of Schedule 28-1 (“Owner Quarterly Confirmation”) confirming that Owner has sufficient funds, in an amount at least equal to the committed fund levels as required by Section 4.1B, through itself and financing to continue to fulfill its payment obligations under this Agreement and confirming that no event has come to the attention of Owner which would materially and adversely affect the continued availability of such funding. Such Owner Quarterly Confirmation shall be signed by an appropriate senior officer of Owner. For the purposes of this Section 4.1A, “quarterly” shall mean the beginning and middle of each six (6) Month period described in Section 4.1B.

B. Sufficiency of Committed Funds. The term “sufficient funds” for purposes of Section 4.1A shall mean the following:

1. After NTP and Contractor’s receipt of the Mobilization Payment, and through the first six (6) Months, Six Hundred Seventy Five Million U.S. Dollars (U.S.$675,000,000);

2. After the first six (6) Months and through the first twelve (12) Months, Five Hundred Seventy Five Million U.S. Dollars (U.S.$575,000,000);

3. After the first twelve (12) Months and through the first eighteen (18) Months, Four Hundred Fifty Million U.S. Dollars (U.S.$450,000,000);

4. After the first eighteen (18) Months and through the first twenty-four (24) Months, Three Hundred Twenty Five Million U.S. Dollars (U.S.$325,000,000);

5. After the first twenty-four (24) Months and through the first thirty-six (36) Months, Two Hundred Seventy Five Million U.S. Dollars (U.S.$275,000,000);

6. After the first thirty-six (36) Months and through the first forty-eight (48) Months, Two Hundred Twenty Five Million U.S. Dollars (U.S.$225,000,000);

7. After the first forth-eight (48) Months and through the first sixty (60) Months, One Hundred Fifty Million U.S. Dollars (U.S.$150,000,000); and

8. After the first sixty (60) Months and up to Substantial Completion, One Hundred Million U.S. Dollars (U.S.$100,000,000).

The committed fund levels under this Section 4.1B are in addition to and exclusive of (a) undisputed amounts owed to Contractor from Owner through the date of the applicable Owner Quarterly Confirmation, (b) any disputed amounts placed in escrow under Section 18.4 and (c) any funds committed to fulfill Owner’s payment obligations to Contractor under any other EPC Agreement (in each case, after Owner has issued notice to proceed thereunder).

4.2 Owner Permits. Owner shall be responsible for obtaining the Owner Permits. Owner shall maintain and, to the extent applicable, renew such Owner Permits. To the extent Owner has already obtained any of the Owner Permits as of the Effective Date of this Agreement, Owner shall provide copies of such Owner Permits to Contractor on or before the Effective Date. To the extent Owner has not obtained any Owner Permits prior to the Effective Date, Owner shall obtain such Owner Permits in accordance with the schedule contained in Attachment 17 and Owner shall provide Contractor with complete copies of such Owner Permits within five (5) Business Days after obtaining them. The terms of all such Permits shall be compatible with Contractor’s performance of the Work, and Owner shall promptly notify Contractor of any changes to the terms of any such Owner Permit that impacts Contractor’s performance of the Work under this Agreement. Owner shall provide information, assistance and documentation to Contractor as reasonably requested in connection with the Contractor Permits.

4.3 Access to the Site, Laydown Areas and Off-Site Rights of Way and Easements.

A. Subject to the terms of this Agreement, including Section 3.24: (i) Owner shall, at NTP, provide Contractor with access to and care and custody of the Phase 2 Site; (ii) such access shall be sufficient to permit Contractor to progress with construction on a continuous basis without material interruption or interference by others; and (iii) to the extent that (a) any of Owner’s commercial counterparties and each of their representatives, contractors or subcontractors working at the Phase 2 Site prior to Substantial Completion (except as described in Attachment 25 or Attachment 26), (b) any Landowner accessing the Phase 2 Site prior to Substantial Completion (except as described in Attachment 25 or Attachment 26), or (c) the lack of such sufficient access or a Change in Law, in any such case materially interrupts or interferes with Contractor’s performance of the Work and such interruption or interference adversely affects Contractor’s ability to perform the Work in accordance with the Project Schedule or Contractor’s cost of performance of the Work, Contractor shall be entitled to a Change Order; provided that, subject to Section 3.25, Contractor complies with the requirements in Sections 6.2, 6.5 and 6.9. For the avoidance of doubt, Contractor shall not be entitled to a Change Order pursuant to this Section 4.3 as a result of a Landowner, Owner, Owner’s commercial counterparties or each of their representatives, contractors or subcontractors accessing the Site to perform any of those activities described in Attachment 21, Attachment 25 or Attachment 26.

B. The Contract Price is based on Owner providing Contractor with access to the Laydown Areas and the Off-Site Rights of Way and Easements sufficient to permit Contractor to progress with construction without material interruption or interference by others while adhering to the requirements in Attachment 25 or Attachment 26. To the extent Contractor is not provided with sufficient access to such Laydown Areas and Off-Site Rights of Ways and Easements to progress with construction without material interruption or interference by others, and such interruption or interference adversely affects Contractor’s cost of performance of the Work or Contractor’s ability to perform the Work in accordance with the Project Schedule, Contractor shall be entitled to a Change Order; provided that (i) Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9, and (ii) at or prior to the Contract Date, Contractor did not know (based on information described in Attachment 25 or Attachment 26) that its access was or would be restricted.

4.4 Operation Personnel. Owner shall provide to Contractor the Owner Personnel qualified and competent for operating and maintenance sufficient to commission and test Project 3 under the supervision of Contractor as set forth in Attachment 22. Until Substantial Completion, such personnel shall be under the direction and instruction of and supervised by, Contractor. Such operating and maintenance personnel shall be available for training as required pursuant to Section 3.5 and for the roles contemplated by Attachment 22. To the extent not set forth in Attachment 22, Contractor shall prepare for Owner’s review a Project Commissioning Plan regarding the utilization of the Owner Personnel and Contractor’s personnel during commissioning and for the conduct of Performance Tests. Such Project Commissioning Plan shall be mutually agreed-upon by the Parties, each acting reasonably, no later than forty-five (45) Days after Owner’s receipt of Contractor’s proposed Project Commissioning Plan. Without in any way limiting Contractor’s obligation to provide forces and labor during commissioning and Performance Testing, Contractor agrees that if any activity during commissioning and Performance Testing requires direct supervision by Contractor, such supervision shall be performed by Contractor or a Subcontractor or Sub-subcontractor. Owner shall remain responsible for all costs associated with the Owner Personnel, including salaries, travel and expenses.

4.5 Legal Description and Survey. Prior to NTP (or prior to any LNTP Work where applicable), Owner shall provide to Contractor (i) the legal description of the Site as set forth in Attachment 25 and (ii) a survey of the Site showing the boundaries of the Site and one survey control point. Contractor shall be entitled to rely upon the accuracy of this information. To the extent any existing structures or utilities are shown in the survey, Contractor shall independently verify the locations of such existing structures and utilities.

4.6 Hazardous Materials. Owner shall, or shall cause its Affiliates to, remove, transport and, as appropriate, dispose of any Hazardous Materials discovered or released at the Site, including any Hazardous Materials brought on the Site or generated by Third Parties, but excluding any Hazardous Materials brought on to the Site or generated by Contractor or any of its Subcontractors or Sub-subcontractors. In addition, as between Owner and Contractor, Owner shall be responsible for any Hazardous Materials discovered or released within the Off-Site Rights of Way and Easements, including any Hazardous Materials brought on the Off-Site Rights of Way and Easements or generated by Third Parties but excluding any Hazardous Materials brought on the Off-Site Rights of Way and Easements by Contractor or any of its Subcontractors or Sub-subcontractors. Owner shall defend, indemnify and hold harmless Contractor Group and its Subcontractors and Sub-subcontractors from and against all damages, losses, costs and expenses (including all reasonable attorneys’ fees and litigation or arbitration expenses) incurred by Contractor Group or its Subcontractors and Sub-subcontractors to the extent arising from any contamination or pollution resulting from any Hazardous Materials for which Owner is responsible under this Section 4.6.

4.7 Owner-Provided Items.

A. Owner shall (i) be responsible for those items of information identified in Section 3 of Attachment 21 as “Rely Upon”, and (ii) provide to Contractor the information specified in Attachment 21. Contractor shall not be required to examine or be deemed to have examined any information identified as “Rely Upon”, and Owner shall remain fully responsible for any errors or inaccuracies in any such “Rely Upon” information. If Owner makes a change to any “Rely Upon” information, or if Contractor discovers an error in “Rely Upon” information or non-compliance of “Rely Upon” information with Applicable Law or Applicable Codes and Standards, Contractor shall be entitled to a Change Order; provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9. All other information (including all other information in the Design Basis and the other documents listed in Attachment 21 other than those items specifically identified as “Rely Upon” information) shall be the responsibility of Contractor.

B. Owner shall provide those items in Attachment 1 which are expressly listed as being the obligation of Owner and the items listed in Attachment 21 (within the times listed in Attachment 21). The items already provided by Owner are listed in Attachment 21.

C. Owner shall supply Feed Gas for use during commissioning, Start Up and Performance Tests and as necessary to demonstrate achievement of RFSU and Substantial Completion (“Commissioning Feed Gas”) in accordance with the notice procedures specified in Section 11.2.

4.8 Commissioning Storage. Following Substantial Completion, Owner shall provide storage, through Tanks completed by Contractor under Project 1 for Commissioning LNG in accordance with the notice procedures specified in Section 11.2B and Section 11.2C.

4.9 Owner Representative. Owner designates *** as the Owner Representative. Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.

ARTICLE V

COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS

5.1 Commencement of Work. Upon Contractor’s receipt from Owner of the limited notice to proceed (“Limited Notice to Proceed” or “LNTP”), Contractor shall promptly commence with the performance of the portion of the Work specified in such LNTP; provided that the Parties have executed a Change Order defining the LNTP Work. The LNTP shall be issued in the form attached hereto as Attachment 8, Schedule 8-1. Contractor shall not, and shall not be obligated to, commence performance of such Work until receipt from Owner of such LNTP.

5.2 Limited Notice to Proceed/Notice to Proceed.

A. Limited Notice to Proceed. The portion of the Contract Price payable for the LNTP Work shall be made in accordance with the Payment Schedule set forth in Attachment 3 (as may be amended by Change Order) and the applicable provisions of Article 7. Owner shall not issue the LNTP until the following conditions have been met:

1. Owner has furnished to Contractor documentation which demonstrates that Owner has sufficient funds to fulfill its payment obligations, including all cancellation costs associated with LNTP Work, in connection with Contractor’s performance of the LNTP Work, or that Owner has obtained financing from one or more Lenders to fulfill its payment obligations in connection with such LNTP Work;

2. Owner has obtained all Owner Permits that are necessary for performance of the LNTP Work, or if Owner has not obtained all such Owner Permits at the commencement of such LNTP Work, by issuance of the LNTP, Owner commits to obtain any such remaining Owner Permits in such time so as to not delay the performance of such LNTP Work; and

3. Owner shall be in compliance with its other obligations set forth in Article 4 as necessary for the performance of the LNTP Work.

B. Notice to Proceed. Contractor shall not, and shall not be obligated to, commence performance of the Work (other than the LNTP Work) until Owner issues the full notice to proceed (“Notice to Proceed” or “NTP”) authorizing the same pursuant to the terms and conditions of this Agreement. Upon Contractor’s receipt from Owner of the NTP, Contractor shall promptly commence with the performance of the Work. The NTP shall be issued in the form attached hereto as Attachment 8, Schedule 8-2. Contractor shall timely file in the required superior court and post at the Site a notice of commencement as required under La. Rev. Stat. §9:4801, et. seq. and shall provide copies of such notice of commencement to Subcontractors and Sub-subcontractors as required under La. Rev. Stat. §9:4801, et. seq. Owner shall not issue an NTP until the following conditions have been met:

1. Owner has furnished to Contractor reasonable documentation which demonstrates that Owner (i) has funds and (ii) has obtained financing from one or more Lenders, which combined are sufficient to fulfill Owner’s payment obligations under this Agreement, including (a) satisfaction, or waiver by Lenders, of all applicable conditions precedent to the occurrence of the closing date of the financing, which shall be prior to or contemporaneous with the issuance of the Notice to Proceed, and (b) evidence of the execution of the credit agreement with respect to such financing by Owner and Lenders (including a copy of such executed credit agreement).

For purposes of this Section 5.2B.1, funds and financing “sufficient to fulfill Owner’s payment obligations” shall mean that Owner has at NTP One Billion One Hundred Million U.S. Dollars (U.S.$1,100,000,000) committed to fulfill Owner’s payment obligations to Contractor under this Agreement. This committed fund amount is in addition to and exclusive of the (a) Mobilization Payment and (b) any funds committed to fulfill Owner’s payment obligations to Contractor under any other EPC Agreement (in each case, after Owner has issued notice to proceed thereunder);

2. Owner has obtained all Owner Permits (including the FERC Authorization) which are shown in Attachment 17 as required to be obtained prior to the issuance of the NTP;

3. Owner has issued LNTP no later than eleven (11) months after Owner has issued notice to proceed under the Phase 1 EPC Agreement, and the LNTP shall be for a duration of at least seven (7) months prior to NTP for Project 3 (unless mutually agreed otherwise by the Parties);

4. Owner has made payment to Contractor of all undisputed amounts owed as of the date of the NTP that were earned in connection with Contractor’s performance of the (i) Request for Services issued under the Amended Technical Services Agreement and the Original Technical Services Agreement and (ii) LNTP Work;

5. The Mobilization Payment has been received by Contractor in cleared funds;

6. Owner shall be in compliance with its other obligations set forth in Article 4 as necessary for the commencement of the Work; and

7. The Parties’ agreement to the impacts resulting from a delay in issuance of NTP as provided in Section 5.2C below, in which case Section 6.2C regarding unilateral Change Orders shall not apply.

C. Delayed NTP.

1. In the event Owner fails to issue the NTP in accordance with Section 5.2B by December 31, 2017, then Contractor shall be entitled to a Change Order as follows:

a.	To adjust the Contract Price for impacts arising from the issuance of NTP after December 31, 2017. Cost relief includes impacts caused by External Factors (defined below) after December 31, 2017. External Factors include, for example, closing of vendor shops, unavailability of materials, labor unavailability, ability to attract and/or retain qualified labor, and Owner-directed changes (the “External Factors”), but specifically excluding impacts related to quantities, technology, equipment specifications, equipment count or Contractor errors or omissions (unless directly resulting from such External Factors). Cost relief includes escalation costs; and

b.	For any demonstrated impacts to the Project Schedule caused by External Factors occurring after December 31, 2017 and before NTP.

2. In the event Owner fails to issue the NTP in accordance with Section 5.2B by July 1, 2020, then Contractor shall be entitled to a Change Order as follows:

a.	To adjust the Contract Price as described in Section 5.2C.1.a above and any other Changed Criteria for Project 3 for the impact caused by the delay in issuing NTP; and

b.	To adjust the Project Schedule as described in Section 5.2C.1.b.

3. Any claims or entitlements that Contractor may have under this Section 5.2.C must be claimed by Contractor and agreed between the Parties in a Change Order executed prior to NTP pursuant to the Change Order procedures in Section 6.4. Any such Change Order shall take into account the impact of any cancellation or suspension of any portion of the services to be performed under either the Request for Services or LNTP.

4. At the end of every six (6) Month period after December 31, 2017 until NTP (if any) is issued by Owner, Contractor will have the right to notify Owner in writing of any impacts such delay has on Contractor’s costs of performance of the Work, including Subcontractor prices, and Contractor’s ability to perform the Work in accordance with this Agreement, including the Project Schedule and other Changed Criteria. Contractor shall not be entitled to the relief in this Section 5.2C to the extent the reason for Owner failing to issue NTP is because Contractor failed to provide the Letter of Credit in accordance with Section 9.2A.

5. If this Article 5 conflicts with Article 6 regarding cost and schedule entitlements and the types of impacts arising from or caused by a delayed NTP, then this Article 5 controls.

5.3 Project Schedule. Contractor shall perform the Work in accordance with the Project Schedule.

A. Target Substantial Completion Date. Listed in Attachment 5 is the Target Substantial Completion Date. The Target Substantial Completion Date shall only be adjusted by Change Order as provided under this Agreement.

B. Guaranteed Substantial Completion Date. Contractor shall achieve Substantial Completion of Project 3 no later than the date specified in Attachment 5 (“Guaranteed Substantial Completion Date”). The Guaranteed Substantial Completion Date shall only be adjusted by Change Order as provided under this Agreement.

C. Final Completion. Contractor shall achieve Final Completion no later than one hundred eighty (180) Days after achieving Substantial Completion or as soon as reasonably practicable thereafter if the Parties mutually agree (both acting reasonably).

5.4 CPM Schedule Submissions. Within fifteen (15) Days after NTP is issued in accordance with Section 5.2B, Contractor shall prepare and submit to Owner for its review a critical path method schedule (“CPM Schedule”) for the Work identifying a critical path for Project 3, which shall be detailed at a Level II for all activities for Project 3 (including engineering, procurement, construction, pre-commissioning, commissioning, testing and startup). In addition, no later than one hundred and twenty (120) Days after NTP is issued in accordance with Section 5.2B, Contractor shall submit to Owner for its review a revised CPM Schedule, which shall be detailed at a Level III for all activities for Project 3 (including engineering, procurement, construction, pre-commissioning, commissioning, testing and startup). The initial CPM Schedule shall govern Contractor’s Work until the revised CPM Schedule is prepared and reviewed by Owner. Each of the initial and revised CPM Schedules shall be referred to as the “CPM Schedule,” and each shall comply with the requirements of this Section 5.4 and shall be provided to Owner in its native electronic format. The CPM Schedule shall be prepared by Contractor using Primavera Project Planner. Without limitation of the foregoing, the CPM Schedule shall include the information and meet the requirements set forth in Section 8.4 of Attachment 1.

5.5 Recovery and Recovery Schedule. If, at any time during the prosecution of the Work, (i) should the Monthly Progress Report show that any activity on the critical path is forty-five (45) or more Days behind schedule, or should Contractor fail to provide a Monthly Progress Report in compliance with the requirements of this Agreement and Owner reasonably determines that any activity on the critical path is forty-five (45) or more Days behind schedule and (ii) Contractor or any of its Subcontractors or Sub-subcontractors are in Owner’s reasonable judgment responsible for such delay, Owner may, in addition to any other remedies that it may have under this Agreement, require that Contractor prepare a schedule to explain and display how it intends to regain compliance with the CPM Schedule (“Recovery Schedule”). Within ten (10) Business Days after the determination by Owner of the requirement for a Recovery Schedule, Contractor shall prepare the Recovery Schedule and submit it to Owner for its review. The Recovery Schedule shall (i) represent Contractor’s best judgment as to how it shall regain compliance with the CPM Schedule, (ii) be prepared in accordance with GECP, (iii) have a level of detail sufficient for Contractor to direct, manage and perform the Work, and (iv) have a maximum duration of sixty (60) Days unless recovery cannot be reasonably achieved in such time, in which case the duration of the Recovery Schedule shall be for that period of time reasonably necessary to regain compliance with the CPM Schedule. Contractor shall address all comments received from Owner during Owner’s review of the Recovery Schedule, and Contractor shall provide a written statement describing why any of Owner’s comments or proposed changes to the Recovery Schedule were not implemented by Contractor. Any of Owner’s comments or proposed changes to the Recovery Schedule that Contractor implements should be reflected in the revised Recovery Schedule. The revised Recovery Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing the Work (including all activities of Subcontractors and Sub-subcontractors) to regain compliance with the CPM Schedule. The cost of preparing and executing the Recovery Schedule shall be at Contractor’s sole cost and expense; provided, however, if the preparation of a Recovery Schedule is combined with a request by Owner for a Change Order and the cost of preparing the Change Order for such request (excluding any costs associated with recovery) exceeds Thirty Thousand U.S. Dollars (U.S.$30,000), then Contractor is entitled to reimbursement for such preparation costs in accordance with Section 6.1A. Owner’s review and comments regarding the Recovery Schedule shall not relieve Contractor of any obligations for performance of the Work, change the Target Substantial Completion Date or the Guaranteed Substantial Completion Date or be construed to establish the reasonableness of the Recovery Schedule.

A. If, at any time prior to the Guaranteed Substantial Completion Date, Contractor’s performance of the Work is delayed such that Project 3 is projected to achieve Substantial Completion beyond the Guaranteed Substantial Completion Date (as may be adjusted by Change Order) to such an extent that the Delay Liquidated Damages cap in Section 20.2A would apply, and Contractor fails to provide a Recovery Schedule in accordance with this Section 5.5 or Contractor provides a Recovery Schedule but Contractor fails to materially comply with such Recovery Schedule, then Contractor shall be in Default and Owner shall have the right, prior to the Guaranteed Substantial Completion Date, to terminate Contractor’s performance of the Work in accordance with Section 16.1A. If Owner so terminates, Owner shall have all of the rights under Section 16.1 (including recovering all amounts under Section 16.1A), except that in the case of a termination by Owner pursuant to this Section 5.5A solely for Contractor’s failure to provide a Recovery Schedule and materially comply therewith, Contractor’s liability under Section 16.1 arising out of such termination shall be limited to the applicable cap or caps in Section 20.2A and no Performance Liquidated Damages would be owed.

5.6 Acceleration and Acceleration Schedule.

A. Even if the Work is otherwise in compliance with the CPM Schedule, Owner may, at any time, direct Contractor in writing to advance one or both of the Target Substantial Completion Date and the Guaranteed Substantial Completion Date; provided, however, such directive shall be reasonable and Contractor shall have agreed in writing that such acceleration is commercially and technically feasible. In the event of such agreement, the directive shall be termed herein a “Confirmed Acceleration Directive” and shall be set forth in a Change Order. In no event shall Owner have the right to issue a unilateral acceleration directive requiring Contractor to achieve Substantial Completion prior to the original Guaranteed Substantial Completion Date specified in this Agreement as of the Contract Date. In the event of a Confirmed Acceleration Directive, Owner shall pay Contractor for the documented costs plus fees attributable to such acceleration and appropriate incentives, if any, shall be mutually agreed upon by the Parties with respect to such early proposed completion and set forth in the Change Order. Such costs may include any shift differential, premium, or overtime payments to workers or field supervisors and other employees of Contractor dedicated to the Work on a full-time basis actually incurred over and above Contractor’s normal rates, and overtime charges for Construction Equipment. Any adjustment to the Contract Price or any other Changed Criteria necessitated by such acceleration of the Work shall be implemented by Change Order. Upon execution of the Change Order, Contractor shall immediately commence and diligently perform the acceleration of the Work, and shall prepare a schedule to explain and display how it intends to accelerate the Work and how that acceleration will affect the critical path of the CPM Schedule (the “Acceleration Schedule”). With respect to the Acceleration Schedule, Contractor shall do the following:

1. No later than the tenth (10th) Business Day after execution of the Change Order with respect to the Confirmed Acceleration Directive, Contractor shall prepare the Acceleration Schedule and submit it to Owner for its review. The Acceleration Schedule shall represent Contractor’s best judgment as to how it shall satisfy the Confirmed Acceleration Directive. The Acceleration Schedule shall be prepared using GECP and to a similar level of detail as the CPM Schedule.

2. On the tenth (10th) Business Day after execution of the Change Order with respect to the Confirmed Acceleration Directive (or such longer time as specified in writing by Owner), Contractor shall participate in a conference with Owner, and with any other Person (including Subcontractors and Sub-subcontractors) whom Owner reasonably designates to participate, to review and evaluate the Acceleration Schedule. Any revisions to the Acceleration Schedule necessary as a result of this review shall be resubmitted for review by Owner as soon as reasonably practicable or as mutually agreed by the Parties. The revised Acceleration Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing that portion of the Work that is affected by such acceleration, with the CPM Schedule governing the performance of all other Work.

Owner’s review of the Acceleration Schedule shall not constitute an independent evaluation or determination by Owner of the workability, feasibility, or reasonableness of that schedule.

ARTICLE VI

CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY

6.1 Change Orders Requested by Owner. Until Substantial Completion, Owner shall be entitled to a Change Order upon request in accordance with this Section 6.1.

A. If Owner submits to Contractor in writing a duly signed proposed Change Order, Contractor must respond to Owner, to the extent practicable, within thirty (30) Days with a written statement setting forth the effect, if any, which such proposed Change Order would have on (i) the Contract Price, the Project Schedule and/or the Payment Schedule, (ii) any of the Minimum Acceptance Criteria, the Performance Guarantee, the Guarantee Conditions and/or the Design Basis and/or (iii) any other obligation or potential liability of Contractor hereunder (collectively or individually, the “Changed Criteria”). The written statement shall be in the form of Schedule 4-3, and shall include, to the extent practicable, all information required by Section 6.5B. Owner shall respond to Contractor’s written statement within fourteen (14) Business Days of receipt, responding to Contractor’s statement as to the effects of the proposed Change Order on the Changed Criteria. If it is not practicable for Contractor to provide all of the information required under this Section 6.1A to be submitted with such written statement within such thirty (30) Day period, Contractor shall provide Owner with as much information as practicable as well as a written explanation of the reason additional time is required. To the extent Contractor incurs costs exceeding Thirty Thousand U.S. Dollars (U.S.$30,000) (which costs shall be adequately documented and supported by Contractor) in responding to any one proposed Change Order, Contractor shall be reimbursed for such excess costs in responding to such Change Order within twenty-five (25) Days after Owner’s receipt of Contractor’s invoice therefor; provided that Contractor first gives Owner written notice of the estimate of the cost of such preparation before preparing the response, such estimate is in excess of Thirty Thousand U.S. Dollars (U.S.$30,000), Owner approves in writing the preparation of the response, and such proposed Change Order is not implemented.

B. If the Parties agree on such Changed Criteria of the proposed Change Order (or modify such proposed Change Order so that the Parties agree on such Changed Criteria), the Parties shall execute such Change Order incorporating the Changed Criteria, which shall be in the form of Schedule 4-1, and such Change Order shall become binding on the Parties, as part of this Agreement.

C. If the Parties cannot agree on such Changed Criteria of the proposed Change Order within ten (10) Days of Contractor’s receipt of Owner’s response to Contractor’s written statement, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately without the requirement of a written statement by Contractor as required under Section 6.1A, Owner may (subject to this Section 6.1C), by issuance of a unilateral Change Order in the form attached hereto as Schedule 4-2, require Contractor to commence and perform the changed Work specified in the unilateral Change Order on a time and material basis as set forth in Schedule 4-4 with the effect of such unilateral Change Order on the Changed Criteria (or if the Parties agree on the effect of such unilateral Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties disagree) to be determined as soon as possible but without prejudice to Contractor’s right to refer any Dispute for resolution in accordance with Article 18. The rates specified in Schedule 4-4 are “Unit Rates,” and the Unit Rates shall be used to the extent applicable to the changed Work. The Parties acknowledge and agree that unilateral Change Orders submitted by Owner in accordance with this Section 6.1C shall be limited to additions or modifications to, or deductions from, the Work and that Owner shall not have the unilateral right to change, amend or modify any of the other Changed Criteria or the terms of this Agreement. Pending resolution of the Dispute, Contractor shall perform the Work as specified in such unilateral Change Order and Owner shall continue to pay Contractor in accordance with the terms of this Agreement and any previously agreed Change Orders. When Owner and Contractor agree on the effect of such unilateral Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a Change Order in the form attached hereto as Schedule 4-1, which shall supersede the unilateral Change Order previously issued and relating to such changed Work. With the exception of any Contract Price adjustment contemplated under Attachment 31, in no event shall Owner be entitled to issue any unilateral Change Order in accordance with this Section 6.1C where such unilateral Change Order (i) would result in an increase equal to or exceeding Ten Million U.S. Dollars (U.S.$10,000,000), or (ii) in conjunction with other unilateral Change Orders issued by Owner (other than any Contract Price adjustment contemplated under Attachment 31), would in themselves result in an increase equal to or exceeding an amount equal to Thirty Million U.S. Dollars (U.S.$30,000,000); provided that, with respect to unilateral Change Orders requiring Contractor to conduct or develop engineering studies, Contractor shall not be required to incur costs (a) greater than Thirty Thousand U.S. Dollars (U.S.$30,000) for any single Change Order for engineering studies, or (b) in conjunction with other unilateral Change Orders, greater than Three Hundred Thousand (U.S.$300,000) in the aggregate for engineering studies. Notwithstanding the foregoing, in no event shall Owner be entitled to issue any unilateral Change Order directing performance of Work under an LNTP. For the avoidance of doubt, the Parties agree that the adjustments contemplated under Attachment 31 do not constitute unilateral Change Orders.

D. In the event of a change in any Applicable Code and Standard which does not constitute a Change in Law, Contractor shall provide written notice to Owner regarding such change. Upon receipt of such notice from Contractor, Owner may submit a proposed Change Order to Contractor in accordance with this Section 6.1 in the event Owner, at its sole option, elects for Contractor to implement such change in Applicable Code and Standard. In the event Owner does not, at its sole option, elect for Contractor to implement such change in Applicable Code and Standard, Contractor shall not be required to perform in accordance with such Applicable Code and Standard. In the event, however, that compliance with such Applicable Code and Standard is mandatory for Contractor to comply with GECP and Owner does not, at its sole option, after receipt of written notice from Contractor regarding same, elect for Contractor to implement such change in Applicable Code and Standard, then Owner waives its rights to claim a breach of GECP with respect to such change in Applicable Code and Standard.

6.2 Change Orders Requested by Contractor.

A. Contractor shall have the right to a Change Order in the event of any of the following occurrences:

1. Any Change in Law that adversely affects (i) Contractor’s costs of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement (provided that for any Change in Law regarding Taxes, any adjustment for Contractor pursuant to this Section 6.2 shall be permitted solely to the extent such Change in Law causes Contractor’s net aggregate Tax burden to increase benchmarked against Contractor’s net aggregate Tax burden as of February 28, 2017, as determined by a reputable, independent auditor mutually agreed by the Parties and paid for by Contractor (or, absent such mutual agreement, as appointed by the Houston, Texas office of the AAA), such determination to be made on a “with and without” basis and taking into account any decreases in Contractor’s aggregate Tax burden resulting from any other provision in the Law giving rise to the Change in Law;

2. Acts or omissions of any member of Owner Group or any other Person for whom Owner is responsible, including in the case of Owner any failure to perform any obligation under this Agreement that adversely affects (i) Contractor’s costs of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement; provided that Contractor shall not be entitled to a Change Order to the extent that such acts or omissions of Owner are (a) caused, directly or indirectly, by Contractor’s failure to perform its obligations under this Agreement, or (b) expressly permitted by this Agreement;

3. Force Majeure to the extent allowed under Section 6.8A;

4. Acceleration of the Work directed by Owner pursuant to a Confirmed Acceleration Directive in accordance with Section 5.6;

5. Owner’s request for an increase in coverage under the Letter of Credit pursuant to Section 9.2 to cover any increase in the Contract Price as a result of Change Orders to the extent set forth in Section 9.2;

6. To the extent expressly permitted under Sections 3.3C, 3.4, 3.25, 4.3, 4.7A, 5.6A, 7.1, 8.2A, 8.2C, 11.2A, 11.2B.6, 11.2D, 11.2E, 12.2A, 16.3, 16.4 and Attachment 31;

7. Delay beyond the permissible times specified in Section 1A.9(g)(ii) or Section 1A.11(ii) of Attachment 15 for the delivery by Owner to Contractor of builder’s risk or marine cargo insurance proceeds received by the Collateral Agent (or if no Collateral Agent, a mutually agreed upon escrow agent) shall relieve Contractor of any obligation under this Agreement to effect repairs or other restoration of the Work affected by the insured occurrence for any costs of repairs or restoration exceeding the sum of the deductible under such insurance and any amounts previously paid to

Contractor under such insurance and shall entitle Contractor to a Change Order adjusting the Contract Price and Project Schedule, but only to the extent such delay adversely affects (i) Contractor’s cost of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule, or (iii) or Contractor’s ability to perform any material obligation under this Agreement; provided that, notwithstanding the foregoing, in no event shall this Section 6.2A.7 in any way relieve Contractor from any obligation to perform any work necessary to maintain the builder’s risk and marine cargo insurance in full force and effect;

8. Suspension in Work ordered by Owner pursuant to Section 16.3;

9. Subsurface Soil Conditions to the extent allowed under Section 2.5B.2;

10. Discovery of Hazardous Materials at the Site or on the Off-Site Rights of Way and Easements for which Owner is responsible under Section 4.6 that adversely affects (i) Contractor’s costs of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement; and

11. Owner’s issuance of NTP after December 31, 2017 or any delay in issuing NTP by the dates required for NTP as more fully described in Section 5.2B.

B. Should Contractor desire to request a Change Order under this Section 6.2, Contractor shall, pursuant to Section 6.5, notify Owner in writing and issue to Owner, at Contractor’s expense, a request for a proposed Change Order in the form attached hereto as Schedule 4-3, a detailed explanation of the proposed change and Contractor’s reasons for proposing the change, documentation necessary to verify the effects of the change on the Changed Criteria, and all other information required by Section 6.5. Any adjustments to the Contract Price shall (unless otherwise agreed) be requested on a lump sum basis and shall be based on the requirements in Schedule 4-4 and the Unit Rates specified therein to the extent applicable to the Change Order.

C. Owner shall respond to Contractor’s request for a Change Order within thirty (30) Days of receipt, stating (i) whether Owner agrees that Contractor is entitled to a Change Order and (ii) the extent, if any, to which Owner agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, including any adjustment to the Contract Price and the estimated costs for each item making up the adjustment to the Contract Price. If Owner agrees that a Change Order is necessary and agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, including mutual agreement on the costs, then Owner shall issue such Change Order, which shall be in the form of Schedule 4-1, and such Change Order shall become binding on the Parties as part of this Agreement upon execution thereof by the Parties. Owner shall be entitled to decline a Change Order with respect to any request by Contractor for a Change Order if the Change Order request, when submitted, is not adequately documented and supported by Contractor as required under this Agreement.

D. If the Parties agree that Contractor is entitled to a Change Order but cannot agree on the effect of the proposed Change Order on the Changed Criteria within thirty (30) Days of Owner’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately, the rights, obligations and procedures set forth in Section 6.1C are applicable.

E. If the Parties cannot agree upon whether Contractor is entitled to a Change Order within thirty (30) Business Days of Owner’s receipt of Contractor’s written notice and proposed Change Order, then the Dispute shall be resolved as provided in Article 18. Pending resolution of the Dispute, Contractor shall continue to perform the Work required under this Agreement, and Owner shall continue to pay Contractor in accordance with the terms of this Agreement, any Change Orders and any previously agreed or unilateral Change Orders.

6.3 Contract Price Adjustment; Contractor Documentation. If a Change Order is executed on a time and material basis pursuant to Section 6.1C or 6.2D, then the Contract Price shall be adjusted as set forth in Schedule 4-4. Contractor shall use reasonable efforts to minimize such costs (consistent with the requirements of this Agreement).

6.4 Change Orders Act as Accord and Satisfaction. Unless otherwise expressly stated in the Change Order, Change Orders agreed pursuant to Section 5.2C, 6.1B or 6.2C by the Parties shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in the subject Change Order and shall be deemed to compensate Contractor fully for such change. Accordingly, unless otherwise expressly stated in such Change Order, Contractor expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding against Owner for any consequences arising out of, relating to or resulting from such change reflected in the subject Change Order. If Contractor expressly reserves its right in a Change Order to maintain a claim arising out of the change in the Change Order, then Contractor shall provide Owner with notice every ninety (90) Days setting forth the then known impact of the reserved claim in the Change Order.

6.5 Timing Requirements for Notifications and Change Order Requests by Contractor. Should Contractor desire to seek an adjustment to the Contract Price, the Project Schedule, the Payment Schedule, any of the Minimum Acceptance Criteria or the Performance Guarantee or any other modification to any other obligation of Contractor under this Agreement for any circumstance that Contractor has reason to believe may give rise to a right to request the issuance of a Change Order, Contractor shall, with respect to each such circumstance:

A. notify Owner in writing of the existence of such circumstance within twenty (20) Days of the date that Contractor knew of the first occurrence or beginning of such circumstance; provided, however, if such circumstance is an emergency, notice shall be given as soon as reasonably practicable. In such notice, Contractor shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Contractor first knew of such circumstance, any activities impacted by such circumstance, a good faith estimate of the cost (which such costs shall be adequately documented and supported by Contractor) and time consequences of such circumstance (including showing a good faith estimate of the impact of such circumstance, if any, on the critical path of the CPM Schedule) and any other details or information that are expressly required under this Agreement. Contractor shall only be required to comply with the notice requirements of this Section 6.5A once for continuing circumstances, provided that the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the time and cost consequences of such circumstance; and

B. submit to Owner a request for a Change Order as soon as reasonably practicable after giving Owner written notice but in no event later than forty-five (45) Days after the completion of each such circumstance, together with a written statement with all information currently available (i) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by Owner, including information and details expressly required under this Agreement (including the information required by Schedule 4-4, applicable detailed estimates and cost records and a graphic demonstration using the CPM Schedule and Monthly Progress Reports showing Contractor’s entitlement to a time extension to the Project Schedule pursuant to the terms of this Agreement); and (ii) setting forth the effect, if any, which such proposed Change Order has or would have for the Work on any of the Changed Criteria. Contractor shall promptly supplement its request for a Change Order with additional information as such additional information (if any) becomes available.

If Contractor fails to provide the notice as and when required under this Section 6.5 with respect to a particular event or circumstance, and if Owner demonstrates that it has been prejudiced on account of such failure to provide notice, then, to the extent that Owner is so prejudiced, Contractor waives its right for, and releases Owner from and against any claims for, adjustments in the Contract Price, the Project Schedule, Payment Schedule, any Work, any of the Minimum Acceptance Criteria or the Performance Guarantee or any other modification to any other obligation of Contractor under this Agreement in connection with such event or circumstance. Oral notice, shortness of time, or Owner’s actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse Contractor’s strict compliance with this Section 6.5. Contractor shall have the burden of proof with respect to any claim made by it.

6.6 Evidence of Funds. With the exception of any Contract Price adjustment contemplated under Attachment 31, Contractor shall not be obligated to proceed with any Change Order that, alone or in conjunction with other Change Orders, would result in an increase in the Contract Price, as of the Contract Date, in excess of Fifty Million U.S. Dollars (U.S.$50,000,000) and thereafter would result in an increase in the Contract Price in excess of additional Five Million U.S. Dollars (U.S.$5,000,000) increments, unless Owner furnishes, to Contractor’s reasonable satisfaction, documentation which demonstrates either that Owner has (i) sufficient funds to pay for such Change Order, or (ii) obtained financing from one or more Lenders in sufficient funds to pay for such Change Order.

6.7 Adjustment Only Through Change Order. Unless otherwise provided in this Agreement, no change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment for any change in the Contract Price, the Project Schedule, Payment Schedule, any Work, any of the Minimum Acceptance Criteria or the Performance Guarantee or any other obligations of Contractor or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Section 6.7. Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to this Section 6.7, and should Contractor perform or claim to perform any changes in the Work prior to authorization by Change Order, all such costs and expenses incurred by Contractor shall be for Contractor’s account. No course of conduct or dealings between the Parties, nor implied acceptance of additions, deletions, suspensions or modifications to this Agreement, including any Work, and no claim that Owner has been unjustly enriched by any such addition, deletion, suspension or modification to this Agreement, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim for an adjustment in the Contract Price, the Project Schedule, the Payment Schedule, any Work, any of the Minimum Acceptance Criteria or the Performance Guarantee or any other obligations of Contractor under this Agreement.

6.8 Force Majeure.

A. Contractor Relief. If the commencement, prosecution or completion of the Work is prevented or delayed by Force Majeure (including the effects of such Force Majeure), then Contractor shall be entitled to an extension to the Target Substantial Completion Date and/or the Guaranteed Substantial Completion Date to the extent, if any, permitted under Section 6.8A.1 and an adjustment to the Contract Price to the extent, if any, permitted under Section 6.8A.2, provided that Contractor has complied with the notice and Change Order requirements in Section 6.5 and the mitigation requirements in Section 6.11. In addition, if Force Majeure (including the effects of such Force Majeure) prevents Contractor’s performance with respect to any portion of the Work, Contractor shall, subject to Section 6.11, be relieved from performance of such portion of the Work for the time period that such Force Majeure, or the effects of such Force Majeure, are continuing. All time extensions to the Project Schedule and adjustments to the Contract Price for such delays or preventions shall be by Change Order implemented and documented as required under this Article 6.

1. Time Extension. Contractor shall be entitled to an extension to the Target Substantial Completion Date and/or the Guaranteed Substantial Completion Date for delay or prevention that meets the requirements of this Section 6.8A, if and to the extent such delay or prevention causes a delay in the critical path of the Work. Contractor shall demonstrate to Owner its entitlement to relief under this Section by providing to Owner an updated CPM Schedule using Primavera Project Planner in its native electronic format with actual durations entered for all activities on the critical path and re-forecasted clearly to indicate Contractor’s entitlement to a time extension under this Section 6.8A. Notwithstanding the foregoing, any adjustment to the Target Substantial Completion Date shall extend the Guaranteed Substantial Completion Date in the same amounts so that the Guaranteed Substantial Completion Date is always one hundred eighty (180) Days after the Target Substantial Completion Date, regardless of whether the delay impacts only the critical path of the Work to achieve the Target Substantial Completion Date and not the Guaranteed Substantial Completion Date.

2. Compensation. Contractor shall be entitled to an adjustment to the Contract Price for any delay or prevention that meets the requirements of this Section 6.8A, if such delay or prevention, alone or in conjunction with other Force Majeure Events, continues for a period of at least thirty (30) Days, in the aggregate. Any such Contract Price adjustment shall be for reasonable costs necessarily incurred by Contractor for delay or prevention occurring after the expiration of such thirty (30) Day period; provided that Owner’s total liability under this Agreement for any such Contract Price adjustment(s) for all such events occurring during the term of this Agreement shall not exceed Fifty Million U.S. Dollars (U.S.$50,000,000) in the aggregate.

B. Owner Relief. Subject to Section 6.8C, Owner’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed or prevented by Force Majeure, but without prejudice to Contractor’s entitlement to a Change Order to the extent set forth in Section 6.2A.

C. Payment Obligations. No obligation of a Party to pay moneys under or pursuant to this Agreement shall be excused by reason of Force Majeure.

6.9 Extensions of Time and Adjustment of Compensation. With respect to any of the circumstances set forth in Section 6.2A which cause delay of the commencement, prosecution or completion of the Work for which Contractor is entitled to a Change Order (with the exception of delay resulting from an event of Force Majeure, which shall be governed in accordance with Section 6.8), Contractor shall be entitled to an extension to the Target Substantial Completion Date and the Guaranteed Substantial Completion Date if and to the extent: (i) such delay causes a delay in the critical path of the Work; (ii) Contractor has complied with the notice and Change Order requirements in Section 6.5 and the mitigation requirements of Section 6.11; and (iii) such delay is not attributable to Contractor or any of its Subcontractors or Sub-subcontractors. Contractor shall demonstrate to Owner its entitlement to relief under this Section by providing to Owner an updated CPM Schedule using Primavera Project Planner in its native electronic format with actual durations entered for all activities on the critical path and re-forecasted clearly to indicate Contractor’s entitlement to a time extension under this Section 6.9. Notwithstanding the foregoing, any adjustment to the Target Substantial Completion Date shall extend the Guaranteed Substantial Completion Date in the same amounts so that the Guaranteed Substantial Completion Date is always one hundred eighty (180) Days after the Target Substantial Completion Date, regardless of whether the delay impacts only the critical path of the Work to achieve the Target Substantial Completion Date and not the Guaranteed Substantial Completion Date. Contractor shall be entitled to an adjustment to the Contract Price for reasonable, additional costs incurred by Contractor for delay or in mitigation or avoidance of a delay which would otherwise meet such requirements of this Section 6.9. For the avoidance of doubt, this Section 6.9 shall govern the determination of any right of Contractor to an adjustment to the Target Substantial Completion Date and the Guaranteed Substantial Completion Date for delay, unless such delay is caused by Force Majeure.

6.10 Delay. For the purposes of this Agreement, the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, ripple or lost production.

6.11 Contractor Obligation to Mitigate Delay. Contractor shall not be entitled to any adjustment to the Project Schedule or adjustment to the Contract Price for any portion of delay to the extent Contractor could have taken, but failed to take, reasonable actions to mitigate such delay.

ARTICLE VII

CONTRACT PRICE AND PAYMENTS TO CONTRACTOR

7.1 Contract Price. As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement, Owner shall pay and Contractor shall accept Two Billion Five Hundred and Fifteen Million Nine Hundred and Eighty Six Thousand Four Hundred and Fifty One U.S. Dollars (U.S.$2,515,986,451) and One Hundred and Sixty Six Million Three Hundred and Sixteen Thousand Six Hundred and Fifty-One Euros (€166,316,651) (collectively the “Contract Price”). The Contract Price is subject to adjustment only by Change Order as provided in Article 6, and includes all Taxes payable by members of the Contractor Group or any Subcontractor or Sub-Subcontractor in connection with the Work, the Provisional Sums and all costs, charges, and expenses of whatever nature necessary for performance of the Work.

A. Aggregate Provisional Sum. The Contract Price includes an aggregate amount of Two Hundred Million One Hundred and Fifty Seven Thousand Nine Hundred and Ten U.S. Dollars (U.S.$200,157,910) (the “Aggregate Provisional Sum”) for the Provisional Sums. The scope and values of each Provisional Sum comprising the Aggregate Provisional Sum amount are included in Attachment 31.

7.2 Interim Payments.

A. Mobilization Payment. On or before and as a condition precedent to the issuance of the Notice to Proceed in accordance with Section 5.2B and upon Owner’s receipt of an Invoice from Contractor, Owner shall pay Contractor a lump sum equal to ten percent (10%) of the Contract Price (the “Mobilization Payment”).

B. Payments. Subject to Section 5.2A, with the exception of the Mobilization Payment, payments shall be made by Owner to Contractor in accordance with the Payment Schedule set forth in Attachment 3 (as may be amended by Change Order), which allocates (i) seventy percent (70%) of the Contract Price to be paid based on completion of the Milestones set forth in Attachment 3, Schedule 3-1, and (ii) thirty percent (30%) of the Contract Price to be paid based on the Monthly payments set forth in Attachment 3, Schedule 3-2 (the “Monthly Payments”), as adjusted pursuant to Section 7.2F. Owner shall also make payments to Contractor for Work performed in accordance with Change Orders to be paid on a time and material basis and any unilateral Change Orders issued in accordance with Section 6.1C or 6.2D. Each payment shall be subject to Owner’s right to withhold payments under this Agreement as set forth in Section 7.5 and Section 20.3. Payments shall be made in U.S. Dollars to an account designated by Contractor. The Payment Schedule, including Milestones and Monthly Payments, shall be amended only by Change Order pursuant to this Agreement.

C. Invoices. On the first (1st) Day of each Month (“Month N”), Contractor shall submit to Owner an Invoice, supported by information and documentation required under this Agreement, for the following:

1. amounts for Milestones Contractor plans to fully complete during the next Month (“Month N+1”), as supported by the sixty (60) Day look-ahead schedule submitted with such Invoice. Contractor shall not include any amounts for any Milestones that will only be partially completed at the end of Month N+1;

2. plus the Monthly Payment for Month N+1;

3. plus (i) allowable costs and expenses Contractor plans to incur during Month N+1 for Work performed in accordance with Change Orders to be paid on a time and material basis, and (ii) allowable costs and expenses Contractor plans to incur during Month N+1 for Work covered by a Provisional Sum, all as supported by the sixty (60) Day look-ahead schedule and other information required herein;

4. less amounts for any Milestones Invoiced in Month N-2 that Contractor did not complete during Month N-1; and

5. less amounts Invoiced in Month N-3 for (i) time and material Change Orders, and (ii) Provisional Sums that Contractor did not incur in Month N-2.

If Owner pays Contractor for the completion of a Milestone in Month N+1, but Contractor does not complete such Milestone during such Month N+1, and Owner exercises its right to withhold payment in accordance with Section 7.2 for such uncompleted Milestone, Contractor shall not be entitled to Invoice for the amount withheld by Owner for such Milestone until the Month after Contractor completes such Milestone.

Contractor shall include with such Invoice a sixty (60) Day look-ahead schedule, prepared by Contractor, for such Month N and Month N+1 that shows, among other requirements, Contractor’s schedule for (i) completing such Milestones in Month N+1 and (ii) incurring such allowable costs and expenses for time and materials Change Orders and Provisional Sums during such Month N+1. All Invoices, other than the Invoice for final payment under this Agreement, shall be in the form of Schedule 9-1.

D. Interim Lien Waivers. As a condition of payment, each Invoice received by Owner prior to Final Completion shall be accompanied by a fully executed (i) Interim Conditional Lien Waiver from Contractor in the form of Schedule 11-1 for all Work performed through the end of the Month preceding the Month of the date of the Invoice (i.e., Month N-1) and (ii) Interim Unconditional Lien Waiver from Contractor in the form of Schedule 11-2 for all Work performed through the end of the Month preceding the Month of the date of the last Invoice submitted by Contractor (i.e., Month N-2). In addition, as a condition of payment, Contractor shall also provide, subject to Section 7.2D.1, (i) fully executed Interim Conditional Lien Waivers in the form of Schedule 11-3 from each Lien Waiver Subcontractor whose invoice is received by Contractor in the Month covered by Contractor’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Lien Waiver Subcontractor through the end of the Month preceding the Month of the date of such Lien Waiver Subcontractor’s invoice (i.e., Month N-1)),together with fully executed Interim Unconditional Lien Waivers from each Lien Waiver Subcontractor for all Work performed by such Lien Waiver Subcontractor through the end of the Month preceding the Month of the date of each such Lien Waiver Subcontractor’s preceding invoice (i.e., Month N-2); (ii) fully executed Interim Conditional Lien Waivers in substantially the form of Schedule 11-3 from each Major Sub-subcontractor whose invoice is received by Contractor in the Month covered by Contractor’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Sub-subcontractor through the end of the Month preceding the Month of the date of such Major Sub-subcontractor’s invoice (i.e., Month N-1)), together with fully executed Interim Unconditional Lien Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedule 11-4 for all Work performed by such Major Sub-subcontractor through the end of the Month preceding the Month of the date of each such Major Sub-subcontractor’s preceding invoice (i.e., Month N-2); provided that if Contractor fails to provide to Owner an Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver from a Lien Waiver Subcontractor or Major Sub-subcontractor as required in this Section 7.2D, Owner’s right to withhold payment for the failure to provide any such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver shall be limited to the amount that should have been reflected in such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver. In addition, if and to the extent that Contractor obtains any lien or claim waivers from any Subcontractors or Sub-subcontractors which are not a Lien Waiver Subcontractor or Major Sub-subcontractor, Contractor shall provide to Owner such lien or claim waivers with the next Invoice following Contractor’s receipt of each such lien or claim waiver.

1. For Bulk Order Subcontractors only, as a condition of payment, every third (3rd) Invoice received by Owner prior to Final Completion shall be accompanied by fully executed Interim Unconditional Lien Waivers from each Bulk Order Subcontractor in substantially the form set forth in Schedule 11-4 for all Work performed by such Bulk Order Subcontractor through the end of the period ending four (4) Months prior to such Invoice (i.e. Month N-4); provided that if Contractor fails to provide to Owner an Interim Unconditional Lien Waiver from a Bulk Order Subcontractor as required in this Section 7.2D.1, Owner’s right to withhold payment for the failure to provide such Interim Unconditional Lien Waiver shall be limited to the amount that should have been reflected in such Interim Unconditional Lien Waiver; provided further, if Contractor fails to provide an Interim Unconditional Lien Waiver from a Bulk Order Subcontractor but Contractor provides an Interim Conditional Lien Waiver (in substantially the form set forth in Schedule 11-3 for all Work performed by such Bulk Order Subcontractor) and evidence to Owner that such Bulk Order Subcontractor has been paid (as shown in a check that has been properly endorsed and has been paid by the bank on which it is drawn, or evidence the wire transfer payment is received by such Bulk Order Subcontractor), then Owner shall not withhold payment of such amount and Contractor’s obligation to deliver an Interim Unconditional Lien Waiver from such Bulk Order Subcontractor as required by this Section 7.2D.1. shall be deemed satisfied. Except as provided in the preceding sentence, Bulk Order Subcontractors are not required to provide Interim Conditional Lien Waivers. For the purposes of Interim Conditional Lien Waivers and Interim Unconditional Lien Waivers, Bulk Order Subcontractors shall not be considered a Lien Waiver Subcontractor.

E. Review and Payment. Each Invoice shall be reviewed by Owner and, upon Owner’s reasonable request, Contractor shall furnish such supporting documentation and certificates and provide such further information as may be reasonably requested by Owner. Within thirty (30) Days after receipt of any Invoice, Owner shall provide notice to Contractor of any disputed amount set forth in such Invoice, including an explanation of why such amount is disputed. Unless so disputed by Owner, each Invoice (less any withholdings allowed under this Agreement) shall be due and paid no later than thirty (30) Days after it, and all applicable documentation required under this Agreement, including Attachment 9, is received by Owner. If an Invoice is disputed by Owner, then payment shall be made within the thirty (30) Day period for all undisputed amounts and the Dispute shall be resolved pursuant to Article 18. Payment on disputed amounts shall be made as soon as such Dispute is resolved. Without limiting the foregoing, Owner shall not be required to pay, and shall be entitled to withhold payment from Contractor for any amounts otherwise due Contractor, for:

1. any amounts for (i) Milestones Invoiced in Month N-2 that Contractor did not complete during Month N-1, (ii) Milestones Invoiced in Month N-1 that Contractor did not complete in Month N, (iii) Milestones Invoiced in Month N that Contractor did not complete prior to payment by Owner or is not projected (in accordance with the current sixty (60) Day look-ahead schedule) to complete in Month N+1;

2. any amounts Invoiced in Month N-3 for (i) time and material Change Orders, and (ii) Provisional Sums that Contractor did not incur in Month N-2; and

3. any amounts Invoiced in Month N for (i) time and material Change Orders, and (ii) Provisional Sums that Contractor has not incurred prior to payment by Owner or is not projected to incur (in accordance with the current sixty (60) Day look-ahead schedule and other required documentation) in Month N+1.

F. Reconciliation of Monthly Payments. If at any time during the course of Project 3: (i) the Monthly Progress Reports show that any activity on the critical path is ninety (90) Days or more behind schedule; and (ii) Contractor or any of its Subcontractors or Sub-subcontractors are not excused under the terms of this Agreement for such delay, then the date for payment of the last Monthly Payment as shown in the Payment Schedule shall be revised to a later date according to the number of Days that the activity is behind schedule and the remaining Monthly Payments not yet disbursed to Contractor under this Agreement shall be readjusted and spread out proportionately through the remainder of the period, ending upon the revised date for payment of the last Monthly Payment; provided that, in the event that Contractor recovers the delay such that the activity in question ceases to be behind schedule, the Monthly Payments shall be recalculated so that such Monthly Payments shall be due in accordance with the original Payment Schedule as of the Contract Date.

7.3 Final Completion and Final Payment. Upon Final Completion, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, including those requirements set forth in Section 1.1 for the definition of Final Completion, submit a fully executed final Invoice in the form attached hereto as Schedule 9-2, along with (i) a statement summarizing and reconciling all previous Invoices, payments and Change Orders; (ii) an affidavit that all payrolls, Taxes, bills for Equipment, and any other indebtedness connected with the Work for which Contractor and its Subcontractors and Sub-subcontractors are liable (excluding Corrective Work) have been paid; (iii) fully executed Final Conditional Lien and Claim Waivers from Contractor in the form of Schedule 11-5; (iv) fully executed Final Conditional Lien and Claim Waivers from each Lien Waiver Subcontractor in the form set forth in Schedule 11-7; and (v) fully executed Final Conditional Lien and Claim Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedule 11-7. No later than twenty-five (25) Days after receipt by Owner of such final Invoice and all reasonably requested documentation and achieving Final Completion, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the balance of the Contract Price, provided that Contractor provides to Owner at or before the time of such payment the following: (x) fully executed Final Unconditional Lien and Claim Waiver from Contractor in the form of Schedule 11-6; and (y) fully executed Final Unconditional Lien and Claim Waivers from each Lien Waiver Subcontractor and Major Sub-subcontractor in substantially the form of Schedule 11-8; provided that the Parties agree that “substantially” means that the same protections shall be provided to Owner as set forth in Schedule 11-8.

In addition, if and to the extent that Contractor obtains any final lien or claim waivers from any Subcontractors or Sub-subcontractors which are not a Lien Waiver Subcontractor or Major Sub-subcontractor, Contractor shall provide to Owner such final lien or claim waivers following Contractor’s receipt of each such lien or claim waiver.

7.4 Payments Not Acceptance of Work. No payment made hereunder by Owner shall be considered as approval or acceptance of any Work by Owner or a waiver of any claim or right Owner may have hereunder. All payments shall be subject to correction in subsequent payments.

7.5 Payments Withheld. In addition to disputed amounts set forth in an Invoice, Owner may, in addition to any other rights under this Agreement, and upon giving Contractor ten (10) Days’ prior written notice referenced in Section 7.8, withhold payment on an Invoice or a portion thereof, or collect on the Letter of Credit, in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to:

A. Any Defect that Contractor is required to correct under Section 12.2A or 12.3, unless Contractor has, within fourteen (14) Days of a separate written notice given prior to the ten (10) Day notice referenced in Section 7.8, either (i) remedied, or commenced to remedy, as applicable, such Defect in accordance with Section 12.2A or 12.3 or (ii) if such Defect cannot be remedied in accordance with Section 12.2A or 12.3 by the exercise of reasonable diligence within such fourteen (14) Day period, provide Owner with a written plan, reasonably acceptable to Owner, to remedy such Defect and commenced the remedy of such Defect;

B. liens or other encumbrances on all or a portion of the Site, the Work or Project 3, which are filed by any Subcontractor, any Sub-subcontractor or any other Person acting through or under any of them unless Contractor has, within fourteen (14) Days of a separate written notice given prior to the ten (10) Day notice referenced in Section 7.8, taken any of the following actions: (i) paid, satisfied or discharged the applicable liability, (ii) removed the lien or other encumbrance, or (iii) provided Owner with a letter of credit or bond reasonably satisfactory to Owner and Lender in the applicable amount;

C. any material breach by Contractor of any term or provision of this Agreement; unless Contractor has, within fourteen (14) Days of a separate written notice given prior to the ten (10) Day notice referenced in Section 7.8, either (i) cured such breach or (ii) if such breach cannot be cured by the exercise of reasonable diligence within such fourteen (14) Day period, Contractor has commenced corrective action and is diligently exercising all commercially practicable efforts to cure such breach;

D. the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law or Applicable Codes and Standards;

E. amounts paid by Owner to Contractor in a preceding Month incorrectly (in which case, Section 7.9 shall apply);

F. Liquidated Damages which Contractor owes under the terms of this Agreement; or

G. any other costs or liabilities which Owner has incurred for which Contractor is responsible under this Agreement.

Owner shall pay Contractor the amount withheld or collected on the Letter of Credit as soon as practicable, but in no event later than fifteen (15) Business Days after Owner’s receipt of an Invoice from Contractor, if Contractor, as appropriate, (i) pays, satisfies or discharges the applicable liability and provides Owner with reasonable evidence of such payment, satisfaction or discharge, (ii) removes the lien or other encumbrance, (iii) cures the breach in question, (iv) remedies the Defect in question, or (v) provides Owner with a letter of credit reasonably satisfactory to Owner and Lender in the amount of the withheld payment.

7.6 Interest on Late Payments and Improper Collection. Any amounts due but not paid hereunder, any amounts withheld from Contractor but later finally determined in accordance with the dispute resolution procedure set forth in Article 18 to have been improperly withheld, or any amounts collected by Owner on the Letter of Credit but later finally determined in accordance with the dispute resolution procedure set forth in Article 18 to have been improperly collected, shall bear interest at the lesser of (i) an annual rate equal to the prime rate set from time to time by Citibank, N.A. plus three percent (3%), or (ii) the maximum rate permitted under Applicable Law.

7.7 Offset. Owner may, in accordance with Section 7.8B, offset any amount due and payable from Contractor to Owner under this Agreement against any amount due and payable to Contractor hereunder.

7.8 Procedure for Withholding, Offset and Collection on the Letter of Credit. Except as provided in Sections 16.1B and 20.3C (in which case, Owner shall follow the procedure set forth in Section 16.1B or Section 20.3C, as applicable), Owner shall:

A. prior to exercising its right to withhold payment in accordance with this Agreement, provide Contractor with ten (10) Days’ written notice stating Owner’s intent to withhold and the amount to be withheld;

B. prior to exercising its right to offset in accordance with this Agreement, provide Contractor with ten (10) Days’ prior written notice stating Owner’s intent to offset and the amount to be offset; and

C. prior to exercising its right to collect on the Letter of Credit in accordance with this Agreement, provide Contractor with ten (10) Days’ written notice (i) specifying the nature of Contractor’s breach and the liabilities, damages, losses, costs or expenses owed to Owner; (ii) stating Owner’s intent to draw against the Letter of Credit; and (iii) specifying the amount to be drawn.

Notwithstanding the foregoing, should any payment under any Invoice become due before the expiration of any notice period specified in this Section 7.8, Owner shall nevertheless be entitled to withhold from such Invoice amounts equal to the amounts specified in Owner’s notice, but Owner shall promptly pay such withheld amounts to Contractor if Contractor cures the cause for such withholding or offset.

7.9 Payment Error. If an error is made in connection with a payment, and such payment is an overpayment, the Party receiving the payment in error shall immediately refund the mistaken amount to the paying Party. Without limiting the preceding sentence, and in addition to any other remedy available to Owner under this Agreement, if Owner discovers that any amount paid by it to Contractor in a preceding Month was incorrect, then Owner may, at its sole discretion, upon giving Contractor ten (10) Days’ prior written notice in accordance with Section 7.8, either: (i) offset such amount against future payments, or (ii) in the event that (A) the amount in question exceeds Thirty Million U.S. Dollars (U.S.$30,000,000) or (B) less than Thirty Million U.S. Dollars (U.S.$30,000,000) remains payable to Contractor under this Agreement, or amounts are due to Owner in connection with the final Invoice issued in accordance with Section 7.3, collect on the Letter of Credit for such amounts until sufficient and accurate supporting information is provided pursuant to Section 7.2. The foregoing provision shall not apply during the Defect Correction Period.

ARTICLE VIII

TITLE AND RISK OF LOSS

8.1 Title.

A. Clear Title.

1. Contractor warrants and guarantees that Owner shall have legal title to and ownership of all or any portion of the Work (other than Intellectual Property embedded in the Work Product) and Project 3 when title thereto passes from Contractor to Owner in accordance with the provisions of Section 8.1B.

2. Contractor warrants and guarantees that legal title to and ownership of the Work and Project 3 shall be free and clear of any and all liens, claims, security interests or other encumbrances arising out of the Work when title thereto passes to Owner, and if any such warranty or guarantee is breached, Contractor shall have the liability and obligations set forth in Section 17.5.

B. Title to Work. Title to all or any portion of the Work (other than Intellectual Property embedded in the Work Product) shall pass to Owner upon the earliest of (i) payment by Owner therefor, (ii) delivery thereof to the Site, or (iii) delivery thereof to lay-down yards or prefabrication facilities of Contractor Group, any Subcontractor or any Sub-Subcontractor to the extent segregated from other goods and clearly marked as “Property of Driftwood LNG LLC”. Transfer of title to any of the Work shall be without prejudice to Owner’s right to reject a Defect, or any other right in this Agreement.

8.2 Risk of Loss.

A. Notwithstanding passage of title as provided in Section 8.1 of this Agreement, Contractor shall bear the risk of physical loss and damage to Project 3 until the earlier of Substantial Completion or termination of this Agreement; provided that Owner shall at all times bear the risk of physical loss and damage if and to the extent arising from (i) war (whether declared or undeclared), civil war, act of terrorism, sabotage (except to the extent the damage is caused by the sabotage of a member of Contractor Group, any Subcontractor or any Sub-subcontractor), blockade, insurrection; or (ii) ionizing radiation, or contamination by radioactivity from nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel properties of any explosive nuclear assembly or nuclear component thereof (except for radioactive sources for non-destructive testing used by Contractor Group, any Subcontractor or any Sub-Subcontractor); or (iii) an atmospheric disturbance marked by high winds, with or without precipitation, including such events as hurricane, typhoon, monsoon, cyclone, rainstorm, tempest, hailstorm, tornado, or any combination of the foregoing events, including any resulting flood, tidal or wave action (such clause (iii) events collectively, “Windstorms”) to the extent that Windstorms result in loss or damage in excess of Five Hundred Million U.S. Dollars (U.S.$500,000,000) in the cumulative, aggregate with respect to the Work, Project 3, and the other Projects, collectively. The full amount of Five Hundred Million U.S. Dollars (U.S.$500,000,000) may be satisfied under any other EPC Agreement or this Agreement. In the event that any physical loss or damage to the Phase 2 Liquefaction Facility or the Work arises from one or more of the events set forth in the first sentence of this Section 8.2A, and Owner elects to rebuild such physical loss or damage, Contractor shall be entitled to a Change Order to the extent such event adversely affects (i) Contractor’s costs of performance of the Work; (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement; provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.

B. Upon and from the earlier of termination of this Agreement or the occurrence of Substantial Completion, Owner shall assume care, custody and control of Project 3 and shall bear the full risk of physical loss and damage to Project 3; provided, however, notwithstanding the foregoing, Contractor shall remain fully responsible and liable to Owner for its Warranty and Corrective Work obligations under this Agreement.

C. With respect to any physical loss or physical damage to Project 3 caused by (i) Force Majeure, (ii) any member of Owner Group or any other Person for whom Owner is responsible, or (iii) any Third Party over whom neither Contractor nor Owner are responsible and such Third Party is beyond the reasonable control of Contractor and such loss or damage was not due to Contractor’s fault or negligence and could not have been prevented or avoided by Contractor through the exercise of due diligence, Contractor shall be entitled to a Change Order adjusting the Guaranteed Substantial Completion Date if and to the extent permitted under (a) Section 6.8A.1 if caused by Force Majeure or such Third Party meeting the requirements set forth herein and (b) Section 6.9 if caused by any member of Owner Group or any other person for whom Owner is responsible.

D. For the avoidance of doubt, this Section 8.2 shall apply to any loss or damage to the Work caused by, arising out of or resulting from, any activities, events or omissions occurring in connection with any other EPC Agreement. Similarly for the avoidance of doubt, the risk of loss and damage to work to be performed under any other EPC Agreement shall be determined in accordance with Section 8.2 of such EPC Agreement, notwithstanding that such loss or damage to such work was caused by, arose out of or resulted from activities or events occurring during the performance of this Agreement.

ARTICLE IX

INSURANCE AND LETTER OF CREDIT

9.1 Insurance.

A. Provision of Insurance. The Parties shall provide the insurance as specified in Attachment 15 on terms and conditions stated therein.

B. No Cancellation. All policies providing project specific coverage, including the Commercial General Liability, Umbrella or Excess Liability, Builders Risk/DSU, Marine Cargo/DSU and Contractor’s Pollution liability policies noted hereunder shall contain a provision that at least thirty (30) Days’ prior written notice shall be given to the non-procuring Parties and additional insureds prior to cancellation, non-renewal or material change in the coverage. The Commercial Automobile Liability, Worker’s Compensation/Employer’s Liability and Contractor’s Equipment insurance coverages shall have notifications to Contractor per the terms and conditions of such policies. Contractor shall provide written notice to Owner prior to any cancellation, non-renewal or material change of these policies.

C. Obligations Not Relieved. Anything in this Agreement to the contrary notwithstanding, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under this Agreement: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder; (ii) failure by Contractor to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor; or (v) failure of any insurance company to pay any claim accruing under its policy.

D. Failure to Provide Insurance. If any Party fails to provide or maintain insurance as required herein, and fails to cure such failure within fourteen (14) Days of receiving notice of such failure (provided that such fourteen (14) Day cure period falls within the applicable sixty (60) Day notice period required under Section 2 of Attachment 15), the other Party shall have the right but not the obligation to purchase such insurance and shall be entitled to recover the insurance premium reasonably paid in respect of such insurance from the other Party in accordance with this Agreement; provided that, prior to execution of a Change Order in accordance with Attachment 31 for any additional amounts owed for the Project Insurances, Owner shall not be entitled to recover from Contractor any insurance premiums paid by Owner with respect to any amounts in excess of the Insurance Provisional Sum for Project Insurances.

E. Unavailable Insurance. If any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by Applicable Law to be maintained, shall not be reasonably available in the commercial insurance market, Owner and Contractor shall not unreasonably withhold their agreement to waive such requirement to the extent that maintenance thereof is not so available; provided, however, that the Party shall first request any such waiver in writing from the other Party, which request shall be accompanied by written reports prepared by two (2) independent advisers, including insurance brokers, of recognized international standing certifying that such insurance is not reasonably available in the commercial insurance market (and, in any case where the required amount is not so available, explaining in detail the basis for such conclusions), such insurance advisers and the form and substance of such reports to be reasonably acceptable to the other Party. Any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market.

9.2 Irrevocable Standby Letter of Credit.

A. On or before the issuance of the Notice to Proceed in accordance with Section 5.2B, Contractor shall deliver to Owner an irrevocable standby letter of credit in the amount of ten percent (10%) of the Contract Price (“Letter of Credit”). The Letter of Credit shall name Owner as beneficiary, shall be issued and confirmed by a commercial bank in the United States of America with a long-term rating of at least A- by Standard & Poor’s and at least A3 by Moody’s Investors Service, and shall be in the relevant form set forth in Attachment 18; provided, however, if the issuing bank requires certain changes to the Letter of Credit form, such changes shall be subject to Owner’s written approval (not to be unreasonably withheld). If at any time the rating of the commercial bank that issued the applicable Letter of Credit falls below either of such ratings, Contractor shall replace such Letter of Credit within ten (10) Days with an equivalent instrument issued by a commercial bank in the United States of America meeting such rating requirements. Owner shall have the right to draw down on or collect against the Letter of Credit upon Owner’s demand in the event of the following: (i) the owing by Contractor to Owner under this Agreement for Liquidated Damages or any other liabilities, damages, losses, costs or expenses for which Contractor is liable under this Agreement; and (ii) Owner has provided notice to Contractor in accordance with Section 7.8C, except such notice is not required where Contractor does not pay Liquidated Damages as set forth in Section 20.3C. The amount drawn on the Letter of Credit shall not be greater than the amount that Owner, at the time of the drawing, reasonably estimates is owed it under this Agreement for Liquidated Damages, liabilities, damages, losses, costs or expenses or is necessary to remedy the breach of this Agreement. In addition, should the issuing commercial bank notify Owner and Contractor pursuant to the terms of the Letter of Credit that it has decided not to extend the Letter of Credit beyond the then current expiration date, Owner shall also have the right to draw down on or collect against the Letter of Credit for all remaining funds available under such Letter of Credit upon Owner’s demand if Contractor has not, prior to thirty (30) Days before the then current expiration date, delivered to Owner a replacement letter of credit substantially identical to the Letter of Credit and from a commercial bank meeting the requirements in this Section 9.2.

B. The amount of the Letter of Credit shall decrease to an aggregate amount of:

1. four percent (4%) of the Contract Price within thirty (30) Days after the issuing commercial bank’s receipt from Owner of a written notice that (i) Substantial Completion has occurred, (ii) Contractor has paid all Delay Liquidated Damages due and owing under this Agreement, and (iii) Contractor has achieved the Performance Guarantee or paid all Performance Liquidated Damages due and owing under this Agreement; and

2. zero percent (0%) of the Contract Price within thirty (30) Days after the issuing commercial bank’s receipt from Owner of a written notice of the expiration of the Defect Correction Period.

No later than thirty (30) Days after the latest of (i) Owner’s acceptance of the Substantial Completion Certificate, (ii) Contractor has paid all Delay Liquidated Damages due and owing under this Agreement, and (iii) Contractor has achieved the Performance Guarantee or paid all Performance Liquidated Damages due and owing under this Agreement, Owner shall provide the commercial bank that issued the Letter of Credit with the written notice as specified in Section 9.2B.1. No later than thirty (30) Days after expiration of the Defect Correction Period, Owner shall provide the commercial bank that issued the Letter of Credit with written notice of the expiration of such period. The Letter of Credit shall remain in full force and effect from the issuance of such Letter of Credit through the expiration of the Defect Correction Period, at which time the Letter of Credit will be returned to Contractor. Partial drawings are permitted under the Letter of Credit.

C. In the event the Contract Price is increased by one or more Change Orders in accordance with the terms of this Agreement, by a cumulative amount of Five percent (5%) of the Contract Price or more, Contractor shall, upon Owner’s request, increase the amount of the Letter of Credit to reflect the corresponding increase in such Contract Price by Ten percent (10%) of such increase. Such increase in the Letter of Credit shall be reflected in a Change Order mutually agreed upon by the Parties.

9.3 DSU Insurance.

A. If an event or events occur that may be covered by the Builder’s Risk Delayed Startup Insurance or Marine Cargo Delayed Startup Insurance described in Attachment 15, it shall be Owner’s sole option to decide whether or not a claim under such Delayed Startup Insurance is filed. If Owner gives notice to Contractor to file a claim under such Delayed Startup Insurance, Contractor shall promptly file and diligently pursue the collection of such claim on behalf of Owner, and in such case Owner shall provide to

Contractor such information and assistance reasonably required for Contractor to file and pursue such claim. Contractor shall not be relieved of any Delay Liquidated Damages owed by Contractor to Owner if Owner does not elect to file a claim on such Delayed Startup Insurance, if Owner does not provide the information or assistance referenced above, or the prosecution of such claim is unsuccessful.

B. Regardless whether an event or events occur that may be covered by such Delayed Startup Insurance, Contractor shall pay any Delay Liquidated Damages owed by Contractor to Owner within the time required in Section 20.3C, even if a claim has been asserted under such Delayed Startup Insurance.

C. If Owner or any Lender receive proceeds under such Delayed Startup Insurance in respect to any event or events which give rise to Contractor’s delay in achieving Substantial Completion by the Guaranteed Substantial Completion Date, Owner shall pay back to Contractor Delay Liquidated Damages previously paid by Contractor to Owner for such event or events (or in the case that the Delay Liquidated Damages have not yet been paid at the time of receipt of such proceeds, Owner shall reduce Contractor’s liability for Delay Liquidated Damages for such event or events), but only to the extent that such recovery of insurance proceeds and Delay Liquidated Damages would result in a double recovery of amounts for the same loss and same time period. If any such Delay Liquidated Damages are paid back to Contractor, the amount of such Delay Liquidated Damages paid back to Contractor shall not be counted against the cap on Delay Liquidated Damages in Section 20.2.

ARTICLE X

OWNERSHIP OF DOCUMENTATION

10.1 Work Product.

A. Ownership of Work Product. Owner and Contractor acknowledge that during the course of, and as a result of, the performance of the Work, Contractor or its Subcontractors or Sub-subcontractors will create for Project 3 and will issue to Owner resulting from the Work, certain written materials, plans, Drawings (including P&IDs), Specifications, or other tangible results of performance of the Work under this Agreement or performance of work under the Technical Services Agreements (hereinafter individually or collectively referred to as “Work Product”). Owner will own all right, title and interest to the Work Product (but not Contractor’s Intellectual Property embodied therein). Subject to this Section 10.1, as between Contractor and Owner, Contractor shall own all rights, title and interest to any and all intellectual property (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor, and all industrial designs) (“Intellectual Property”) embedded in the Work Product. Notwithstanding anything to the contrary in this Agreement, all Contractor Existing Intellectual Assets, including Intellectual Property embedded therein, remains vested in Contractor. For the purposes of this Agreement, “Contractor Existing Intellectual Assets” means Intellectual Property and written materials, plans, drafts, specifications, or computer files or other documents, owned by Contractor or its Affiliates prior to the Contract Date or developed or acquired by Contractor or its Affiliates independently of this Agreement, but Owner receives a license and sublicense in accordance with Section 10.1B to such Contractor Existing Intellectual Assets, including Intellectual Property embedded therein, to the extent the same is incorporated into the Work Product.

B. License and Use of the Work Product. Subject to Section 10.1D, Owner shall be entitled to use the Work Product and Contractor hereby grants Owner a fully-paid up, irrevocable (subject to Section 10.1E), non-exclusive and royalty-free license and sublicense to use the Work Product and the Intellectual Property embedded in the Work Product and (subject to Section 10.1C) modify the Work Product, in each case solely for the purpose of: (i) operating and maintaining the Phase 2 Liquefaction Facility, (ii) training operators for the Phase 2 Liquefaction Facility; (iii) repairing, replacing, expanding, completing or modifying any part of the Phase 2 Liquefaction Facility (provided that such repair, replacement, expansion, completion or modification shall not include the addition of additional liquefaction plants (e.g., plants other than LNG Plant 3)), and (iv) to modify, improve, adapt, copy, and prepare derivative work from the Work Product for use in connection with the Phase 2 Liquefaction Facility for the purposes specified in clauses (i) through (iii) above. Owner shall be entitled to assign its rights in the Work

Product and in such license and sublicense; provided that such assignee shall only be entitled to use the Work Product and Intellectual Property which is embedded in the Work Product for the purposes specified in clauses (i) through (iv) above, which license and sublicense shall in all respects remain limited by and subject to the terms of this Agreement and as agreed to in writing by Owner and any such assignees. Notwithstanding anything to the contrary in this Agreement, no license is granted to Owner with respect to the use of any of Contractor’s proprietary software or systems, except to the extent such software or systems are incorporated into the Phase 2 Liquefaction Facility.

C. Modification of Work Product or Intellectual Property. Subject to Sections 10.1D and 10.1E, after Substantial Completion or earlier termination of this Agreement, Owner or its contractors shall be entitled to modify the Work Product licensed to Owner in accordance with Section 10.1B for the purposes set forth in clauses (i) through (iii) in Section 10.1B; provided that Owner shall first remove, or cause to be removed, all references to Contractor from the Work Product. OWNER SHALL DEFEND, INDEMNIFY AND HOLD THE CONTRACTOR GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE CONTRACTOR GROUP OR A SUBCONTRACTOR OR SUB-SUBCONTRACTOR AND CAUSED BY (I) ANY MODIFICATIONS, IMPROVEMENTS, ADAPTATIONS, OR DERIVATIVES (AS USED IN THIS CLAUSE, “MODIFICATIONS”) TO OR OF THE WORK PRODUCT OR INTELLECTUAL PROPERTY, OR (II) USE OF ANY WORK PRODUCT OR INTELLECTUAL PROPERTY EMBEDDED IN THE WORK PRODUCT, TO THE EXTENT SUCH MODIFICATIONS OR USE TAKES PLACE WITHOUT THE PRIOR WRITTEN CONSENT OR INVOLVEMENT OF ANY MEMBER OF CONTRACTOR GROUP OR SUBCONTRACTOR OR SUB-SUBCONTRACTOR, INCLUDING USE OF THE WORK PRODUCT OR ANY INTELLECTUAL PROPERTY EMBEDDED IN THE WORK PRODUCT ON ANY PROJECT OTHER THAN PROJECT 3.

D. License to Chart Licensed Intellectual Property.

1. Notwithstanding anything to the contrary herein, the Chart Sublicense Agreement for Phase 2 between Owner and Contractor, dated as of the Contract Date (the “Chart Sublicense Agreement”), is the exclusive agreement governing the rights, license, and sublicense to Owner of “Chart Licensed Intellectual Property” (as defined in the Chart Sublicense Agreement). Contractor represents, warrants, and covenants that, under the terms of the Driftwood LNG Phase 2 License Agreement between Chart and Contractor, dated as of the Contract Date (the “Chart License Agreement,” a redacted copy of which has been provided to Owner on the Contract Date), Contractor possesses, and will at all times possess, all rights and licenses (including the right to sublicense) necessary to grant the rights, licenses, and sublicenses granted to Owner pursuant to the Chart Sublicense Agreement. Owner’s rights, obligations, and use of the Chart Licensed Intellectual Property under the Chart License Agreement are subject to and governed by the Chart Sublicense Agreement. Without prejudice to the indemnities set forth in Section 17.1B, all Intellectual Property rights in and resulting from Work Product incorporating Chart Licensed Intellectual Property shall vest, as among Chart, Contractor and Owner, in accordance with and be exclusively governed by the Chart License Agreement and the Chart Sublicense Agreement. To the extent a provision in this Agreement (including any part of Article 19) conflicts or is otherwise inconsistent with a provision in the Chart Sublicense Agreement with respect to Chart Intellectual Property (including but not limited to Owner’s rights and obligations with respect to the same), the Chart Sublicense Agreement shall control.

2. Contractor shall stamp all Work Product that contains Chart Confidential Information on the face of the document with the words “CONTAINS CHART CONFIDENTIAL INFORMATION” or substantially similar and conspicuous marking. Work Product that is identified as containing Chart Confidential Information may contain such Chart Confidential Information in only a portion of the document and not on every page of the Work Product. The Chart logo appearing on a document shall not be a determining factor in whether a particular document contains Chart Confidential Information.

E. Revocation of License to Use the Work Product. Subject to Section 10.1D, if this Agreement is terminated by the Contractor under Section 16.5 (but only if the termination under Section 16.5 is for the failure to pay undisputed amounts exceeding Fifty Million U.S. Dollars (U.S.$50,000,000)) or Section 16.7 or by Owner under Section 16.2, 16.6 or 16.7, then the license granted under Section 10.1B to Owner to modify the Work Product and use the Work Product and Intellectual Property embedded in the Work Product shall be deemed revoked and Owner shall return the Work Product to Contractor, except that under no circumstances shall the license to the Work Product (and Intellectual Property embedded in such Work Product) be revoked or be required to be returned by Owner for the OSBL Facilities if Contractor terminates under Section 16.5. After such termination, if Owner requests, then Owner and Contractor will with respect to such Work Product revoked (and the Intellectual Property embedded in such Work Product) meet to negotiate in good faith to agree to the terms of a contract to complete the Work that remains incomplete after termination.

10.2 Owner Provided Documents. Notwithstanding anything to the contrary in this Agreement, all written materials, plans, drafts, specifications, computer files or other documents (if any) furnished by Owner, including all Intellectual Property therein, or any of Owner’s other consultants or contractors to Contractor under this Agreement, shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than required to perform Contractor’s obligations under this Agreement. All such documents and other media, including all copies thereof, shall be returned to Owner upon the earlier of expiration of the Defect Correction Period and termination of this Agreement, except that Contractor may, subject to its confidentiality obligations as set forth in Article 19, retain one record set of such documents or other media. Owner hereby grants to Contractor Group and Subcontractors and Sub-subcontractors of any of the foregoing with respect to the Work a non-exclusive, royalty-free, revocable, non-transferable license to use and modify Owner Proprietary Work Product (and all Intellectual Property existing or referenced therein) to the extent required to perform Contractor’s obligations under this Agreement. For the purposes of this Agreement, “Owner Proprietary Work Product” means Intellectual Property and written materials, plans, drafts, specifications, or computer files or other documents, owned by Owner or its Affiliates prior to the Contract Date or developed or acquired by Owner or its Affiliates independently of this Agreement.

10.3 License to Use Liquefaction Facility. Subject to Sections 10.1D and 10.4, and to the extent not covered by Section 10.1B or a separate sub-license between Owner and Contractor, Contractor hereby grants to Owner (and shall obtain from its Subcontractors and Sub-subcontractors) a fully-paid up, irrevocable, non-exclusive and royalty-free license (including process licenses other than the Chart Process license) to allow Owner to operate and maintain the Phase 2 Liquefaction Facility (to the extent necessary to operate and maintain the Phase 2 Liquefaction Facility) for the purpose intended under this Agreement, including producing LNG. Upon Substantial Completion of the Project or earlier termination, Contractor shall, to the extent not covered by Section 10.1B or a separate sub-license between Owner and Contractor, assign to Owner all licenses provided by any Subcontractor or Sub-subcontractor to Contractor (other than the Chart License Agreement). Owner shall be entitled to assign its rights in such licenses and sublicenses; provided that such assignee shall only be entitled to use such licenses and sublicenses for the purposes specified herein, which licenses shall in all respects remain limited by and subject to the terms of this Agreement.

10.4 BASF. In respect of any of the Work Product and Intellectual Property consisting, in whole or in part, of the BASF process for the removal of carbon dioxide and/or hydrogen sulfide from gases, using, as scrubbing liquid, aqueous solution of methyldiethanolamine (“aMEDA”), and any technical information (e.g., process, data, technical information, know-how and improvements thereto) relating to the same, Contractor’s obligation to provide a license for and Owner’s rights to use such Work Product and Intellectual Property are limited to a non-exclusive, non-transferrable license for the purpose of operating and maintaining the Phase 2 Liquefaction Facility in accordance with the sublicense agreement between the Owner and the Contractor executed on or about the date of this Agreement. The Contractor represents that the Contractor has a general license in the Intellectual Property from BASF sufficient for the performance of the Work (including the design, erection, start-up and maintenance of the Phase 2 Liquefaction Facility).

ARTICLE XI

COMPLETION

11.1 Reserved.

11.2 Notice of RFSU, Delivery of Feed Gas for Commissioning, Start Up and Performance Testing, LNG Production and Ready for Ship Loading Time Test.

A. Notice of RFSU.

1. Without limitation of any scheduling requirements contained in this Agreement, Contractor shall give Owner one hundred twenty (120) Days’ prior written notice of the thirty (30) Day period during which Contractor expects to achieve RFSU. Sixty (60) Days after such initial notice, Contractor shall give Owner a second written notice specifying the seven (7) Day period during which Contractor expects to achieve RFSU.

2. Owner shall notify FERC within three (3) Days of the second written notice issued in accordance with Section 11.2A.1 that RFSU is scheduled to occur during the period specified in the second written notice so that a letter authorizing Owner to introduce Natural Gas for commissioning of Project 3 (“FERC Authorization for Commissioning”) can be obtained from FERC.

3. At such time as Project 3 has achieved RFSU, Contractor shall certify to Owner in the form of Attachment 12 (“RFSU Completion Certificate”) that all requirements under this Agreement for RFSU have occurred. The RFSU Completion Certificate shall be accompanied by other supporting documentation as may be required under this Agreement to establish that the requirements for RFSU have been met.

4. If Contractor achieves RFSU during the period specified in the second notice issued in accordance with Section 11.2A.1, Owner shall provide the FERC Authorization for Commissioning of Project 3 within seven (7) Days after the date that RFSU is achieved. In the event Owner fails to provide the FERC Authorization for Commissioning within the period specified in the preceding sentence, Contractor shall be entitled to a Change Order to the extent allowed under Section 6.9 of this Agreement.

B. Notice of Delivery of Feed Gas for Commissioning, Start Up and Performance Testing. Contractor shall provide to Owner a schedule of the quantities of Commissioning Feed Gas, in MMBtu, that Contractor anticipates it will need for Project 3 in accordance with the following Commissioning Feed Gas forward plan:

1. No later than the twentieth (20th) Day of the Month occurring three (3) Months prior to the Month Contractor first needs Commissioning Feed Gas for Project 3, Contractor shall give written notice to Owner of the total quantity of Commissioning Feed Gas required for the Month Commissioning Feed Gas is first needed and for each of the following two (2) Months (e.g., if the Contractor’s first need of Commissioning Feed Gas for Project 3 is anticipated to be in June, Contractor shall give written notice to Owner by March 20th of the anticipated total quantity of Commissioning Feed Gas required in the Months of June, July and August).

2. No later than the twentieth (20th) Day of the Month occurring two (2) Months prior to the Month Contractor first needs Commissioning Feed Gas for Project 3, Contractor shall give written notice to Owner of (i) the quantities of Commissioning Feed Gas for each twenty-four (24) hour period between the hours of 9:00 AM of one Day to 9:00 AM the next Day, (“Daily Quantities”) for the Month Commissioning Feed Gas is first needed and (ii) any revisions to the total Month’s quantities required for each of the following two (2) Months (e.g., if the Contractor’s first need of Commissioning Feed Gas for Project 3 is anticipated to be in June, Contractor shall give notice to Owner by April 20th of the Daily Quantities for June, and revisions, if any, to the total quantity of Commissioning Feed Gas required in the Months of July and August).

3. No later than the twentieth (20th) Day of the Month prior to the Month Contractor first needs Commissioning Feed Gas for Project 3 and no later than the twentieth (20th) Day of each following Month, Contractor shall give written notice to Owner of the Daily Quantities for the next three (3) Months.

4. During each Month that Contractor requires Commissioning Feed Gas, Contractor will give Owner written notice of Daily Quantities as follows: (i) every Thursday by 5:00 PM of the Daily Quantities Contractor anticipates requiring for each Day between and including the following Tuesday through Monday, and (ii) every Day by 3:00 PM of the Daily Quantity for the next two (2) Days.

5. In the event that Contractor at any time becomes aware or has reason to believe that Contractor will require materially less than the previously noticed Daily Quantity for that Day, Contractor shall immediately give Owner written notice of such fact and of the revised Daily Quantity.

6. If, following the twentieth (20th) Day of each Month, Contractor’s need for Daily Quantities changes materially from the previously noticed Daily Quantities, then Owner shall use commercially reasonable efforts to reschedule the delivery of the Commissioning Feed Gas so as to accommodate the revised Daily Quantities notified by Contractor in writing. Notwithstanding the foregoing, any failure by Owner to supply Commissioning Feed Gas at such time as such Feed Gas is needed in accordance with the periods set forth in the notices delivered during the Month prior to such need, shall entitle Contractor to a Change Order, provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.

C. Notice of Scheduling of LNG Production Requirement. Contractor shall provide to Owner a schedule of the quantities of LNG Contractor expects to produce from the Commissioning Feed Gas (“Commissioning LNG”) in accordance with the following Commissioning LNG forward plan:

1. In coordination with the Commissioning Feed Gas forward plan in 11.2B, no later than the twentieth (20th) Day of the Month occurring three (3) Months prior to the Month Contractor first expects to produce Commissioning LNG for Project 3, Contractor shall give written notice to Owner of the quantity, in MMBtu, of the Commissioning LNG expected to be produced in the Month Contractor first expects to produce Commissioning LNG and for each of the following two (2) Months.

2. No later than the twentieth (20th) Day of the Month occurring two (2) Months prior to the Month Contractor first expects to produce Commissioning LNG for Project 3, Contractor shall give written notice to Owner of (i) Commissioning LNG expected to be produced for each Day for the Month Contractor first expects to produce Commissioning LNG and (ii) any revisions to the total Months quantities of Commissioning LNG expected in the following two (2) Months.

3. No later than the twentieth (20th) Day of the Month prior to the Month Contractor will first produce Commissioning LNG for Project 3 and no later than the twentieth (20th) Day of each following Month, Contractor shall give written notice to Owner of the Commissioning LNG to be produced for each Day for the next three (3) Months.

4. If, following the twentieth (20th) Day of each Month, Contractor’s daily plan for Commissioning LNG production changes materially from the previously noticed daily plan, then Owner shall use commercially reasonable efforts to provide storage for the Commissioning LNG to accommodate the revised plan for Commissioning LNG production as notified by Contractor in writing.

D. Notice of Ready for Ship Loading Time Test. Without limitation of the foregoing or any other scheduling requirements contained in this Agreement, Contractor shall give Owner one hundred eighty (180) Days’ prior written notice of the date on which Contractor expects to be ready for the Ship Loading Time Test. Contractor shall give Owner a second written notice specifying the date on which Contractor expects to be ready for the Ship Loading Time Test, which such notices shall be given no later than ninety (90) Days prior to such date. Owner shall provide for an LNG Tanker after the date in such second written notice; provided that Owner is not required to schedule such LNG Tanker until (i) there is sufficient LNG in storage in the Tanks to perform the Ship Loading Time Test and (ii) Owner has an economic reason to export such LNG. Owner shall give Contractor forty-five (45), thirty (30) and fourteen (14) Days prior written notice of a five (5) Day period in which the LNG Tanker will be available for the Ship Loading Time Test. In the event that Contractor at any time becomes aware or has reason to believe that its ability to be ready for the Ship Loading Time Test will be delayed beyond the last date specified in the second written notice given pursuant to this Section 11.2D or the date(s) specified in Owner’s forty-five (45), thirty (30) and fourteen (14) Days’ notice of LNG Tanker availability, Contractor shall immediately give Owner written notice of such fact and of the revised date on which Contractor then expects that it will be ready for the Ship Loading Time Test. Owner shall use commercially reasonable efforts to reschedule the arrival of the LNG Tanker for the Ship Loading Time Test. If the LNG Tanker is not provided within thirty (30) Days after the latter of the date requested in Contractor’s second notice or Contractor’s revised notice if given, Contractor shall be entitled to a Change Order to the extent permitted under Section 6.9.

11.3 Notice and Requirements for Substantial Completion. Contractor shall give Owner not less than ninety (90) Days’ prior written notice of its intention to commence the Performance Tests, and, on the sixtieth (60th) Day and thirtieth (30th) Day immediately prior to Contractor’s intention to commence such testing activities, Contractor shall provide written notices to Owner. The Parties shall, no later than twenty-four (24) months after Owner’s issuance of the Notice to Proceed, mutually agree upon final test procedures for the conduct of the Performance Tests as specified in and consistent with Attachment 19 (these test procedures and the test parameters specified in Attachment 19 hereinafter referred to as “Performance Test Procedures”). Contractor shall provide all labor, equipment, supplies, and all other items necessary for the conduct of the Performance Tests; provided, however, that Owner shall provide operating personnel for supervision by Contractor in accordance with Section 4.4 and the Commissioning Feed Gas in accordance with Section 11.2B. Contractor shall analyze the data obtained during all Performance Tests, and ensure that such data reflects the performance standards required hereunder. A complete copy of all raw performance data and a detailed listing of all testing instrumentation utilized shall be provided to Owner at the completion of testing. Upon achieving all requirements under this Agreement for Substantial Completion, Contractor shall certify to Owner in the form of Attachment 13 (“Substantial Completion Certificate”) that all of the requirements under this Agreement for Substantial Completion have occurred and shall provide with such Substantial Completion Certificate a Performance Test report and analysis to Owner. At a minimum, the Performance Test report shall include (i) the raw data, (ii) the instrumentation utilized for the Performance Tests, (iii) the procedures utilized during the Performance Tests, (iv) calculations and information, and a full explanation concerning same, for adjustments to the Guarantee Conditions, as and to the extent specified in the Performance Test Procedures, and (v) any other reasonable supporting information used to demonstrate that the Work has met the Minimum Acceptance Criteria or the Performance Guarantee, as the case may be. The Substantial Completion Certificate shall be accompanied by all other supporting documentation as may be reasonably required to establish that the requirements for Substantial Completion have been met.

11.4 Owner Acceptance of RFSU and Substantial Completion.

A. Owner Acceptance of RFSU. Owner shall notify Contractor whether it accepts or rejects the RFSU Completion Certificate within seventy-two (72) hours following Owner’s receipt thereof. All Work shall continue during pendency of Owner’s review. Acceptance of RFSU (which such acceptance shall not be unreasonably withheld) shall be evidenced by Owner’s signature on such RFSU Completion Certificate. The date of RFSU shall be based upon, and the date of Owner’s acceptance of RFSU shall be deemed to have occurred on, the date listed on the RFSU Completion Certificate; provided that all requirements under this Agreement for RFSU were achieved on such date listed on the RFSU Completion Certificate except for the payment of any and all Liquidated Damages due and owing to Owner and provided further that the payment to Owner of such Liquidated Damages shall have been made within the time and in accordance with Section 20.3C in order for RFSU to have occurred on the date listed in the RFSU Completion Certificate. If Owner does not agree that RFSU has occurred, then Owner shall state the basis for its rejection in reasonable detail in such notice. If the Parties do not mutually agree on when and if RFSU has occurred, the Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within forty-eight (48) hours of the delivery by Owner of its notice to Contractor, the Parties shall resolve such Dispute in accordance with Section 18.1A. Owner’s acceptance of RFSU shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement. As used in this Section 11.4A, “unreasonably withheld” means that Owner fails to accept the RFSU Completion Certificate even if all of the requirements under this Agreement for the achievement of RFSU have been achieved. For the avoidance of doubt, “unreasonably withheld,” as used in this Section 11.4A, means that Owner cannot fail to accept the RFSU Completion Certificate if all the requirements under this Agreement for the achievement of RFSU have been achieved.

B. Owner Acceptance of Substantial Completion. Owner shall notify Contractor whether it accepts or rejects a Substantial Completion Certificate within ten (10) Days following Owner’s receipt thereof. All Work shall continue during pendency of Owner’s review. Acceptance of Substantial Completion (which such acceptance shall not be unreasonably withheld) shall be evidenced by Owner’s signature on such Substantial Completion Certificate. The date of Substantial Completion shall be based upon, and the date of Owner’s acceptance of Substantial Completion shall be deemed to have occurred on, the date listed on the Substantial Completion Certificate, provided that all requirements under this Agreement for Substantial Completion were achieved on such date listed on the Substantial Completion Certificate except for the payment of any and all Liquidated Damages due and owing to Owner and provided further that the payment to Owner of such Liquidated Damages shall have been made within the time and in accordance with Section 20.3C in order for Substantial Completion to have occurred on the date listed in the Substantial Completion Certificate. If Owner does not agree that Substantial Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in such notice. If the Parties do not mutually agree on when and if Substantial Completion has occurred, the Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Days of the delivery by Owner of its notice to Contractor, the Parties shall resolve such Dispute in accordance with Section 18.1A. Owner’s acceptance of Substantial Completion shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement. Notwithstanding anything to the contrary in this Section, Owner shall not be required to accept the Substantial Completion Certificate if the requirements under this Agreement for the achievement of Substantial Completion have not been achieved. As used in this Section 11.4B, “unreasonably withheld” means that Owner fails to accept the Substantial Completion Certificate even if all of the requirements under this Agreement for the achievement of Substantial Completion have been achieved. For the avoidance of doubt, “unreasonably withheld,” as used in this Section 11.4B, means that Owner cannot fail to accept the Substantial Completion Certificate if all the requirements under this Agreement for the achievement of Substantial Completion has been achieved.

11.5 Minimum Acceptance Criteria and Performance Liquidated Damages.

A. Minimum Acceptance Criteria Achieved. In the event that Project 3 fails to achieve the Performance Guarantee by the Guaranteed Substantial Completion Date, as evidenced by the Performance Test results, but meets the Minimum Acceptance Criteria and all other requirements for Substantial Completion, then Contractor shall have the right, upon written notice to Owner, to elect one of the following options; provided, however, if the Performance Tests results evidence that the LNG Production Rate does not exceed ninety eight percent (98%) of the Performance Guarantee, then Owner shall have the right, upon written notice, to elect and direct Contractor, within thirty (30) Days after receipt of a notice from Contractor specifying the Performance Test results and requesting Owner’s election to proceed with one of the following options:

(i) Contractor shall transfer care, custody and control of Project 3 to Owner. Upon such transfer and satisfaction of all other requirements of Substantial Completion, Substantial Completion shall be achieved, and Owner shall sign the Substantial Completion Certificate submitted by Contractor. Contractor shall only be responsible for the payment of Delay Liquidated Damages owing up to the date of Substantial Completion, which shall be paid in accordance with Section 20.3C.

Contractor shall pay, as a condition of Substantial Completion, Performance Liquidated Damages to Owner in accordance with Section 20.3C based on the results of the last Performance Test conducted by Contractor prior to issuance of a notice of election by Owner or Contractor pursuant to this Section 11.5; or

(ii) Contractor shall transfer care, custody and control of Project 3 to Owner and take corrective actions to achieve such Performance Guarantee. Upon such transfer and satisfaction of all other requirements of Substantial Completion, Substantial Completion shall be achieved, and Owner shall sign the Substantial Completion Certificate submitted by Contractor. Contractor shall only be responsible for the payment of Delay Liquidated Damages owing up to the date of Substantial Completion, which shall be paid in accordance with Section 20.3C. The corrective actions required to be performed by Contractor shall be performed in accordance with Owner’s operation and maintenance schedule so as to not interfere with operation of Project 3 and subject to any security or safety requirements. For the period of time that Contractor is taking corrective action to achieve the Performance Guarantee(s) pursuant to this Section 11.5A(ii), Owner shall provide safe, reasonable access to Contractor for performance of such corrective actions, but at all times performing such Work so as not to interfere with the operation of Project 3. Prior to the election of the option under this Section 11.5A(ii), Contractor shall deliver to Owner a detailed corrective action plan and schedule to achieve the Performance Guarantee. If Project 3 has not achieved the Performance Guarantee within one hundred and eighty (180) Days after the Guaranteed Substantial Completion Date (or such later date as may be mutually agreed in writing), then Contractor shall cease taking corrective actions to achieve the Performance Guarantee, and in that event, Contractor shall pay to Owner the Performance Liquidated Damages for such Performance Guarantee in accordance with Section 20.3C based on the results of the last Performance Test conducted by Contractor. On the other hand, if such Performance Guarantee is achieved within the prescribed period, Contractor shall owe no Performance Liquidated Damages for Project 3. Notwithstanding the foregoing, in the event that the Owner directed Contractor or Contractor elected to proceed with the option under this Section 11.5A(ii) and Contractor achieves an LNG Production Rate that exceeds ninety eight percent (98%) of the Performance Guarantee, Contractor shall have the right to cease taking corrective actions to achieve the Performance Guarantee, and Contractor shall pay to Owner the Performance Liquidated Damages for such Performance Guarantee in accordance with Section 20.3C based on the results of the last Performance Test conducted by Contractor.

B. Minimum Acceptance Criteria Not Achieved. In the event that Project 3 fails to achieve the Minimum Acceptance Criteria, as evidenced by the Performance Test results, by the Guaranteed Substantial Completion Date, as such date may be extended by Change Order as provided herein, then (i) Substantial Completion shall not occur and (ii) the provisions of Section 13.1 shall apply. In addition to the foregoing, Contractor shall attempt for a period of twelve (12) months after the Guaranteed Substantial Completion Date (“Minimum Acceptance Criteria Correction Period”) to correct the Work to enable Project 3 to achieve the Minimum Acceptance Criteria and otherwise achieve Substantial Completion. If Project 3 has not achieved the Minimum Acceptance Criteria and Substantial Completion upon the termination of the Minimum Acceptance Criteria Correction Period, then Owner shall have, in its sole discretion, the option of either (a) granting Contractor up to an additional twelve (12) month Minimum Acceptance Criteria Correction Period under the same terms and conditions as the first, including the application of Section 13.1 (subject to Section 20.2A); or (b) declaring Contractor Default pursuant to Article 16, in which case Owner shall be entitled to immediately (and without any cure period allowed) terminate Contractor’s performance of the Work in accordance with Section 16.1A, and Owner shall have all of the rights under Section 16.1, including all Delay Liquidated Damages owed but subject to Section 20.2A, provided that Owner shall not be entitled to any Performance Liquidated Damages for a termination under this Section 11.5B with respect to Project 3 that did not achieve the Minimum Acceptance Criteria. If, on the other hand, the Project has achieved the Minimum Acceptance Criteria and Substantial Completion during the Minimum Acceptance Criteria Correction Period (or during the second twelve (12) month period, should Owner elect that option), then Contractor shall be liable to Owner for Delay Liquidated Damages up to the date of Substantial Completion (subject to Section 20.2A) and all Performance Liquidated Damages owed (subject to Section 20.2B).

11.6 Punchlist. Upon completion of the Performance Tests and prior to Substantial Completion, Owner and Contractor shall inspect Project 3, and Contractor shall prepare a proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review, together with an estimate of the time and cost necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any Punchlist items that are identified by Owner within ten (10) Days after Owner’s receipt of the proposed Punchlist from Contractor, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed Punchlist (including those items identified by Owner during Owner’s review) that are not of a Punchlist nature. Notwithstanding anything to the contrary in this Agreement, Contractor and Owner are not required as a condition of Substantial Completion to agree upon and identify every Punchlist item and include it on the Punchlist, but Contractor is required to complete as a condition of Substantial Completion all Work that does not meet the definition of Punchlist as provided in Section 1.1. In the event of a Dispute regarding whether a specific item of Work meets the definition of Punchlist under Section 1.1, the Parties shall resolve such Dispute in accordance with Section 18.1A. Owner shall provide Contractor with access to the Work after Substantial Completion sufficient to enable Contractor to complete all Punchlist items, so long as such access does not unreasonably interfere with operation of any other Project after substantial completion thereof and subject to any reasonable security or safety requirements of Owner. Upon Contractor’s completion or correction of any items necessary to achieve Substantial Completion, as modified by any Owner additions, such Punchlist shall govern Contractor’s performance of the Punchlist items up to Final Completion. All Work on the Punchlist shall be completed by the date required for Final Completion, as specified in Section 5.3C, or Owner may, in addition to any other rights that it may have under this Agreement, complete such Punchlist Work at the expense of Contractor. In the event Owner elects to complete such Punchlist Work, Contractor shall pay Owner, within ten (10) Days after receipt of written notice from Owner, all reasonable costs and expenses incurred by Owner in performing such Punchlist Work, or, at Owner’s sole discretion, Owner may withhold or offset amounts owed to Contractor or collect on the Letter of Credit in accordance with Section 7.8 in the amount of such costs and expenses. Any Defect identified after agreement between the Parties of the Punchlist shall be corrected by Contractor as a Warranty item under Article 12.

11.7 Notice and Requirements for Final Completion. Final Completion shall be achieved when all requirements for Final Completion set forth in the definition of Final Completion under Section 1.1 have been satisfied. Upon Final Completion, Contractor shall certify to Owner in the form of Attachment 14 (“Final Completion Certificate”) that all of such requirements have occurred. Owner shall notify Contractor whether it accepts or rejects the Final Completion Certificate within ten (10) Days following Owner’s receipt thereof. Acceptance of Final Completion (which such acceptance shall not be unreasonably withheld) shall be evidenced by Owner’s signature on such certificate, which shall be forwarded to Contractor with such notice. The date of Final Completion shall be based upon, and the date of Owner’s acceptance of Final Completion shall be deemed to have occurred on, the date listed on the Final Completion Certificate; provided that all requirements under this Agreement for Final Completion were achieved on such date listed on the Final Completion Certificate. If Owner does not agree that Final Completion has occurred, then Owner shall state the basis for its rejection in such notice. If the Parties do not mutually agree on when and if Final Completion has occurred, the Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Days of the delivery by Owner of its notice, the Parties shall resolve such Dispute in accordance with Section 18.1A. Owner’s acceptance of Final Completion shall not relieve Contractor of any of its remaining obligations in accordance with the requirements of this Agreement. Notwithstanding anything to the contrary in this Section, Owner shall not be required to accept the Final Completion Certificate if the requirements under this Agreement for the achievement of Final Completion have not been achieved. As used in this Section 11.7, “unreasonably withheld” means that Owner fails to accept the Final Completion Certificate even if all of the requirements under this Agreement for the achievement of Final Completion have been achieved. For the avoidance of doubt, “unreasonably withheld,” as used in this Section 11.7, means that Owner cannot fail to accept the Final Completion Certificate if all the requirements under this Agreement for the achievement of Final Completion have been achieved.

11.8 Operations Activities.

A. Operation by Contractor. Prior to Substantial Completion and after RFSU, to the extent Contractor has care, custody and control of the Phase 2 Liquefaction Facility, Contractor shall, to the extent reasonably possible, operate the Phase 2 Liquefaction Facility in accordance with Owner’s reasonable instructions and all Permits (“Operations Activity” or collectively “Operations Activities”). Contractor shall not have the obligation to follow Owner’s instructions for any Operations Activity if such Operations Activity in Contractor’s reasonable opinion has more than a minimal impact on Contractor’s cost of performance of the Work or Contractor’s ability to perform the Work in accordance with the Project Schedule or Contractor’s ability to perform any other obligation under this Agreement, the intent of this Section 11.8A being that Contractor’s performance of the Work shall have priority over the operation of the Phase 2 Liquefaction Facility; provided, however, notwithstanding the foregoing, Owner shall be entitled to direct Contractor to stop, or cause to be stopped, all or any portion of the Work if the continuance of such Work would, in Owner’s reasonable opinion, be unsafe or cause damage to Project 3 or the Liquefaction Facility. Within twelve (12) hours of receipt of Owner’s instructions regarding such Operations Activity, Contractor shall provide notice to Owner informing Owner whether it can comply with Owner’s instructions and the reason if it cannot so comply. Contractor’s performance of the Operations Activities shall not in any way release Contractor or any surety of Contractor from any obligations or liabilities pursuant to this Agreement.

B. Operation by Owner. Upon Owner’s election to take care, custody and control of Project 3 in accordance with Section 11.5, Owner has the right to operate Project 3. Owner shall bear the risk of physical loss and damage to the Work and Project 3 as provided in Article 8.

ARTICLE XII

WARRANTY AND CORRECTION OF WORK

12.1 Warranty.

A. General. The warranties set forth in this Article 12 (collectively, the “Warranty” or “Warranties”) are in addition to any of the Minimum Acceptance Criteria or the Performance Guarantee set forth in this Agreement. Any Work, or component thereof, that is not in conformity with any Warranty is defective (“Defective”) or contains a defect (“Defect”).

B. Warranty of Work. Contractor hereby warrants that:

1. the Equipment, and each component thereof, shall be new (unless otherwise specified in this Agreement) and of good quality;

2. the Work (including the Equipment) shall be in accordance with all of the requirements of this Agreement, including in accordance with GECP, Applicable Law and Applicable Codes and Standards; and

3. the Work (including the Equipment) shall be free from encumbrances to title, as set forth in greater detail in Section 8.1.

C. Documentation Warranty. Contractor warrants that the written instructions regarding the use of Equipment, including those instructions in operation and maintenance manuals, shall conform to this Agreement and GECP as of the time such instructions are prepared. If any non-conformance with the Warranty specified in this Section 12.1C occurs or is discovered at any time prior to or during the Defect Correction Period, Contractor shall, at its sole expense, furnish Owner with corrected instructions.

D. Assignment and Enforcement of Subcontractor Warranties. Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work, including Work performed by its Subcontractors and Sub-subcontractors. Without limiting the foregoing, all warranties obtained by Contractor from Subcontractors shall run to the benefit of Contractor but shall permit Contractor, prior to assignment to Owner, the right (upon mutual agreement of the Parties), to authorize Owner to deal with Subcontractor on Contractor’s behalf. Such warranties, with duly executed instruments assigning the warranties shall be delivered to Owner concurrent with the end of the Defect Correction Period. This Section 12.1D shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor warranties.

E. Exceptions to Warranty. The Warranty excludes remedy (and Contractor shall have no liability to Owner) for any damage or defect to the extent caused by: (i) improper repairs or alterations, misuse, neglect or accident by Owner Group after Substantial Completion; (ii) operation, maintenance or use of Project 3, Work or any component thereof by Owner Group after Substantial Completion in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by Contractor to Owner; (iii) modifications or changes to the LNG Plant based on a Chart Design Derivation, in either case, in a manner not in compliance with a material requirement of any installation, operation and maintenance manuals delivered by Chart to Contractor and by Contractor to Owner; (iv) normal wear and tear; (v) normal corrosion or (vi) an event of Force Majeure (but only, with respect to obligations under this Article 12 to the extent such event of Force Majeure occurs after Substantial Completion).

12.2 Correction of Work Prior to Substantial Completion.

A. General Rights. All Work shall be subject to inspection by Owner at all reasonable times to determine whether the Work conforms to the requirements of this Agreement. Upon Owner giving reasonable prior notice, Contractor shall furnish Owner with access to all locations where Work is in progress on the Site and at the offices of Contractor and its Major Subcontractors. Owner shall be entitled to provide Contractor with written notice of any Work which Owner believes is a Defect. After Contractor becomes aware of a Defect prior to Substantial Completion, Contractor will provide Owner with a general plan that provides for Contractor to investigate and, if necessary, correct (whether by repair, replacement or otherwise) the Defect (having regard to the nature of the Defect, the Project Schedule, safety, insurance and any adverse impact on the operation of Project 3 after Substantial Completion or any other Project after substantial completion thereof under the relevant EPC Agreement), which plan may need to be updated based upon the Contractor’s investigation or further development or implementation of the plan. Contractor will carry out and complete the necessary work at its own cost and expense in order to remedy the Defect prior to Substantial Completion, unless: (i) otherwise provided in the plan for earlier correction; or (ii) such Defect materially impacts the operation of Project 3 after Substantial Completion or any other Project after substantial completion thereof under the relevant EPC Agreement, in which case Contractor shall immediately commence to correct the Defect and complete the remedy as expeditiously as possible. The cost of disassembling, dismantling or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne by (a) Contractor, if such Work is found not to conform with the requirements of this Agreement, and (b) by Owner, if such Work is found to conform with the requirements of this Agreement, and Contractor shall be entitled to a Change Order in such event; provided that Contractor complies with the requirements set forth in Sections 6.2 and 6.5.

B. Witness Points. Contractor shall provide Owner with a list of witness points for all Major Equipment no later than thirty (30) Days after execution of the relevant Subcontract and Owner shall notify Contractor which of the witness points it wishes its personnel to witness. Contractor shall provide Owner with at least fifteen (15) Days’ prior written notice of the actual scheduled date of each of the tests Owner has indicated it wishes to witness. Contractor shall cooperate with Owner if Owner elects to witness any additional tests, and Contractor acknowledges that Owner shall have the right to witness all tests being performed in connection with the Work. Notwithstanding Owner’s rights to witness tests, Owner shall not interrupt or interfere with any test or require changes while witnessing such tests; provided however, if Owner observes testing that, in Owner’s reasonable opinion, raises a safety concern or could cause damage to Major Equipment, then Owner has the right (but not the obligation) to notify Contractor and Contractor shall promptly respond after such notification to rectify any issues.

C. No Obligation to Inspect. Owner’s right to conduct inspections under Sections 12.2A and 12.2B shall not obligate Owner to do so. Neither the exercise of Owner of any such right, nor any failure on the part of Owner to discover or reject a Defect shall be construed to imply an acceptance of such Defect or a waiver of such Defect. In addition, Owner’s acceptance of any Work which is later determined to be Defective shall not in any way relieve Contractor from its obligations under this Article 12.

12.3 Correction of Work After Substantial Completion. If, during the Defect Correction Period, the Work, or any component thereof is found to be Defective, and Owner provides written notice to Contractor within such Defect Correction Period regarding such Defect, Contractor shall, at its sole cost and expense, promptly correct (whether by repair, replacement or otherwise) such Defect, including all obligations in connection with such correction, such as in and out costs, storage, labor, Taxes, transportation and expediting costs and any other costs necessary to fully correct the Defect (such correction of the Defect is hereby defined as the “Corrective Work”). Any such notice from Owner shall state with reasonable specificity the date of occurrence or observation of the alleged Defect and the reasons supporting Owner’s belief that Contractor is responsible for performing Corrective Work. Owner shall provide Contractor with access to the Liquefaction Facility sufficient to perform its Corrective Work, so long as such access does not unreasonably interfere with operation of the Liquefaction Facility and subject to any reasonable security or safety requirements of Owner. In the event Contractor utilizes spare parts owned by Owner in the course of performing the Corrective Work, Contractor shall supply Owner free of charge with new spare parts equivalent in quality and quantity to all such spare parts used by Contractor as soon as possible following the utilization of such spare parts.

A. Owner Right to Perform Corrective Work. If Contractor fails to commence the Corrective Work during the Defect Correction Period within a reasonable period of time not to exceed ten (10) Business Days, or does not complete such Corrective Work promptly (and provided that Owner provides Contractor access to the Liquefaction Facility in accordance with this Section 12.3), then Owner, as its sole and exclusive remedy for the Defect (except for its right to enforce the indemnification, defense and hold harmless obligations of Contractor pursuant to Sections 17.1A, 17.1F, 17.1G and 17.2), upon providing prior written notice to Contractor, may perform such Corrective Work, and Contractor shall be liable to Owner for the reasonable costs incurred by Owner in connection with performing such Corrective Work, and shall pay Owner, within ten (10) Days after receipt of written notice from Owner, an amount equal to such costs (or, at Owner’s sole discretion, Owner may withhold or offset amounts owed to Contractor or collect on the Letter of Credit in accordance with Section 7.8 in the amount of such costs and expenses); provided, however, if a Defect discovered during the Defect Correction Period presents an imminent threat to the safety or health of any Person and Owner knows of such Defect, Owner may perform such Corrective Work in order to correct such Defect without giving prior written notice to Contractor. In such event, Contractor shall be liable to Owner for the reasonable costs incurred by Owner in connection with performing such Corrective Work, and shall pay Owner, after receipt of written notice from Owner, an amount equal to such costs (or, at Owner’s sole discretion, Owner may withhold or offset amounts owed to Contractor or collect on the Letter of Credit in accordance with Section 7.8 in the amount of such costs). To the extent any Corrective Work is performed by or on behalf of Owner, Contractor’s obligations with respect to such Defect that is corrected by or on behalf of Owner shall be relieved, with the exception of Contractor’s obligation to pay Owner the reasonable costs incurred by Owner in connection with performing such Corrective Work. Nothing in this Section 12.3A relieves Contractor of its indemnity obligations under Article 17.

B. Extended Defect Correction Period for Corrective Work. With respect to any Corrective Work performed by Contractor, the Defect Correction Period for such Corrective Work shall be extended for an additional one (1) year from the date of the completion of such Corrective Work or until the end of the original warranty period (whichever is later); provided, however, in no event shall the Defect Correction Period for any Work (including Corrective Work) be less than the original Defect Correction Period or extend beyond thirty-six (36) Months after Contractor’s achievement of Substantial Completion.

C. Standards for Corrective Work. All Corrective Work shall be performed subject to the same terms and conditions under this Agreement as the original Work is required to be performed. In connection with the Corrective Work, any change to Equipment that would alter the requirements of this Agreement may be made only with prior written approval of Owner in accordance with Section 3.30.

D. Expiration of Defect Correction Period. Contractor shall not be liable to Owner for any Defect discovered after the expiration of the Defect Correction Period (as may be extended pursuant to Section 12.3B), except for any liability of Contractor pursuant to its indemnification, defense and hold harmless obligations under this Agreement.

12.4 Assignability of Warranties. The Warranties made in this Agreement shall be for the benefit of Owner and its successors and permitted assigns and the respective successors and permitted assigns of any of them, and are fully transferable and assignable.

12.5 Waiver of Implied Warranties. The express warranties set forth in this Agreement (including Warranties) are exclusive and the Parties hereby disclaim, and Owner hereby waives any and all warranties implied under Applicable Law (including the governing law specified in Section 21.9), including the implied warranty of merchantability and implied warranty of fitness for a particular purpose.

ARTICLE XIII

DELAY LIQUIDATED DAMAGES AND SCHEDULE BONUS

13.1 Delay Liquidated Damages. If Substantial Completion occurs after the Guaranteed Substantial Completion Date, Contractor shall pay to Owner the amounts listed in Attachment 20 per Day for each Day, or portion thereof, of delay until Substantial Completion occurs (the “Delay Liquidated Damages”).

13.2 Schedule Bonus.

A. If Substantial Completion occurs before the date falling *** (***) Days after issuance of NTP (“Schedule Bonus Date”), Owner shall pay Contractor a bonus in the amount of *** (U.S.$***) per MMBtu of the LNG that is both (i) produced by Project 3 between the period of first production of LNG from Project 3 and the Schedule Bonus Date and (ii) sold by Owner to one of its customers prior to the Schedule Bonus Date (“Schedule Bonus”); provided that the total bonus paid for Project 3 shall not exceed *** U.S. Dollars ($U.S.***).

B. For avoidance of doubt, Contractor shall not be entitled to a Schedule Bonus for any LNG that boils-off, is vented, is flared or is vaporized and sold into the U.S. market as Natural Gas. The Schedule Bonus Date shall be automatically adjusted to the extent the Guaranteed Substantial Completion Date is adjusted by Change Order. Contractor acknowledges that this Section 13.2 does not impose any obligation whatsoever on Owner to sell any LNG to any customers.

ARTICLE XIV

CONTRACTOR’S REPRESENTATIONS

Contractor represents and warrants as of the Contract Date that:

14.1 Corporate Standing. It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects, taxes or business.

14.2 No Violation of Law; Litigation. It is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Contractor) threatened against Contractor that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Contractor, or its ability to perform under this Agreement.

14.3 Licenses. It is the holder of all licenses required to permit it to operate or conduct its business in Louisiana now and as contemplated by this Agreement.

14.4 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Contractor, or any Applicable Law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which Contractor is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.

14.5 Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Contractor and constitutes a legal, valid and binding obligation of Contractor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

14.6 Financial Solvency. It is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

ARTICLE XV

OWNER’S REPRESENTATIONS

Owner represents and warrants as of the Contract Date that:

15.1 Standing. It is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.

15.2 No Violation of Law; Litigation. It is not in violation of any Applicable Law, or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Owner) threatened against Owner that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Owner, or its ability to perform under this Agreement.

15.3 Licenses. It is the holder of or will take the necessary action to obtain all Owner Permits under Attachment 17.

15.4 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the constituent documents of Owner, any Applicable Law, any order, writ, injunction or decree of any court, or any agreement or instrument to which Owner is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.

15.5 Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Owner and constitutes a legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

15.6 Financial Solvency. Owner will have sufficient funds (as “sufficient funds” is defined in Section 4.1B), from itself and/or from financing from one or more Lenders, to enable it to fulfill its payment obligations under this Agreement.

ARTICLE XVI

DEFAULT, TERMINATION AND SUSPENSION

16.1 Default by Contractor.

A. Owner Rights Upon Contractor Default. If Contractor at any time: (i) fails to commence the Work in accordance with the provisions of this Agreement; (ii) abandons the Work; (iii) repudiates or fails to materially comply with any of its material obligations under this Agreement; (iv) is in Default pursuant to Section 21.7; (v) fails to maintain insurance required under this Agreement; (vi) materially disregards Applicable Law or Applicable Standards and Codes; (vii) fails to achieve the Minimum Acceptance Criteria within twelve (12) months (or the additional twelve (12) months granted by Owner) in accordance with Section 11.5B; or (viii) itself or the Guarantor experiences an Insolvency Event (each of the foregoing being a “Default”) then, Owner has the right (without prejudice to any other rights under this Agreement) to provide written notice to Contractor specifying the nature of the Default and demanding that such Default be cured. If: (a) with respect to any clause above (with the exception of clause (vii), which shall have no cure period in the event of Contractor’s failure to achieve the Minimum Acceptance Criteria in accordance with Section 11.5B, and clause (viii), which shall have no cure period in the event of a Contractor Insolvency Event, and with respect to an Insolvency Event for Guarantor, which shall have the cure period specified below) (1) Contractor fails to cure such Default within thirty (30) Days after receipt of such notice or, (2) if the Default cannot be cured within such thirty (30) Day period through the diligent exercise of all commercially practicable efforts, Contractor fails to diligently exercise all commercially practicable efforts to cure such condition or fails to cure such condition within ninety (90) Days after receipt of such notice to cure such Default; or (b) Contractor experiences an Insolvency Event, Owner, in the event of (a) or (b), at its sole option and, without prejudice to any other rights that it has under this Agreement and, upon notice to Contractor, may (y) take such steps as are reasonably necessary to overcome the Default condition, in which case Contractor shall be liable to Owner for any and all reasonable costs and expenses incurred by Owner in connection therewith, or (z) terminate for Default Contractor’s performance of all of the Work. If Guarantor experiences an Insolvency Event, Contractor shall within thirty (30) Days after receipt of Owner’s notice provide either (A) a replacement Parent Guarantee by an Affiliate of Contractor, which such form Parent Guarantee shall be in the same form as set forth in Attachment 32 and the Affiliate of Contractor being subject to the approval of Owner and Owner’s Lender(s), or (B) security in the form of a surety bond, letter of credit or bank guarantee in a form and amount reasonably required by Lender(s) and Owner, taking into consideration the status of Project 3 at the time of the Insolvency Event and providing sufficient protection to complete the Work and satisfy all liabilities and obligations of Contractor under this Agreement.

B. Additional Rights of Owner Upon Termination. In the event that Owner terminates this Agreement for Default in accordance with Section 16.1A, then Owner may, at its sole option, (i) enter onto the Site and, for the purpose of completing the Work, take possession of Project 3, Equipment, Construction Equipment, Work Product (subject to Section 10.1D), Books and Records and other items thereon owned or rented by Contractor (subject to the relevant Construction Equipment lease or rental agreements), (ii) take assignment of any or all of the Subcontracts, and/or (iii) either itself or through others complete the Work. If all actual costs and expenses incurred by Owner on account of the termination for Default (including all costs incurred to complete the Work), exceeds the unpaid balance of the Contract Price, then, at Owner’s sole option, Contractor shall pay Owner the difference within ten (10) Days after receipt of written notice from Owner, or, after the expiration of such ten (10) Day period, Owner shall have the right and authority to offset or draw down on the Letter of Credit in the amount of such difference. Contractor’s liability under this Section 16.1B is in addition to any other liability provided for under this Agreement and Owner shall have the right and authority to set off against and deduct from any such excess due Contractor by Owner any other liability of Contractor to Owner under this Agreement. Owner agrees to act reasonably to mitigate any costs it might incur in connection with any termination for Default. Subject to the limitation of liability set forth in Section 20.1, in addition to the amounts recoverable above in this Section 16.1B, Owner shall be entitled to delay damages under this Section 16.1B which, for this purpose, means (i) Delay Liquidated Damages owed by Contractor to Owner under this Agreement up to the date of termination, and (ii) during the period commencing after termination and ending on the date Substantial Completion is achieved by a substitute contractor, the costs incurred during this period by such substitute contractor to accelerate the work in order to achieve the Guaranteed Substantial Completion Date (as may have been adjusted by Change Order) contemplated by this Agreement.

C. Obligations Upon Termination. Upon termination for Default in accordance with Section 16.1A, Contractor shall (i) immediately discontinue Work on the date specified in the notice; (ii) place no further orders for Subcontracts, Equipment, or any other items or services; (iii) inventory, maintain and turn over to Owner all Construction Equipment owned by Contractor and (subject to the relevant Construction Equipment lease or rental agreements) all Construction Equipment rented by Contractor and, in each case, present on the Site prior to Contractor’s receipt of the termination notice or provided by Owner for performance of the terminated Work; (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts, including rental agreements; (v) cooperate with Owner in the transfer of Work Product (subject to Section 10.1D), including Drawings and Specifications, Permits and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) comply with other reasonable requests from Owner regarding the terminated Work; (vii) thereafter preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law and any Applicable Codes and Standards; and (viii) perform all other obligations under Section 16.1B.

16.2 Termination for Convenience by Owner. Owner shall have the right to terminate this Agreement for its convenience by providing Contractor with a written notice of termination, to be effective upon receipt by Contractor. Upon termination for convenience, Contractor shall (i) immediately discontinue the Work on the date of the notice; (ii) place no further orders for Subcontracts, Equipment, or any other items or services; (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner and Contractor of all Subcontracts, including rental agreements, unless Owner elects to take assignment of any such Subcontracts; (iv) assist Owner in the maintenance, protection, and disposition of Work in progress, including Equipment at the Site or in transit to the Site; (v) cooperate with Owner for the efficient transition of the Work; and (vi) cooperate with Owner in the transfer of Work Product (subject to Section 10.1D), including Drawings and Specifications, Permits and any other items or information and disposition of Work in progress and Owner may, at its sole option, take assignment of any or all of the Subcontracts. Contractor shall be paid the following amounts no later than twenty-five (25) Days after submission of Contractor’s invoice(s) therefor:

A. the portion of the Contract Price for the Work performed prior to termination, less that portion of the Contract Price previously paid to Contractor;

B. actual costs reasonably incurred by Contractor on account of such termination (which costs shall be adequately documented and supported by Contractor), including cancellation charges owed by Contractor to Subcontractors (provided that Owner does not take assignment of such Subcontracts) and costs associated with demobilization of Contractor’s and Subcontractors’ personnel and Construction Equipment; and

C. in respect of loss of profit, Owner shall pay Contractor a lump sum amount in accordance with the following:

1. If this Agreement is terminated (a) prior to issuance of NTP and (b) prior to July 1, 2019, One Million U.S. Dollars (U.S.$1,000,000);

2. If this Agreement is terminated (a) prior to issuance of NTP and (b) after July 1, 2019 and on or before July 1, 2021, Two Million Five Hundred Thousand U.S. Dollars (U.S.$2,500,000); and

3. If this Agreement is terminated after issuance of NTP, a percentage of the unpaid portion of the Contract Price in accordance with the following schedule; provided that such amount shall not exceed Thirty Million U.S. Dollars (U.S.$30,000,000):

Date of Termination	Amount Based on Unpaid Portion of the Contract Price
1 to 365 Days after issuance of NTP	One percent (1%)
366 to 730 Days after issuance of NTP	Two percent (2%)
731 to 1095 Days after issuance of NTP	Three percent (3%)
1096 to 1460 Days after issuance of NTP	Four percent (4%)
1461 Days after issuance of NTP and thereafter	Five percent (5%)

16.3 Suspension of Work. Owner may, for any reason, at any time and from time to time, by giving thirty (30) Days’ prior written notice to Contractor, suspend the carrying out of the Work or any part thereof, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Contractor shall properly protect and secure such suspended Work in such manner as Owner may reasonably require. Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise be ready to proceed expeditiously with the Work as soon as reasonably practicable after receipt of Owner’s further instructions. Except where such suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, Contractor shall be entitled to a Change Order to recover the reasonable costs of such suspension, including demobilization and remobilization costs, if necessary, and a time extension to the Project Schedule if and to the extent permitted under Section 6.9. As soon as reasonably practicable after receipt of notice to resume suspended Work, Contractor shall promptly resume performance of the Work to the extent required in the notice. In no event shall Contractor be entitled to any additional profits or damages due to such suspension. After issuance of NTP, in the event that Owner suspends all of the Work and such suspension (i) continues for an individual period exceeding ninety (90) consecutive Days, or (ii) in the event that one or more suspension periods continue for more than one hundred and twenty (120) Days in the cumulative aggregate, and provided that such suspension is not due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor or an event of Force Majeure, then Contractor shall have the right to terminate this Agreement by providing fourteen (14) Days’ written notice to Owner. In the event of such termination, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2.

16.4 Suspension by Contractor.

A. Suspension by Contractor for Owner’s Failure to Pay Undisputed Amounts. If Owner fails to pay any undisputed amount due and owing to Contractor and such failure continues for more than fifteen (15) Days after the due date for such payment, then Contractor may suspend performance of the Work until Contractor receives such undisputed amounts. Prior to any such suspension, Contractor shall provide Owner with at least fourteen (14) Days’ prior written notice of its intent to suspend performance of the Work, which notice may be given before expiration of the above fifteen (15) Day window for non-payment. Contractor shall be entitled to a Change Order on account of any suspension in accordance with this Section 16.4A; provided that Contractor complies with the requirements in Sections 6.2, 6.5 and 6.9.

B. Suspension by Contractor for Owner’s Failure to Fund Escrow Account. If Owner fails, in accordance with Section 18.4, to escrow disputed and unpaid amounts in excess of Ten Million U.S. Dollars (U.S.$10,000,000) and such failure continues for more than fifteen (15) Days after the time by which Owner is required to escrow amounts in accordance with Section 18.4 for such disputed and unpaid amounts, then Contractor may suspend performance of the Work until Owner escrows any disputed and unpaid amounts exceeding Ten Million U.S. Dollars (U.S.$10,000,000). Prior to any such suspension, Contractor shall provide Owner with at least ten (10) Days’ prior written notice of its intent to suspend performance of the Work. Contractor shall be entitled to a Change Order on account of any suspension in accordance with this Section 16.4B; provided that Contractor complies with the requirements in Sections 6.2, 6.5 and 6.9.

C. Undisputed Amounts. An amount shall be considered “undisputed” under Sections 16.4A and 16.5 if the amount invoiced by Contractor is contested in bad faith by Owner or if Owner has failed to give notice of a disputed amount in accordance with Section 7.2E by the due date for payment of the applicable invoiced amount.

D. Suspension by Contractor for Owner’s Failure to Deliver an Owner Quarterly Confirmation. If Owner fails to deliver the Owner Quarterly Confirmation in accordance with Section 4.1A or an Owner Quarterly Confirmation indicates that either (A) Owner does not have sufficient funds (as “sufficient funds” is defined in Section 4.1B) to continue to fulfill its payment obligations or (B) an event has come to the attention of Owner which would materially and adversely affect the continued availability of such funding then, Contractor may, upon providing thirty (30) Days’ written notice to Owner (and provided that Owner does not cure such circumstance within such thirty (30) Day period), suspend performance of the Work until Owner delivers to Contractor an Owner Quarterly Confirmation meeting the criteria set forth in Section 4.1. Contractor shall be entitled to a Change Order on account of any suspension in accordance with this Section 16.4D, provided that Contractor complies with the requirements in Sections 6.2, 6.5 and 6.9.

16.5 Termination by Contractor. If Owner at any time: (i) fails to pay any undisputed amount; (ii) fails to materially comply with any of its material obligations under this Agreement (but only to the extent such material failure and the impact thereof is not subject to adjustment by Change Order as set for this Section 6.2); or (iii) experiences an Insolvency Event (each of the foregoing being an “Owner Default”) then, Contractor has the right (without prejudice to any other rights under this Agreement) to provide written notice to Owner specifying the nature of the Owner Default and demanding that such Owner Default be cured. If: (a) with respect to clause (i) Owner fails to cure such Owner Default within thirty (30) Days after receipt of such notice; (b) with respect to clause (ii), (1) Owner fails to cure such Owner Default within forty-five (45) Days after receipt of such notice or, (2) if the Owner Default cannot be cured within such forty five (45) Day period through the diligent exercise of all commercially practicable efforts, Owner fails to diligently exercise all commercially practicable efforts to cure such condition or fails to cure such condition within ninety (90) Days after receipt of such notice to cure such Owner Default; or (c) Owner experiences an Insolvency Event, Contractor may, in the event of (a), (b) or (c), at its sole option and without prejudice to any other rights that it has under this Agreement, and upon notice to Owner, terminate this Agreement. In the event of such termination under this Section 16.5, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2 in the event of an Owner termination for convenience.

16.6 Termination in the Event of an Extended Force Majeure. After issuance of NTP, in the event (i) any one Force Majeure event or the effects thereof causes suspension of a substantial portion of the Work for a period exceeding one hundred (100) consecutive Days or (ii) any one or more Force Majeure events or the effects thereof causes suspension of a substantial portion of the Work for a period exceeding one hundred and eighty (180) Days in the aggregate during any continuous twenty-four (24) month period, then either Party shall have the right to terminate this Agreement by providing fourteen (14) Days’ written notice of termination to the other Party, to be effective upon receipt by such other Party. In the event of such termination, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2.

16.7 Termination in the Event of Delayed Notice to Proceed. In the event Owner fails to issue the NTP in accordance with Section 5.2B by July 1, 2021 (as may be extended by mutual agreement by the Parties), then either Party shall have the right to terminate this Agreement by providing written notice of termination to the other Party, to be effective upon receipt by the other Party. In the event of such termination, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2, except that, in respect of loss of profit, Contractor shall only be entitled to a lump sum equal to U.S.$5,000,000.

16.8 Contractor’s Right to Terminate. Contractor’s sole right to terminate this Agreement is specified in Sections 16.3, 16.5, 16.6 and 16.7.

ARTICLE XVII

RELEASES AND INDEMNITIES

17.1 General Indemnification. IN ADDITION TO ITS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS CONTAINED ELSEWHERE IN THIS AGREEMENT, CONTRACTOR SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND THE OWNER GROUP FROM ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES RESULT FROM ANY OF THE FOLLOWING:

A. FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW; PROVIDED THAT THIS INDEMNITY SHALL BE LIMITED TO FINES AND PENALTIES IMPOSED ON OWNER GROUP AND RESULTING FROM THE FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW EXCEPT ANY PORTION OF THE AMOUNT OF SUCH FINES AND PENALTIES ATTRIBUTABLE TO PRIOR VIOLATIONS BY OWNER OF APPLICABLE LAWS RELATING TO HAZARDOUS MATERIALS FOR WHICH OWNER IS RESPONSIBLE UNDER SECTION 4.6;

B. ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES SUFFERED BY A THIRD PARTY, A SUBCONTRACTOR OR A SUB-SUBCONTRACTOR AND RESULTING FROM ACTUAL OR ASSERTED VIOLATION, MISAPPROPRIATION, OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY OWNED BY A THIRD PARTY, A SUBCONTRACTOR OR A SUB-SUBCONTRACTOR TO THE EXTENT THAT (X) SUCH VIOLATION, MISAPPROPRIATION, OR INFRINGEMENT RESULTS FROM (I) PERFORMANCE OF THE WORK BY CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS, (II) THE OPERATION OF THE PHASE 2 LIQUEFACTION FACILITIES, OR (III) ANY IMPROPER USE OR IMPROPER DISCLOSURE OF THIRD PARTY CONFIDENTIAL INFORMATION OR OTHER PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR IN CONNECTION WITH THE WORK (BUT EXCLUDING VIOLATION, MISAPPROPRIATION OR INFRINGEMENT BASED UPON ANY WORK RELATING TO THE OPERATION OF THE CHART LNG PROCESS TECHNOLOGY), OR (Y) SUCH VIOLATION, MISAPPROPRIATION OR INFRINGEMENT RESULTS FROM ANY MATTER OR CIRCUMSTANCE IN RESPECT OF WHICH CONTRACTOR IS OBLIGATED TO DEFEND OR INDEMNIFY CHART PURSUANT TO SECTION 11.1.4 OF THE CHART LICENSE AGREEMENT;

C. CONTAMINATION OR POLLUTION SUFFERED BY A THIRD PARTY TO THE EXTENT RESULTING FROM CONTRACTOR’S OR ANY SUBCONTRACTOR’S OR SUB-SUBCONTRACTOR’S USE, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS BROUGHT ON THE SITE OR ON THE OFF-SITE RIGHTS OF WAYS AND EASEMENTS BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR;

D. FAILURE BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TO PAY TAXES FOR WHICH SUCH PERSON IS LIABLE;

E. FAILURE OF CONTRACTOR TO MAKE PAYMENTS TO ANY SUBCONTRACTOR IN ACCORDANCE WITH THE RESPECTIVE SUBCONTRACT, PROVIDED CONTRACTOR HAS RECEIVED PAYMENT FROM OWNER, BUT NOT EXTENDING TO ANY SETTLEMENT PAYMENT MADE BY OWNER TO ANY SUBCONTRACTOR AGAINST WHICH CONTRACTOR HAS PENDING OR PROSPECTIVE CLAIMS, UNLESS SUCH SETTLEMENT IS MADE WITH CONTRACTOR’S CONSENT, EXCEPT AFTER ASSUMPTION OF SUCH SUBCONTRACT BY OWNER IN ACCORDANCE WITH SECTION 16.1B;

F. PERSONAL INJURY TO OR DEATH OF ANY PERSON (OTHER THAN EMPLOYEES OF ANY MEMBER OF THE CONTRACTOR GROUP, THE OWNER GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR), AND DAMAGE TO OR DESTRUCTION OF PROPERTY OF THIRD PARTIES TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE, IN CONNECTION WITH THE WORK, OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM; OR

G. DAMAGE TO OR DESTRUCTION OF PROJECT 3 (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OR TERMINATION OF THIS AGREEMENT) OR ANY OTHER PROJECT UNDER ANY OTHER EPC AGREEMENT (IN EACH CASE, AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH OTHER PROJECT OR TERMINATION OF SUCH EPC AGREEMENT), TO THE EXTENT ARISING OUT OF OR RESULTING FROM A DEFECT DURING THE DEFECT CORRECTION PERIOD OR THE NEGLIGENCE, IN CONNECTION WITH THE WORK, OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM, PROVIDED THAT CONTRACTOR’S LIABILITY HEREUNDER FOR DAMAGE TO OR DESTRUCTION OF ANY OF THE PROJECTS OCCURRING AFTER THE EARLIER OF SUBSTANTIAL COMPLETION THEREOF OR TERMINATION OF THE EPC AGREEMENT THEREFOR IN EACH CASE, SHALL NOT EXCEED THE LESSER OF (I) OWNER’S INSURANCE DEDUCTIBLE COVERING SUCH PROPERTY OR (II) ONE MILLION U.S. DOLLARS (U.S.$1,000,000) PER PROJECT PER OCCURRENCE; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT RELIEVE CONTRACTOR OF ANY OF ITS OBLIGATIONS UNDER SECTION 12.3 OR ANY OF CONTRACTOR’S OBLIGATIONS UNDER SECTION 12.3 (OR THEIR EQUIVALENT) OF ANY OTHER EPC AGREEMENT.

17.2 Injuries to Contractor’s Employees and Damage to Contractor’s Property.

A. NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1F, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.6, CONTRACTOR SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED TO INJURY TO OR DEATH OF EMPLOYEES, OFFICERS OR DIRECTORS OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, DEATH, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

B. NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1F, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.6, CONTRACTOR SHALL WAIVE AND RELEASE (AND SHALL CAUSE THE CONTRACTOR GROUP AND SUBCONTRACTORS AND SUB-SUBCONTRACTORS TO WAIVE AND RELEASE) THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM DAMAGE TO OR DESTRUCTION OF PROPERTY (OTHER THAN THE WORK AS PROVIDED UNDER SECTION 8.2) OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

C. NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1F, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.6, CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM DAMAGE TO OR DESTRUCTION OF PROPERTY (OTHER THAN THE WORK AS PROVIDED UNDER SECTION 8.2) OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

17.3 Injuries to Owner’s Employees and Damage to Owner’s Property.

A. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND SUBCONTRACTORS AND SUB-SUBCONTRACTORS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) RESULTING FROM OR RELATED TO INJURY TO OR DEATH OF ANY MEMBER OF THE OWNER GROUP OR EMPLOYEES OF OWNER’S OTHER CONTRACTORS OCCURRING IN CONNECTION WITH THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, DEATH, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR.

B. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL WAIVE AND RELEASE (AND SHALL CAUSE THE OWNER GROUP TO WAIVE AND RELEASE) THE CONTRACTOR GROUP AND SUBCONTRACTORS AND SUB-SUBCONTRACTORS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) RESULTING FROM OR RELATED TO DAMAGE TO OR DESTRUCTION OF PROPERTY (EXCLUDING THE WORK) OF OWNER GROUP OR OF OWNER’S OTHER CONTRACTORS OCCURRING IN CONNECTION WITH THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR.

C. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND SUBCONTRACTORS AND SUB-SUBCONTRACTORS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) RESULTING FROM OR RELATED TO DAMAGE TO OR DESTRUCTION OF PROPERTY (EXCLUDING THE WORK) OF OWNER GROUP OR OF OWNER’S OTHER CONTRACTORS OCCURRING IN CONNECTION WITH THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR.

D. IN ADDITION TO, AND NOT IN LIEU OF THE FOREGOING, AND REGARDLESS OF THE CAUSE OF ANY SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP, SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OWNER SHALL WAIVE AND RELEASE THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) RESULTING FROM OR RELATED TO: (A) DAMAGE TO OR DESTRUCTION OF PROJECT 3 (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OR TERMINATION OF THIS AGREEMENT) OR ANY OTHER PROJECT UNDER ANY OTHER EPC AGREEMENT (IN EACH CASE AFTER THE EARLIER OF SUBSTANTIAL COMPLETION THEREOF OR TERMINATION OF THE EPC AGREEMENT THEREFOR), IN EACH CASE TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED THE LESSER OF (I) OWNER’S INSURANCE DEDUCTIBLE COVERING SUCH OTHER PROJECT OR PROJECT 3, AS APPLICABLE, OR (II) ONE MILLION U.S. DOLLARS (U.S.$ 1,000,000) PER PROJECT PER OCCURRENCE; OR (B) DAMAGE TO OR DESTRUCTION OF PROPERTY CONSTITUTING, OR TO BE INCORPORATED INTO OR BECOME A PART OF, THE PHASE 2 LIQUEFACTION

FACILITY FOR WHICH THE OWNER BEARS THE RISK OF PHYSICAL LOSS OR DAMAGE PURSUANT TO SECTION 8.2A; PROVIDED, HOWEVER, THIS SECTION 17.3D SHALL NOT RELIEVE CONTRACTOR OF ANY OF ITS OBLIGATIONS UNDER SECTION 12.3 OR ANY OF CONTRACTOR’S OBLIGATIONS UNDER SECTION 12.3 (OR THEIR EQUIVALENT) OF ANY OTHER EPC AGREEMENT.

E. IN ADDITION TO, AND NOT IN LIEU OF THE FOREGOING, AND REGARDLESS OF THE CAUSE OF ANY SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP, SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) RESULTING FROM OR RELATED TO: (A) DAMAGE TO OR DESTRUCTION OF PROJECT 3 (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OR TERMINATION OF THIS AGREEMENT) OR ANY OTHER PROJECT UNDER ANY OTHER EPC AGREEMENT (IN EACH CASE AFTER THE EARLIER OF SUBSTANTIAL COMPLETION THEREOF OR TERMINATION OF THE EPC AGREEMENT THEREFOR), IN EACH CASE TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED THE LESSER OF (I) OWNER’S INSURANCE DEDUCTIBLE COVERING SUCH OTHER PROJECT OR PROJECT 3, AS APPLICABLE, OR (II) ONE MILLION U.S. DOLLARS (U.S.$ 1,000,000) PER PROJECT PER OCCURRENCE; OR (B) DAMAGE TO OR DESTRUCTION OF PROPERTY CONSTITUTING, OR TO BE INCORPORATED INTO OR BECOME A PART OF, THE PHASE 2 LIQUEFACTION FACILITY FOR WHICH THE OWNER BEARS THE RISK OF PHYSICAL LOSS OR DAMAGE PURSUANT TO SECTION 8.2A; PROVIDED, HOWEVER, THIS SECTION 17.3E SHALL NOT RELIEVE CONTRACTOR OF ANY OF ITS OBLIGATIONS UNDER SECTION 12.3 OR ANY OF CONTRACTOR’S OBLIGATIONS UNDER SECTION 12.3 (OR THEIR EQUIVALENT) OF ANY OTHER EPC AGREEMENT.

17.4 Patent and Copyright Indemnification Procedure. IN THE EVENT THAT ANY VIOLATION OR INFRINGEMENT FOR WHICH CONTRACTOR IS RESPONSIBLE TO INDEMNIFY THE OWNER GROUP AS SET FORTH IN SECTION 17.1B RESULTS IN ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION CONTRACTOR SHALL, IN ADDITION TO ITS OBLIGATIONS UNDER SECTION 17.1B, MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. IF, IN ANY SUCH SUIT OR CLAIM, THE WORK, THE PROJECT, OR ANY PART, COMBINATION OR PROCESS THEREOF, IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, CONTRACTOR SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR OWNER A LICENSE, AT NO COST TO OWNER, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK. IF CONTRACTOR IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING.

17.5 Lien Indemnification. SHOULD CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY OTHER PERSON, INCLUDING ANY CONSTRUCTION EQUIPMENT LESSOR, ACTING THROUGH OR UNDER ANY OF THEM FILE A LIEN OR OTHER ENCUMBRANCE AGAINST ALL OR ANY PORTION OF THE WORK, THE SITE OR THE PROJECT, CONTRACTOR SHALL, AT ITS SOLE COST AND EXPENSE, REMOVE OR DISCHARGE, BY PAYMENT, BOND OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE WITHIN TWENTY-ONE (21) DAYS OF CONTRACTOR’S RECEIPT OF WRITTEN NOTICE FROM OWNER NOTIFYING CONTRACTOR OF SUCH LIEN OR ENCUMBRANCE; PROVIDED THAT OWNER SHALL HAVE MADE PAYMENT OF ALL AMOUNTS PROPERLY DUE AND OWING TO CONTRACTOR UNDER THIS AGREEMENT, OTHER THAN AMOUNTS DISPUTED IN ACCORDANCE WITH SECTION 7.2E. IF CONTRACTOR FAILS TO REMOVE OR DISCHARGE ANY

SUCH LIEN OR ENCUMBRANCE WITHIN SUCH TWENTY-ONE (21) DAY PERIOD IN CIRCUMSTANCES WHERE OWNER HAS MADE PAYMENT OF ALL AMOUNTS PROPERLY DUE AND OWING TO CONTRACTOR UNDER THIS AGREEMENT, OTHER THAN AMOUNTS DISPUTED IN ACCORDANCE WITH SECTION 7.2E, THEN OWNER OR OWNER’S TITLE INSURANCE COMPANY MAY, EACH IN THEIR SOLE DISCRETION AND IN ADDITION TO ANY OTHER RIGHTS THAT OWNER HAS UNDER THIS AGREEMENT, REMOVE OR DISCHARGE SUCH LIEN AND ENCUMBRANCE USING WHATEVER MEANS THAT OWNER OR OWNER’S TITLE INSURANCE COMPANY, EACH IN THEIR SOLE DISCRETION, DEEMS APPROPRIATE, INCLUDING THE PAYMENT OF SETTLEMENT AMOUNTS THAT OWNER OR OWNER’S TITLE INSURANCE COMPANY DETERMINES IN THEIR SOLE DISCRETION AS BEING NECESSARY TO REMOVE OR DISCHARGE SUCH LIEN OR ENCUMBRANCE. IN SUCH CIRCUMSTANCE, CONTRACTOR SHALL BE LIABLE TO OWNER FOR AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNER INDEMNIFIED PARTIES AND OWNER’S TITLE INSURANCE COMPANY FROM ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, CONSULTANT FEES AND ARBITRATION EXPENSES, AND SETTLEMENT PAYMENTS) ARISING OUT OF OR RELATING TO SUCH REMOVAL OR DISCHARGE. ALL SUCH DAMAGES, COSTS, LOSSES AND EXPENSES SHALL BE PAID BY CONTRACTOR NO LATER THAN THIRTY (30) DAYS AFTER RECEIPT OF EACH INVOICE FROM OWNER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE SCOPE OF CONTRACTOR’S INDEMNITY OBLIGATION IN SECTION 17.5 WITH RESPECT TO OWNER’S TITLE INSURANCE COMPANY: (I) DOES NOT EXTEND TO ANY LIENS FOR WORK PERFORMED UNDER ANY OTHER EPC AGREEMENT, (II) IS NO GREATER THAN WOULD BE IF THE INDEMNITY EXTENDED ONLY TO OWNER INDEMNIFIED PARTIES AND (III) DOES NOT INCLUDE ANY CONSEQUENTIAL DAMAGES OF OR ASSERTED AGAINST THE OWNER’S TITLE INSURANCE COMPANY.

17.6 Owner’s Failure to Comply with Applicable Law. OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM THE FAILURE OF ANY MEMBER OF OWNER GROUP TO COMPLY WITH APPLICABLE LAW; PROVIDED that THIS INDEMNITY SHALL BE LIMITED TO FINES AND PENALTIES IMPOSED ON CONTRACTOR GROUP AND RESULTING FROM OWNER’S FAILURE TO COMPLY WITH APPLICABLE LAW.

17.7 Landowner Claims. SUBJECT TO CONTRACTOR’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 17.1A AND 17.1C, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM CLAIMS OCCURRING IN CONNECTION WITH THE WORK AND THE PROJECT AND BROUGHT BY ANY LANDOWNER ON WHOSE LAND, RIGHT OF WAY OR EASEMENT CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS ARE PERFORMING THE WORK, INCLUDING ANY CLAIM FROM SUCH LANDOWNER RELATED TO DAMAGE TO OR DESTRUCTION OF PROPERTY. SUCH INDEMNITY SHALL APPLY REGARDLESS OF THE CAUSE OF SUCH DAMAGES, LOSSES, COSTS AND EXPENSES, INCLUDING NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR.

17.8 Legal Defense. NOT LATER THAN FIFTEEN (15) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM THE INDEMNIFIED PARTY TO THE INDEMNIFYING PARTY OF ANY CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ASSERTED AGAINST SUCH INDEMNIFIED PARTY FOR WHICH THE INDEMNIFYING PARTY HAS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS ASSERTED IN A LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION OR BY NOTICE WITHOUT INSTITUTION OF SUCH LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION, THE INDEMNIFYING PARTY SHALL AFFIRM IN WRITING BY NOTICE TO SUCH INDEMNIFIED PARTY THAT THE INDEMNIFYING PARTY WILL

INDEMNIFY, DEFEND AND HOLD HARMLESS SUCH INDEMNIFIED PARTY AND SHALL, AT THE INDEMNIFYING PARTY’S OWN COST AND EXPENSE, ASSUME ON BEHALF OF THE INDEMNIFIED PARTY AND CONDUCT WITH DUE DILIGENCE AND IN GOOD FAITH THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE REPRESENTED THEREIN BY ADVISORY COUNSEL OF ITS OWN SELECTION, AND AT ITS OWN EXPENSE; AND PROVIDED FURTHER THAT IF THE DEFENDANTS IN ANY SUCH ACTION OR PROCEEDING INCLUDE THE INDEMNIFYING PARTY AND AN INDEMNIFIED PARTY AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO, OR INCONSISTENT WITH, THOSE AVAILABLE TO THE INDEMNIFYING PARTY, SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO SELECT UP TO ONE SEPARATE COUNSEL TO PARTICIPATE IN THE DEFENSE OF SUCH ACTION OR PROCEEDING ON ITS OWN BEHALF AT THE REASONABLE EXPENSE OF THE INDEMNIFYING PARTY. IN THE EVENT OF THE FAILURE OF THE INDEMNIFYING PARTY TO PERFORM FULLY IN ACCORDANCE WITH THE DEFENSE OBLIGATIONS UNDER THIS SECTION 17.8, SUCH INDEMNIFIED PARTY MAY, AT ITS OPTION, AND WITHOUT RELIEVING THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, SO PERFORM, BUT ALL DAMAGES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES, SETTLEMENT PAYMENTS AND JUDGMENTS) SO INCURRED BY SUCH INDEMNIFIED PARTY IN THAT EVENT SHALL BE REIMBURSED BY THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY, TOGETHER WITH INTEREST ON SAME FROM THE DATE ANY SUCH COST AND EXPENSE WAS PAID BY SUCH INDEMNIFIED PARTY UNTIL REIMBURSED BY THE INDEMNIFYING PARTY AT THE INTEREST RATE SET FORTH IN SECTION 7.6 OF THIS AGREEMENT.

17.9 Enforceability.

A. EXCEPT AS OTHERWISE SET FORTH IN SECTIONS 17.2 AND 17.3, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS ARTICLE 17 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

B. OWNER AND CONTRACTOR AGREE THAT THE LOUISIANA OILFIELD ANTI-INDEMNITY ACT, LA. REV. STAT. § 9:2780, ET. SEQ., IS INAPPLICABLE TO THIS AGREEMENT AND THE PERFORMANCE OF THE WORK. APPLICATION OF THESE CODE SECTIONS TO THIS AGREEMENT WOULD BE CONTRARY TO THE INTENT OF THE PARTIES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CONTENTION THAT THESE CODE SECTIONS ARE APPLICABLE TO THIS AGREEMENT OR THE WORK. IN ADDITION, IT IS THE INTENT OF THE PARTIES IN THE EVENT THAT THE AFOREMENTIONED ACT WERE TO APPLY THAT EACH PARTY SHALL PROVIDE INSURANCE TO COVER THE LOSSES CONTEMPLATED BY SUCH CODE SECTIONS AND ASSUMED BY EACH SUCH PARTY UNDER THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT, AND CONTRACTOR AGREES THAT THE CONTRACT PRICE (AS MAY BE ADJUSTED BY CHANGE ORDER IN ACCORDANCE WITH ATTACHMENT 31) COMPENSATES CONTRACTOR FOR THE COST OF PREMIUMS FOR THE INSURANCE PROVIDED BY IT UNDER THIS AGREEMENT. THE PARTIES AGREE THAT EACH PARTY’S AGREEMENT TO SUPPORT THEIR INDEMNIFICATION OBLIGATIONS BY INSURANCE SHALL IN NO RESPECT IMPAIR THEIR INDEMNIFICATION OBLIGATIONS.

C. IN THE EVENT THAT ANY INDEMNITY PROVISIONS IN THIS AGREEMENT ARE CONTRARY TO THE LAW GOVERNING THIS AGREEMENT, THEN THE INDEMNITY OBLIGATIONS APPLICABLE HEREUNDER SHALL BE APPLIED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW.

ARTICLE XVIII

DISPUTE RESOLUTION

18.1 Negotiation. In the event that any claim, dispute or controversy arising out of or relating to this Agreement (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) cannot be resolved informally within thirty (30) Days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a representative of Owner’s senior management and Contractor’s senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within thirty (30) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Section 18.1 be construed to limit either Party’s right to take any action under this Agreement, including Owner’s rights under Section 16.1. The Parties agree that if any Dispute is not resolved within ninety (90) Days after receipt of the Dispute Notice given in this Section 18.1, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 18.2.

A. Notwithstanding the foregoing, in the event of a Dispute regarding (i) whether a specific item of Work meets the definition of Punchlist under Section 1.1 in connection with Section 11.6 or (ii) if and when RFSU, Substantial Completion or Final Completion has occurred, as applicable, in accordance with Section 11.4A, 11.4B or 11.7, representatives of Owner’s senior management and Contractor’s senior management shall meet immediately upon request of either Party to attempt to resolve such Dispute. Each such management representative shall have full authority to resolve such Dispute and shall meet in person at a mutually agreeable time and place. The Parties agree that if any such Dispute is not resolved within five (5) Business Days after either Party’s request for such meeting between management representatives, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 18.2.

18.2 Arbitration. Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 18.2, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, Contractor’s surety (if any) and the successors and permitted assigns of any of them. At either Party’s option, any other Person may be joined as an additional party to any arbitration conducted under this Section 18.2, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. Without limiting the foregoing, if there are common issues of fact or law in connection with any Disputes in an arbitration conducted under this Article and any disputes in connection with any arbitration under any other EPC Agreement, either Party may consolidate the arbitrations to the extent necessary to avoid inconsistent determinations. Contractor agrees, upon Owner’s election, to the joinder in any arbitration between Owner and Guarantor arising out of or relating to Project 3. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

18.3 Continuation of Work During Dispute. Notwithstanding any Dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of Disputes. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement and, except as provided in this Agreement, continue to perform all of its obligations under this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or affect Owner from exercising its rights under this Agreement, including Owner’s right to terminate pursuant to Article 16.

18.4 Escrow of Certain Disputed Amounts By Owner. At any time when the total amounts invoiced by Contractor pursuant to Section 7.2C of this Agreement for Milestone payments and Monthly Payments (as such amounts may be adjusted by Change Order in accordance with Sections 6.1B or 6.2C) which are disputed and unpaid by Owner exceed Ten Million U.S. Dollars (U.S.$ 10,000,000) in the cumulative aggregate, Owner shall escrow any such disputed and unpaid amounts in excess of the aforesaid amount (“Escrowed Amounts”); provided, however, the Parties acknowledge and agree that such Escrowed Amounts shall not include any claims by Contractor for compensation in addition to the original Contract Price (as adjusted by Change Order pursuant to Sections 6.1B or 6.2C). For the purposes of determining the date when Owner must deposit the Escrowed Amounts with the Escrow Agent, amounts are “unpaid” on the date that Owner is required to make payment of an Invoice under Section 7.2E of this Agreement. The Escrowed Amounts will be deposited with the Escrow Agent pursuant to the Escrow Agreement (which provides, among other things, that the Escrowed Amounts shall be held in an interest bearing account and disbursed upon the instructions of both Parties or pursuant to an arbitration award). Prior to issuance of the NTP, (i) the Escrow Agent shall be selected by mutual agreement of the Parties and (ii) the Escrow Agreement shall be in final form and executed by the Escrow Agent and each Party. The Parties shall each pay fifty percent (50%) of the cost of the Escrow Agreement including without limitation the fees and expenses of the Escrow Agent.

ARTICLE XIX

CONFIDENTIALITY

19.1 Contractor’s Obligations. Contractor hereby covenants and warrants that Contractor and its employees and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person, other than to members of the Contractor Group and Subcontractors or Sub-subcontractors as necessary to perform the Work, any information conspicuously marked and identified in writing as confidential and relating to the business, products, services, research or development, clients or customers of Owner or any Owner Affiliate, or relating to similar information of a Third Party who has entrusted such information to Owner or any Owner Affiliate (hereinafter individually or collectively, “Owner’s Confidential Information”). Prior to disclosing any such information to any Subcontractor or Sub-subcontractor as necessary to perform the Work, Contractor shall bind such Subcontractor or Sub-subcontractor to the confidentiality obligations contained in this Section 19.1. Nothing in this Section 19.1 or this Agreement shall in any way prohibit Contractor or any of its Subcontractors or Sub-subcontractors from making commercial or other use of, selling, or disclosing any of the Intellectual Property or Contractor Existing Intellectual Assets.

19.2 Owner’s Obligations. Owner hereby covenants and warrants that Owner and its employees and agents shall not (without in each instance obtaining Contractor’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information: (i) any estimating, technical or pricing methodologies, techniques, know-how or information relating to the business, products, services, research or development of Contractor conspicuously marked and identified in writing as confidential by Contractor; or (ii) any Intellectual Property or Contractor Existing Intellectual Assets which is conspicuously marked and identified in writing as confidential (hereinafter individually or collectively, “Contractor’s Confidential Information”). The Parties agree that (y) notwithstanding the foregoing, Owner shall not be restricted from the use or disclosure of Work Product except as expressly set forth in Article 10, and (z) Owner shall be entitled to disclose that portion of the Intellectual Property and Contractor Existing Intellectual Assets for which Owner has a license or sublicense in, and which is to be used by Owner for the purpose for which such license or sublicense is granted pursuant to Section 10.1, provided that, with respect to such Intellectual Property and Contractor Existing Intellectual Assets, Owner binds any disclosee to the confidentiality obligations contained in this Section 19.2. Except as provided in Section 20.4, Owner’s obligations with respect to the use and disclosure of Chart’s Confidential Information disclosed hereunder shall be governed by the terms and conditions of the Chart Sublicense Agreement.

19.3 Definitions. The term “Confidential Information” shall mean one or both of Contractor’s Confidential Information and Owner’s Confidential Information, as the context requires. The Party having the confidentiality obligations with respect to such Confidential Information shall be referred to as the “Receiving Party,” and the Party to whom such confidentiality obligations are owed shall be referred to as the “Disclosing Party.”

19.4 Exceptions. Notwithstanding Sections 19.1 and 19.2, Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of this Article 19; (ii) information which at the time of disclosure or acquisition was already in the possession of the Receiving Party or its employees or agents and was not previously acquired from the Disclosing Party or any of its employees or agents directly or indirectly; (iii) information which the Receiving Party can show was acquired by such entity after the time of disclosure or acquisition hereunder from a Third Party without any confidentiality commitment, if, to the best of Receiving Party’s or its employees’ or agents’ knowledge, such Third Party did not acquire it, directly or indirectly, from the Disclosing Party or any of its employees or agents; (iv) information independently developed by the Receiving Party without benefit of the Confidential Information; and (v) information which a Party believes in good faith is required to be disclosed in connection with Project 3 by Applicable Law, any Governmental Instrumentality (including the FERC), applicable securities laws or the rules of any stock exchange; provided, however, that prior to such disclosure, the Receiving Party gives reasonable notice to the Disclosing Party of the information required to be disclosed.

19.5 Equitable Relief. The Parties acknowledge that in the event of a breach of any of the terms contained in this Article 19, the Disclosing Party would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the Disclosing Party shall be entitled to seek equitable relief therefor by injunction, without the requirement of posting a bond.

19.6 Term. The confidentiality obligations of this Article 19 shall expire upon the date that is ten (10) years following the earlier of (i) the termination of this Agreement or (ii) Final Completion.

ARTICLE XX

LIMITATION OF LIABILITY

20.1 Contractor Aggregate Liability. Notwithstanding any other provisions of this Agreement to the contrary, Contractor Group shall not be liable to Owner Group under this Agreement or under any cause of action related to the subject matter of this Agreement or the Chart Sublicense Agreement, whether in contract, warranty, tort (including negligence), strict liability, products liability, professional liability, indemnity, contribution or any other cause of action, in excess of a cumulative aggregate amount equal to the Aggregate Cap, and Owner shall release Contractor Group from any liability in excess thereof; provided that, notwithstanding the foregoing, the limitation of liability set forth in this Section 20.1 shall not (i) apply to (A) Contractor’s indemnification obligations under Sections 17.1B, 17.1E, 17.1F, 17.1G, 17.2 and 17.5, (B) Contactor’s defense and indemnity obligations under Section 4.3 of the Chart Sublicense Agreement, or (C) Contractor’s obligations under 8.1A.1; or (ii) include the proceeds paid under any insurance policy that Contractor or its Subcontractors is required to obtain pursuant to this Agreement or Subcontract, as the case may be (collectively, provisions (i) and (ii) being the “Carve-Outs”). In no event shall the limitation of liability set forth in this Section 20.1 be in any way deemed to limit Contractor’s obligation to perform all Work required to achieve Ready for Performance Testing.

A. The “Aggregate Cap” means *** U.S. Dollars (U.S.$***). If there is any adjustment to the Contract Price under Section 5.2, then the Aggregate Cap will be automatically adjusted to equal ***% of the Contract Price at NTP (to be stated in a fixed dollar amount). In such circumstance, the Parties agree to execute a Change Order reflecting the revised Aggregate Cap amount.

B. However, immediately after the later of Substantial Completion and payment of any Delay Liquidated Damages due and owing under this Agreement (“Reduction Date”), the Aggregate Cap shall reduce to an amount calculated as follows:

Aggregate Cap	=	U.S. $***	–	Reduction	+	Outstanding Claims Amount	+	Performance LD Exposure

where:

1. “Reduction” means the amount equal to the greater of: (i) *** U.S. Dollars (U.S.$***); or (ii) Contractor Group’s aggregate liability to Owner Group under this Agreement, for acts or omissions occurring prior to Substantial Completion (the clause (ii) liabilities hereinafter called “Pre-Substantial Completion Liabilities”).

(i) In calculating the Reduction, the Pre-Substantial Completion Liabilities shall exclude amounts that fall within the Carve-Outs. In addition, for the purposes of calculating the Reduction immediately after the Reduction Date, only those Pre-Substantial Completion Liabilities actually paid by Contractor Group to Owner Group on or prior to the Reduction Date shall be used, but if other Pre-Substantial Completion Liabilities are subsequently paid by Contractor Group to Owner Group, the Reduction shall be recalculated in accordance with Section 20.1C. For clarity, Delay Liquidated Damage amounts owed for Project 3 shall be applied against the Pre-Substantial Completion Liabilities, as well as Performance Liquidated Damages where the option in Section 11.5A(i) is used.

2. “Outstanding Claims Amount” means the aggregate amount of Outstanding Claims; provided that, if such aggregate amount is less than *** U.S. Dollars (U.S.$***), the Outstanding Claims Amount shall be Zero U.S. Dollars for purposes of calculating the Aggregate Cap. “Outstanding Claims” means good faith claims asserted by Owner Group against any member of Contractor Group, arising out of acts or omissions occurring before Substantial Completion which remain outstanding as of the date of Substantial Completion. Outstanding Claims shall not include any claims that fall within the Carve-Outs.

3. “Performance LD Exposure” means either:

(i) Zero U.S. dollars, if Owner or Contractor elect the option in Section 11.5A(i); or

(ii) if Owner or Contractor elect the option in Section 11.5A(ii), the amount of Performance Liquidated Damages that would be due to Owner if Contractor were to pay the Performance Liquidated Damages, based on the results of the last Performance Test conducted by Contractor prior to Substantial Completion.

4. Notwithstanding the foregoing Aggregate Cap calculation (or any recalculation of the Aggregate Cap pursuant to 20.1C), the Aggregate Cap shall not exceed *** U.S. Dollars (U.S.$***) under any circumstances.

C. Upon resolution of any (i) Outstanding Claims, (ii) Pre-Substantial Completion Liabilities that were not included in the original Reduction calculation performed in Section 20.1B.1, or (iii) amounts for Performance LD Exposure, the Aggregate Cap shall be recalculated using the formula in Section 20.1B and the adjusted variables shall be determined as follows:

1. The amount used for the Pre-Substantial Completion Liabilities shall be the total amount paid by Contractor Group to Owner Group on account of Pre-Substantial Completion Liabilities, whether paid before or after Substantial Completion;

2. The Reduction shall be recalculated in accordance with Section 20.1B.1 based on the Pre-Substantial Completion Liabilities adjustment under Section 20.1C.1;

3. The amount used for the Outstanding Claims Amount shall be the amounts of those Outstanding Claims not yet resolved;

4. The amount used for the Performance LD Exposure shall be the amount of Performance Liquidated Damages owed (and not paid) by Contractor to Owner, as determined by the last Performance Test performed in conjunction with Section 11.5A(ii); and

5. The Aggregate Cap shall be recalculated in accordance with Section 20.1B based on the Reduction recalculated in Section 20.1C.2, the Outstanding Claims Amount adjustment under Section 20.1C.3 and the Performance LD Exposure recalculated under Section 20.1C.4.

20.2 Limitation on Contractor’s Liability for Liquidated Damages.

A. Delay Liquidated Damages. Subject to Section 20.2C, Contractor’s maximum liability to Owner for Delay Liquidated Damages is *** U.S. Dollars (U.S.$***), in the aggregate. If there is any adjustment to the Contract Price under Section 5.2, then these Delay Liquidated Damages will be automatically adjusted to equal ***% of the Contract Price (to be stated in a fixed dollar amount). In such circumstance, the Parties agree to execute a Change Order reflecting the revised Delay Liquidated Damages amounts.

B. Performance Liquidated Damages. Subject to Section 20.2C, Contractor’s maximum liability to Owner for Performance Liquidated Damages is *** U.S. Dollars (U.S.$***), in the aggregate.

C. Exceptions to Limitations of Liability Under Section 20.2. Sections 20.2A and 20.2B shall not be construed to limit Contractor’s obligation to complete the Work for the compensation provided under this Agreement.

20.3 Liquidated Damages In General.

A. Liquidated Damages Not Penalty. It is expressly agreed that Liquidated Damages payable under this Agreement do not constitute a penalty and that the Parties, having negotiated in good faith for such specific Liquidated Damages and having agreed that the amount of such Liquidated Damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of such Liquidated Damages.

B. Liquidated Damages as Exclusive Remedy.

1. Delay Liquidated Damages shall be Owner’s sole and exclusive remedy, and the sole and exclusive liability of Contractor, for delay as set forth in Section 13.1; provided that, this Section 20.3B.1 shall not be interpreted to preclude Owner from (i) terminating Contractor’s performance of the Work pursuant to Section 11.5B(b) or (ii) terminating Contractor pursuant to Section 5.5A.

2. Performance Liquidated Damages shall be Owner’s sole and exclusive remedy, and the sole and exclusive liability of Contractor, for failure to achieve the Performance Guarantee. This Section 20.3B.2 is not applicable for Contractor’s failure to achieve the Minimum Acceptance Criteria.

C. Payment of Liquidated Damages. With respect to any Liquidated Damages that accrue, Owner shall invoice Contractor for such Liquidated Damages. Contractor shall pay such Liquidated Damages within ten (10) Days after Contractor’s receipt of such invoice. To the extent Contractor does not pay such Liquidated Damages within such ten (10) Day period, Owner may, at its option, do one or more of the following: (i) withhold from Contractor amounts that are otherwise due and payable to Contractor in the amount of such Liquidated Damages and/or (ii) collect on the Letter of Credit in the amount of such Liquidated Damages. For the avoidance of doubt, prior to exercising such right to withhold or collect on the Letter of Credit, Owner shall not be required to provide the notice as set forth in Section 7.8. As used in this Agreement, Liquidated Damages are “paid” if and to the extent Owner exercises option (i) or (ii) above for the collection of Liquidated Damages.

20.4 Consequential Damages.

A. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, NEITHER OWNER GROUP NOR CONTRACTOR GROUP (INCLUDING QUALIFYING SUBCONTRACTORS) SHALL BE LIABLE UNDER THIS AGREEMENT OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, OR FOR ANY LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE WHETHER OR NOT CLASSIFIED AS SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL (“CONSEQUENTIAL DAMAGES”) AND OWNER GROUP SHALL RELEASE CONTRACTOR GROUP (INCLUDING QUALIFYING SUBCONTRACTORS) AND CONTRACTOR GROUP (INCLUDING QUALIFYING SUBCONTRACTORS) SHALL RELEASE OWNER GROUP FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION 20.4A (I) IS NOT INTENDED TO PREVENT CONTRACTOR FROM RECEIVING PROFIT TO THE EXTENT THAT CONTRACTOR IS ENTITLED TO RECEIVE SUCH PROFIT UNDER THE PROVISIONS OF THIS AGREEMENT AND (II) SHALL NOT APPLY (A) TO AMOUNTS ENCOMPASSED WITHIN LIQUIDATED DAMAGES, (B) TO CONTRACTOR’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO LOSSES SUFFERED BY ANY THIRD PARTY OR, WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 17.2, MEMBERS OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTORS OR SUB- SUBCONTRACTORS, (C) TO EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 4.2 AND 4.3 OF THE CHART SUBLICENSE AGREEMENT (AS APPLICABLE) WITH RESPECT TO CONSEQUENTIAL DAMAGES SUFFERED BY ANY THIRD PARTY, SUBCONTRACTORS OR SUB-SUBCONTRACTORS, (D) SOLELY AS BETWEEN OWNER AND ANY QUALIFYING SUBCONTRACTOR, TO SUCH QUALIFYING SUBCONTRACTOR’S INDEMNIFICATION OBLIGATIONS UNDER THE RELEVANT SUBCONTRACT WITH RESPECT TO CONSEQUENTIAL DAMAGES SUFFERED BY ANY THIRD PARTY, OTHER SUBCONTRACTOR, OR SUB-SUBCONTRACTOR (INCLUDING UNDER SECTION 11.2 OF THE CHART LICENSE AGREEMENT), OR (E) TO OWNER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO LOSSES SUFFERED BY ANY THIRD PARTY OR, WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 17.3, MEMBERS OF THE OWNER GROUP OR ANY OTHER CONTRACTORS OF OWNER.

B. Contractor will use commercially reasonable efforts to obtain, under any agreement with Subcontractors in connection with any of the Projects, a waiver and indemnity in favor of Owner Group on the same terms as those set forth in Section 20.4A. Any Subcontractor granting such a waiver and indemnity in favor of Owner Group is “Qualifying Subcontractor” for the purpose of Section 20.4A.

20.5 Exclusive Remedies. Where a remedy specified in this Agreement is expressly stated to be a Party’s sole remedy, it is intended that such remedy shall be the sole and exclusive remedy of such Party for the matter in question, notwithstanding any remedy otherwise available at law or in equity.

20.6 Applicability. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE WAIVERS AND DISCLAIMERS OF LIABILITY, RELEASES FROM LIABILITY, EXCLUSIONS, LIMITATIONS AND APPORTIONMENTS OF LIABILITY AND INDEMNITIES EXPRESSED IN THIS AGREEMENT SHALL APPLY EVEN IN THE EVENT OF FAULT, NEGLIGENCE (IN WHOLE OR IN PART), STRICT LIABILITY, BREACH OF CONTRACT OR OTHERWISE OF THE PARTY RELEASED OR WHOSE LIABILITY IS WAIVED, DISCLAIMED, LIMITED, FIXED OR INDEMNIFIED AND SHALL EXTEND IN FAVOR OF MEMBERS OF THE OWNER GROUP AND THE CONTRACTOR GROUP.

20.7 Term Limit. WITH THE EXCEPTION OF ARTICLE 10, ARTICLE 19 AND SECTIONS 8.1, 17.1A, 17.1B, 17.1C, 17.1E, 17.4 AND 17.5 (AND TO THE EXTENT THE FOLLOWING RELATE TO THE FOREGOING ARTICLES AND SECTIONS: SECTIONS 1.1, 17.8, 17.9 AND ARTICLE 18, ARTICLE 20 AND ARTICLE 21), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY CLAIMS BROUGHT THREE (3) YEARS OR MORE AFTER SUBSTANTIAL COMPLETION.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1 Entire Agreement. This Agreement, including the Attachments and Schedules attached to and incorporated into this Agreement, and together with the Chart Sublicense Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and incorporates any and all prior agreements and commitments with respect thereto. There are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement or the Chart Sublicense Agreement. General or special conditions included in any of Contractor’s price lists, Invoices, tickets, receipts or other such documents presented to Owner shall have no applicability to Owner with respect to this Agreement. To the extent that any work or services is performed under the Amended Technical Services Agreement after the Contract Date of this Agreement and Owner pays Contractor for such work or services under the Amended Technical Services Agreement, and to the extent such work or services is Work to be performed under this Agreement, Owner shall be entitled to a Change Order reducing the Contract Price for the value of such work or services, with the amount of such reduction to be agreed upon by Owner and Contractor. After issuance of NTP, this Agreement supersedes in its entirety the Amended Technical Services Agreement, and after the Contract Date of this Agreement, this Agreement and the Chart Sublicense Agreement supersede any other agreements between the Parties related to Project 3 with respect to the subject matter hereof.

21.2 Amendments. No change, amendment or modification of the terms of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties hereto.

21.3 Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

21.4 Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.

21.5 Notice. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be hand delivered or sent by overnight courier, messenger, email (provided that the communication itself must be attached to the email in portable document form (PDF) and personally signed by the Party giving such notice) or certified mail, return receipt requested, to the other Party at the address set forth below.

A. If delivered to Owner:

Driftwood LNG LLC

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Email: ***

Attn: ***

with a copy to:

Driftwood LNG LLC

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Email: ***

Attn: ***

B. If delivered to Contractor:

Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Email: ***

Attn: ***

with a copy to:

Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Email: ***

Attn: ***

Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to have been duly given on the date actually received by the intended recipient.

21.6 Severability. The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.

21.7 Assignment. This Agreement may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except that Owner may assign this Agreement to any of its Affiliates by providing notice to Contractor. Furthermore, Owner may, for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Agreement to any Lender without Contractor’s consent. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Contractor or Owner pursuant to this Section 21.7 shall not relieve Contractor or Owner (as applicable) of any of its obligations or liabilities under this Agreement, nor shall any such assignment discharge Guarantor of its obligations under the Parent Guarantee. Any assignment not in accordance with this Section 21.7 shall be void and without force or effect, and any attempt to assign this Agreement in violation of this provision shall grant the non-assigning Party the right, but not the obligation, to terminate this Agreement at its option for Default.

21.8 No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.

21.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Texas (without giving effect to the principles thereof relating to conflicts of law), except that the Texas Construction Anti-Indemnity Statute does not apply to this Agreement and the performance of the Work and each Party hereby irrevocably waives any right to contend that such statute is applicable to this Agreement or the Work. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and shall be disclaimed in and excluded from any Subcontracts entered into by Contractor in connection with the Work or Project 3.

21.10 Successors and Assigns. This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.

21.11 Attachments and Schedules. All Attachments and Schedules shall be incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.

21.12 Obligations. Nothing contained in this Agreement shall be construed as constituting a joint venture or partnership between Contractor and Owner.

21.13 Further Assurances. Contractor and Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumption of obligations or liabilities greater than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

21.14 Priority. The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last. In the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. This Agreement is composed of the following documents, which are listed in priority:

A. Change Orders which expressly modify the terms of this Agreement or written amendments to this Agreement;

B. the Articles of this Agreement; and

C. Attachments and Schedules to this Agreement.

21.15 Restrictions on Public Announcements. Neither Contractor nor its Subcontractors or Sub-subcontractors shall take any photographs of any part of the Liquefaction Facility, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Work or any part of the Liquefaction Facility without the prior written consent of Owner; provided that Contractor shall not be required to obtain Owner’s prior written consent of Contractor’s issuance of a press release to correct any errors made by Owner concerning Contractor in a prior press release issued by Owner if Contractor first gives Owner five (5) Days’ prior written notice of Contractor’s intent to issue such corrective press release and an opportunity of Owner to correct such error within such five (5) Day period. Owner agrees to cooperate with Contractor and provide to Contractor for review and comment a copy of any press release that mentions or refers to Contractor prior to the issuance of such press release; provided that Owner shall not be required to obtain Contractor’s prior consent prior to the issuance of such press release. Contractor acknowledges and agrees that Owner shall be required, from time to time, to make disclosures and press releases and applicable filings with the SEC in accordance with applicable securities laws that Owner believes in good faith are required by Applicable Law or the rules of any stock exchange. If any such disclosure, press release or filing includes any reference to Contractor, then Owner shall provide as much notice as is practicable to Contractor to provide it with an opportunity to comment; provided, however, the final determination shall remain with Owner. Contractor acknowledges that Owner shall be required from time to time to make filings in compliance with applicable securities laws, including a copy of this Agreement.

21.16 Potential Lenders, Potential Equity Investors and Equity Participants.

A. Potential Lenders. Owner shall provide to Contractor (i) the identity of Potential Lenders that have signed confidentiality agreements with Owner and (ii) a copy of the preliminary information memorandum or preliminary offering circular distributed to such Potential Lenders and any final loan agreements executed with Owner and such Potential Lenders. As used herein, “Potential Lender” shall mean any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) and which extends credit, buys loans and is in the business of lending as one of its businesses.

B. Potential Equity Investors. Prior to disclosure of any Work Product by Owner to any potential equity investor in Owner in connection with Project 3, Owner shall (i) obtain Contractor’s written consent (such consent not to be unreasonably withheld) to the description of the Work Product to be disclosed, and (ii) obtain a waiver from such potential equity investor agreeing that it is not relying upon such Work Product in making any investment decision in connection with Project 3 and waiving and releasing any claim it may have against Contractor or Contractor’s Affiliates on account of any such reliance or purported reliance. Owner acknowledges and agrees that each potential equity investor shall be an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended

C. Equity Participants. Owner’s successors, assigns and any future recipient of any equity ownership in Owner shall be bound by the releases, limitations on liability and other protections of Contractor set forth in this Agreement, and Owner shall obtain the express written agreement of such equity participants to be bound by such releases, limitations of liability and other protections of Contractor.

21.17 Foreign Corrupt Practices Act. With respect to the performance of the Work, Contractor shall, and shall cause each member of the Contractor Group to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) and the Bribery Act 2010 of the United Kingdom, and not to take any action that could result in Owner or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such Acts. Owner shall, and shall cause each member of the Owner Group to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2)and the Bribery Act 2010 of the United Kingdom, and not to take any action that could result in Contractor or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such Acts.

21.18 Parent Guarantee. Guarantor will guarantee the full and faithful performance of all obligations and liabilities of Contractor under this Agreement in the form attached as Attachment 32 hereto (“Parent Guarantee”). Contractor shall not be entitled to any compensation under this Agreement unless and until Contractor provides the foregoing Parent Guarantee to Owner in accordance with this Section 21.18.

21.19 Language. This Agreement and all notices, communications and submittals between the Parties pursuant to this Agreement shall be in the English language.

21.20 Counterparts. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by each of the Parties. Facsimile signatures shall be deemed as effective as original signatures.

21.21 Federal Energy Regulatory Commission Approval. Issuance of the NTP pursuant to Section 5.2B is contingent upon FERC issuing the FERC Authorization. In the event FERC denies Owner’s application for the FERC Authorization or the content of such FERC Authorization is not acceptable to Owner, then Owner shall not be obligated to appeal therefrom. In the event FERC denies Owner’s application, then Owner may terminate this Agreement for convenience in accordance with Section 16.2.

21.22 Owner’s Lender. Contractor shall, on or before issuance of the NTP, enter into a mutually acceptable form of acknowledgement and consent with the Collateral Agent. Such acknowledgement and consent shall be substantially in the form of Attachment 27. Contractor shall cooperate in considering appropriate and reasonable amendments to that form of direct agreement as such amendments may be proposed by Lender or its counsel. Contractor acknowledges and agrees that Owner’s issuance of the NTP is contingent upon obtaining project financing in connection with Project 3 or other forms of financing.

21.23 Independent Engineer. Contractor shall cooperate with Independent Engineer in the conduct of his or her duties in relation to Project 3 and the Work, including the duties listed in Attachment 29. No review, approval or disapproval by Independent Engineer shall serve to reduce or limit the liability of Contractor to Owner under this Agreement.

21.24 Liquefaction Facility.

A. In addition and notwithstanding anything to the contrary in this Agreement, Contractor acknowledges that it shall not be entitled to any modification of the Contract Price, Project Schedule or any other Changed Criteria under this Agreement arising out of or relating to (i) any acts or omissions of Contractor or any of its subcontractors or sub-subcontractors in connection with any other EPC Agreement or any other Project, or (ii) any act, instruction or direction by Owner or anyone acting for or on behalf of Owner in accordance with any other EPC Agreement; provided that in no case shall this be interpreted to entitle Contractor to a change, but instead Contractor shall only be entitled to relief to the extent permitted under Article 6. Similarly, notwithstanding anything to the contrary in this Agreement, Contractor acknowledges that it shall not be entitled to any modification of the contract price, project schedule or any other changed criteria under any other EPC Agreement arising out of or relating to (i) any acts or omissions of Contractor or any of its Subcontractors or Sub-subcontractors in connection with this Agreement or Project 3, or (ii) any act, instruction or direction by Owner or anyone acting for or on behalf of Owner in accordance with this Agreement.

B. Without limiting the foregoing, the waivers and disclaimers of liability, releases from liability, exclusions, limitations and apportionments of liability and indemnities expressed in any EPC Agreement shall apply to the work performed under each agreement respectively and shall not supersede any such rights, obligations or liabilities that arise out of the other agreement.

21.25 Survival. Subject to Section 20.7, Article 6, Article 7, Article 9, Article 10, Article 12, Article 14, Article 15, Article 16, Article 17, Article 18 and Article 19, Article 20, Sections 3.8, 3.13, 3.17, 8.1, 8.2, 21.9, 21.16, 21.24 and this Section 21.25 shall survive termination of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Contract Date.

Owner:

DRIFTWOOD LNG LLC

By:	/s/ ***
Name:	***
Title:	***

Contractor:

BECHTEL OIL, GAS AND CHEMICALS, INC.

By:	/s/ ***
Name:	***
Title:	***

Execution Copy	Phase 2

ATTACHMENT 1

SCOPE OF WORK AND BASIS OF DESIGN

This Attachment 1 is comprised of the Scope of Work (Attachment 1, Schedule 1-1), Scope of Facilities, Basis of Design, Basic Engineering Design Data, and other FEED Documents (Attachment 1, Schedule 1-2) (collectively the “Scoping Documents”) incorporated into the Agreement. The priority between these documents is set forth in Section 1.4 of Attachment 1, Schedule 1-1.

The documents and drawings in the Agreement include designs and layouts for the Phase 2 Project (and for the Projects under the other EPC Agreements). Table 1-1-1 is intended to indicate Equipment associated with all Projects. Table 1-1-2 is intended to indicate permanent plant mechanical equipment associated with all Projects. The scope for this Agreement excludes the Equipment and associated scope which is labeled “Phase 1”, “Phase 3” or “Phase 4” in Table 1-1-1 and Table 1-1-2.

Note that this attachment has been adapted from the Phase 1 document. It is acknowledged that there may be elements included here that have already been completed as part of the scope of earlier Projects.

Where possible the designs for subsequent Projects shall use identical equipment and designs used in earlier Projects for commonality of operations and spares.

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Schedule 1-1

SCOPE OF WORK

TABLE OF CONTENTS

1.	SCOPE REQUIREMENTS	5

1.1	GENERAL INTRODUCTION	5

1.2	SUMMARY OF CONTRACTOR SCOPE	5

1.3	DEFINITIONS	7

1.4	PRIORITY OF DOCUMENTS	7

2.	MANAGEMENT AND SUPERVISION	8

2.1	OWNER MANAGEMENT PHILOSOPHY	8

2.2	PROJECT EXECUTION PLAN	8

2.3	OWNER OFFICE ACCOMMODATIONS	9

3.	ENGINEERING	10

3.1	BASIS OF DESIGN	10

3.2	APPLICABLE CODES AND STANDARDS	10

3.3	PROJECT ENGINEERING PLAN	11

3.4	ENGINEERING DESIGN	11

3.5	NOT USED	14

3.6	PROCUREMENT AND MATERIAL CONTROL	14

3.7	BID PACKAGES	15

3.8	TRANSPORTATION OF MATERIAL AND EQUIPMENT TO PHASE 2 SITE	16

3.9	SPARE PARTS	16

3.10	REIMBURSABLE PURCHASES (REIMBURSABLE CHANGE ORDERS)	16

4.	SUBCONTRACTS	17

4.1	GENERAL	17

4.2	PROJECT SUBCONTRACT PLAN	18

4.3	LOCAL SUBCONTRACTORS AND SUB-SUBCONTRACTORS	18

4.4	BID PACKAGES	18

5.	CONSTRUCTION	19

5.1	GENERAL	19

5.2	PHASE 2 SITE PREPARATION	21

5.3	SCAFFOLDING AND ACCESS EQUIPMENT	22

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5.4	CRANEAGE AND LIFTING EQUIPMENT	22

5.5	MEDICAL FACILITIES	23

5.6	SANITATION	23

5.7	HOUSEKEEPING	23

5.8	TEMPORARY FACILITIES	24

5.9	ENVIRONMENT SAFETY AND HEALTH (ES&H)	24

5.10	INDUSTRIAL RELATIONS	25

5.11	PHASE 2 SITE SECURITY	25

5.12	MATERIALS HANDLING, CONTROL AND PRESERVATION	26

5.13	MATERIAL CONTROL PROCEDURE	27

5.14	MATERIAL MARKING	27

5.15	CONSTRUCTION UTILITIES	28

5.16	FIRST FILL MATERIALS	29

5.17	INTRA SITE ACCESS	29

5.18	SITE DEVELOPMENT	30

5.19	SPOOL INSTALLATION AND TESTING	31

5.20	LNG TANKS HYDROTEST	31

5.21	DREDGING	31

6.	QUALITY MANAGEMENT	32

6.1	QUALITY ASSURANCE REQUIREMENTS	32

6.2	PROJECT QUALITY PLAN	32

6.3	MATERIAL TRACEABILITY PLAN	33

7.	COMMISSIONING AND START UP	34

7.1	INTRODUCTION	34

7.2	PROJECT COMMISSIONING PLAN	34

7.3	OPERATING AND MAINTENANCE MANUALS	35

7.4	PERFORMANCE TESTS	36

7.5	OPERATING TESTS	36

7.6	OWNER OPERATOR TRAINING	37

7.7	VENDOR TRAINING	37

7.8	OPERATIONS ACTIVITIES PRIOR TO SUBSTANTIAL COMPLETION	37

8.	PROJECT CONTROLS	38

8.1	GENERAL	38

8.2	PROJECT CONTROLS PLAN	38

8.3	PROGRAM REPORTING - PLANNING NETWORK	38

8.4	CPM SCHEDULE	38

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8.5	PROGRESS MEASUREMENT	40

8.6	MEETINGS; WEEKLY PROGRESS MEETINGS; MINUTES	40

8.7	MONTHLY PROGRESS REPORTS	41

8.8	QUARTERLY EXECUTIVE PROGRESS REPORTS	42

8.9	CONTRACTOR DELIVERABLES	43

9.	CONTRACTOR INTERFACES	44

9.1	GENERAL	44

9.2	FERC AND PHMSA ACTIVITIES – DIVISION OF RESPONSIBILITY	44

9.3	FERC REQUIRED REPORTS	46

9.4	REQUIREMENTS OF DEPARTMENT OF HOMELAND SECURITY	51

9.5	IMPORT GAS PIPELINES	51

9.6	ENVIRONMENTAL MITIGATION	51

9.7	LANDOWNER ACCESS	52

TABLE 1-1-1	EQUIPMENT AND ASSOCIATED SCOPE FOR EACH PHASE	53

TABLE 1-1-2	PERMANENT PLANT MECHANICAL EQUIPMENT FOR EACH PHASE	57

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1. SCOPE REQUIREMENTS

1.1 General Introduction

This Scope of Work provides an overall description of Contractor’s responsibilities for the design, engineering, procurement, manufacture, management, construction, installation, pre-commissioning, testing, commissioning, Start Up, initial operations, and Performance Testing, of the Phase 2 Liquefaction Facility.

The Site is located as further defined in Attachment 25.

All obligations and responsibilities referred to in this Attachment 1 are Contractor’s obligations and responsibilities, unless expressly stated to be the obligation of Owner or a third Person.

References in this Attachment 1 to any “Section” or “Article” shall mean the sections or articles of this Attachment 1, unless express reference is made to another section or article of the Agreement. Any capitalized term used in this Attachment 1 which is defined in the Agreement shall have the same meaning as defined in the Agreement, unless a different meaning is expressly provided in this Attachment 1.

1.2 Summary of Contractor Scope

Except for items and services excluded from Contractor’s Scope of Work as identified in the Agreement to be provided by Owner or others. Contractor’s responsibilities for the design, engineering, procurement, fabrication, manufacture, erection, installation, construction, management, inspection, repair (including Corrective Work), testing (including Performance Tests), training, pre-commissioning, commissioning and placing into service of the Phase 2 Liquefaction and Equipment and systems, and the required related labor and materials, shall generally include:

a.	Detailed engineering design of the Phase 2 Liquefaction Facility;

b.	Development of Contractor deliverables as described in Attachment 2 of the Agreement;

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c.	Supply of Equipment;

d.	Mobilization and Phase 2 Site establishment;

e.	Management, reporting and supervision of the Work;

f.	Construction and installation of Phase 2 Liquefaction Facility;

g.	Care, maintenance and preservation of all Equipment;

h.	Pre-commissioning;

i.	Mechanical completion;

j.	Commissioning and Start Up (CSU);

k.	Ready for Start Up (RFSU);

l.	Initial Operation of Project 3 up to Substantial Completion of Project 3;

m.	Performance Tests;

n.	Substantial Completion of Project 3;

o.	Performance of Corrective Work in accordance with Article 12 of the Agreement; and

p.	Final Completion.

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1.3 Definitions

“Basic Engineering Design Data (BEDD)” means FEED document 26089-200-3BD-M04F-00001 Rev 00F, dated 13 June 2017

“Basis of Design” means The Basis of Design and is also referred to as the Design Basis in the Agreement. FEED document 26089-200-3BD-M04-00002 Rev 00B, dated 01 November 2017

“Codes and Standards Specification” means FEED document 26089-200-3DS-G01-00001 Rev 00A, dated 28 Feb 2017

“FEED Documents” has the meaning specified in Attachment 1, Schedule 1-2.

“Scope of Facilities” means FEED document 26089-200-G01-000-00001 Rev 00D, dated 20 July 2017

“Rely Upon” has the meaning as defined in in Article 4.7 in the EPC Agreement

“First Fill Materials” means initial quantities of lube oil, refrigerant, catalysts, and chemicals to the equipment design levels including changes and replenishments until Substantial Completion of each Project.

1.4 Priority of Documents

In the event of any conflict or inconsistency between this Scope of Work, the Basis of Design, the FEED Documents, Basic Engineering Design Data or the Scope of Facilities, such conflict or inconsistency shall be resolved in accordance with the following order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last:

a.	Scope of Work (Attachment 1, Schedule 1-1);

b.	Scope of Facilities;

c.	Basis of Design;

d.	Basic Engineering Design Data; and

e.	Other FEED Documents (Attachment 1, Schedule 1-2).

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2. MANAGEMENT AND SUPERVISION

2.1 Owner Management Philosophy

Owner Representative will utilize a team of Owner’s personnel or consultants, which will be resident in the Contractor’s Houston home office during design and procurement phase, and at Phase 2 Site during construction through commissioning, Start Up, initial operations, and until Substantial Completion of each Project to facilitate prompt and accurate communications between Owner and the Contractor.

2.2 Project Execution Plan

Without prejudice to any other provision of this Attachment 1 or the Agreement which sets out specific requirements for any of the plans or documents listed below, at NTP, Contractor shall submit to Owner for review Contractor’s project execution plan (“Project Execution Plan”), which shall address, summarize, and provide a schedule for development and finalization of the following plans:

a.	Project objectives;

b.	Project management;

c.	Project Engineering Plan;

d.	Document Management Plan;

e.	Project Controls Plan;

f.	Project Procurement Plan;

g.	Revisions to Attachment 7, if any;

h.	Document control Plan;

i.	Communications Plan;

j.	Subcontractor list;

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k.	Project Subcontract Plan;

l.	ES&H Plan;

m.	Interface management Plan;

n.	Project Quality Plan;

o.	Project Construction Plan;

p.	Project Commissioning Plan;

q.	Performance Test Procedures;

r.	Labor relations Plan;

s.	Management of change Plan;

t.	Operations training Plan; and

u.	Security Plan.

2.3 Owner Office Accommodations

All security, furnishings, electrical power, housekeeping services (including potable water and sewage) and other temporary utilities, lighting, telephones, facsimile, and high speed internet access associated with the office accommodation below shall be provided by Contractor. This shall include the telecommunications services from NTP until thirty (30) Days after Substantial Completion of each Project including business international long distance calls. Contractor will not supply computers, printers and vehicles to Owner personnel. Contractor will provide internet access, and viewing station to review 3D Smart Plant models. Contractor will provide 30 day notice prior to changing document management system. Owner consultants costs, staff and staff costs during engineering, procurement, construction, testing, commissioning, start-up and performance testing periods are excluded.

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Contractor shall provide office accommodation for:

a.	Up to a peak of thirty-three (33) Owner personnel at Contractor’s Houston home office, including parking spaces, commencing with NTP and concluding with Substantial Completion of Project 3; and

b.	Up to total forty-two (42) Owner personnel at Phase 2 Site during construction activities, including parking area for Owner personnel until Substantial Completion of Project 3. This is exclusive of Owner’s operations personnel who it is anticipated will be able to be accommodated in the administration building when ready for occupancy.

3. ENGINEERING

3.1 Basis of Design

Owner shall be responsible for providing to Contractor the information or items specified in Attachment 21, subject to Contractor’s obligation to provide information to Owner as specified in Attachment 21. Section 4.7 of the Agreement shall govern information identified in Section 3.0 of Attachment 21 as “Rely Upon”.

All other information constituting the Basis of Design or otherwise required for performance of the Work shall be provided or developed by Contractor, as applicable, and Contractor shall be fully responsible for the accuracy, correctness and completeness thereof, and the provisions of Section 2.5A of the Agreement shall apply with respect to all such information provided or developed by Contractor or otherwise required for performance of the Work (other than the information, as specified in the preceding paragraph, which is the responsibility of Owner).

3.2 Applicable Codes and Standards

The Applicable Codes and Standards include (i) any codes and standards specifically mentioned in any provision of the Agreement or the Attachments as applicable to the Work; (ii) any codes or standards set forth or listed in any documents listed in Schedule 1-2; (iii) specific codes or standards revisions set forth in the Codes and Standards document 26089-200-3DS-G01-00001 Rev A dated Feb-28-2017; and (iv) those codes and standards of generally accepted practices, methods, techniques and standards employed by the international LNG industry constituting GECP, as specifically identified through detailed engineering.

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3.3 Project Engineering Plan

Contractor shall produce a detailed project engineering plan (“Project Engineering Plan”) at NTP for review by Owner. The Project Engineering Plan will provide a summary of the plans, and execution methodologies to be used by Contractor to develop the engineering design in accordance with the Applicable Codes and Standards and the requirements of the Agreement.

3.4 Engineering Design

3.4.1 General

In addition to any other engineering requirements specified in Attachment 1 or any other provision, Attachment or Schedule of the Agreement, the following services, Drawings, and Specifications as a minimum shall be conducted or prepared by Contractor in respect of all the engineering disciplines during engineering of the Phase 2 Liquefaction Facility:

a.	Completing the engineering design documents including the FEED Documents for the Phase 2 Liquefaction Facility, which were developed by Contractor prior to the Contract Date;

b.	Preparation of Equipment data sheets;

c.	Preparation of Drawings for the Phase 2 Liquefaction Facility and related Drawing list;

d.	Preparation of engineering material requisitions and purchase requisitions, and amendments as necessary up to record status;

e.	Technical evaluation for all Major Equipment;

f.	Review of vendor data, Drawings and other documentation for engineered Equipment;

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g.	Development of acceptance test requirements for all Major Equipment;

h.	Development and implementation of a plan for witnessing of factory acceptance tests at vendor’s shops for all Major Equipment;

i.	Drawings control, vendor data and documentation control using a computer database utilizing Contractor’s document control procedure;

j.	Review of vendor’s recommended spares for Equipment and prepare final recommended Operating Spare Parts List in accordance with Section 3.4 of the Agreement. Following receipt of a list of recommended operating and/or capital spares from Contractor, Owner shall review and provide their selection within 30 days. Contractor will then include Owner’s selection with the initial purchase order. Operational spares and capital spares shall be purchased and delivered as described in Attachment 31.

k.	Development of technical documents for Subcontracts;

l.	Provision of engineering support for procurement, construction and commissioning, including assistance to Subcontractors in the interpretation of technical requirements and Drawings;

m.	Preparation of mechanical catalogs and vendor data books;

n.	Preparation of required Record Drawings and Specifications;

o.	Tie-in list and Drawings required for tie-ins;

p.	Development of Equipment lists, instrument index, line lists;

q.	HAZOP review of P&IDs;

r.	Layers of Protection Analysis (LOPA) review to define safety levels of critical control and safety systems.

s.	Management of Change (MOC) logs for P&IDs, and PFDs per OSHA requirements

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The following items are excluded from Contractor’s obligations under the Scoping Documents: condensate barge loading, tug berthing, tug mooring facilities, plant air distribution system, shelters over BOG compressors, shelters over mixed refrigerant compressors (acoustical enclosures are included), piles and foundations for future equipment, thermal radiation and noise and overpressure mitigation at the property line (except as included in the Scoping Documents or by Contractor design changes), very early smoke detection alarm (VESDA), power management system (PMS), smart motor control center (Smart MCC), welding outlets outdoors, monitoring of electrical network distribution equipment in ICSS, advance process control (APC), integration of the control system with the upstream portion of the Driftwood Pipeline LLC Project, Continuous Emissions Monitoring System (CEMS), testing, treatment and/or disposal of hazardous wastes from process generated wastewater generated by the Liquefaction Facilities (Contractor to provide access as required), testing of dredge spoils and excavated soil material for contaminants, emission and effluent monitoring for permanent plant equipment, human factor / ergonomic study for the main control room, development of an asset management deliverable, additional air and/or effluent discharge modeling installation of vegetation buffers (if any), landscaping and high mast lighting. Contractor schedule basis does not allow for restrictions associated with the presence of protected species. Wireless instruments are powered by battery pack only; no external power is included. Stainless steel pipe and vessels will not be painted or coated. Strainers for first LNG shipments at the ship, if required, are by Owner. Land acquisition costs are excluded. Pipeline and any other Owner contractor are responsible for all their corresponding costs. All costs considered Owner’s costs are excluded.

Contractor may specify or modify cellular glass (Foam Glass) insulation, Polyisocyanurate (PIR) insulation, aerogel (Cryogel) insulation, or vacuum insulated pipe (VIP) as required.

Contractor shall supply and install First Fill Materials.

Contractor shall supply all permanent emergency response equipment and other permanent environmental safety and health material for the operation of the Liquefaction Facility in accordance with the Scoping Documents.

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Owner obligations shall include:

a.	Provide the LNG carrier and dedicated escort tug services for the LNG carriers used to transport LNG from the facility;

b.	Be responsible for establishing the necessary marine service agreements with the carrier and tug operators, training required for tug captains, LNG carrier mariners, local pilots, and port or United States Coast Guard (USCG) personnel;

c.	Coordinate necessary meetings, and reviews to obtain permissions and permits regarding the movement of LNG carriers and attendant tug services;

d.	Conduct any simulations and training for pilots, vessel captains and crew, and agency personnel regarding the maneuvering of vessels into or out of the facility marine berths, and;

e.	Provide mobile emergency response equipment including fire trucks, ambulances, and associated gear as well as other mobile environmental safety and health (ES&H) materials in time to support the operation of the Liquefaction Facility.

Existing aids to navigation in the Calcasieu Ship Channel and the Owner’s turning basin are considered adequate by the Lake Charles Pilots based on bridge simulations conducted to date. Contractor will not provide additional aids to navigation. Owner shall be responsible for any additional aids to navigation if determined by local pilots and/or the USCG during initial operation of the marine facility.

3.5 Not Used

3.6 Procurement and Material Control

3.6.1 General

The Project procurement plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor for procuring Equipment, materials, goods and services within the Scope of Work (“Project Procurement Plan”). Owner shall provide reasonable support to Contractor (without assuming an obligation) to allow vessels to arrive to the MOF as scheduled.

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3.6.2 Project Procurement Plan

Contractor shall produce a Project Procurement Plan at NTP for review by Owner. Owner will provide review comments within ten (10) Business Days after receipt. The Project Procurement Plan will address, at a minimum:

a.	Inspection;

b.	Expediting;

c.	Supplier quality reports;

d.	Technical requirement compliance;

e.	Material control, marking, and certification;

f.	Packing, consolidation, importing;

g.	Transportation, handling, and storage;

h.	Warranties and guarantees; and

i.	Vendor services;

3.6.3 Local Suppliers

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery. Contractor will establish a plan to obtain appropriate consideration of local suppliers.

3.7 Bid Packages

Contractor shall be responsible for preparing and issuing bid packages or requests for proposals for materials, Equipment, and services within the Scope of Work where required. Contractor shall receive the bids and perform the formal bid evaluations. Selection of such Subcontractors and execution of related Subcontracts shall comply with the requirements of Section 2.4 of the Agreement. Contractor will provide Owner the technical sections of the Material Requisition for Purchase (MRP) for Major Equipment and the final vendor documents released for manufacturing.

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3.8 Transportation of Material and Equipment to Phase 2 Site

Contractor shall be fully responsible for the packaging, transportation, importation, and customs clearance of all Equipment to and from the Phase 2 Site as defined in the Agreement. To the extent Equipment is transported to the Phase 2 Site by vessels, Contractor shall only use vessels that are acceptable to the marine cargo insurance providers. All Equipment deliveries shall be made to the Phase 2 Site.

3.9 Spare Parts

Contractor shall be responsible for obtaining vendor recommendations for spare parts and delivering such recommendations and spare parts to Owner in accordance with Section 3.4 of the Agreement.

3.10 Reimbursable Purchases (Reimbursable Change Orders)

In the event that Owner specifically requests Contractor, by way of Change Order in accordance with Article 6 and Schedule 4-4 of the Agreement, to purchase an item which is not included in the Scope of Work on a cost-reimbursable basis (“Reimbursable Change Order”), the provisions of this Section 3.10 shall apply to such reimbursable purchases. However, if an item is a substitute (partial or full) for an item included in the Scope of Work, only the net increase in cost shall be payable by Owner to Contractor.

3.10.1 Inquiries

For reimbursable purchases valued over One Million U.S. Dollars (US$1,000,000), to be purchased by Contractor under a Change Order, Contractor shall ensure that all inquiries request sufficient information to support a complete commercial and technical evaluation, including nearest parts and service location. Inquiries shall be issued to vendors/subcontractors on the approved Subcontractors list set out in Attachment 7. A sufficient number of qualified suppliers/subcontractors shall be invited to bid so to ensure receipt of at least three (3) bona fide bids for reimbursable purchases unless otherwise agreed by Owner.

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Contractor shall prepare all inquiries so to ensure that the inquiry documentation is comprehensive and complete with the required Drawings so that competitive bids received will require a minimum amount of conditioning.

3.10.2 Reimbursable Bid Evaluations

Contractor shall issue a complete technical and commercial bid evaluation with recommendations for award to Owner (who shall be provided the opportunity to attend and participate) for review and agreement, prior to any reimbursable award. Owner technical and administrative personnel will work with Contractor’s staff in bid evaluations for all purchases of cost-reimbursable Equipment and other items.

3.10.3 Purchase Orders

Following bid evaluation and agreement with Owner on the selection of the vendor, Contractor shall issue a purchase order to the selected vendor. The purchase order shall include and confirm all required factors considered in the inquiry and technical bid evaluation, and other relevant information and requirements.

3.10.4 Communications

Contractor shall give Owner in writing, at least ten (10) Business Days advance notice of proposed technical and logistics meetings and commercial negotiations for cost-reimbursable items between Contractor and vendors, together with date, time and subject of the meeting. Owner will indicate whether or not it will participate.

4. SUBCONTRACTS

4.1 General

Subject to the provisions of Sections 2.3 and 2.4 of the Agreement, Contractor shall engage Subcontractors as required to perform the Work and carry out Contractor’s obligations under the Agreement.

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4.2 Project Subcontract Plan

Contractor shall produce a detailed Subcontract plan (“Project Subcontract Plan”) 90 days after NTP for review by Owner. The Project Subcontract Plan will provide the execution methodologies to be used by Contractor for bidding, evaluating, awarding, inspection, progress monitoring, technical requirement compliance, material controls, and expediting of Subcontracts.

4.3 Local Subcontractors and Sub-subcontractors

Contractor shall give consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery. The Project Subcontract Plan shall indicate how Contractor intends to ensure appropriate consideration of local subcontractors.

4.4 Bid Packages

Contractor shall be responsible for preparing and issuing bid packages or request for proposals for Subcontracts. Selection of such Subcontractors and execution of related Subcontracts shall comply with the requirements of Section 2.4 of the Agreement.

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5. CONSTRUCTION

5.1 General

Contractor shall produce a detailed construction plan (“Project Construction Plan”) 90 days after NTP for review by Owner. Owner will provide comments within ten (10) Business Days following receipt. The Project Construction Plan will provide a summary of the execution methodologies to be used by Contractor for required management, controls, labor, supervision, consumables, tools, plant and Equipment necessary to construct, mechanically complete, test, and pre-commission the Phase 2 Liquefaction Facility. The Project Construction Plan will address the following:

a.	Construction execution methodologies;

b.	Policies, rules and regulations for:

i.	ES&H;

ii.	Personnel identification;

iii.	Access to Phase 2 Site;

iv.	Access to Off-Site Rights of Way and Easements;

v.	Firearms, drugs, alcohol;

vi.	Construction Permits;

vii.	Parking;

viii.	Vehicular access;

ix.	Personnel orientation; and

x.	Construction plant and Construction Equipment;

c.	Construction methodology;

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d.	Tie-In plan including:

i.	Activity description, and;

ii.	Component impact duration.

e.	Demolition;

f.	Scaffolding and access equipment;

g.	Temporary roads;

h.	Work force training including record keeping;

i.	Cooling stations;

j.	Industrial relations;

k.	Public relations;

l.	Security;

m.	Emergency response;

n.	Transportation of people, equipment, and materials;

o.	Pioneer docks and Material Offload Facility (MOF);

p.	Dredging coordination

q.	Marine logistics

r.	Utilities, chemicals, lubricants;

s.	Construction communication plan;

t.	First fills;

u.	Punchlists;

v.	Close out; and

w.	Demobilization.

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Contractor’s execution is based on the use of park-and-ride locations local to the Site with no imposed limitations on the number of cars serviceable at any location. Contractor may make any changes to its execution methodologies. Permanent equipment and/or Subcontractor’s provided special tools may be used by Contractor for the performance of the Work. Contractor owns the surplus equipment, material and temporary facilities. Contractor will turnover unused commissioning spares after completion of the last Project on the Site. Contractor will be permitted to work two (2) or three (3) shifts as required.

5.2 Phase 2 Site Preparation

Contractor shall be responsible for carrying out Phase 2 Site preparation as defined in Basis of Design, including:

a.	Removal of vegetation;

b.	Soils improvement;

c.	Temporary and permanent roads;

d.	Top soil removal; and

e.	Temporary and permanent drainage.

Owner will be responsible for conducting Site cultural and/or biological surveys and/or ethnographic studies required to allow Contractor to execute the Work, including but not limited to, associated regulatory/agency approvals for the Site and the dredge site BUDM placement including associated pipeline. Contractor assumes entire Site will be free from cultural heritage and human remains. Contractor will be responsible for conduction cultural and/or biological surveys and/or ethnographic studies required to allow Contractor to execute the Work at all other offsite areas required (including offsite park and rides, offsite laydown yards, offsite assembly areas, etc.).

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Sitework activities will suppress, but will not eliminate, all dust with water trucks. All excess excavation spoils that require offsite disposal will be transported by Contractor to licensed offsite disposal facilities as required. Contractor will notify Owner of proposed offsite licensed disposal facilities at least 14 days prior to transportation of the spoils to the disposal facility. Owner shall be responsible for providing any required notifications to regulatory authorities. Contractor assumes all excavation spoils will be composed of clean fill, in situ soils, or broken-up residual concrete.

Contractor is not responsible for the normal wear and tear of any offsite roads. Contractor is not responsible to support community enhancement or general infrastructure improvements outside of the project.

Contractor shall follow the Erosion and Sedimentation Control Plan developed specifically for the construction of the facility provided in the FEED documents.

5.3 Scaffolding and Access Equipment

The Contractor shall provide safe access to the Work at all times, including for purposes of inspections by Owner. Scaffolding must be substantial and appropriately designed for the job in accordance with OSHA requirements. The Contractor shall keep adequate records to demonstrate a system of regular inspection of scaffolds, by appropriately qualified personnel. Records shall also be maintained of calculations performed for scaffold bearing loads above those considered normal use. Tags with inspection, and expiration shall be prominently displayed on all scaffolding.

5.4 Craneage and Lifting Equipment

The Contractor shall only employ craneage and lifting equipment that has been tested and which is fit for purpose. All crane operators and riggers shall be adequately trained and must be able to demonstrate that they hold the appropriate certification. The Contractor shall keep records of tests and certification of all lifting equipment, craneage and operators employed in the Work. Contractor shall comply with its internal rigging procedures and OSHA requirements for all lifting operations.

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5.5 Medical Facilities

The Contractor shall provide provisions for suitable first-aid facilities which shall be available to all personnel at Phase 2 Site, including those employed by Owner, Subcontractors and visitors.

The first-aid facilities, as a minimum, shall include a fully equipped first-aid room capable of treating injuries that can be anticipated on a construction Site. Once the Site staffing has reached a minimum of 100 personnel, at least one qualified emergency medical technician (EMT) or nurse shall be on duty during the hours when construction Work is in progress at Phase 2 Site. The Contractor shall also provide a program of training for first-aid personnel among the workforce and establish an emergency response team, drawn from the medical and workforce first-aid personnel, to deal with serious on Phase 2 Site accidents.

The Contractor shall make provisions for cooling stations which shall be available when temperatures sustain a moderate risk level defined under the OSHA Heat Index and outdoor workers have prolonged exposure. Cooling stations shall be made available to all personnel at Phase 2 Site, including those employed by Owner, Subcontractors and visitors. Cooling stations will be addressed in the Project Construction Plan.

5.6 Sanitation

The Contractor shall provide adequate washing and latrine facilities for its workforce and for visitors permitted on Phase 2 Site. These facilities shall be cleaned, disinfected, stocked with supplies and maintained regularly and the disposal of sanitary waste shall conform to statutory requirements. Treated sanitary wastewater will be discharged to the Calcasieu River in accordance with the applicable regulations and permits as delineated in Attachments 16 and 17.

5.7 Housekeeping

The Contractor shall provide suitable receptacles and services to ensure so that all scrap materials, debris and spoil generated by the Work, are collected regularly and properly disposed. Disposal of such materials outside the Phase 2 Site shall be to a properly licensed land fill or environmental waste subcontractor, in accordance with Applicable Law. Required permits and provision of state and/or USEPA waste generator identification number either by Contractor or Owner shall be in accordance with Attachments 16 and 17.

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As soon as practicable after the completion of all agreed Punchlist items, Contractor shall remove all Construction Equipment, construction trailers and other temporary facilities, and all other items brought onto the Phase 2 Site by Contractor, Subcontractors or Sub-subcontractors which are not the property of Owner, and remove and properly dispose of all scrap materials, debris and spoils from the Phase 2 Site and Owner provided laydown areas. Contractor shall leave all temporary construction laydown areas in an “as-is” condition at the time of demobilization.

5.8 Temporary Facilities

Until Substantial Completion of Project 3, Contractor shall provide all temporary facilities necessary for performance of the Work. All temporary buildings, piping, cabling, communications equipment, storage facilities, fencing, gates, gas detection equipment, utilities, and the like above ground shall be removed on Substantial Completion of Project 3. The underground portion of the temporary utilities will be cut-off just below grade, capped, and abandoned in place with as-built documentation provided. Crushed rock or other surface improvements for the temporary facilities areas including laydown, parking, and temporary roads will be abandoned in place upon Substantial Completion of Project 3. Areas of bare earth will be revegetated if required. Contractor has the flexibility to adjust temporary facilities as required to improve the safety and/or the performance for execution.

Contractor shall maintain the Laydown Areas, temporary on-Site roads that it uses for Work until Substantial Completion. Areas turned over to Owner will not be maintained by Contractor after Substantial Completion of the respective Project.

5.9 Environment Safety and Health (ES&H)

Contractor shall comply with the requirements of the Agreement and Attachment 10 of the Agreement. Construction noise mitigation (other than the requirements within the Site necessary to comply with OSHA) is excluded from Contractor’s obligations under the Scoping Documents. Contractor shall provide ES&H equipment and gear properly suited to the appropriate construction activity for its construction workforce.

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5.10 Industrial Relations

The Contractor shall prepare and provide to Owner for information at NTP its policies and plans for managing industrial relations at the Phase 2 Site. Such policies and plans shall cover working hours, right to work policies, working patterns, shifts, disputes procedure, welfare facilities (catering, sanitary, wet weather gear, protective clothing etc.), training, recruiting wet weather working, holidays and any other relevant matters. Working patterns, shifts, traffic, logistics etc. will remain consistent year around without specific consideration to tourist seasons and/or regional events.

The Contractor shall report all disputes or potential disputes involving Contractor or Subcontractor employees to Owner Representative as soon as practicable after they occur. The Contractor will be expected to take a pro-active role in managing industrial relations among such employees at the Site.

5.11 Phase 2 Site Security

The Contractor shall be responsible at all times for security at the Phase 2 Site until Substantial Completion of Project 3. Adequate fencing and security devices shall be provided and maintained to prevent unauthorized access to Phase 2 Site, and theft or damage. The Contractor shall employ sufficient security personnel to police the Phase 2 Site entrances, perimeter fencing and secure areas at all times and to carry out random searches of vehicle arriving or leaving the Liquefaction Facility Site. Adequate security lighting of the Phase 2 Site shall be provided. Contractor shall abide by Driftwood LNG Terminal Security Policy during modifications and improvements to Project 3 after Substantial Completion of Project 3, provided that this will apply only in the turned over areas and will not include roads between the LNG Plant and temporary facilities.

The Contractor shall prepare within thirty (30) Days after Notice to Proceed a security plan for the Phase 2 Site for review by Owner, that shall address measures related to access to the Phase 2 Site by Owner, Contractor, Subcontractors, Sub-subcontractors and third parties, personnel identification, coordination with security policies, enforcement, and compliance with the Phase 2 Site security policy. Contractor shall be responsible for implementing, including monitoring of compliance, with and enforcement of, such security plan.

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Transportation Worker Identification Cards (TWIC) will only be required to be obtained by Contractor employees working within the marine port facilities and other secure or restricted areas inside the operating facility, including facilities handed over to Owner in previous Projects, which is designated as TWIC access area per Section 12 of Schedule 1-2, Table 1-2-1

At Substantial Completion of Project 3, Contractor will provide and install fencing around Marine Loading Berth 2, the elevated process flare number 2, the totally enclosed ground flare number 2, permanent buildings area added in this Phase, and the utilities area. The fence will be eight (8) foot tall, chain linked with three-strand barb wire. Contractor will provide gates for personnel to access areas enclosed by the fencing. Owner will provide security personnel, card readers, authentication devices (e.g.; biometric scanners) and the required infrastructure to authenticate personnel entering the secured areas. If Owner has awarded NTP to the Contractor for the Phase 3 EPC Agreement, at Substantial Completion of Project 3, Contractor will additionally provide and install fencing around LNG Plant 3 per the above requirements.

5.12 Materials Handling, Control and Preservation

Contractor shall be responsible for developing and implementing a plan for all items of Equipment delivered to Phase 2 Site which will include and address the following obligations of Contractor as a minimum:

a.	Determine that all materials required to construct the facility are delivered to Phase 2 Site.

b.	Receipt of all items including unloading, unpacking, inspection, storage and protection of same;

c.	Ensure that all materials are used correctly and no materials are substituted without Contractor’s agreement;

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d.	Special tools provided by Subcontractors are for the performance of the Work and will be turned over to Owner after Substantial Completion of the final project.

e.	Safekeeping, in accordance with the vendor/manufacturer guidelines/instructions for preservation of all Equipment on Site;

f.	Establishing and maintaining an adequate security system to control access to Equipment storage sites and prevent theft or other loss;

g.	Maintain records and account for all Equipment delivered and installed;

h.	Maintain and provide to Owner upon request a critical items delivery report (“Procurement Status Report”), for Major Equipment and other critical items required for the Work;

i.	Development and implementation of a materials handling methods procedure for the movement of all Major Equipment and materials; and

j.	The inspection, care, preservation, and maintenance of materials and Equipment both before the installation and in final position.

5.13 Material Control Procedure

Contractor shall implement strict material control throughout all phases of the Work. Within 90 days after NTP, Contractor shall submit for Owner review, its proposed material control procedures for inclusion in the Project procedures manual, which shall include Contractor’s plans and procedures for the use of appropriate computer systems to manage material control and to provide Owner with periodic status reports regarding the control of Equipment.

5.14 Material Marking

All Equipment arriving on Phase 2 Site shall be inspected by Contractor to ensure that it is marked according to Project requirements, and purchase order instructions. The marking of each item will act as a cross-reference to associated documentation, Drawings and Work scope.

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5.15 Construction Utilities

5.15.1 Electrical

Contractor shall be responsible for construction power and payments until Substantial Completion. Owner will be responsible for permanent power facility and payments.

5.15.2 Potable Water

Owner shall provide a pipeline for Contractor’s use to connect to the municipal water supply at the Site boundary intersection of Global Drive and Burton Shipyard Road in accordance with Attachment 25, Exhibit 25-1. Tie-in descriptions to municipal water supply below:

1.	Contractor shall use the tie-in and meter supplied in Phase 1 for municipal water required for construction and pay for same. Contractor assumes that this tie-in will have the capacity to supply approximately 250 gpm at 52 psig. Contractor shall provide and distribute water for Phase 2 for construction activities on the Site until Substantial Completion of Project 3.

2.	Owner shall supply municipal water required for potable uses for the Liquefaction Facility and pay for same. This tie-in will have the capacity to supply approximately 100 gpm at 52 psig.

3.	Owner shall supply municipal water required for firewater use for the Liquefaction Facility and pay for same. This tie-in will have the capacity to supply approximately 500 gpm at 52 psig for a period of 8 hours.

5.15.3 Air

Until Substantial Completion of Project 3, Contractor shall provide instrument air for testing and operation and compressed air suitable for construction, testing and drying and any other purposes required in connection with performance of the Work. Contractor is able to use permanent instrument air system to support pre-commissioning and commissioning as required. However, such use shall not interfere with the operation of the facility.

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5.15.4 Nitrogen

Until Substantial Completion of Project 3, Contractor shall provide all nitrogen as required for construction, testing, drying, purging, commissioning, start-up and initial operations. Contractor is able to use permanent nitrogen system to support pre-commissioning and commissioning as required. However, such use shall not interfere with the operation of the facility.

5.15.5 Fuels, Lubricants & Service Fluids

Until Substantial Completion of Project 3, Contractor shall provide all necessary fuels, lubricants, catalysts and service fluids required for the execution of the construction Work. Contractor shall provide suitable temporary storage of fuels, lubricants, and service fluids, including secondary containment where required.

5.16 First Fill Materials

Contractor shall supply and install all First Fill Materials. First Fill Materials shall be stored in accordance with the manufacturer’s instructions. The lubricating oils in use and handed over at Substantial Completion shall be as per manufacturer’s specifications and requirements. Additionally, Contractor shall coordinate with Owner’s nominated lubrication oil supplier and develop a lubrication schedule to ensure that the lubricating oils shall be in compliance with both the manufacturer’s specifications and requirements and the supplier’s products.

5.17 Intra Site Access

After turnover of any Project and subject to prudent controls and restrictions required for safe simultaneous operations of the turned over Project(s), Owner will permit Contractor to traverse the Site from their temporary facilities to the construction work areas by using the established temporary and permanent plant roads (including heavy haul road) without limitation or requirement of passing through an operating facility or facility security fencing, except to enter the secure or restricted areas of the operating facility per the TWIC area drawings in Section 12.0 of Table 1-1-1 of Schedule 1-2. Contractor and Owner will cooperate to allow construction and operations traffic to move along the Site as required including ensuring that, in the event a route required by operations traffic is impeded, that a suitable alternative route is identified, maintained and appropriately signed.

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5.18 Site Development

Surveys of Site boundaries and Off-Site Rights of Way and Easements shall be performed by Owner prior to NTP and as defined in Attachment 25. The Site will be developed as outlined in the FEED documents.

Where grass is indicated on the design drawings, the grass will be an indigenous variety that will grow under the local conditions at Site. Where exclusion zones or ponds are specified, these areas will be left “as-is” and not improved. The lake on the Lawton land will be filled with uncontaminated soils, and dredge materials/spoils, etc. as required during construction. All clearing material, grubbing material, stripping material, organics, etc. shall be mulched on Site to a suitable consistency before being used for such purposes. Otherwise no final grade or condition of the lake is specified. No landscaping is included for the Site apart from the requirement that areas of raw earth are to be suitably revegetated as required. Security fencing will be used to secure access to the facility.

Contractor will use standard pile driving procedures. Depending on the application and load requirements, Contractor will select appropriate pile material, e.g., concrete, timber, steel.

Contractor has the flexibility to fabricate and/or assemble and to test elements of the Work offsite as required.

5.19 Spool Installation and Testing

Spool welding tolerances are per ASME B31.2. Contractor’s standard practice is to use closure (golden) welds, as required. Contractor’s standard practice is to perform hydrotests and/or pneumatic tests, as required, after painting, and coating. Contractor may perform hydrotests after insulating piping systems. Pressurization rates for hydro and pneumatic testing are per ASME B31.3 and or ASME PPC-2. Contractor’s standard practice is to perform digital radiography, digital RT, RT and/or UT nondestructive examination (NDE) as required. Utility systems and instrument tubing can be tested by a service test at the time of startup. Additives may be added to the hydrotest water, if required. Hydrotest water will be treated if required, and discharged to the Calcasieu River in accordance with a Sediment and Erosion Control Plan and any applicable hydrotest discharge permit requirements.

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5.20 LNG Tanks Hydrotest

Not used.

5.21 Dredging

Contractor shall manage dredging of the Marine Loading Berths as further described in Attachment 31. Dredging will take place 24 hours a day. Contractor shall manage the dredging operations in accordance with USACE issued permit requirements and shall implement measures to minimize the impact of the dredging operations on the marine traffic in the ship channel and the Intracoastal Canal Waterway. It is assumed that a diesel dredge similar to those commonly employed by the United States and Army Corps of Engineers (USACE) contractors or other appropriate dredge as required by Contractor will be used. This is a diesel-driven hydraulic dredge with basic noise attenuation such as a standard exhaust muffler and a partially enclosed engine room.

Final disposition of dredged spoils, beneficial use of spoils, and development, offset, or reclamation of wetlands is the responsibility of Owner. Further, Owner will be responsible for provision of servitude or land acquisition for the dredge transport pipeline going to the BUDM locations and/or pump stations. USACE shall be responsible for dredging in the Calcasieu Ship Channel to maintain necessary navigational depths of the channel. Maintenance dredging is excluded from Contractor’s obligations under the Scoping Documents except for maintenance dredging on the operating marine basin of the facility west of the USACE channel to its design depth prior to handover of the marine facility.

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6. QUALITY MANAGEMENT

6.1 Quality Assurance Requirements

Contractor shall provide an integrated quality management group to operate the quality assurance, quality control and certification functions of Contractor’s quality management system. The quality management group shall be independent from Contractor’s engineering, construction, procurement and scheduling activities.

6.2 Project Quality Plan

Contractor shall produce a detailed Project-specific quality assurance and inspection plan (“Project Quality Plan”) for review by Owner at NTP. The Project Quality Plan shall define the Contractor organization and responsibilities of the quality management group personnel and shall detail the procedures the Contractor intends to use to manage and control those aspects of the Work which may affect the quality of the completed Project.

The Project Quality Plan shall meet the requirements of Section 3.18 of the Agreement, may be based on Contractor’s standard quality assurance procedures, and shall, at a minimum, cover the following information:

a.	Project quality policy;

b.	Project quality objectives;

c.	Management responsibilities and duties of all key QA personnel;

d.	Quality assurance and quality control organization;

e.	A list and status of the procedures that will be employed on the Project.

f.	Program of verification through internal, supplier, and Subcontractor audits;

g.	Documentation and certification control;

h.	Control of nonconforming products or processes and corrective actions;

i.	Design validation;

j.	Witness points in accordance with Section 12.2 of the Agreement.

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6.3 Material Traceability Plan

Contractor shall develop and administer a Project specific Material Traceability Plan to define the records of materials used (1) in components and associated support systems for natural gas or other flammable, toxic or corrosive gas, or flammable or toxic service, (2) buildings, and (3) foundations in the completed plant. These documents will be stored in a document management system and handed over in accordance with Attachment 2.

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7. COMMISSIONING AND START UP

7.1 Introduction

Contractor will be responsible for carrying out the commissioning, Start Up, and testing of Equipment including conducting Performance and Commissioning Tests, as set forth in greater detail in Attachment 19, Attachment 20, and Attachment 22. In addition, Contractor will be responsible for operation of the Phase 2 Liquefaction Facility through Substantial Completion of Project 3 (subject to Owner’s rights under Section 11.8B of the Agreement). The Contractor shall have responsibility for the Equipment including upkeep, scheduled and preventative maintenance until Substantial Completion of Project 3; provided, however, Owner shall bear the cost of any of the foregoing incurred by reason of any Operations Activity required by Owner under Section 11.8B of the Agreement. Contractor shall provide all consumable and spare parts for commissioning and anticipated start up spare requirements, including all First Fill Materials. Commissioning activities include all activities that must be completed prior to starting up Equipment, including, but not limited to, introduction of inert gas to oxygen-free the Equipment and begin the drying out process. Contractor shall ensure that materials are being used for the intended purpose (e.g.; natural gas is not used for initial blows).

Maintenance Work during commissioning shall be the responsibility of Contractor. This Work includes, but is not limited to, checking pipe hangers, supports, guides and pipe specialties for operating settings and making necessary adjustments. It also includes repair of any Equipment, piping, welding, cleaning temporary strainers, replacing filters and removal of any blinds as required.

7.2 Project Commissioning Plan

Contractor shall produce a detailed plan (“Project Commissioning Plan”) for review by Owner. The Project Commissioning Plan shall list the procedure the Contractor intends to use to ensure that Equipment is brought through pre-commissioning, commissioning, Start Up, Performance Tests and Substantial Completion of Project 3 safely and in accordance with Attachment 22 of the Agreement. The Project Commissioning Plan will be implemented by Contractor, and address the following as a minimum:

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a.	Mechanical completion;

b.	Field testing;

c.	Introduction of energy, power, hydrocarbons, refrigerants, etc.

d.	Commissioning including commissioning procedure;

e.	Ready for Start Up;

f.	Development of operating manuals;

g.	Development of maintenance manuals;

h.	Ready for Performance Testing;

i.	Performance Testing;

j.	Emissions and noise testing;

k.	Interface with the regulatory agencies as required in accordance with Section 9;

l.	Substantial Completion Punchlist for Project 3;

m.	Close-out; and

n.	Demobilization.

7.3 Operating and Maintenance Manuals

Contractor shall supply Start Up, operation, and maintenance manuals for review by the Owner in accordance with Attachment 22 of the Agreement. These Start Up manuals will include the sequence of activities that must be carried out in order to Start Up of the Phase 2 Liquefaction Facility. The manuals shall incorporate the DOT Part 193 Operator Qualification and OSHA 1910 requirements that define the process safety management system.

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7.4 Performance Tests

Contractor shall perform Performance Tests in accordance with Section 11.2 of the Agreement and Attachment 19.

7.5 Operating Tests

Contractor shall conduct testing in accordance with Attachment 19 and the following operating tests to confirm the design meets the requirements of the Scope of Work. The procedures and acceptance criteria will be finalized by Contractor and reviewed by Owner prior to conducting the operating tests. The operating tests will be conducted before or after the Performance Tests as agreed by the Parties. Owner will be responsible for conducting regulatory compliance testing for all emissions and/or noise. Contractor will coordinate with Owner for any opportunity to conduct such tests concurrently.

7.5.1 ESD Tests

Emergency shutdown (“ESD”) systems will be tested during pre-commissioning, commissioning or operation with LNG/Natural Gas in the system as follows. If unplanned inadvertent ESD trips occur during initial operations, then the below corresponding ESD test will be deemed completed:

a.	Tanks will be loaded to test the high level shutdown function; the test shall be conducted to determine and verify liquefaction shutdown;

b.	ESD shutdown will be initiated to ensure that each LNG Plant is shutdown safely and in proper sequence during operation; and

c.	Power failure simulation shutdown will be initiated to ensure that a safe, smooth shutdown sequence is achieved during LNG Plant operation.

7.5.2 Commissioning Tests

Contractor shall perform Commissioning Tests in accordance with Attachment 19 and Attachment 21.

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7.6 Owner Operator Training

Contractor will provide and record training to Owner in accordance with Section 3.5 of the Agreement and Attachment 22. Contractor training programs do not include operator competence assessment and/or external certification.

7.7 Vendor Training

Contractor shall coordinate vendor training in accordance with Section 3.5 of the Agreement and Attachment 22.

7.8 Operations Activities Prior to Substantial Completion

Contractor will operate the Phase 2 Liquefaction Facility in accordance with Section 11.8 of the Agreement. Contractor shall be responsible for development of the Plant System Manuals (PSMs) in accordance with Attachment 22.

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8. PROJECT CONTROLS

8.1 General

Contractor shall plan and program the Work and its resource requirements in accordance with the requirements of the Project Schedule.

8.2 Project Controls Plan

Contractor shall produce a detailed Project controls plan (“Project Controls Plan”) for review by Owner 60 days after NTP. Owner will provide comments within ten (10) Business Days. The Project Controls Plan shall detail the execution methodology to be used by Contractor to maintain the scheduling, control, progress, Change Order control, and reporting of all activities required.

8.3 Program Reporting - Planning Network

The Work shall be planned, managed, monitored and controlled by use of an integrated critical path network planning system, derived from a work breakdown structure (“WBS”).

8.4 CPM Schedule

Contractor shall produce a Critical Path Method (CPM) Schedule in accordance with Section 5.4 of the Agreement that will be the reference schedule for the duration of the Project unless revised by Change Order approved by the Owner. The CPM Schedule shall be the Project baseline plan comprising a control network detailing all activities to be completed in a logical sequence and being in sufficient detail to identify key activities and restraints, interdependencies, interrelationships and resources required to control the respective Project. Contractor has the flexibility to adjust work schedules as required to improve the safety and/or the performance for execution.

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The CPM Schedule shall:

a.	Be consistent with the Project Schedule, including LNTP, NTP, the Guaranteed Substantial Completion Date for Project 3;

b.	Represent Contractor’s best judgment as to how it shall complete the Work in compliance with the Project Schedule;

c.	Be a detailed and logical graphic representation of all significant aspects of the Work showing Contractor’s plans for performance of the Work;

d.	Comply with GECP;

e.	Indicate a level of detail sufficient for Contractor to plan, organize, direct, coordinate, perform and execute the Work, and for Owner to monitor the progress of the Work;

f.	Include separate activities for each significant portion of the Work including activities for mobilization, engineering, procurement, construction, commissioning, start up, testing, handover, closeout and demobilization, and transfer of care, custody, and control of the respective Project;

g.	Show the duration, start dates, and finish dates for each activity;

h.	Show activity number, activity description, and responsible Person (i.e., Contractor, Subcontractor, or Sub-subcontractor) for each activity;

i.	Reflect logical relationships between activities with a reasonable duration for each activity, and show an uninterrupted critical path from the NTP through, first LNG cargo, Substantial Completion and Final Completion; and

j.	Indicate all Milestones to be used for progress payments. The initial CPM Schedule shall reflect the dates on the original Milestones progress payment schedule. Thereafter, at least once each quarter Milestones shall be re-scheduled in the CPM Schedule, if necessary, to reflect the current Schedule progress and updated projected Milestone dates. New Change Order Milestones, if any, shall be incorporated into the CPM Schedule at the quarterly CPM Schedule update.

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8.5 Progress Measurement

The Contractor shall, until Substantial Completion of Project 3, develop and maintain systems for the measurement of progress against the CPM Schedule. The Contractor shall measure progress based on actual Work completed. A report showing progress made to-date and actual versus planned progress shall be included in the monthly report detailed in Section 8.7.

8.6 Meetings; Weekly Progress Meetings; Minutes

Periodic meetings shall be held as required for the purpose of keeping Owner fully informed of all aspects of the Work, and for reviewing execution plans, technical or financial concerns (including informal advanced notice of possible change order claims as soon as possible), progress status and scheduling of the Work, remedial actions, quality concerns, safety concerns, regulatory compliance, interfaces, and Owner and Contractor plans for resolving issues.

Commencing with LNTP (if issued) or NTP, weekly progress meetings will be held between Owner’s Representative or his designee, and any other Persons designated by Owner, and Contractor’s Key Personnel at the appropriate Phase 2 Site location, or as agreed by the Parties, Owner or Contractor home office. Owner and Contractor shall agree on dates, standardized reports and agenda for such meetings well in advance as the Work demands.

Minutes of all progress-related meetings (including weekly and monthly progress meetings) shall be prepared by Contractor (unless otherwise agreed by Owner) and sent to Owner in electronic format within five (5) Business Days following the meeting. The contents of the minutes shall be subject to review at the next weekly progress meeting. The format for the preparation of the minutes shall be mutually agreed at the first meeting. The minutes as a minimum should include decisions made, action item responsibilities and action dates and the results of assigned actions outlined in the previous minutes and shall be distributed to all attendees, Owner Representative, and in accordance with the document distribution matrix, to be developed during the Project execution.

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8.7 Monthly Progress Reports

Commencing with LNTP (if issued) or NTP, Contractor shall provide a written Monthly Progress Report to Owner no later than ten (10) Days after the end of each Month, and the Monthly Progress Report shall cover activities up through the preceding the Month in which the Monthly Progress Report is issued. The Monthly Progress Report shall be provided in MS Word format. Contractor shall provide Owner with the number of copies of such reports and shall arrange for the distribution thereof as Owner may reasonably request.

Commencing with LNTP (if issued) or NTP a progress meeting shall be held each Month by Contractor at the Site or at an alternate site mutually agreeable to Owner and Contractor and at a mutually agreeable time, for the purpose of reviewing with Owner the Monthly Progress Report issued during such Month.

Contractor shall provide Monthly Progress Reports in a form reasonably acceptable to Owner which will indicate, at a minimum:

a.	Narrative summary of progress;

b.	A description, as compared with the Project Schedule and CPM Schedule, of engineering, procurement, construction, commissioning, and testing status including actual percentage complete versus planned percentage complete, document status, significant activities accomplished during the reporting Month, significant activities planned for the current Month and current estimated dates on which RFSU, First LNG Cargo and Substantial Completion shall be achieved. Specifically, this shall include a detailed description of any item that could result in an increase to the Contract Price and/or any potential increases to approved Provisional Sums;

c.	Summary of Milestones planned and actually completed during the covered Month;

d.	Change Orders pending and approved;

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e.	Description of any problems (including any occurrence of which Contractor is aware that could reasonably be expected to increase the cost of the Project or delay Substantial Completion beyond the Target Substantial Completion Date) and summary of plans for resolution;

f.	A description of the status of the Contractor’s Permits, including the dates of Contractor’s applications submitted or to be submitted and the anticipated dates of actions by Governmental Instrumentalities with respect to such Permits;

g.	A description of reportable environmental, health and safety incidents as well as any unplanned related impacts, events, accidents, reported near misses or issues that occurred during the reporting period;

h.	A description of all safety and security issues;

i.	A description of quality assurance activities;

j.	Progress photos showing representative portions of the Site and the Work, including completed Milestones, with a description of the photograph and the date taken; and

k.	All applicable information reasonably required by FERC and other Governmental Instrumentalities as identified in Section 9.0.

8.8 Quarterly Executive Progress Reports

Commencing at LNTP (if issued) or NTP, within fifteen (15) Days after the end of each quarter, Contractor shall provide Owner an executive progress report (“Executive Progress Report”) suitable for presentation to Owner’s executive management and shareholders in a form reasonably acceptable to Owner. These reports will be presented to Owner and discussed at a progress meeting to be held between Contractor Key Personnel and Owner Representative or his designee and any other Persons designated by Owner, every three (3) Months. The Executive Progress Reports will include:

a.	Narrative summary of progress;

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b.	Update of the status of the Project, including a high level summary schedule depicting current progress and projected first cargo and Substantial Completion of each Project;

c.	Progress photographs and other illustrations; and

d.	Description of any problems and summary of plans for resolution.

8.9 Contractor Deliverables

(See Attachment 2, Contractor Deliverables)

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9. CONTRACTOR INTERFACES

9.1 General

Contractor will design and construct Totally Enclosed Ground Flares (TEGFs) that can achieve no visible emissions and destruction efficiencies that meet or exceed 99% for C1-C3 organic compounds and 98% destruction efficiency for C4+ organic compounds for all design cases. The TEGFs shall be provided with sufficient demonstration data, guarantee and warranty from the vendor to meet the stated performance criteria. The TEGF system shall be designed and constructed with the capability to continuously measure, monitor and collect data in a manner consistent with the EPA’s Alternative Means of Emission Limitation (AMEL) process for ground flares. Such information shall be capable of demonstrating that the listed destruction efficiencies are achieved. Owner undertakes to apply for obtaining the AMEL approval, or other regulatory approvals for the TEGFs if required. Contractor shall provide for footprint reservation and flare branch tie-in points.

9.2 FERC and PHMSA Activities – Division of Responsibility

Owner is required to provide regular reports and other information to the FERC during design, construction, and operation of the Phase 2 Liquefaction Facility as outlined in FERC Authorization, and in the Code of Federal Regulations (CFR), Title 49 – Transportation; Part 191 – Transportation of Natural and Other Gas by Pipeline; Annual Reports, Incident Reports, and Safety Related Condition Reports, and Part 193 – Liquefied Natural Gas Facilities: Federal Safety Standards. The Phase 2 Liquefaction Facility will also be subject to regular inspections by FERC and Pipeline and Hazardous Materials Safety Administration (PHMSA) staff, and

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continuous monitoring by inspectors providing reports to FERC and PHMSA. Contractor shall assist Owner for interfaces with FERC and PHMSA, including as specifically noted in the Division of Responsibility Matrix below:

FERC/PHMSA Activity	Owner	Contractor	Remarks
FERC/PHMSA Permit overall responsibility	P	Note 1	Refer to Owner Permits, Attachment 17. Note 1 - Contractor is responsible for construction related Permits,) refer to Attachment 18).
FERC/PHMSA coordination during Project execution	P	S
Department of Transportation (“DOT”) drug testing program during construction.	S	P

FERC/PHMSA compliance and inspection during Project execution

(a)    Owner’s Monthly Report

(b)    Support FERC and DOT inspection visits

(c)    Environmental inspector’s weekly reports concerning construction activities;

(d)    Provide required Project data

(e)    Update FERC permit data and response to FERC/PHMSA requests

(f)     FERC/PHMSA technical reviews and occasional meetings

(g)    FERC/PHMSA witness of tests such as tank foundation, hydrotest, Start Up and commissioning etc.

(h)    Address FERC/PHMSA compliance issues

	P	S

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FERC/PHMSA Activity	Owner	Contractor	Remarks
Obtain FERC Authorization	P	S	The FERC Authorization is required to site, construct and operate the Liquefaction Facility
FERC’s authorization to commence operation	P	S
Start-up and commissioning coordination with FERC	P	S	Owner responsible for Feed Gas supply, shipping and logistics, and Pipeline.

FERC requirement for Project Books and Records to be maintained three years after Final Completion	P	Note 2	Note 2 - Contractor to turn over Project records at the earlier of expiration of the Defect Correction Period or termination of the Agreement.

Legend:

P = Primary responsibility

S = Contractor support

9.3 FERC Required Reports

Owner is required to provide regular reports and other information to the FERC during design, construction, and operation of the Phase 2 Liquefaction Facility. The Phase 2 Liquefaction Facility will also be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC. Unless noted otherwise, Contractor shall assist Owner with interfaces with FERC as follows:

a.	Operation and maintenance procedures and manuals, as well as emergency plans and safety procedure manuals, shall be prepared and filed by Owner with the FERC prior to start of commissioning operations. Owner is responsible for development of the Facility Operations Emergency Response Plan, including changes recommended by the FERC, and resubmitting these documents as required. Owner is responsible for coordination with the local authorities, including the Carlyss fire department and Southwest Louisiana Mutual Aid organization in the development of the FERC Plans;

b.	The FERC staff shall be notified of any proposed revisions to the security plan and physical security of the Phase 2 Liquefaction Facility prior to commissioning. Contractor shall assist Owner in the development of these plans, and shall advise Owner if changes to the design or construction of the Phase 2 Liquefaction Facility may impact these plans;

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c.	Progress on the Project shall be reported in monthly reports submitted to the FERC. Details should include a summary of activities, problems encountered and remedial actions taken. The Monthly Progress Report described in Section 8.7 shall be formatted so that the required information can be easily extracted by Owner and sent to the FERC;

d.	Problems of significant magnitude shall be reported to the FERC on a timely basis. Additional Phase 2 Site inspections and technical reviews will be held by FERC staff prior to commencement of operation. Contractor shall cooperate with Owner at all times in this regard and notify any such problems to Owner immediately, and in all cases within twenty four (24) hours;

e.	The Phase 2 Liquefaction Facility shall be subject to regular FERC staff technical reviews and Phase 2 Site inspections on at least a biennial basis or more frequently as circumstances indicate. Prior to each FERC staff technical review and Phase 2 Site inspection, the Owner will respond to a specific data request including information relating to possible design and operating conditions that may have been imposed by other agencies or organizations. Contractor will provide Owner up-to-date detailed piping and instrumentation diagrams reflecting modifications and provision of other pertinent information not included in the semi-annual reports described below, including events that have taken place since the previously submitted annual report as required. Contractor shall assist Owner with these FERC reviews, requests, inspections, and reports as required;

f.

Semi-annual operational reports shall be filed with the FERC to identify changes in design and operating conditions, abnormal operating experiences, activities (including ship arrivals, quantity and composition of imported LNG, vaporization quantities, boil-off/flash gas, etc.). Abnormalities should include, but not be limited to: loading/shipping problems, potential hazardous conditions from offsite vessels, Tank

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stratification or rollover, geysering, Tank pressure excursions, cold spots on the Tanks, Tank vibrations and/or vibrations in associated cryogenic piping, Tank settlement, significant Equipment or instrumentation malfunctions or failures, non-scheduled maintenance or repair (and reasons therefore), relative movement of Tank inner vessels, vapor or liquid releases, fires involving Natural Gas and/or from other sources, negative pressure (vacuum) within a Tank and higher than predicted boil-off rates. Adverse weather conditions and the effect on the Project also should be reported. Reports should be submitted within forty-five (45) Days after each period ending June 30 and December 31. In addition, a section entitled “Significant plant modifications proposed for the next 12 months (dates)” also shall be included in the semi-annual operational reports. Such information would provide the FERC staff with early notice of anticipated future construction/maintenance projects at the Phase 2 Liquefaction Facility. Contractor shall assist Owner with any semi-annual operational reports that may be due during the period before Substantial Completion of each Project.;

g.	Significant non-scheduled events, including safety-related incidents (i.e., LNG or Natural Gas releases, fires, explosions, mechanical failures, unusual over pressurization, and major injuries) shall be reported to FERC staff within forty-eight (48) hours. In the event an abnormality is of significant magnitude to threaten public or employee safety, cause significant property damage, or interrupt service, notification shall be made immediately, without unduly interfering with any necessary or appropriate emergency repair, alarm, or other emergency procedure. This notification practice shall be incorporated into the Phase 2 Liquefaction Facility’s emergency plan. Contractor shall notify all such incidents to Owner immediately, and in all cases within twenty four (24) hours, and develop for Owner any such reports that may be required during the period before Substantial Completion of each Project. Examples of reportable LNG-related incidents include:

i.	Fire;

ii.	Explosion;

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iii.	Property damage exceeding $10,000;

iv.	Death or injury requiring hospitalization;

v.	Free flow of LNG for five minutes or more that results in pooling;

vi.	Unintended movement or abnormal loading by environmental causes, such as an earthquake, landslide, or flood, that impairs the serviceability, structural integrity, or reliability of the Phase 2 Liquefaction Facility;

vii.	Any crack or other material defect that impairs the structural integrity or reliability of Equipment that contains, controls, or processes Natural Gas or LNG;

viii.	Any malfunction or operating error that causes the pressure of a pipeline or Equipment that contains or processes Natural Gas or LNG to rise above its maximum allowable operating pressure (or working pressure for LNG facilities) plus the build-up allowed for operation of pressure limiting or control devices;

ix.	A leak in Equipment that contains or processes Natural Gas or LNG that constitutes an emergency;

x.	Inner tank leakage, ineffective insulation, or frost heave that impairs the structural integrity of any tank;

xi.	Any safety-related condition that could lead to an imminent hazard and cause (either directly or indirectly by remedial action of the operator), for purposes other than abandonment, a twenty (20) percent reduction in operating pressure or shutdown of operation of a pipeline or an Equipment that contains or processes Natural Gas or LNG;

xii.	Safety-related incidents to LNG trucks or LNG vessels occurring at or in route to and from the Phase 2 Liquefaction Facility; and

xiii.	The judgment of the LNG personnel and/or management even though it did not meet the above criteria or the guidelines set forth in the Phase 2 Liquefaction Facility’s incident management plan.

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In the event of an incident, the FERC has authority to take whatever steps are necessary to provide operational reliability and to protect human life, health, property or the environment, including authority to direct the Phase 2 Liquefaction Facility to cease operations. Following the initial notification to Owner, FERC staff will determine the need for Owner to file a separate follow-up report or follow-up in the upcoming semi-annual operational report. All follow-up reports should include investigation results and recommendations to minimize a reoccurrence of the incident. Contractor shall develop for Owner any such reports that may be required if the incident happened before Substantial Completion of Project 3.

Owner has overall responsibility for the FERC permit application, FERC Public Participation Plan, government relations, public relations, community relations, community enhancement programs, community investment, coordination with FERC, and any FERC compliance issues.

Contractor will provide reasonable support to Owner in providing required clarifications to FERC or PHMSA. Any FERC or PHMSA related support conducted by Contractor (i) exceeding two thousand, five hundred (2,500) man hours or (ii) additional Work required by FERC or PHMSA that is not contemplated in this Scope of Work shall be subject to a Change Order to the extent such excess support or additional work adversely impacts (i) Contractor cost of performance of the Work or (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any obligation under the Agreement. However, a Change Order shall not be allowed in the case where the extra work is needed following a request by FERC that is a result of an error or mistake by Contractor.

Notwithstanding the foregoing, Contractor shall not contact or otherwise engage in communications with FERC and other Governmental Instrumentalities regarding the Project without Owner’s involvement.

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9.4 Requirements of Department of Homeland Security

9.4.1 Facility Security Plan

Owner is subject to the requirements found in 33 CFR Part 105, and will develop a facility security plan (“Facility Security Plan” or “FSP”), which will require modification due to the addition of the Phase 2 Liquefaction Facility. Contractor shall assist Owner in the revision of the existing FSP as required, and will structure all training programs for Owner to comply with this FSP. Applicable Contractor personnel shall also be trained to comply with this FSP for the period up to Substantial Completion of Project 3.

9.4.2 Facility Security Assessment

Owner will develop a facility security assessment (“Facility Security Assessment” or “FSA”) which address “response procedures for fire or other emergency response conditions” (33 CFR 105.305(a)(2)). The US Coast Guard also requires an emergency manual for LNG terminals in accordance with 33 CFR 127.307. The emergency manual will be prepared and submitted to the Captain of the Port (COTP), along with the operations manual required by 33 CFR 127.305, for approval before the Phase 2 Liquefaction Facility can be placed in service. Contractor shall assist Owner in the development of this FSA and emergency manual.

9.5 Import Gas Pipelines

Owner shall be responsible for construction and completion of the Import Gas Pipelines and facilities up to the designated tie-in points on the outlet weld-in-insulator, as specified in the FEED Documents. Contractor shall be required to interface with pipeline contractor, under Owner’s control, to coordinate interfaces.

9.6 Environmental Mitigation

Owner is responsible for wetlands mitigation required by Permits, Applicable Law or Governmental Instrumentalities to be performed on the Phase 2 Site as defined in the Scoping Documents and Attachment 25 Exhibit 25-1, dredge site BUDM placement, and dredge pipeline right-of-way. Contractor will be responsible for wetland mitigation at offsite park and rides, offsite laydown yards, and offsite assembly areas as required by Contractor to perform the Work. Contractor, at its own cost, shall cooperate to allow the mitigation that is the responsibility of Owner to be accomplished expeditiously and with minimum interference.

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9.7 Landowner Access

Landowners, utility companies, and pipeline companies listed in Attachment 26 shall be provided access in accordance with Section 3.24 of the Agreement.

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TABLE 1-1-1

EQUIPMENT AND ASSOCIATED SCOPE FOR EACH PHASE

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		Phase 1		Phase 2	Phase 3	Phase 4
#	Scope Description	Project 1	Project 2	Project 3	Project 4	Project 5	Remarks
1	LNG Plant 1	Y
2	LNG Plant 2		Y
3	LNG Plant 3			Y
4	LNG Plant 4				Y
5	LNG Plant 5					Y
6	Ship Berth 1 (north)	Y
7	Ship Berth 2 (middle)			Y
8	Ship Berth 3 (south)				Y
9	LNG Tank 1 (middle)	Y
10	LNG Tank 2 (south)	Y
11	LNG Tank 3 (north)				Y
12	BOG Compressors (LNG Tank 1)	Y
13	BOG Compressors (LNG Tank 2)	Y
14	BOG Compressors (LNG Tank 3)				Y
15	Process Flare 1	Y
16	Process Flare 2			Y
17	Flare KO Drums (LNG Plants 1 and 2)	Y
18	Flare KO Drums (LNG Plants 3, 4 and 5)			Y
19	Totally Enclosed Ground Flare (TEGF) 1	Y
20	Totally Enclosed Ground Flare (TEGF) 2			Y
21	Marine Flare	Y
22	Admin Building	Y
23	Control Building	Y					Installation internal to the buildings to be aligned with the phase which scope is required.
24	Warehouse	Y
25	Maintenance Building	Y
26	GE Equipment Maintenance Building			Y
27	Laboratory	Y					Installation internal to the buildings to be aligned with the phase which scope is required.
28	Main Gate Guard House	Y
29	Chemicals Storage	Y
30	Lubricant Storage Shed	Y
31	Foam Trailer Shed	Y
32	Gas Cylinders Storage Shed	Y
33	Marine Terminal Building	Y					Installation internal to the buildings to be aligned with the phase which scope is required.
34	Field Operations Building	Y
35	Covered Parking	Y
36	Sound Wall	Y

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		Phase 1		Phase 2	Phase 3	Phase 4
#	Scope Description	Project 1	Project 2	Project 3	Project 4	Project 5	Remarks
37	Pioneer Dock North	Y
38	Pioneer Dock South	Y
39	Custody Transfer (PDS)	Y					Rough grade only
40	Air compressor and Dryers	Y		Y	Y
41	Air Receivers	Y			Y
42	Wastewater	Y
43	Water Treatment	Y
44	Spent Scavenger Storage	Y
45	Fresh Scavenger Storage	Y
46	Refrigerant Storage	Y
47	Centralized Ammonia Storage Tanks	Y		Y
48	Ammonia Pumps	Y		Y
49	Temporary Pig Receiver	Y
50	Inlet Gas	Y
51	Refrigerant Loading	Y
52	Liquid Nitrogen storage vessel	Y		Y
53	Liquid Nitrogen vaporizers	Y
54	Nitrogen Receivers	Y		Y
55	Nitrogen Generator	Y
56	Condensate Storage	Y
57	Condensate Thermal Oxidizer	Y
58	Main Substation	Y					Phased installation of internal equipment, switchgear, breakers, etc., to be determined.
59	Main Power Feed (U/G)	Y
60	Loading Substation	Y					Phased installation of internal equipment, switchgear, breakers, etc., to be determined.
61	Power Feed to 5 LNG Plants	Y	Y	Y	Y	Y
62	Fire and Gas	Y	Y	Y	Y	Y
63	Firewater Distribution	Y	Y	Y	Y	Y
64	Instrument Air Distribution	Y	Y	Y	Y	Y
65	Nitrogen Distribution	Y	Y	Y	Y	Y
66	Potable Water Distribution	Y	Y	Y	Y	Y
67	Refrigerant Distribution	Y	Y	Y	Y	Y
68	Ammonia Distribution	Y	Y	Y	Y	Y
69	Telecoms	Y	Y	Y	Y	Y
70	ICSS	Y	Y	Y	Y	Y
71	Material Offloading Facility (MOF)	Y
72	Jetty Berth 1 - Civil	Y
73	Jetty Berth 2 - Civil			Y
74	Jetty Berth 3 - Civil				Y		Concrete pad and trestle w/phase 2

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		Phase 1		Phase 2	Phase 3	Phase 4
#	Scope Description	Project 1	Project 2	Project 3	Project 4	Project 5	Remarks
75	Flood Protection Berm	Y
76	Perimeter Fence	Y
77	Interior Security Fence	Y	Y	Y	Y	Y

Legend: Y: Included in the indicated Phase

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TABLE 1-1-2

PERMANENT PLANT MECHANICAL EQUIPMENT FOR EACH PHASE

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Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	ISBL	***	Regeneration Gas Compressor
1	1	ISBL	***	Regeneration Gas Compressor
1	1	ISBL	***	MR Compressor
1	1	ISBL	***	Mineral Lube Oil Air Cooler
1	1	ISBL	***	MR Compressor
1	1	ISBL	***	Mineral Lube Oil Air Cooler
1	1	ISBL	***	MR Compressor
1	1	ISBL	***	Mineral Lube Oil Air Cooler
1	1	ISBL	***	MR Compressor
1	1	ISBL	***	Mineral Lube Oil Air Cooler
1	1	ISBL	***	ISBL Essential Generator
1	1	ISBL	***	Lean Solvent Cooler
1	1	ISBL	***	Lean Solvent Cooler
1	1	ISBL	***	Lean Solvent Cooler
1	1	ISBL	***	Regenerator Overhead Condenser
1	1	ISBL	***	Regenerator Overhead Condenser
1	1	ISBL	***	Lean / Rich Solvent Heat Exchanger
1	1	ISBL	***	Lean / Rich Solvent Heat Exchanger
1	1	ISBL	***	Lean / Rich Solvent Heat Exchanger
1	1	ISBL	***	Regenerator Reboiler
1	1	ISBL	***	Regenerator Reboiler
1	1	ISBL	***	Absorber Overhead Gas Cooler
1	1	ISBL	***	Absorber Overhead Gas Cooler
1	1	ISBL	***	Absorber Overhead Gas Cooler
1	1	ISBL	***	Absorber Overhead Gas Cooler
1	1	ISBL	***	Absorber Overhead Gas Cooler
1	1	ISBL	***	Absorber Overhead Gas Cooler
1	1	ISBL	***	Feed Gas Heater
1	1	ISBL	***	Regeneration Gas Cooler
1	1	ISBL	***	Regeneration Gas Heater
1	1	ISBL	***	Regeneration Gas Heater
1	1	ISBL	***	Regeneration Gas Cooler
1	1	ISBL	***	Regeneration Gas Heater
1	1	ISBL	***	Regeneration Gas Heater
1	1	ISBL	***	Condensate Stabilizer Bottoms Pre-Cooler
1	1	ISBL	***	Condensate Stabilizer Condenser
1	1	ISBL	***	Condensate Stabilizer Reboiler
1	1	ISBL	***	Condensate Stabilizer Reboiler
1	1	ISBL	***	Condensate Stabilizer Bottoms Cooler
1	1	ISBL	***	HP Fuel Gas Super Heater
1	1	ISBL	***	Hot Oil Trim Cooler
1	1	ISBL	***	Hot Oil Trim Cooler
1	1	ISBL	***	Hot Oil Trim Cooler

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Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	ISBL	***	Hot Oil Trim Cooler
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor Anti-Surge Cooler
1	1	ISBL	***	MR Compressor Anti-Surge Cooler
1	1	ISBL	***	Liquefaction Exchanger
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor Anti-Surge Cooler
1	1	ISBL	***	MR Compressor Anti-Surge Cooler
1	1	ISBL	***	Liquefaction Exchanger
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser

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Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	ISBL	***	MR Compressor Anti-Surge Cooler
1	1	ISBL	***	MR Compressor Anti-Surge Cooler
1	1	ISBL	***	Liquefaction Exchanger
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 1st Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor 2nd Section Condenser
1	1	ISBL	***	MR Compressor Anti-Surge Cooler
1	1	ISBL	***	MR Compressor Anti-Surge Cooler
1	1	ISBL	***	Liquefaction Exchanger
1	1	ISBL	***	Heavies Removal Exchanger
1	1	ISBL	***	Heavies Removal Exchanger
1	1	ISBL	***	Heavies Removal Exchanger
1	1	ISBL	***	Heavies Removal Exchanger
1	1	ISBL	***	Lean Solvent Filter
1	1	ISBL	***	Feed Gas Filter Coalescer
1	1	ISBL	***	Rich Solvent Filter
1	1	ISBL	***	Lean Solvent After Filter
1	1	ISBL	***	Carbon Treater
1	1	ISBL	***	Amine Sump Filter
1	1	ISBL	***	Dryer Inlet Filter Coalescer
1	1	ISBL	***	Mercury Removal After Filter
1	1	ISBL	***	Mercury Removal After Filter
1	1	ISBL	***	Molecular Sieve After Filter
1	1	ISBL	***	Compressor Turbine Fuel Gas Filter
1	1	ISBL	***	Hot Oil Filter
1	1	ISBL	***	Hot Oil Sump Filter
1	1	ISBL	***	Acid Gas Thermal Oxidizer
1	1	ISBL	***	Acid Gas Thermal Oxidizer Fan
1	1	ISBL	***	Acid Gas Thermal Oxidizer Fan
1	1	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas Skid
1	1	ISBL	***	Startup Hot Oil Heater
1	1	ISBL	***	Startup Hot Oil Heater Fuel Gas Skid
1	1	ISBL	***	Lean Solvent Booster Pump
1	1	ISBL	***	Lean Solvent Booster Pump

1-60

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	ISBL	***	Lean Solvent Charge Pump
1	1	ISBL	***	Lean Solvent Charge Pump
1	1	ISBL	***	Lean Solvent Charge Pump
1	1	ISBL	***	Regenerator Reflux Pump
1	1	ISBL	***	Regenerator Reflux Pump
1	1	ISBL	***	Wash Water Pump
1	1	ISBL	***	Wash Water Pump
1	1	ISBL	***	Amine Unloading Pump
1	1	ISBL	***	Amine Sump Pump
1	1	ISBL	***	Wash Water Recirculation Pump
1	1	ISBL	***	Wash Water Recirculation Pump
1	1	ISBL	***	Condensate Stabilizer Reflux Pump
1	1	ISBL	***	Condensate Stabilizer Reflux Pump
1	1	ISBL	***	Condensate Stabilizer Distillate Pump
1	1	ISBL	***	Condensate Stabilizer Distillate Pump
1	1	ISBL	***	Hot Oil Pump
1	1	ISBL	***	Hot Oil Pump
1	1	ISBL	***	Hot Oil Sump Pump
1	1	ISBL	***	Scavenger Metering Skid
1	1	ISBL	***	H2S Treatment Skid
1	1	ISBL	***	H2S Treatment Skid
1	1	ISBL	***	H2S Treatment Skid
1	1	ISBL	***	H2S Treatment Skid
1	1	ISBL	***	Anti-Foam Chemical Injection Skid
1	1	ISBL	***	Feed Gas Metering Package
1	1	ISBL	***	Aqueous Ammonia Vaporizer Skid
1	1	ISBL	***	Aqueous Ammonia Vaporizer Skid
1	1	ISBL	***	Aqueous Ammonia Vaporizer Skid
1	1	ISBL	***	Aqueous Ammonia Vaporizer Skid
1	1	ISBL	***	Liquefaction Cold Box
1	1	ISBL	***	Liquefaction Cold Box
1	1	ISBL	***	Liquefaction Cold Box
1	1	ISBL	***	Liquefaction Cold Box
1	1	ISBL	***	Heavy Hydrocarbon Cold Box
1	1	ISBL	***	Feed Gas Compressor
1	1	ISBL	***	Feed Gas Expander
1	1	ISBL	***	Heavies Removal Reflux Pump Skid
1	1	ISBL	***	Heavy Hydrocarbon Cold Box
1	1	ISBL	***	Feed Gas Compressor
1	1	ISBL	***	Feed Gas Expander
1	1	ISBL	***	Heavies Removal Reflux Pump Skid
1	1	ISBL	***	Heavy Hydrocarbon Cold Box
1	1	ISBL	***	Feed Gas Compressor

1-61

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	ISBL	***	Feed Gas Expander
1	1	ISBL	***	Heavies Removal Reflux Pump Skid
1	1	ISBL	***	Heavy Hydrocarbon Cold Box
1	1	ISBL	***	Feed Gas Compressor
1	1	ISBL	***	Feed Gas Expander
1	1	ISBL	***	Heavies Removal Reflux Pump Skid
1	1	ISBL	***	Amine Surge Tank
1	1	ISBL	***	MR Compressor Gas Turbine
1	1	ISBL	***	Fuel Gas Filter Skid
1	1	ISBL	***	CO2 Fire Fighting Skid
1	1	ISBL	***	On / Off-Line Washing Water Trolley
1	1	ISBL	***	Synthetic Lube Oil Air Cooler
1	1	ISBL	***	Hydraulic Starting Console
1	1	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
1	1	ISBL	***	MR Compressor Gas Turbine
1	1	ISBL	***	Fuel Gas Filter Skid
1	1	ISBL	***	CO2 Fire Fighting Skid
1	1	ISBL	***	Synthetic Lube Oil Air Cooler
1	1	ISBL	***	Hydraulic Starting Console
1	1	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
1	1	ISBL	***	MR Compressor Gas Turbine
1	1	ISBL	***	Fuel Gas Filter Skid
1	1	ISBL	***	CO2 Fire Fighting Skid
1	1	ISBL	***	Synthetic Lube Oil Air Cooler
1	1	ISBL	***	Hydraulic Starting Console
1	1	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
1	1	ISBL	***	MR Compressor Gas Turbine
1	1	ISBL	***	Fuel Gas Filter Skid
1	1	ISBL	***	CO2 Fire Fighting Skid
1	1	ISBL	***	Synthetic Lube Oil Air Cooler
1	1	ISBL	***	Hydraulic Starting Console
1	1	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
1	1	ISBL	***	Absorber
1	1	ISBL	***	Solvent Regenerator
1	1	ISBL	***	Solvent Flash Drum
1	1	ISBL	***	Solvent Regenerator Reflux Drum
1	1	ISBL	***	Amine Sump Drum
1	1	ISBL	***	Acid Gas Thermal Oxidizer KO Drum
1	1	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas KO Drum
1	1	ISBL	***	Dryer Inlet Separator
1	1	ISBL	***	Mercury Removal Bed
1	1	ISBL	***	Mercury Removal Bed
1	1	ISBL	***	Molecular Sieve Dehydrator

1-62

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	ISBL	***	Molecular Sieve Dehydrator
1	1	ISBL	***	Molecular Sieve Dehydrator
1	1	ISBL	***	Regeneration Gas K.O. Drum
1	1	ISBL	***	Molecular Sieve Dehydrator
1	1	ISBL	***	Molecular Sieve Dehydrator
1	1	ISBL	***	Molecular Sieve Dehydrator
1	1	ISBL	***	Regeneration Gas K.O. Drum
1	1	ISBL	***	Condensate Stabilizer
1	1	ISBL	***	Condensate Stabilizer Reflux Drum
1	1	ISBL	***	HP Fuel Gas KO Drum
1	1	ISBL	***	LP Fuel Gas KO Drum
1	1	ISBL	***	Hot Oil Surge Drum
1	1	ISBL	***	Hot Oil Sump Drum
1	1	ISBL	***	MR Compressor 1st Section Suction Drum
1	1	ISBL	***	MR Compressor 2nd Section Suction Drum
1	1	ISBL	***	MR Accumulator
1	1	ISBL	***	MR Compressor 1st Section Suction Drum
1	1	ISBL	***	MR Compressor 2nd Section Suction Drum
1	1	ISBL	***	MR Accumulator
1	1	ISBL	***	MR Compressor 1st Section Suction Drum
1	1	ISBL	***	MR Compressor 2nd Section Suction Drum
1	1	ISBL	***	MR Accumulator
1	1	ISBL	***	MR Compressor 1st Section Suction Drum
1	1	ISBL	***	MR Compressor 2nd Section Suction Drum
1	1	ISBL	***	MR Accumulator
1	1	ISBL	***	Heavies Removal Scrub Column
1	1	ISBL	***	Heavies Removal Reflux Drum
1	1	ISBL	***	Heavies Removal Scrub Column
1	1	ISBL	***	Heavies Removal Reflux Drum
1	1	ISBL	***	Heavies Removal Scrub Column
1	1	ISBL	***	Heavies Removal Reflux Drum
1	1	ISBL	***	Heavies Removal Scrub Column
1	1	ISBL	***	Heavies Removal Reflux Drum
1	1	ISBL	***	Waste Heat Recovery Unit
1	1	ISBL	***	Waste Heat Recovery Unit
1	1	ISBL	***	Waste Heat Recovery Unit
1	1	ISBL	***	Waste Heat Recovery Unit
1	1	OSBL	***	BOG Compressor 1st Stage
1	1	OSBL	***	BOG Compressor Lube Oil Cooler
1	1	OSBL	***	BOG Compressor 1st Stage
1	1	OSBL	***	BOG Compressor Lube Oil Cooler
1	1	OSBL	***	BOG Compressor 1st Stage
1	1	OSBL	***	BOG Compressor Lube Oil Cooler

1-63

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	OSBL	***	BOG Compressor 1st Stage
1	1	OSBL	***	BOG Compressor Lube Oil Cooler
1	1	OSBL	***	BOG Compressor 2nd Stage
1	1	OSBL	***	BOG Compressor 2nd Stage
1	1	OSBL	***	BOG Compressor 2nd Stage
1	1	OSBL	***	BOG Compressor 2nd Stage
1	1	OSBL	***	Main Substation Essential Generator
1	1	OSBL	***	Loading Substation Essential Generator
1	1	OSBL	***	Control Room Essential Generator
1	1	OSBL	***	Start-Up Fuel Gas Electric Heater
1	1	OSBL	***	Dry Gas Flare Vaporizer
1	1	OSBL	***	Dry Gas Flare Vaporizer
1	1	OSBL	***	Dry Gas Flare Vaporizer
1	1	OSBL	***	Dry Gas Flare Vaporizer
1	1	OSBL	***	Dry Gas Flare Vaporizer
1	1	OSBL	***	Dry Gas Flare Vaporizer
1	1	OSBL	***	Dry Gas Flare Vaporizer
1	1	OSBL	***	Dry Gas Flare Vaporizer
1	1	OSBL	***	Pressure Building Coil
1	1	OSBL	***	Pressure Building Coil
1	1	OSBL	***	Pressure Building Coil
1	1	OSBL	***	Pressure Building Coil
1	1	OSBL	***	Refrigerant Dehydrator Heater
1	1	OSBL	***	BOG Compressor Discharge Cooler
1	1	OSBL	***	BOG Compressor Discharge Cooler
1	1	OSBL	***	BOG Compressor Discharge Cooler
1	1	OSBL	***	BOG Compressor Discharge Cooler
1	1	OSBL	***	Ethylene Dehydrator Filter
1	1	OSBL	***	Ethylene Mercury Removal After Filter
1	1	OSBL	***	Propane Dehydrator Filter
1	1	OSBL	***	Propane Mercury Removal After Filter
1	1	OSBL	***	Butane Dehydrator Filter
1	1	OSBL	***	Butane Mercury Removal After Filter
1	1	OSBL	***	i-Pentane Dehydrator Filter
1	1	OSBL	***	i-Pentane Mercury Removal After Filter
1	1	OSBL	***	Marine Flare
1	1	OSBL	***	Marine Flare Tip Cooling Blower
1	1	OSBL	***	Marine Flare Tip Cooling Blower
1	1	OSBL	***	Marine Flare Air Assist Blower
1	1	OSBL	***	Marine Flare Flame Front Generator
1	1	OSBL	***	Wet Gas Flare
1	1	OSBL	***	Elevated Flare Flame Front Generator
1	1	OSBL	***	Dry Gas Flare

1-64

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	OSBL	***	Totally Enclosed Ground Wet Flare
1	1	OSBL	***	Totally Enclosed Ground Flare Flame Front Generator
1	1	OSBL	***	Totally Enclosed Ground Dry Flare
1	1	OSBL	***	LNG Loading Arm
1	1	OSBL	***	LNG Loading / Vapor Return Arm
1	1	OSBL	***	LNG Loading Arm
1	1	OSBL	***	LNG Vapor Return Arm
1	1	OSBL	***	Scavenger Transfer Pump
1	1	OSBL	***	Scavenger Transfer Pump
1	1	OSBL	***	Propane Make up Pump
1	1	OSBL	***	N-Butane Make up Pump
1	1	OSBL	***	I-Pentane Make up Pump
1	1	OSBL	***	Condensate Loading Pump
1	1	OSBL	***	Condensate Loading Pump
1	1	OSBL	***	LNG Loading Pump
1	1	OSBL	***	LNG Loading Pump
1	1	OSBL	***	LNG Loading Pump
1	1	OSBL	***	LNG Loading Pump
1	1	OSBL	***	LNG Loading Pump
1	1	OSBL	***	LNG Loading Pump
1	1	OSBL	***	LNG Loading Pump
1	1	OSBL	***	LNG Loading Pump
1	1	OSBL	***	Storm Water Retention Pond 1 High Flow Pump
1	1	OSBL	***	Storm Water Retention Pond 1 Low Flow Pump
1	1	OSBL	***	Storm Water Retention Pond 2 High Flow Pump
1	1	OSBL	***	Storm Water Retention Pond 2 High Flow Pump
1	1	OSBL	***	Storm Water Retention Pond 2 Low Flow Pump
1	1	OSBL	***	LNG Spill Containment Basin Pump 2
1	1	OSBL	***	LNG Spill Containment Basin Sump Pump
1	1	OSBL	***	LNG Spill Containment Basin Pump 1
1	1	OSBL	***	Storm Water Retention Pond 2 Medium Flow Pump
1	1	OSBL	***	Storm Water Retention Pond 1 Medium Flow Pump
1	1	OSBL	***	Storm Water Retention Pond 1 Medium Flow Pump
1	1	OSBL	***	Refrigerant Storage Spill Containment Sump Pump
1	1	OSBL	***	Aqueous Ammonia Pump
1	1	OSBL	***	Aqueous Ammonia Pump
1	1	OSBL	***	Utility Water Pump
1	1	OSBL	***	Utility Water Pump
1	1	OSBL	***	Demin Water Pump
1	1	OSBL	***	Demin Water Pump
1	1	OSBL	***	Condensate Vapor Blower
1	1	OSBL	***	Condensate Vapor Flare Air Blower
1	1	OSBL	***	Condensate Vapor Thermal Oxidizer

1-65

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	OSBL	***	Condensate Vapor Flare K.O. Drum
1	1	OSBL	***	Condensate Truck Loading Metering Package
1	1	OSBL	***	Hydraulic Power Unit - Loading Arm
1	1	OSBL	***	Hydraulic Power Unit - Gangway
1	1	OSBL	***	Control Room Building Sanitary Lift Station
1	1	OSBL	***	Maintenance Building Sanitary Lift Station
1	1	OSBL	***	Marine Terminal Building Sanitary Lift Station
1	1	OSBL	***	Sanitary Waste Treatment Plant
1	1	OSBL	***	Guard Building Sanitary Lift Station
1	1	OSBL	***	Field Operations Building Sanitary Lift Station
1	1	OSBL	***	Fire Water Jockey Pump
1	1	OSBL	***	Fire Water Jockey Pump
1	1	OSBL	***	Electric Fire Water Pump Package
1	1	OSBL	***	Diesel Fire Water Pump Package
1	1	OSBL	***	Diesel Fire Water Pump Package
1	1	OSBL	***	Air Dryer Package
1	1	OSBL	***	Air Dryer Package
1	1	OSBL	***	Air Dryer Package
1	1	OSBL	***	Air Dryer Package
1	1	OSBL	***	Electric Air Compressor Package
1	1	OSBL	***	Electric Air Compressor Package
1	1	OSBL	***	Electric Air Compressor Package
1	1	OSBL	***	Electric Air Compressor Package
1	1	OSBL	***	Electric Air Compressor Air Cooler
1	1	OSBL	***	Electric Air Compressor Air Cooler
1	1	OSBL	***	Electric Air Compressor Air Cooler
1	1	OSBL	***	Electric Air Compressor Cooling Water Pump Skid
1	1	OSBL	***	Demineralization Package
1	1	OSBL	***	Water Well Package
1	1	OSBL	***	Water Well Package
1	1	OSBL	***	Chlorine Injection Package
1	1	OSBL	***	Nitrogen Generation Package
1	1	OSBL	***	Liquid Nitrogen Package
1	1	OSBL	***	Liquid Nitrogen Pressure Building Coil
1	1	OSBL	***	Liquid Nitrogen Storage Vessel
1	1	OSBL	***	Scavenger Storage Tank
1	1	OSBL	***	Spent Scavenger Storage Tank
1	1	OSBL	***	Condensate Storage Tank
1	1	OSBL	***	LNG Tank
1	1	OSBL	***	LNG Tank
1	1	OSBL	***	Process Waste Water Tank
1	1	OSBL	***	Stormwater Retention Pond 1 Diesel Tank
1	1	OSBL	***	Stormwater Retention Pond 2 Diesel Tank

1-66

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	1	OSBL	***	LNG Spill Containment Basin Diesel Tank
1	1	OSBL	***	Waste Oil / Amine Tank
1	1	OSBL	***	Fire Water Tank
1	1	OSBL	***	Fire Water Tank
1	1	OSBL	***	Demin Feed Water Storage Tank
1	1	OSBL	***	Demin Water Storage Tank
1	1	OSBL	***	Water Degassing Drum
1	1	OSBL	***	Wet Gas Flare K.O. Drum
1	1	OSBL	***	Dry Gas Flare K.O. Drum
1	1	OSBL	***	Dry Gas Flare K.O. Drum
1	1	OSBL	***	Ethane/Ethylene Storage Drum
1	1	OSBL	***	Ethane/Ethylene Storage Drum
1	1	OSBL	***	Propane Storage Drum
1	1	OSBL	***	N-Butane Storage Drum
1	1	OSBL	***	I-Pentane Storage Drum
1	1	OSBL	***	Ethylene Dehydrator
1	1	OSBL	***	Propane Dehydrator
1	1	OSBL	***	Butane Dehydrator
1	1	OSBL	***	Pentane Dehydrator
1	1	OSBL	***	Ethylene Mercury Removal Bed
1	1	OSBL	***	Propane Mercury Removal Bed
1	1	OSBL	***	Butane Mercury Removal Bed
1	1	OSBL	***	Pentane Mercury Removal Bed
1	1	OSBL	***	BOG Compressor 1st Stage Suction Drum
1	1	OSBL	***	BOG Compressor 1st Stage Suction Drum
1	1	OSBL	***	BOG Compressor 1st Stage Suction Drum
1	1	OSBL	***	BOG Compressor 1st Stage Suction Drum
1	1	OSBL	***	BOG Compressor 2nd Stage Suction Drum
1	1	OSBL	***	BOG Compressor 2nd Stage Suction Drum
1	1	OSBL	***	BOG Compressor 2nd Stage Suction Drum
1	1	OSBL	***	BOG Compressor 2nd Stage Suction Drum
1	1	OSBL	***	Aqueous Ammonia Storage Vessel
1	1	OSBL	***	Instrument Air Receiver
1	1	OSBL	***	Instrument Air Receiver
1	1	OSBL	***	Nitrogen Receiver
1	1	OSBL	***	Nitrogen Receiver
1	2	ISBL	***	Regeneration Gas Compressor
1	2	ISBL	***	Regeneration Gas Compressor
1	2	ISBL	***	MR Compressor
1	2	ISBL	***	Mineral Lube Oil Air Cooler
1	2	ISBL	***	MR Compressor
1	2	ISBL	***	Mineral Lube Oil Air Cooler
1	2	ISBL	***	MR Compressor

1-67

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	2	ISBL	***	Mineral Lube Oil Air Cooler
1	2	ISBL	***	MR Compressor
1	2	ISBL	***	Mineral Lube Oil Air Cooler
1	2	ISBL	***	ISBL Essential Generator
1	2	ISBL	***	Lean Solvent Cooler
1	2	ISBL	***	Lean Solvent Cooler
1	2	ISBL	***	Lean Solvent Cooler
1	2	ISBL	***	Regenerator Overhead Condenser
1	2	ISBL	***	Regenerator Overhead Condenser
1	2	ISBL	***	Lean / Rich Solvent Heat Exchanger
1	2	ISBL	***	Lean / Rich Solvent Heat Exchanger
1	2	ISBL	***	Lean / Rich Solvent Heat Exchanger
1	2	ISBL	***	Regenerator Reboiler
1	2	ISBL	***	Regenerator Reboiler
1	2	ISBL	***	Absorber Overhead Gas Cooler
1	2	ISBL	***	Absorber Overhead Gas Cooler
1	2	ISBL	***	Absorber Overhead Gas Cooler
1	2	ISBL	***	Absorber Overhead Gas Cooler
1	2	ISBL	***	Absorber Overhead Gas Cooler
1	2	ISBL	***	Absorber Overhead Gas Cooler
1	2	ISBL	***	Feed Gas Heater
1	2	ISBL	***	Regeneration Gas Cooler
1	2	ISBL	***	Regeneration Gas Heater
1	2	ISBL	***	Regeneration Gas Heater
1	2	ISBL	***	Regeneration Gas Cooler
1	2	ISBL	***	Regeneration Gas Heater
1	2	ISBL	***	Regeneration Gas Heater
1	2	ISBL	***	Condensate Stabilizer Bottoms Pre-Cooler
1	2	ISBL	***	Condensate Stabilizer Condenser
1	2	ISBL	***	Condensate Stabilizer Reboiler
1	2	ISBL	***	Condensate Stabilizer Reboiler
1	2	ISBL	***	Condensate Stabilizer Bottoms Cooler
1	2	ISBL	***	HP Fuel Gas Super Heater
1	2	ISBL	***	Hot Oil Trim Cooler
1	2	ISBL	***	Hot Oil Trim Cooler
1	2	ISBL	***	Hot Oil Trim Cooler
1	2	ISBL	***	Hot Oil Trim Cooler
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser

1-68

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor Anti-Surge Cooler
1	2	ISBL	***	MR Compressor Anti-Surge Cooler
1	2	ISBL	***	Liquefaction Exchanger
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor Anti-Surge Cooler
1	2	ISBL	***	MR Compressor Anti-Surge Cooler
1	2	ISBL	***	Liquefaction Exchanger
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor Anti-Surge Cooler
1	2	ISBL	***	MR Compressor Anti-Surge Cooler
1	2	ISBL	***	Liquefaction Exchanger
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser

1-69

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 1st Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor 2nd Section Condenser
1	2	ISBL	***	MR Compressor Anti-Surge Cooler
1	2	ISBL	***	MR Compressor Anti-Surge Cooler
1	2	ISBL	***	Liquefaction Exchanger
1	2	ISBL	***	Heavies Removal Exchanger
1	2	ISBL	***	Heavies Removal Exchanger
1	2	ISBL	***	Heavies Removal Exchanger
1	2	ISBL	***	Heavies Removal Exchanger
1	2	ISBL	***	Lean Solvent Filter
1	2	ISBL	***	Feed Gas Filter Coalescer
1	2	ISBL	***	Rich Solvent Filter
1	2	ISBL	***	Lean Solvent After Filter
1	2	ISBL	***	Carbon Treater
1	2	ISBL	***	Amine Sump Filter
1	2	ISBL	***	Dryer Inlet Filter Coalescer
1	2	ISBL	***	Mercury Removal After Filter
1	2	ISBL	***	Mercury Removal After Filter
1	2	ISBL	***	Molecular Sieve After Filter
1	2	ISBL	***	Compressor Turbine Fuel Gas Filter
1	2	ISBL	***	Hot Oil Filter
1	2	ISBL	***	Hot Oil Sump Filter
1	2	ISBL	***	Acid Gas Thermal Oxidizer
1	2	ISBL	***	Acid Gas Thermal Oxidizer Fan
1	2	ISBL	***	Acid Gas Thermal Oxidizer Fan
1	2	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas Skid
1	2	ISBL	***	Startup Hot Oil Heater
1	2	ISBL	***	Startup Hot Oil Heater Fuel Gas Skid
1	2	ISBL	***	Lean Solvent Booster Pump
1	2	ISBL	***	Lean Solvent Booster Pump
1	2	ISBL	***	Lean Solvent Charge Pump
1	2	ISBL	***	Lean Solvent Charge Pump
1	2	ISBL	***	Lean Solvent Charge Pump
1	2	ISBL	***	Regenerator Reflux Pump
1	2	ISBL	***	Regenerator Reflux Pump
1	2	ISBL	***	Wash Water Pump
1	2	ISBL	***	Wash Water Pump

1-70

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	2	ISBL	***	Amine Unloading Pump
1	2	ISBL	***	Amine Sump Pump
1	2	ISBL	***	Wash Water Recirculation Pump
1	2	ISBL	***	Wash Water Recirculation Pump
1	2	ISBL	***	Condensate Stabilizer Reflux Pump
1	2	ISBL	***	Condensate Stabilizer Reflux Pump
1	2	ISBL	***	Condensate Stabilizer Distillate Pump
1	2	ISBL	***	Condensate Stabilizer Distillate Pump
1	2	ISBL	***	Hot Oil Pump
1	2	ISBL	***	Hot Oil Pump
1	2	ISBL	***	Hot Oil Sump Pump
1	2	ISBL	***	Scavenger Metering Skid
1	2	ISBL	***	H2S Treatment Skid
1	2	ISBL	***	H2S Treatment Skid
1	2	ISBL	***	H2S Treatment Skid
1	2	ISBL	***	H2S Treatment Skid
1	2	ISBL	***	Anti-Foam Chemical Injection Skid
1	2	ISBL	***	Feed Gas Metering Package
1	2	ISBL	***	Aqueous Ammonia Vaporizer Skid
1	2	ISBL	***	Aqueous Ammonia Vaporizer Skid
1	2	ISBL	***	Aqueous Ammonia Vaporizer Skid
1	2	ISBL	***	Aqueous Ammonia Vaporizer Skid
1	2	ISBL	***	Liquefaction Cold Box
1	2	ISBL	***	Liquefaction Cold Box
1	2	ISBL	***	Liquefaction Cold Box
1	2	ISBL	***	Liquefaction Cold Box
1	2	ISBL	***	Heavy Hydrocarbon Cold Box
1	2	ISBL	***	Feed Gas Compressor
1	2	ISBL	***	Feed Gas Expander
1	2	ISBL	***	Heavies Removal Reflux Pump Skid
1	2	ISBL	***	Heavy Hydrocarbon Cold Box
1	2	ISBL	***	Feed Gas Compressor
1	2	ISBL	***	Feed Gas Expander
1	2	ISBL	***	Heavies Removal Reflux Pump Skid
1	2	ISBL	***	Heavy Hydrocarbon Cold Box
1	2	ISBL	***	Feed Gas Compressor
1	2	ISBL	***	Feed Gas Expander
1	2	ISBL	***	Heavies Removal Reflux Pump Skid
1	2	ISBL	***	Heavy Hydrocarbon Cold Box
1	2	ISBL	***	Feed Gas Compressor
1	2	ISBL	***	Feed Gas Expander
1	2	ISBL	***	Heavies Removal Reflux Pump Skid
1	2	ISBL	***	Amine Surge Tank

1-71

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	2	ISBL	***	MR Compressor Gas Turbine
1	2	ISBL	***	Fuel Gas Filter Skid
1	2	ISBL	***	CO2 Fire Fighting Skid
1	2	ISBL	***	On / Off-Line Washing Water Trolley
1	2	ISBL	***	Synthetic Lube Oil Air Cooler
1	2	ISBL	***	Hydraulic Starting Console
1	2	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
1	2	ISBL	***	MR Compressor Gas Turbine
1	2	ISBL	***	Fuel Gas Filter Skid
1	2	ISBL	***	CO2 Fire Fighting Skid
1	2	ISBL	***	Synthetic Lube Oil Air Cooler
1	2	ISBL	***	Hydraulic Starting Console
1	2	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
1	2	ISBL	***	MR Compressor Gas Turbine
1	2	ISBL	***	Fuel Gas Filter Skid
1	2	ISBL	***	CO2 Fire Fighting Skid
1	2	ISBL	***	Synthetic Lube Oil Air Cooler
1	2	ISBL	***	Hydraulic Starting Console
1	2	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
1	2	ISBL	***	MR Compressor Gas Turbine
1	2	ISBL	***	Fuel Gas Filter Skid
1	2	ISBL	***	CO2 Fire Fighting Skid
1	2	ISBL	***	Synthetic Lube Oil Air Cooler
1	2	ISBL	***	Hydraulic Starting Console
1	2	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
1	2	ISBL	***	Absorber
1	2	ISBL	***	Solvent Regenerator
1	2	ISBL	***	Solvent Flash Drum
1	2	ISBL	***	Solvent Regenerator Reflux Drum
1	2	ISBL	***	Amine Sump Drum
1	2	ISBL	***	Acid Gas Thermal Oxidizer KO Drum
1	2	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas KO Drum
1	2	ISBL	***	Dryer Inlet Separator
1	2	ISBL	***	Mercury Removal Bed
1	2	ISBL	***	Mercury Removal Bed
1	2	ISBL	***	Molecular Sieve Dehydrator
1	2	ISBL	***	Molecular Sieve Dehydrator
1	2	ISBL	***	Molecular Sieve Dehydrator
1	2	ISBL	***	Regeneration Gas K.O. Drum
1	2	ISBL	***	Molecular Sieve Dehydrator
1	2	ISBL	***	Molecular Sieve Dehydrator
1	2	ISBL	***	Molecular Sieve Dehydrator
1	2	ISBL	***	Regeneration Gas K.O. Drum

1-72

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
1	2	ISBL	***	Condensate Stabilizer
1	2	ISBL	***	Condensate Stabilizer Reflux Drum
1	2	ISBL	***	HP Fuel Gas KO Drum
1	2	ISBL	***	LP Fuel Gas KO Drum
1	2	ISBL	***	Hot Oil Surge Drum
1	2	ISBL	***	Hot Oil Sump Drum
1	2	ISBL	***	MR Compressor 1st Section Suction Drum
1	2	ISBL	***	MR Compressor 2nd Section Suction Drum
1	2	ISBL	***	MR Accumulator
1	2	ISBL	***	MR Compressor 1st Section Suction Drum
1	2	ISBL	***	MR Compressor 2nd Section Suction Drum
1	2	ISBL	***	MR Accumulator
1	2	ISBL	***	MR Compressor 1st Section Suction Drum
1	2	ISBL	***	MR Compressor 2nd Section Suction Drum
1	2	ISBL	***	MR Accumulator
1	2	ISBL	***	MR Compressor 1st Section Suction Drum
1	2	ISBL	***	MR Compressor 2nd Section Suction Drum
1	2	ISBL	***	MR Accumulator
1	2	ISBL	***	Heavies Removal Scrub Column
1	2	ISBL	***	Heavies Removal Reflux Drum
1	2	ISBL	***	Heavies Removal Scrub Column
1	2	ISBL	***	Heavies Removal Reflux Drum
1	2	ISBL	***	Heavies Removal Scrub Column
1	2	ISBL	***	Heavies Removal Reflux Drum
1	2	ISBL	***	Heavies Removal Scrub Column
1	2	ISBL	***	Heavies Removal Reflux Drum
1	2	ISBL	***	Waste Heat Recovery Unit
1	2	ISBL	***	Waste Heat Recovery Unit
1	2	ISBL	***	Waste Heat Recovery Unit
1	2	ISBL	***	Waste Heat Recovery Unit
2	3	ISBL	***	Regeneration Gas Compressor
2	3	ISBL	***	Regeneration Gas Compressor
2	3	ISBL	***	MR Compressor
2	3	ISBL	***	Mineral Lube Oil Air Cooler
2	3	ISBL	***	MR Compressor
2	3	ISBL	***	Mineral Lube Oil Air Cooler
2	3	ISBL	***	MR Compressor
2	3	ISBL	***	Mineral Lube Oil Air Cooler
2	3	ISBL	***	MR Compressor
2	3	ISBL	***	Mineral Lube Oil Air Cooler
2	3	ISBL	***	ISBL Essential Generator
2	3	ISBL	***	Lean Solvent Cooler
2	3	ISBL	***	Lean Solvent Cooler

1-73

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
2	3	ISBL	***	Lean Solvent Cooler
2	3	ISBL	***	Regenerator Overhead Condenser
2	3	ISBL	***	Regenerator Overhead Condenser
2	3	ISBL	***	Lean / Rich Solvent Heat Exchanger
2	3	ISBL	***	Lean / Rich Solvent Heat Exchanger
2	3	ISBL	***	Lean / Rich Solvent Heat Exchanger
2	3	ISBL	***	Regenerator Reboiler
2	3	ISBL	***	Regenerator Reboiler
2	3	ISBL	***	Absorber Overhead Gas Cooler
2	3	ISBL	***	Absorber Overhead Gas Cooler
2	3	ISBL	***	Absorber Overhead Gas Cooler
2	3	ISBL	***	Absorber Overhead Gas Cooler
2	3	ISBL	***	Absorber Overhead Gas Cooler
2	3	ISBL	***	Absorber Overhead Gas Cooler
2	3	ISBL	***	Feed Gas Heater
2	3	ISBL	***	Regeneration Gas Cooler
2	3	ISBL	***	Regeneration Gas Heater
2	3	ISBL	***	Regeneration Gas Heater
2	3	ISBL	***	Regeneration Gas Cooler
2	3	ISBL	***	Regeneration Gas Heater
2	3	ISBL	***	Regeneration Gas Heater
2	3	ISBL	***	Condensate Stabilizer Bottoms Pre-Cooler
2	3	ISBL	***	Condensate Stabilizer Condenser
2	3	ISBL	***	Condensate Stabilizer Reboiler
2	3	ISBL	***	Condensate Stabilizer Reboiler
2	3	ISBL	***	Condensate Stabilizer Bottoms Cooler
2	3	ISBL	***	HP Fuel Gas Super Heater
2	3	ISBL	***	Hot Oil Trim Cooler
2	3	ISBL	***	Hot Oil Trim Cooler
2	3	ISBL	***	Hot Oil Trim Cooler
2	3	ISBL	***	Hot Oil Trim Cooler
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser

1-74

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
2	3	ISBL	***	MR Compressor Anti-Surge Cooler
2	3	ISBL	***	MR Compressor Anti-Surge Cooler
2	3	ISBL	***	Liquefaction Exchanger
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor Anti-Surge Cooler
2	3	ISBL	***	MR Compressor Anti-Surge Cooler
2	3	ISBL	***	Liquefaction Exchanger
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor Anti-Surge Cooler
2	3	ISBL	***	MR Compressor Anti-Surge Cooler
2	3	ISBL	***	Liquefaction Exchanger
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 1st Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser

1-75

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor 2nd Section Condenser
2	3	ISBL	***	MR Compressor Anti-Surge Cooler
2	3	ISBL	***	MR Compressor Anti-Surge Cooler
2	3	ISBL	***	Liquefaction Exchanger
2	3	ISBL	***	Heavies Removal Exchanger
2	3	ISBL	***	Heavies Removal Exchanger
2	3	ISBL	***	Heavies Removal Exchanger
2	3	ISBL	***	Heavies Removal Exchanger
2	3	ISBL	***	Lean Solvent Filter
2	3	ISBL	***	Feed Gas Filter Coalescer
2	3	ISBL	***	Rich Solvent Filter
2	3	ISBL	***	Lean Solvent After Filter
2	3	ISBL	***	Carbon Treater
2	3	ISBL	***	Amine Sump Filter
2	3	ISBL	***	Dryer Inlet Filter Coalescer
2	3	ISBL	***	Mercury Removal After Filter
2	3	ISBL	***	Mercury Removal After Filter
2	3	ISBL	***	Molecular Sieve After Filter
2	3	ISBL	***	Compressor Turbine Fuel Gas Filter
2	3	ISBL	***	Hot Oil Filter
2	3	ISBL	***	Hot Oil Sump Filter
2	3	ISBL	***	Acid Gas Thermal Oxidizer
2	3	ISBL	***	Acid Gas Thermal Oxidizer Fan
2	3	ISBL	***	Acid Gas Thermal Oxidizer Fan
2	3	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas Skid
2	3	ISBL	***	Startup Hot Oil Heater
2	3	ISBL	***	Startup Hot Oil Heater Fuel Gas Skid
2	3	ISBL	***	Lean Solvent Booster Pump
2	3	ISBL	***	Lean Solvent Booster Pump
2	3	ISBL	***	Lean Solvent Charge Pump
2	3	ISBL	***	Lean Solvent Charge Pump
2	3	ISBL	***	Lean Solvent Charge Pump
2	3	ISBL	***	Regenerator Reflux Pump
2	3	ISBL	***	Regenerator Reflux Pump
2	3	ISBL	***	Wash Water Pump
2	3	ISBL	***	Wash Water Pump
2	3	ISBL	***	Amine Unloading Pump
2	3	ISBL	***	Amine Sump Pump
2	3	ISBL	***	Wash Water Recirculation Pump
2	3	ISBL	***	Wash Water Recirculation Pump
2	3	ISBL	***	Condensate Stabilizer Reflux Pump
2	3	ISBL	***	Condensate Stabilizer Reflux Pump

1-76

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
2	3	ISBL	***	Condensate Stabilizer Distillate Pump
2	3	ISBL	***	Condensate Stabilizer Distillate Pump
2	3	ISBL	***	Hot Oil Pump
2	3	ISBL	***	Hot Oil Pump
2	3	ISBL	***	Hot Oil Sump Pump
2	3	ISBL	***	Scavenger Metering Skid
2	3	ISBL	***	H2S Treatment Skid
2	3	ISBL	***	H2S Treatment Skid
2	3	ISBL	***	H2S Treatment Skid
2	3	ISBL	***	H2S Treatment Skid
2	3	ISBL	***	Anti-Foam Chemical Injection Skid
2	3	ISBL	***	Feed Gas Metering Package
2	3	ISBL	***	Aqueous Ammonia Vaporizer Skid
2	3	ISBL	***	Aqueous Ammonia Vaporizer Skid
2	3	ISBL	***	Aqueous Ammonia Vaporizer Skid
2	3	ISBL	***	Aqueous Ammonia Vaporizer Skid
2	3	ISBL	***	Liquefaction Cold Box
2	3	ISBL	***	Liquefaction Cold Box
2	3	ISBL	***	Liquefaction Cold Box
2	3	ISBL	***	Liquefaction Cold Box
2	3	ISBL	***	Heavy Hydrocarbon Cold Box
2	3	ISBL	***	Feed Gas Compressor
2	3	ISBL	***	Feed Gas Expander
2	3	ISBL	***	Heavies Removal Reflux Pump Skid
2	3	ISBL	***	Heavy Hydrocarbon Cold Box
2	3	ISBL	***	Feed Gas Compressor
2	3	ISBL	***	Feed Gas Expander
2	3	ISBL	***	Heavies Removal Reflux Pump Skid
2	3	ISBL	***	Heavy Hydrocarbon Cold Box
2	3	ISBL	***	Feed Gas Compressor
2	3	ISBL	***	Feed Gas Expander
2	3	ISBL	***	Heavies Removal Reflux Pump Skid
2	3	ISBL	***	Heavy Hydrocarbon Cold Box
2	3	ISBL	***	Feed Gas Compressor
2	3	ISBL	***	Feed Gas Expander
2	3	ISBL	***	Heavies Removal Reflux Pump Skid
2	3	ISBL	***	Amine Surge Tank
2	3	ISBL	***	MR Compressor Gas Turbine
2	3	ISBL	***	Fuel Gas Filter Skid
2	3	ISBL	***	CO2 Fire Fighting Skid
2	3	ISBL	***	On / Off-Line Washing Water Trolley
2	3	ISBL	***	Synthetic Lube Oil Air Cooler
2	3	ISBL	***	Hydraulic Starting Console

1-77

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
2	3	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
2	3	ISBL	***	MR Compressor Gas Turbine
2	3	ISBL	***	Fuel Gas Filter Skid
2	3	ISBL	***	CO2 Fire Fighting Skid
2	3	ISBL	***	Synthetic Lube Oil Air Cooler
2	3	ISBL	***	Hydraulic Starting Console
2	3	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
2	3	ISBL	***	MR Compressor Gas Turbine
2	3	ISBL	***	Fuel Gas Filter Skid
2	3	ISBL	***	CO2 Fire Fighting Skid
2	3	ISBL	***	Synthetic Lube Oil Air Cooler
2	3	ISBL	***	Hydraulic Starting Console
2	3	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
2	3	ISBL	***	MR Compressor Gas Turbine
2	3	ISBL	***	Fuel Gas Filter Skid
2	3	ISBL	***	CO2 Fire Fighting Skid
2	3	ISBL	***	Synthetic Lube Oil Air Cooler
2	3	ISBL	***	Hydraulic Starting Console
2	3	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
2	3	ISBL	***	Absorber
2	3	ISBL	***	Solvent Regenerator
2	3	ISBL	***	Solvent Flash Drum
2	3	ISBL	***	Solvent Regenerator Reflux Drum
2	3	ISBL	***	Amine Sump Drum
2	3	ISBL	***	Acid Gas Thermal Oxidizer KO Drum
2	3	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas KO Drum
2	3	ISBL	***	Dryer Inlet Separator
2	3	ISBL	***	Mercury Removal Bed
2	3	ISBL	***	Mercury Removal Bed
2	3	ISBL	***	Molecular Sieve Dehydrator
2	3	ISBL	***	Molecular Sieve Dehydrator
2	3	ISBL	***	Molecular Sieve Dehydrator
2	3	ISBL	***	Regeneration Gas K.O. Drum
2	3	ISBL	***	Molecular Sieve Dehydrator
2	3	ISBL	***	Molecular Sieve Dehydrator
2	3	ISBL	***	Molecular Sieve Dehydrator
2	3	ISBL	***	Regeneration Gas K.O. Drum
2	3	ISBL	***	Condensate Stabilizer
2	3	ISBL	***	Condensate Stabilizer Reflux Drum
2	3	ISBL	***	HP Fuel Gas KO Drum
2	3	ISBL	***	LP Fuel Gas KO Drum
2	3	ISBL	***	Hot Oil Surge Drum
2	3	ISBL	***	Hot Oil Sump Drum

1-78

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
2	3	ISBL	***	MR Compressor 1st Section Suction Drum
2	3	ISBL	***	MR Compressor 2nd Section Suction Drum
2	3	ISBL	***	MR Accumulator
2	3	ISBL	***	MR Compressor 1st Section Suction Drum
2	3	ISBL	***	MR Compressor 2nd Section Suction Drum
2	3	ISBL	***	MR Accumulator
2	3	ISBL	***	MR Compressor 1st Section Suction Drum
2	3	ISBL	***	MR Compressor 2nd Section Suction Drum
2	3	ISBL	***	MR Accumulator
2	3	ISBL	***	MR Compressor 1st Section Suction Drum
2	3	ISBL	***	MR Compressor 2nd Section Suction Drum
2	3	ISBL	***	MR Accumulator
2	3	ISBL	***	Heavies Removal Scrub Column
2	3	ISBL	***	Heavies Removal Reflux Drum
2	3	ISBL	***	Heavies Removal Scrub Column
2	3	ISBL	***	Heavies Removal Reflux Drum
2	3	ISBL	***	Heavies Removal Scrub Column
2	3	ISBL	***	Heavies Removal Reflux Drum
2	3	ISBL	***	Heavies Removal Scrub Column
2	3	ISBL	***	Heavies Removal Reflux Drum
2	3	ISBL	***	Waste Heat Recovery Unit
2	3	ISBL	***	Waste Heat Recovery Unit
2	3	ISBL	***	Waste Heat Recovery Unit
2	3	ISBL	***	Waste Heat Recovery Unit
2	3	OSBL	***	Dry Gas Flare Vaporizer
2	3	OSBL	***	Dry Gas Flare Vaporizer
2	3	OSBL	***	Dry Gas Flare Vaporizer
2	3	OSBL	***	Dry Gas Flare Vaporizer
2	3	OSBL	***	Dry Gas Flare Vaporizer
2	3	OSBL	***	Dry Gas Flare Vaporizer
2	3	OSBL	***	Dry Gas Flare Vaporizer
2	3	OSBL	***	Dry Gas Flare Vaporizer
2	3	OSBL	***	Wet Gas Flare
2	3	OSBL	***	Elevated Flare Flame Front Generator
2	3	OSBL	***	Dry Gas Flare
2	3	OSBL	***	Totally Enclosed Ground Wet Flare
2	3	OSBL	***	Totally Enclosed Ground Flare Flame Front Generator
2	3	OSBL	***	Totally Enclosed Ground Dry Flare
2	3	OSBL	***	LNG Loading Arm
2	3	OSBL	***	LNG Loading / Vapor Return Arm
2	3	OSBL	***	LNG Loading Arm
2	3	OSBL	***	LNG Vapor Return Arm
2	3	OSBL	***	Aqueous Ammonia Pump

1-79

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
2	3	OSBL	***	Hydraulic Power Unit - Loading Arm
2	3	OSBL	***	Hydraulic Power Unit - Gangway
2	3	OSBL	***	Air Dryer Package
2	3	OSBL	***	Electric Air Compressor Package
2	3	OSBL	***	Liquid Nitrogen Package
2	3	OSBL	***	Liquid Nitrogen Pressure Building Coil
2	3	OSBL	***	Liquid Nitrogen Storage Vessel
2	3	OSBL	***	Wet Gas Flare K.O. Drum
2	3	OSBL	***	Dry Gas Flare K.O. Drum
2	3	OSBL	***	Dry Gas Flare K.O. Drum
2	3	OSBL	***	Aqueous Ammonia Storage Vessel
2	3	OSBL	***	Nitrogen Receiver
3	4	ISBL	***	Regeneration Gas Compressor
3	4	ISBL	***	Regeneration Gas Compressor
3	4	ISBL	***	MR Compressor
3	4	ISBL	***	Mineral Lube Oil Air Cooler
3	4	ISBL	***	MR Compressor
3	4	ISBL	***	Mineral Lube Oil Air Cooler
3	4	ISBL	***	MR Compressor
3	4	ISBL	***	Mineral Lube Oil Air Cooler
3	4	ISBL	***	MR Compressor
3	4	ISBL	***	Mineral Lube Oil Air Cooler
3	4	ISBL	***	ISBL Essential Generator
3	4	ISBL	***	Lean Solvent Cooler
3	4	ISBL	***	Lean Solvent Cooler
3	4	ISBL	***	Lean Solvent Cooler
3	4	ISBL	***	Regenerator Overhead Condenser
3	4	ISBL	***	Regenerator Overhead Condenser
3	4	ISBL	***	Lean / Rich Solvent Heat Exchanger
3	4	ISBL	***	Lean / Rich Solvent Heat Exchanger
3	4	ISBL	***	Lean / Rich Solvent Heat Exchanger
3	4	ISBL	***	Regenerator Reboiler
3	4	ISBL	***	Regenerator Reboiler
3	4	ISBL	***	Absorber Overhead Gas Cooler
3	4	ISBL	***	Absorber Overhead Gas Cooler
3	4	ISBL	***	Absorber Overhead Gas Cooler
3	4	ISBL	***	Absorber Overhead Gas Cooler
3	4	ISBL	***	Absorber Overhead Gas Cooler
3	4	ISBL	***	Absorber Overhead Gas Cooler
3	4	ISBL	***	Feed Gas Heater
3	4	ISBL	***	Regeneration Gas Cooler
3	4	ISBL	***	Regeneration Gas Heater
3	4	ISBL	***	Regeneration Gas Heater

1-80

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
3	4	ISBL	***	Regeneration Gas Cooler
3	4	ISBL	***	Regeneration Gas Heater
3	4	ISBL	***	Regeneration Gas Heater
3	4	ISBL	***	Condensate Stabilizer Bottoms Pre-Cooler
3	4	ISBL	***	Condensate Stabilizer Condenser
3	4	ISBL	***	Condensate Stabilizer Reboiler
3	4	ISBL	***	Condensate Stabilizer Reboiler
3	4	ISBL	***	Condensate Stabilizer Bottoms Cooler
3	4	ISBL	***	HP Fuel Gas Super Heater
3	4	ISBL	***	Hot Oil Trim Cooler
3	4	ISBL	***	Hot Oil Trim Cooler
3	4	ISBL	***	Hot Oil Trim Cooler
3	4	ISBL	***	Hot Oil Trim Cooler
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor Anti-Surge Cooler
3	4	ISBL	***	MR Compressor Anti-Surge Cooler
3	4	ISBL	***	Liquefaction Exchanger
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor Anti-Surge Cooler
3	4	ISBL	***	MR Compressor Anti-Surge Cooler
3	4	ISBL	***	Liquefaction Exchanger

1-81

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor Anti-Surge Cooler
3	4	ISBL	***	MR Compressor Anti-Surge Cooler
3	4	ISBL	***	Liquefaction Exchanger
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 1st Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor 2nd Section Condenser
3	4	ISBL	***	MR Compressor Anti-Surge Cooler
3	4	ISBL	***	MR Compressor Anti-Surge Cooler
3	4	ISBL	***	Liquefaction Exchanger
3	4	ISBL	***	Heavies Removal Exchanger
3	4	ISBL	***	Heavies Removal Exchanger
3	4	ISBL	***	Heavies Removal Exchanger
3	4	ISBL	***	Heavies Removal Exchanger
3	4	ISBL	***	Lean Solvent Filter
3	4	ISBL	***	Feed Gas Filter Coalescer
3	4	ISBL	***	Rich Solvent Filter
3	4	ISBL	***	Lean Solvent After Filter
3	4	ISBL	***	Carbon Treater
3	4	ISBL	***	Amine Sump Filter
3	4	ISBL	***	Dryer Inlet Filter Coalescer
3	4	ISBL	***	Mercury Removal After Filter
3	4	ISBL	***	Mercury Removal After Filter

1-82

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
3	4	ISBL	***	Molecular Sieve After Filter
3	4	ISBL	***	Compressor Turbine Fuel Gas Filter
3	4	ISBL	***	Hot Oil Filter
3	4	ISBL	***	Hot Oil Sump Filter
3	4	ISBL	***	Acid Gas Thermal Oxidizer
3	4	ISBL	***	Acid Gas Thermal Oxidizer Fan
3	4	ISBL	***	Acid Gas Thermal Oxidizer Fan
3	4	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas Skid
3	4	ISBL	***	Startup Hot Oil Heater
3	4	ISBL	***	Startup Hot Oil Heater Fuel Gas Skid
3	4	ISBL	***	Lean Solvent Booster Pump
3	4	ISBL	***	Lean Solvent Booster Pump
3	4	ISBL	***	Lean Solvent Charge Pump
3	4	ISBL	***	Lean Solvent Charge Pump
3	4	ISBL	***	Lean Solvent Charge Pump
3	4	ISBL	***	Regenerator Reflux Pump
3	4	ISBL	***	Regenerator Reflux Pump
3	4	ISBL	***	Wash Water Pump
3	4	ISBL	***	Wash Water Pump
3	4	ISBL	***	Amine Unloading Pump
3	4	ISBL	***	Amine Sump Pump
3	4	ISBL	***	Wash Water Recirculation Pump
3	4	ISBL	***	Wash Water Recirculation Pump
3	4	ISBL	***	Condensate Stabilizer Reflux Pump
3	4	ISBL	***	Condensate Stabilizer Reflux Pump
3	4	ISBL	***	Condensate Stabilizer Distillate Pump
3	4	ISBL	***	Condensate Stabilizer Distillate Pump
3	4	ISBL	***	Hot Oil Pump
3	4	ISBL	***	Hot Oil Pump
3	4	ISBL	***	Hot Oil Sump Pump
3	4	ISBL	***	Scavenger Metering Skid
3	4	ISBL	***	H2S Treatment Skid
3	4	ISBL	***	H2S Treatment Skid
3	4	ISBL	***	H2S Treatment Skid
3	4	ISBL	***	H2S Treatment Skid
3	4	ISBL	***	Anti-Foam Chemical Injection Skid
3	4	ISBL	***	Feed Gas Metering Package
3	4	ISBL	***	Aqueous Ammonia Vaporizer Skid
3	4	ISBL	***	Aqueous Ammonia Vaporizer Skid
3	4	ISBL	***	Aqueous Ammonia Vaporizer Skid
3	4	ISBL	***	Aqueous Ammonia Vaporizer Skid
3	4	ISBL	***	Liquefaction Cold Box
3	4	ISBL	***	Liquefaction Cold Box

1-83

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
3	4	ISBL	***	Liquefaction Cold Box
3	4	ISBL	***	Liquefaction Cold Box
3	4	ISBL	***	Heavy Hydrocarbon Cold Box
3	4	ISBL	***	Feed Gas Compressor
3	4	ISBL	***	Feed Gas Expander
3	4	ISBL	***	Heavies Removal Reflux Pump Skid
3	4	ISBL	***	Heavy Hydrocarbon Cold Box
3	4	ISBL	***	Feed Gas Compressor
3	4	ISBL	***	Feed Gas Expander
3	4	ISBL	***	Heavies Removal Reflux Pump Skid
3	4	ISBL	***	Heavy Hydrocarbon Cold Box
3	4	ISBL	***	Feed Gas Compressor
3	4	ISBL	***	Feed Gas Expander
3	4	ISBL	***	Heavies Removal Reflux Pump Skid
3	4	ISBL	***	Heavy Hydrocarbon Cold Box
3	4	ISBL	***	Feed Gas Compressor
3	4	ISBL	***	Feed Gas Expander
3	4	ISBL	***	Heavies Removal Reflux Pump Skid
3	4	ISBL	***	Amine Surge Tank
3	4	ISBL	***	MR Compressor Gas Turbine
3	4	ISBL	***	Fuel Gas Filter Skid
3	4	ISBL	***	CO2 Fire Fighting Skid
3	4	ISBL	***	On / Off-Line Washing Water Trolley
3	4	ISBL	***	Synthetic Lube Oil Air Cooler
3	4	ISBL	***	Hydraulic Starting Console
3	4	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
3	4	ISBL	***	MR Compressor Gas Turbine
3	4	ISBL	***	Fuel Gas Filter Skid
3	4	ISBL	***	CO2 Fire Fighting Skid
3	4	ISBL	***	Synthetic Lube Oil Air Cooler
3	4	ISBL	***	Hydraulic Starting Console
3	4	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
3	4	ISBL	***	MR Compressor Gas Turbine
3	4	ISBL	***	Fuel Gas Filter Skid
3	4	ISBL	***	CO2 Fire Fighting Skid
3	4	ISBL	***	Synthetic Lube Oil Air Cooler
3	4	ISBL	***	Hydraulic Starting Console
3	4	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
3	4	ISBL	***	MR Compressor Gas Turbine
3	4	ISBL	***	Fuel Gas Filter Skid
3	4	ISBL	***	CO2 Fire Fighting Skid
3	4	ISBL	***	Synthetic Lube Oil Air Cooler
3	4	ISBL	***	Hydraulic Starting Console

1-84

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
3	4	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
3	4	ISBL	***	Absorber
3	4	ISBL	***	Solvent Regenerator
3	4	ISBL	***	Solvent Flash Drum
3	4	ISBL	***	Solvent Regenerator Reflux Drum
3	4	ISBL	***	Amine Sump Drum
3	4	ISBL	***	Acid Gas Thermal Oxidizer KO Drum
3	4	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas KO Drum
3	4	ISBL	***	Dryer Inlet Separator
3	4	ISBL	***	Mercury Removal Bed
3	4	ISBL	***	Mercury Removal Bed
3	4	ISBL	***	Molecular Sieve Dehydrator
3	4	ISBL	***	Molecular Sieve Dehydrator
3	4	ISBL	***	Molecular Sieve Dehydrator
3	4	ISBL	***	Regeneration Gas K.O. Drum
3	4	ISBL	***	Molecular Sieve Dehydrator
3	4	ISBL	***	Molecular Sieve Dehydrator
3	4	ISBL	***	Molecular Sieve Dehydrator
3	4	ISBL	***	Regeneration Gas K.O. Drum
3	4	ISBL	***	Condensate Stabilizer
3	4	ISBL	***	Condensate Stabilizer Reflux Drum
3	4	ISBL	***	HP Fuel Gas KO Drum
3	4	ISBL	***	LP Fuel Gas KO Drum
3	4	ISBL	***	Hot Oil Surge Drum
3	4	ISBL	***	Hot Oil Sump Drum
3	4	ISBL	***	MR Compressor 1st Section Suction Drum
3	4	ISBL	***	MR Compressor 2nd Section Suction Drum
3	4	ISBL	***	MR Accumulator
3	4	ISBL	***	MR Compressor 1st Section Suction Drum
3	4	ISBL	***	MR Compressor 2nd Section Suction Drum
3	4	ISBL	***	MR Accumulator
3	4	ISBL	***	MR Compressor 1st Section Suction Drum
3	4	ISBL	***	MR Compressor 2nd Section Suction Drum
3	4	ISBL	***	MR Accumulator
3	4	ISBL	***	MR Compressor 1st Section Suction Drum
3	4	ISBL	***	MR Compressor 2nd Section Suction Drum
3	4	ISBL	***	MR Accumulator
3	4	ISBL	***	Heavies Removal Scrub Column
3	4	ISBL	***	Heavies Removal Reflux Drum
3	4	ISBL	***	Heavies Removal Scrub Column
3	4	ISBL	***	Heavies Removal Reflux Drum
3	4	ISBL	***	Heavies Removal Scrub Column
3	4	ISBL	***	Heavies Removal Reflux Drum

1-85

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
3	4	ISBL	***	Heavies Removal Scrub Column
3	4	ISBL	***	Heavies Removal Reflux Drum
3	4	ISBL	***	Waste Heat Recovery Unit
3	4	ISBL	***	Waste Heat Recovery Unit
3	4	ISBL	***	Waste Heat Recovery Unit
3	4	ISBL	***	Waste Heat Recovery Unit
3	4	OSBL	***	BOG Compressor 1st Stage
3	4	OSBL	***	BOG Compressor Lube Oil Cooler
3	4	OSBL	***	BOG Compressor 1st Stage
3	4	OSBL	***	BOG Compressor Lube Oil Cooler
3	4	OSBL	***	BOG Compressor 2nd Stage
3	4	OSBL	***	BOG Compressor 2nd Stage
3	4	OSBL	***	BOG Compressor Discharge Cooler
3	4	OSBL	***	BOG Compressor Discharge Cooler
3	4	OSBL	***	LNG Loading Arm
3	4	OSBL	***	LNG Loading / Vapor Return Arm
3	4	OSBL	***	LNG Loading Arm
3	4	OSBL	***	LNG Vapor Return Arm
3	4	OSBL	***	LNG Loading Pump
3	4	OSBL	***	LNG Loading Pump
3	4	OSBL	***	LNG Loading Pump
3	4	OSBL	***	LNG Loading Pump
3	4	OSBL	***	Hydraulic Power Unit - Loading Arm
3	4	OSBL	***	Hydraulic Power Unit - Gangway
3	4	OSBL	***	Air Dryer Package
3	4	OSBL	***	Electric Air Compressor Package
3	4	OSBL	***	LNG Tank
3	4	OSBL	***	BOG Compressor 1st Stage Suction Drum
3	4	OSBL	***	BOG Compressor 1st Stage Suction Drum
3	4	OSBL	***	BOG Compressor 2nd Stage Suction Drum
3	4	OSBL	***	BOG Compressor 2nd Stage Suction Drum
3	4	OSBL	***	Instrument Air Receiver
4	5	ISBL	***	Regeneration Gas Compressor
4	5	ISBL	***	Regeneration Gas Compressor
4	5	ISBL	***	MR Compressor
4	5	ISBL	***	Mineral Lube Oil Air Cooler
4	5	ISBL	***	MR Compressor
4	5	ISBL	***	Mineral Lube Oil Air Cooler
4	5	ISBL	***	MR Compressor
4	5	ISBL	***	Mineral Lube Oil Air Cooler
4	5	ISBL	***	MR Compressor
4	5	ISBL	***	Mineral Lube Oil Air Cooler
4	5	ISBL	***	ISBL Essential Generator

1-86

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
4	5	ISBL	***	Lean Solvent Cooler
4	5	ISBL	***	Lean Solvent Cooler
4	5	ISBL	***	Lean Solvent Cooler
4	5	ISBL	***	Regenerator Overhead Condenser
4	5	ISBL	***	Regenerator Overhead Condenser
4	5	ISBL	***	Lean / Rich Solvent Heat Exchanger
4	5	ISBL	***	Lean / Rich Solvent Heat Exchanger
4	5	ISBL	***	Lean / Rich Solvent Heat Exchanger
4	5	ISBL	***	Regenerator Reboiler
4	5	ISBL	***	Regenerator Reboiler
4	5	ISBL	***	Absorber Overhead Gas Cooler
4	5	ISBL	***	Absorber Overhead Gas Cooler
4	5	ISBL	***	Absorber Overhead Gas Cooler
4	5	ISBL	***	Absorber Overhead Gas Cooler
4	5	ISBL	***	Absorber Overhead Gas Cooler
4	5	ISBL	***	Absorber Overhead Gas Cooler
4	5	ISBL	***	Feed Gas Heater
4	5	ISBL	***	Regeneration Gas Cooler
4	5	ISBL	***	Regeneration Gas Heater
4	5	ISBL	***	Regeneration Gas Heater
4	5	ISBL	***	Regeneration Gas Cooler
4	5	ISBL	***	Regeneration Gas Heater
4	5	ISBL	***	Regeneration Gas Heater
4	5	ISBL	***	Condensate Stabilizer Bottoms Pre-Cooler
4	5	ISBL	***	Condensate Stabilizer Condenser
4	5	ISBL	***	Condensate Stabilizer Reboiler
4	5	ISBL	***	Condensate Stabilizer Reboiler
4	5	ISBL	***	Condensate Stabilizer Bottoms Cooler
4	5	ISBL	***	HP Fuel Gas Super Heater
4	5	ISBL	***	Hot Oil Trim Cooler
4	5	ISBL	***	Hot Oil Trim Cooler
4	5	ISBL	***	Hot Oil Trim Cooler
4	5	ISBL	***	Hot Oil Trim Cooler
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser

1-87

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor Anti-Surge Cooler
4	5	ISBL	***	MR Compressor Anti-Surge Cooler
4	5	ISBL	***	Liquefaction Exchanger
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor Anti-Surge Cooler
4	5	ISBL	***	MR Compressor Anti-Surge Cooler
4	5	ISBL	***	Liquefaction Exchanger
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor Anti-Surge Cooler
4	5	ISBL	***	MR Compressor Anti-Surge Cooler
4	5	ISBL	***	Liquefaction Exchanger
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 1st Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser

1-88

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor 2nd Section Condenser
4	5	ISBL	***	MR Compressor Anti-Surge Cooler
4	5	ISBL	***	MR Compressor Anti-Surge Cooler
4	5	ISBL	***	Liquefaction Exchanger
4	5	ISBL	***	Heavies Removal Exchanger
4	5	ISBL	***	Heavies Removal Exchanger
4	5	ISBL	***	Heavies Removal Exchanger
4	5	ISBL	***	Heavies Removal Exchanger
4	5	ISBL	***	Lean Solvent Filter
4	5	ISBL	***	Feed Gas Filter Coalescer
4	5	ISBL	***	Rich Solvent Filter
4	5	ISBL	***	Lean Solvent After Filter
4	5	ISBL	***	Carbon Treater
4	5	ISBL	***	Amine Sump Filter
4	5	ISBL	***	Dryer Inlet Filter Coalescer
4	5	ISBL	***	Mercury Removal After Filter
4	5	ISBL	***	Mercury Removal After Filter
4	5	ISBL	***	Molecular Sieve After Filter
4	5	ISBL	***	Compressor Turbine Fuel Gas Filter
4	5	ISBL	***	Hot Oil Filter
4	5	ISBL	***	Hot Oil Sump Filter
4	5	ISBL	***	Acid Gas Thermal Oxidizer
4	5	ISBL	***	Acid Gas Thermal Oxidizer Fan
4	5	ISBL	***	Acid Gas Thermal Oxidizer Fan
4	5	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas Skid
4	5	ISBL	***	Startup Hot Oil Heater
4	5	ISBL	***	Startup Hot Oil Heater Fuel Gas Skid
4	5	ISBL	***	Lean Solvent Booster Pump
4	5	ISBL	***	Lean Solvent Booster Pump
4	5	ISBL	***	Lean Solvent Charge Pump
4	5	ISBL	***	Lean Solvent Charge Pump
4	5	ISBL	***	Lean Solvent Charge Pump
4	5	ISBL	***	Regenerator Reflux Pump
4	5	ISBL	***	Regenerator Reflux Pump
4	5	ISBL	***	Wash Water Pump
4	5	ISBL	***	Wash Water Pump
4	5	ISBL	***	Amine Unloading Pump
4	5	ISBL	***	Amine Sump Pump
4	5	ISBL	***	Wash Water Recirculation Pump
4	5	ISBL	***	Wash Water Recirculation Pump

1-89

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
4	5	ISBL	***	Condensate Stabilizer Reflux Pump
4	5	ISBL	***	Condensate Stabilizer Reflux Pump
4	5	ISBL	***	Condensate Stabilizer Distillate Pump
4	5	ISBL	***	Condensate Stabilizer Distillate Pump
4	5	ISBL	***	Hot Oil Pump
4	5	ISBL	***	Hot Oil Pump
4	5	ISBL	***	Hot Oil Sump Pump
4	5	ISBL	***	Scavenger Metering Skid
4	5	ISBL	***	H2S Treatment Skid
4	5	ISBL	***	H2S Treatment Skid
4	5	ISBL	***	H2S Treatment Skid
4	5	ISBL	***	H2S Treatment Skid
4	5	ISBL	***	Anti-Foam Chemical Injection Skid
4	5	ISBL	***	Feed Gas Metering Package
4	5	ISBL	***	Aqueous Ammonia Vaporizer Skid
4	5	ISBL	***	Aqueous Ammonia Vaporizer Skid
4	5	ISBL	***	Aqueous Ammonia Vaporizer Skid
4	5	ISBL	***	Aqueous Ammonia Vaporizer Skid
4	5	ISBL	***	Liquefaction Cold Box
4	5	ISBL	***	Liquefaction Cold Box
4	5	ISBL	***	Liquefaction Cold Box
4	5	ISBL	***	Liquefaction Cold Box
4	5	ISBL	***	Heavy Hydrocarbon Cold Box
4	5	ISBL	***	Feed Gas Compressor
4	5	ISBL	***	Feed Gas Expander
4	5	ISBL	***	Heavies Removal Reflux Pump Skid
4	5	ISBL	***	Heavy Hydrocarbon Cold Box
4	5	ISBL	***	Feed Gas Compressor
4	5	ISBL	***	Feed Gas Expander
4	5	ISBL	***	Heavies Removal Reflux Pump Skid
4	5	ISBL	***	Heavy Hydrocarbon Cold Box
4	5	ISBL	***	Feed Gas Compressor
4	5	ISBL	***	Feed Gas Expander
4	5	ISBL	***	Heavies Removal Reflux Pump Skid
4	5	ISBL	***	Heavy Hydrocarbon Cold Box
4	5	ISBL	***	Feed Gas Compressor
4	5	ISBL	***	Feed Gas Expander
4	5	ISBL	***	Heavies Removal Reflux Pump Skid
4	5	ISBL	***	Amine Surge Tank
4	5	ISBL	***	MR Compressor Gas Turbine
4	5	ISBL	***	Fuel Gas Filter Skid
4	5	ISBL	***	CO2 Fire Fighting Skid
4	5	ISBL	***	On / Off-Line Washing Water Trolley

1-90

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
4	5	ISBL	***	Synthetic Lube Oil Air Cooler
4	5	ISBL	***	Hydraulic Starting Console
4	5	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
4	5	ISBL	***	MR Compressor Gas Turbine
4	5	ISBL	***	Fuel Gas Filter Skid
4	5	ISBL	***	CO2 Fire Fighting Skid
4	5	ISBL	***	Synthetic Lube Oil Air Cooler
4	5	ISBL	***	Hydraulic Starting Console
4	5	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
4	5	ISBL	***	MR Compressor Gas Turbine
4	5	ISBL	***	Fuel Gas Filter Skid
4	5	ISBL	***	CO2 Fire Fighting Skid
4	5	ISBL	***	Synthetic Lube Oil Air Cooler
4	5	ISBL	***	Hydraulic Starting Console
4	5	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
4	5	ISBL	***	MR Compressor Gas Turbine
4	5	ISBL	***	Fuel Gas Filter Skid
4	5	ISBL	***	CO2 Fire Fighting Skid
4	5	ISBL	***	Synthetic Lube Oil Air Cooler
4	5	ISBL	***	Hydraulic Starting Console
4	5	ISBL	***	Synthetic Lube Oil Mist Eliminator Console
4	5	ISBL	***	Absorber
4	5	ISBL	***	Solvent Regenerator
4	5	ISBL	***	Solvent Flash Drum
4	5	ISBL	***	Solvent Regenerator Reflux Drum
4	5	ISBL	***	Amine Sump Drum
4	5	ISBL	***	Acid Gas Thermal Oxidizer KO Drum
4	5	ISBL	***	Acid Gas Thermal Oxidizer Fuel Gas KO Drum
4	5	ISBL	***	Dryer Inlet Separator
4	5	ISBL	***	Mercury Removal Bed
4	5	ISBL	***	Mercury Removal Bed
4	5	ISBL	***	Molecular Sieve Dehydrator
4	5	ISBL	***	Molecular Sieve Dehydrator
4	5	ISBL	***	Molecular Sieve Dehydrator
4	5	ISBL	***	Regeneration Gas K.O. Drum
4	5	ISBL	***	Molecular Sieve Dehydrator
4	5	ISBL	***	Molecular Sieve Dehydrator
4	5	ISBL	***	Molecular Sieve Dehydrator
4	5	ISBL	***	Regeneration Gas K.O. Drum
4	5	ISBL	***	Condensate Stabilizer
4	5	ISBL	***	Condensate Stabilizer Reflux Drum
4	5	ISBL	***	HP Fuel Gas KO Drum
4	5	ISBL	***	LP Fuel Gas KO Drum

1-91

Execution Copy	Phase 2

Phase	Project	ISBL / OSBL	Tag No.	Service Description
4	5	ISBL	***	Hot Oil Surge Drum
4	5	ISBL	***	Hot Oil Sump Drum
4	5	ISBL	***	MR Compressor 1st Section Suction Drum
4	5	ISBL	***	MR Compressor 2nd Section Suction Drum
4	5	ISBL	***	MR Accumulator
4	5	ISBL	***	MR Compressor 1st Section Suction Drum
4	5	ISBL	***	MR Compressor 2nd Section Suction Drum
4	5	ISBL	***	MR Accumulator
4	5	ISBL	***	MR Compressor 1st Section Suction Drum
4	5	ISBL	***	MR Compressor 2nd Section Suction Drum
4	5	ISBL	***	MR Accumulator
4	5	ISBL	***	MR Compressor 1st Section Suction Drum
4	5	ISBL	***	MR Compressor 2nd Section Suction Drum
4	5	ISBL	***	MR Accumulator
4	5	ISBL	***	Heavies Removal Scrub Column
4	5	ISBL	***	Heavies Removal Reflux Drum
4	5	ISBL	***	Heavies Removal Scrub Column
4	5	ISBL	***	Heavies Removal Reflux Drum
4	5	ISBL	***	Heavies Removal Scrub Column
4	5	ISBL	***	Heavies Removal Reflux Drum
4	5	ISBL	***	Heavies Removal Scrub Column
4	5	ISBL	***	Heavies Removal Reflux Drum
4	5	ISBL	***	Waste Heat Recovery Unit
4	5	ISBL	***	Waste Heat Recovery Unit
4	5	ISBL	***	Waste Heat Recovery Unit
4	5	ISBL	***	Waste Heat Recovery Unit

1-92

Execution Copy	Phase 2

Schedule 1-2

FEED Documents

Contractor performed front end engineering design (“FEED”) for the Project under the Technical Services Agreement, which resulted in the submittal by Contractor to Owner of the FEED documents that are listed in this Attachment 1, Schedule 1-2 (“FEED Documents”) and which are incorporated by reference into this Agreement and form a part of the Scope of Work.

The FEED Documents are fully incorporated into this Agreement as if fully repeated herein. All other drawings, specifications and documents developed under the Technical Services Agreement are expressly excluded from the Agreement.

The FEED Documents generally reflect the Work required to be performed by Contractor under the Agreement, but do not reflect all Work required to be performed under the Agreement. Contractor may change the FEED Documents (except the Basis of Design, Scope of Facilities, Codes and Standards Specification and those documents defining the Reimbursable Cost Work) as necessary to meet the MAC, Performance Guarantee and other requirements of the Agreement (including GECP); provided that, under no circumstances shall such changes involve a change in the Liquefaction Facility layout, change in the requirements of Schedule 1-1, deletion of or material change to the previously Owner-approved tagged Equipment, reduction of quality in any portion of the Work, change that adversely impacts the safety, performance or materials of construction, or a change that adversely impacts the operability or maintenance of the Liquefaction Facility or any component of any of these facilities, unless determined in consultation with the Owner, and approved by Owner in writing. With respect to plans that Contractor is required to develop under Attachment 1 (e.g. Project Execution Plan, Project Engineering Plan, etc.), Contractor may update or deviate from such plans without Owner’s approval (except for those plans under Attachment 1 that are subject to the Owner’s approval (as specified under Attachment 1 or Attachment 2), then, with respect to those plans, revisions are subject to Owner’s approval rights as may be prescribed in Attachment 1 or Attachment 2). Any deviation in accordance with the immediately preceding sentence shall not constitute a Defect or a breach of this Agreement.

To the extent there are any conflicts or inconsistencies between the FEED Documents and any provision or requirement in the remainder of Attachment 1, Schedule 1-1, then priority shall be according to Section 1.4 of Attachment 1, Schedule 1-1. Without limiting the prior sentence, nothing in the FEED Documents shall reduce or limit Contractor’s rights obligations or liabilities under the Agreement.

(1-2)-1

Execution Copy	Phase 2

TABLE 1-2-1

FEED DOCUMENTS

(1-2)-2

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
1.0	PROJECT EXECUTION
1.1	Project Execution Plan for LNG Plant	26089-200-G01-GAM-00006	000
2.0	DESIGN INFORMATION
2.1	General
2.1.1	Basis of Design_BOD_Summary	26089-200-3BD-M04F-00002	00B
2.1.2	Codes and Standards	26089-200-3DS-G01-00001	00A
2.1.3	Scope of Facilities	26089-200-G01-000-00001	00D
2.1.4	Basic Engineering Design Data	26089-200-3BD-M04F-00001	00F
2.2	Design Basis
2.2.1	General Specification for Process Design Basis	26089-200-3DR-V04F-00001	00D
2.2.2	General Specification for Relief System Design Basis	26089-200-3DR-V04F-00002	00B
2.2.3	Wet_Dry and Marine Flares Basis of Design	26089-200-3DR-V04F-00003	00A
2.2.4	Environmental Basis of Design	26089-200-3DR-H04F-00001	00F
2.2.5	Process Safety Design Basis	26089-200-3DR-U04F-00001	00C
2.2.6	Spill Containment Design Basis	26089-200-3DR-U04F-00002	00C
2.2.7	Plant Design and Piping Layout and Design Criteria	26089-200-3DR-P04F-00001	00A
2.2.8	Design Criteria for Pipe Stress and Support	26089-200-3DR-P40F-00001	00A
2.2.9	Design Criteria For Civil Sitework	26089-200-3DR-C04F-00001	00B
2.2.10	Design Criteria for Structures and Foundations	26089-200-3DR-S04F-00001	00E
2.2.11	Electrical Design Criteria	26089-200-3DR-E12F-00001	00C
2.2.12	Telecommunications Design Criteria	26089-200-3DR-E12F-00002	00C
2.2.13	Control Systems Design Criteria_Instrument and Control Philosophy	26089-200-3DR-J04F-00001	00B
2.2.14	Cybersecurity Philosophy	26089-200-3DR-J04F-00002	00A
2.2.15	Design Criteria for Marine Facilities_LNG Loading Berths_Design Criteria	26089-200-3DR-R04F-00001	00G
2.2.16	Materials Offloading Facility Design Criteria	26089-200-3DR-R04F-00002	00C
2.2.17	HVAC Systems Basis of Design for Plant Buildings	26089-200-3DR-M83F-00001	00A
2.2.18	Material Selection Philosophy	26089-200-N1Y-0000-F0001	00B
2.2.19	Security Philosophy	26089-200-3DR-G04F-00001	00A
2.2.20	Building_Shelter List	26089-200-A0X-0000-00001	00C
2.2.21	Geotechnical Design Basis Report	26089-200-3DR-K04F-00001	00C
2.2.22	Description of LNG Storage Tanks	26089-200-3DR-M60F-00001	00B
2.2.23	Design Basis for LNG Storage Tanks_Inner Container	26089-200-3DR-M60F-00002	00B
2.2.24	Design Basis for LNG Storage Tanks_Outer Concrete Container	26089-200-3DR-M60F-00003	00A
2.2.25	Scope of Work – Commissioning and Start Up CSU Power	26089-200-G01-000-00002	00A
2.3	Engineering Studies
2.3.1	Noise Modeling Report	26089-200-N0R-NV00-F0001	00A
2.3.2	Hazard Identification Analysis_HAZID_ENVID_Report	26089-200-U4R-0000-00001	00A
2.3.3	Marine Logistics Study	26089-200-G65-GER-00001	00A
2.3.4	Surge and Metocean Analysis	26089-200-G65-GER-00002	00B
2.3.5	Sedimentation Modelling	26089-200-V86-CM00-00003	001
2.3.6	Storm Surge and Wave Analysis	26089-200-G65-GER-00004	00B
2.3.7	Marine Navigation Simulation	26089-200-G65-GER-00005	00D
2.3.8	Marine Facilities Mooring and Passing Vessel Analysis	26089-200-G65-GER-00006	00E
2.3.9	Materials Offloading Facility Mooring and Passing Vessel Analysis	26089-200-G65-GER-00007	00A
2.3.10	Perimeter Berm Elevation Analysis	26089-200-G65-GER-00008	00F
2.3.11	Current Velocities in LNG Berths	26089-200-G65-GER-00009	00A
2.3.12	Marine Facilities Berthing Analysis	26089-200-G65-GER-00010	00A
2.3.13	Slope Protection Summary	26089-200-G65-GER-00012	00B
2.3.14	Wave Analysis	26089-200-G65-GER-00013	00B
2.3.15	Hazard Identification Study of Double-berth Arrangement - December 1st 2016	26089-200-V14-H00Z-00007	002
2.3.16	Fugitive Dust Management Plan	26089-200-V14-H00Z-00013	001
2.3.17	Erosion and Sedimentation Control Plan	26089-200-V14-H00Z-00014	001
2.3.18	Ausenco - Calcasieu Ship Channel Traffic Study - 2016 Update - Final Report	26089-200-V04-CM00-15001	001
2.3.19	Feed Air Recirculation CFD Study Report	26089-200-G65-GEV-00001	00A
2.3.20	Preliminary Safety Review Report	26089-200-U4R-0000-00004	00A
2.3.20.1	Preliminary Safety Review Report - Attachment 1 - Piping and Instrumentation Diagram_P and ID_Package Used for Preliminary Safety Review_With Nodes Identified	26089-200-U4R-0000-00004a01	00A
2.3.20.2	Preliminary Safety Review Report - Attachment 2 - Process Flow Diagram_PFD_Package for Preliminary Safety Review	26089-200-U4R-0000-00004a02	00A

(1-2)-3

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
2.3.20.3	Preliminary Safety Review Report - Attachment 3 - Process Safety Flow Sketch_PSFS_Package for Preliminary Safety Review	26089-200-U4R-0000-00004a03	00A
2.3.20.4	Preliminary Safety Review Report - Attachment 4 - Preliminary Safety Review Worksheet	26089-200-U4R-0000-00004a04	00A
2.3.20.5	Preliminary Safety Review Report - Attachment 5 - Preliminary Safety Review IPL Analysis Worksheet	26089-200-U4R-0000-00004a05	00A
2.3.21	DWLNG - Building Siting Study Report	26089-200-V24-CY04-00002	003
2.3.22	DWLNG - Hazard Analysis Report	26089-200-V24-CY04-00003	005
2.3.23	SALS Piping Inventory and Hole Size Evaluation Table	26089-200-V24-CY04-00004	002
2.3.24	Autoignition of Vegetation Study for The Driftwood LNG Facility - 17 March 2017	26089-200-V24-CY04-00005	001
2.3.25	RAM Study Report	26089-200-V104-WA49-00001	001
2.3.26	Driftwood LNG - Drainage Impact Analysis - 03-17-2017 - Final Submittal	26089-200-V74-WA49-00001	002
2.3.27	Fugro Report - Driftwood LNG - Phase I Geologic Fault Study	26089-200-V64-CY05-00003	001
2.3.28	Phase II Detailed Fault Study, Driftwood LNG Project, Sulphur, Louisiana	26089-200-V64-CY05-00005	001
2.3.29	Site-Specific Seismic Hazard Analysis Driftwood Liquefied Natural Gas_LNG Project	26089-200-30R-K04F-00001	00B
2.3.30	Driftwood LNG Dredging Dispersion Modeling - Final Report	26089-200-V86-CM00-00002	001
2.3.31	Unanticipated Discoveries Plan	26089-200-V34-HPYK-00002	001
2.3.32	HR Wallingford - Driftwood LNG - Marine Logistics Study - Additional Simulations	26089-200-V56-CM00-00001	001
2.3.33	LNG Loading Line System - Hydraulic Transient Analysis	26089-200-K0R-DK-00001	00A
2.3.34	Consequence Analysis - Back to Back Loading Berth by Contractor Quest	26089-200-V24-CY04-00001	001
2.4	Process Safety Documents
2.4.1	Fire Water Location Plans
2.4.1.1	Fire Water Layout - Key Plan	26089-200-U1-0000-10001	00C
2.4.1.2	Fire Water Layout - Plant 1	26089-200-U1-0000-10002	00C
2.4.1.3	Fire Water Layout - Plant 2 and 3	26089-200-U1-0000-10003	00C
2.4.1.4	Fire Water Layout - Plant 4 and 5	26089-200-U1-0000-10004	00C
2.4.1.5	Fire Water Layout - Plant 3_4_5 Enclosed Ground Flare and KO Drums	26089-200-U1-0000-10005	00C
2.4.1.6	Fire Water Layout - LNG Storage Tanks 1 and 2	26089-200-U1-0000-10006	00C
2.4.1.7	Fire Water Layout - South Jetty	26089-200-U1-0000-10007	00C
2.4.1.8	Fire Water Layout - North Jetty and LNG Tank 3	26089-200-U1-0000-10008	00C
2.4.1.9	Fire Water Layout - Utilities	26089-200-U1-0000-10009	00C
2.4.1.10	Fire Water Layout - Buildings	26089-200-U1-0000-10010	00C
2.4.1.11	Fire Water Demand Estimate	26089-200-U1C-0000-00001	00D
2.4.2	Passive Fire Protection Location Drawing with Schedule
2.4.2.1	Fireproofing Zone Drawing - Key Plan	26089-200-U1-0000-20001	00B
2.4.2.2	Fireproofing Zone Drawing - Plant 1	26089-200-U1-0000-20002	00B
2.4.2.3	Fireproofing Zone Drawing - LNG Storage Tanks 1 and 2	26089-200-U1-0000-20003	00B
2.4.2.4	Fireproofing Zone Drawing - Utilities	26089-200-U1-0000-20004	00B
2.4.2.5	Fireproofing Zone Drawing - LNG Storage Tank 3	26089-200-U1-0000-20005	00B
2.4.2.6	Passive Fire Protection Schedule	26089-200-U1X-0000-00011	00B
2.4.3	Fire and Gas Location Drawing with Schedule
2.4.3.1	Fire and Gas Detection Location Plan - Key Plan	26089-200-U1-0000-00001	00B
2.4.3.2	Fire and Gas Detection Location Plans - Plant 1	26089-200-U1-0000-00002	00B
2.4.3.3	Fire and Gas Detection Location Plan - Utilities 1	26089-200-U1-0000-00003	00B
2.4.3.4	Fire and Gas Detection Location Plan - Utilities_Refrigerant Storage	26089-200-U1-0000-00004	00B
2.4.3.5	Fire and Gas Detection Location Plan - LNG Storage Tank 3	26089-200-U1-0000-00005	00B
2.4.3.6	Fire and Gas Detection Location Plan - LNG Storage Tank 1	26089-200-U1-0000-00006	00B
2.4.3.7	Fire and Gas Detection Location Plans - LNG Storage Tank 2	26089-200-U1-0000-00007	00B
2.4.3.8	Fire and Gas Detection Location Plans - K O Drums	26089-200-U1-0000-00008	00B
2.4.3.9	Fire and Gas Detection Location Plans - South Jetty	26089-200-U1-0000-00009	00B
2.4.3.10	Fire and Gas Detection Location Plans - North Jetty	26089-200-U1-0000-00010	00B
2.4.3.11	Fire and Gas Detection Location Plans - Plant 2_3_4 and 5	26089-200-U1-0000-00011	00B
2.4.3.12	Fire and Gas Detection Location Plans -Buildings	26089-200-U1-0000-00012	00B
2.4.3.13	Fire and Gas Cause and Effect Chart	26089-200-U1X-0000-00002	00B
2.4.4	Process Safety Matrix / analysis
2.4.4.1	Source of Release Schedule	26089-200-U1X-0000-00001	00B
2.4.4.2	Hazard Matrix - Fire and Gas System	26089-200-U1X-0000-00003	00B
2.4.4.3	Hazard Matrix_Fire Protection	26089-200-U1X-0000-00004	00B

(1-2)-4

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
2.4.4.4	Fire and Cryogenic Hazard Analysis	26089-200-U4R-0000-00002	00B
2.4.5	Fire and Safety Equipment Layout
2.4.5.1	Fire and Safety Equipment Layout Drawing - Key Plan	26089-200-U2-0000-00001	00B
2.4.5.2	Fire and Safety Equipment Layout Drawing - Plant 1	26089-200-U2-0000-00002	00B
2.4.5.3	Fire and Safety Equipment Layout Drawing - Utilities	26089-200-U2-0000-00003	00B
2.4.5.4	Fire and Safety Equipment Layout Drawing - Refrigerant Storage	26089-200-U2-0000-00004	00B
2.4.5.5	Fire and Safety Equipment Layout Drawing - LNG Storage Tank 3	26089-200-U2-0000-00005	00B
2.4.5.6	Fire and Safety Equipment Layout Drawing - LNG Storage Tank 1	26089-200-U2-0000-00006	00B
2.4.5.7	Fire and Safety Equipment Layout Drawing - LNG Storage Tank 2	26089-200-U2-0000-00007	00B
2.4.5.8	Fire and Safety Equipment Layout Drawing - K O Drums	26089-200-U2-0000-00008	00B
2.4.5.9	Fire and Safety Equipment Layout Drawing - South Jetty	26089-200-U2-0000-00009	00B
2.4.5.10	Fire and Safety Equipment Layout Drawing - North Jetty	26089-200-U2-0000-00010	00B
2.4.5.11	Fire and Safety Equipment Layout Drawing - Buildings	26089-200-U2-0000-00011	00B
2.4.6	Evacuation and Emergency Egress Layout
2.4.6.1	Evacuation and Emergency Egress Layout - Keyplan	26089-200-U2-0000-10001	00B
2.4.6.2	Evacuation and Emergency Egress Layout - Plant 1	26089-200-U2-0000-10002	00B
2.4.6.3	Evacuation and Emergency Egress Layout - Plant 2 and 3	26089-200-U2-0000-10003	00B
2.4.6.4	Evacuation and Emergency Egress Layout - Plant 4 and 5	26089-200-U2-0000-10004	00B
2.4.6.5	Evacuation and Emergency Egress Layout - Plant 3_4 and 5 Enclosed Flare and KO Drum	26089-200-U2-0000-10005	00B
2.4.6.6	Evacuation and Emergency Egress Layout - LNG Storage Tanks 1 and 2	26089-200-U2-0000-10006	00B
2.4.6.7	Evacuation and Emergency Egress Layout - South Jetty	26089-200-U2-0000-10007	00B
2.4.6.8	Evacuation and Emergency Egress Layout - North Jetty	26089-200-U2-0000-10008	00B
2.4.6.9	Evacuation and Emergency Egress Layout - Utilities	26089-200-U2-0000-10009	00B
2.4.6.10	Evacuation and Emergency Egress Layout - Buildings	26089-200-U2-0000-10010	00B
3.0	TECHNICAL SPECIFICATIONS
3.1	MET
3.1.1	Specification for Cathodic Protection	26089-200-3PS-EQ00-F0001	00A
3.1.2	Specification for Proprietary Cementitious Fireproofing	26089-200-3PS-NF00-F0002	00A
3.1.3	Specification for Intumescent Fireproofing	26089-200-3PS-NF00-F0004	00D
3.1.4	Specification for Tank Lining	26089-200-3PS-NLLG-F0008	00A
3.1.5	Specification for Thermal Insulation, Cold and Cryogenic Service	26089-200-3PS-NN00-F0002	00A
3.1.6	Specification for Thermal Insulation, Hot Service in Liquefied Natural Gas_LNG Plants	26089-200-3PS-NN00-F0004	00A
3.1.7	Project Specification for Acoustic Insulation	26089-200-3PS-NN00-F0006	00A
3.1.8	Specification for Thermal Insulation_Cryogel Z Cold Service Insulation	26089-200-3PS-NN00-F0011	00A
3.1.9	Specification General Welding and NDE Requirements for Pressure Equipment	26089-200-3PS-NW00-F0001	00A
3.1.10	Specification for General Welding Requirements for Tanks	26089-200-3PS-NW00-F0004	00A
3.1.11	Specification for General Welding Requirements for Structural Steel	26089-200-3PS-NW00-F0005	00A
3.1.12	Project Specification for General Welding and NDE Requirements for Supplier Fabricated Piping and Piping Field Welds	26089-200-3PS-NWP0-F0003	00A
3.1.13	Specification for Protective Coatings_Paint	26089-200-3PS-NX00-F0001	00A
3.1.14	Specification for Galvanized Steel	26089-200-3PS-NX00-F0003	00A
3.1.15	Project Specification for Coating In-Plant_Buried Piping	26089-200-3PS-NXP0-00015	00A
3.1.16	Specification for Fiberglass Mat Reinforced Epoxy_Novalac_Lining for Concrete	26089-200-3PS-NLLG-F0003	00A
3.2	Mechanical
3.2.1	Project Specification for Flares	26089-200-3PS-MBSF-F0001	00B
3.2.2	Specification for LNG Refrigeration Compressors_Mixed Refrigerant	26089-200-3PS-MCCR-F0001	00A
3.2.3	Specification for Centrifugal Compressors	26089-200-3PS-MCCS-F0001	00A
3.2.4	Specification for Integrally Geared Process Compressors	26089-200-3PS-MCCS-F0002	00A
3.2.5	Project Specification for Air Coolers	26089-200-3PS-MEA0-F0001	00A
3.2.6	Project Specification for Shell and Tube Heat Exchangers	26089-200-3PS-MES0-F0001	00A
3.2.7	Project Specification for LNG Loading and Vapor Return Arms	26089-200-3PS-MHLM-F0001	00B
3.2.8	Project Specification for Centrifugal Pumps_API 610	26089-200-3PS-MPCP-F0001	00A
3.2.9	Project Specification for General Purpose Lubrication Systems_API 614 Parts 1 and 3	26089-200-3PS-MPL0-F0001	00A
3.2.10	Specification for Special Purpose Lubrication Systems	26089-200-3PS-MPLS-F0001	00A
3.2.11	Specification for Dry Gas Seal Systems	26089-200-3PS-MPLS-F0002	00A
3.2.12	Project Specification for Submerged Motor Pumps for Cryogenic Services	26089-200-3PS-MPVS-F0001	00B
3.2.13	Specification for LNG Storage Tanks	26089-200-3PS-MTD0-F0001	00C

(1-2)-5

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
3.2.14	Specification for Special Purpose Couplings	26089-200-3PS-MUC0-F0001	00A
3.2.15	Specification for Special Purpose Gear Units	26089-200-3PS-MUGS-F0001	00A
3.2.16	Specification for Gas Turbine Drivers	26089-200-3PS-MUTC-F0001	00A
3.2.17	Project Specification for Pressure Vessels	26089-200-3PS-MV00-F0001	00A
3.2.18	Specification for Molecular Sieve Dehydrators	26089-200-3PS-MVD0-00001	00A
3.2.19	Project Specification for Supply_Inspection and Testing of Process Column Trays and Internals	26089-200-3PS-MVT0-F0001	00A
3.2.20	Specification for Designing_Furnishing_ and Installing Plumbing Systems for Plant Buildings	26089-200-3PS-PY32-F0001	00A
3.2.21	Specification for Designing_Furnishing and Installing GAs Piping Systems for the Laboratory	26089-200-3PS-PY32-F0002	00A
3.2.22	Supplementary HVAC Specification for Prefabricated Substation Buildings	26089-200-3PS-MAH0-F0001	00B
3.2.23	Specification for HVAC Equipment for Plant Buildings	26089-200-3PS-MAH0-F0002	00A
3.2.24	Project Specification for Gangway and Fire Monitor Tower	26089-200-3PS-MHLM-F0002	00A
3.2.25	Specification for Expander-Compressors With Magnetic Bearings	26089-200-3PS-MUTE-F0001	00A
3.3	Plant Design and Piping
3.3.1	Project Specification for Piping Materials	26089-200-3PS-PB00-F0001	00C
3.3.2	Plant Design and Piping - Project Specification for Piping Purchase Descriptions	26089-200-3PS-PB00-F0002	00C
3.3.3	Project Specification for Pipe Installation and Testing	26089-200-3PS-PB00-F0004	00A
3.3.4	Project Specification for Installation and Testing of Underground Piping Systems	26089-200-3PS-PB00-F0005	00A
3.3.5	Project Specification for Bolt Tightening and Bolt-Up	26089-200-3PS-PB00-F0008	00A
3.3.6	Project Specification for Spring Supports Fabrication and Installation	26089-200-3PS-PH02-00001	00A
3.3.7	Project Specification for Shop Fabrication of Piping	26089-200-3PS-PS02-F0001	00A
3.3.8	Project Specification for Testing of Manually Operated Valves for Cryogenic Service	26089-200-3PS-PV00-F0001	00A
3.4	Civil Structural and Architectural
3.4.1	Specification for Permanent Plant Buildings	26089-200-3PS-AKBS-F0001	00B
3.4.2	Specification for Blast Resistant Buildings	26089-200-3PS-AKBS-F0002	00B
3.4.3	Specification For Site Preparation and Earthwork	26089-200-3PS-CG00-F0001	00B
3.4.4	Specification for Geosynthetic Products	26089-200-3PS-CG00-F0002	00B
3.4.5	Specification for Furnishing and Installing Prestressed Concrete Piles	26089-200-3PS-CP12-F0001	00B
3.4.6	Specification for Roads and Paving	26089-200-3PS-CS00-F0001	00B
3.4.7	Specification for Survey Driftwood LNG	26089-200-3PS-CY04-F0001	00B
3.4.8	Specification for Fencing and Gates	26089-200-3PS-CY10-F0001	00B
3.4.9	Specification for Furnishing and Delivery of Concrete	26089-200-3PS-DB01-F0001	00C
3.4.10	Specification for Grout and Adhesives, Materials and Installation	26089-200-3PS-DB01-F0002	00A
3.4.11	Specification for Concrete Work	26089-200-3PS-DB02-F0001	00B
3.4.12	Specification for Precast_Non-Prestressed_Concrete Work	26089-200-3PS-DB02-F0002	00B
3.4.13	Specification for Furnishing and Fabricating Reinforcing Steel	26089-200-3PS-DG01-F0001	00A
3.4.14	Specification for Furnishing Structural Steel and Miscellaneous Steel to U.S. Standards	26089-200-3PS-SS01-F0001	00A
3.4.15	Specification for Furnishing Structural Steel and Miscellaneous Steel in China	26089-200-3PS-SS01-F0003	00A
3.4.16	Specification for Erection of Structural and Miscellaneous Steel	26089-200-3PS-SS02-F0001	00A
3.5	Electrical and Telecommunications
3.5.1	Specification for CCTV and Security System	26089-200-3PS-EEC0-00001	00A
3.5.2	Specification for Local Area Network	26089-200-3PS-EFD0-00001	00A
3.5.3	Specification for Plant Radio	26089-200-3PS-EFR0-00001	00A
3.5.4	Specification for Marine Radio	26089-200-3PS-EFR6-00001	00A
3.5.5	Specification for Voip Telephony	26089-200-3PS-EFV0-00001	00A
3.5.6	Specification for Installation and Testing of Telecommunications Cables	26089-200-3PS-EFY0-00002	00A
3.5.7	Specification for Electrical Requirements for Packaged Equipment	26089-200-3PS-EKP0-F0001	00A
3.5.8	Electrical System Study Report	26089-200-3DR-E21-00001	00B
3.6	Control Systems
3.6.1	Specification for Integrated Control and Safety Systems_ICSS	26089-200-3PS-JD01-F0001	00A
3.6.2	Specification for Basic Process Control System_BPCS	26089-200-3PS-JD01-F0002	00A
3.6.3	Specification for Safety Instrumented System_SIS	26089-200-3PS-JD03-F0001	00A
3.6.4	Specification Wiring for Instrumentations and Computers	26089-200-3PS-JQ00-F0003	00A
3.6.5	Specification for Fire and Gas System_FGS	26089-200-3PS-JQ05-F0001	00A
3.6.6	Specification General Design for Instrumentation	26089-200-3PS-JQ06-F0001	00A
3.6.7	Instrumentation for Packaged Systems	26089-200-3PS-JQ07-F0001	00A

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
3.6.8	Specification for Testing Actuated Valves for Cryogenic Service_Control and On_Off Valves	26089-200-3PS-JV00-F0001	00A
3.6.9	Specification for Control Valves and Regulators	26089-200-3PS-JV01-F0001	00A
3.6.10	Project Specification for On_Off and ESD Valves	26089-200-3PS-JV09-F0001	00A
3.6.11	General Specification for Packaged Analyser System	26089-200-3PS-JA32-F0001	00A
3.6.12	General Specification for Gas Metering Packages	26089-200-3PS-JF21-F0001	00A
3.6.13	Specification for LNG Storage Tank Gauging System_TGS	26089-200-3PS-JL23-F0001	00A
3.6.14	Instrumentation for LNG Refrigeration Compressor Package	26089-200-3PS-JQ07-F0002	00A
3.6.15	Project Specification for Relief Valves	26089-200-3PS-JV14-F0001	000
3.6.16	Specification for Ship To Shore Link System	26089-200-3PS-JY00-F0001	00A
3.7	Geotechnical and Hydraulic Engineering
3.7.1	Project Specification for Deep Mixing Method_DMM	26089-200-3PS-CY05-F0004	00A
3.8	Marine
3.8.1	Specification for Mooring Equipment	26089-200-3PS-CM00-00001	00A
3.8.2	Specification for Marine Fender	26089-200-3PS-CM00-00002	00A
3.8.3	Specification for Rock Riprap	26089-200-3PS-CM00-00003	00A
3.8.4	Specification for Dredging Works	26089-200-3PS-CM00-00004	00B
3.8.5	Specification For Geotextile Filter Fabric	26089-200-3PS-CM00-00005	00A
3.9	Tank group
3.9.1	Project Specification for Welded Steel Atmospheric Pressure Storage Tank_Conforming to API Standard 650	26089-200-3PS-MTF5-F0001	00B
3.10	Material Requisition Technical Information
3.10.1	Material Requisition Technical Information - MR No 26089-200-MRA-MBE0-00001 - Waste Heat Recovery Unit and SCR System	26089-200-3PS-MBE0-Z0001	00A
3.10.2	Material Requisition Technical Information - MR No 26089-200-MRA-MBHG-00001 - Start-up Hot Oil Heater	26089-200-3PS-MBHG-Z0001	00A
3.10.3	Material Requisition Technical Information - MR No 26089-200-MRA-MBSF-00001 - Wet_Dry and Marine Flares	26089-200-3PS-MBSF-Z0001	00A
3.10.4	Material Requisition Technical Information - MR No 26089-200-MRA-MBT0-00001 - Thermal Oxidizer and Condensate Vapor Disposal Package	26089-200-3PS-MBT0-Z0001	00A
3.10.5	Material Requisition Technical Information - MR No 26089-200-MRA-MCCR-00001 - Mixed Refrigerant Compressors	26089-200-3PS-MCCR-Z0001	00A
3.10.6	Material Requisition Technical Information - MR No 26089-200-MRA-MCCS-00001 - BOG Compressor	26089-200-3PS-MCCS-Z0001	00A
3.10.7	Material Requisition Technical Information - MR No 26089-200-MRA-MCCS-00002 - Regeneration Compressor	26089-200-3PS-MCCS-Z0002	00A
3.10.8	Material Requisition Technical Information - MR No 26089-200-MRA-MEA0-00001 - Air Cooled Heat Exchangers	26089-200-3PS-MEA0-Z0001	00A
3.10.9	Material Requisition Technical Information - MR No 26089-200-MRA-MES0-00001 - Shell and Tube Heat Exchangers	26089-200-3PS-MES0-Z0001	00A
3.10.10	Material Requisition Technical Information - MR No 26089-200-MRA-MEXC-00001 - Cold Boxes	26089-200-3PS-MEXC-Z0001	00A
3.10.11	Material Requisition Technical Information - MR No 26089-200-MRA-MHLM-00001 - LNG Loading and Vapor Return Arms	26089-200-3PS-MHLM-Z0001	00A
3.10.12	Material Requisition Technical Information - MR No 26089-200-MRA-MPCP-00001 - Lean Solvent Charge Pumps	26089-200-3PS-MPCP-Z0001	00A
3.10.13	Material Requisition Technical Information - MR No 26089-200-MRA-MPVS-00001 - LNG Cryogenic Pump	26089-200-3PS-MPVS-Z0001	00A
3.10.14	Material Requisition Technical Information - MR No 26089-200-MRA-MPVT-00001 - Vertical Turbine Pumps	26089-200-3PS-MPVT-Z0001	00A
3.10.15	Material Requisition Technical Information - MR No 26089-200-MRA-MUTE-00002 - FEED Gas Expander-Compressor	26089-200-3PS-MUTE-Z0002	00A
3.10.16	Material Requisition Technical Information - MR No 26089-200-MRA-MVA0-00001 - Stainless Steel and Cladded Vessels	26089-200-3PS-MVA0-Z0001	00A
3.10.17	Material Requisition Technical Information - MR No 26089-200-MRA-MVB2-00001 - Absorber Column and Heavy Wall Vessels	26089-200-3PS-MVB2-Z0001	00A
3.10.18	Material Requisition Technical Information - MR No 26089-200-MRA-MVEF-00001 - Filters and Coalescers	26089-200-3PS-MVEF-Z0001	00A
3.10.19	Material Requisition Technical Information - MR No 26089-200-MRA-MVT0-00001 - Column Trays and Internals	26089-200-3PS-MVT0-Z0001	00A
4.0	PLANT UNITS
4.1	General
4.1.1	Overall Block Flow Diagram	26089-200-M5-1P00-00001	00C
4.1.2	P&I Symbols & Legend and Typical Detail Diagrams
4.1.3	Tie-In List	26089-200-M0X-DK-00005	00A
4.1.4	Equipment List	26089-200-M0X-DK-00001	00J

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.1.5	Specialty Item List	26089-200-M0X-DK-00002	00B
4.1.6	Relief Device List	26089-200-M0X-DK-00004	00B
4.1.7	Electrical Equipment List	26089-200-E8-0000-00002	00A
4.1.8	Site Plan	26089-200-P1-0000-00001	00G
4.1.9	Plot Plan Drawings
4.1.9.1	Plot Plan - Sections and Elevations OSBL	26089-200-P1-0000-00004	00B
4.1.9.2	Area Index - Overall Site	26089-200-P1-0000-00100	00B
4.1.9.3	Plot Plan - Drawing Key Plan	26089-200-P1-0000-00101	00D
4.1.9.4	WBS Area Index - Main OSBL Above Ground	26089-200-P1-0000-00102	00C
4.1.9.5	WBS Area Index - Outlying OSBL Above Ground	26089-200-P1-0000-00103	00B
4.1.9.6	WBS Area Index - Underground	26089-200-P1-0000-00104	00C
4.1.9.7	Plot Plan - ISBL Plant 1	26089-200-P1-0100-00001	00D
4.1.9.8	Plot Plan - Sections and Elevations ISBL	26089-200-P1-0100-00010	00B
4.1.9.9	WBS Area Index - ISBL Plant 1	26089-200-P1-0100-00100	00B
4.1.9.10	Plot Plan - ISBL Plant 2	26089-200-P1-0200-00001	00D
4.1.9.11	WBS Area Index - ISBL Plant 2	26089-200-P1-0200-00100	00B
4.1.9.12	Plot Plan - ISBL Plant 3	26089-200-P1-0300-00001	00D
4.1.9.13	WBS Area Index - ISBL Plant 3	26089-200-P1-0300-00100	00B
4.1.9.14	Plot Plan - ISBL Plant 4	26089-200-P1-0400-00001	00D
4.1.9.15	WBS Area Index - ISBL Plant 4	26089-200-P1-0400-00100	00B
4.1.9.16	Plot Plan - ISBL Plant 5	26089-200-P1-0500-00001	00D
4.1.9.17	WBS Area Index - ISBL Plant 5	26089-200-P1-0500-00100	00B
4.1.9.18	Plot Plan - LNG Storage Tanks 1 and 2 and Marine Flare	26089-200-P1-0700-00001	00D
4.1.9.19	Plot Plan - Flare 1 and KO Drums	26089-200-P1-0800-00001	00C
4.1.9.20	Plot Plan - Flare 2 and KO Drums	26089-200-P1-0800-00002	00D
4.1.9.21	Plot Plan - Main OSBL Piperack and Gate	26089-200-P1-0800-00003	00D
4.1.9.22	Plot Plan - South Jetty_Loading Berths	26089-200-P1-0900-00001	00E
4.1.9.23	Plot Plan - North Jetty_Loading Berth	26089-200-P1-0900-00002	00E
4.1.9.24	Plot Plan Buildings - Administration and Control	26089-200-P1-1100-00001	00D
4.1.9.25	Plot Plan - Buildings - Maintenance and Warehouse	26089-200-P1-1100-00002	00B
4.1.9.26	Plot Plan - Material Offloading Facility - MOF	26089-200-P1-1100-00003	00C
4.1.9.27	Plot Plan - Utilities South_LNG Sump and LNG Storage Tank 3 Bogs	26089-200-P1-1200-00001	00E
4.1.9.28	Plot Plan - Utilities North	26089-200-P1-1200-00002	00E
4.1.9.29	Plot Plan - Storm Water Pond 2	26089-200-P1-1200-00003	00D
4.1.10	P4K- UG Layout Sketches
4.1.10.1	Underground Piping - Planning Study - Buildings Area	26089-200-P4K-0000-00001	00A
4.1.10.2	Underground Piping - Planning Study - Utilities Area	26089-200-P4K-0000-00002	00A
4.1.10.3	Underground Piping - Planning Study - ISBL Plants - North Side	26089-200-P4K-0000-00003	00A
4.1.10.4	Underground Piping - Planning Study - ISBL Plants - South Side	26089-200-P4K-0000-00004	00A
4.1.10.5	Underground Piping - Underground Piping Details - All Service	26089-200-P4K-0000-00005	00A
4.1.11	P4K- Tie in Sketches
4.1.11.1	Plot Plan - Piping Tie-Ins - Firewater-Potable Water-Pipeline	26089-200-P4K-0000-00007	00A
4.1.12	Process Units Utility Summary	26089-200-M2-1PDK-00001	00B
4.1.13	List of Catalysts_Chemicals and Lubricants	26089-200-M2-1PDK-00002	00C
4.1.14	Process Description	26089-200-3YD-V04F-00001	00B
4.1.15	Process Control Narrative	26089-200-3YD-V04F-00002	00B
4.1.14	Water and Wastewater Systems Process Description	26089-200-3YD-H04F-00001	00B
4.1.16	Water_Wastewater Chemical Demand	26089-200-H0C-1P00-00002	00A
4.1.17	Heat/Energy and Material Balance
4.1.17.1	Heat and Material Balance - Case 1 - DGAA_5P_Design Case_Design Gas_Avg Ambiet_5 Plants	26089-200-M4-1PDK-00001	00B
4.1.17.2	Heat and Material Balance - Case 2_DGHA_5P_Design Gas_High Ambiet_5 Plants	26089-200-M4-1PDK-00002	00B
4.1.17.3	Heat and Material Balance - Case 3_DGLA - 5P_Design Gas_Low Ambient_5 Plant	26089-200-M4-1PDK-00003	00B
4.1.17.4	Heat and Material Balance - Case 4 HNAA_5P_High N2_Average Ambient_5 Plant	26089-200-M4-1PDK-00004	00B
4.1.17.5	Heat and Material Balance - Case 5_LGHA_5P_Lean Gas_High Ambient_5 Plant	26089-200-M4-1PDK-00005	00B
4.1.17.6	Heat and Material Balance - Case 6_RGLA_5P_Rich Gas_Low Ambient_5 Plant	26089-200-M4-1PDK-00006	00B
4.1.17.7	Heat and Material Balance Case 7 HNSL_1P_High Nitrogen_Ship Loading_1 Plant	26089-200-M4-1PDK-00007	00B
4.1.17.8	Heat and Material Balance - Case 8_DGSL_5P_Design Gas_Ship Loading_5 Plants	26089-200-M4-1PDK-00008	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.1.17.9	Heat and Material Balance - Case 10 - DGAA_1P_Design Gas_Avg Ambient_1 Plant	26089-200-M4-1PDK-00010	00B
4.1.17.10	Heat and Material Balance - Case 11_DGA_1P_C-5701_GE-5701 and LE-5401 not in operation_Design Gas_Avg Ambient_1 Plant	26089-200-M4-1PDK-00011	00B
4.1.17.11	Heat and Material Balance – DGAA_5P - Guaranteed Case – Design Gas_Avg Ambient_5 Plants	26089-200-M4-1PDK-00012	00A
4.1.17.12	Heat and Material Balance for Acid Gas Removal Unit_Case 9_ Design Gas_Max CO2_Low Ambient_5 Plant	26089-200-M4-1PDK-00109	00B
4.1.17.13	Heat and Material Balance for Acid Gas Removal Unit_Case 11_ Design Gas_Average Ambient_1 Plant_PK-5712 and LE-5411 Not in Operation	26089-200-M4-1PDK-00111	00B
4.1.18	Pump Summary
4.1.18.1	Process Design Data - Pump Summary	26089-200-MPA-DK-00003	00C
4.1.18.2	Process Design Data - Driftwood LNG Project - Pump Summary	26089-200-MPA-DK-00002	00D
4.2	Unit 11 – Inlet Receiving
4.2.1	Process/Utility Flow Diagrams
4.2.1.1	Process Flow Diagram - Inlet Gas Receiving	26089-200-M5-1P11-00001	00B
4.2.2	P & I Diagrams and Line Designation Tables
4.2.2.1	Piping and Instrumentation Diagram - Gas Pipeline Connection	26089-200-M6-1P11-00001	00D
4.2.2.2	Piping and Instrumentation Diagram - Feed Gas Line	26089-200-M6-1P11-00002	00C
4.2.2.3	Piping and Instrumentation Diagram - HIPPS_Feed Distribution	26089-200-M6-1P11-00003	00C
4.2.2.4	Piping and Instrumentation Diagram - Start-Up Fuel Gas Electric Heater	26089-200-M6-1P11-00004	00D
4.2.2.5	Piping and Instrumentation Diagram - Water Degassing Drum	26089-200-M6-1P11-00005	00C
4.2.2.6	Line Designation Table	26089-200-M6D-1P11-00001	00D
4.2.2.7	Line Designation Table	26089-200-M6D-1P11-00002	00C
4.2.2.8	Line Designation Table	26089-200-M6D-1P11-00003	00C
4.2.2.9	Line Designation Table	26089-200-M6D-1P11-00004	00D
4.2.2.10	Line Designation Table	26089-200-M6D-1P11-00005	00C
4.2.3	Process Data Sheets
4.2.3.1	Electric Heater Specification Sheet - Start-Up Fuel Gas Electric Heater - E-1103	26089-200-MEA-1P11-01103	00B
4.2.3.2	Vessel Specification Sheet - Bechtel_IPSI - Water Degassing Drum - V-1106	26089-200-MVA-1P11-01106	00B
4.2.4	Equipment Data Sheets
NA
4.2.5	Process Safety Flow Sketches
4.8.5.1	Process Safety Flow Sketch - Inlet Gas Receiving	26089-200-M5K-1P11-10001	00B
4.2.6	Relief Scenario Narrative
4.2.6.1	Inlet Gas Receiving System - Relief Scenario Narrative PSV-110001 for Start-Up Fuel Gas Electric Heater - E-1103	26089-200-JVY-1P11-110001	00A
4.2.6.2	Inlet Gas Receiving System - Relief Scenario Narrative PSV-110002 for Black Start Fuel Gas Header	26089-200-JVY-1P11-110002	00A
4.2.6.3	Inlet Gas Receiving System - Relief Scenario Narrative PSV-110003 for Water Degassing Drum - V-1106	26089-200-JVY-1P11-110003	00A
4.2.7	Material Selection Diagrams
4.2.7.1	Material Selection Diagram - Inlet Gas Receiving	26089-200-N1-1P11-00001	00B
4.3	Unit 12 – Acid Gas Removal and Solvent Regeneration, H2S Removal and Acid Gas Thermal Oxidizer
4.3.1	Process/Utility Flow Diagrams
4.3.1.1	Process Flow Diagram - Acid Gas Removal	26089-200-M5-1P12-00001	00B
4.3.1.2	Process Flow Diagram - Amine Regeneration	26089-200-M5-1P12-00002	00B
4.3.1.3	Process Flow Diagram - H2S Removal	26089-200-M5-1P12-00003	00B
4.3.1.4	Process Flow Diagram - Acid Gas Thermal Oxidizer	26089-200-M5-1P12-00004	00B
4.3.2	P & I Diagrams and Line Designation Tables
4.3.2.1	Piping and Instrumentation Diagram - FEED Gas Heater	26089-200-M6-1P12-00001	00D
4.3.2.2	Piping and Instrumentation Diagram - FEED Gas Filter Coalescer	26089-200-M6-1P12-00002	00C
4.3.2.3	Piping and Instrumentation Diagram - Absorber	26089-200-M6-1P12-00003	00D
4.3.2.4	Piping and Instrumentation Diagram - Solvent Flash Drum	26089-200-M6-1P12-00004	00C
4.3.2.5	Piping and Instrumentation Diagram - Wash Water Recirculation Pumps	26089-200-M6-1P12-00005	00D
4.3.2.6	Piping and Instrumentation Diagram - Lean_Rich Solvent Heat Exchangers	26089-200-M6-1P12-00006	00C
4.3.2.7	Piping and Instrumentation Diagram - Solvent Regenerator	26089-200-M6-1P12-00007	00D
4.3.2.8	Piping and Instrumentation Diagram - Regenerator Overhead Condenser	26089-200-M6-1P12-00008	00C

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.3.2.9	Piping and Instrumentation Diagram - Solvent Regenerator Reflux Drum	26089-200-M6-1P12-00009	00D
4.3.2.10	Piping and Instrumentation Diagram - Lean Solvent Booster Pumps	26089-200-M6-1P12-00010	00C
4.3.2.11	Piping and Instrumentation Diagram - Lean Solvent Cooler	26089-200-M6-1P12-00011	00C
4.3.2.12	Piping and Instrumentation Diagram - Lean Solvent Filters	26089-200-M6-1P12-00012	00C
4.3.2.13	Piping and Instrumentation Diagram - Amine Surge Tank	26089-200-M6-1P12-00013	00D
4.3.2.14	Piping and Instrumentation Diagram - Lean Solvent Charge Pumps	26089-200-M6-1P12-00014	00C
4.3.2.15	Piping and Instrumentation Diagram - Absorber Overhead Gas Coolers	26089-200-M6-1P12-00015	00C
4.3.2.16	Piping and Instrumentation Diagram - Amine Collection Header	26089-200-M6-1P12-00016	00D
4.3.2.17	Piping and Instrumentation Diagram - Amine Sump System	26089-200-M6-1P12-00017	00D
4.3.2.18	Piping and Instrumentation Diagram - Anti-Foam Chemical Injection Skid	26089-200-M6-1P12-00018	00C
4.3.2.19	Piping and Instrumentation Diagram - Scavenger Day Tank	26089-200-M6-1P12-00019	00D
4.3.2.20	Piping and Instrumentation Diagram - H2S Removal Package	26089-200-M6-1P12-00020	00C
4.3.2.21	Piping and Instrumentation Diagram - H2S Removal Package	26089-200-M6-1P12-00021	00C
4.3.2.22	Piping and Instrumentation Diagram - H2S Removal Package	26089-200-M6-1P12-00022	00C
4.3.2.23	Piping and Instrumentation Diagram - Acid Gas Removal H2S Removal Package	26089-200-M6-1P12-00023	00D
4.3.2.24	Piping and Instrumentation Diagram - Acid Gas Thermal Oxidizer KO Drum	26089-200-M6-1P12-00024	00D
4.3.2.25	Piping and Instrumentation Diagram - Acid Gas Thermal Oxidizer	26089-200-M6-1P12-00025	00D
4.3.2.26	Piping and Instrumentation Diagram - Spent Scavenger Storage Tank	26089-200-M6-1P12-00026	00D
4.3.2.27	Piping and Instrumentation Diagram - Scavenger Storage Tank	26089-200-M6-1P12-00027	00B
4.3.2.28	Piping and Instrumentation Diagram - Acid Gas Thermal Oxidizer Fuel Gas KO Drum	26089-200-M6-1P12-00028	00A
4.3.2.29	Line Designation Table	26089-200-M6D-1P12-00001	00D
4.3.2.30	Line Designation Table	26089-200-M6D-1P12-00002	00C
4.3.2.31	Line Designation Table	26089-200-M6D-1P12-00003	00D
4.3.2.32	Line Designation Table	26089-200-M6D-1P12-00004	00C
4.3.2.33	Line Designation Table	26089-200-M6D-1P12-00005	00D
4.3.2.34	Line Designation Table	26089-200-M6D-1P12-00006	00C
4.3.2.35	Line Designation Table	26089-200-M6D-1P12-00007	00D
4.3.2.36	Line Designation Table	26089-200-M6D-1P12-00008	00C
4.3.2.37	Line Designation Table	26089-200-M6D-1P12-00009	00D
4.3.2.38	Line Designation Table	26089-200-M6D-1P12-00010	00C
4.3.2.39	Line Designation Table	26089-200-M6D-1P12-00011	00C
4.3.2.40	Line Designation Table	26089-200-M6D-1P12-00012	00C
4.3.2.41	Line Designation Table	26089-200-M6D-1P12-00013	00D
4.3.2.42	Line Designation Table	26089-200-M6D-1P12-00014	00C
4.3.2.43	Line Designation Table	26089-200-M6D-1P12-00015	00C
4.3.2.44	Line Designation Table	26089-200-M6D-1P12-00016	00D
4.3.2.45	Line Designation Table	26089-200-M6D-1P12-00017	00D
4.3.2.46	Line Designation Table	26089-200-M6D-1P12-00018	00C
4.3.2.47	Line Designation Table	26089-200-M6D-1P12-00019	00D
4.3.2.48	Line Designation Table	26089-200-M6D-1P12-00020	00C
4.3.2.49	Line Designation Table	26089-200-M6D-1P12-00021	00C
4.3.2.50	Line Designation Table	26089-200-M6D-1P12-00022	00C
4.3.2.51	Line Designation Table	26089-200-M6D-1P12-00023	00D
4.3.2.52	Line Designation Table	26089-200-M6D-1P12-00024	00D
4.3.2.53	Line Designation Table	26089-200-M6D-1P12-00025	00D
4.3.2.54	Line Designation Table	26089-200-M6D-1P12-00026	00D
4.3.2.55	Line Designation Table	26089-200-M6D-1P12-00027	00B
4.3.2.56	Line Designation Table	26089-200-M6D-1P12-00028	00A
4.3.3	Process Data Sheets
4.3.3.1	Acid Gas Thermal Oxidizer - H-1201	26089-200-MBA-1P12-01201	00C
4.3.3.2	Air Cooled Heat Exchanger - Lean Solvent Cooler - E-1201	26089-200-MEA-1P12-01201	00B
4.3.3.3	Air Cooled Heat Exchanger - Amine Regeneration - E-1202	26089-200-MEA-1P12-01202	00B
4.3.3.4	Plate Heat Exchanger Specification Sheet - Lean_Rich Solvent Heat Exchanger - E-1203	26089-200-MEA-1P12-01203	00B
4.3.3.5	Heat Exchanger Specification Sheet - Amine Regeneration - E-1204A_B	26089-200-MEA-1P12-01204	00B
4.3.3.6	Air Cooled Heat Exchanger - Acid Gas Removal - E-1206	26089-200-MEA-1P12-01206	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.3.3.7	Heat Exchanger Specification Sheet - Acid Gas Removal - E-1210	26089-200-MEA-1P12-01210	00B
4.3.3.8	Filter Specification Sheet Bechtel_IPSI - Lean Solvent Filter - F-1201	26089-200-MFA-1P12-01201	00B
4.3.3.9	Filter Specification Sheet Bechtel_IPSI - FEED Gas Filter Coalescer - F-1202	26089-200-MFA-1P12-01202	00B
4.3.3.10	Filter Specification Sheet - Bechtel_IPSI - Rich Solvent Filter - F-1203	26089-200-MFA-1P12-01203	00B
4.3.3.11	Filter Specification Sheet Bechtel_IPSI - Lean Solvent After Filter - F-1204	26089-200-MFA-1P12-01204	00B
4.3.3.12	Filter Specification Sheet Bechtel_IPSI - Carbon Treater - F-1205	26089-200-MFA-1P12-01205	00B
4.3.3.13	Filter Specification Sheet - Bechtel_IPSI - Amine Sump Filter - F-1206	26089-200-MFA-1P12-01206	00B
4.3.3.14	Process Specification for Acid Gas Removal Unit	26089-200-MKA-1P12-00001	00C
4.3.3.15	Tank Specification Sheet - Bechtel_IPS - Amine Surge Tank - T-1202	26089-200-MTA-1P12-01202	00B
4.3.3.16	Tank Specification Sheet Bechtel_International Process Services Inc - Scavenger Storage Tank - T-1203	26089-200-MTA-1P12-01203	00B
4.3.3.17	Tank Specification Sheet Bechtel_International Process Services Inc - Spent Scavenger Storage Tank - T-1204	26089-200-MTA-1P12-01204	00B
4.3.3.18	Column Specification Sheet - Bechtel - Absorber - V-1201	26089-200-MVA-1P12-01201	00B
4.3.3.19	Column Specification Sheet - Bechtel - Solvent Regenerator - V-1202	26089-200-MVA-1P12-01202	00B
4.3.3.20	Vessel Specification Sheet - Bechtel_IPSI - Solvent Flash Drum - V-1205	26089-200-MVA-1P12-01205	00B
4.3.3.21	Vessel Specification Sheet - Bechtel_IPSI - Solvent Regenerator Reflux Drum_Vertical - V-1206	26089-200-MVA-1P12-01206	00B
4.3.3.22	Vessel Specification Sheet - Bechtel - Acid Gas Thermal Oxidizer KO Drum - V-1210	26089-200-MVA-1P12-01210	00B
4.3.3.23	Vessel Specification Sheet - V-1211	26089-200-MVA-1P12-01211	00A
4.3.4	Equipment Data Sheets
4.3.4.1	Mechanical Data Sheet - Acid Gas Thermal Oxidizer	26089-200-MBD-1P12-01201	00B
4.3.4.2	Mechanical Datasheet - Lean Solvent Cooler - Air Cooled Heat Exchanger	26089-200-MED-1P12-01201	00B
4.3.4.3	Mechanical Datasheet - Regenerator Overhead Condenser - Air Cooled Heat Exchanger	26089-200-MED-1P12-01202	00B
4.3.4.4	Mechanical Datasheet - Lean_Rich Solvent Heat Exchanger - Welded Plate Heat Exchangers	26089-200-MED-1P12-01203	00B
4.3.4.5	Mechanical Datasheet - Regenerator Reboiler - Shell and Tube Heat Exchanger	26089-200-MED-1P12-01204	00B
4.3.4.6	Mechanical Datasheet - Absorber Overhead Gas Cooler - Air Cooled Heat Exchanger	26089-200-MED-1P12-01206	00B
4.3.4.7	Mechanical Datasheet - FEED Gas Heater - Shell and Tube Heat Exchanger	26089-200-MED-1P12-01210	00B
4.3.4.8	Mechanical Data Sheet - Lean Solvent Filter	26089-200-MFD-1P12-01201	00B
4.3.4.9	Mechanical Data Sheet - Feed Gas Filter Coalescer	26089-200-MFD-1P12-01202	00B
4.3.4.10	Mechanical Data Sheet - Rich Solvent Filter	26089-200-MFD-1P12-01203	00B
4.3.4.11	Mechanical Data Sheet - Lean Solvent After Filter	26089-200-MFD-1P12-01204	00B
4.3.4.12	Mechanical Data Sheet - Carbon Treater	26089-200-MFD-1P12-01205	00B
4.3.4.13	Mechanical Data Sheet - Amine Sump Filter	26089-200-MFD-1P12-01206	00B
4.3.4.14	General Specification for H2S Removal Package	26089-200-MKA-1P12-00002	00B
4.3.4.15	Lean Solvent Charge Pump - 1P thru 5P-1202A_B	26089-200-MPD-1P12-01202	00B
4.3.4.16	Vessel Specification Sheet - Bechte_IPSI - Amine Sump Drum - V-1209	26089-200-MVA-1P12-01209	00B
4.3.4.17	Mechanical Data Sheet - Absorber	26089-200-MVD-1P12-01201	00B
4.3.4.18	Mechanical Data Sheet - Solvent Regenerator	26089-200-MVD-1P12-01202	00B
4.3.4.19	Mechanical Data Sheet - Solvent Flash Drum	26089-200-MVD-1P12-01205	00B
4.3.4.20	Mechanical Data Sheet - Solvent Regenerator Reflux Drum	26089-200-MVD-1P12-01206	00B
4.3.4.21	Mechanical Data Sheet - Acid Gas Thermal Oxidizer KO Drum	26089-200-MVD-1P12-01210	00B
4.3.4.22	Mechanical Data Sheet - H2S Removal Package	26089-200-MXD-1P12-01201	00B
4.3.4.23	Mechanical Data Sheet - Amine Surge Storage Tank	26089-200-MTD-1P12-01202	00B
4.3.4.24	Mechanical Datasheet - Scavenger Storage Tank - 1T-1203	26089-200-MTD-1P12-01203	00B
4.3.5	Process Safety Flow Sketches
4.3.5.2	Process Safety Flow Sketch - Acid Gas Removal	26089-200-M5K-1P12-10001	00B
4.3.5.3	Process Safety Flow Sketch - Amine Regeneration	26089-200-M5K-1P12-10002	00B
4.3.5.4	Process Safety Flow Sketch - H2S Removal	26089-200-M5K-1P12-10003	00B
4.3.5.5	Process Safety Flow Sketch - Acid Gas Thermal Oxidizer	26089-200-M5K-1P12-10004	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.3.6	Relief Scenario Narrative
4.3.6.1	Acid Gas Removal System - Relief Scenario Narrative - PSV-120001 for Absorber_V-1201	26089-200-JVY-1P12-120001	00A
4.3.6.2	Acid Gas Removal System - Relief Scenario Narrative - PSV-120003 for FEED Gas Filer Coalescer_F-1202	26089-200-JVY-1P12-120003	00A
4.3.6.3	Amine Regeneration - Relief Scenario Narrative PSV-120004A thru C for Solvent Regenerator - V-1202_Regenerator Overhead Condensers - E-1202A_B_ Solvent Regenerator Reflux Drum - V-1206 and Regenerator Reboilers - E-1204A_B Tube Side	26089-200-JVY-1P12-120004	00A
4.3.6.4	Acid Gas Removal System - Relief Scenario Narrative PSV-120006 for Solvent Flash Drum - V-1205	26089-200-JVY-1P12-120006	00A
4.3.6.5	Acid Gas Removal System - Relief Scenario Narrative - PSV-120007 For Rich Solvent Filter_F-1203	26089-200-JVY-1P12-120007	00A
4.3.6.6	Amine Regeneration - Relief Scenario Narrative PSV-120010 for Lean Solvent Filter - F-1201	26089-200-JVY-1P12-120010	00A
4.3.6.7	Amine Regeneration - Relief Scenario Narrative PSV-120011 for Carbon Treater - F-1205	26089-200-JVY-1P12-120011	00A
4.3.6.8	Amine Regeneration - Relief Scenario Narrative PSV-120012 for Lean Solvent After Filter - F-1204	26089-200-JVY-1P12-120012	00A
4.3.6.9	Amine Regeneration - Relief Scenario Narrative PSV-120021 for Lean_Rich Solvent Heat Exchangers - E-1203A thru C Lean Solvent Side and Lean Solvent Coolers - E-1201A thru C	26089-200-JVY-1P12-120021	00A
4.3.6.10	Acid Gas Removal System - Relief Scenario Narrative PSV-120022_120013 for Wash Water Pumps - P-1204A_B	26089-200-JVY-1P12-120022	00A
4.3.6.11	Amine Regeneration - Relief Scenario Narrative PSV-120024 and PSV-120025 for Regenerator Reboilers_E-1204A_B Shell Side	26089-200-JVY-1P12-120024	00A
4.3.6.12	Acid Gas Removal System - Relief Scenario Narrative - PSV-120030 for FEED Gas Heater_E-1210 - Tube Side	26089-200-JVY-1P12-120030	00A
4.3.6.13	Acid Gas Removal System - Relief Scenario Narrative - PSV-120031 for FEED Gas Heater_E-1210 - Shell-Side	26089-200-JVY-1P12-120031	00A
4.3.6.14	Acid Gas Removal System - Relief Scenario Narrative PSV-120032 for Demineralized Water Distribution Header Upstream of P-1204A_B 3”-1DW-36017-D0W-N	26089-200-JVY-1P12-120032	00A
4.3.6.15	Amine Regeneration - Relief Scenario Narrative PSV-120104 for Amine Surge Tank_T-1202	26089-200-JVY-1P12-120104	00A
4.3.6.16	Amine Regeneration - Relief Scenario Narrative PSV-120105 for Amine Surge Tank_T-1202	26089-200-JVY-1P12-120105	00A
4.3.6.17	Acid Gas Thermal Oxidizer - Relief Scenario Narrative PSV-120154 for Acid Gas Thermal Oxidizer KO Drum - V-1210	26089-200-JVY-1P12-120154	00A
4.3.6.18	H2S Removal System - Relief Scenario Narrative PSV-120155 for Spent Scavenger Storage Tank_T-1204	26089-200-JVY-1P12-120155	00A
4.3.6.19	Acid Gas Thermal Oxidizer - Relief Scenario Narrative PSV-120156 for Acid Gas Thermal Oxidizer Fuel Gas KO Drum - V-1211	26089-200-JVY-1P12-120156	00A
4.3.6.20	Amine Regeneration - Relief Scenario Narrative PSV-120206A-C for Lean_Rich Solvent Heat Exchangers_E-1203A-C Rich Solvent Side	26089-200-JVY-1P12-120206	00A
4.3.6.21	Amine Regeneration - Relief Scenario Narrative PSV-120237 for Amine Sump Drum - V-12009	26089-200-JVY-1P12-120237	00A
4.3.6.22	Amine Regeneration - Relief Scenario Narrative PSV-120338 for Amine Sump Filter - F-1206	26089-200-JVY-1P12-120338	00A
4.3.7	Material Selection Diagrams
4.3.7.1	Material Selection Diagram - Acid Gas Removal	26089-200-N1-1P12-00001	00B
4.3.7.2	Material Selection Diagram - Amine Regeneration	26089-200-N1-1P12-00002	00B
4.3.7.3	Material Selection Diagram - H2S Removal	26089-200-N1-1P12-00003	00B
4.3.7.4	Material Selection Diagram - Acid Gas Thermal Oxidizer	26089-200-N1-1P12-00004	00B
4.4	Unit 13 – Molecular Sieve Dehydration and Mercury Removal
4.4.1	Process/Utility Flow Diagrams
4.4.1.1	Process Flow Diagram - Dehydration and Mercury Removal	26089-200-M5-1P13-00001	00B
4.4.1.2	Process Flow Diagram - Dehydration and Mercury Removal	26089-200-M5-1P13-00002	00B
4.4.2	P & I Diagrams and Line Designation Tables
4.4.2.1	Piping and Instrumentation Diagram - Dryer Inlet Separator and Filter	26089-200-M6-1P13-00001	00D
4.4.2.2	Piping and Instrumentation Diagram - Molecular Sieve Dehydrators	26089-200-M6-1P13-00002	00D
4.4.2.3	Piping and Instrumentation Diagram - Molecular Sieve Dehydrators	26089-200-M6-1P13-00003	00D

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.4.2.4	Piping and Instrumentation Diagram - Mercury Removal Beds and Filters	26089-200-M6-1P13-00004	00D
4.4.2.5	Piping and Instrumentation Diagram - Regeneration Gas Heater	26089-200-M6-1P13-00005	00C
4.4.2.6	Piping and Instrumentation Diagram - Regeneration Gas KO Drum	26089-200-M6-1P13-00006	00C
4.4.2.7	Piping and Instrumentation Diagram - Regeneration Gas Compressor 1C-1311	26089-200-M6-1P13-00007	00D
4.4.2.8	Piping and Instrumentation Diagram - Molecular Sieve Dehydrators	26089-200-M6-1P13-00008	00D
4.4.2.9	Piping and Instrumentation Diagram - Molecular Sieve Dehydrator	26089-200-M6-1P13-00009	00D
4.4.2.10	Piping and Instrumentation Diagram - Regeneration Gas Heater	26089-200-M6-1P13-00010	00C
4.4.2.11	Piping and Instrumentation Diagram - Regeneration Gas KO Drum	26089-200-M6-1P13-00011	00C
4.4.2.12	Piping and Instrumentation Diagram - Regeneration Gas Compressor 1C-1321	26089-200-M6-1P13-00012	00D
4.4.2.13	Piping and Instrumentation Diagram - Defrost Gas Distribution	26089-200-M6-1P13-00013	00C
4.4.2.14	Line Designation Table	26089-200-M6D-1P13-00001	00D
4.4.2.15	Line Designation Table	26089-200-M6D-1P13-00002	00D
4.4.2.16	Line Designation Table	26089-200-M6D-1P13-00003	00D
4.4.2.17	Line Designation Table	26089-200-M6D-1P13-00004	00D
4.4.2.18	Line Designation Table	26089-200-M6D-1P13-00005	00C
4.4.2.19	Line Designation Table	26089-200-M6D-1P13-00006	00C
4.4.2.20	Line Designation Table	26089-200-M6D-1P13-00007	00D
4.4.2.21	Line Designation Table	26089-200-M6D-1P13-00008	00D
4.4.2.22	Line Designation Table	26089-200-M6D-1P13-00009	00D
4.4.2.23	Line Designation Table	26089-200-M6D-1P13-00010	00C
4.4.2.24	Line Designation Table	26089-200-M6D-1P13-00011	00C
4.4.2.25	Line Designation Table	26089-200-M6D-1P13-00012	00D
4.4.2.26	Line Designation Table	26089-200-M6D-1P13-00013	00C
4.4.3	Process Data Sheets
4.4.3.1	Centrifugal Compressor Specification Sheet - Bechtel_IPSI - Regeneration Gas Compressors - C-1311 and 1321	26089-200-MCA-1P13-01311	00B
4.4.3.2	Air Cooled Heat Exchanger - Regeneration Gas Cooler - E-1311 and E-1321	26089-200-MEA-1P13-01311	00B
4.4.3.3	Heat Exchanger Specification Sheet - Dehydration and Mercury Removal Unit - E-1312 and E-1322	26089-200-MEA-1P13-01312	00C
4.4.3.4	Filter Specification Sheet - Bechtel_IPSI - Dryer Inlet Filter Coalescer - F-1301	26089-200-MFA-1P13-01301	00B
4.4.3.4	Filter Specification Sheet Bechtel_IPSI - Mercury Removal After Filters - F-1302A-B	26089-200-MFA-1P13-01302	00B
4.4.3.6	Filter Specification Sheet Bechtel_IPSI - Molecular Sieve After Filter - F-1303	26089-200-MFA-1P13-01303	00B
4.4.3.7	Process Specification for Molecular Sieve Dehydration System	26089-200-MKA-1P13-00001	00D
4.4.3.8	Process Specification for Mercury Removal System	26089-200-MKA-1P13-00002	00B
4.4.3.9	Vessel Specification Sheet - Bechtel_IPSI - Dryer Inlet Separator - V-1301	26089-200-MVA-1P13-01301	00B
4.4.3.10	Mercury Removal Beds - V-1304A and B	26089-200-MVA-1P13-01304	00B
4.4.3.11	Molecular Sieve Dehydrators - V-1312A-C	26089-200-MVA-1P13-01312	00B
4.4.3.12	Vessel Specification Sheet - Bechtel_IPSI - Regeneration Gas KO Drum - V-1315 and 1325	26089-200-MVA-1P13-01315	00B
4.4.4	Equipment Data Sheets
4.4.4.1	Regeneration Gas Compressor - 1C-1311_1C-1321_2C-1311_2C-1321_3C-1311_3C- 1321_4C-1311_4C-1321_5C-1311_5C-1321	26089-200-MCD-1P13-01311	00B
4.4.4.2	Mechanical Datasheet - Regeneration Gas Cooler - Air Cooled Heat Exchanger	26089-200-MED-1P13-01311	00B
4.4.4.3	Mechanical Datasheet Regeneration Gas Heater - Shell and Tube Heat Exchanger - 1E thru 5E-1312A_B and 1322A_B	26089-200-MED-1P13-01312	00A
4.4.4.4	Mechanical Data Sheet - Dryer Inlet Filter Coalescer	26089-200-MFD-1P13-01301	00B
4.4.4.5	Mechanical Data Sheet - Mercury Removal After Filters	26089-200-MFD-1P13-01302	00B
4.4.4.6	Mechanical Data Sheet - Molecular Sieve After Filter	26089-200-MFD-1P13-01303	00B
4.4.4.7	Regeneration Compressor - Motor Driver - 1C-1311-M01_1C-1321-M01_2C-1311-M01_2C-1321- M01_3C-1311-M01_3C-1321-M01_4C-1311- M01_4C-1321-M02_5C-1311-M01_1321-M01	26089-200-MUD-1P13-01311	00A
4.4.4.8	Mechanical Data Sheet - Dryer Inlet Separator	26089-200-MVD-1P13-01301	00B
4.4.4.9	Mechanical Data Sheet - Mercury Removal Beds	26089-200-MVD-1P13-01304	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.4.4.10	Mechanical Data Sheet - Molecular Sieve Dehydrators	26089-200-MVD-1P13-01312	00B
4.4.4.11	Mechanical Data Sheet - Regeneration Gas KO Drum	26089-200-MVD-1P13-01315	00B
4.4.5	Process Safety Flow Sketches
4.4.5.1	Process Safety Flow Sketch - Dehydration and Mercury Removal	26089-200-M5K-1P13-10001	00B
4.4.5.2	Process Safety Flow Sketch - Dehydration and Mercury Removal	26089-200-M5K-1P13-10002	00B
4.4.6	Relief Scenario Narrative
4.4.6.1	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-130001 for Dryer Inlet Filter Coalescer - F-1301	26089-200-JVY-1P13-130001	00A
4.4.6.2	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-130006_PSV-130007 for Mercury Removal After Filters - F-1302A_B	26089-200-JVY-1P13-130006	00A
4.4.6.3	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-130011 for Dryer Inlet Separator - V-1301	26089-200-JVY-1P13-130011	00A
4.4.6.4	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-130012 for Molecular Sieve After Filter - F-1303	26089-200-JVY-1P13-130012	00A
4.4.6.5	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-130013 for Mercury Removal Beds - V-1304A_B	26089-200-JVY-1P13-130013	00A
4.4.6.6	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-130112 for Defrost Gas Distribution Header_14” -1DF-13002-B1A	26089-200-JVY-1P13-130112	00A
4.4.6.7	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-131002_PSV-131003_PSV-131004 - Molecular Sieve Dehydrators - V-1312A_B_C	26089-200-JVY-1P13-131002	00A
4.4.6.8	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-131005 for Regeneration GAs Compressor - C-1311	26089-200-JVY-1P13-131005	00A
4.4.6.9	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-131009 for Regeneration GAs KO Drum - V-1315 _Regeneration Gas Cooler - E-1311	26089-200-JVY-1P13-131009	00A
4.4.6.10	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-131014 for Regeneration GAs Heater - E-1312A_B Tube Side	26089-200-JVY-1P13-131014	00A
4.4.6.11	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-131015 for Regeneration GAs Heater - E-1312A_B Shell Side	26089-200-JVY-1P13-131015	00A
4.4.6.12	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-13202_PSV-132003_PSV-132004 - Molecular Sieve Dehydrators - V-1322A_B_C	26089-200-JVY-1P13-132002	00A
4.4.6.13	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-132005 for Regeneration Gas Compressor - C-1321	26089-200-JVY-1P13-132005	00A
4.4.6.14	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-132009 for Regeneration Gas KO Drum - V-1325 and Regeneration Gas Cooler - E-1321	26089-200-JVY-1P13-132009	00A
4.4.6.15	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-132014 for Regeneration Gas Heater - E-1322A_B Tube Side	26089-200-JVY-1P13-132014	00A
4.4.6.16	Dehydration and Mercury Removal - Relief Scenario Narrative PSV-132015 for Regeneration Gas Heater - E-1322A_B Shell Side	26089-200-JVY-1P13-132015	00A
4.4.7	Material Selection Diagrams
4.4.7.1	Material Selection Diagram - Dehydration and Mercury Removal	26089-200-N1-1P13-00001	00B
4.4.7.2	Material Selection Diagram - Dehydration and Mercury Removal	26089-200-N1-1P13-00002	00B
4.5	Unit 54 - Liquefaction, including MR Compressor Turbines (with Selective Catalytic NOx Reduction)
4.5.1	Process/Utility Flow Diagrams
See section 9 - Chart documents
4.5.2	P & I Diagrams and Line Designation Tables
4.5.2.1	Piping and Instrumentation Diagram - MR Compressor 1st Section Suction Drum IV-5411_Liquefier-1	26089-200-M6-1P54-00001	00D
4.5.2.2	Piping and Instrumentation Diagram - MR Compressor 1C-5411_Liquefier-1	26089-200-M6-1P54-00002	00D
4.5.2.3	Piping and Instrumentation Diagram - MR Compressor 1st Section Condenser 1E-5411A thru F_Liquefier-1	26089-200-M6-1P54-00003	00C
4.5.2.4	Piping and Instrumentation Diagram - MR 2nd Section Suction Drum 1V-5412_Liquefier 1	26089-200-M6-1P54-00004	00D
4.5.2.5	Piping and Instrumentation Diagram - MR Compressor 2nd Section Condenser 1E-5412A-F_Liquefier-1	26089-200-M6-1P54-00005	00D
4.5.2.6	Piping and Instrumentation Diagram - MR Accumulator 1V-5413_Liquefier-1	26089-200-M6-1P54-00006	00D

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.5.2.7	Piping and Instrumentation Diagram - MR Compressor 2nd Section Recycle Cooler IE-5413A-B_Liquefier-1	26089-200-M6-1P54-00007	00C
4.5.2.8	Piping and Instrumentation Diagram - LNG ISBL Equalization	26089-200-M6-1P54-00010	00D
4.5.2.9	Piping and Instrumentation Diagram - Liquefaction Exchanger 1E-5415_Liquefier-1	26089-200-M6-1P54-00011	00D
4.5.2.10	Piping and Instrumentation Diagram - Liquefier Product Line - Liquefier-1	26089-200-M6-1P54-00012	00D
4.5.2.11	Piping and Instrumentation Diagram - MR Cold Separator 1V-5414 and Cold Standpipe 1V-5416_Liquefier-1	26089-200-M6-1P54-00013	00D
4.5.2.12	Piping and Instrumentation Diagram - MID Standpipe 1V-5415_Liquefier-1	26089-200-M6-1P54-00014	00C
4.5.2.13	Piping and Instrumentation Diagram - Liquefaction Cold Box 1PK-5411_Liquefier-1	26089-200-M6-1P54-00015	00C
4.5.2.14	Piping and Instrumentation Diagram - MR Compressor Auxiliaries - 1C-5411_Liquefier-1	26089-200-M6-1P54-00016	00D
4.5.2.15	Piping and Instrumentation Diagram - MR Compressor 1st Section Suction Drum 1V-5421_Liquefier 2	26089-200-M6-1P54-00021	00D
4.5.2.16	Piping and Instrumentation Diagram - MR Compressor 1C-5421_Liquefier 2	26089-200-M6-1P54-00022	00D
4.5.2.17	Piping and Instrumentation Diagram - MR Compressor 1st Section Condenser 1E-5421A-F_Liquefier 2	26089-200-M6-1P54-00023	00C
4.5.2.18	Piping and Instrumentation Diagram - MR 2nd Section Suction Drum 1V-5422_Liquefier-2	26089-200-M6-1P54-00024	00D
4.5.2.19	Piping and Instrumentation Diagram - MR Compressor 2nd Section Condenser 1E-5422A-F_Liquefier-2	26089-200-M6-1P54-00025	00D
4.5.2.20	Piping and Instrumentation Diagram - MR Accumulator 1V-5423_Liquefier-2	26089-200-M6-1P54-00026	00D
4.5.2.21	Piping and Instrumentation Diagram - MR Compressor 2nd Section Recycle Cooler 1E-5423A_B_Liquefier-2	26089-200-M6-1P54-00027	00C
4.5.2.22	Piping and Instrumentation Diagram - Liquefaction Exchanger 1E-5425_Liquefier-2	26089-200-M6-1P54-00031	00D
4.5.2.23	Piping and Instrumentation Diagram - Liquefier Product Line - Liquefier-2	26089-200-M6-1P54-00032	00D
4.5.2.24	Piping and Instrumentation Diagram - MR Cold Separator 1V-5424 and Cold Standpipe 1V-5426_Liquefier-2	26089-200-M6-1P54-00033	00D
4.5.2.25	Piping and Instrumentation Diagram - MID Standpipe 1V-5425_Liquefier-2	26089-200-M6-1P54-00034	00C
4.5.2.26	Piping and Instrumentation Diagram - Liquefaction Cold Box_1PK-5421_Liquefier-2	26089-200-M6-1P54-00035	00C
4.5.2.27	Piping and Instrumentation Diagram - MR Compressor Auxiliaries - 1C-5421_Liquefier-2	26089-200-M6-1P54-00036	00D
4.5.2.28	Piping and Instrumentation Diagram - MR Compressor 1st Section Suction Drum 1V-5431_Liquefier-3	26089-200-M6-1P54-00041	00D
4.5.2.29	Piping and Instrumentation Diagram - MR Compressor 1C-5431_Liquefier-3	26089-200-M6-1P54-00042	00D
4.5.2.30	Piping and Instrumentation Diagram - MR Compressor 1st Section Condenser 1E-5431A-F_Liquefier-3	26089-200-M6-1P54-00043	00C
4.5.2.31	Piping and Instrumentation Diagram - MR 2nd Section Suction Drum 1V-5432_Liquefier-3	26089-200-M6-1P54-00044	00D
4.5.2.32	Piping and Instrumentation Diagram - MR Compressor 2nd Section Condenser 1E-5432A-F_Liquefier-3	26089-200-M6-1P54-00045	00D
4.5.2.33	Piping and Instrumentation Diagram - MR Accumulator 1V-5433_Liquefier-3	26089-200-M6-1P54-00046	00D
4.5.2.34	Piping and Instrumentation Diagram - MR Compressor 2nd Section Recycle Cooler 1E-5433A-B_Liquefier-3	26089-200-M6-1P54-00047	00C
4.5.2.35	Piping and Instrumentation Diagram - Liquefaction Exchanger 1E-5435_Liquefier-3	26089-200-M6-1P54-00051	00D
4.5.2.36	Piping and Instrumentation Diagram - Liquefier Product Line - Liquefier-3	26089-200-M6-1P54-00052	00D
4.5.2.37	Piping and Instrumentation Diagram - MR Cold Separator 1V-5434 and Cold Standpipe 1V-5436_Liquefier-3	26089-200-M6-1P54-00053	00D
4.5.2.38	Piping and Instrumentation Diagram - MID Standpipe 1V-5435_Liquefier-3	26089-200-M6-1P54-00054	00C
4.5.2.39	Piping and Instrumentation Diagram - Liquefaction Cold Box 1PK-5431_Liquefier-3	26089-200-M6-1P54-00055	00C
4.5.2.40	Piping and Instrumentation Diagram - MR Compressor Auxiliaries - 1C-5431_Liquefier-3	26089-200-M6-1P54-00056	00D

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.5.2.41	Piping and Instrumentation Diagram - MR Compressor 1st Section Suction Drum 1V-5441_Liquefier-4	26089-200-M6-1P54-00061	00D
4.5.2.42	Piping and Instrumentation Diagram - MR Compressor 1C-5441_Liquefier-4	26089-200-M6-1P54-00062	00D
4.5.2.43	Piping and Instrumentation Diagram - MR Compressor 1st Section Condenser 1E-5441A-F-Liquefier-4	26089-200-M6-1P54-00063	00C
4.5.2.44	Piping and Instrumentation Diagram - MR 2nd Section Suction Drum 1V-5442_Liquefier-4	26089-200-M6-1P54-00064	00D
4.5.2.45	Piping and Instrumentation Diagram - MR Compressor 2nd Section Condenser 1E-5442A-F_Liquefier-4	26089-200-M6-1P54-00065	00D
4.5.2.46	Piping and Instrumentation Diagram - MR Accumulator 1V-5443_Liquefier-4	26089-200-M6-1P54-00066	00D
4.5.2.47	Piping and Instrumentation Diagram - MR Compressor 2nd Section Recycle Cooler 1E-5443A-B_Liquefier-4	26089-200-M6-1P54-00067	00C
4.5.2.48	Piping and Instrumentation Diagram - Liquefaction Exchanger 1E-5445_Liquefier-4	26089-200-M6-1P54-00071	00D
4.5.2.49	Piping and Instrumentation Diagram - Liquefier Product Line - Liquefier-4	26089-200-M6-1P54-00072	00D
4.5.2.50	Piping and Instrumentation Diagram - MR Cold Separator 1V-5444 and Cold Standpipe 1V-5446_Liquefier-4	26089-200-M6-1P54-00073	00D
4.5.2.51	Piping and Instrumentation Diagram - MID Standpipe 1V-5445_Liquefier-4	26089-200-M6-1P54-00074	00C
4.5.2.52	Piping and Instrumentation Diagram - Liquefaction Cold Box 1PK-5441_Liquefier 4	26089-200-M6-1P54-00075	00C
4.5.2.53	Piping and Instrumentation Diagram - MR Compressor Auxiliaries - 1C-5441_Liquefier 4	26089-200-M6-1P54-00076	00D
4.5.2.54	Line Designation Table	26089-200-M6D-1P54-00001	00D
4.5.2.55	Line Designation Table	26089-200-M6D-1P54-00002	00D
4.5.2.56	Line Designation Table	26089-200-M6D-1P54-00003	00C
4.5.2.57	Line Designation Table	26089-200-M6D-1P54-00004	00D
4.5.2.58	Line Designation Table	26089-200-M6D-1P54-00005	00D
4.5.2.59	Line Designation Table	26089-200-M6D-1P54-00006	00D
4.5.2.60	Line Designation Table	26089-200-M6D-1P54-00007	00C
4.5.2.61	Line Designation Table	26089-200-M6D-1P54-00010	00D
4.5.2.62	Line Designation Table	26089-200-M6D-1P54-00011	00D
4.5.2.63	Line Designation Table	26089-200-M6D-1P54-00012	00D
4.5.2.64	Line Designation Table	26089-200-M6D-1P54-00013	00D
4.5.2.65	Line Designation Table	26089-200-M6D-1P54-00014	00C
4.5.2.66	Line Designation Table	26089-200-M6D-1P54-00015	00C
4.5.2.67	Line Designation Table	26089-200-M6D-1P54-00016	00D
4.5.2.68	Line Designation Table	26089-200-M6D-1P54-00021	00D
4.5.2.69	Line Designation Table	26089-200-M6D-1P54-00022	00D
4.5.2.70	Line Designation Table	26089-200-M6D-1P54-00023	00C
4.5.2.71	Line Designation Table	26089-200-M6D-1P54-00024	00D
4.5.2.72	Line Designation Table	26089-200-M6D-1P54-00025	00D
4.5.2.73	Line Designation Table	26089-200-M6D-1P54-00026	00D
4.5.2.74	Line Designation Table	26089-200-M6D-1P54-00027	00C
4.5.2.75	Line Designation Table	26089-200-M6D-1P54-00031	00D
4.5.2.76	Line Designation Table	26089-200-M6D-1P54-00032	00D
4.5.2.77	Line Designation Table	26089-200-M6D-1P54-00033	00D
4.5.2.78	Line Designation Table	26089-200-M6D-1P54-00034	00C
4.5.2.79	Line Designation Table	26089-200-M6D-1P54-00035	00C
4.5.2.80	Line Designation Table	26089-200-M6D-1P54-00036	00D
4.5.2.81	Line Designation Table	26089-200-M6D-1P54-00041	00D
4.5.2.82	Line Designation Table	26089-200-M6D-1P54-00042	00D
4.5.2.83	Line Designation Table	26089-200-M6D-1P54-00043	00C
4.5.2.84	Line Designation Table	26089-200-M6D-1P54-00044	00D
4.5.2.85	Line Designation Table	26089-200-M6D-1P54-00045	00D
4.5.2.86	Line Designation Table	26089-200-M6D-1P54-00046	00D
4.5.2.87	Line Designation Table	26089-200-M6D-1P54-00047	00C
4.5.2.88	Line Designation Table	26089-200-M6D-1P54-00051	00D
4.5.2.89	Line Designation Table	26089-200-M6D-1P54-00052	00D
4.5.2.90	Line Designation Table	26089-200-M6D-1P54-00053	00D
4.5.2.91	Line Designation Table	26089-200-M6D-1P54-00054	00C
4.5.2.92	Line Designation Table	26089-200-M6D-1P54-00055	00C
4.5.2.93	Line Designation Table	26089-200-M6D-1P54-00056	00D
4.5.2.94	Line Designation Table	26089-200-M6D-1P54-00061	00D

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.5.2.95	Line Designation Table	26089-200-M6D-1P54-00062	00D
4.5.2.96	Line Designation Table	26089-200-M6D-1P54-00063	00C
4.5.2.97	Line Designation Table	26089-200-M6D-1P54-00064	00D
4.5.2.98	Line Designation Table	26089-200-M6D-1P54-00065	00D
4.5.2.99	Line Designation Table	26089-200-M6D-1P54-00066	00D
4.5.2.100	Line Designation Table	26089-200-M6D-1P54-00067	00C
4.5.2.101	Line Designation Table	26089-200-M6D-1P54-00071	00D
4.5.2.102	Line Designation Table	26089-200-M6D-1P54-00072	00D
4.5.2.103	Line Designation Table	26089-200-M6D-1P54-00073	00D
4.5.2.104	Line Designation Table	26089-200-M6D-1P54-00074	00C
4.5.2.105	Line Designation Table	26089-200-M6D-1P54-00075	00C
4.5.2.106	Line Designation Table	26089-200-M6D-1P54-00076	00D
4.5.3	Process Data Sheets
4.5.3.1	Centrifugal Compressor Specification Sheet_Bechtel_IPSI for Mixed Refrigerant Compressors - C-5411 and 5412	26089-200-MCA-1P54-05411	00B
4.5.3.2	Air Cooled Heat Exchanger - MR Compressor 1st Section Condenser - E-5411	26089-200-MEA-1P54-05411	00B
4.5.3.3	Air Cooled Heat Exchanger - MR Compressor 2nd Section Condenser - E-5412	26089-200-MEA-1P54-05412	00B
4.5.3.4	Process Data Sheet - Air Cooled Heat Exchanger	26089-200-MEA-1P54-05413	00B
4.5.3.5	Expander_Hydraulic Turbine Specification Sheet - Bechtel_IPSI_LNG Product Expander - LE-5411	26089-200-MUA-1P54-05411	00A
4.5.3.6	Vessel Specification Sheet - Bechtel - MR Compressor 1st Section Suction Drum - V-5411	26089-200-MVA-1P54-05411	00B
4.5.3.7	Vessel Specification Sheet - Bechtel - MR Compressor 2nd Section Suction Drum - V-5412	26089-200-MVA-1P54-05412	00B
4.5.3.8	Vessel Specification Sheet - Bechtel - MR Accumulator - V-5413	26089-200-MVA-1P54-05413	00B
4.5.4	Equipment Data Sheets
4.5.4.1	Mechanical Data Sheet - Mixed Refrigerant Compressors	26089-200-MCD-1P54-C5411	00B
4.5.4.2	Mechanical Datasheet - MR Compressor 1st Section Condenser - Air Cooled Heat Exchanger	26089-200-MED-1P54-05411	00B
4.5.4.3	Mechanical Datasheet - MR Compressor 2nd Section Condenser - Air Cooled Heat Exchanger	26089-200-MED-1P54-05412	00B
4.5.4.4	Mechanical Datasheet - MR Compressor Anti-Surge Cooler - Air Cooled Heat Exchanger	26089-200-MED-1P54-05413	00B
4.5.4.5	Not Used	Not Used
4.5.4.6	Mechanical Data Sheet - Synthetic Lube Oil Air Cooler Mixed Refrigerant Compressors	26089-200-MED-1P54-B5411	00A
4.5.4.7	Mechanical Data Sheet - Lube Oil and Seal Systems Mixed Refrigerant Compressors	26089-200-MPD-1P54-A5411	00A
4.5.4.8	Mechanical Data Sheet - Gas Turbine Driver - Mixed Refrigerant Compressors	26089-200-MUD-1P54-TC5411	00B
4.5.4.9	Mechanical Data Sheet - MR Accumulator	26089-200-MVD-1P54-05413	00B
4.5.4.10	Mechanical Data Sheet - Special Purpose Coupling Mixed Refrigerant Compressors	26089-200-MXD-1P54-A5411	00A
4.5.5	Process Safety Flow Sketches
4.5.5.1	Process Safety Flow Sketch - Liquefaction	26089-200-M5K-1P54-10001	00B
4.5.5.2	Process Safety Flow Sketch - MR Refrigerated Liquefaction System - MR Compressor	26089-200-M5K-1P54-10002	00B
4.5.6	Relief Scenario Narrative
4.5.6.1	MR Compressor System - Relief Scenario Narrative - PSV-541001 for MR Compressor 1st Section Suction Drum_V-5411	26089-200-JVY-1P54-541001	00A
4.5.6.2	MR Compressor System - Relief Scenario Narrative - PSV-541001 for MR Compressor 2nd Section Suction Drum_V-5412	26089-200-JVY-1P54-541002	00A
4.5.6.3	MR Compressor System - Relief Scenario Narrative - PSV-541004 for MR Accumulator_V5413 and MR Compressor 2nd Section Condenser_E-5412	26089-200-JVY-1P54-541004	00A
4.5.6.4	MR Compressor System - Relief Scenario Narrative - PSV-541005 for MR Compressor 1st Section Condenser_E-5411	26089-200-JVY-1P54-541005	00A
4.5.6.5	MR Compressor System - Relief Scenario Narrative - PSV-541008 for MR Compressor_C-5411_MR Compressor 2nd Section Condenser-E-5412 and MR Compressor Anti-Surge Cooler_E-5413	26089-200-JVY-1P54-541008	00A
4.5.6.6	MR Compressor System - Relief Scenario Narrative - PSV-541011 for LNG Expander_LE-5411	26089-200-JVY-1P54-541011	00A

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.5.6.7	MR Compressor System - Relief Scenario Narrative - PSV-541014 for MR Cold Separator_V-5414 and Liquefaction Exchanger_E-5415 Pass F_G_H	26089-200-JVY-1P54-541014	00A
4.5.6.8	MR Compressor System - Relief Scenario Narrative - PSV-541015 for Liquefaction Exchanger_E-5415 Pass E	26089-200-JVY-1P54-541015	00A
4.5.6.9	MR Compressor System - Relief Scenario Narrative - PSV-541016 for Liquefaction Exchanger_E-5415 Pass B	26089-200-JVY-1P54-541016	00A
4.5.6.10	MR Compressor System - Relief Scenario Narrative - PSV-541017 for Liquefaction Exchanger_E-5415 Pass A	26089-200-JVY-1P54-541017	00A
4.5.6.11	MR Compressor System - Relief Scenario Narrative - PSV-541111 for MID Standpipe_V5415_Cold Standpipe_V-5416 and Liquefaction Exchanger_E-5415 Pass D	26089-200-JVY-1P54-541111	00A
4.5.7	Material Selection Diagrams
4.5.7.1	Material Selection Diagram - MR Refrigerated Liquefaction System - MR Compressor	26089-200-N1-1P54-00001	00A
4.5.7.2	Material Selection Diagram - Liquefaction	26089-200-N1-1P54-00002	00A
4.6	Unit 57 - Heavy hydrocarbon removal
4.6.1	Process/Utility Flow Diagrams
See section 9 - Chart documents
4.6.2	P & I Diagrams and Line Designation Tables
4.6.2.1	Piping and Instrumentation Diagram - FEED Gas Expander_Compressor Package IPK-5712 - Liquefier-1	26089-200-M6-1P57-00001	00D
4.6.2.2	Piping and Instrumentation Diagram - Heavies Removal Exchanger IE-5711 - Liquefier-1	26089-200-M6-1P57-00002	00D
4.6.2.3	Piping and Instrumentation Diagram - Heavies Removal Scrub Column IV-5711 - Liquefier-1	26089-200-M6-1P57-00003	00D
4.6.2.4	Piping and Instrumentation Diagram - Heavies Removal Reflux Pumps IP-5711A_B and Heavies Removal Reflux Drum IV-5712	26089-200-M6-1P57-00004	00C
4.6.2.5	Piping and Instrumentation Diagram - Heavy Hydrocarbon Cold Box 1PK-5711 - Liquefier-1	26089-200-M6-1P57-00005	00C
4.6.2.6	Piping and Instrumentation Diagram - HHC - Liquefaction Interface	26089-200-M6-1P57-00007	00D
4.6.2.7	Piping and Instrumentation Diagram - HHC FEED Gas and BOG Recycle Interface	26089-200-M6-1P57-00008	00D
4.6.2.8	Piping and Instrumentation Diagram - FEED Gas Expander_Compressor Package 1PK-5722 - Liquefier-2	26089-200-M6-1P57-00011	00D
4.6.2.9	Piping and Instrumentation Diagram - Heavies Removal Exchanger IE-5421 - Liquefier-2	26089-200-M6-1P57-00012	00D
4.6.2.10	Piping and Instrumentation Diagram - Heavies Removal Srub Column IV-5721 - Liquefier-2	26089-200-M6-1P57-00013	00D
4.6.2.11	Piping and Instrumentation Diagram - Heavies Removal Reflux Pumps 1P-5721A_B and Heavies Removal Reflux Drum 1V-5722	26089-200-M6-1P57-00014	00C
4.6.2.12	Piping and Instrumentation Diagram - Heavy Hydrocarbon Cold Box 1PK-5721 - Liquefier-2	26089-200-M6-1P57-00015	00C
4.6.2.13	Piping and Instrumentation Diagram - FEED Gas Expander_Compressor Package 1PK-5732 - Liquefier-3	26089-200-M6-1P57-00021	00D
4.6.2.14	Piping and Instrumentation Diagram - Heavies Removal Exchanger IE-5731 - Liquefier-3	26089-200-M6-1P57-00022	00D
4.6.2.15	Piping and Instrumentation Diagram - Heavies Removal Srub Column IV-5731 - Liquefier-3	26089-200-M6-1P57-00023	00D
4.6.2.16	Piping and Instrumentation Diagram - Heavies Removal Reflux Pumps 1P-5731A_B and Heavies Removal Reflux Drum 1V-5732	26089-200-M6-1P57-00024	00C
4.6.2.17	Piping and Instrumentation Diagram - Heavy Hydrocarbon Cold Box 1PK-5731 - Liquefier-3	26089-200-M6-1P57-00025	00C
4.6.2.18	Piping and Instrumentation Diagram - FEED Gas Expander_Compressor Package 1PK-5742 - Liquefier-4	26089-200-M6-1P57-00031	00D
4.6.2.19	Piping and Instrumentation Diagram - Heavies Removal Exchanger IE-5741 - Liquefier-4	26089-200-M6-1P57-00032	00D
4.6.2.20	Piping and Instrumentation Diagram - Heavies Removal Srub Column IV-5741 - Liquefier-4	26089-200-M6-1P57-00033	00D
4.6.2.21	Piping and Instrumentation Diagram - Heavies Removal Reflux Pumps 1P-5741A_B and Heavies Removal Reflux Drum 1V-5742	26089-200-M6-1P57-00034	00C
4.6.2.22	Piping and Instrumentation Diagram - Heavy Hydrocarbon Cold Box 1PK-5741 - Liquefier-4	26089-200-M6-1P57-00035	00C
4.6.2.23	Line Designation Table	26089-200-M6D-1P57-00001	00D
4.6.2.24	Line Designation Table	26089-200-M6D-1P57-00002	00D
4.6.2.25	Line Designation Table	26089-200-M6D-1P57-00003	00D
4.6.2.26	Line Designation Table	26089-200-M6D-1P57-00004	00C

(1-2)-18

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.6.2.27	Line Designation Table	26089-200-M6D-1P57-00005	00C
4.6.2.28	Line Designation Table	26089-200-M6D-1P57-00007	00D
4.6.2.29	Line Designation Table	26089-200-M6D-1P57-00008	00D
4.6.2.30	Line Designation Table	26089-200-M6D-1P57-00011	00D
4.6.2.31	Line Designation Table	26089-200-M6D-1P57-00012	00D
4.6.2.32	Line Designation Table	26089-200-M6D-1P57-00013	00D
4.6.2.33	Line Designation Table	26089-200-M6D-1P57-00014	00C
4.6.2.34	Line Designation Table	26089-200-M6D-1P57-00015	00C
4.6.2.35	Line Designation Table	26089-200-M6D-1P57-00021	00D
4.6.2.36	Line Designation Table	26089-200-M6D-1P57-00022	00D
4.6.2.37	Line Designation Table	26089-200-M6D-1P57-00023	00D
4.6.2.38	Line Designation Table	26089-200-M6D-1P57-00024	00C
4.6.2.39	Line Designation Table	26089-200-M6D-1P57-00025	00C
4.6.2.40	Line Designation Table	26089-200-M6D-1P57-00031	00D
4.6.2.41	Line Designation Table	26089-200-M6D-1P57-00032	00D
4.6.2.42	Line Designation Table	26089-200-M6D-1P57-00033	00D
4.6.2.43	Line Designation Table	26089-200-M6D-1P57-00034	00C
4.6.2.44	Line Designation Table	26089-200-M6D-1P57-00035	00C
4.6.3	Process Data Sheets
4.6.3.1	Expander_Compressor Specification Sheet - Bechtel_IPSI - FEED Gas Expander_Compressor Package - PK-5712- GE01_C01	26089-200-MXA-1P57-05712	00C
4.6.4	Equipment Data Sheets
4.6.4.1	Mechanical Data Sheet - FEED Gas Expander-Compressor	26089-200-MUD-1P57-05712	00C
4.6.5	Process Safety Flow Sketches
4.6.5.1	Process Safety Flow Sketch - Heavies Removal	26089-200-M5K-1P57-10001	00B
4.6.6	Relief Scenario Narrative
4.6.6.1	Heavies Removal Unit_HRU_Relief Scenario Narrative - PSV-571001 for Heavies Removal Scrub Column_V-5711	26089-200-JVY-1P57-571001	00A
4.6.6.2	Heavies Removal Unit_HRU_Relief Scenario Narrative - PSV-571005 for Heavies Removal Auxillary MR Standpipe_V-5713 and Heavies Removal Exchanger_E-5711 Pass D	26089-200-JVY-1P57-571005	00A
4.6.6.3	Heavies Removal Unit_HRU_Relief Scenario Narrative - PSV-571007 for Heavies Removal Exchanger_Pass A1_A2	26089-200-JVY-1P57-571007	00A
4.6.6.4	Heavies Removal Unit_HRU_Relief Scenario Narrative - PSV-571010 for Heavies Removal Reflux Drum_V-5712	26089-200-JVY-1P57-571010	00A
4.6.6.5	Heavies Removal Unit_HRU_Relief Scenario Narrative - PSV-571012 for Heavies Removal Reflux Pump_P-5711A	26089-200-JVY-1P57-571012	00A
4.6.6.6	Heavies Removal Unit_HRU_Relief Scenario Narrative PSV-571002 for Heavies Removal Exchanger_E-5711 Pass E	26089-200-JVY-1P57-571002	00A
4.6.6.7	Heavies Removal Unit_HRU_Relief Scenario Narrative PSV-571003 for FEED Gas Compressor_PK-5712-C01	26089-200-JVY-1P57-571003	00A
4.6.6.8	Heavies Removal Unit_HRU_Relief Scenario Narrative PSV-571006 for FEED Gas Expander	26089-200-JVY-1P57-571006	00A
4.6.6.9	Heavies Removal Unit_HRU_Relief Scenario Narrative PSV-571008 for Heavies Removal Exchanger_E-5711 Pass C	26089-200-JVY-1P57-571008	00A
4.6.7	Material Selection Diagrams
4.6.7.1	Material Selection Diagram - Heavies Removal	26089-200-N1-1P57-00001	00A
4.7	Unit 18 - Condensate Stabilization
4.7.1	Process/Utility Flow Diagrams
4.7.1.1	Process Flow Diagram - Condensate Stabilization	26089-200-M5-1P18-00001	00B
4.7.2	P & I Diagrams and Line Designation Tables
4.7.2.1	Piping and Instrumentation Diagram - Condensate Stabilizer and Reboiler	26089-200-M6-1P18-00001	00D
4.7.2.2	Piping and Instrumentation Diagram - Condensate Stabilizer Bottoms Pre-Cooler and Cooler	26089-200-M6-1P18-00002	00D
4.7.2.3	Piping and Instrumentation Diagram - Condensate Stabilizer Condenser and Reflux Drum	26089-200-M6-1P18-00003	00D
4.7.2.4	Piping and Instrumentation Diagram - Condensate Stabilizer Reflux and Distillate Pumps	26089-200-M6-1P18-00004	00D
4.7.2.5	Piping and Instrumentation Diagram - Reflux Pumps IP-1801A_B and Distiliate Pumps IP-1802A_B	26089-200-M6-1P18-00005	00A
4.7.2.6	Piping and Instrumentation Diagram - Condensate Stabilizer Bottom Cooler IE-1828	26089-200-M6-1P18-00006	00A
4.7.2.7	Line Designation Table	26089-200-M6D-1P18-00001	00D
4.7.2.8	Line Designation Table	26089-200-M6D-1P18-00002	00D
4.7.2.9	Line Designation Table	26089-200-M6D-1P18-00003	00D

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.7.2.10	Line Designation Table	26089-200-M6D-1P18-00004	00D
4.7.2.11	Line Designation Table	26089-200-M6D-1P18-00005	00A
4.7.2.12	Line Designation Table	26089-200-M6D-1P18-00006	00A
4.7.3	Process Data Sheets
4.7.3.1	Air Cooled Heat Exchanger - Condensate Stabilizer Bottoms Pre-Cooler - E-1807	26089-200-MEA-1P18-01807	00A
4.7.3.2	Kettle Type Heat Exchanger Specification Sheet - Condensate Stabilization - E-1809	26089-200-MEA-1P18-01809	00A
4.7.3.3	Air Cooled Heat Exchanger - Condensate Stabilizer Condenser - E-1810	26089-200-MEA-1P18-01810	00B
4.7.3.4	Kettle Type Heat Exchanger Specification Sheet - Condensate Stabilization - E-1819	26089-200-MEA-1P18-01819	00B
4.7.3.5	Air Cooled Heat Exchanger - Condensate Stabilizer Bottoms Cooler - E-1828	26089-200-MEA-1P18-01828	00B
4.7.3.6	Column Specification Sheet - Bechtel - Demethanizer - V-1800	26089-200-MVA-1P18-01800	00A
4.7.3.7	Vessel Specification Sheet - Bechtel_IPSI - Demethanizer Feed Drum - V-1802	26089-200-MVA-1P18-01802	00A
4.7.3.8	Column Specification Sheet - Bechtel - Condensate Stabilizer - V-1810	26089-200-MVA-1P18-01810	00B
4.7.3.9	Process Data Sheet - Vessels - Condensate Stabilization - V-1811	26089-200-MVA-1P18-01811	00B
4.7.4	Equipment Data Sheets
4.7.4.1	Mechanical Datasheet - Condensate Stabilizer Condenser - Air Cooled Heat Exchanger	26089-200-MED-1P18-01810	00B
4.7.4.2	Mechanical Datasheet - Condensate Stabilizer Reboiler - Shell and Tube Heat Exchanger	26089-200-MED-1P18-01819	00B
4.7.4.3	Mechanical Datasheet - Condensate Stabilizer Bottoms Cooler - Air Cooled Heat Exchanger	26089-200-MED-1P18-01828	00B
4.7.4.4	Mechanical Data Sheet - Condensate Stabilizer	26089-200-MVD-1P18-01810	00B
4.7.5	Process Safety Flow Sketches
4.7.5.1	Process Safety Flow Sketch - Condensate Stabilization	26089-200-M5K-1P18-10001	00B
4.7.6	Relief Scenario Narrative
4.7.6.1	Condensate Stabilization Unit - Relief Scenario Narrative - PSV-180001 for Condensate Stabilizer - V-1810_Condensate Stabilizer Condenser- E-1810_Condensate Stabilizer Reflux Drum-V-1811_Condensate Stabilizer Reboiler Shell Side-E-1819	26089-200-JVY-1P18-180001	00A
4.7.6.2	Condensate Stabilization Unit - Relief Scenario Narrative - PSV-180002 - Condensate Stabilizer Reboiler E-1819_Tube-Side	26089-200-JVY-1P18-180002	00A
4.7.6.3	Condensate Stabilization Unit - Relief Scenario Narrative - PSV-180003 for Condensate Stabilizer Bottoms Pre-cooler E-1807	26089-200-JVY-1P18-180003	00A
4.7.7	Material Selection Diagrams
4.7.7.1	Material Selection Diagram - Condensate Stabilization	26089-200-N1-1P18-00001	00B
4.8	Unit 19 – Flare and Blowdown
4.8.1	Process/Utility Flow Diagrams
4.8.1.1	Process Flow Diagram - Flare_Blowdown System	26089-200-M5-1P19-00001	00B
4.8.1.2	Process Flow Diagram - Flare_Blowdown System	26089-200-M5-1P19-00002	00B
4.8.1.3	Process Flow Diagram - Marine Flare	26089-200-M5-1P19-00003	00B
4.8.2	P & I Diagrams and Line Designation Tables
4.8.2.1	Piping and Instrumentation Diagram - Wet Flare Distribution - ISBL	26089-200-M6-1P19-00001	00D
4.8.2.2	Piping and Instrumentation Diagram - Wet Flare Distribution - ISBL	26089-200-M6-1P19-00002	00C
4.8.2.3	Piping and Instrumentation Diagram - ISBL Dry Flare Collection System Plant 1	26089-200-M6-1P19-00004	00D
4.8.2.4	Piping and Instrumentation Diagram - Blow Down Collection - ISBL Plant 1	26089-200-M6-1P19-00005	00D
4.8.2.5	Piping and Instrumentation Diagram - Marine Flare	26089-200-M6-1P19-00010	00C
4.8.2.6	Piping and Instrumentation Diagram - Wet Flare KO Drum - Plant 1 and 2	26089-200-M6-1P19-00011	00C
4.8.2.7	Piping and Instrumentation Diagram - Totally Enclosed Ground Wet_Dry Flare - Plant 1 and 2	26089-200-M6-1P19-00012	00D
4.8.2.8	Piping and Instrumentation Diagram - Wet Flare - Plant 1 and 2	26089-200-M6-1P19-00013	00C
4.8.2.9	Piping and Instrumentation Diagram - Dry Flare KO Drum V-1912A and Vaporizer - Plant 1 and 2	26089-200-M6-1P19-00014	00D
4.8.2.10	Piping and Instrumentation Diagram - Dry Flare - Plant 1 and 2	26089-200-M6-1P19-00015	00C
4.8.2.11	Piping and Instrumentation Diagram - Wet Flare Distribution - OSBL - Plants 1 and 2	26089-200-M6-1P19-00016	00D

(1-2)-20

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.8.2.12	Piping and Instrumentation Diagram - Dry Flare and Blow Down Collection System OSBL Distribution - Plant 1 and 2	26089-200-M6-1P19-00017	00D
4.8.2.13	Piping and Instrumentation Diagram - Marine Flare and Blow Down Collection System - OSBL Distribution	26089-200-M6-1P19-00018	00C
4.8.2.14	Piping and Instrumentation Diagram - Dry Flare KO Drum and Vaporizer_V-1912B	26089-200-M6-1P19-00019	00B
4.8.2.15	Piping and Instrumentation Diagram - Wet Flare KO Drum - Plant 3_4 and 5	26089-200-M6-1P19-00021	00C
4.8.2.16	Piping and Instrumentation Diagram - Totally Enclosed Ground Wet_Dry Flare - Plant 3_4 and 5	26089-200-M6-1P19-00022	00D
4.8.2.17	Piping and Instrumentation Diagram - Wet Flare - Plant 3_4 and 5	26089-200-M6-1P19-00023	00C
4.8.2.18	Piping and Instrumentation Diagram - Dry Flare KO Drum V-1922A and Vaporizer - Plant 3_4 and 5	26089-200-M6-1P19-00024	00D
4.8.2.19	Piping and Instrumentation Diagram - Dry Flare - Plant 3_4 and 5	26089-200-M6-1P19-00025	00C
4.8.2.20	Piping and Instrumentation Diagram - Wet Flare Distribution - OSBL - Plants 3_4 and 5	26089-200-M6-1P19-00026	00D
4.8.2.21	Piping and Instrumentation Diagram - Dry Flare and Blow Down System - OSBL Distribution - Plants 3_4 and 5	26089-200-M6-1P19-00027	00D
4.8.2.22	Piping and Instrumentation Diagram - Dry Flare KO Drum and Vaporizer_V-1922B	26089-200-M6-1P19-00029	00B
4.8.2.23	Line Designation Table	26089-200-M6D-1P19-00001	00D
4.8.2.24	Line Designation Table	26089-200-M6D-1P19-00002	00C
4.8.2.25	Line Designation Table	26089-200-M6D-1P19-00004	00D
4.8.2.26	Line Designation Table	26089-200-M6D-1P19-00005	00D
4.8.2.27	Line Designation Table	26089-200-M6D-1P19-00010	00C
4.8.2.28	Line Designation Table	26089-200-M6D-1P19-00011	00C
4.8.2.29	Line Designation Table	26089-200-M6D-1P19-00012	00D
4.8.2.30	Line Designation Table	26089-200-M6D-1P19-00013	00C
4.8.2.31	Line Designation Table	26089-200-M6D-1P19-00014	00D
4.8.2.32	Line Designation Table	26089-200-M6D-1P19-00015	00C
4.8.2.33	Line Designation Table	26089-200-M6D-1P19-00016	00D
4.8.2.34	Line Designation Table	26089-200-M6D-1P19-00017	00D
4.8.2.35	Line Designation Table	26089-200-M6D-1P19-00018	00C
4.8.2.36	Line Designation Table	26089-200-M6D-1P19-00019	00B
4.8.2.37	Line Designation Table	26089-200-M6D-1P19-00021	00C
4.8.2.38	Line Designation Table	26089-200-M6D-1P19-00022	00D
4.8.2.39	Line Designation Table	26089-200-M6D-1P19-00023	00C
4.8.2.40	Line Designation Table	26089-200-M6D-1P19-00024	00D
4.8.2.41	Line Designation Table	26089-200-M6D-1P19-00025	00C
4.8.2.42	Line Designation Table	26089-200-M6D-1P19-00026	00D
4.8.2.43	Line Designation Table	26089-200-M6D-1P19-00027	00D
4.8.2.44	Line Designation Table	26089-200-M6D-1P19-00029	00B
4.8.3	Process Data Sheets
4.8.3.1	Air Cooled Heat Exchanger - Dry Gas Flare Vaporizer - E-1911 and E-1912	26089-200-MEA-1P19-01911	00B
4.8.3.2	Flare Stack Specification Sheet - Bechtel - Marine Flare - K-1903	26089-200-MKA-1P19-01903	00D
4.8.3.3	Flare Stack Specification Sheet - Bechtel - West Gas Flare - K-1911 and K-1921	26089-200-MKA-1P19-01911	00B
4.8.3.4	Flare Stack Specification Sheet - Bechtel - Dry Gas Flare - K-1912 and K-1922	26089-200-MKA-1P19-01912	00B
4.8.3.5	Flare Stack Specification Sheet - Bechtel_IPSI - Totally Enclosed Ground Wet_Dry Flare - K-1914 and K-1924	26089-200-MKA-1P19-01914	00C
4.8.3.6	Flarestack Specification Sheet - Bechtel_IPSI - Totally Enclosed Ground Dry Flare - K-1915_25	26089-200-MKA-1P19-01915	00A
4.8.3.7	Vessel Specification Sheet - Bechtel_IPSI - Wet Gas Flare KO Drum - V-1911 and V-1921	26089-200-MVA-1P19-01911	00B
4.8.3.8	Vessel Specification Sheet - Bechtel_IPSI - V-1912A_B and V-1922A_B	26089-200-MVA-1P19-01912	00B
4.8.4	Equipment Data Sheets
4.8.4.1	Mechanical Data Sheet - Marine Flare - 1K-1903	26089-200-MBD-1P19-01903	00B
4.8.4.2	Mechanical Data Sheet - Wet Gas Flare - Elevated - 1K-1911 and 1K-1921	26089-200-MBD-1P19-01911	00B
4.8.4.3	Mechanical Data Sheet - Dry Gas Flare - Elevated - 1K-1912 and 1K-1922	26089-200-MBD-1P19-01912	00B
4.8.4.4	Mechanical Data Sheet - Totally Enclosed Ground Wet Flare - 1K-1914 and 1K-1924	26089-200-MBD-1P19-01914	00B

(1-2)-21

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.8.4.5	Mechanical Data Sheet - Totally Enclosed Ground Dry Flare - 1K-1915 and 1K-1925	26089-200-MBD-1P19-01915	00A
4.8.4.6	Mechanical Data Sheet - Dry Gas Flare KO Drum	26089-200-MVD-1P19-01912	00B
4.8.5	Process Safety Flow Sketches
4.8.5.1	Process Safety Flow Sketch - Flare_Blowdown System	26089-200-M5K-1P19-10001	00B
4.8.5.2	Process Safety Flow Sketch - Flare_Blowdown System	26089-200-M5K-1P19-10002	00B
4.8.5.3	Process Safety Flow Sketch - Marine Flare	26089-200-M5K-1P19-10003	00B
4.8.6	Relief Scenario Narrative
NA
4.8.7	Material Selection Diagrams
4.8.7.1	Material Selection Diagram - Flare_Blowdown System	26089-200-N1-1P19-00001	00B
4.8.7.2	Material Selection Diagram - Flare_Blowdown System	26089-200-N1-1P19-00002	00B
4.8.7.3	Material Selection Diagram - Marine Flare	26089-200-N1-1P19-00003	00B
4.9	Unit 20 – Refrigerant Storage
4.9.1	Process/Utility Flow Diagrams
4.9.1.1	Utility Flow Diagram - Ethane_Ethylene and Propane Storage	26089-200-M5-1P20-00001	00B
4.9.1.2	Utility Flow Diagram - I-Pentane and N-Butane Storage	26089-200-M5-1P20-00002	00B
4.9.2	P & I Diagrams and Line Designation Tables
4.9.2.1	Piping and Instrumentation Diagram - Ethylene Storage Drum_IV-2001A	26089-200-M6-1P20-00001	00D
4.9.2.2	Piping and Instrumentation Diagram - Propane Storage Drum and Make Up Pump	26089-200-M6-1P20-00002	00E
4.9.2.3	Piping and Instrumentation Diagram - N-Butane Storage Drum and Make-Up Pump	26089-200-M6-1P20-00003	00E
4.9.2.4	Piping and Instrumentation Diagram - I-Pentane Storage Drum and Make-Up Pump	26089-200-M6-1P20-00004	00E
4.9.2.5	Piping and Instrumentation Diagram - Ethylene Storage Drum - IV-2001B	26089-200-M6-1P20-00005	00D
4.9.2.6	Piping and Instrumentation Diagram - ISBL Refrigerant Interface	26089-200-M6-1P20-00006	00C
4.9.2.7	Piping and Instrumentation Diagram - Propane Dehydrator	26089-200-M6-1P20-00007	00A
4.9.2.8	Piping and Instrumentation Diagram - Propane Mercury Removal Beds	26089-200-M6-1P20-00008	00A
4.9.2.9	Piping and Instrumentation Diagram - Propane_Butane_Pentane_Ethylene Dehydrator Heater	26089-200-M6-1P20-00009	00A
4.9.2.10	Piping and Instrumentation Diagram - Butane Dehydrator	26089-200-M6-1P20-00010	00A
4.9.2.11	Piping and Instrumentation Diagram - Butane Mercury Removal Beds	26089-200-M6-1P20-00011	00A
4.9.2.12	Piping and Instrumentation Diagram - Pentane Dehydrator	26089-200-M6-1P20-00012	00A
4.9.2.13	Piping and Instrumentation Diagram - Pentane Mercury Removal Beds	26089-200-M6-1P20-00013	00A
4.9.2.14	Piping and Instrumentation Diagram - Ethylene Dehydrator	26089-200-M6-1P20-00014	00A
4.9.2.15	Piping and Instrumentation Diagram - Ethylene Mercury Removal Beds	26089-200-M6-1P20-00015	00A
4.9.2.16	Line Designation Table	26089-200-M6D-1P20-00001	00D
4.9.2.17	Line Designation Table	26089-200-M6D-1P20-00002	00E
4.9.2.18	Line Designation Table	26089-200-M6D-1P20-00003	00E
4.9.2.19	Line Designation Table	26089-200-M6D-1P20-00004	00E
4.9.2.20	Line Designation Table	26089-200-M6D-1P20-00005	00D
4.9.2.21	Line Designation Table	26089-200-M6D-1P20-00006	00D
4.9.2.22	Line Designation Table	26089-200-M6D-1P20-00007	00D
4.9.2.23	Line Designation Table	26089-200-M6D-1P20-00008	00A
4.9.2.24	Line Designation Table	26089-200-M6D-1P20-00009	00A
4.9.2.25	Line Designation Table	26089-200-M6D-1P20-00010	00A
4.9.2.26	Line Designation Table	26089-200-M6D-1P20-00011	00A
4.9.2.27	Line Designation Table	26089-200-M6D-1P20-00012	00A
4.9.2.28	Line Designation Table	26089-200-M6D-1P20-00013	00A
4.9.2.29	Line Designation Table	26089-200-M6D-1P20-00014	00A
4.9.2.30	Line Designation Table	26089-200-M6D-1P20-00015	00A
4.9.3	Process Data Sheets
4.9.3.1	Air Cooled Heat Exchanger - Ethane_Ethylene Storage - E-2001	26089-200-MEA-1P20-02001	00B
4.9.3.2	Vessel Specification Sheet Bechtel_IPSI - Ethane_Ethylene Storage Drum - V-2001	26089-200-MVA-1P20-02001	00B
4.9.3.3	Specification Sheet Bechtel - Propane Storage Drum - V-2002	26089-200-MVA-1P20-02002	00B
4.9.3.4	N-Butane Storage Drum - V-2003	26089-200-MVA-1P20-02003	00B
4.9.3.5	I-Pentane Storage Drum - V-2004	26089-200-MVA-1P20-02004	00B
4.9.4	Equipment Data Sheets
N/A

(1-2)-22

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.9.5	Process Safety Flow Sketches
4.9.5.1	Process Safety Flow Sketch - Ethane_Ethylene and Propane Storage	26089-200-M5K-1P20-10001	00B
4.9.5.2	Process Safety Flow Sketch - I-Pentane and N-Butane Storage	26089-200-M5K-1P20-10002	00B
4.9.6	Relief Scenario Narrative
4.9.6.1	Ethylene and Propane Storage - Relief Scenario Narrative - PSV-200005_96 for Ethylene Storage Drums - V-2001A_B	26089-200-JVY-1P20-200005	00A
4.9.6.2	Ethylene and Propane Storage - Relief Scenario Narrative - PSV-200014_15 for Pressure Building Coil - E-2001A thru D	26089-200-JVY-1P20-200014	00A
4.9.6.3	Ethylene and Propane Storage - Relief Scenario Narrative - PSV-200022 for Propane Storage Drum - V-2002	26089-200-JVY-1P20-200022	00A
4.9.6.4	I-Pentane and N-Butane Storage - Relief Scenario Narrative - PSV-200042 for N-Butane Storage Drum - V-2003	26089-200-JVY-1P20-200042	00A
4.9.6.5	I-Pentane and N-Butane Storage - Relief Scenario Narrative - PSV-200045 for N-Butane Make-Up Pump - P-2003_N-Butane Make-Up Pump Discharge Piping_3 inch - 1RNB-20017-A1-N	26089-200-JVY-1P20-200045	00A
4.9.6.6	I-Pentane and N-Butane Storage - Relief Scenario Narrative - PSV-200062 for I-Pentane Storage Drum - V-2004	26089-200-JVY-1P20-200062	00A
4.9.6.7	I-Pentane and N-Butane Storage - Relief Scenario Narrative - PSV-200065 for I-Pentane Make-Up Pump - P-2004_I-Pentane Make-Up Pump Discharge Piping_3 inch 1RIP-20017-A1-N	26089-200-JVY-1P20-200065	00A
4.9.7	Material Selection Diagrams
4.9.7.1	Material Selection Diagram - Ethane_Ethylene and Propane Storage	26089-200-N1-1P20-00001	00B
4.9.7.2	Material Selection Diagram - I-Pentane and N-Butane Storage	26089-200-N1-1P20-00002	00B
4.10	Unit 22 – Fuel Gas
4.10.1	Process/Utility Flow Diagrams
4.10.1.1	Utility Flow Diagram - Fuel Gas System	26089-200-M5-1P22-00001	00B
4.10.2	P & I Diagrams and Line Designation Tables
4.10.2.1	Piping and Instrumentation Diagram - Fuel Gas Make-Up	26089-200-M6-1P22-00001	00C
4.10.2.2	Piping and Instrumentation Diagram - HP Fuel Superheater and KO Drum	26089-200-M6-1P22-00002	00D
4.10.2.3	Piping and Instrumentation Diagram - Compressor Turbine Fuel Gas Filter and HP Fuel Gas Distribution	26089-200-M6-1P22-00003	00C
4.10.2.4	Piping and Instrumentation Diagram - LP Fuel Gas KO Drum	26089-200-M6-1P22-00004	00C
4.10.2.5	Piping and Instrumentation Diagram - LP Fuel Gas OSBL Distribution	26089-200-M6-1P22-00005	00D
4.10.2.6	Piping and Instrumentation Diagram - LP Fuel Gas ISBL Distribution	26089-200-M6-1P22-00006	00C
4.10.2.7	Line Designation Table	26089-200-M6D-1P22-00001	00C
4.10.2.8	Line Designation Table	26089-200-M6D-1P22-00002	00D
4.10.2.9	Line Designation Table	26089-200-M6D-1P22-00003	00C
4.10.2.10	Line Designation Table	26089-200-M6D-1P22-00004	00C
4.10.2.11	Line Designation Table	26089-200-M6D-1P22-00005	00D
4.10.2.12	Line Designation Table	26089-200-M6D-1P22-00006	00C
4.10.3	Process Data Sheets
4.10.3.1	Fuel Gas Specification Sheet_HP_LP Fuel Gas	26089-200-M0A-1P22-00001	00B
4.10.3.2	Heat Exchanger Specification Sheet - Fuel Gas System - E-2201	26089-200-MEA-1P22-02201	00C
4.10.3.3	Filter Specification Sheet - Bechtel_IPSI - Compressor Turbine Fuel Gas Filter - F-2211	26089-200-MFA-1P22-02211	00B
4.10.3.4	HP Fuel Gas KO Drum - V-2201	26089-200-MVA-1P22-02201	00B
4.10.3.5	LP Fuel Gas KO Drum - V-2202	26089-200-MVA-1P22-02202	00B
4.10.4	Equipment Data Sheets
4.10.4.1	Mechanical Datasheet - HP Fuel Gas Superheater - Shell and Tube Heat Exchanger	26089-200-MED-1P22-02201	00B
4.10.4.2	Mechanical Data Sheet - Compressor Turbine Fuel Gas Filter	26089-200-MFD-1P22-02211	00B
4.10.5	Process Safety Flow Sketches
4.10.5.1	Process Safety Flow Sketch - Fuel Gas System	26089-200-M5K-1P22-10001	00B
4.10.6	Relief Scenario Narrative
4.10.6.1	Fuel Gas System - Relief Scenario Narrative PSV-220003 for HP Fuel Gas KO Drum - V-2201	26089-200-JVY-1P22-220003	00A
4.10.6.2	Fuel Gas System - Relief Scenario Narrative PSV-220004 for Fuel Gas Superheater_E-2201_Tube-Side	26089-200-JVY-1P22-220004	00A
4.10.6.3	Fuel Gas System - Relief Scenario Narrative PSV-220005 for Fuel Gas Superheater_E-2201_Shell-side	26089-200-JVY-1P22-220005	00A
4.10.6.4	Fuel Gas System - Relief Scenario Narrative PSV-220006 for Compressor Turbine Fuel Gas Filter_F-2211	26089-200-JVY-1P22-220006	00A

(1-2)-23

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.10.6.5	Fuel Gas System - Relief Scenario Narrative PSV-220009 for LP Fuel Gas KO Drum_V-2202	26089-200-JVY-1P22-220009	00A
4.10.7	Material Selection Diagrams
4.10.7.1	Material Selection Diagram - Fuel Gas	26089-200-N1-1P22-00001	00B
4.11	Unit 23 – Condensate Storage
4.11.1	Process/Utility Flow Diagrams
4.11.1.1	Process Flow Diagram - Condensate Storage_Loading	26089-200-M5-1P23-00001	00B
4.11.2	P & I Diagrams and Line Designation Tables
4.11.2.1	Piping and Instrument Diagram - Condensate Distribution	26089-200-M6-1P23-00001	00C
4.11.2.2	Piping and Instrumentation Diagram - Condensate Tank and Pumps	26089-200-M6-1P23-00002	00D
4.11.2.3	Piping and Instrument Diagram - Condensate Tank Vapor Flare Package	26089-200-M6-1P23-00003	00C
4.11.2.4	Line Designation Table	26089-200-M6D-1P23-00001	00C
4.11.2.5	Line Designation Table	26089-200-M6D-1P23-00002	00D
4.11.2.6	Line Designation Table	26089-200-M6D-1P23-00003	00C
4.11.3	Process Data Sheets
4.11.3.1	Tank Specification Sheet - Bechtel_International Process Services Inc for Condensate Storage Tank - T-2301	26089-200-MTA-1P23-02301	00B
4.11.3.2	Flare Stack -Condensate Vapor Flare Package - PK-2301	26089-200-MXA-1P23-02301	00B
4.11.4	Equipment Data Sheets
4.11.4.1	Mechanical Data Sheet - Condensate Vapor Disposal Package	26089-200-MXD-1P23-02301	00B
4.11.4.2	Mechanical Datasheet - Condensate Storage Tank - 1T-2301	26089-200-MTD-1P23-02301	00C
4.11.5	Process Safety Flow Sketches
4.11.5.1	Process Safety Flow Sketch - Condensate Storage_Loading	26089-200-M5K-1P23-10001	00B
4.11.6	Relief Scenario Narrative
4.11.6.1	Condensate Storage and Loading - Relief Scenario Narrative - PSV-230008 for Condensate Storage Tank T-2301	26089-200-JVY-1P23-230008	00A
4.11.6.2	Condensate Storage and Loading - Relief Scenario Narrative - PSV-230009 for Condensate Storage Tank T-2301	26089-200-JVY-1P23-230009	00A
4.11.7	Material Selection Diagrams
4.11.7.1	Material Selection Diagram - Condensate Storage_Loading	26089-200-N1-1P23-00001	00B
4.12	Unit 24 – LNG Storage and Loading and Boil-off Gas Compression
4.12.1	Process/Utility Flow Diagrams
4.12.1.1	Utility Flow Diagram - LNG Storage_Loading	26089-200-M5-1P24-00001	00B
4.12.1.2	Process Flow Diagram - Boil-Off Gas Compression	26089-200-M5-1P24-00002	00B
4.12.2	P & I Diagrams and Line Designation Tables
4.12.2.1	Piping and Instrumentation Diagram - ISBL To LNG Tanks and Jetty	26089-200-M6-1P24-00001	00E
4.12.2.2	Piping and Instrumentation Diagram - LNG Tank 1T-2401	26089-200-M6-1P24-00002	00E
4.12.2.3	Piping and Instrumentation Diagram - LNG Loading Pumps 1P-2401A-D	26089-200-M6-1P24-00003	00D
4.12.2.4	Piping and Instrumentation Diagram - Instrumentation for 1T-2401	26089-200-M6-1P24-00004	00E
4.12.2.5	Piping and Instrumentation Diagram - PSV Layout for 1T-2401	26089-200-M6-1P24-00005	00D
4.12.2.6	Piping and Instrumentation Diagram - LNG Tank 1T-2402	26089-200-M6-1P24-00006	00E
4.12.2.7	Piping and Instrumentation Diagram - LNG Loading Pumps 1P-2402A-D	26089-200-M6-1P24-00007	00D
4.12.2.8	Piping and Instrumentation Diagram - Instrumentation for 1T-2402	26089-200-M6-1P24-00008	00D
4.12.2.9	Piping and Instrumentation Diagram - PSV Layout for 1T-2402	26089-200-M6-1P24-00009	00D
4.12.2.10	Piping and Instrumentation Diagram - LNG Storage Tank 1T-2403	26089-200-M6-1P24-00010	00E
4.12.2.11	Piping and Instrumentation Diagram - LNG Ship Loading Pumps 1P-2403A-D	26089-200-M6-1P24-00011	00D
4.12.2.12	Piping and Instrumentation Diagram - Instrumentation to T-2403	26089-200-M6-1P24-00012	00D
4.12.2.13	Piping and Instrumentation Diagram - PSV Layout for T-2403	26089-200-M6-1P24-00013	00D
4.12.2.14	Piping and Instrumentation Diagram - LNG Loading Pump Column Seal Blanket Details for 1P-2401A-D and 1P-2402A-D	26089-200-M6-1P24-00014	00C
4.12.2.15	Piping and Instrumentation Diagram - LNG Pump Column Seal Blanket - Details for 1P-2403A-D	26089-200-M6-1P24-00015	00C
4.12.2.16	Piping and Instrumentation Diagram - LNG Tanks to Jetty	26089-200-M6-1P24-00016	00D
4.12.2.17	Piping and Instrumentation Diagram - LNG Storage and Loading to Marine Flare	26089-200-M6-1P24-00017	00D
4.12.2.18	Piping and Instrumentation Diagram - LNG Loading Arm 1LA-2401A	26089-200-M6-1P24-00018	00C
4.12.2.19	Piping and Instrumentation Diagram - LNG Loading_Vapor Return Arm 1LA-2401B	26089-200-M6-1P24-00019	00C

(1-2)-24

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.12.2.20	Piping and Instrumentation Diagram - LNG Loading Arm 1LA-2401C	26089-200-M6-1P24-00020	00D
4.12.2.21	Piping and Instrumentation Diagram - LNG Vapor Return Arm 1LA-2404	26089-200-M6-1P24-00021	00C
4.12.2.22	Piping and Instrumentation Diagram - LNG Loading Arm 1LA-2411A	26089-200-M6-1P24-00022	00C
4.12.2.23	Piping and Instrumentation Diagram - LNG Loading_Vapor Return Arm 1LA-2411B	26089-200-M6-1P24-00023	00C
4.12.2.24	Piping and Instrumentation Diagram - LNG Loading Arm 1LA-2411C	26089-200-M6-1P24-00024	00D
4.12.2.25	Piping and Instrumentation Diagram - LNG Vapor Return Arm 1LA-2414	26089-200-M6-1P24-00025	00C
4.12.2.26	Piping and Instrumentation Diagram - LNG Ship Loading Arm 1LA-2421A	26089-200-M6-1P24-00026	00C
4.12.2.27	Piping and Instrumentation Diagram - LNG Ship Loading and Vapor Return Arm 1LA-2421B	26089-200-M6-1P24-00027	00D
4.12.2.28	Piping and Instrumentation Diagram - LNG Ship Loading Arm 1LA-2421C	26089-200-M6-1P24-00028	00E
4.12.2.29	Piping and Instrumentation Diagram - LNG Vapor Return Arm 1LA-2424	26089-200-M6-1P24-00029	00C
4.12.2.30	Piping and Instrumentation Diagram - Nitrogen to BOG Compressors	26089-200-M6-1P24-00030	00C
4.12.2.31	Piping and Instrumentation Diagram - Hydrocarbon To_From BOG Compressors	26089-200-M6-1P24-00031	00C
4.12.2.32	Piping and Instrumentation Diagram - BOG Compressor 1st Stage Suction Drum 1V-2401A	26089-200-M6-1P24-00032	00C
4.12.2.33	Piping and Instrumentation Diagram - BOG Compressor 1C-2401A and 1C-2402A	26089-200-M6-1P24-00034	00D
4.12.2.34	Piping and Instrumentation Diagram - BOG Compressor 2nd Stage Suction Drum 1V-2402A	26089-200-M6-1P24-00036	00D
4.12.2.35	Piping and Instrumentation Diagram - BOG Compressor Discharge Cooler 1E-2402A	26089-200-M6-1P24-00037	00C
4.12.2.36	Piping and Instrumentation Diagram - BOG Compressor 1st Stage Suction Drum 1V-2401B	26089-200-M6-1P24-00038	00C
4.12.2.37	Piping and Instrumentation Diagram - Boil Off Gas Compressor 1C-2401B and 1C-2402B	26089-200-M6-1P24-00040	00D
4.12.2.38	Piping and Instrumentation Diagram - BOG Compressor 2nd Stage Suction Drum 1V-2402B	26089-200-M6-1P24-00042	00D
4.12.2.39	Piping and Instrumentation Diagram - BOG Compressor Discharge Cooler 1E-2402B	26089-200-M6-1P24-00043	00C
4.12.2.40	Piping and Instrumentation Diagram - BOG Compressor 1st Stage Suction Drum 1V-2401C	26089-200-M6-1P24-00044	00C
4.12.2.41	Piping and Instrumentation Diagram - Boil Off Gas Compressor 1C-2401C and 1C-2402C	26089-200-M6-1P24-00046	00D
4.12.2.42	Piping and Instrumentation Diagram - BOG Compressor 2nd Stage Suction Drum 1V-2402C	26089-200-M6-1P24-00048	00D
4.12.2.43	Piping and Instrumentation Diagram - BOG Compressor Discharge Cooler 1E-2402C	26089-200-M6-1P24-00049	00C
4.12.2.44	Piping and Instrumentation Diagram - BOG Compressor 1st Stage Suction Drum 1V-2401D	26089-200-M6-1P24-00050	00C
4.12.2.45	Piping and Instrumentation Diagram - Boil Off Gas Compressor 1C-2401D and 1C-2402D	26089-200-M6-1P24-00052	00D
4.12.2.46	Piping and Instrumentation Diagram - BOG Compressor 2nd Stage Suction Drum 1V-2402D	26089-200-M6-1P24-00054	00D
4.12.2.47	Piping and Instrumentation Diagram - BOG Compressor Discharge Cooler 1E-2402D	26089-200-M6-1P24-00055	00C
4.12.2.48	Piping and Instrumentation Diagram - BOG Compressor 1st Stage Suction Drum 1V-2401E	26089-200-M6-1P24-00056	00C
4.12.2.49	Piping and Instrumentation Diagram - BOG Compressor 1C-2401E and 2402E	26089-200-M6-1P24-00058	00D
4.12.2.50	Piping and Instrumentation Diagram - BOG Compressor 2nd Stage Suction Drum 1V-2402E	26089-200-M6-1P24-00060	00D
4.12.2.51	Piping and Instrumentation Diagram - BOG Compressor Discharge Cooler 1E-2402E	26089-200-M6-1P24-00061	00C
4.12.2.52	Piping and Instrumentation Diagram - BOG Compressor 1st Stage Suction Drum 1V-2401F	26089-200-M6-1P24-00062	00C
4.12.2.53	Piping and Instrumentation Diagram - BOG Compressor 1C-2401F and 1C-2402F	26089-200-M6-1P24-00064	00D

(1-2)-25

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.12.2.54	Piping and Instrumentation Diagram - BOG Compressor 2nd Stage Suction Drum 1V-2402F	26089-200-M6-1P24-00066	00D
4.12.2.55	Piping and Instrumentation Diagram - BOG Compressor Discharge Cooler 1E-2402F	26089-200-M6-1P24-00067	00C
4.12.2.56	Piping and Instrumentation Diagram - BOG Compressor to ISBL	26089-200-M6-1P24-00068	00D
4.12.2.57	Line Designation Table	26089-200-M6D-1P24-00001	00E
4.12.2.58	Line Designation Table	26089-200-M6D-1P24-00002	00E
4.12.2.59	Line Designation Table	26089-200-M6D-1P24-00003	00D
4.12.2.60	Line Designation Table	26089-200-M6D-1P24-00004	00E
4.12.2.61	Line Designation Table	26089-200-M6D-1P24-00005	00D
4.12.2.62	Line Designation Table	26089-200-M6D-1P24-00006	00E
4.12.2.63	Line Designation Table	26089-200-M6D-1P24-00007	00D
4.12.2.64	Line Designation Table	26089-200-M6D-1P24-00008	00D
4.12.2.65	Line Designation Table	26089-200-M6D-1P24-00009	00D
4.12.2.66	Line Designation Table	26089-200-M6D-1P24-00010	00E
4.12.2.67	Line Designation Table	26089-200-M6D-1P24-00011	00D
4.12.2.68	Line Designation Table	26089-200-M6D-1P24-00012	00D
4.12.2.69	Line Designation Table	26089-200-M6D-1P24-00013	00D
4.12.2.70	Line Designation Table	26089-200-M6D-1P24-00014	00C
4.12.2.71	Line Designation Table	26089-200-M6D-1P24-00015	00C
4.12.2.72	Line Designation Table	26089-200-M6D-1P24-00016	00D
4.12.2.73	Line Designation Table	26089-200-M6D-1P24-00017	00D
4.12.2.74	Line Designation Table	26089-200-M6D-1P24-00018	00C
4.12.2.75	Line Designation Table	26089-200-M6D-1P24-00019	00C
4.12.2.76	Line Designation Table	26089-200-M6D-1P24-00020	00D
4.12.2.77	Line Designation Table	26089-200-M6D-1P24-00021	00C
4.12.2.78	Line Designation Table	26089-200-M6D-1P24-00022	00C
4.12.2.79	Line Designation Table	26089-200-M6D-1P24-00023	00C
4.12.2.80	Line Designation Table	26089-200-M6D-1P24-00024	00D
4.12.2.81	Line Designation Table	26089-200-M6D-1P24-00025	00C
4.12.2.82	Line Designation Table	26089-200-M6D-1P24-00026	00C
4.12.2.83	Line Designation Table	26089-200-M6D-1P24-00027	00D
4.12.2.84	Line Designation Table	26089-200-M6D-1P24-00028	00E
4.12.2.85	Line Designation Table	26089-200-M6D-1P24-00029	00C
4.12.2.86	Line Designation Table	26089-200-M6D-1P24-00030	00C
4.12.2.87	Line Designation Table	26089-200-M6D-1P24-00031	00C
4.12.2.88	Line Designation Table	26089-200-M6D-1P24-00032	00C
4.12.2.89	Line Designation Table	26089-200-M6D-1P24-00034	00D
4.12.2.90	Line Designation Table	26089-200-M6D-1P24-00036	00D
4.12.2.91	Line Designation Table	26089-200-M6D-1P24-00037	00C
4.12.2.92	Line Designation Table	26089-200-M6D-1P24-00038	00C
4.12.2.93	Line Designation Table	26089-200-M6D-1P24-00040	00D
4.12.2.94	Line Designation Table	26089-200-M6D-1P24-00042	00D
4.12.2.95	Line Designation Table	26089-200-M6D-1P24-00043	00C
4.12.2.96	Line Designation Table	26089-200-M6D-1P24-00044	00C
4.12.2.97	Line Designation Table	26089-200-M6D-1P24-00046	00D
4.12.2.98	Line Designation Table	26089-200-M6D-1P24-00048	00D
4.12.2.99	Line Designation Table	26089-200-M6D-1P24-00049	00C
4.12.2.100	Line Designation Table	26089-200-M6D-1P24-00050	00C
4.12.2.101	Line Designation Table	26089-200-M6D-1P24-00052	00D
4.12.2.102	Line Designation Table	26089-200-M6D-1P24-00054	00D
4.12.2.103	Line Designation Table	26089-200-M6D-1P24-00055	00C
4.12.2.104	Line Designation Table	26089-200-M6D-1P24-00056	00C
4.12.2.105	Line Designation Table	26089-200-M6D-1P24-00058	00D
4.12.2.106	Line Designation Table	26089-200-M6D-1P24-00060	00D
4.12.2.107	Line Designation Table	26089-200-M6D-1P24-00061	00C
4.12.2.108	Line Designation Table	26089-200-M6D-1P24-00062	00C
4.12.2.109	Line Designation Table	26089-200-M6D-1P24-00064	00D
4.12.2.110	Line Designation Table	26089-200-M6D-1P24-00066	00D
4.12.2.111	Line Designation Table	26089-200-M6D-1P24-00067	00C
4.12.2.112	Line Designation Table	26089-200-M6D-1P24-00068	00D
4.12.3	Process Data Sheets
4.12.3.1	Centrifugal Compressor Specification Sheet_Bechtel_IPSI for Boil Off Gas_BOG_Compressors - C-2401 and C-2402	26089-200-MCA-1P24-02401	00C
4.12.3.2	Air Cooled Heat Exchanger - Boil-Off Gas Compression - E-2401	26089-200-MEA-1P24-02401	00A

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.12.3.3	Air Cooled Heat Exchanger - BOG Compressor Discharger Cooler - E-2402	26089-200-MEA-1P24-02402	00B
4.12.3.4	Tank Specification Sheet - Bechtel_International Process Services_Inc - LNG Tanks -T-2401_T-2402_T-2403	26089-200-MTA-1P24-02401	00B
4.12.3.5	Column Specification Sheet - Bechtel - BOG Compressor 1st Stage Suction Drum -V-2401A thru F	26089-200-MVA-1P24-02401	00B
4.12.3.6	Vessel Specification Sheet - Bechtel - BOG Comp 2nd Stg Suction Drum -V-2402	26089-200-MVA-1P24-02402	00B
4.12.4	Equipment Data Sheets
4.12.4.1	Mechanical Data Sheet - BOG Compressor	26089-200-MCD-1P24-02401	00B
4.12.4.2	BOG Compressor - API 614 MLO System - 1C-2401_ 2402A - 1C-2401_2402B - 1C-2401-2402C - 1C-2401_2402D - 1C-2401_2402E - 1C-2401_2402F	26089-200-MCD-1P24-L2401	00A
4.12.4.3	Mechanical Datasheet - BOG Compressor Discharge Cooler - Air Cooled Heat Exchanger	26089-200-MED-1P24-02402	00B
4.12.4.4	LNG Loading and Vapor Return Arm Data Sheet	26089-200-MHD-1P24-02401	00B
4.12.4.5	Gangway and Fire Monitor Tower Data Sheet	26089-200-MHD-1P24-G2402	00A
4.12.4.6	LNG Loading Pump	26089-200-MPD-1P24-02401	00A
4.12.4.7	LNG Return Pump	26089-200-MPD-1P24-02410	00B
4.12.4.8	BOG Compressor Motor Driver - 1C-2401_2402A-M01 - 1C-2401_2402B-M01 - 1C-2401-2402C-M01 - 1C-2401_2402D-M01 -1C-2401_2402E-M01 - 1C-2401_2402F-M01	26089-200-MUD-1P24-02401	00A
4.12.4.9	LNG Return Pump Motor Driver	26089-200-MUD-1P24-02410	00A
4.12.4.10	BOG Compressor - API 613 Gear Box - 1A-2401A thru F	26089-200-MUD-1P24-A2401	00A
4.12.4.11	LNG Loading Pump Motor	26089-200-MUD-1P24-P2401	00A
4.12.4.12	Mechanical Data Sheet - BOG Compressor 1st Stage Suction Drum	26089-200-MVD-1P24-02401	00B
4.12.4.13	BOG Compressor - API 671 Gear Box - 1A-2401A thru F	26089-200-MXD-1P24-A2401	00A
4.12.4.14	BOG Compressor - Coupling - 1A-2401A thru F	26089-200-MXD-1P24-B2401	00A
4.12.4.15	BOG Compressor - API 671 Coupling - 1A-2401A thru F	26089-200-MXD-1P24-C2401	00A
4.12.4.16	LNG Storage Tank Data Sheet - 1T-2401 thru 1T-2403	26089-200-MTD-1P24-02401	00C
4.12.5	Process Safety Flow Sketches
4.12.5.1	Process Safety Flow Sketch - LNG Storage_Loading	26089-200-M5K-1P24-10001	00B
4.12.5.2	Process Safety Flow Sketch - Boil-Off Gas Compression	26089-200-M5K-1P24-10002	00B
4.12.6	Relief Scenario Narrative
4.12.6.1	Boil-Off Gas Compression - Relief Scenario Narrative - PSV240001_02_03 for BOG Compressor_C-2401_02_Warmup Gas Line	26089-200-JVY-1P24-240001	00A
4.12.6.2	Boil-Off Gas Compression - Relief Scenario Narrative PSV-241003_2003_30003 for LNG Tanks - T-2401_02_03	26089-200-JVY-1P24-241003	00A
4.12.6.3	Boil-Off Gas Compression - Relief Scenario Narrative PSV-241005_2005_3005 for LNG Tanks_T-2401_02_03	26089-200-JVY-1P24-241005	00A
4.12.6.4	Boil-Off Gas Compression - Relief Scenario Narrative PSV-244403_5403_6403 for LNG Loading and Vapor Return Arm Swivel Joint Purging System	26089-200-JVY-1P24-244403	00A
4.12.6.5	Boil-Off Gas Compression - Relief Scenario Narrative PSV-244600 for LA-2401A-C_LA-2411A-C Drain Pot	26089-200-JVY-1P24-244600	00A
4.12.6.6	Boil-Off Gas Compression - Relief Scenario Narrative PSV-246600 for LA-2421A-C Drain Pot	26089-200-JVY-1P24-246600	00A
4.12.6.7	Boil-Off Gas Compression - Relief Scenario Narrative - PSV247001A-F for BOG Compressor 1st Stage Suction Drum_V-2401A-F	26089-200-JVY-1P24-247001	00A
4.12.6.8	Boil-Off Gas Compression - Relief Scenario Narrative PSV-247004A-F for BOG Compressor 2nd Stage_C-2402A-F_BOG Compressor Discharge Cooler_E-2402A-F	26089-200-JVY-1P24-247004	00A
4.12.6.9	Boil-Off Gas Compression - Relief Scenario Narrative PSV-247006A-F for BOG Compressor 2nd Stage Suction Drum_V-2402A-F	26089-200-JVY-1P24-247006	00A
4.12.6.10	Boil-Off Gas Compression - Relief Scenario Narrative PSV-247008A-F for BOG Compressor 1st Stage_C-2401A-F	26089-200-JVY-1P24-247008	00A
4.12.7	Material Selection Diagrams
4.12.7.1	Material Selection Diagram - LNG Storage_Loading	26089-200-N1-1P24-00001	00B
4.12.7.2	Material Selection Diagram - Boil-Off Gas Compression	26089-200-N1-1P24-00002	00B
4.13	Unit 29 – Waste Water and Sewage Treatment
4.13.1	Process/Utility Flow Diagrams
4.13.1.1	Utility Flow Diagram - Waste Water Systems	26089-200-M5-1P29-00001	00C
4.13.1.2	Utility Flow Diagram - Storm Water Collection	26089-200-M5-1P29-00002	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.13.1.3	Utility Flow Diagram - Sanitary Waste Treatment	26089-200-M5-1P29-00003	00C
4.13.2	P & I Diagrams and Line Designation Tables
4.13.2.1	Piping and Instrumentation Diagram - Waste Water Tank	26089-200-M6-1P29-00001	00D
4.13.2.2	Piping and Instrumentation Diagram - Storm Water Retention Pond 2	26089-200-M6-1P29-00002	00E
4.13.2.3	Piping and Instrumentation Diagram - Storm Water Retention Pond 1	26089-200-M6-1P29-00003	00E
4.13.2.4	Piping and Instrumentation Diagram - LNG Spill Containment Basin	26089-200-M6-1P29-00004	00E
4.13.2.5	Piping and Instrumentation Diagram - Control Room and Maintenance Sanitary Lift Stations	26089-200-M6-1P29-00005	00C
4.13.2.6	Piping and Instrumentation Diagram - Marine Terminal Building Sanitary Lift Station	26089-200-M6-1P29-00006	00C
4.13.2.7	Piping and Instrumentation Diagram - Sanitary Treatment Plant	26089-200-M6-1P29-00007	00E
4.13.2.8	Piping and Instrumentation Diagram - Waste Oil_Amine Tank	26089-200-M6-1P29-00009	00D
4.13.2.9	Piping and Instrumentation Diagram - Guard Building Sanitary Lift Station	26089-200-M6-1P29-00011	00A
4.13.2.10	Piping and Instrumentation Diagram - Refrigerant Storage Spill Containment Basin	26089-200-M6-1P29-00012	00A
4.13.2.11	Line Designation Table	26089-200-M6D-1P29-00001	00D
4.13.2.12	Line Designation Table	26089-200-M6D-1P29-00002	00E
4.13.2.13	Line Designation Table	26089-200-M6D-1P29-00003	00E
4.13.2.14	Line Designation Table	26089-200-M6D-1P29-00004	00E
4.13.2.15	Line Designation Table	26089-200-M6D-1P29-00005	00C
4.13.2.16	Line Designation Table	26089-200-M6D-1P29-00006	00C
4.13.2.17	Line Designation Table	26089-200-M6D-1P29-00007	00E
4.13.2.18	Line Designation Table	26089-200-M6D-1P29-00009	00D
4.13.2.19	Line Designation Table	26089-200-M6D-1P29-00011	00A
4.13.2.20	Line Designation Table	26089-200-M6D-1P29-00012	00A
4.13.3	Process Data Sheets
4.13.3.1	Process Waste Water Tank Datasheet - T-2901	26089-200-MTA-1P29-02901	00D
4.13.3.2	Waste Oil_Amine Tank Datasheet - T-2909	26089-200-MTA-1P29-02909	00C
4.13.3.3	Packaged Unit Specification Sheet for Sanitary Lift Station - Control Room Building Sanitary Lift Station - PK-2901	26089-200-MWA-1P29-02901	00B
4.13.3.4	Packaged Unit Specification Sheet for Sanitary Lift Station - Maintenance Building Sanitary Lift Station - PK-2902	26089-200-MWA-1P29-02902	00B
4.13.3.5	Packaged Unit Specification Sheet for Sanitary Lift Station - Marine Terminal Building Sanitary Lift Station - PK-2903	26089-200-MWA-1P29-02903	00B
4.13.3.6	Packaged Unit Data Sheet for Sanitary Treatment Package - PK-2904	26089-200-MWA-1P29-02904	00B
4.13.3.7	Packaged Unit Specification Sheet for Guard Building Sanitary Lift Station - PK-2906	26089-200-MWA-1P29-02906	00A
4.13.3.8	Packaged Unit Specification Sheet for Field Operations Building Sanitary Lift Station - PK-2907	26089-200-MWA-1P29-02907	00A
4.13.4	Equipment Data Sheets
4.13.4.1	Stormwater Retention Pond 1 High Flow Pump - 1P-2901	26089-200-MPD-1P29-02901	00C
4.13.4.2	Stormwater Retention Pond 1 Low Flow Pump - 1P-2902	26089-200-MPD-1P29-02902	00C
4.13.4.3	Stormwater Retention Pond 2 High Flow Pump - 1P-2903A_B	26089-200-MPD-1P29-02903	00C
4.13.4.4	Stormwater Retention Pond 2 Low Flow Pump - 1P-2904	26089-200-MPD-1P29-02904	00C
4.13.4.5	LNG Spill Containment Basin Pump 2 - 1P-2905	26089-200-MPD-1P29-02905	00C
4.13.4.6	LNG Spill Containment Basin Sump Pump - 1P-2906	26089-200-MPD-1P29-02906	00C
4.13.4.7	ISBL Spill Containment Basin Sump Pump - 1P-2908	26089-200-MPD-1P29-02908	00B
4.13.4.8	LNG Spill Containment Basin Pump 1P-2913	26089-200-MPD-1P29-02913	00A
4.13.4.9	Stormwater Retention Pond 2 Medium Flow Pump 1P-2916	26089-200-MPD-1P29-02916	00A
4.13.4.10	Stormwater Retention Pond 1 Medium Flow Pump 1P-2917A_B	26089-200-MPD-1P29-02917	00A
4.13.5	Process Safety Flow Sketches
N/A
4.13.6	Relief Scenario Narrative
N/A
4.13.7	Material Selection Diagrams
4.13.7.1	Material Selection Diagram - Waste Water Systems	26089-200-N1-1P29-00001	00B
4.13.7.2	Material Selection Diagram - Waste Water Systems	26089-200-N1-1P29-00002	00B
4.13.7.3	Material Selection Diagram - Sanitary Waste Treatment	26089-200-N1-1P29-00003	00B
4.14	Unit 31 – Standby Power Generation
4.14.1	Process/Utility Flow Diagrams
4.14.1.1	Utility Flow Diagram - Power Generator	26089-200-M5-1P31-00001	00B
4.14.2	P & I Diagrams and Line Designation Tables

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.14.2.1	Piping and Instrument Diagram - OSBL Essential Generator IDG-3101 and IDG-3102	26089-200-M6-1P31-00001	00C
4.14.2.2	Piping and Instrument Diagram - OSBL Essential Generator IDG-3103	26089-200-M6-1P31-00002	00C
4.14.2.3	Piping and Instrument Diagram - ISBL Essential Generator IDG-3104	26089-200-M6-1P31-00003	00C
4.14.2.4	Line Designation Table	26089-200-M6D-1P31-00001	00C
4.14.2.5	Line Designation Table	26089-200-M6D-1P31-00002	00C
4.14.2.6	Line Designation Table	26089-200-M6D-1P31-00003	00C
4.14.3	Process Data Sheets
N/A
4.14.4	Equipment Data Sheets
N/A
4.14.5	Process Safety Flow Sketches
4.14.5.1	Process Safety Flow Sketch - Power Generator	26089-200-M5K-1P31-10001	00B
4.14.6	Relief Scenario Narrative
N/A
4.14.7	Material Selection Diagram - Power Generator
4.14.7.1	Material Selection Diagram - Power Generator	26089-200-N1-1P31-00001	00B
4.15	Unit 32 – Ammonia system
4.15.1	Process/Utility Flow Diagrams
4.15.1.1	Utility Flow Diagram - Ammonia System	26089-200-M5-1P32-00001	00C
4.15.2	P & I Diagrams and Line Designation Tables
4.15.2.1	Piping and Instrumentation Diagram - Aqueous Ammonia Drums	26089-200-M6-1P32-00001	00E
4.15.2.2	Piping and Instrumentation Diagram - Aqueous Ammonia Pumps	26089-200-M6-1P32-00002	00E
4.15.2.3	Piping and Instrumentation Diagram - Aqueous Ammonia Vaporizer Skid 1PK-3201-X03	26089-200-M6-1P32-00003	00E
4.15.2.4	Piping and Instrumentation Diagram - Aqueous Ammonia Vaporizer Skid 1PK-3201-X04	26089-200-M6-1P32-00004	00E
4.15.2.5	Piping and Instrumentation Diagram - Aqueous Ammonia Vaporizer Skid 1PK-3201-X05	26089-200-M6-1P32-00005	00E
4.15.2.6	Piping and Instrumentation Diagram - Aqueous Ammonia Vaporizer Skid 1PK-3201-X06	26089-200-M6-1P32-00006	00C
4.15.2.7	Line Designation Table	26089-200-M6D-1P32-00001	00E
4.15.2.8	Line Designation Table	26089-200-M6D-1P32-00002	00E
4.15.2.9	Line Designation Table	26089-200-M6D-1P32-00003	00E
4.15.2.10	Line Designation Table	26089-200-M6D-1P32-00004	00E
4.15.2.11	Line Designation Table	26089-200-M6D-1P32-00005	00E
4.15.2.12	Line Designation Table	26089-200-M6D-1P32-00006	00C
4.15.3	Process Data Sheets
4.15.3.1	Vessel Specification Sheet - Bechtel - Aqueous Ammonia Storage Drum - V-3201A_B	26089-200-MVA-1P32-03201	00A
4.15.4	Equipment Data Sheets
4.15.4.1	N/A
4.15.5	Process Safety Flow Sketches
4.15.5.1	Process Safety Flow Sketch - Ammonia System	26089-200-M5K-1P32-10001	00B
4.15.6	Relief Scenario Narrative
4.15.6.1	Ammonia System - Relief Scenario Narrative - PSV-320001 and PSV-320002 for Aqueous Ammonia Storage Tank_V-3201A_B	26089-200-JVY-1P32-320001	00A
4.15.6.2	MR Compressor System - Relief Scenario Narrative - PSV-320003A thru C for Aqueous Ammonia Pump_P-3201A thru C	26089-200-JVY-1P32-320003	00A
4.15.7	Material Selection Diagrams
4.15.7.1	Material Selection Diagram - Ammonia System	26089-200-N1-1P32-00001	00B
4.16	Unit 33 – Fire Water
4.16.1	Process/Utility Flow Diagrams
4.16.1.1	Utility Flow Diagram - Fire Water System	26089-200-M5-1P33-00001	00B
4.16.2	P & I Diagrams and Line Designation Tables
4.16.2.1	Piping and Instrumentation Diagram - Fire Water Tanks	26089-200-M6-1P33-00001	00E
4.16.2.2	Piping and Instrumentation Diagram - Fire Water Jockey Pumps	26089-200-M6-1P33-00002	00D
4.16.2.3	Piping and Instrumentation Diagram - Fire Water Pumps	26089-200-M6-1P33-00003	00D
4.16.2.4	Piping and Instrumentation Diagram - Utility and Pre-Treatment Area - Fire Water Distribution - Plant 1	26089-200-M6-1P33-00004	00C
4.16.2.5	Piping and Instrumentation Diagram - OSBL Fire Water Distribution - Plant 2 and 3	26089-200-M6-1P33-00005	00C
4.16.2.6	Piping and Instrumentation Diagram - Fire Water Distribution - Plant 4 and 5	26089-200-M6-1P33-00006	00C

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.16.2.7	Piping and Instrumentation Diagram - LNG Storage and Jetty Area Fire Water Distribution	26089-200-M6-1P33-00007	00C
4.16.2.8	Piping and Instrumentation Diagram - ISBL Fire and Gas System	26089-200-M6-1P33-00008	00C
4.16.2.9	Piping and Instrumentation Diagram - OSBL Fire and Gas System Sheet 1 of 3	26089-200-M6-1P33-00009	00C
4.16.2.10	Piping and Instrumentation Diagram - OSBL Fire and Gas System Sheet 2 of 3	26089-200-M6-1P33-00010	00C
4.16.2.11	Piping and Instrumentation Diagram - OSBL Fire and Gas System Sheet 3 of 3	26089-200-M6-1P33-00011	00C
4.16.2.12	Line Designation Table	26089-200-M6D-1P33-00001	00E
4.16.2.13	Line Designation Table	26089-200-M6D-1P33-00002	00D
4.16.2.14	Line Designation Table	26089-200-M6D-1P33-00003	00D
4.16.2.15	Line Designation Table	26089-200-M6D-1P33-00004	00C
4.16.2.16	Line Designation Table	26089-200-M6D-1P33-00005	00C
4.16.2.17	Line Designation Table	26089-200-M6D-1P33-00006	00C
4.16.2.18	Line Designation Table	26089-200-M6D-1P33-00007	00C
4.16.3	Process Data Sheets
4.16.3.1	Firewater Storage Tanks - 1T-3302A_B	26089-200-MTA-0033-00001	00C
4.16.4	Equipment Data Sheets
4.16.4.1	Mechanical Data Sheet - Firewater Storage Tank	26089-200-MTD-1P33-03302	00B
4.16.5	Process Safety Flow Sketches
N/A
4.16.6	Relief Scenario Narratives
N/A
4.16.7	Material Selection Diagrams
4.16.7.1	Material Selection Diagram - Fire Water System	26089-200-N1-1P33-00001	00B
4.17	Unit 34 – Hot Oil (with Waste Heat Recovery)
4.17.1	Process/Utility Flow Diagrams
4.17.1.1	Utility Flow Diagram - Hot Oil	26089-200-M5-1P34-00001	00B
4.17.1.2	Utility Flow Diagram - Waste Heat Recovery	26089-200-M5-1P34-00002	00B
4.17.2	P & I Diagrams and Line Designation Tables
4.17.2.1	Piping and Instrumentation Diagram - Hot Oil Surge Drum	26089-200-M6-1P34-00001	00D
4.17.2.2	Piping and Instrumentation Diagram - Hot Oil Pumps	26089-200-M6-1P34-00002	00C
4.17.2.3	Piping and Instrumentation Diagram - Waste Heat Recovery Unit - WHR-3411	26089-200-M6-1P34-00003	00E
4.17.2.4	Piping and Instrumentation Diagram - Waste Heat Recovery Unit - WHR-3421	26089-200-M6-1P34-00004	00E
4.17.2.5	Piping and Instrumentation Diagram - Waste Heat Recovery Unit - WHR-3431	26089-200-M6-1P34-00005	00E
4.17.2.6	Piping and Instrumentation Diagram - Waste Heat Recovery Unit - WHR-3441	26089-200-M6-1P34-00006	00E
4.17.2.7	Piping and Instrumentation Diagram - Hot Oil Distribution	26089-200-M6-1P34-00007	00D
4.17.2.8	Piping and Instrumentation Diagram - Start-Up Hot Oil Heater	26089-200-M6-1P34-00008	00D
4.17.2.9	Piping and Instrumentation Diagram - Hot Oil Sump Drum	26089-200-M6-1P34-00009	00D
4.17.2.10	Line Designation Table	26089-200-M6D-1P34-00001	00D
4.17.2.11	Line Designation Table	26089-200-M6D-1P34-00002	00C
4.17.2.12	Line Designation Table	26089-200-M6D-1P34-00003	00E
4.17.2.13	Line Designation Table	26089-200-M6D-1P34-00004	00E
4.17.2.14	Line Designation Table	26089-200-M6D-1P34-00005	00E
4.17.2.15	Line Designation Table	26089-200-M6D-1P34-00006	00E
4.17.2.16	Line Designation Table	26089-200-M6D-1P34-00007	00D
4.17.2.17	Line Designation Table	26089-200-M6D-1P34-00008	00D
4.17.2.18	Line Designation Table	26089-200-M6D-1P34-00009	00D
4.17.3	Process Data Sheets
4.17.3.1	Fired Heaters - Hot Oil System - H-3401	26089-200-MBA-1P34-03401	00B
4.17.3.2	Hot Oil_Ammonia System - WHR-3411_WHR-3421_WHR-3431_WHR-3441_SCR-3411_SCR-3421_ SCR-3431_SCR-3441_PK-3201-X03_PK-3201-X04_PK- 3201-X05_PK-3201-X06	26089-200-MBA-1P34-03411	00C
4.17.3.3	Air Cooled Heat Exchanger - Hot Oil Trim Cooler - E-3401	26089-200-MEA-1P34-03401	00B
4.17.3.4	Filter Specification Sheet - Bechtel_IPSI - Hot Oil Filter - F-3401	26089-200-MFA-1P34-03401	00B
4.17.3.5	Filter Specification Sheet - Bechtel_IPSI - Hot Oil Sump Filter - F-3402	26089-200-MFA-1P34-03402	00B
4.17.3.6	Vessel Specification Sheet - Hot Oil Surge Drum - V-3401	26089-200-MVA-1P34-03401	00B
4.17.3.7	Vessel Specification Sheet - Bechtel_IPSI - Hot Oil Sump Drum - V-3402	26089-200-MVA-1P34-03402	00B
4.17.4	Equipment Data Sheets
4.17.4.1	Mechanical Data Sheet - Start-Up Hot Oil Heater	26089-200-MBD-1P34-03401	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.17.4.2	Mechanical Data Sheet - Waste Heat Recovery Unit_WHRU	26089-200-MBD-1P34-03411	00D
4.17.4.3	Mechanical Datasheet - Hot Oil Trim Cooler - Air Cooled Heat Exchanger	26089-200-MED-1P34-03401	00B
4.17.4.4	Mechanical Data Sheet - Hot Oil Filter	26089-200-MFD-1P34-03401	00B
4.17.4.5	Mechanical Data Sheet - Hot Oil Sump Filter	26089-200-MFD-1P34-03402	00B
4.17.4.6	Mechanical Data Sheet - Selective Catalytic Reduction_SCR_System	26089-200-MKD-1P34-03411	00D
4.17.5	Process Safety Flow Sketches
4.17.5.1	Process Safety Flow Sketch - Hot Oil	26089-200-M5K-1P34-10001	00B
4.17.5.2	Process Safety Flow Sketch - Waste Heat Recovery	26089-200-M5K-1P34-10002	00B
4.17.6	Relief Scenario Narrative
4.17.6.1	Relief Scenario Narrative - PSV-340002 - Hot Oil Surge Drum - V-3401	26089-200-JVY-1P34-340002	00A
4.17.6.2	Relief Scenario Narrative - PSV-340003 - Hot Oil Filter_F-3401	26089-200-JVY-1P34-340003	00A
4.17.6.3	Relief Scenario Narrative - PSV-340005 - Start-up Hot Oil Heater_H-3401	26089-200-JVY-1P34-340005	00A
4.17.6.4	Relief Scenario Narrative - PSV-340006 - Hot Oil Sump Drum - V-3402	26089-200-JVY-1P34-340006	00A
4.17.6.5	Relief Scenario Narrative - PSV-340007 - Hot Oil Sump Filter_F-3402	26089-200-JVY-1P34-340007	00A
4.17.6.6	Relief Scenario Narrative - PSV-3411003_2103_3103_4103 - Waste Heat Recovery Units_WHR-3411_21_31_41	26089-200-JVY-1P34-341103	00A
4.17.7	Material Selection Diagram
4.17.7.1	Material Selection Diagram - Hot Oil	26089-200-N1-1P34-00001	00B
4.17.7.2	Material Selection Diagram - Waste Heat Recovery	26089-200-N1-1P34-00002	00B
4.18	Unit 35 – Instrument Air
4.18.1	Process/Utility Flow Diagrams
4.18.1.1	Utility Flow Diagram - Plant_Instrument Air	26089-200-M5-1P35-00001	00B
4.18.2	P & I Diagrams and Line Designation Tables
4.18.2.1	Piping and Instrumentation Diagram - Electric Air Compressor and Instrument Air KO Drum	26089-200-M6-1P35-00001	00C
4.18.2.2	Piping and Instrumentation Diagram - Instrument Air Dryers	26089-200-M6-1P35-00002	00C
4.18.2.3	Piping and Instrumentation Diagram - Instrument Air Distribution - OSBL	26089-200-M6-1P35-00003	00C
4.18.2.4	Piping and Instrumentation Diagram - Instrument Air Distribution - ISBL	26089-200-M6-1P35-00004	00E
4.18.2.5	Piping and Instrumentation Diagram - Instrument Air Receiver	26089-200-M6-1P35-00005	00C
4.18.2.6	Piping and Instrumentation Diagram - Water Pump Skid and Air Cooler	26089-200-M6-1P35-00006	00B
4.18.2.7	Line Designation Table	26089-200-M6D-1P35-00001	00C
4.18.2.8	Line Designation Table	26089-200-M6D-1P35-00002	00C
4.18.2.9	Line Designation Table	26089-200-M6D-1P35-00003	00C
4.18.2.10	Line Designation Table	26089-200-M6D-1P35-00004	00E
4.18.2.11	Line Designation Table	26089-200-M6D-1P35-00005	00C
4.18.2.12	Line Designation Table	26089-200-M6D-1P35-00006	00B
4.18.3	Process Data Sheets
4.18.3.1	Vessel Specification Sheet Bechtel_IPSI - Instrument Air Receiver - V-3501A-C	26089-200-MVA-1P35-03501	00B
4.18.3.2	Packaged Unit Specification Sheet Bechtel_IPSI - Air Dryer Package - PK-3501	26089-200-MXA-1P35-03501	00B
4.18.3.3	Packaged Unit Specification Sheet Bechtel_IPSI - Air Compressor Package - PK-3502	26089-200-MXA-1P35-03502	00B
4.18.4	Equipment Data Sheets
4.18.4.1	Mechanical Data Sheet - Instrument Air Compressor	26089-200-MCD-1P35-03502	00B
4.18.4.2	Mechanical Data Sheet - Instrument Air Dryer	26089-200-MKD-1P35-03501	00B
4.18.4.3	Mechanical Data Sheet - Instrument Air Compressor Motor Driver	26089-200-MUD-1P35-03502	00B
4.18.5	Process Safety Flow Sketches
4.18.5.1	Process Safety Flow Sketch - Instrument Air	26089-200-M5K-1P35-10001	00B
4.18.6	Relief Scenario Narrative
4.18.6.1	Instrument Air System - Relief Scenario Narrative - PSV-350003_4_5 for Instrument Air Receiver_V-3501A thru C	26089-200-JVY-1P35-350003	00A
4.18.6.2	Instrument Air System - Relief Scenario Narrative - PSV-350038 for Instrument Air Distribution Piping Downstream of PV-350009 12 inch -1IA-35057-U7A-N	26089-200-JVY-1P35-350038	00A
4.18.7	Material Selection Diagram
4.18.7.1	Material Selection Diagram - Plant_Instrument Air	26089-200-N1-1P35-00001	00B
4.19	Unit 36 - Potable Water and Water Demineralization

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
4.19.1	Process/Utility Flow Diagrams
4.19.1.1	Utility Flow Diagram - Water Systems	26089-200-M5-1P36-00001	00B
4.19.2	P & I Diagrams and Line Designation Tables
4.19.2.1	Piping and Instrumentation Diagram - Demin Feed Water Storage Tank and Utility Water Pumps	26089-200-M6-1P36-00001	00C
4.19.2.2	Piping and Instrumentation Diagram - Potable Water OSBL Distribution	26089-200-M6-1P36-00002	00C
4.19.2.3	Piping and Instrumentation Diagram - Demineralizer Water Storage Tank and Pumps	26089-200-M6-1P36-00003	00C
4.19.2.4	Piping and Instrumentation Diagram - Utility Water OSBL Distribution	26089-200-M6-1P36-00004	00C
4.19.2.5	Piping and Instrumentation Diagram - ISBL Utility Water Distribution	26089-200-M6-1P36-00005	00C
4.19.2.6	Piping and Instrumentation Diagram - Potable Water ISBL Distribution	26089-200-M6-1P36-00006	00C
4.19.2.7	Piping and Instrumentation Diagram - Demineralization Package	26089-200-M6-1P36-00007	00C
4.19.2.8	Line Designation Table	26089-200-M6D-1P36-00001	00C
4.19.2.9	Line Designation Table	26089-200-M6D-1P36-00002	00C
4.19.2.10	Line Designation Table	26089-200-M6D-1P36-00003	00C
4.19.2.11	Line Designation Table	26089-200-M6D-1P36-00004	00C
4.19.2.12	Line Designation Table	26089-200-M6D-1P36-00005	00C
4.19.2.13	Line Designation Table	26089-200-M6D-1P36-00006	00C
4.19.2.14	Line Designation Table	26089-200-M6D-1P36-00007	00C
4.19.3	Process Data Sheets
4.19.3.1	Demin FEED Water Storage Tank - T-3601	26089-200-MTA-1P36-03601	00B
4.19.3.2	Demin Water Storage Tank - T-3602	26089-200-MTA-1P36-03602	00B
4.19.4	Equipment Data Sheets
4.19.4.1	Mechanical Datasheet - Demin Feed Water Storage Tank_1T-3601	26089-200-MTD-1P36-03601	00B
4.19.4.2	Mechanical Datasheet - Demin Water Storage Tank_1T3602	26089-200-MTD-1P36-03602	00B
4.19.5	Process Safety Flow Sketches
N/A
4.19.6	Relief Scenario Narrative
N/A
4.19.7	Material Selection Diagrams
4.19.7.1	Material Selection Diagram - Water Systems	26089-200-N1-1P36-00001	00B
4.20	Unit 39 - Nitrogen Generation and Vaporization
4.20.1	Process/Utility Flow Diagrams
4.20.1.1	Utility Flow Diagram - Nitrogen Generation and Vaporization	26089-200-M5-1P39-00001	00B
4.20.2	P & I Diagrams and Line Designation Tables
4.20.2.1	Piping and Instrumentation Diagram - Nitrogen Generation Package	26089-200-M6-1P39-00001	00C
4.20.2.2	Piping and Instrumentation Diagram - OSBL Nitrogen Distribution	26089-200-M6-1P39-00002	00E
4.20.2.3	Piping and Instrumentation Diagram - OSBL Nitrogen Distribution	26089-200-M6-1P39-00003	00C
4.20.2.4	Piping and Instrumentation Diagram - ISBL Nitrogen Distribution - Plant 1	26089-200-M6-1P39-00004	00D
4.20.2.5	Piping and Instrumentation Diagram - Liquid Nitrogen Package - IPK-3902A	26089-200-M6-1P39-00005	00C
4.20.2.6	Piping and Instrumentation Diagram - OSBL 99 Percent Nitrogen Distribution	26089-200-M6-1P39-00006	00C
4.20.2.7	Piping and Instrumentation Diagram - Nitrogen Receivers V-3901A-C	26089-200-M6-1P39-00008	00C
4.20.2.8	Piping and Instrumentation Diagram - Liquid Nitrogen Package - IPK-3902B	26089-200-M6-1P39-00009	00C
4.20.2.9	Piping and Instrumentation Diagram - ISBL 99 percent Nitrogen Distribution	26089-200-M6-1P39-00010	00B
4.20.2.10	Piping and Instrumentation Diagram - OSBL Nitrogen Header to Essential Control Valves	26089-200-M6-1P39-00011	00A
4.20.2.11	Piping and Instrumentation Diagram - ISBL Nitrogen Header to Essential Control Valves	26089-200-M6-1P39-00012	00A
4.20.2.12	Line Designation Table	26089-200-M6D-1P39-00001	00C
4.20.2.13	Line Designation Table	26089-200-M6D-1P39-00002	00E
4.20.2.14	Line Designation Table	26089-200-M6D-1P39-00003	00C
4.20.2.15	Line Designation Table	26089-200-M6D-1P39-00004	00D
4.20.2.16	Line Designation Table	26089-200-M6D-1P39-00005	00C
4.20.2.17	Line Designation Table	26089-200-M6D-1P39-00006	00C
4.20.2.18	Line Designation Table	26089-200-M6D-1P39-00008	00C

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Items	PROJECT INFORMATION	Document Number	Rev
4.20.2.19	Line Designation Table	26089-200-M6D-1P39-00009	00C
4.20.2.20	Line Designation Table	26089-200-M6D-1P39-00010	00B
4.20.2.21	Line Designation Table	26089-200-M6D-1P39-00011	00A
4.20.2.22	Line Designation Table	26089-200-M6D-1P39-00012	00A
4.20.3	Process Data Sheets
4.20.3.1	Vessel Specification Sheet Bechtel_IPSI - Nitrogen Receiver - V-3901A-F	26089-200-MVA-1P39-03901	00B
4.20.3.2	Packaged Unit Specification Sheet Bechtel_IPSI - Nitrogen Generation Package - PK-3901	26089-200-MXA-1P39-03901	00B
4.20.3.3	Package Unit Specification Sheet Bechtel_IPSI - Liquid Nitrogen Package - PK-3902	26089-200-MXA-1P39-03902	00B
4.20.4	Equipment Data Sheets
4.20.4.1	Mechanical Data Sheet - Nitrogen Generation Package	26089-200-MSD-1P39-03901	00B
4.20.4.2	Mechanical Data Sheet - Liquid Nitrogen Package	26089-200-MSD-1P39-03902	00B
4.20.5	Process Safety Flow Sketches
4.20.5.1	Process Safety Flow Sketch - Nitrogen Generation and Vaporization	26089-200-M5K-1P39-10001	00B
4.20.6	Relief Scenario Narrative
4.20.6.1	Nitrogen Generation and Vaporization - Relief Scenario Narrative PSV-390021_22_23 for Nitrogen Receiver V-3901A thru C	26089-200-JVY-1P39-390021	00A
4.20.7	Material Selection Diagrams
4.20.7.1	Material Selection Diagram - Nitrogen Generation and Vaporization	26089-200-N1-1P39-00001	00B
5.0	PLANT INFRASTRUCTURE
5.1	Control Systems - DCS, PLC, SIS Systems
5.1.1	Block Diagrams
5.1.1.1	ICSS Block Diagram	26089-200-J1-0000-00001	00B
5.1.1.2	System Network Diagram	26089-200-J1-0000-00002	00B
5.1.1.3	Cybersecurity Block Diagram	26089-200-J1-0000-00003	00A
5.1.2	Cause & Effect Diagrams
5.1.2.1	Cause and Effect Diagram - Emergency Shutdown of Facilities ESDF	26089-200-J4-1P00-00001	00A
5.1.2.2	Cause and Effect Diagram - Emergency Shutdown of Process Plant 1 1-ESDP	26089-200-J4-1P00-10001	00A
5.1.2.3	Cause and Effect Diagram - Stand by Liquefaction Plant 1 - 1-SBLQ	26089-200-J4-1P00-20001	00A
5.1.2.4	Cause and Effect Diagram - Unit 11 - Inlet FEED Gas and Metering System	26089-200-J4-1P11-00001	00B
5.1.2.5	Cause and Effect Diagram - Unit 12 - Acid Gas Removal_Fresh Solvent Storage	26089-200-J4-1P12-00001	00C
5.1.2.6	Cause and Effect Diagram - Unit 13 - Gas Dehydration	26089-200-J4-1P13-00001	00B
5.1.2.7	Cause and Effect Diagram - Unit 18 - Condensate Stabilization	26089-200-J4-1P18-00001	00B
5.1.2.8	Cause and Effect Diagram - Unit 19 - Flare_Blowdown System	26089-200-J4-1P19-00001	00B
5.1.2.9	Cause and Effect Diagram - Unit 20 - Refrigerant Storage	26089-200-J4-1P20-00001	00B
5.1.2.10	Cause and Effect Diagram - Unit 22 - Fuel Gas System	26089-200-J4-1P22-00001	00B
5.1.2.11	Cause and Effect Diagram - Unit 23 - Condensate Storage_Loading	26089-200-J4-1P23-00001	00B
5.1.2.12	Cause and Effect Diagram - Unit 24 - LNG Storage and Loading	26089-200-J4-1P24-00001	00B
5.1.2.13	Cause and Effect Diagram - Emergency Shutdown of Loading - ESDL	26089-200-J4-1P24-00010	00B
5.1.2.14	Cause and Effect Diagram - Shutdown of Loading - SDL	26089-200-J4-1P24-00011	00B
5.1.2.15	Cause and Effect Diagram - Unit 29 - Water and Sanitary Systems	26089-200-J4-1P29-00001	00C
5.1.2.16	Cause and Effect Diagram - Unit 32 - Ammonia Storage and Selective Catalytic Reduction_SCR	26089-200-J4-1P32-00001	00B
5.1.2.17	Cause and Effect Diagram - Unit 34 - Hot Oil System and Waste Heat Recovery Unit	26089-200-J4-1P34-00001	00B
5.1.2.18	Cause and Effect Diagram - Unit 35 - Instrument Air	26089-200-J4-1P35-00001	00B
5.1.2.19	Cause and Effect Diagram - Unit 36 - Water Storage and Treatment	26089-200-J4-1P36-00001	00B
5.1.2.20	Cause and Effect Diagram - Unit 39 - Nitrogen Generation and Vaporization	26089-200-J4-1P39-00001	00B
5.1.2.21	Cause and Effect Diagram - Unit 54 - Liquefaction	26089-200-J4-1P54-00001	00B
5.1.2.22	Cause and Effect Diagram - Unit 57 - Heavies Removal	26089-200-J4-1P57-00001	00B
5.1.3	Interlock List
5.1.3.1	Interlock List - Unit 11 - Inlet Feed Gas and Metering System	26089-200-J3-1P11-00001	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
5.1.3.2	Interlock List - Unit 12 - Acid Gas Removal_Fresh Solvent Storage	26089-200-J3-1P12-00001	00C
5.1.3.3	Interlock List - Unit 13 - Gas Dehydration	26089-200-J3-1P13-00001	00B
5.1.3.4	Interlock List - Unit 18 - Condensate Stabilization	26089-200-J3-1P18-00001	00B
5.1.3.5	Interlock List - Unit 19 - Flare_Blowdown System	26089-200-J3-1P19-00001	00B
5.1.3.6	Interlock List - Unit 20 - Refrigerant Storage	26089-200-J3-1P20-00001	00B
5.1.3.7	Interlock List - Unit 22 - Fuel Gas System	26089-200-J3-1P22-00001	00B
5.1.3.8	Interlock List - Unit 23 - Condensate Storage_Loading	26089-200-J3-1P23-00001	00B
5.1.3.9	Interlock List - Unit 24 - LNG Storage and Loading	26089-200-J3-1P24-00001	00B
5.1.3.10	Interlock List - Unit 29 - Water and Sanitary Systems	26089-200-J3-1P29-00001	00C
5.1.3.11	Interlock List - Unit 32 - Ammonia Storage and Selective Catalytics Reduction_SCR	26089-200-J3-1P32-00001	00B
5.1.3.12	Interlock List - Unit 34 - Hot Oil System and WHRU	26089-200-J3-1P34-00001	00B
5.1.3.13	Interlock List - Unit 35 - Instrument Air	26089-200-J3-1P35-00001	00B
5.1.3.14	Interlock List - Unit 36 - Water Storage and Treatment	26089-200-J3-1P36-00001	00B
5.1.3.15	Interlock List - Unit 39 - Nitrogen Generation and Vaporization	26089-200-J3-1P39-00001	00B
5.1.3.16	Interlock List - Unit 54 - Liquefaction	26089-200-J3-1P54-00001	00B
5.1.3.17	Interlock List - Unit 57 - Heavies Removal	26089-200-J3-1P57-00001	00B
5.1.4	Control Valve Summary (Preliminary)
5.1.4.1	Shutoff Valve List	26089-200-J0X-0000-00002	00B
5.1.5	Instrument Index
5.1.5.1	Instrument List	26089-200-J0X-0000-00001	00B
5.1.6	Instrument Data Sheets
5.1.6.1	Typical Shut-Off Valve Information	26089-200-JVD-0000-00001	00A
5.2	Electrical Systems
5.2.1	Electrical One Line Diagrams
5.2.1.1	Electrical One Line Diagram Symbols and Legend	26089-200-E1-0000-00001	00B
5.2.1.2	Electrical - Overall One Line Diagram - Sheet 1	26089-200-E1-0000-00002	00E
5.2.1.3	Electrical - Overall One Line Diagram - Sheet 2	26089-200-E1-0000-00003	00D
5.2.1.4	Electrical - Overall One Line Diagram - Sheet 3	26089-200-E1-0000-00004	00D
5.2.1.5	Electrical - One Line Diagram - Typical DC Charger	26089-200-E1-0000-00011	00B
5.2.2	Conceptual Substation Layouts
5.2.2.1	Electrical - Equipment Arrangement - 1B-4013 Plant 1 Substation - Sheet 1	26089-200-E4-0100-00001	00B
5.2.2.2	Electrical - Equipment Arrangement - 1B-4013 Plant 1 Substation - Sheet 2	26089-200-E4-0100-00002	00A
5.2.2.3	Electrical - Equipment Arrangement - 1B-4011 Loading Substation Sheet 1	26089-200-E4-0900-00001	00B
5.2.2.4	Electrical - Equipment Arrangement - 1B-4011 Plant 1 Substation - Sheet 2	26089-200-E4-0900-00002	00A
5.2.2.5	Electrical - Equipment Arrangement - 1B-4012 Marine Terminal Building - Sheet 1	26089-200-E4-0900-00005	00B
5.2.2.6	Electrical - Equipment Arrangement - 1B-4012 Marine Terminal Building - Sheet 2	26089-200-E4-0900-00006	00A
5.2.2.7	Electrical - Equipment Arrangement - 1B-4001 Control Building - Sheet 1	26089-200-E4-1100-00001	00B
5.2.2.8	Electrical - Equipment Arrangement - 1B-4001 Control Building - Sheet 2	26089-200-E4-1100-00002	00A
5.2.2.9	Electrical - Equipment Arrangement - 1B-4010 Main Substation - Sheet 1	26089-200-E4-1200-00001	00B
5.2.2.10	Electrical - Equipment Arrangement - 1B-4010 Main Substation - Sheet 2	26089-200-E4-1200-00002	00A
5.2.3	Conceptual Main Cable Tray Routing Diagrams
5.2.3.1	Electrical - Cable Tray Block Diagram - Key Plan	26089-200-ER-0000-00001	00A
5.2.3.2	Electrical - Cable Tray - Sections and Details-1	26089-200-ER-0000-00002	00A
5.2.3.3	Electrical - Cable Tray - Sections and Details-2	26089-200-ER-0000-00003	00A
5.2.3.4	Electrical - Cable Tray - Sections and Details-3	26089-200-ER-0000-00004	00A
5.2.3.5	Electrical - Underground Cable Trench Block Diagram - Key Plan	26089-200-ER-00UX-00001	00A
5.2.3.6	Electrical - Underground Direct Buried Cable Trench - Sections and Details	26089-200-ER-00UX-00002	00A
5.2.3.7	Electrical - Underground Duct Bank - Sections and Details	26089-200-ER-00UX-00003	00A
5.2.3.8	Electrical - Underground Cable Trench Block Diagram - OSBL	26089-200-ER-00UX-00004	00A
5.2.3.9	Electrical - Underground Cable Block Diagram - Buildings	26089-200-ER-00UX-00005	00A
5.2.3.10	Electrical - Underground Direct Buried Cable Trench and Duct Bank Details	26089-200-ER-00UX-00006	00A
5.2.3.11	Electrical - Cable Tray Block Diagram - ISBL Plant 1	26089-200-ER-0100-00001	00A

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
5.2.3.12	Electrical - Underground Cable Trench Block Diagram - ISBL Plant 1	26089-200-ER-01UX-00001	00A
5.2.3.13	Electrical - Cable Tray Block Diagram - Tanks 1_2 and BOG Compressors	26089-200-ER-0700-00001	00A
5.2.3.14	Electrical - Cable Tray Block Diagram - Flares_PL 1 and 2	26089-200-ER-0800-00001	00A
5.2.3.15	Electrical - Cable Tray Block Diagram - Flares_PL 3_4 and 5	26089-200-ER-0800-00002	00A
5.2.3.16	Electrical - Cable Tray Block Diagram - Jetty_Loading Berths 1 and 2	26089-200-ER-0900-00001	00A
5.2.3.17	Electrical - Cable Tray Block Diagram - Jetty_Loading Berth 3 and LNG Tank 3	26089-200-ER-0900-00002	00A
5.2.3.18	Electrical - Cable Tray Block Diagram - Utilities South	26089-200-ER-1200-00001	00A
5.2.3.19	Electrical - Cable Tray Block Diagram - Utilities North	26089-200-ER-1200-00002	00A
5.2.4	Electrical Load List	26089-200-E8-0000-00001	00D
5.2.5	Area Classification Drawings
5.2.5.1	Electrical - Hazardous Area Classification - Key Plan	26089-200-E3-0000-00001	00B
5.2.5.2	Electrical - Hazardous Area Classification - Notes and References	26089-200-E3-0000-00002	00B
5.2.5.3	Electrical - Hazardous Area Classification - Details - Sheet 1	26089-200-E3-0000-00003	00B
5.2.5.4	Electrical - Hazardous Area Classification - Details - Sheet 2	26089-200-E3-0000-00004	00B
5.2.5.5	Electrical - Hazardous Area Classification - ISBL Plant 1	26089-200-E3-0100-00001	00B
5.2.5.6	Electrical - Hazardous Area Classification - LNG Tanks 1 and 2 and BOG Compressors	26089-200-E3-0700-00001	00B
5.2.5.7	Electrical - Hazardous Area Classification - Flares_PL. 1 and 2	26089-200-E3-0800-00001	00B
5.2.5.8	Electrical - Hazardous Area Classification - Flares_PL. 3_4 and 5	26089-200-E3-0800-00002	00B
5.2.5.9	Electrical - Hazardous Area Classification - Jetty_Loading Berths 1 and 2	26089-200-E3-0900-00001	00B
5.2.5.10	Electrical - Hazardous Area Classification - Jetty_Loading Berths 3 and LNG Tank 3	26089-200-E3-0900-00002	00B
5.2.5.11	Electrical - Hazardous Area Classification - Buildings	26089-200-E3-1100-00001	00B
5.2.5.12	Electrical - Hazardous Area Classification - Utilities South and Retention Pond 2	26089-200-E3-1200-00001	00B
5.2.5.13	Electrical - Hazardous Area Classification - Utilities North	26089-200-E3-1200-00002	00B
5.2.5.14	Electrical - Hazardous Area Classification - Storm Water Pond 2	26089-200-E3-1200-00003	00A
5.2.6	Telecommunications Block Diagrams
5.2.6.1	Electrical - Telecommunication Block Diagram	26089-200-E6-EF00-00001	00B
5.2.6.2	Telecommunications - Preliminary CCTV and ACS - Location Plan	26089-200-EF-0000-00001	00B
5.2.7	Electrical Data Sheets
5.2.7.1	Electrical Data Sheet for Low Voltage Cable Bus_480V_65kA_3200A	26089-200-EBD-EBB8-00001	00A
5.2.7.2	Electrical Data Sheet for Low Voltage Cable Bus_480V_85kA_3200A	26089-200-EBD-EBB8-00002	00A
5.2.7.3	Electrical Data Sheet for Low Voltage Cable Bus_600V_65kA_3200A	26089-200-EBD-EBB8-00003	00A
5.2.7.4	Electrical Data Sheet for Medium Voltage Cable Bus_4.16kV_50kA_3000A	26089-200-EBD-EBB8-00004	00A
5.2.7.5	Electrical Data Sheet for Medium Voltage Cable Bus_13.8kV_50kA_2000A	26089-200-EBD-EBB8-00005	00A
5.2.7.6	Electrical Data Sheet for Low Voltage Motor Control Centers - 480V_65kA_1600A	26089-200-ECD-ECL1-00001	00A
5.2.7.7	Electrical Data Sheet for Low Voltage Motor Control Centers - 480V_85kA_2000A	26089-200-ECD-ECL1-00002	00A
5.2.7.8	Electrical Data Sheet for Low Voltage Motor Control Centers - 480V_85kA_1600A	26089-200-ECD-ECL1-00003	00A
5.2.7.9	Electrical Data Sheet for Medium Voltage Motor Control Centers - 4.16V_50kA_3000A	26089-200-ECD-ECM3-00001	00A
5.2.7.10	Electrical Data Sheet for DC Battery Chargers	26089-200-EDD-ED00-00001	00A
5.2.7.11	Electrical Data Sheet for VRLA Batteries For DC Chargers	26089-200-EDD-ED00-00002	00A
5.2.7.12	Electrical Data Sheet for Prefabricated Substation Buildings	26089-200-EKD-EK00-00001	00A
5.2.7.13	Electrical Data Sheet for Prefabricated Marine Terminal Building	26089-200-EKD-EK00-00002	00A
5.2.7.14	Electrical Data Sheet for Low Voltage Switchgear_480V_65kA_3200A	26089-200-ESD-ESL0-00001	00A
5.2.7.15	Electrical Data Sheet for Low Voltage Switchgear_480V_85kA_3200A	26089-200-ESD-ESL0-00002	00A
5.2.7.16	Electrical Data Sheet for Low Voltage Switchgear_600V_65kA_3200A	26089-200-ESD-ESL0-00003	00A
5.2.7.17	Electrical Data Sheet for Gas Insulated Switchgear_34.5kV_31.5kA_2500A	26089-200-ESD-ESM1-00001	00A

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
5.2.7.18	Electrical Data Sheet for Medium Voltage Switchgear_4.16kV_50kA_3000A	26089-200-ESD-ESM1-00002	00A
5.2.7.19	Electrical Data Sheet for Medium Voltage Switchgear_4.16kV_50kA_1200A	26089-200-ESD-ESM1-00003	00A
5.2.7.20	Electrical Data Sheet for Medium Voltage Switchgear_13.8kV_50kA_2000A	26089-200-ESD-ESM1-00004	00A
5.2.7.21	Electrical Data Sheet for AC UPS	26089-200-EUD-EU00-00001	00A
5.2.7.22	Electrical Data Sheet for VRLA Batteries for AC UPS	26089-200-EUD-EU00-00002	00A
5.2.8	Electrical Essential Lighting Drawings
5.2.8.1	Electrical - Essential Lighting - Key Plan	26089-200-EL-0000-00001	00B
5.2.8.2	Electrical - Essential Lighting - Notes	26089-200-EL-0000-00002	00B
5.2.8.3	Electrical - Essential Lighting - Miscellaneous Platforms	26089-200-EL-0000-00003	00B
5.2.8.4	Electrical - Essential Lighting - ISBL Plant 1	26089-200-EL-0100-00001	00B
5.2.8.5	Electrical - Essential Lighting - Tanks 1_2 and BOG Compressors	26089-200-EL-0700-00001	00B
5.2.8.6	Electrical - Essential Lighting - Flares_PL 1 and 2	26089-200-EL-0800-00001	00B
5.2.8.7	Electrical - Essential Lighting - Flares_PL 3_4 and 5	26089-200-EL-0800-00002	00B
5.2.8.8	Electrical - Essential Lighting - Jetty_Loading Berths 1 and 2	26089-200-EL-0900-00001	00B
5.2.8.9	Electrical - Essential Lighting - Jetty_Loading Berth 3 and LNG Tank 3	26089-200-EL-0900-00002	00B
5.2.8.10	Electrical - Essential Lighting - Buildings	26089-200-EL-1100-00001	00B
5.2.8.11	Electrical - Essential Lighting - Utilities South and Retention Pond 2	26089-200-EL-1200-00001	00B
5.2.8.12	Electrical - Essential Lighting - Utilities North	26089-200-EL-1200-00002	00B
5.2.8.13	Electrical - Concept Essential Lighting Plan - Storm Water Pond 2	26089-200-EL-1200-00003	00A
5.2.9	Electrical Standard Detail
5.2.9.1	Electrical Standard Protection Drawing Medium Voltage Switchgear Main-Tie-Main	26089-200-E1-0000-00005	00B
5.2.9.2	Electrical Standard Protection Drawing Medium Voltage Feeders_Starters	26089-200-E1-0000-00006	00B
5.2.9.3	Electrical Standard Protection Drawing Low Voltage Switchgear Main-Tie-Main	26089-200-E1-0000-00008	00C
5.2.9.4	Electrical Standard Protection Drawing Low Voltage MCC Typical Loads	26089-200-E1-0000-00009	00B
5.2.9.5	Electrical One Line Diagram Typical UPS	26089-200-E1-0000-00010	00B
5.2.9.6	Electrical - Standard Protection Drawing - Typical MV Synchronous Motor with Cap XFMR	26089-200-E1-0000-00012	00B
5.2.9.7	Electrical - Standard Protection Drawing - Gas Insulated Switchgear Main-Tie-Main	26089-200-E1-0000-00013	00B
5.2.9.8	Electrical - Standard Protection Drawing - Gas Insulated Feeders	26089-200-E1-0000-00014	00B
5.2.9.9	Electrical - Standard Protection Drawing - Single Incomer Low Voltage Switchgear	26089-200-E1-0000-00015	00B
5.3	Civil Structural
5.3.1	Site Preparation and Rough Grading Drawings
5.3.1.1	Civil Site Development - Site Composite Topography - Sheet 1	26089-200-C0-0000-00101	00A
5.3.1.2	Civil Site Development - Site Composite Topography - Sheet 2	26089-200-C0-0000-00102	00A
5.3.1.3	Civil Site Development - Site Composite Topography - Sheet 3	26089-200-C0-0000-00103	00A
5.3.1.4	Civil Site Development - Existing Site Topography - Sheet 1	26089-200-C0-0000-00111	00A
5.3.1.5	Civil Site Development - Existing Site Topography - Sheet 2	26089-200-C0-0000-00112	00A
5.3.1.6	Civil Site Development - Existing Site Topography - Sheet 3	26089-200-C0-0000-00113	00A
5.3.1.7	Civil Site Development - Fencing Plan - Sheet 1	26089-200-C0-0000-00501	00B
5.3.1.8	Civil Site Development - Fencing Plan - Sheet 2	26089-200-C0-0000-00502	00B
5.3.1.9	Civil Site Development - Fencing Plan - Sheet 3	26089-200-C0-0000-00503	00B
5.3.1.10	Civil Site Development - Overall Stormwater Drainage Plan	26089-200-CD-0000-00001	00B
5.3.1.11	Civil Site Development - Building Area Stormwater Drainage Plan	26089-200-CD-0000-00002	00B
5.3.1.12	Civil Site Development - LNG Spill Conveyance Plan - Sheet 1	26089-200-CD-0000-00003	00B
5.3.1.13	Civil Site Development - LNG Spill Conveyance Plan - Sheet 2	26089-200-CD-0000-00004	00B
5.3.1.14	Civil Site Development - LNG Spill Conveyance Plan - Sheet 3	26089-200-CD-0000-00005	00B
5.3.1.15	Civil Site Development - LNG Spill Conveyance Plan - Sheet 4	26089-200-CD-0000-00006	00B
5.3.1.16	Civil Site Development - LNG Spill Conveyance Plan - Sheet 5	26089-200-CD-0000-00007	00B
5.3.1.17	Civil Site Development - Site Preparation - Clearing and Grubbing Plan	26089-200-CG-0000-00001	00A
5.3.1.18	Civil Site Development - Site Preparation - Stripping Plan	26089-200-CG-0000-00002	00B
5.3.1.19	Civil Site Development - Finished Grade - ISBL Surfacing Plan	26089-200-CS-0000-00001	00B
5.3.1.20	Civil Site Development - Finished Grade - OSBL Surfacing Plan 1	26089-200-CS-0000-00002	00B
5.3.1.21	Civil Site Development - Finished Grade - OSBL Surfacing Plan 2	26089-200-CS-0000-00003	00B
5.3.1.22	Civil Site Development - Finished Grade - OSBL Surfacing Plan 3	26089-200-CS-0000-00004	00B
5.3.1.23	Civil Site Development - Road Plan - Sheet 1	26089-200-CS-0000-00201	00A

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
5.3.1.24	Civil Site Development - Road Plan - Sheet 2	26089-200-CS-0000-00202	00A
5.3.1.25	Civil Site Development - Road Plan - Sheet 3	26089-200-CS-0000-00203	00A
5.3.1.26	Civil Site Development - Road Plan - Sheet 4	26089-200-CS-0000-00204	00A
5.3.1.27	Civil Site Development - Road Plan - Sheet 5	26089-200-CS-0000-00205	00A
5.3.1.28	Civil Site Development - Road Plan - Sheet 6	26089-200-CS-0000-00206	00A
5.3.1.29	Civil Site Development - Site Preparation - Soil Improvement	26089-200-CG-0000-00200	00A
5.3.1.30	Civil Site Development - ISBL Rough Grading - Area 01 - Sheet 1	26089-200-CG-0100-00101	00A
5.3.1.31	Civil Site Development - ISBL Rough Grading - Area 02 - Sheet 2	26089-200-CG-0200-00101	00A
5.3.1.32	Civil Site Development - ISBL Rough Grading - Area 03 - Sheet 1	26089-200-CG-0300-00101	00A
5.3.1.33	Civil Site Development - ISBL Rough Grading - Area 04 - Sheet 1	26089-200-CG-0400-00101	00A
5.3.1.34	Civil Site Development - ISBL Rough Grading - Area 05 - Sheet 1	26089-200-CG-0500-00101	00A
5.3.1.35	Civil Site Development - OSBL Rough Grading - Area 07 - Sheet 1	26089-200-CG-0700-00101	00A
5.3.1.36	Civil Site Development - OSBL Rough Grading - Area 07 - Sheet 2	26089-200-CG-0700-00102	00A
5.3.1.37	Civil Site Development - OSBL Rough Grading - Area 07 - Sheet 3	26089-200-CG-0700-00103	00A
5.3.1.38	Civil Site Development - OSBL Rough Grading - Area 08 - Sheet 1	26089-200-CG-0800-00101	00A
5.3.1.39	Civil Site Development - OSBL Rough Grading - Area 08 - Sheet 2	26089-200-CG-0800-00102	00A
5.3.1.40	Civil Site Development - OSBL Rough Grading - Area 08 - Sheet 3	26089-200-CG-0800-00103	00A
5.3.1.41	Civil Site Development - Rough Grading - Area 11 - Sheet 1	26089-200-CG-1100-00101	00A
5.3.1.42	Civil Site Development - OSBL Rough Grading - Area 11 - Sheet 2	26089-200-CG-1100-00102	00A
5.3.1.43	Civil Site Development - OSBL Rough Grading - Area 11 - Sheet 3	26089-200-CG-1100-00103	00A
5.3.1.44	Civil Site Development - OSBL Rough Grading - Area 11 - Sheet 4	26089-200-CG-1100-00104	00A
5.3.1.45	Civil Site Development - Typical Berm Sections Sheet 1	26089-200-CG-11D1-00001	00A
5.3.1.46	Civil Site Development - OSBL Rough Grading - Area 12 - Sheet 1	26089-200-CG-1200-00101	00A
5.3.1.47	Civil Site Development - OSBL Rough Grading - Area 12 - Sheet 2	26089-200-CG-1200-00102	00A
5.3.1.48	Civil Site Development - OSBL Rough Grading - Area 12 - Sheet 3	26089-200-CG-1200-00103	00A
5.3.1.49	Civil Site Development - OSBL Rough Grading - Area 12 - Sheet 4	26089-200-CG-1200-00104	00A
5.3.2	Building Floor Plans (Bechtel Scope Buildings)
5.3.2.1	Architectural Field Operations Building 1B-4006 Floor and Roof Plans	26089-200-A1-08A-00302	00A
5.3.2.2	Architectural Control Building 1B-4001 Floor Plan	26089-200-A1-11B-00002	00B
5.3.2.3	Architectural Maintenance Building 1B-4002 Floor Plan	26089-200-A1-11B-00052	00A
5.3.2.4	Architectural Administration Building 1B-4014 Floor Plan	26089-200-A1-11B-00102	00B
5.3.2.5	Architectural Warehouse 1B-4003 Floor Plan	26089-200-A1-11B-00152	00A
5.3.2.6	Architectural Laboratory 1B-4004 Floor Plan	26089-200-A1-11B-00202	00A
5.3.2.7	Architectural Foam Trailer Shed 1B-4005 Floor Plan	26089-200-A1-11B-00252	00A
5.3.2.8	Architectural Gate Guardhouse 1B-4007 Floor and Roof Plans	26089-200-A1-11B-00352	00B
5.3.2.9	Architectural Main Gate Guardhouse 1B-4008 Floor Plan	26089-200-A1-11B-00355	00A
5.3.2.10	Architectural - Chemical Storage Shelter 1B-4030 - Floor Plan	26089-200-A1-11B-00360	00A
5.3.2.11	Architectural - Gas Cylinder Storage Shed 1B-4031 - Floor and Roof Plan	26089-200-A1-11B-00376	00A
5.3.2.12	Architectural - Lubricant Storage Shed 1B-4032 - Floor and Roof Plan	26089-200-A1-11B-00391	00A
5.3.2.13	Architectural Covered Parking 1B-4028 Layout	26089-200-A1-11B-00400	00B
5.3.2.14	Architectural Covered Parking 1B-4028 Unit Layout and Roof Plan	26089-200-A1-11B-00401	00B
5.3.2.15	Architectural - Turbine Maintenance Shop - 1B-4029 - Floor Plan	26089-200-A1-11B-00410	00A
5.3.2.16	Architectural Field Operations Building 1B-4006 Elevations	26089-200-A2-08A-00304	00A
5.3.2.17	Architectural Control Building 1B-4001 Elevations	26089-200-A2-11B-00005	00B
5.3.2.18	Architectural Maintenance Building 1B-4002 Elevations	26089-200-A2-11B-00055	00A
5.3.2.19	Architectural Administration Building 1B-4014 Elevations	26089-200-A2-11B-00105	00B
5.3.2.20	Architectural Warehouse 1B-4003 Elevations	26089-200-A2-11B-00155	00A
5.3.2.21	Architectural Laboratory 1B-4004 Elevations	26089-200-A2-11B-00205	00A
5.3.2.22	Architectural Foam Trailer Shed 1B-4005 Elevations	26089-200-A2-11B-00255	00A
5.3.2.23	Architectural Gate Guardhouse 1B-4007 Elevations	26089-200-A2-11B-00353	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
5.3.2.24	Architectural Main Gate Guardhouse 1B-4008 Elevations Schedules	26089-200-A2-11B-00356	00A
5.3.2.25	Architectural - Chemical Storage Shelter 1B-4030 - Elevations	26089-200-A2-11B-00361	00A
5.3.2.26	Architectural - Turbine Maintenance Shop - 1B-4029 - Elevations	26089-200-A2-11B-00411	00A
5.3.2.27	Architectural Field Operations Building 1B-4006 Room Finish and Door Schedule	26089-200-A5-08A-00305	00A
5.3.2.28	Architectural Control Building 1B-4001 Room Finish Schedule	26089-200-A5-11B-00006	00B
5.3.2.29	Architectural Control Building 1B-4001 Door Schedule	26089-200-A5-11B-00007	00C
5.3.2.30	Architectural Maintenance Building 1B-4002 Room Finish Schedule	26089-200-A5-11B-00056	00A
5.3.2.31	Architectural Maintenance Building 1B-4002 Door Schedule	26089-200-A5-11B-00057	00A
5.3.2.32	Architectural Administration Building 1B-4014 Room Finish Schedule	26089-200-A5-11B-00106	00B
5.3.2.33	Architectural Administration Building 1B-4014 Door Schedule	26089-200-A5-11B-00107	00B
5.3.2.34	Architectural Warehouse 1B-4003 Room Finish and Door Schedules	26089-200-A5-11B-00156	00A
5.3.2.35	Architectural Laboratory 1B-4004 Room Finish and Door Schedules	26089-200-A5-11B-00206	00A
5.3.2.36	Architectural - Turbine Maintenance Shop - 1B-4029 - Room Finish and Door Schedules	26089-200-A5-11B-00412	00A
5.3.3	Standard Drawings
5.3.3.1	Civil - Sitework Standard Drawing - General Notes	26089-200-C0-0000-00005	00B
5.3.3.2	Civil - Sitework Standard Drawing - Legend and Abbreviations	26089-200-C0-0000-00006	00B
5.3.3.3	Civil - Sitework Standard Drawing - Typical Road Sections - Flexible Pavement	26089-200-C0-0000-00010	00A
5.3.3.4	Civil - Sitework Standard Drawing - Guardrail and Guard Post Details	26089-200-C0-0000-00015	00B
5.3.3.5	Civil - Sitework Standard Drawing - Road Signage and Markings	26089-200-C0-0000-00016	00B
5.3.3.6	Civil - Sitework Standard Drawing - Concrete Paving and Surfacing Details	26089-200-C0-0000-00017	00B
5.3.3.7	Civil - Sitework Standard Drawing - Joints in Concrete Pavement	26089-200-C0-0000-00018	00B
5.3.3.8	Civil - Sitework Standard Drawing - Typical Concrete Channel Sections and Details	26089-200-C0-0000-00020	00B
5.3.3.9	Civil - Sitework Standard Drawing - Typical Flexible channel Sections and Details	26089-200-C0-0000-00021	00C
5.3.3.10	Civil - Sitework Standard Drawing - Concrete Trench Sections and Details	26089-200-C0-0000-00025	00B
5.3.3.11	Civil - Sitework Standard Drawing - Concrete Trench Grating Support Details	26089-200-C0-0000-00026	00B
5.3.3.12	Civil - Sitework Standard Drawing - Perlite Concrete Lining Sections and Details	26089-200-C0-0000-00027	00B
5.3.3.13	Civil - Sitework Standard Drawing - Erosion and Sediment Control Details - Sheet 1	26089-200-C0-0000-00030	00B
5.3.3.14	Civil - Sitework Standard Drawing - Erosion and Sediment Control Details - Sheet 2	26089-200-C0-0000-00031	00B
5.3.3.15	Civil - Sitework Standard Drawing - Pipe Culvert Installation Details	26089-200-C0-0000-00050	00B
5.3.3.16	Civil - Sitework Standard Drawing - Box Culvert Installation Details	26089-200-C0-0000-00051	00B
5.3.3.17	Civil - Sitework Standard Drawing - Concrete Headwall W_Parallel Wings_H1	26089-200-C0-0000-00053	00B
5.3.3.18	Civil - Sitework Standard Drawing - Concrete Headwall W_Flared Wings_H2	26089-200-C0-0000-00054	00B
5.3.3.19	Civil - Sitework Standard Drawing - RCBC Headwalls_H3	26089-200-C0-0000-00055	00B
5.3.3.20	Civil - Sitework Standard Drawing - Chain-Link Fence Details - Sheet 1	26089-200-C0-0000-00060	00B
5.3.3.21	Civil - Sitework Standard Drawing - Chain-Link Fence Details - Sheet 2	26089-200-C0-0000-00061	00B
5.3.3.22	Civil - Sitework Standard Drawing - Chain-Link Fence Connection Details	26089-200-C0-0000-00062	00B
5.3.3.23	Civil - Sitework Standard Drawing - Chain-Link Fence Gate Details	26089-200-C0-0000-00063	00C
5.3.3.24	Civil - Sitework Standard Drawing - Wire Fence Details	26089-200-C0-0000-00065	00B
5.3.3.25	Structural-Concrete Standard Drawing - General Notes and Abbreviations	26089-200-D0-0000-00001	00B
5.3.3.26	Structural-Concrete Standard Drawing - Rebar Development and Splice Lengths	26089-200-D0-0000-00002	00B

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
5.3.3.27	Structural-Concrete Standard Drawing - Vessel Foundation Details	26089-200-D0-0000-00003	00A
5.3.3.28	Structural-Concrete Standard Drawing - Joint Details for MAT Foundations	26089-200-D0-0000-00004	00A
5.3.3.29	Structural-Concrete Standard Drawing - Slab Details	26089-200-D0-0000-00005	00A
5.3.3.30	Structural-Concrete Standard Drawing - Stair and Ladder Foundation Pad Details	26089-200-D0-0000-00006	00A
5.3.3.31	Structural-Concrete Standard Drawing - Embed Details	26089-200-D0-0000-00007	00B
5.3.3.32	Structural-Concrete Standard Drawing - Anchor Bolts and Sleeves	26089-200-D0-0000-00008	00B
5.3.3.33	Structural-Concrete Standard Drawing - Post-Installed Anchors	26089-200-D0-0000-00009	00B
5.3.3.34	Structural-Concrete Standard Drawing - Wall and Trench Details	26089-200-D0-0000-00010	00A
5.3.3.35	Structural-Concrete Standard Drawing - Penetration Details	26089-200-D0-0000-00011	00A
5.3.3.36	Structural Steel Standard Drawing - General Notes and Abbreviations	26089-200-S0-0000-00001	00B
5.3.3.37	Structural Steel Standard Drawing - Top Mounted Guard Railing for Platforms and Walkways	26089-200-S0-0000-00002	00B
5.3.3.38	Structural Steel Standard Drawing - Side Mounted Guard Railing for Platforms and Walkways	26089-200-S0-0000-00003	00B
5.3.3.39	Structural Steel Standard Drawing - Typical Guard Railing Details	26089-200-S0-0000-00004	00B
5.3.3.40	Structural Steel Standard Drawing - Stair Railing	26089-200-S0-0000-00005	00B
5.3.3.41	Structural Steel Standard Drawing - Stair Layout Details	26089-200-S0-0000-00006	00B
5.3.3.42	Structural Steel Standard Drawing - Typical Stair Details Top Connections	26089-200-S0-0000-00007	00B
5.3.3.43	Structural Steel Standard Drawing - Typical Stair Details Bottom Connections	26089-200-S0-0000-00008	00B
5.3.3.44	Structural Steel Standard Drawing - Ladder Details	26089-200-S0-0000-00009	00B
5.3.3.45	Structural Steel Standard Drawing - Ladder Safety Cage Details	26089-200-S0-0000-00010	00B
5.3.3.46	Structural Steel Standard Drawing - Floor Plate Details	26089-200-S0-0000-00011	00B
5.3.3.47	Structural Steel Standard Drawing - Grating Details	26089-200-S0-0000-00012	00B
5.3.3.48	Structural Steel Standard Drawing - Safety Cable Holes	26089-200-S0-0000-00013	00B
5.3.3.49	Structural-Steel Standard Drawing - Fireproofing Details for Proprietary Cementitious Materials	26089-200-S0-0000-00014	00B
5.3.3.50	Structural Steel Standard Drawing - Beam Connections - Sheet 1	26089-200-S0-0000-00015	00B
5.3.3.51	Structural Steel Standard Drawing - Beam Connections - Sheet 2	26089-200-S0-0000-00016	00B
5.3.3.52	Structural Steel Standard Drawing - Vertical Bracing Connections - Sheet 1	26089-200-S0-0000-00017	00B
5.3.3.53	Structural Steel Standard Drawing - Vertical Bracing Connections - Sheet 2	26089-200-S0-0000-00018	00B
5.3.3.54	Structural Steel Standard Drawing - Horizontal Bracing Connections - Sheet 1	26089-200-S0-0000-00019	00B
5.3.3.55	Structural Steel Standard Drawing - Horizontal Bracing Connections - Sheet 2	26089-200-S0-0000-00020	00B
5.3.3.56	Structural-Steel - Standard Drawing - Intumescent Fireproofing Details	26089-200-S0-0000-00021	00B
5.3.3.57	Structural Steel Standard Drawing - Temporary Hole Cover Details	26089-200-S0-0000-00022	00B
5.4	Mechanical
5.4.1	Standard Details
5.4.1.1	Engineering Standard - Vertical Vessel Platforms Typical Details	3DS-M59-00101	000
5.4.1.2	Engineering Standard - Horizontal Vessel Platforms Typical Details	3DS-M59-00102	000
5.4.1.3	Engineering Standard - Vapor_Liquid Inlet Distributor	3DS-M59-00107	001
5.4.1.4	Engineering Standard for Head to Shell Attachment - Hemispherical and Intermediate Types	3DS-M59-00113	001
5.4.1.5	Engineering Standard for Miscellaneous Vessel Clips_for Bid Only	3DS-M59-00116	001
5.4.1.6	Engineering Standard for fireproofing Details for Vertical Vessel Supports	3DS-M59-00120	001
5.4.1.7	Engineering Standard for Pressure Vessel Tolerances	3DS-M59-00121	001
5.4.1.8	Engineering Standard for Details of Supports for Column Internals_for Bid Only	3DS-M59-00125	001
5.4.1.9	Engineering Standard for Nozzles and Manways for Pressure Vessels	3DS-M59-00127	001
5.5	Plant Design and Piping
5.5.1	Standard Details
5.5.1.1	Pipe Support Standard - Drawing Index	26089-200-PH-0000-00001	00B

(1-2)-39

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
5.5.1.2	Pipe Support Standard - General Notes	26089-200-PH-0000-00002	00B
5.5.1.3	Pipe Support Standard - Axial Stop - Lugs	26089-200-PH-0000-00003	00B
5.5.1.4	Pipe Support Standard - Axil Stop - Welded AW_Sht 1 of 2	26089-200-PH-0000-00004	00B
5.5.1.5	Pipe Support Standard - Axil Stop - Welded AW_Sht 2 of 2	26089-200-PH-0000-00005	00B
5.5.1.6	Pipe Support Standard - Vibration - Base BB_Sht 1 of 2	26089-200-PH-0000-00006	00B
5.5.1.7	Pipe Support Standard - Vibration - Base BB_Sht 2 of 2	26089-200-PH-0000-00007	00B
5.5.1.8	Pipe Support Standard - Vibration - Clamped BC_Sht 1 of 3	26089-200-PH-0000-00008	00B
5.5.1.9	Pipe Support Standard - Vibration - Clamped BC_Sht 2 of 3	26089-200-PH-0000-00009	00B
5.5.1.10	Pipe Support Standard - Vibration - Clamped BC_Sht 3 of 3	26089-200-PH-0000-00010	00B
5.5.1.11	Pipe Support Standard - Vibration - Insulation BI	26089-200-PH-0000-00011	00B
5.5.1.12	Pipe Support Standard - Vibration - Uninsul Hold Downs BU	26089-200-PH-0000-00012	00B
5.5.1.13	Pipe Support Standard - Cold Shoe - Axial Stop CA_Sht 1 of 3	26089-200-PH-0000-00013	00B
5.5.1.14	Pipe Support Standard - Cold Shoe - Axial Stop CA_Sht 2 of 3	26089-200-PH-0000-00014	00B
5.5.1.15	Pipe Support Standard - Cold Shoe - Axial Stop CA_Sht 3 of 3	26089-200-PH-0000-00015	00B
5.5.1.16	Pipe Support Standard - Cantilever - Braced CB	26089-200-PH-0000-00016	00B
5.5.1.17	Pipe Support Standard - Cantilever - Cantilever CC	26089-200-PH-0000-00017	00B
5.5.1.18	Pipe Support Standard - Cold Shoe CS_Sht 1 of 3	26089-200-PH-0000-00018	00B
5.5.1.19	Pipe Support Standard - Cold Shoe CS_Sht 2 of 3	26089-200-PH-0000-00019	00B
5.5.1.20	Pipe Support Standard - Cold Shoe CS_Sht 3 of 3	26089-200-PH-0000-00020	00B
5.5.1.21	Pipe Support Standard - Dummy Leg - Boot DB	26089-200-PH-0000-00021	00B
5.5.1.22	Pipe Support Standard - Guide DG	26089-200-PH-0000-00022	00B
5.5.1.23	Pipe Support Standard - Horizontal DH_Sht 1 of 2	26089-200-PH-0000-00023	00B
5.5.1.24	Pipe Support Standard - Horizontal DH_Sht 2 of 2	26089-200-PH-0000-00024	00B
5.5.1.25	Pipe Support Standard - Vertical DV_Sht 1 of 4	26089-200-PH-0000-00025	00B
5.5.1.26	Pipe Support Standard - Vertical DV_Sht 2 of 4	26089-200-PH-0000-00026	00B
5.5.1.27	Pipe Support Standard - Vertical DV_Sht 3 of 4	26089-200-PH-0000-00027	00B
5.5.1.28	Pipe Support Standard - Vertical DV_Sht 4 of 4	26089-200-PH-0000-00028	00B
5.5.1.29	Pipe Support Standard - Frames - Flange Support FF	26089-200-PH-0000-00029	00B
5.5.1.30	Pipe Support Standard - Frames - L Shape FL	26089-200-PH-0000-00030	00B
5.5.1.31	Pipe Support Standard - Field - Supports and Guides FS_Sht 1 of 2	26089-200-PH-0000-00031	00B
5.5.1.32	Pipe Support Standard - Field - Supports and Guides FS_Sht 2 of 2	26089-200-PH-0000-00032	00B
5.5.1.33	Pipe Support Standard - Frames - T Shape FT	26089-200-PH-0000-00033	00B
5.5.1.34	Pipe Support Standard - Frames - U Shape FU	26089-200-PH-0000-00034	00B
5.5.1.35	Pipe Support Standard - Guide - Guide GG_Sht 1 of 3	26089-200-PH-0000-00035	00B
5.5.1.36	Pipe Support Standard - Guide - Guide GG_Sht 2 of 3	26089-200-PH-0000-00036	00B
5.5.1.37	Pipe Support Standard - Guide - Guide GG_Sht 3 of 3	26089-200-PH-0000-00037	00B
5.5.1.38	Pipe Support Standard - Guide - Hold Down GH_Sht 1 of 2	26089-200-PH-0000-00038	00B
5.5.1.39	Pipe Support Standard - Guide - Hold Down Cold GH_Sht 2 of 2	26089-200-PH-0000-00039	00B
5.5.1.40	Pipe Support Standard - Guide - Lugs GL	26089-200-PH-0000-00040	00B
5.5.1.41	Pipe Support Standard - Guide - Steel (Uninsulated) GS	26089-200-PH-0000-00041	00B
5.5.1.42	Pipe Support Standard - Guide - U Bolts GU	26089-200-PH-0000-00042	00B
5.5.1.43	Pipe Support Standard - Low Temperature - Base LB_Sht 1 of 2	26089-200-PH-0000-00043	00B
5.5.1.44	Pipe Support Standard - Low Temperature - Base LB_Sht 2 of 2	26089-200-PH-0000-00044	00B
5.5.1.45	Pipe Support Standard - Supplemental Steel - Span MS	26089-200-PH-0000-00045	00B
5.5.1.46	Pipe Support Standard - Non Metallic - Anchor NA	26089-200-PH-0000-00046	00B
5.5.1.47	Pipe Support Standard - Non Metallic - Saddle NS	26089-200-PH-0000-00047	00B
5.5.1.48	Pipe Support Standard - Pipe to Pipe - Clamped PC	26089-200-PH-0000-00048	00B
5.5.1.49	Pipe Support Standard - Pipe to Pipe - Welded PW_Sht 1 of 2	26089-200-PH-0000-00049	00B
5.5.1.50	Pipe Support Standard - Pipe to Pipe - Welded PW_Sht 1 of 2	26089-200-PH-0000-00050	00B
5.5.1.51	Pipe Support Standard - Foundations - Foundations QF	26089-200-PH-0000-00051	00B
5.5.1.52	Pipe Support Standard - Rods - Hangers RH_Sht 1 of 3	26089-200-PH-0000-00052	00B
5.5.1.53	Pipe Support Standard - Rods - Hangers RH_Sht 2 of 3	26089-200-PH-0000-00053	00B
5.5.1.54	Pipe Support Standard - Rods - Hangers RH_Sht 3 of 3	26089-200-PH-0000-00054	00B
5.5.1.55	Pipe Support Standard - Rods - Trapeze RT_Sht 1 of 2	26089-200-PH-0000-00055	00B
5.5.1.56	Pipe Support Standard - Rods - Trapeze RT_Sht 2 of 2	26089-200-PH-0000-00056	00B
5.5.1.57	Pipe Support Standard - Shoes - Clamped SC	26089-200-PH-0000-00057	00B
5.5.1.58	Pipe Support Standard - Shoes - Reinforced Wear Plates SR	26089-200-PH-0000-00058	00B
5.5.1.59	Pipe Support Standard - Sliding SS	26089-200-PH-0000-00059	00B
5.5.1.60	Pipe Support Standard - Shoes - Welded SW_Sht 1 of 3	26089-200-PH-0000-00060	00B
5.5.1.61	Pipe Support Standard - Shoes - Welded SW_Sht 2 of 3	26089-200-PH-0000-00061	00B
5.5.1.62	Pipe Support Standard - Shoes - Welded SW_Sht 3 of 3	26089-200-PH-0000-00062	00B
5.5.1.63	Pipe Support Standard - Vessel - Guide VG	26089-200-PH-0000-00063	00B
5.5.1.64	Pipe Support Standard - Vessel - Insulated Guide VI_Sht 1 of 2	26089-200-PH-0000-00064	00B
5.5.1.65	Pipe Support Standard - Vessel - Insulated Guide VI_Sht 2 of 2	26089-200-PH-0000-00065	00B

(1-2)-40

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
5.5.1.66	Pipe Support Standard - Vessel - Support VS_Sht 1 of 3	26089-200-PH-0000-00066	00B
5.5.1.67	Pipe Support Standard - Vessel - Support VS_Sht 2 of 3	26089-200-PH-0000-00067	00B
5.5.1.68	Pipe Support Standard - Vessel - Support VS_Sht 3 of 3	26089-200-PH-0000-00068	00B
5.5.1.69	Pipe Support Standard - Struts - Sway WS_Sht 1 of 2	26089-200-PH-0000-00069	00B
5.5.1.70	Pipe Support Standard - Struts - Sway WS_Sht 2 of 2	26089-200-PH-0000-00070	00B
5.5.1.71	Pipe Support Standard - Springs - Constant XC_Sht 1 of 3	26089-200-PH-0000-00071	00B
5.5.1.72	Pipe Support Standard - Springs - Constant XC_Sht 2 of 3	26089-200-PH-0000-00072	00B
5.5.1.73	Pipe Support Standard - Springs - Constant XC_Sht 3 of 3	26089-200-PH-0000-00073	00B
5.5.1.74	Pipe Support Standard - Spring - Guide XG	26089-200-PH-0000-00074	00B
5.5.1.75	Pipe Support Standard - Springs - Variable XV_Sht 1 of 3	26089-200-PH-0000-00075	00B
5.5.1.76	Pipe Support Standard - Springs - Variable XV_Sht 2 of 3	26089-200-PH-0000-00076	00B
5.5.1.77	Pipe Support Standard - Springs - Variable XV_Sht 3 of 3	26089-200-PH-0000-00077	00B
5.5.1.78	Pipe Support Standard - Riser Clamps - General ZG	26089-200-PH-0000-00078	00B
5.5.1.79	Pipe Support Standard - Riser Clamps - Lugs ZL	26089-200-PH-0000-00079	00B
5.5.1.80	Pipe Support Standard - Motor Valve Support ZS	26089-200-PH-0000-00080	00B
5.5.1.81	Pipe Support Standard - Shipping Guide and Anchor TS	26089-200-PH-0000-00081	00B
5.5.1.82	Temporary Shipping Support with Shoe TS	26089-200-PH-0000-00082	00B
5.5.1.83	Temporary Shipping Support with Shoe TS	26089-200-PH-0000-00083	00B
5.5.1.84	Temporary Shipping Support For Base Spring TS	26089-200-PH-0000-00084	00B
6.0	GEOTECH AND HYDRAULIC ENGINEERING
6.1	Geotechnical Data Report - Driftwood LNG Project - Phase 1	26089-200-V64-CY05-00001	003
6.2	Fugro Topography Survey	26089-200-V64-CY05-00002	001
6.3	Geotechnical Data Report - Driftwood LNG Project - Phase II	26089-200-V64-CY05-00004	003
6.4	Fugro Topographic Map - Chart 01 - Cover	26089-200-V64-CY05-00006	001
6.5	Fugro Topographic Map - Chart 02	26089-200-V64-CY05-00007	001
6.6	Fugro Topographic Map - Chart 03	26089-200-V64-CY05-00008	001
6.7	Fugro Topographic Map - Chart 04	26089-200-V64-CY05-00009	001
6.8	Fugro Topographic Map - Chart 05	26089-200-V64-CY05-00010	001
6.9	Fugro Topographic Map - Chart 06	26089-200-V64-CY05-00011	001
6.10	Fugro Topographic Map - Chart 07	26089-200-V64-CY05-00012	001
6.11	Fugro Topographic Map - Chart 08	26089-200-V64-CY05-00013	001
6.12	Fugro Topographic Map - Chart 09	26089-200-V64-CY05-00014	001
6.13	Fugro Topographic Map - Chart 10	26089-200-V64-CY05-00015	001
6.14	Fugro Topographic Map - Chart 11	26089-200-V64-CY05-00016	001
6.15	Fugro Topographic Map - Chart 12	26089-200-V64-CY05-00017	001
6.16	Fugro Topographic Map - Chart 13	26089-200-V64-CY05-00018	001
6.17	Fugro Topographic Map - Chart 14	26089-200-V64-CY05-00019	001
6.18	Fugro Topographic Map - Chart 15	26089-200-V64-CY05-00020	001
6.19	Fugro Topographic Map - Chart 16	26089-200-V64-CY05-00021	001
6.20	Fugro Topographic Map - Chart 17	26089-200-V64-CY05-00022	001
6.21	Fugro Topographic Map - Chart 18	26089-200-V64-CY05-00023	001
6.22	Fugro Topographic Map - Chart 19	26089-200-V64-CY05-00024	001
6.23	Fugro Topographic Map - Chart 20	26089-200-V64-CY05-00025	001
6.24	Fugro Topographic Map - Chart 21	26089-200-V64-CY05-00026	001
6.25	Fugro Topographic Map - Chart 22	26089-200-V64-CY05-00027	001
6.26	Fugro Topographic Map - Chart 23	26089-200-V64-CY05-00028	001
6.27	Fugro Topographic Map - Chart 24	26089-200-V64-CY05-00029	001
6.28	Fugro Topographic Map - Chart 25	26089-200-V64-CY05-00030	001
6.29	Fugro Topographic Map - Chart 26	26089-200-V64-CY05-00031	001
6.30	Fugro Topographic Map - Chart 27	26089-200-V64-CY05-00032	001
6.31	Fugro Topographic Map - Chart 28	26089-200-V64-CY05-00033	001
6.32	Fugro Topographic Map - Chart 29	26089-200-V64-CY05-00034	001
6.33	Fugro Topographic Map - Chart 30	26089-200-V64-CY05-00035	001
6.34	Fugro Topographic Map - Chart 31	26089-200-V64-CY05-00036	001
6.35	Fugro Topographic Map - Chart	26089-200-V64-CY05-00037	001
7.0	TANK
7.1	General Arrangement of LNG Tanks	26089-200-MT-1P24-00001	00D
7.2	Orientation and Schedule of Nozzles	26089-200-MT-1P24-00002	00D
7.3	Piles and Outer Tank Container	26089-200-MT-1P24-00003	00C
7.4	Corner Protection and Bottom Insulation	26089-200-MT-1P24-00004	00A
7.5	Suspended Deck and Wall Insulation	26089-200-MT-1P24-00005	00A
7.6	Pump Tube Arrangement	26089-200-MT-1P24-00006	00A
7.7	Inlet Piping and Cooldown Line	26089-200-MT-1P24-00007	00A
7.8	Foundation Heating	26089-200-MT-1P24-00008	00A
7.9	Temperature Sensor Locations	26089-200-MT-1P24-00009	00A
7.10	Spill Protection and Piping	26089-200-MT-1P24-00010	00B

(1-2)-41

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
8.0	MARINE
8.1	Marine Facilities - Material Offloading Facility - General Layout	26089-200-R0-0000-00002	00E
8.2	Marine Facilities Sequencing	26089-200-R0-0000-00003	00B
8.3	Marine Facilities - Vicinity and Area Map	26089-200-R0-0000-10101	00C
8.4	Marine Facilities - Drawing Index	26089-200-R0-0000-10102	00C
8.5	Marine Facilities - General Notes and Abbreviations	26089-200-R0-0000-10103	00D
8.6	Marine Facilities - Existing Site Overview	26089-200-R0-0000-10104	00C
8.7	Marine Facilities - Proposed Site Plan	26089-200-R0-0000-10105	00C
8.8	Marine Facilities - Loading Berth Excavation and Dredging Breakdown Sheet 1 of 3	26089-200-R0-0000-10201	00E
8.9	Marine Facilities - Loading Berth Excavation and Dredging Breakdown Sheet 2 of 3	26089-200-R0-0000-10202	00E
8.10	Marine Facilities - Loading Berth Excavation and Dredging Breakdown Sheet 3 of 3	26089-200-R0-0000-10203	00E
8.11	Marine Facilities - Loading Berth - Phase 1 - Excavation and Dredging Breakdown - Sheet 1 of 3	26089-200-R0-0000-10211	00B
8.12	Marine Facilities - Loading Berth - Phase 1 - Excavation and Dredging Breakdown - Sheet 2 of 3	26089-200-R0-0000-10212	00B
8.13	Marine Facilities - Loading Berth - Phase 1 - Excavation and Dredging Breakdown - Sheet 3 of 3	26089-200-R0-0000-10213	00B
8.14	Marine Facilities - Loading Berth - Shore Protection - Sheet 1 of 3	26089-200-R0-0000-10301	00D
8.15	Marine Facilities - Loading Berth - Shore Protection - Sheet 2 of 3	26089-200-R0-0000-10302	00D
8.16	Marine Facilities - Loading Berth - Shore Protection - Sheet 3 of 3	26089-200-R0-0000-10303	00D
8.17	Marine Facilities - Loading Berth - Shore Protection - Design Criteria for LNG Vessels	26089-200-R0-0000-10304	00B
8.18	Marine Facilities - Loading Berth - Shore Protection - Design Criteria for Tugs	26089-200-R0-0000-10305	00B
8.19	Marine Facilities - Berth 1 - General Layout	26089-200-R0-0000-11101	00D
8.20	Marine Facilities - Berth 1 - Section View - Sheet 1 of 3	26089-200-R0-0000-11102	00D
8.21	Marine Facilities - Berth 1 - Section View - Sheet 2 of 2	26089-200-R0-0000-11103	00C
8.22	Marine Facilities - Berth 1 - Section View - Sheet 3 of 3	26089-200-R0-0000-11104	00B
8.23	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 125kcum Vessel_Mainfold Offset AFT	26089-200-R0-0000-11111	00C
8.24	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 125kcum Vessel _Manifold Offset FWD	26089-200-R0-0000-11112	00C
8.25	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 138kcum Vessel	26089-200-R0-0000-11113	00C
8.26	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 156kcum Vessel_Manifold Offset AFT	26089-200-R0-0000-11114	00C
8.27	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 156kcum Vessel_Manifold Offset FWD	26089-200-R0-0000-11115	00C
8.28	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 165kcum Vessel	26089-200-R0-0000-11116	00C
8.29	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 177kcum Vessel_Manifold Offset AFT	26089-200-R0-0000-11117	00C
8.30	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 177kcum Vessel_Manifold Offset FWD	26089-200-R0-0000-11118	00C
8.31	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 216kcum Vessel	26089-200-R0-0000-11119	00C
8.32	Marine Facilities - Berth 1 - Parallel Body Vessel Layouts	26089-200-R0-0000-11120	00C
8.33	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 155kcum Vessel	26089-200-R0-0000-11121	00C
8.34	Marine Facilities - Berth 1 - Mooring Arrangement Plan - 174kcum Vessel	26089-200-R0-0000-11122	00C
8.35	Marine Facilities - Berth 1 - Pipe Bridge - Plan	26089-200-R0-0000-11201	00D
8.36	Marine Facilities - Berth 1 - Pipe Bridge - Pile Plan	26089-200-R0-0000-11202_	00C
8.37	Marine Facilities - Berth 1 - Pipe Bridge - Typical Sections	26089-200-R0-0000-11203	00E
8.38	Marine Facilities - Berth 1 - Pipe Bridge - Typical Section at Expansion Loop	26089-200-R0-0000-11204	00E
8.39	Marine Facilities - Berth 1 - Pipe Bridge - Typical Bent Detail	26089-200-R0-0000-11205	00C
8.40	Marine Facilities - Berth 1 - Pipe Bridge - Expansion Loop - Plan	26089-200-R0-0000-11206	00C
8.41	Marine Facilities - Berth 1 - Pipe Bridge - Expansion Loop - Sections and Detail	26089-200-R0-0000-11207	00C
8.42	Marine Facilities - Berth 1 - Pipe Bridge - Access Ramp - Plan and Sections	26089-200-R0-0000-11208	00B
8.43	Marine Facilities - Berth 1 - Pipe Bridge - Roadway Crossover - Sheet 1	26089-200-R0-0000-11209	00B

(1-2)-42

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
8.44	Marine Facilities - Berth 1 - Pipe Bridge - Roadway Crossover - Sheet 2	26089-200-R0-0000-11210	00B
8.45	Marine Facilities - Berth 1 - Loading Platform Plan	26089-200-R0-0000-11301	00C
8.46	Marine Facilities - Berth 1 - Loading Platform Pile Plan	26089-200-R0-0000-11302	00C
8.47	Marine Facilities - Berth 1 - Loading Platform Sections - Sheet 1 of 3	26089-200-R0-0000-11303	00D
8.48	Marine Facilities - Berth 1 - Loading Platform Sections - Sheet 2 of 3	26089-200-R0-0000-11304	00C
8.49	Marine Facilities - Berth 1 - Loading Platform Sections - Sheet 3 of 3	26089-200-R0-0000-11305	00C
8.50	Marine Facilities - Berth1 - Breasting Dolphin - Layout and Pile Plan	26089-200-R0-0000-11401	00C
8.51	Marine Facilities - Berth1 - Breasting Dolphin - Typical Elevations	26089-200-R0-0000-11402	00D
8.52	Marine Facilities - Berth 1 - Mooring Dolphin_28x28_Layout and Pipe Plan - Sheet 1 of 2	26089-200-R0-0000-11403	00C
8.53	Marine Facilities - Berth 1 - Mooring Dolphin_28x28_Layout and Pipe Plan - Sheet 2 of 2	26089-200-R0-0000-11404	00C
8.54	Marine Facilities - Berth 1 - Mooring Dolphin_28x28_Typical Elevations	26089-200-R0-0000-11405	00D
8.55	Marine Facilities - Berth 1 - Catwalk - Plan and Schedule	26089-200-R0-0000-11501	00C
8.56	Marine Facilities - Berth 1 - Catwalk - Sections and Details - Sheet 1	26089-200-R0-0000-11502	00B
8.57	Marine Facilities - Berth 1 - Catwalk - Sections and Details - Sheet 2	26089-200-R0-0000-11503	00B
8.58	Marine Facilities - Berth 1 - Pipe Module - Plan	26089-200-R0-0000-11601	00C
8.59	Marine Facilities - Berth 1 - Pipe Module - Type A-1 and A-2	26089-200-R0-0000-11602	00C
8.60	Marine Facilities - Berth 1 - Pipe Module - Type B	26089-200-R0-0000-11603	00C
8.61	Marine Facilities - Berth 1 - Pipe Module - Type C	26089-200-R0-0000-11604	00C
8.62	Marine Facilities - Berth 1 - Pipe Module - Type D	26089-200-R0-0000-11605	00B
8.63	Marine Facilities - Berth 2 and 3 - General Layout	26089-200-R0-0000-12101	00D
8.64	Marine Facilities - Berth 2 and 3 - Section View - Sheet 1 of 4	26089-200-R0-0000-12102	00D
8.65	Marine Facilities - Berth 2 and 3 - Section View - Sheet 2 of 4	26089-200-R0-0000-12103	00D
8.66	Marine Facilities - Berth 2 and 3 - Section View - Sheet 3 of 4	26089-200-R0-0000-12104	00D
8.67	Marine Facilities - Berth 2 and 3 - Section View - Sheet 4 of 4	26089-200-R0-0000-12105	00B
8.68	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 125kcum Vessel_Manifold Offset AFT	26089-200-R0-0000-12111	00B
8.69	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 125kcum Vessel_Manifold Offset FWD	26089-200-R0-0000-12112	00B
8.70	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 138kcum Vessel	26089-200-R0-0000-12113	00B
8.71	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 156kcum Vessel_Manifold Offset AFT	26089-200-R0-0000-12114	00B
8.72	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 156kcum Vessel_Manifold Offset FWD	26089-200-R0-0000-12115	00B
8.73	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 165kcum Vessel	26089-200-R0-0000-12116	00B
8.74	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 177kcum Vessel_Manifold Offset AFT	26089-200-R0-0000-12117	00B
8.75	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 177kcum Vessel_Manifold Offset FWD	26089-200-R0-0000-12118	00B
8.76	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 216kcum Vessel	26089-200-R0-0000-12119	00B
8.77	Marine Facilities - Berth 2 and 3 - Parallel Body Vessel Layouts - Sheet 1	26089-200-R0-0000-12120	00B
8.78	Marine Facilities - Berth 2 and 3 - Parallel Body Vessel Layouts - Sheet 2	26089-200-R0-0000-12121	00B
8.79	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 155kcum Vessel	26089-200-R0-0000-12122	00B
8.80	Marine Facilities - Berth 2 and 3 - Mooring Arrangement Plan - 174kcum Vessel	26089-200-R0-0000-12123	00B
8.81	Marine Facilities - Berth 2 and 3 - Pipe Bridge - Plan	26089-200-R0-0000-12201	00D
8.82	Marine Facilities - Berth 2 and 3 - Pipe Bridge - Pile Plan	26089-200-R0-0000-12202	00D
8.83	Marine Facilities - Berth 2 and 3 - Pipe Bridge - Typical Sections	26089-200-R0-0000-12203	00D
8.84	Marine Facilities - Berth 2 and 3 - Pipe Bridge - Typical Section at Expansion Loop	26089-200-R0-0000-12204	00D
8.85	Marine Facilities - Berth 2 and 3 - Pipe Bridge - Typical Bent Detail	26089-200-R0-0000-12205	00C

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
8.86	Marine Facilities - Berth 2 and 3 - Pipe Bridge - Expansion Loop - Plan	26089-200-R0-0000-12206	00C
8.87	Marine Facilities - Berth 2 and 3 - Pipe Bridge - Expansion Loop - Sections and Detail	26089-200-R0-0000-12207	00C
8.88	Marine Facilities - Berth 2 and 3 - Pipe Bridge - Access Ramp - Plan and Sections	26089-200-R0-0000-12208	00B
8.89	Marine Facilities - Berth 2 and 3 - Loading Platform - Plan	26089-200-R0-0000-12301	00C
8.90	Marine Facilities - Berth 2 and 3 - Loading Platform - Pile Plan	26089-200-R0-0000-12302	00C
8.91	Marine Facilities - Berth 2 and 3 - Loading Platform - Sections - Sheet 1 of 3	26089-200-R0-0000-12303	00D
8.92	Marine Facilities - Berth 2 and 3 - Loading Platform - Sections - Sheet 2 of 3	26089-200-R0-0000-12304	00C
8.93	Marine Facilities - Berth 2 and 3 - Loading Platform - Sections - Sheet 3 of 3	26089-200-R0-0000-12305	00C
8.94	Marine Facilities - Berth 2 and 3 - Breasting Dolphin - Layout and Pile Plan	26089-200-R0-0000-12401	00C
8.95	Marine Facilities - Berth 2 and 3 - Breasting Dolphin - Typical Elevations	26089-200-R0-0000-12402	00D
8.96	Marine Facilities - Berth 2 and 3 - Mooring Dolphin_28x28 - Layout and Pile Plan - Sheet 1 of 2	26089-200-R0-0000-12403	00C
8.97	Marine Facilities - Berth 2 and 3 - Mooring Dolphin_28x28 - Layout and Pile Plan - Sheet 2 of 2	26089-200-R0-0000-12404	00C
8.98	Marine Facilities - Berth 2 and 3 - Mooring Dolphin_28x28 - Typical Elevations	26089-200-R0-0000-12405	00D
8.99	Maine Facilities - Berth 2 and 3 - Mooring Dolphin_28x56_Layout and Pile Plan	26089-200-R0-0000-12406	00C
8.100	Marine Facilities - Berth 2 and 3 - Mooring Dolphin_28x56_Typical Elevations	26089-200-R0-0000-12407	00D
8.101	Marine Facilities - Berth 2 and 3 - Catwalk - Plan and Schedule	26089-200-R0-0000-12501	00B
8.102	Marine Facilities - Berth 2 and 3 - Catwalk - Sections and Details - Sheet 1	26089-200-R0-0000-12502	00B
8.103	Marine Facilities - Berth 2 and 3 - Catwalk - Sections and Details - Sheet 2	26089-200-R0-0000-12503	00B
8.104	Marine Facilities - Berth 2 and 3 - Pipe Module - Plan	26089-200-R0-0000-12601	00C
8.105	Marine Facilities - Berth 2 and 3 - Pipe Module - Type A-1 and A-2	26089-200-R0-0000-12602	00C
8.106	Marine Facilities - Berth 2 and 3 - Pipe Module - Type B	26089-200-R0-0000-12603	00C
8.107	Marine Facilities - Berth 2 and 3 - Pipe Module - Type D	26089-200-R0-0000-12604	00C
8.108	Marine Facilities - Berth 2 and 3 - Pipe Module - Type E	26089-200-R0-0000-12605	00C
8.109	Marine Facilities - Material Offloading Facility - Drawing Index	26089-200-R0-0000-13000	00C
8.110	Marine Facilities - Material Offloading Facility - Dredging Plan - Sheet 1 of 3	26089-200-R0-0000-13001	00C
8.111	Marine Facilities - Material Offloading Facility - Dredging Plan - Sheet 2 of 3	26089-200-R0-0000-13002	00C
8.112	Marine Facilities - Material Offloading Facility - Dredging Plan - Sheet 3 of 3	26089-200-R0-0000-13003	00C
8.113	Marine Facilities - Material Offloading Facility - Plan	26089-200-R0-0000-13101	00C
8.114	Marine Facilities - Material Offloading Facility - General Arrangement	26089-200-R0-0000-13102	00C
8.115	Marine Facilities - Material Offloading Facility - Section A-A	26089-200-R0-0000-13103	00D
8.116	Marine Facilities - Material Offloading Facility - Section B-B	26089-200-R0-0000-13104	00D
8.117	Marine Facilities - Material Offloading Facility - Section C-C	26089-200-R0-0000-13105	00D
8.118	Marine Facilities - Material Offloading Facility - Section E-E	26089-200-R0-0000-13107	00D
8.119	Marine Facilities - Material Offloading Facility - Section F-F	26089-200-R0-0000-13108	00D
8.120	Marine Facilities - Material Offloading Facility - Mooring Dolphin - Type A	26089-200-R0-0000-13109	00C
8.121	Marine Facilities - Material Offloading Facility - Mooring Dolphin - Type B	26089-200-R0-0000-13110	00C
8.122	Marine Facilities - Material Offloading Facility - Mooring Arrangement Plan - Sheet 1	26089-200-R0-0000-13201	00C
8.123	Marine Facilities - Material Offloading Facility - Mooring Arrangement Plan - Sheet 2	26089-200-R0-0000-13202	00C
8.124	Marine Facilities - South Pioneer Dock Location Plan	26089-200-R0-0000-14002	00B
8.125	Marine Facilities Option 3 South of Bolinger Yard	26089-200-R0-0000-00001	00C
9.0	CHART DOCUMENTS
9.1	Painting Specification for Cold Box	26089-200-V46-WA49-00001	001

(1-2)-44

Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
9.2	Specification for Manual Valves_Gate_Globe_Check_Ball_Butterfly_Needle	26089-200-V46-WA49-00002	001
9.3	Slug Flow Accommodation	26089-200-V46-WA49-00003	001
9.4	CCJ Transition Joint Asahi	26089-200-V46-WA49-00004	001
9.5	Cold Box Equipment and Pipe Spacing Specification	26089-200-V46-WA49-00005	001
9.6	Scrub Column Random Packing	26089-200-V46-WA49-00006	001
9.7	Chart Spec Welding Requirements for Process Piping	26089-200-V46-WA49-00007	001
9.8	Flow element FE-312 Datasheet_Pump Min Recirc	26089-200-V46-WA49-00008	001
9.9	Control Valve FV-312 Datasheet_Pump Min Recirc	26089-200-V46-WA49-00009	001
9.10	VD-0106602 Heavies Removal Aux MR StdPipe Process Data Sheet	26089-200-V46-WA49-00010	001
9.11	VD-0106602 - V-5713 - Vessel Mech Data Sheet Heavies Removal Aux MR Stand Pipe	26089-200-V46-WA49-00011	001
9.12	Fugitive Emission Estimate	26089-200-V46-WA49-00012	001
9.13	Simulation Summary HMBCheck_26089-200-M4-1PDK-00007_WIP	26089-200-V46-WA49-00013	001
9.14	E-5415 Liquefaction Exchanger Process Datasheet	26089-200-V46-WA49-00015	001
9.15	VD-0111626 MR Cold Separator Process Data Sheet	26089-200-V46-WA49-00016	001
9.16	VD-0111627 Mid StdPipe Process Data Sheet	26089-200-V46-WA49-00017	001
9.17	VD-0111628 Cold StdPipe Process Data Sheet	26089-200-V46-WA49-00018	001
9.18	E-5711 Heavies Removal Exchanger Process Datasheet	26089-200-V46-WA49-00019	001
9.19	VT-0106711 Heavies Removal Scrub Column Process Data Sheet	26089-200-V46-WA49-00020	001
9.20	VD-0106601 Heavies Removal Reflux Drum Process Data Sheet	26089-200-V46-WA49-00021	001
9.21	Submerged Motor Pump Datasheet	26089-200-V46-WA49-00022	001
9.22	Utility Summary	26089-200-V46-WA49-00023	001
9.23	Boundary Limit Pressure Summary	26089-200-V46-WA49-00024	001
9.24	PFDs_Cold Boxes and Reflux Pumps	26089-200-V46-WA49-00025	001
9.25	PIDs_Cold Boxes and Reflux Pumps	26089-200-V46-WA49-00026	001
9.26	Instrument List	26089-200-V46-WA49-00027	001
9.27	Flow element Datasheets_Heavies Removal System	26089-200-V46-WA49-00028	001
9.28	Flow element Datasheets_Liquefaction System	26089-200-V46-WA49-00029	001
9.29	Control Valve Datasheets_Liquefaction System	26089-200-V46-WA49-00030	001
9.30	Codes and Standards	26089-200-V46-WA49-00031	001
9.31	Cold Box Specification	26089-200-V46-WA49-00032	001
9.32	Spec ASME Pressure Vessels	26089-200-V46-WA49-00033	001
9.33	Specification for Submerged Motor Pump	26089-200-V46-WA49-00034	001
9.34	Control and Actuated On-Off Valves	26089-200-V46-WA49-00035	001
9.35	Instrumentation Specification	26089-200-V46-WA49-00036	001
9.36	E-5415 Liquefaction Exchanger Mechanical Datasheet	26089-200-V46-WA49-00037	001
9.37	VD-0111626_V-5414_Vessel Mechanical Data Sheet MR Cold Separator	26089-200-V46-WA49-00038	001
9.38	VD-0111627_V-5415_Vessel Mechanical Data Sheet Mid Stand Pipe	26089-200-V46-WA49-00039	001
9.39	VD-0111628_V-5416_Vessel Mechanical Data Sheet Cold Stand Pipe	26089-200-V46-WA49-00040	001
9.40	E-5711 Heavies Removal Exchanger Mechanical Datasheet	26089-200-V46-WA49-00041	001
9.41	VT-0106711_V-5711_Vessel Mech Data Sheet Heavies Removal Scrub Column	26089-200-V46-WA49-00042	001
9.42	VD-0106601_V-5712_Vessel Mechanical Data Sheet Heavies Removal Reflux Drum	26089-200-V46-WA49-00043	001
9.43	Equipment List	26089-200-V46-WA49-00044	001
9.44	Liquefier Cold Box GA 19082Z	26089-200-V46-WA49-00045	001
9.45	Process Description	26089-200-V46-WA49-00046	001
9.46	Heavies Removal Cold Box GA 19086Z	26089-200-V46-WA49-00047	001
9.47	Case 1 Aspen Platefin EDR Output Liquefied BAHX EB-0111407	26089-200-V46-WA49-00049	001
9.48	Case 1 Aspen Platefin EDR output HHC BAHX EB-0106496	26089-200-V46-WA49-00050	001
9.49	Process Design Criteria_MR Compressor 1st Section Suction Drum V-5411 Chart	26089-200-V46-WA49-00053	001
9.50	Process Design Criteria_MR Compressor 2nd Section Suction Drum V-5412 Chart Response	26089-200-V46-WA49-00054	001
9.51	Process Design Criteria_MR Accumulator V-5413 Chart Response Rev 0A	26089-200-V46-WA49-00055	001
9.52	Control Valve Datasheets_Heavies Removal System	26089-200-V46-WA49-00056	001
9.53	Process Design Criteria_MR Compressor 1st Section Condenser E-5411 Chart Response Re	26089-200-V46-WA49-00057	001

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
9.54	Process Design Criteria_MR Compressor 2nd Section Condenser E-5412 Chart Response Re	26089-200-V46-WA49-00058	001
10.0	OWNER PROVIDED DOCUMENTS (RELY-UPON)
10.1	Boundary Survey
10.1.1	Boundary Map Driftwood 2 Port Land	160411	NA
10.1.2	Lawton Final Boundary Survey	161005 Lawton Final Boundary Survey	000
10.1.3	Boundary Survey Driftwood 1 LShape and Conf Center	Basemap	NA
10.2	Technip Facility and Utilties Drawings
10.2.1	New Spooling Building for Global Industries LTD	A-1 - New Spooling Building	NA
10.2.2	New Spooling Building - Global Industries LTD	A-2 - New Spooling Building	NA
10.2.3	OceTDS0470 - Technip Facility Drawings - Weld Test Lab	A1	NA
10.2.4	OceTDS0471 - Technip Facility Drawings - Weld Test Lab	A2	NA
10.2.5	OceTDS0472 - Technip Facility Drawings - Weld Test Lab	A3	NA
10.2.6	OceTDS0473 - Technip Facility Drawings - Weld Test Lab	A4	NA
10.2.7	OceTDS0474 - Technip Facility Drawings - Weld Test Lab	A6	NA
10.2.8	OceTDS0446 - Technip Facility Drawings - Foundations	C200-CF-001-D	000
10.2.9	OceTDS0447 - Technip Facility Drawings - Foundations	C200-CF-002-D	000
10.2.10	OceTDS00448 - Technip Facility Drawings - Foundations	C200-CF-003-D	001
10.2.11	OceTDS0449 - Technip Facility Drawings - Foundations	C200-CF-004-D	000
10.2.12	OceTDS0450 - Technip Facility Drawings - Foundations	C200-CF-005-D	000
10.2.13	OceTDS0445 - Technip Facility Drawings - Foundations	C200-CV-104-D	000
10.2.14	Proposed 10 in Water Line Dwg Index	C200-CV-126-D	00B
10.2.15	Proposed 10 inch Water Line 1 of 4	C200-CV-127-D	00B
10.2.16	Proposed 10 inch Water Line 2 of 4	C200-CV-128-D	00B
10.2.17	Proposed 10 inch Water Line 3 of 4	C200-CV-129-D	00B
10.2.18	Proposed 10 inch Water Line 4 of 4	C200-CV-130-D	00B
10.2.19	OceTDS0481 - Technip Facility Drawings - Utilities	C200-CV-133-D	001
10.2.20	OceTDS0482 - Technip Facility Drawings - Utilities	C200-CV-134-D	000
10.2.21	OceTDS0483 - Technip Facility Drawings - Utilities	C200-CV-135-D	001
10.2.22	OceTDS0484 - Technip Facility Drawings - Utilities	C200-CV-136-D	001
10.2.23	OceTDS0485 - Technip Facility Drawings - Utilities	C200-CV-137-D	000
10.2.24	OceTDS0486 - Technip Facility Drawings - Utilities	C200-CV-138-D	001
10.2.25	OceTDS0487 - Technip Facility Drawings - Utilities	C200-CV-139-D	001
10.2.26	OceTDS0488 - Technip Facility Drawings - Utilities	C200-CV-140-D	001
10.2.27	OceTDS0489 - Technip Facility Drawings - Utilities	C200-CV-141-D	001
10.2.28	OceTDS0490 - Technip Facility Drawings - Utilities	C200-CV-142-D	001
10.2.29	OceTDS0491 - Technip Facility Drawings - Utilities	C200-CV-143-D	001
10.2.30	OceTDS0492 - Technip Facility Drawings - Utilities	C200-CV-144-D	001
10.2.31	OceTDS0493 - Technip Facility Drawings - Utilities	C200-CV-145-D	001
10.2.32	OceTDS0494 - Technip Facility Drawings - Utilities	C200-CV-146-D	001
10.2.33	Electrical Site Distribution West	C200-EL-020	0
10.2.34	Electrical Site Distribution West	C200-EL-020-D	00A
10.2.35	0ce TDS0451 - Technip Facility Drawings - Electrical Loop at the Marina	C200-EL-021-D	00A
10.2.36	OceTDS0477 - Technip Facility Drawings - Weld Test Lab	C200-EL-502	000
10.2.37	OceTDS0478 - Technip Facility Drawings - Weld Test Lab	C200-EL-505	000
10.2.38	OceTDS0479 - Technip Facility Drawings - Weld Test Lab	C200-EL-508	000
10.2.39	OceTDS0480 - Technip Facility Drawings - Weld Test Lab	C200-EL-512	000
10.2.40	0ceTDS0455 - Technip Facility Drawings - Marine Dwgs	C200-MA-001-D	000
10.2.41	0ceTDS0456 - Technip Facility Drawings - Marine Dwgs	C200-MA-002-D	000
10.2.42	0ceTDS0457 - Technip Facility Drawings - Marine Dwgs	C200-MA-003-D	000
10.2.43	0ceTDS0458 - Technip Facility Drawings - Marine Dwgs	C200-MA-004-D	000
10.2.44	0ceTDS0459 - Technip Facility Drawings - Marine Dwgs	C200-MA-005-D	000
10.2.45	0ceTDS04560 - Technip Facility Drawings - Marine Dwgs	C200-MA-006-D	000
10.2.46	0ceTDS0461 - Technip Facility Drawings - Marine Dwgs	C200-MA-007-D	000
10.2.47	0ceTDS0462 - Technip Facility Drawings - Marine Dwgs	C200-MA-008-D	000
10.2.48	0ceTDS0463 - Technip Facility Drawings - Marine Dwgs	C200-MA-009-D	000
10.2.49	0ceTDS0464 - Technip Facility Drawings - Marine Dwgs	C200-MA-010-D	000
10.2.50	Slip No 2 - Spooling End Fenders - Plans_Sections and Details	C200-MA-011-D	000
10.2.51	Calcasieu Dredge Profiles R1 to R10	C200-MA-012-D	000
10.2.52	Calcasieu Dredge Profiles R11 to R20	C200-MA-013-D	000
10.2.53	Slip No 1 Dredge Profiles - Sta 0+00 to STA 8+00	C200-MA-014-D	000
10.2.54	Slip No 1 Dredge Profiles - Sta 9+00 to STA 16+00	C200-MA-015-D	000
10.2.55	Slip No 2 Dredge Profiles	C200-MA-016-D	000
10.2.56	OceTDS0495 - Technip Facility Drawings - Utilities	C200-PN-006-D	000

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
10.2.57	OceTDS0496 - Technip Facility Drawings - Utilities	C200-PN-007-D	000
10.2.58	OceTDS0497 - Technip Facility Drawings - Utilities	C200-PN-008-D	000
10.2.59	OceTDS0498 - Technip Facility Drawings - Utilities	C200-PN-009-D	000
10.2.60	OceTDS0499 - Technip Facility Drawings - Utilities	C200-PN-010-D	000
10.2.61	OceTDS0500 - Technip Facility Drawings - Utilities	C200-PN-011-D	000
10.2.62	OceTDS0501 - Technip Facility Drawings - Utilities	C200-PN-012-D	000
10.2.63	OceTDS0502 - Technip Facility Drawings - Utilities	C200-PN-013-D	000
10.2.64	OceTDS0503 - Technip Facility Drawings - Utilities	C200-PN-014-D	000
10.2.65	OceTDS0504 - Technip Facility Drawings - Utilities	C200-PN-015-D	000
10.2.66	OceTDS0505 - Technip Facility Drawings - Utilities	C200-PN-016-D	000
10.2.67	OceTDS0506 - Technip Facility Drawings - Utilities	C200-PN-017-D	000
10.2.68	Dive_Mechanical Shop_Warehouse - Foundation Plan_Sections Details and Notes	Dtd 5-12-99 - S1 of 3	NA
10.2.69	Site Lighting Plan	ES-2	NA
10.2.70	OceTDS0452 - Tehnip Facility Drawings - Surveyor	Figure 2	NA
10.2.71	IMG_1102 - Technip Facility Drawings - Utilities	IMG_1102	NA
10.2.72	IMG_1105 - Technip Facility - Demolition	IMG_1105	NA
10.2.73	IMG_1106 - Technip Facility Drawings - Foundations	IMG_1106	NA
10.2.74	IMG_1107 - Technip Facility Drawings - Foundations	IMG_1107	NA
10.2.75	IMG_1108 - Technip Facility Drawings - Foundations	IMG_1108	NA
10.2.76	OceTDS0475 - Technip Facility Drawings - Weld Test Lab	M1	NA
10.2.77	OceTDS0476 - Technip Facility Drawings - Weld Test Lab	M2	NA
10.2.78	OceTDS0453 - Tehnip Facility Drawings - Surveyor	OceTDS0453	NA
10.2.79	OceTDS0454 - Tehnip Facility Drawings - Surveyor	OceTDS0454	NA
10.2.80	Spooling Building - Global Industries LTD	P-1 - Spooling Building	NA
10.2.81	Pipe Assembly Building - Global Industries LTD - 1 Foundation Plan - Warehouse	S-1 - Pipe Assembly Building	001
10.2.82	Pipe Spooling Building - Global Industries LTD - 1 Foundation Plan	S-1 - Pipe Spooling Building	001
10.2.83	Line 16 Alignment Sheet - 6 inch Pipeline	S-103-16	NA
10.2.84	Pipe Assembly Building - Global Industries LTD - 3 Enlarged Foundation Plan_Part 1 of 3	S-2 - Pipe Assembly Building	001
10.2.85	Pipe Assembly Building - Global Industries LTD - 3 Enlarged Foundation Plan_Part 2 of 3	S-3 - Pipe Assembly Building	001
10.2.86	Pipe Assembly Building - Global Industris LTD - 3 Enlarged Foundation Plan_Part 3 of 3	S-4 - Pipe Assembly Building	001
10.2.87	Pipe Assembly Building - Global Industries LTD	S-5 - Pipe Assembly Building	001
10.2.88	OceTDS0467 - Technip Facility Drawings - Main Office Building	S1	001
10.2.89	OceTDS0468 - Technip Facility Drawings - Main Office Building	S2	NA
10.2.90	OceTDS0469 - Technip Facility Drawings - Main Office Building	S3	001
10.2.91	OceTDS0465 - Technip Facility Drawings - Main Office Building	S4	NA
10.2.92	OceTDS0466 - Technip Facility Drawings - Main Office Building	S5	NA
10.2.93	Site Plan Designation - General Arrangement	SITEPN04	00A
10.2.94	Plans of Proposed 10 inch Water Line to Global Industries_LTD - Water Works District 9_Ward 4	Water Works District 9_Ward 4	NA
10.2.95	RTO Land Boundary Survey	RTO LLC Property 2017	000
10.2.96	Geosyntec Consultants - North Barge Slip Soil Sampling	12-09-16 Geosyntec North Barge Slip Soil Sampling – Part 2	NA
10.2.97	Existing Oil and gas Wells	26089-300-30R-H01-00001	00A
10.3	Environmental/Hazmat Investigation and Report
10.3.1	Limited Soil and Groundwater Assessment Report	AECOM Proj No 60508493	NA
10.3.2	Phase I - Arabie Environmental Site Assessment - January 14 2016	Phase 1 - Arabie	000
10.3.3	Phase II - Arabie Environmental Site Assessment Report	Phase 2 - Arabie	000
10.3.4	Summary Report - North Slip Onshore_Geosyntec	TXR0663	NA
11.0	CONSTRUCTION TEMPORARY FACILITIES PLAN
11.1	Temporary Construction Facilities Key Plan, Legend & General Notes	26089-200-C0K-0000-00001	00A
11.2	Temporary Construction Facilities Jettys-Utilites-Flare	26089-200-C0K-0000-00002	00A
11.3	Temporary Construction Facilities South Jetty - Civil Laydown	26089-200-C0K-0000-00003	00A
11.4	Temporary Construction Facilities Electrical Sub-Station-Laydown Yards	26089-200-C0K-0000-00004	00A
11.4	Temporary Construction Facilities Plant 4 and Plant 5	26089-200-C0K-0000-00005	00A
11.5	Temporary Construction Facilities Main Plant Entrance	26089-200-C0K-0000-00006	00A
11.6	Temporary Construction Facilities Overpressure & Hazard Exclusion Zones	26089-200-C0K-0000-00007	00A
12.0	TURNED OVER FACILITY DRAWINGS

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Execution Copy	Phase 2

Items	PROJECT INFORMATION	Document Number	Rev
12.1	Phase 1 Plant 1 Turned Over Facility Drawing Overall Site	26089-200-C0K-0000-10001	00C
12.2	Phase 1 Plant 2 Turned Over Facility Drawing Overall Site	26089-200-C0K-0000-10002	00C
12.3	Phase 2 Turned Over Facility Drawing Overall Site	26089-200-C0K-0000-10003	00C
12.4	Phase 3 Turned Over Facility Drawing Overall Site	26089-200-C0K-0000-10004	00C
12.5	Phase 4 Turned Over Facility Drawing Overall Site	26089-200-C0K-0000-10005	00C

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Execution Copy	Phase 2

TABLE 1-2-2

GEOTECHNICAL REPORTS

(1-2)-49

Execution Copy	Phase 2

No	Document Title	Document Number	Rev	Remark
1	Geotechnical Design Basis Report	26089-200-3DR-K04F-00001	00C	Bechtel’s Geotech report
2	Fugro Report - Driftwood LNG - Phase I Geologic Fault Study	26089-200-V64-CY05-00003	001	Fugro’s Fault Study
3	Phase II Detailed Fault Study, Driftwood LNG Project, Sulphur, Louisiana	26089-200-V64-CY05-00005	001	Fugro’s Fault Study
4	Site-Specific Seismic Hazard Analysis Driftwood Liquefied Natural Gas_LNG Project	26089-200-30R-K04F-00001	00B	Bechtel’s Seismic Analysis
5	Geotechnical Data Report - Driftwood LNG Project - Phase 1	26089-200-V64-CY05-00001	003	Fugro’s Phase I site investigation report
6	Geotechnical Data Report - Driftwood LNG Project - Phase II	26089-200-V64-CY05-00004	003	Fugro’s Phase II site investigation report
7	Fugro Topographic Map - Chart 01 - Cover	26089-200-V64-CY05-00006	001	Fugro’s topographic report and U/G survey
8	Fugro Topographic Map - Chart 02	26089-200-V64-CY05-00007	001	Fugro’s topographic report and U/G survey
9	Fugro Topographic Map - Chart 03	26089-200-V64-CY05-00008	001	Fugro’s topographic report and U/G survey
10	Fugro Topographic Map - Chart 04	26089-200-V64-CY05-00009	001	Fugro’s topographic report and U/G survey
11	Fugro Topographic Map - Chart 05	26089-200-V64-CY05-00010	001	Fugro’s topographic report and U/G survey
12	Fugro Topographic Map - Chart 06	26089-200-V64-CY05-00011	001	Fugro’s topographic report and U/G survey
13	Fugro Topographic Map - Chart 07	26089-200-V64-CY05-00012	001	Fugro’s topographic report and U/G survey
14	Fugro Topographic Map - Chart 08	26089-200-V64-CY05-00013	001	Fugro’s topographic report and U/G survey
15	Fugro Topographic Map - Chart 09	26089-200-V64-CY05-00014	001	Fugro’s topographic report and U/G survey
16	Fugro Topographic Map - Chart 10	26089-200-V64-CY05-00015	001	Fugro’s topographic report and U/G survey
17	Fugro Topographic Map - Chart 11	26089-200-V64-CY05-00016	001	Fugro’s topographic report and U/G survey
18	Fugro Topographic Map - Chart 12	26089-200-V64-CY05-00017	001	Fugro’s topographic report and U/G survey
19	Fugro Topographic Map - Chart 13	26089-200-V64-CY05-00018	001	Fugro’s topographic report and U/G survey
20	Fugro Topographic Map - Chart 14	26089-200-V64-CY05-00019	001	Fugro’s topographic report and U/G survey
21	Fugro Topographic Map - Chart 15	26089-200-V64-CY05-00020	001	Fugro’s topographic report and U/G survey
22	Fugro Topographic Map - Chart 16	26089-200-V64-CY05-00021	001	Fugro’s topographic report and U/G survey
23	Fugro Topographic Map - Chart 17	26089-200-V64-CY05-00022	001	Fugro’s topographic report and U/G survey
24	Fugro Topographic Map - Chart 18	26089-200-V64-CY05-00023	001	Fugro’s topographic report and U/G survey
25	Fugro Topographic Map - Chart 19	26089-200-V64-CY05-00024	001	Fugro’s topographic report and U/G survey
26	Fugro Topographic Map - Chart 20	26089-200-V64-CY05-00025	001	Fugro’s topographic report and U/G survey
27	Fugro Topographic Map - Chart 21	26089-200-V64-CY05-00026	001	Fugro’s topographic report and U/G survey
28	Fugro Topographic Map - Chart 22	26089-200-V64-CY05-00027	001	Fugro’s topographic report and U/G survey
29	Fugro Topographic Map - Chart 23	26089-200-V64-CY05-00028	001	Fugro’s topographic report and U/G survey
30	Fugro Topographic Map - Chart 24	26089-200-V64-CY05-00029	001	Fugro’s topographic report and U/G survey
31	Fugro Topographic Map - Chart 25	26089-200-V64-CY05-00030	001	Fugro’s topographic report and U/G survey
32	Fugro Topographic Map - Chart 26	26089-200-V64-CY05-00031	001	Fugro’s topographic report and U/G survey
33	Fugro Topographic Map - Chart 27	26089-200-V64-CY05-00032	001	Fugro’s topographic report and U/G survey
34	Fugro Topographic Map - Chart 28	26089-200-V64-CY05-00033	001	Fugro’s topographic report and U/G survey
35	Fugro Topographic Map - Chart 29	26089-200-V64-CY05-00034	001	Fugro’s topographic report and U/G survey
36	Fugro Topographic Map - Chart 30	26089-200-V64-CY05-00035	001	Fugro’s topographic report and U/G survey
37	Fugro Topographic Map - Chart 31	26089-200-V64-CY05-00036	001	Fugro’s topographic report and U/G survey
38	Fugro Topographic Map - Chart	26089-200-V64-CY05-00037	001	Fugro’s topographic report and U/G survey
39	Boundary Map Driftwood 2 Port Land	160411	NA	Owner Provided Boundary Survey
40	Lawton Final Boundary Survey	161005 Lawton Final Boundary Survey	000	Owner Provided Boundary Survey
41	Boundary Survey Driftwood 1 LShape and Conf Center	Basemap	NA	Owner Provided Boundary Survey

(1-2)-50

Execution Copy	Phase 2

No	Document Title	Document Number	Rev	Remark
42	New Spooling Building for Global Industries LTD	A-1 - New Spooling Building	NA	Owner Provided Technip facility drawing
43	New Spooling Building - Global Industries LTD	A-2 - New Spooling Building	NA	Owner Provided Technip facility drawing
44	OceTDS0470 - Technip Facility Drawings - Weld Test Lab	A1	NA	Owner Provided Technip facility drawing
45	OceTDS0471 - Technip Facility Drawings - Weld Test Lab	A2	NA	Owner Provided Technip facility drawing
46	OceTDS0472 - Technip Facility Drawings - Weld Test Lab	A3	NA	Owner Provided Technip facility drawing
47	OceTDS0473 - Technip Facility Drawings - Weld Test Lab	A4	NA	Owner Provided Technip facility drawing
48	OceTDS0474 - Technip Facility Drawings - Weld Test Lab	A6	NA	Owner Provided Technip facility drawing
49	OceTDS0446 - Technip Facility Drawings - Foundations	C200-CF-001-D	000	Owner Provided Technip facility drawing
50	OceTDS0447 - Technip Facility Drawings - Foundations	C200-CF-002-D	000	Owner Provided Technip facility drawing
51	OceTDS00448 - Technip Facility Drawings - Foundations	C200-CF-003-D	001	Owner Provided Technip facility drawing
52	OceTDS0449 - Technip Facility Drawings - Foundations	C200-CF-004-D	000	Owner Provided Technip facility drawing
53	OceTDS0450 - Technip Facility Drawings - Foundations	C200-CF-005-D	000	Owner Provided Technip facility drawing
54	OceTDS0445 - Technip Facility Drawings - Foundations	C200-CV-104-D	000	Owner Provided Technip facility drawing
55	Proposed 10 in Water Line Dwg Index	C200-CV-126-D	00B	Owner Provided Technip facility drawing
56	Proposed 10 inch Water Line 1 of 4	C200-CV-127-D	00B	Owner Provided Technip facility drawing
57	Proposed 10 inch Water Line 2 of 4	C200-CV-128-D	00B	Owner Provided Technip facility drawing
58	Proposed 10 inch Water Line 3 of 4	C200-CV-129-D	00B	Owner Provided Technip facility drawing
59	Proposed 10 inch Water Line 4 of 4	C200-CV-130-D	00B	Owner Provided Technip facility drawing
60	OceTDS0481 - Technip Facility Drawings - Utilities	C200-CV-133-D	001	Owner Provided Technip facility drawing
61	OceTDS0482 - Technip Facility Drawings - Utilities	C200-CV-134-D	000	Owner Provided Technip facility drawing
62	OceTDS0483 - Technip Facility Drawings - Utilities	C200-CV-135-D	001	Owner Provided Technip facility drawing
63	OceTDS0484 - Technip Facility Drawings - Utilities	C200-CV-136-D	001	Owner Provided Technip facility drawing
64	OceTDS0485 - Technip Facility Drawings - Utilities	C200-CV-137-D	000	Owner Provided Technip facility drawing
65	OceTDS0486 - Technip Facility Drawings - Utilities	C200-CV-138-D	001	Owner Provided Technip facility drawing
66	OceTDS0487 - Technip Facility Drawings - Utilities	C200-CV-139-D	001	Owner Provided Technip facility drawing
67	OceTDS0488 - Technip Facility Drawings - Utilities	C200-CV-140-D	001	Owner Provided Technip facility drawing
68	OceTDS0489 - Technip Facility Drawings - Utilities	C200-CV-141-D	001	Owner Provided Technip facility drawing
69	OceTDS0490 - Technip Facility Drawings - Utilities	C200-CV-142-D	001	Owner Provided Technip facility drawing

(1-2)-51

Execution Copy	Phase 2

No	Document Title	Document Number	Rev	Remark
70	OceTDS0491 - Technip Facility Drawings - Utilities	C200-CV-143-D	001	Owner Provided Technip facility drawing
71	OceTDS0492 - Technip Facility Drawings - Utilities	C200-CV-144-D	001	Owner Provided Technip facility drawing
72	OceTDS0493 - Technip Facility Drawings - Utilities	C200-CV-145-D	001	Owner Provided Technip facility drawing
73	OceTDS0494 - Technip Facility Drawings - Utilities	C200-CV-146-D	001	Owner Provided Technip facility drawing
74	Electrical Site Distribution West	C200-EL-020	0	Owner Provided Technip facility drawing
75	Electrical Site Distribution West	C200-EL-020-D	00A	Owner Provided Technip facility drawing
76	0ce TDS0451 - Technip Facility Drawings - Electrical Loop at the Marina	C200-EL-021-D	00A	Owner Provided Technip facility drawing
77	OceTDS0477 - Technip Facility Drawings - Weld Test Lab	C200-EL-502	000	Owner Provided Technip facility drawing
78	OceTDS0478 - Technip Facility Drawings - Weld Test Lab	C200-EL-505	000	Owner Provided Technip facility drawing
79	OceTDS0479 - Technip Facility Drawings - Weld Test Lab	C200-EL-508	000	Owner Provided Technip facility drawing
80	OceTDS0480 - Technip Facility Drawings - Weld Test Lab	C200-EL-512	000	Owner Provided Technip facility drawing
81	0ceTDS0455 - Technip Facility Drawings - Marine Dwgs	C200-MA-001-D	000	Owner Provided Technip facility drawing
82	0ceTDS0456 - Technip Facility Drawings - Marine Dwgs	C200-MA-002-D	000	Owner Provided Technip facility drawing
83	0ceTDS0457 - Technip Facility Drawings - Marine Dwgs	C200-MA-003-D	000	Owner Provided Technip facility drawing
84	0ceTDS0458 - Technip Facility Drawings - Marine Dwgs	C200-MA-004-D	000	Owner Provided Technip facility drawing
85	0ceTDS0459 - Technip Facility Drawings - Marine Dwgs	C200-MA-005-D	000	Owner Provided Technip facility drawing
86	0ceTDS04560 - Technip Facility Drawings - Marine Dwgs	C200-MA-006-D	000	Owner Provided Technip facility drawing
87	0ceTDS0461 - Technip Facility Drawings - Marine Dwgs	C200-MA-007-D	000	Owner Provided Technip facility drawing
88	0ceTDS0462 - Technip Facility Drawings - Marine Dwgs	C200-MA-008-D	000	Owner Provided Technip facility drawing
89	0ceTDS0463 - Technip Facility Drawings - Marine Dwgs	C200-MA-009-D	000	Owner Provided Technip facility drawing
90	0ceTDS0464 - Technip Facility Drawings - Marine Dwgs	C200-MA-010-D	000	Owner Provided Technip facility drawing
91	Slip No 2 - Spooling End Fenders - Plans_Sections and Details	C200-MA-011-D	000	Owner Provided Technip facility drawing
92	Calcasieu Dredge Profiles R1 to R10	C200-MA-012-D	000	Owner Provided Technip facility drawing
93	Calcasieu Dredge Profiles R11 to R20	C200-MA-013-D	000	Owner Provided Technip facility drawing
94	Slip No 1 Dredge Profiles - Sta 0+00 to STA 8+00	C200-MA-014-D	000	Owner Provided Technip facility drawing
95	Slip No 1 Dredge Profiles - Sta 9+00 to STA 16+00	C200-MA-015-D	000	Owner Provided Technip facility drawing
96	Slip No 2 Dredge Profiles	C200-MA-016-D	000	Owner Provided Technip facility drawing
97	OceTDS0495 - Technip Facility Drawings - Utilities	C200-PN-006-D	000	Owner Provided Technip facility drawing
98	OceTDS0496 - Technip Facility Drawings - Utilities	C200-PN-007-D	000	Owner Provided Technip facility drawing

(1-2)-52

Execution Copy	Phase 2

No	Document Title	Document Number	Rev	Remark
99	OceTDS0497 - Technip Facility Drawings - Utilities	C200-PN-008-D	000	Owner Provided Technip facility drawing
100	OceTDS0498 - Technip Facility Drawings - Utilities	C200-PN-009-D	000	Owner Provided Technip facility drawing
101	OceTDS0499 - Technip Facility Drawings - Utilities	C200-PN-010-D	000	Owner Provided Technip facility drawing
102	OceTDS0500 - Technip Facility Drawings - Utilities	C200-PN-011-D	000	Owner Provided Technip facility drawing
103	OceTDS0501 - Technip Facility Drawings - Utilities	C200-PN-012-D	000	Owner Provided Technip facility drawing
104	OceTDS0502 - Technip Facility Drawings - Utilities	C200-PN-013-D	000	Owner Provided Technip facility drawing
105	OceTDS0503 - Technip Facility Drawings - Utilities	C200-PN-014-D	000	Owner Provided Technip facility drawing
106	OceTDS0504 - Technip Facility Drawings - Utilities	C200-PN-015-D	000	Owner Provided Technip facility drawing
107	OceTDS0505 - Technip Facility Drawings - Utilities	C200-PN-016-D	000	Owner Provided Technip facility drawing
108	OceTDS0506 - Technip Facility Drawings - Utilities	C200-PN-017-D	000	Owner Provided Technip facility drawing
109	Dive_Mechanical Shop_Warehouse - Foundation Plan_Sections Details and Notes	Dtd 5-12-99 - S1 of 3	NA	Owner Provided Technip facility drawing
110	Site Lighting Plan	ES-2	NA	Owner Provided Technip facility drawing
111	OceTDS0452 - Tehnip Facility Drawings - Surveyor	Figure 2	NA	Owner Provided Technip facility drawing
112	IMG_1102 - Technip Facility Drawings - Utilities	IMG_1102	NA	Owner Provided Technip facility drawing
113	IMG_1105 - Technip Facility - Demolition	IMG_1105	NA	Owner Provided Technip facility drawing
114	IMG_1106 - Technip Facility Drawings - Foundations	IMG_1106	NA	Owner Provided Technip facility drawing
115	IMG_1107 - Technip Facility Drawings - Foundations	IMG_1107	NA	Owner Provided Technip facility drawing
116	IMG_1108 - Technip Facility Drawings - Foundations	IMG_1108	NA	Owner Provided Technip facility drawing
117	OceTDS0475 - Technip Facility Drawings - Weld Test Lab	M1	NA	Owner Provided Technip facility drawing
118	OceTDS0476 - Technip Facility Drawings - Weld Test Lab	M2	NA	Owner Provided Technip facility drawing
119	OceTDS0453 - Tehnip Facility Drawings - Surveyor	OceTDS0453	NA	Owner Provided Technip facility drawing
120	OceTDS0454 - Tehnip Facility Drawings - Surveyor	OceTDS0454	NA	Owner Provided Technip facility drawing
121	Spooling Building - Global Industries LTD	P-1 - Spooling Building	NA	Owner Provided Technip facility drawing
122	Pipe Assembly Building - Global Industries LTD - 1 Foundation Plan - Warehouse	S-1 - Pipe Assembly Building	001	Owner Provided Technip facility drawing
123	Pipe Spooling Building - Global Industries LTD - 1 Foundation Plan	S-1 - Pipe Spooling Building	001	Owner Provided Technip facility drawing
124	Line 16 Alignment Sheet - 6 inch Pipeline	S-103-16	NA	Owner Provided Technip facility drawing
125	Pipe Assembly Building - Global Industries LTD - 3 Enlarged Foundation Plan_Part 1 of 3	S-2 - Pipe Assembly Building	001	Owner Provided Technip facility drawing
126	Pipe Assembly Building - Global Industries LTD - 3 Enlarged Foundation Plan_Part 2 of 3	S-3 - Pipe Assembly Building	001	Owner Provided Technip facility drawing
127	Pipe Assembly Building - Global Industris LTD - 3 Enlarged Foundation Plan_Part 3 of 3	S-4 - Pipe Assembly Building	001	Owner Provided Technip facility drawing

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Execution Copy	Phase 2

No	Document Title	Document Number	Rev	Remark
128	Pipe Assembly Building - Global Industries LTD	S-5 - Pipe Assembly Building	001	Owner Provided Technip facility drawing
129	OceTDS0467 - Technip Facility Drawings - Main Office Building	S1	001	Owner Provided Technip facility drawing
130	OceTDS0468 - Technip Facility Drawings - Main Office Building	S2	NA	Owner Provided Technip facility drawing
131	OceTDS0469 - Technip Facility Drawings - Main Office Building	S3	001	Owner Provided Technip facility drawing
132	OceTDS0465 - Technip Facility Drawings - Main Office Building	S4	NA	Owner Provided Technip facility drawing
133	OceTDS0466 - Technip Facility Drawings - Main Office Building	S5	NA	Owner Provided Technip facility drawing
134	Site Plan Designation - General Arrangement	SITEPN04	00A	Owner Provided Technip facility drawing
135	Plans of Proposed 10 inch Water Line to Global Industries_LTD - Water Works District 9_Ward 4	Water Works District 9_Ward 4	NA	Owner Provided Technip facility drawing

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Execution Copy	Phase 2

ATTACHMENT 2

CONTRACTOR DELIVERABLES

1.1	Document Formats

Contractor shall provide engineering documents, procurement documents, construction documents, technical data books, turnover documents and operating and maintenance documentation for all aspects of the Work. Documents (including Drawings) developed by Contractor, Subcontractors, Sub-subcontractors, original Equipment manufacturers and Equipment suppliers shall conform to the following:

1.	All documents required by this Agreement to be submitted by Contractor to Owner shall be covered by a sequentially numbered transmittal accessible by Owner via a document management system. The numbering and naming system shall initially be proposed by Contractor for Owner’s review and agreement. All Subcontractors, Sub-subcontractors, original Equipment manufacturers and Equipment suppliers must also use this common document nomenclature system.

2.	Contractor shall use industry standard 2D and/or 3D computer aided drawing systems (CAD). All final 2D / 3D CAD Drawing files generated by the Contractor must be compatible with one of either AutoCAD or MicroStation format(s). File levels (layers) of drawing attributes shall be retained in the original level structure and intelligence, wherever practical.

3.	Software used for word processing shall be Microsoft Word.

4.	Software used for spreadsheets shall be Microsoft Excel.

5.	Hand-written documentation shall be minimized and scanned to a pdf file.

6.	All documents shall be produced in a clear readable and reproducible manner.

7.	Each page of a document shall clearly indicate, on the document, the document number, revision or version number (or alpha designation) and a sequential page number.

8.	All pdf documents produced by software listed in this Attachment 2 shall be in searchable format unless otherwise agreed by owner.

9.	Software used for scheduling shall be compatible with Primavera Project Planner, P6 Version 7.

10.	Specific tag numbers shall be uniformly formatted on all documents (e.g., S-106 on a P&ID shall be S-106 on all data sheets; not S106 nor S 106 or S_106). The tag numbering systems shall initially be proposed by Contractor for Owner’s review and agreement.

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Execution Copy	Phase 2

1.2	Progress Reviews

Subject to Section 3.3C of the Agreement, during the development of the Drawings and Specifications, Contractor shall provide Owner with reasonable opportunity, consistent with engineering, procurement and construction industry standards, to perform reviews of the design and engineering in progress, provided that such reviews do not unreasonably interfere with performance of the Work. Such reviews may be conducted at Contractor’s office located in Houston, Texas or the offices of its Subcontractors, Sub-subcontractors, original Equipment manufacturers and Equipment suppliers. The reviews may be of progress prints, computer images, draft documents, working calculations, draft specifications or reports, Drawings, Specifications or other design documents as agreed to by Contractor and Owner. The Parties acknowledge that any Owner instructions to Contractor during such reviews will have no effect unless Owner provides such instructions in writing to Contractor or unless Contractor provides written notice of the instruction and Contractor’s compliance to Owner and Owner fails to object.

1.3	Documents for Owner Review and Comment for New Scope

Contractor shall submit copies of the following documents to Owner for formal review and comment. Following initial review and comment by Owner of such documents, Owner rights shall be according to Section 3.3C of the Agreement.

a.	Process flow diagrams (PFDs)

b.	Heat and material balances

c.	Piping and Instrument Diagrams (P&IDs)

d.	HAZOP reports and disposition of HAZOP/LOPA action items identified for Phase 2 work which is not replicated from Phase 1

e.	Plot plans

f.	Fire and gas detector layouts

g.	Fire monitor water radius layouts

h.	Tie-In location drawing

i.	Electrical area classification drawings

j.	Building layouts

k.	Material selection diagrams

l.	Facility Performance Test reports

m.	Network and Telecommunication Drawings

Quarterly updates of a comprehensive table of contents of the document management system which lists documents and Drawings submitted by Contractor to Owner for review and comment shall be provided by Contractor to Owner.

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Execution Copy	Phase 2

1.4	Documents for Owner Review

In addition to any other documents which Contractor is required by the other provisions of the Agreement to provide for Owner’s review, Contractor shall submit copies of the following documents, Drawings and Specifications to Owner for review and comment. These documents are not subject to Owner approval; Contractor will consider all Owner comments consistent with Attachment 1, including the Basis of Design, Design Criteria/Basis, Feed Documents and Drawings and Specifications updated during performance of the Work. In addition, Owner may select other documents with the agreement of Contractor, such agreement not to be unreasonably withheld.

a.	Process flow diagrams (PFDs)

b.	Heat and material balances

c.	Piping and Instrument Diagrams (P&IDs)

d.	HAZOP reports and disposition of HAZOP/LOPA action items identified for Phase 2 work which is not replicated from Phase 1

e.	Plot plans

f.	Fire and gas detector layouts

g.	Fire monitor water radius layouts

h.	Tie-In location drawing

i.	Electrical area classification drawings

j.	Building layouts

k.	Material selection diagrams

l.	Facility Performance Test reports

m.	Piping Specifications

n.	Underground piping plans

o.	3-D smart plant review (.vue file)

p.	Lists (formats and attributes of lists will be based on Contractor standard formats and attributes)

1)	Table of Content List (quarterly update of documents submitted by Contractor to Owner for Review and Comment)

2)	Electrical Equipment List

3)	Equipment List

4)	Instrument List

5)	Line List

6)	Purchase Order List

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Execution Copy	Phase 2

7)	Specialty Items List

8)	Tie-In List

9)	Valve List

q.	Civil Pile Schedule

r.	Electrical one-line diagrams

s.	Minutes and reports of HAZOP reviews and management of change reviews identified for Phase 2 work which is not replicated from Phase 1

t.	Minutes and reports of layer of protection analysis (LOPA) meetings identified for Phase 2 work which is not replicated from Phase 1

u.	Key plans

v.	Equipment data sheets

w.	Equipment Specifications

x.	Instrument data sheets

y.	Pressure safety valve (PSV) data sheets

z.	Standard detail Drawings

aa.	Symbols and Legends P&ID

bb.	Corrosion control Specifications

cc.	Painting and coating Specifications and charts

dd.	Insulation system Specifications

ee.	Technical evaluation for all materials and Equipment

ff.	Acceptance test procedures for all Major Equipment and packages (by vendors)

gg.	Factory acceptance test reports

hh.	Recommended spare parts lists (2 year operating spares)

ii.	For cost reimbursable purchases, Subcontract or Sub-subcontract and a complete commercial and technical evaluation

jj.	Network and Telecommunication drawings

kk.	ICSS drawings

Quarterly updates of a comprehensive table of contents of the electronic data room which lists documents and Drawings submitted by Contractor to Owner for review shall be provided by Contractor to Owner.

1.5	Review Periods

Owner shall have up to ten (10) Business Days from its receipt of the documents listed in Sections 1.3 and 1.4 above, to issue to Contractor written comments on such documents, Drawings and Specifications. Contractor will provide indicative schedule of engineering

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Execution Copy	Phase 2

document issuances on a monthly basis. If comments are not received for items listed in Section 1.3 in ten (10) Business Days, the Contractor may proceed with the development of the Drawings and Specifications with the design reflected in the uncommented document. Owner will annotate the Drawings and Specifications as appropriate and return to Contractor. In the event that Owner disapproves the Drawings or Specifications, Owner shall provide Contractor with a written statement of the reasons for such rejection within the time period required for Owner’s response, and Contractor shall provide Owner with agreed to revised and corrected Drawings and Specifications as soon as possible thereafter.

1.6	Record Drawings and Specifications

Contractor shall deliver to Owner the documents, Record Drawings and Specifications listed in A through E below. All Record Drawings shall be provided in their native formats, fully functioning. Scanned documents, searchable “pdf” and other non-editable formats are acceptable only for Subcontract (including Equipment Supplier) records where Contractor cannot obtain the native format, or where approved as an exception by Owner. Any .pdf document shall be in searchable format. Contractor will make a request to Subcontractors for the applicable documents per Table 2-1. Native files from Subcontractors will be provided. If not received, the reason from vendor will be provided.

Record Drawings and Specifications shall be handed over in electronic format by means of three (3) copies of USB hard drives (USBs). USBs shall have a specific index of USB contents on each USB in “Document Register” format that includes the document number, title and revision. Each USB shall be organized in a logical structure by discipline. A master Table of Contents index shall be prepared to detail the contents of all handover USBs listed by USB numbers and contents. Record Drawings shall be inclusive of all documented (DCNs, FCDs or NCRs) design changes and field changes made up to Substantial Completion with “Record Drawing” in the revision block or with an as-built stamp.

Hand annotations on CAD prepared Record Drawings and Specifications are not permitted.

A. Drawings and Diagrams

1)	Piping and Instrument Diagrams (P&IDs)

2)	Plot Plans

3)	Civil

(a)	Civil Site Development

(b)	Civil Site Plans

(c)	Concrete Drawings

4)	Control System

(a)	Block Diagram

(b)	Cause & Effect Diagram

(c)	Instrument Index

(d)	Instrument Installation Details

(e)	Loop Drawings

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Execution Copy	Phase 2

5)	Electrical

(a)	Area Classification

(b)	One Line Diagram

(c)	Schematics and Substation Layouts

6)	Piping

(a)	Equipment Location Plan

7)	Fire Water Piping

(a)	Fire Water Piping Standard Drawings

(b)	Fire Monitor Water Radius Layout

B. Project Specification for Process Design Basis

C. All Underground piping and electrical plans with Survey Points

D. Start up, operating and maintenance manuals

E. Performance Test reports (required to be delivered with Substantial Completion Certificate)

1.7	Turnover Documents

Contractor shall deliver to Owner the turnover documents including, but not limited to, those documents and Drawings listed in (a) through (ii) below. All turnover documents shall be provided in their native formats, fully functioning; however, turnover documents may contain clearly legible hand annotations if necessary, provided a scanned or “.pdf” file of the annotated document is also provided along with the native file. Specific file type of engineering drawings may change depending on software used to develop. Native format is dependent on the software application; native CAD files will be acceptable in any version of MicroStation, Autocad and Smartsketch. Contractor shall provide readily available metadata for every electronic document transmittal via Contractor’s document management system.

Scanned documents, searchable “.pdf”, and other non-editable formats are acceptable only for supplier, Subcontract or Sub-subcontract records where Contractor cannot obtain the native format, or where approved as an exception by Owner. Contractor will make a request to Subcontractors for the applicable documents per Table 2-1. Native files from Subcontractors will be provided. If not received, the reason from vendor will be provided. All .pdf documents shall be in searchable format unless the .pdf is submitted to reflect hand annotations.

Turnover documents shall be handed over in electronic format by means of three (3) copies of USB hard drives (USBs). USBs shall have a specific index of USB contents on each USB in “Document Register” format that includes the document number, title and revision. Each USB shall be organized in a logical structure by discipline. A master Table of Contents index shall be prepared to detail the contents of all handover USBs listed by USB numbers and contents. Turnover Documents shall be the last revision issued by Contractor, in addition to the Record Drawings and Specifications listed in Section 1.6.

a.	Process flow diagrams (PFDs)

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Execution Copy	Phase 2

b.	Heat and material balances

c.	Architectural Building Drawings

d.	Architectural Details and Notes

e.	Architectural Elevations

f.	Architectural HVAC

g.	Architectural Electrical & Lighting

h.	Instrument Location Plans

i.	Electrical Cable Tray

j.	Electrical Grounding

k.	Electrical Lighting

l.	Telecommunications

m.	Mechanical Detail Drawings

n.	Piping Key Plan WBS Index

o.	Piping Isometrics

p.	Piping Standard Detail Drawings

q.	Structural Steel Layouts

r.	Structural Steel Details

s.	Structural Steel Supports

t.	Structural Steel Standard Drawings

u.	Mechanical Start-up, Operating and Maintenance Manuals

v.	Vendor Data Books

w.	Aboveground Power Plans (Cabling)

x.	Piping Fabrication and Installation Specifications

y.	Piping Material Specifications

2-7

Execution Copy	Phase 2

z.	Mechanical Equipment Data Sheets (vendor or Contractor as appropriate)

aa.	Material Selection Diagrams

bb.	Quality records and certification documentation including NDT records, welding and NDT matrix (form 167), weld maps, welder performance qualification test records, hydrostatic and pneumatic testing records. Contractor will provide welding procedures requested by the regulators in the specific areas as privileged and confidential information.

cc.	Tie-in Drawings

dd.	Electrical Equipment list

ee.	Mechanical Equipment list

ff.	Line Designation Table (Line lists)

gg.	Manual Valve List

hh.	Network, Telecommunication, Data Communications drawings

ii.	Security and Process Control Network drawings

Contractor will provide a copy of SmartPlant Review (SPR) and SmartPlant Instrumentation (SPI) databases at handover as designed (as-built information is not included).

1.8	Document Turnover Details

Record Drawings (Section 1.6 above) and Turnover Documents (Section 1.7 above) shall conform to format and ‘As-Built’ designations as indicated on the Table B-1 “Document Turnover Details” attached and incorporated into this Attachment 2.

2-8

Execution Copy	TABLE 2-1 Document Turnover Details	Phase 2

Section	Document	Turnover Format	As Built? (Y/N) (See Note 1)	Comments

1.6 Record drawings and specifications

1.6(A1)	Piping and Instrumentation Diagrams	MicroStation	Y	Note 1

1.6(A2)	Plot Plans	MicroStation	Y

1.6(A3)	Civil: Site Development	MicroStation	Y	Note 1

1.6(A3)	Civil: Site plan	MicroStation	Y	Note 1

1.6(A3)	Civil: Concrete Drawings	MicroStation or Autocad	Y	Piles: As-Built only for out of tolerance installation. Underground concrete: As-Built if major change to design drawings

1.6(A4)	Control System: Block Diagram	MicroStation	Y

1.6(A4)	Control System: Cause & Effect Diagram	MS Excel	Y

1.6(A4)	Control System: Instrument Index	MS Excel, SPI Database	Y

1.6(A4)	Control System: Instrument Installation Details	MicroStation	Y

1.6(A4)	Control System: Loop Drawings	Pdf, MicroStation	Y	MicroStation files provided will be as-converted by SPI

1.6(A5)	Electrical: Hazardous Area Classification Drawings	MicroStation	Y

1.6(A5)	Electrical: One-Line Diagrams	MicroStation	Y

1.6(A5)	Electrical: Schematics	MicroStation	Y

2-9

Execution Copy	TABLE 2-1 Document Turnover Details	Phase 2

Section	Document	Turnover Format	As Built? (Y/N) (See Note 1)	Comments

1.6(A6)	Piping: Equipment Location Plan	MicroStation	Y

1.6(A7)	Fire Water Piping: Standard Drawings	MicroStation	Y

1.6(A7)	Fire Water Monitor Radius Layout	MicroStation	Y

1.6(C)	All Underground Piping and Electrical Plans with Survey Points	MicroStation	Y

1.6(D)	Start-up, operating and maintenance manuals	MS Word	Y

1.6(E)	Performance Test reports	MS Word	Y

1.7 Turnover Documents

1.7(a)	Process Flow Diagrams (PFDs) and Utility Flow Diagrams (UFDs)	MicroStation	N	PFDs and UFDs will be updated and revised as required to reflect the final changes in EPC phase. Record PFD will have in Rev Block: “FINAL ISSUE MATCHING P&ID AS-BUILT”

1.7(b)	Heat and Material Balances	Excel	N

1.7(c)	Architectural: Building Drawings	MicroStation	N	* Bechtel: concept drawings, revised if substantial change.

1.7(d)	Architectural: Details and Notes	MicroStation	N	* Bechtel: concept drawings, revised if substantial change.

1.7(e)	Architectural: Elevations	MicroStation	N	* Bechtel: concept drawings, revised if substantial change.

2-10

Execution Copy	TABLE 2-1 Document Turnover Details	Phase 2

Section	Document	Turnover Format	As Built? (Y/N) (See Note 1)	Comments

1.7(f)	Architectural: HVAC	MicroStation	N	Bechtel: concept drawings, revised if substantial change.

1.7(g)	Architectural: Electrical & Lighting	MicroStation	N	Bechtel: Power Distribution drawings are revised if substantial change.

1.7(h)	Control System: Instrument Location Plans	MicroStation	N

1.7(i)	Electrical: Cable Tray	MicroStation	N	Only cable tray on main piperacks are as built

1.7(j)	Electrical: Grounding	MicroStation	N	Only U/G grounding is as built

1.7(k)	Electrical: Lighting	MicroStation	N

1.7(l)	Telecommunications	MicroStation or MS Visio	N	Bechtel: concept drawings, revised if substantial change.

1.7(m)	Mechanical: Detail Drawings	PDF	N	As stated in Att “B” section 1.6.

1.7(n)	Piping: Key Piping Index	MS Excel	N

1.7(o)	Piping: Isometrics	MicroStation	N

1.7(p)	Piping: Standard Drawings	MicroStation	N

1.7(q)	Structural Steel: Layouts	MicroStation	N

1.7(r)	Structural Steel: Details	MicroStation or Autocad	N

2-11

Execution Copy	TABLE 2-1 Document Turnover Details	Phase 2

Section	Document	Turnover Format	As Built? (Y/N) (See Note 1)	Comments

1.7(s)	Structural Steel: Supports	MicroStation or Autocad	N

1.7(t)	Structural Steel: Standard drawings	MicroStation or Autocad	N

1.7(u)	Mechanical – Start-up, operating and maintenance manuals	PDF	N	As stated in Att “B” section 1.6.

1.7(v)	Vendor Data books	PDF	N	As stated in Att “B” section 1.6.

1.7(w)	Aboveground Power Plans (Cabling)	MicroStation	N

1.7(x)	Piping Fabrication and Installation Specifications	MS Word	N

1.7(y)	Piping Material Specifications	PDF	N

1.7(z)	Mechanical Equipment Data Sheets (vendor or Bechtel as appropriate)	MS Excel / PDF	N	PDF for vendor provided data sheets

1.7(aa)	Material Selection Diagram	MicroStation	N

1.7(bb)	Quality records and Certification Documentation	PDF	N

1.7(cc)	Tie-in Drawings	MicroStation	N

1.7(dd)	Electrical Equipment list	MS Excel	N

2-12

Execution Copy	TABLE 2-1 Document Turnover Details	Phase 2

Section	Document	Turnover Format	As Built? (Y/N) (See Note 1)	Comments

1.7(ee)	Mechanical Equipment List	PDF	N

1.7(ff)	Line Designation Table (Line lists)	MS Excel	N

1.7(gg)	Manual Valve List	MS Excel	N	Excludes vendor package valves; content of the Manual Valve List to be mutually agreed between Contractor and Owner

Note 1: “As Built” drawings mean drawings that had to be revised to reflect a change that occurs after issue of the drawing for “Issued for Construction” or after the drawings final intended purpose, e.g., IFC drawings + DCN’s (Design Change Notices) + FCD’s (Field Change Documents) + NCR’s (Non Conformance Reports)

2-13

Execution Copy	Phase 2

Attachment 3 - Payment Schedule

Execution Copy	Phase 2

Schedule 3-1 - Milestone Payment Schedule

USD

Execution Copy	SCHEDULE 3-1 - MILESTONE PAYMENT SCHEDULE USD
Phase 2	Contract Price USD	$***
	Mobilization Payment USD	$***
	Monthly Payments USD	$***
	Milestone Payments USD	$***

Months indicated under the “Month No.” column below is Contractor’s estimate of the date of achievement of the applicable Milestone and Contractor’s entitlement to payment to such Milestone Payment shall be in accordance with Article 7 of the Agreement. The Milestone Achievement Criteria below shall be in addition to the documentation required to be provided by Contractor in accordance with Article 7 of the Agreement. Month #1 is the first Month commencing after NTP

Month No.	Milestone No.	Description	Milestone Achievement Criteria	Milestone Percentage		Cumulative Value		Milestone USD Value
L1	USDL1.01	Award and issue of PO, Release Pile Fabrication	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
L1	USDL1.02	Issue subcontract or letter of award (LOA) to dredging subcontractor	Provide executed subcontract cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
L2	USDL2.01	Issue first piling drawing IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
L3	USDL3.01	Concrete piles first delivery	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
1	USD1.01	License Fee (Advance Technology Payment)	At Notice to Proceed of EPC Agreement	*	**%	*	**%	$	*	**
1	USD1.02	Deliver performance letter of credit to DWLNG	Bechtel provides report and or letter	*	**%	*	**%	$	*	**
1	USD1.03	Place insurance coverage for the DWLNG project	Bechtel provides report and or letter	*	**%	*	**%	$	*	**
1	USD1.04	Issue subcontract or letter of award (LOA) to buildings subcontractor	Provide executed subcontract cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
1	USD1.05	Issue first PO or letter of award (LOA) for pipe material	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
1	USD1.06	Issue first PO or letter of award (LOA) for small and large bore piping valves	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
1	USD1.07	Issue PO or letter of award (LOA) for air cooled heat exchangers	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
1	USD1.08	Issue PO or letter of award (LOA) for cold box & heavies removal	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
1	USD1.09	Issue PO or letter of award (LOA) for waste heat recovery unit (WHRU) & selective catalyst reduction (SCR)	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
1	USD1.10	Issue PO or letter of award (LOA) for mixed refrigerant compressors	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
1	USD1.11	Commence Jetty piling fabrication	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
2	USD2.01	Issue first PO or letter of award (LOA) for field mounted instruments	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
2	USD2.02	First shipment of rebar delivery for Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
2	USD2.03	Issue first PO or letter of award (LOA) for structural steel material	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
2	USD2.04	Issue first electrical standard detail drawings IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
3	USD3.01	Issue PO or letter of award (LOA) for substation / switchgear	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
3	USD3.02	Initial vendor prints received by contractor for air cooled heat exchangers	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
3	USD3.03	Initial vendor prints received by contractor for mixed refrigerant compressors	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
3	USD3.04	Initial vendor prints received by contractor for waste heat recovery unit (WHRU) & selective catalyst reduction (SCR)	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
3	USD3.05	Issue first equipment location plan drawing IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
3	USD3.06	First shipment of jetty piles delivery (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
3	USD3.07	Issue project execution plan to DWLNG	Bechtel provides report and or letter	*	**%	*	**%	$	*	**
4	USD4.01	First IFC P&ID issued	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
4	USD4.02	Issue first structural steel IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
4	USD4.03	Issue PO or letter of award (LOA) for first A/G pipe fabrication	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
4	USD4.04	Issue PO or letter of award (LOA) for integrated control & safety system (ICSS)	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
5	USD5.01	First A/G Piping ISO IFC issued	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
5	USD5.02	First delivery of piping valves to piping fabricator (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
5	USD5.03	Issue subcontract or letter of award (LOA) to Fire and Gas (F&G) detection system subcontractor	Provide executed subcontract cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
5	USD5.04	Issue PO or letter of award (LOA) for electrical bulks (W&C, tray and conduit)	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
6	USD6.01	Initial vendor prints received by contractor for substation / switchgear	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
6	USD6.02	Issue Plot Plans - IFC for Plant 3	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
6	USD6.03	Place first structural concrete for Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
7	USD7.01	1st major material received by vendor for use in fabrication of waste heat recovery unit (WHRU) & selective catalyst reduction (SCR)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
7	USD7.02	Initial vendor prints received by contractor for integrated control & safety system (ICSS)	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
7	USD7.03	Issue first cable tray / conduit drawing IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
8	USD8.01	First shipment of structural steel for Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
8	USD8.02	1st major material received by vendor for use in fabrication of air cooled exchangers	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
8	USD8.03	1st major material received by vendor for use in fabrication of cold box	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
9	USD9.01	Issue first instrument location plan drawing IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
9	USD9.02	Last IFC P&ID issued	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
10	USD10.01	First shipment of pipe delivery for Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
11	USD11.01	Issue subcontract or letter of award (LOA) to permanent telecoms subcontractor	Provide executed subcontract cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
11	USD11.02	Last concrete foundation IFC issued for Plant 3/OSBL	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
12	USD12.01	Issue first one-line diagram drawing IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
12	USD12.02	1st major material received by vendor for use in fabrication of integrated control & safety system (ICSS)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
12	USD12.03	System block diagrams IFC issued	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
12	USD12.04	Start erecting structural steel for Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
12	USD12.05	Award NDE subcontract	Provide executed subcontract cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
12	USD12.06	Commence Jetty piling	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
13	USD13.01	Commence field erected Tanks	Construction progress report	*	**%	*	**%	$	*	**
13	USD13.02	Commence A/G pipe installation - Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
14	USD14.01	NDE subcontractor commences work	Provide subcontract daily report or equivalent construction report	*	**%	*	**%	$	*	**
16	USD16.01	Ready for 1st shipment of Waste Heat Recovery Unit (WHRU) component (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
17	USD17.01	50% Complete of structural concrete for Plant 3/OSBL (includes area paving)	Progress report or equivalent shows 50% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
17	USD17.02	Construction complete field erected tanks - Plant 3	Construction progress report	*	**%	*	**%	$	*	**

Execution Copy	SCHEDULE 3-1 - MILESTONE PAYMENT SCHEDULE USD
Phase 2	Contract Price USD	$***
	Mobilization Payment USD	$***
	Monthly Payments USD	$***
	Milestone Payments USD	$***

Months indicated under the “Month No.” column below is Contractor’s estimate of the date of achievement of the applicable Milestone and Contractor’s entitlement to payment to such Milestone Payment shall be in accordance with Article 7 of the Agreement. The Milestone Achievement Criteria below shall be in addition to the documentation required to be provided by Contractor in accordance with Article 7 of the Agreement. Month #1 is the first Month commencing after NTP

Month No.	Milestone No.	Description	Milestone Achievement Criteria	Milestone Percentage		Cumulative Value		Milestone USD Value
17	USD17.03	First shipment of any of the following: (control valves, relief valves, or on/off valves) for Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
17	USD17.04	First substation / switchgear delivered - Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
17	USD17.05	Ready for 1st shipment of cold box component for Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
18	USD18.01	Commence work on buildings - Plant 3/OSBL (SC)	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
18	USD18.02	First delivery on site - Electrical Bulks, Including Cable Tray & Channel - Plant 3	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
18	USD18.03	Piling complete Plant 3/OSBL	Construction progress report	*	**%	*	**%	$	*	**
18	USD18.04	Last ISO IFC A/G Pipe issued	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
18	USD18.05	Start setting first Liquefaction Cold Box - Plant 3	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
19	USD19.01	Integrated Control & Safety System (ICSS) -FAT Test Plant 3	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
19	USD19.02	Start setting first Heavy Hydrocarbon Cold Box - Plant 3	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
20	USD20.01	Issue instrument index IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
20	USD20.02	Issue loop diagrams IFC	Verified by Progress Report or Aconex Report	*	**%	*	**%	$	*	**
20	USD20.03	Ready for 1st shipment wet/dry/TEGF flares components - Plant 3/OSBL	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
20	USD20.04	Ready for 1st shipment of ICSS component - Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
20	USD20.05	Commence Setting Plant 3 main pre-fabricated substation	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
28	USD28.01	Control building ready for ICSS cable pull	Progress report or equivalent showing construction progress	*	**%	*	**%	$	*	**
20	USD20.01	First refrigeration compressor ready for shipment - Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
21	USD21.01	Last shipment of cold box delivery to site - Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
22	USD22.01	50% complete of erecting structural steel for Plant 3/OSBL	Progress report or equivalent shows 50% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
22	USD22.02	First shipment received of air cooled heat exchangers - Plant 3 (exworks)	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
22	USD22.03	Start setting first thermal oxidizer for Plant 3	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
22	USD22.04	Start setting CO2 absorber for Plant 3	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
22	USD22.05	Last refrigeration compressor ready for shipment - Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
23	USD23.01	Issue subcontract or letter of award (LOA) for insulation	Provide executed subcontract cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	$	*	**
23	USD23.02	First shipment of field mounted instruments delivery for Plant 3	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
23	USD23.03	Start setting first MR compressor - Plant 3	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
24	USD24.01	Commence assembling and setting wet/dry elevated flare - Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
24	USD24.02	Commence assembling and setting totally enclosed ground flare - Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
25	USD25.01	Start installation of field mounted instruments for Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
25	USD25.02	Install first lean solvent pumps - Plant 3	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
25	USD25.03	Permanent telecoms subcontractor commences work	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
26	USD26.01	Start installation of Waste Heat Recovery Unit (WHRU) & Selective Catalyst Reduction (SCR) -Plant 3	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
26	USD26.02	Commence switch rack installation - Plant 3	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
27	USD27.01	Commence Pull Main Power Cable Feeders - Main Substation to Plant 3 Substation	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
27	USD27.02	Commence insulation for Plant 3/OSBL	Construction progress report	*	**%	*	**%	$	*	**
27	USD27.03	Start pulling electrical cable for Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
27	USD27.04	Finish erecting structural steel for Plant 3/OSBL	Progress report or equivalent shows 90% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
28	USD28.01	50% complete of installation of above ground pipe for Plant 3/OSBL	Progress report or equivalent shows 50% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
28	USD28.02	Telecommunications tower interconnect (SC)	Progress report or equivalent showing construction progress	*	**%	*	**%	$	*	**
29	USD29.01	Start hydro testing above ground pipe for Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
29	USD29.02	Finish structural concrete for Plant 3/OSBL (includes area paving)	Progress report or equivalent shows 90% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
29	USD29.03	Commence assembling and setting loading arms	Progress report or equivalent showing construction progress	*	**%	*	**%	$	*	**
30	USD30.01	Set Analyzer shelters Plant 3/OSBL	Progress report or equivalent showing construction progress	*	**%	*	**%	$	*	**
30	USD30.02	Commence Loading Platform piping	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
31	USD31.01	Commence Fire and Gas (F&G) detection system installation (SC)	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
31	USD31.02	Commence Loading Platform cable tray, conduit and cable pulls	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
32	USD32.01	ICSS in Control Bldg Ready for Loop Checks	Progress report or equivalent showing construction progress	*	**%	*	**%	$	*	**
32	USD32.02	Commence Loading Platform Install Steel	Progress report or equivalent showing construction progress	*	**%	*	**%	$	*	**
33	USD33.01	Last shipment of pipe delivery for Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	$	*	**
33	USD33.02	50% complete of installation of field mounted instruments for Plant 3/OSBL	Progress report or equivalent shows 50% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
34	USD34.01	Start loop checks for Plant 3/OSBL	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
36	USD36.01	Finish installation of above ground pipe for Plant 3/OSBL	Progress report or equivalent shows 90% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
37	USD37.01	50% complete of pulling electrical cable for Plant 3/OSBL	Progress report or equivalent shows 50% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
39	USD39.01	Finish installation of field mounted instruments for Plant 3/OSBL	Progress report or equivalent shows 90% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
40	USD40.01	First functions check (GE) for MR compressors - Plant 3	Status report from vendor	*	**%	*	**%	$	*	**
41	USD41.01	Finish pulling electrical cable for Plant 3/OSBL	Progress report or equivalent shows 90% complete of original budgeted quantity earned	*	**%	*	**%	$	*	**
41	USD41.02	Catalyst and Chem loading commences for site - Plant 3 operations	Progress report or equivalent showing start of construction progress	*	**%	*	**%	$	*	**
42	USD42.01	Introduce fuel gas Plant 3	Progress report or status from start up	*	**%	*	**%	$	*	**
43	USD43.01	Deliver 90-day notice for RFSU - Plant 3 to DWLNG	Bechtel provides report and or letter	*	**%	*	**%	$	*	**
43	USD43.02	Cold crank and first fire compressors Plant 3	Progress report or status from start up	*	**%	*	**%	$	*	**
46	USD46.01	Achieve RFSU - Plant 3	Bechtel provides report and or letter	*	**%	*	**%	$	*	**
46	USD46.02	Deliver 90-day notice for performance testing - Plant 3 to DWLNG	Bechtel provides report and or letter	*	**%	*	**%	$	*	**
47	USD47.01	Insulation complete for Plant 3	Construction progress report	*	**%	*	**%	$	*	**
50	USD50.01	Achieve first LNG cargo - Plant 3	Bechtel provides report and or letter	*	**%	*	**%	$	*	**
51	USD51.01	Complete Performance Testing Plant 3	Bechtel provides report and or letter	*	**%	*	**%	$	*	**

Execution Copy	SCHEDULE 3-1 - MILESTONE PAYMENT SCHEDULE USD
Phase 2	Contract Price USD	$***
	Mobilization Payment USD	$***
	Monthly Payments USD	$***
	Milestone Payments USD	$***

Months indicated under the “Month No.” column below is Contractor’s estimate of the date of achievement of the applicable Milestone and Contractor’s entitlement to payment to such Milestone Payment shall be in accordance with Article 7 of the Agreement. The Milestone Achievement Criteria below shall be in addition to the documentation required to be provided by Contractor in accordance with Article 7 of the Agreement. Month #1 is the first Month commencing after NTP

Month No.	Milestone No.	Description	Milestone Achievement Criteria	Milestone Percentage		Cumulative Value		Milestone USD Value
56	USD56.01	Substantial Completion Plant 3	Bechtel Achieves Substantial Completion - Plant 1; Bechtel provides letter and/or report	*	**%	*	**%	$	*	**
						TOTAL		$	*	**

Execution Copy

Phase 2

Attachment 3-2 - Monthly Payment Schedule

USD

Execution Copy		Phase 2
SCHEDULE 3-2 MONTHLY PAYMENT SCHEDULE USD	Contract Price USD	***
Driftwood Liquefaction Phase 2 Project	Mobilization Payment USD	***
	Monthly Payments USD	***
Month #1 is the first Month commencing after NTP	Milestone Payments USD	***

Month No.	Mobilization Payment	Monthly Payment Percentage		Cumulative Monthly Payment Percentage		Monthly Payment Value
NTP	10%					$	***
1		***	%	***	%	$	***
2		***	%	***	%	$	***
3		***	%	***	%	$	***
4		***	%	***	%	$	***
5		***	%	***	%	$	***
6		***	%	***	%	$	***
7		***	%	***	%	$	***
8		***	%	***	%	$	***
9		***	%	***	%	$	***
10		***	%	***	%	$	***
11		***	%	***	%	$	***
12		***	%	***	%	$	***
13		***	%	***	%	$	***
14		***	%	***	%	$	***
15		***	%	***	%	$	***
16		***	%	***	%	$	***
17		***	%	***	%	$	***
18		***	%	***	%	$	***
19		***	%	***	%	$	***
20		***	%	***	%	$	***
21		***	%	***	%	$	***
22		***	%	***	%	$	***
23		***	%	***	%	$	***
24		***	%	***	%	$	***
25		***	%	***	%	$	***
26		***	%	***	%	$	***
27		***	%	***	%	$	***
28		***	%	***	%	$	***
29		***	%	***	%	$	***
30		***	%	***	%	$	***
31		***	%	***	%	$	***
32		***	%	***	%	$	***
33		***	%	***	%	$	***
34		***	%	***	%	$	***
35		***	%	***	%	$	***
36		***	%	***	%	$	***
37		***	%	***	%	$	***
38		***	%	***	%	$	***
39		***	%	***	%	$	***
40		***	%	***	%	$	***
41		***	%	***	%	$	***
42		***	%	***	%	$	***
43		***	%	***	%	$	***

Total	10.00%	***	%			$	***

Execution Copy

Phase 2

Schedule 3-3 - Milestone Payment Schedule

EUR

Execution Copy	SCHEDULE 3-3 - MILESTONE PAYMENT SCHEDULE EUR
Phase 2	Contract Price USD	$***
	Mobilization Payment USD	$***
	Monthly Payments USD	$***
	Milestone Payments USD	$***

Months indicated under the “Month No.” column below is Contractor’s estimate of the date of achievement of the applicable Milestone and Contractor’s entitlement to payment to such Milestone Payment shall be in accordance with Article 7 of the Agreement. The Milestone Achievement Criteria below shall be in addition to the documentation required to be provided by Contractor in accordance with Article 7 of the Agreement. Month #1 is the first Month commencing after NTP

Month No.	Milestone No.	Description	Milestone Achievement Criteria	Milestone Percentage		Cumulative Value		Milestone EUR Value
1	EUR1.01	BASF Licensor Payment	Bechtel provide copy of vendor invoice	*	**%	*	**%	€	*	**
1	EUR1.02	Issue first PO or letter of award (LOA) for pipe material	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	€	*	**
1	EUR1.03	Issue first PO or letter of award (LOA) for small and large bore piping valves	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	€	*	**
1	EUR1.04	Issue PO or letter of award (LOA) for stainless steel & cladded vessels	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	€	*	**
1	EUR1.05	Issue PO or letter of award (LOA) gas expander compressor	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	€	*	**
1	EUR1.06	Issue PO or letter of award (LOA) for mixed refrigerant compressors	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	€	*	**
2	EUR2.01	Initial vendor prints received by contractor for stainless steel & cladded vessels	Verified by Progress Report or Aconex Report	*	**%	*	**%	€	*	**
2	EUR2.02	Initial vendor prints received by contractor for gas expander compressor	Verified by Progress Report or Aconex Report	*	**%	*	**%	€	*	**
3	EUR3.01	Initial vendor prints received by contractor for mixed refrigerant compressors	Verified by Progress Report or Aconex Report	*	**%	*	**%	€	*	**
4	EUR4.01	Issue PO or letter of award (LOA) for first A/G pipe fabrication	Provide executed PO cover sheet or Letter of Award (LOA) excluding cost information	*	**%	*	**%	€	*	**
5	EUR5.01	First delivery of piping valves to piping fabricator (exworks)	Provide Expediting Report to customer	*	**%	*	**%	€	*	**
9	EUR9.01	1st major material received by vendor for use in fabrication for stainless steel & cladded columns/vessels	Verified by Progress Report or Aconex Report	*	**%	*	**%	€	*	**
10	EUR10.01	First shipment of pipe delivery for Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	€	*	**
17	EUR17.01	Feed Gas Expander Compressor first deliveries - Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	€	*	**
19	EUR19.01	Ready for 1st shipment for stainless steel & cladded columns/vessels (exworks)	Provide Expediting Report to customer	*	**%	*	**%	€	*	**
20	EUR20.01	First refrigeration compressor ready for shipment - Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	€	*	**
22	EUR22.01	Last refrigeration compressor ready for shipment - Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	€	*	**
33	EUR33.01	Last shipment of pipe delivery for Plant 3 (exworks)	Provide Expediting Report to customer	*	**%	*	**%	€	*	**
						TOTAL		€	*	**

Execution Copy

Phase 2

Attachment 3-4 - Monthly Payment Schedule

EUR

Execution Copy
Phase 2
SCHEDULE 3-4 MONTHLY PAYMENT SCHEDULE EUR	Contract Price EUR	€ ***
Driftwood Liquefaction Phase 2 Project	Mobilization Payment EUR	€ ***
	Monthly Payments EUR	€ ***
Month #1 is the first Month commencing after NTP	Milestone Payments EUR	€ ***

Month No.	Mobilization Payment		Monthly Payment Percentage		Cumulative Monthly Payment Percentage	Monthly Payment Value
NTP	10%					€	***

Total	***	%	***	%		€	***

Execution Copy

Phase 2

Schedule 3-5 - Monthly Payments Summary

USD

and

EUR

Execution Copy				Phase 2
	Total Project USD	***	Total Project EUR	€ ***
	Mobilization Payment USD	***	Mobilization Payment EUR	€ ***
SCHEDULE 3-5 MONTHLY PAYMENT SUMMARY	Monthly Payments USD	***	Monthly Payments EUR	€ ***
Driftwood Liquefaction Phase 2 Project	Milestone Payments USD	***	Milestone Payments EUR	€ ***

	USD Percent							USD Payments								EUR Percent					EUR Payment
Month No.	Mobilization Payment	Monthly Payments		Milestone Payment		Cumulative Payment		Mobilization Payment		Monthly Payments		Milestone Payment		Total USD Payments (incremental)		Mobilization Payment	Milestone Payment		Cumulative Payment		Mobilization Payment		Milestones		Total EUR Payments (incremental)
L1		***	%	***	%	***	%				$-	$	***	$	***		***	%	***	%			€	***	€	***
L2		***	%	***	%	***	%				$-	$	***	$	***		***	%	***	%			€	***	€	***
L3		***	%	***	%	***	%				$-	$	***	$	***		***	%	***	%			€	***	€	***
L4		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
L5		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
L6		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
L7		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
NTP	10%					***	%	$	***					$	***	10%			***	%	€	***			€	***
1		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
2		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
3		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
4		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
5		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
6		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
7		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
8		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
9		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
10		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
11		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
12		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
13		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
14		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
15		***	%	***	%	***	%			$	***		$-	$	***		***	%	***	%			€	***	€	***
16		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
17		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
18		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
19		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
20		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
21		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
22		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
23		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
24		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
25		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
26		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
27		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
28		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
29		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
30		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
31		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
32		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
33		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
34		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
35		***	%	***	%	***	%			$	***		$-	$	***		***	%	***	%			€	***	€	***
36		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
37		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
38		***	%	***	%	***	%			$	***		$-	$	***		***	%	***	%			€	***	€	***
39		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
40		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
41		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
42		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
43		***	%	***	%	***	%			$	***	$	***	$	***		***	%	***	%			€	***	€	***
44		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
45		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
46		***	%	***	%	***	%				$-	$	***	$	***		***	%	***	%			€	***	€	***
47		***	%	***	%	***	%				$-	$	***	$	***		***	%	***	%			€	***	€	***
48		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
49		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
50		***	%	***	%	***	%				$-	$	***	$	***		***	%	***	%			€	***	€	***
51		***	%	***	%	***	%				$-	$	***	$	***		***	%	***	%			€	***	€	***

Execution Copy				Phase 2
	Total Project USD	***	Total Project EUR	€ ***
	Mobilization Payment USD	***	Mobilization Payment EUR	€ ***
SCHEDULE 3-5 MONTHLY PAYMENT SUMMARY	Monthly Payments USD	***	Monthly Payments EUR	€ ***
Driftwood Liquefaction Phase 2 Project	Milestone Payments USD	***	Milestone Payments EUR	€ ***

	USD Percent							USD Payments								EUR Percent					EUR Payment
Month No.	Mobilization Payment	Monthly Payments		Milestone Payment		Cumulative Payment		Mobilization Payment		Monthly Payments		Milestone Payment		Total USD Payments (incremental)		Mobilization Payment	Milestone Payment		Cumulative Payment		Mobilization Payment		Milestones		Total EUR Payments (incremental)
52		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
53		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
54		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
55		***	%	***	%	***	%				$-		$-		$-		***	%	***	%			€	***	€	***
56		***	%	***	%	***	%				$-	$	***	$	***		***	%	***	%			€	***	€	***

Total	10.00%	***	%	***	%			$	***	$	***	$	***	$	***	***	***				€	***	€	***	€	***

Execution Copy	Phase 2

ATTACHMENT 4

FORM OF CHANGE ORDER

4-1

Execution Copy	Phase 2

SCHEDULE 4-1

CHANGE ORDER FORM

(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Driftwood LNG Phase 2	CHANGE ORDER NUMBER:

OWNER: Driftwood LNG LLC	DATE OF CHANGE ORDER:

CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc.

DATE OF AGREEMENT:

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to Contract Price

The original Contract Price was	USD	EUR

Net change by previously authorized Change Orders (# )	USD	EUR

The Contract Price prior to this Change Order was	USD	EUR

The Contract Price will be (increased) (decreased) (unchanged) by this Change Orderin the amount of	USD	EUR

The new Contract Price including this Change Order will be	USD	EUR

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified):

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule:

Adjustment to Minimum Acceptance Criteria:

Adjustment to Performance Guarantees:

Adjustment to Design Basis:

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

Select either A or B:

[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:             Contractor             Owner

[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials:             Contractor             Owner

4-2

Execution Copy	Phase 2

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Owner	Contractor
Name	Name
Title	Title
Date of Signing	Date of Signing

4-3

Execution Copy	Phase 2

SCHEDULE 4-2

UNILATERAL CHANGE ORDER FORM

(for use when only Owner executes the Change Order pursuant to Section 6.1C or 6.2D)

PROJECT NAME: Driftwood LNG Phase 2	CHANGE ORDER NUMBER:

OWNER: Driftwood LNG LLC	DATE OF CHANGE ORDER:

CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc.

DATE OF AGREEMENT:

You are hereby directed to make the following additions or modifications to, or deductions from, the Work (attach additional documentation if necessary)

Compensation for the changes specified in this Change Order is on a time and materials basis as provided in Section 6.1C and 6.2D of the Agreement.

Contractor shall commence with the performance of the change(s) described above [insert date].

This Change Order is signed by Owner’s duly authorized representative.

Owner
Name
Title
Date of Signing

4-4

Execution Copy	Phase 2

SCHEDULE 4-3

CONTRACTOR’S CHANGE ORDER REQUEST FORM/

CONTRACTOR’S RESPONSE TO A CHANGE ORDER PROPOSED BY OWNER

(For use by Contractor (i) pursuant to Section 6.2B of the Agreement, when Contractor requests a proposed Change Order, and (ii) pursuant to Section 6.1A of the Agreement, in responding to a Change Order proposed by Owner)

PROJECT NAME: Driftwood LNG Phase 2	CHANGE ORDER REQUEST NUMBER:

OWNER: Driftwood LNG LLC	DATE OF CHANGE ORDER REQUEST:

CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc.

DATE OF AGREEMENT:

Contractor proposes the following change(s) in the Agreement: (attach additional documentation, if necessary)

OR (as applicable)

Owner proposes the following change(s) in the Agreement: attach additional documentation, if necessary)

Detailed Reasons for Proposed Change(s) (provide detailed reasons for the proposed change, and attach all supporting documentation required under the Agreement)

Proposed Adjustments to Agreement (attach additional documentation, if necessary)

Contract Price Adjustment:

Project Schedule Adjustment:

Adjustment to Payment Schedule:

Adjustment to Minimum Acceptance Criteria:

Adjustment to Performance Guarantees:

Adjustment to Guarantee Conditions:

Adjustment to Design Basis:

Other adjustments to liability or obligations of Contractor under the Agreement:

This request for Change Order is signed by Contractor’s duly authorized representative.

Contractor
Name
Title
Date of Signing

4-5

Execution Copy	Phase 2

SCHEDULE 4-4

UNIT RATES FOR CHANGE ORDERS

PERFORMED ON A TIME AND MATERIALS BASIS

Item	Cost Category	Unit	Rate (in US$)								Remarks
		Year	2019	2020	2021	2022	2023	2024	2025	2026
1	Home Office	Home Office job-hour	***	***	***	***	***	***	***	***	Includes all home office labor and other direct costs except travel.

2	Field Non-Manual	Field Non-Manual job-hour	***	***	***	***	***	***	***	***	Includes all field non-manual labor, other direct costs including relocation and temporary assignments, except business travel.

3	Construction Direct and Indirect Labor	Direct Construction Labor job-hour	***	***	***	***	***	***	***	***	Includes all construction direct labor and indirect labor, temporary facilities, material and small tools and consumables. Does not include large tools, Construction Equipment, or manual travel.

4	Busing Program		***	***	***	***	***	***	***	***	Rate to be applied to all direct Construction labor hours for the offsite busing program.

5	Direct Material and Subcontracts										Cost plus ***% markup on material and 6% markup on Subcontracts

6	Construction Equipment and tools valued over $***	Each	Actual invoiced rental rates + ***% Markup								For additional Construction Equipment or large tools not in the base plan.

7	Business Travel		Actual invoiced travel receipts + ***% Markup								Based on Contractor’s travel policies attached as Exhibit 1.

This Schedule 4-4 (including the attached Exhibit 1 and Exhibit 2) shall be used: (i) by Contractor to develop its proposed adjustment to the Contract Price for a proposed Change Order submitted by Owner in accordance with Section 6.1A of the Agreement; (ii) by the Parties to determine the amount of compensation that Contractor is entitled to with respect to an unilateral Change Order executed by Owner in accordance with Section 6.1C or Section 6.2D of the Agreement; or (iii) by Contractor to develop its proposed adjustment to the Contract Price for any request for a proposed Change Order made by Contractor in accordance with Section 6.2B or Section 6.5B of the Agreement.

The above listed labor rates are all inclusive and include, among other things, wages and salaries paid to employees, holidays, vacation, sick leave, hospitalization and medical insurance, life insurance, payroll taxes, retirement and incentive programs, computer hardware and software, local communications, reproduction, overhead and profit.

If a Change Order results in Contractor incurring travel expenses necessary to the performance of the changed Work, and such travel expenses are reimbursable under a unilateral Change Order, Contractor shall be compensated based on the actual cost for such travel expenses, provided that such expenses comply with the requirements of Exhibit 1.

4-6

Execution Copy	Phase 2

Exhibit 1

Contractor’s Travel Policy

A. GENERAL

Employees are on business trips when they are directed to travel for business purposes and their stay at any one location is not expected to exceed 60 Days.

Organization Manager approval is required to assign an employee initially on a business trip for more than 60 Days or to extend a business trip beyond 60 Days.

Transportation and actual reasonable expenses incurred by employees on business trips will be reimbursed. Allowances are detailed below.

Accompanied status is not normally authorized for employees on business trips. Special circumstances where spouses or domestic partners may accompany employees are detailed in Corporate Manual Policy 106, Business Travel.

B. TRANSPORTATION

1. Public Carrier

Employees on business trips are reimbursed for the most economical class of regularly scheduled, reserved seat service available plus actual and reasonable expenses to and from the airport.

Guidelines for class of service:

Domestic travel (all countries)	Economy/Coach
International travel under 7 hours	Economy/Coach
International travel greater than 7 hours	Business
International travel overnight with next Day business	Business

2. Private Automobile

Mileage costs via the most direct route will be reimbursed at the allowable rates set by the Internal Revenue Service per mile. Tolls are reimbursed in addition to the mileage rate.

C. FOOD, LODGING AND MISCELLANEOUS EXPENSES

Actual reasonable expense incurred during travel will be reimbursed.

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Execution Copy	Phase 2

Exhibit 2

Change Order Estimate Pricing Guidelines

The following guidelines provide the basis for development and review of Change Order Estimates for pricing of lump sum Change Orders for future Work. This Exhibit 2 is not relevant to, and shall not be used to determine, Contractor’s compensation for Change Orders performed on a time and material basis.

Item#	ESTIMATE ITEM	BASIS

1.	Home Office (HO) Engineering & Other Labor Services	Engineering hrs: Based on estimate of work associated with Change Order scope. Other Services: *** Other Services). Pricing Basis: ***

2.	Field Non Manual Labor Cost	Mhr Basis: *** Pricing Basis: ***

3.	Construction Direct and Indirect Labor Cost	Mhr Basis: Based on estimate of work associated with Change Order scope. Pricing Basis: ***

4.	Permanent Equipment & Bulk Materials	Cost Basis: These items will be priced according to Engineering MTO and EPC proposal pricing unit rates, or current market pricing, where available. Mark-up: ***

5.	Subcontracts	Cost Basis: These items will be priced according to estimates, subcontract quotations or actual pricing unit rate data. Mark-up: ***

6	Busing Program	Cost Basis: Applied to all Construction labor hours for the offsite busing program. Pricing Basis: Per Schedule 4-4 applicable to affected year

7.	Construction Equipment and tools valued over $1,500	Cost Basis: Per Schedule 4-4 Construction Equipment and tools valued over $1,500 will be priced as required.

8.	Freight	Cost Basis: ***%* of Total Bulk Material and Permanent Plant Equipment Cost *Non-standard freight, such as ocean freight, may be estimated individually.

9.	Warranty Pricing	***% of total costs

10.	Escalation	As necessary for out-year expenditures.

11.	Contingency	***% of all costs.

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ATTACHMENT 5

PROJECT SCHEDULE

Limited Notice to Proceed	*** (***) Days prior to Owner’s issuance of Notice to Proceed

Notice to Proceed	Day Zero

Ready for Start Up	*** (***) Days following Owner’s issuance of Notice to Proceed

Target Substantial Completion Date	*** (***) Days from Owner’s issuance of Notice to Proceed

Guaranteed Substantial Completion Date	*** (***) Days from Owner’s issuance of Notice to Proceed

Final Completion	*** (***) Days after Guaranteed Substantial Completion Date

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ATTACHMENT 6

KEY PERSONNEL AND CONTRACTOR’S ORGANIZATION

The following individuals are Key Personnel. A scheduled de-staffing plan shall be developed by Contractor for review by Owner during execution of the Work.

Position	Name	Mobilization
LNG Program Manager	***	NTP

Project Manager	***	NTP

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ATTACHMENT 7

APPROVED SUBCONTRACTORS AND SUB-SUBCONTRACTORS

AND LIST OF MAJOR EQUIPMENT

1.1	Introduction

Subject to the provisions of Section 2.4 of the Agreement, this Attachment includes:

•	(in Section 1.3) the Subcontracts designated as Major Subcontracts;

•	(in Section 1.4) the Sub-subcontracts which are designated as Major Sub-subcontracts;

•	(in Section 1.5) the Subcontracts designated as Bulk Order Subcontracts;

•	(in Section 1.6) the Equipment designated as Major Equipment; and

•	(in Section 1.7) the List of Approved Subcontractors.

1.2	Local Content

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery. (Refer to Attachment 1, Schedule 1-1, Section 4.3)

1.3	Major Subcontracts

The following Subcontracts are Major Subcontracts, and will apply even if the actual contractual arrangement is as a Sub-subcontractor. The Subcontractors for the following Subcontracts are Major Subcontractors:

•	Dredging

•	Permanent Buildings

•	Cold Boxes and Brazed Aluminum Heat Exchanges

•	Compressors, Boil Off Gas

•	ICSS

•	Compressors, LNG Refrigeration

•	Heat Exchangers, Air Cooled

1.4	Major Sub-Subcontracts

The following Sub-subcontracts are Major Sub-subcontracts. The Sub-subcontractors for the following Sub-subcontracts are Major Sub-subcontractors:

•	Piling Fabricator

•	Air Cooler Motor Vendor

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1.5	Bulk Order Subcontracts

The following Subcontracts are Bulk Order Subcontracts. The Subcontractors for the following Subcontracts are Bulk Order Subcontractors:

•	***

•	***

•	***

•	***

•	***

•	***

•	***

1.6	Major Equipment

The following Equipment items shall be deemed to be Major Equipment (as defined in the Agreement):

•	***

•	***

•	***

•	***

•	***

•	***

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1.7	List of Approved Subcontractors

Contractor shall use those Subcontractors listed below for the specified items of Work. Any deviation from this list or requests to use other Subcontractors for the specified items of Work must be approved in writing in advance by Owner in accordance with Section 2.4 of the Agreement. ***.

Pressure Vessels

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

Ball Valves, Soft Seated

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

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•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

Cold Boxes and Brazed Aluminum Exchangers

•	***

Compressors – Boil Off Gas

•	***

Compressors, LNG Refrigeration

•	***

Cryogenic pumps

•	***

•	***

•	***

•	***

•	***

Flares

•	***

•	***

•	***

•	***

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Electrical Bulks (including cable tray and channel)

•	***

•	***

•	***

•	***

•	***

•	***

•	***

Generators, Combustion Turbine

•	***

Heat Exchangers – Air Cooled

•	***

•	***

•	***

•	***

•	***

•	***

Insulation

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

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Loading Arms

•	***

•	***

•	***

Pipe Bulks

Pipe Carbon Steel (Welded)

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

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Pipe Stainless Steel (Welded)

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

Pipe Spool Fabrication

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

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Primary Structural Steel

•	***

•	***

•	***

•	***

Secondary Structural Steel

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

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ATTACHMENT 8

FORM OF LIMITED NOTICE TO PROCEED

AND NOTICE TO PROCEED

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SCHEDULE 8-1

FORM OF LIMITED NOTICE TO PROCEED

Date:

Via Facsimile (    )         -             and Overnight Courier

Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Attention:

Re:    Limited Notice to Proceed

Pursuant to Section 5.2A of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Phase 2 Liquefaction Facility, dated as of [                ], 20[    ] (the “Agreement”), by and between Driftwood LNG LLC (“Owner”) and Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), this letter shall serve as the Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with the LNTP Work described in the attached appendix and authorized by this LNTP pursuant to the terms and conditions of the Agreement.

For and on behalf of

DRIFTWOOD LNG LLC

By:
Name:
Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Limited Notice to Proceed.

For and on behalf of
BECHTEL OIL, GAS AND CHEMICALS, INC.

By:
Name:
Title:

cc:	Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile:

Attn: Principal Counsel

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SCHEDULE 8-2

FORM OF NOTICE TO PROCEED

Date:

Via Facsimile (    )         -             and Overnight Courier

Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Attention:

Re:    Notice to Proceed

Pursuant to Section 5.2B of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Phase 2 Liquefaction Facility, dated as of [                ], 20[    ] (the “Agreement”), by and between Driftwood LNG LLC (“Owner”) and Bechtel Oil, Gas and Chemicals, Inc (“Contractor”), this letter shall serve as the Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with the Work pursuant to the terms and conditions of the Agreement.

For and on behalf of

DRIFTWOOD LNG LLC

By:
Name:
Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Notice to Proceed.

For and on behalf of
BECHTEL OIL, GAS AND CHEMICALS, INC.

By:
Name:
Title:

cc:	Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile:

Attn: Principal Counsel

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ATTACHMENT 9

FORM OF CONTRACTOR’S INVOICES

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SCHEDULE 9-1

PROJECT NAME: DRIFTWOOD LNG PHASE 2 OWNER: DRIFTWOOD LNG LLC CONTRACTOR: Bechtel Oil, Gas, and Chemical, Inc. DATE OF AGREEMENT: MMM/DD/YYYY	INVOICE NUMBER: 26149-XXXXX DATE OF INVOICE: MMM/DD/YYYY

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.

1.	Original Contract Price (Section 7.1 of Agreement)	USD	EUR
2.	Net change by Change Orders (Exhibit 1)	USD	EUR
3.	Contract Price to date (Line 1 + Line 2)	USD	EUR
4.	Total invoiced to date for Mobilization Payment—Section 7.2A (Exhibit 2)	USD	EUR
5.	Total invoiced to date for completion of Milestones—Section 7.2B (Schedule 3-1 of Attachment 3) (Exhibit 2)	USD	EUR
6.	Total invoiced to date for Monthly Payments—Section 7.2B (Schedule 3-2 of Attachment 3) (Exhibit 2)	USD	EUR
7.	Total invoiced to date for Time and Material Work (Exhibit 3)	USD	EUR
8.	Total invoiced to date	USD	EUR
9.	Less previous Invoices	USD	EUR
10.	Current Payment Due	USD	EUR
11.	Balance of Contract Price remaining (Line 3 less Line 8)	USD	EUR

Contractor certifies that (i) the Work is progressing in accordance with the Project Schedule (as may be adjusted by Change Order) and CPM Schedule, as set forth in the current Monthly Progress Report; (ii) the Work described in or relating to this Invoice has been performed or will be performed in sixty (60) Days and supplied in accordance with the Agreement; (iii) the Work described in or relating to this Invoice is in accordance with the Agreement and the referenced Milestone(s) is/are complete or will be complete in sixty (60) Days; (iv) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice.

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DRIFTWOOD LNG PHASE 2 PROJECT

DATE OF INVOICE: MMM/DD/YYYY

INVOICE NUMBER: 26149-XXXXXX

Payment in USD is to be made by wire transfer or ACH on or before [insert due date] to:

The Bank of New York

New York, NY

Account # XXXXX

Acct. Type: Checking (DDA) ACH Format: CTX

ABA #

Credit: Bechtel Oil, Gas and Chemicals, Inc.

Swift Code: IRVTUS3N

Payment in EUR is to be made by wire transfer or ACH on or before [insert due date] to:

The Bank of New York

New York, NY

Account # XXXXX

Acct. Type: Checking (DDA) ACH Format: CTX

ABA #

Credit: Bechtel Oil, Gas and Chemicals, Inc.

Swift Code: IRVTUS3N

CONTRACTOR

Signed:

Name:

Title:
Date:	, YYYY

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: USD                     EUR

OWNER

Signed:

Name:

Title:
Date:	, YYYY

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice.

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EXHIBIT 1

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE 3-1—PAYMENT SCHEDULE

The following Change Orders have been executed by Owner and/or Contractor pursuant to Article 6:

Change Order No.	Description of Change Order	Approved Amount USD	Approved Amount EUR

Total		USD	EUR

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EXHIBIT 2

1.	MOBILIZATION PAYMENT AS PER CONTRACT—ARTICLE 7 SECTION 7.2.A

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (USD)	Work Completed (This Period) (USD)

Total

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (EUR)	Work Completed (This Period) (EUR)

Total

2.	MILESTONE PAYMENT AS PER CONTRACT—ARTICLE 7 SECTION 7.2.B

MILESTONES

No. of Milestone	Description of Milestone	Previously Invoiced Amount (USD)	Amount of Milestone Completed this Month (USD)	This Month Invoice Amount (USD)

Total

No. of Milestone	Description of Milestone	Previously Invoiced Amount (EUR)	Amount of Milestone Completed this Month (EUR)	This Month Invoice Amount (EUR)

Total

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3.	MONTHLY PAYMENTS AS PER CONTRACT—ARTICLE 7 SECTION 7.2.B

Month of Payment	Monthly Payments	Previously Invoiced Amount (USD)	This Month Invoice Amount (USD)

Total

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EXHIBIT 3

TIME AND MATERIAL PAYMENTS

The following Change Orders have been executed by Owner and/or Contractor pursuant to Article 6:

Change Order No.	Description of Change Order	Approved Amount USD	Approved Amount EUR

Total		USD	EUR

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EXHIBIT 4

INTERIM CONDITIONAL LIEN WAIVERS

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EXHIBIT 5

INFORMATION REQUIRED OR REQUESTED BY OWNER

9-9

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SCHEDULE 9-2

PROJECT NAME: DRIFTWOOD LNG PHASE 2 OWNER: DRIFTWOOD LNG LLC CONTRACTOR: Bechtel Oil, Gas, and Chemical, Inc. DATE OF AGREEMENT: MMM/DD/YYYY	INVOICE NUMBER: 26149 -XXXXXX DATE OF INVOICE: MMM/DD/YYYY

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.

1.	Original Contract Price (Section 7.1 of Agreement)	USD	EUR
2.	Net change by Change Orders (Exhibit 1)	USD	EUR
3.	Contract Price to date (Line 1 + Line 2)	USD	EUR
4.	Total invoiced to date for Mobilization Payment—Section 7.2A (Exhibit 2)	USD	EUR
5.	Total invoiced to date for completion of Milestones—Section 7.2B (Schedule 3-1 of Attachment 3) (Exhibit 2)	USD	EUR
6.	Total invoiced to date for Monthly Payments—Section 7.2B (Schedule 3-2 of Attachment 3) (Exhibit 2)	USD	EUR
7.	Total invoiced to date for Time and Material Work (Exhibit 3)	USD	EUR
8.	Total invoiced to date	USD	EUR
9.	Less previous Invoices	USD	EUR
10.	Current Payment Due	USD	EUR
11.	Balance of Contract Price remaining (Line 3 less Line 8)	USD	EUR

ADJUSTMENTS. Explanation is listed below of (i) any adjustments required to reconcile all previous Invoices,

(Attach supporting documentation.)

Total Adjustments	USD	EUR
Total Final Payment Due (Line I(10) +/- Total Adjustments)	USD	EUR

Contractor certifies that (i) all Work (except for that Work and obligations that survive the termination or expiration of the Agreement) has been completely performed in accordance with the terms of the Agreement, including the completion of all Punchlist items; (ii) all quantities and prices in this final Invoice or attachments are correct and in accordance with the Agreement; (iii) fully completed and executed Final Conditional Lien and Claim Waivers from Contractor, and from all Lien Waiver Subcontractors and Major Sub-subcontractors who performed Work for the Project, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (iv) all documentation required to be delivered by Contractor to Owner under the Agreement, including Record Drawings and Specifications, Owner’s Confidential Information and test reports, have been delivered to Owner; (v) all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities have been removed from the Site; (vi) all Subcontractors have been paid in accordance with the terms of their Subcontracts, except for amounts that are the subject of this final Invoice or amounts that are properly retained or withheld in accordance with the terms of such Subcontracts; (vii) all payrolls, Taxes, bill for Equipment, and any other indebtedness connected with the Work (excluding Corrective Work) has been paid; (viii) Contractor has delivered an executed Final Completion Certificate, which has been accepted by Owner by signing such certificate; (ix) Contractor has completed all other obligations required under the Agreement for Final Completion; (x) attached to this final Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement; and (xi) this final Invoice is signed by an authorized representative of Contractor.

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Execution Copy	Phase 2

DRIFTWOOD LNG PHASE 2 PROJECT

DATE OF INVOICE: MMM/DD/YYYY

INVOICE NUMBER: 26149 -XXXXXX

Payment in USD is to be made by wire transfer or ACH on or before [insert due date] to:

The Bank of New York

New York, NY

Account # XXXXX

Acct. Type: Checking (DDA) ACH Format: CTX

ABA #

Credit: Bechtel Oil, Gas and Chemicals, Inc.

Swift Code: IRVTUS3N

Payment in EUR is to be made by wire transfer or ACH on or before [insert due date] to:

The Bank of New York

New York, NY

Account # XXXXX

Acct. Type: Checking (DDA) ACH Format: CTX

ABA #

Credit: Bechtel Oil, Gas and Chemicals, Inc.

Swift Code: IRVTUS3N

CONTRACTOR

Signed:

Name:

Title:

Date:	, YYYY

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: USD                         EUR

OWNER

Signed:

Name:

Title:

Date:	, YYYY

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice.

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Execution Copy	Phase 2

EXHIBIT 1

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE 3-1—MILESTONE PAYMENT SCHEDULE

The following Change Orders have been executed by Owner and/or Contractor pursuant to Article 6:

Change Order No.	Description of Change Order	Approved Amount USD	Approved Amount EUR

Total		USD	EUR

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Execution Copy	Phase 2

EXHIBIT 2

1.	MOBILIZATION PAYMENT AS PER CONTRACT—ARTICLE 7 SECTION 7.2.A

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (USD)	Work Completed (This Period) (USD)

Total

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (EUR)	Work Completed (This Period) (EUR)

Total

2.	MILESTONE PAYMENT AS PER CONTRACT—ARTICLE 7 SECTION 7.2.B

MILESTONES

No. of Milestone	Description of Milestone	Previously Invoiced Amount (USD)	Amount of Milestone Completed this Month (USD)	This Month Invoice Amount (USD)

Total
No. of Milestone	Description of Milestone	Previously Invoiced Amount (EUR)	Amount of Milestone Completed this Month (EUR)	This Month Invoice Amount (EUR)

Total

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3.	MONTHLY PAYMENTS AS PER CONTRACT—ARTICLE 7 SECTION 7.2.B

Month of Payment	Monthly Payments	Previously Invoiced Amount (USD)	This Month Invoice Amount (USD)

Total

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EXHIBIT 3

TIME AND MATERIAL PAYMENTS

The following Change Orders have been executed by Owner and/or Contractor pursuant to Article 6:

Month of Invoice	Type of Work	Amount of Invoice USD	Amount of Invoice EUR

Total		USD	EUR

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EXHIBIT 4

FINAL CONDITIONAL LIEN WAIVERS

9-16

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EXHIBIT 5

INFORMATION REQUIRED OR REQUESTED BY OWNER

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ATTACHMENT 10

ES&H PLAN REQUIREMENTS

1.0	Introduction

In addition to the requirements specified in the Agreement, including Section 3.10, at earlier of LNTP or NTP, Contractor shall create and provide to Owner for review an environmental, safety and health plan (“ES&H Plan”) for the Project that includes, at a minimum, the following:

•	ES&H Management Plan

•	Construction Environmental Plans

•	Traffic Management Plan

•	Construction Air Emission Management Plan

•	Construction Water Management Plan

2.0	ES&H Management Plan

Contractor shall develop and implement a plan for management of the environmental, safety and health (“ES&H”) matters for the Project (“ES&H Management Plan”) to provide guidelines for compliance with: (i) all applicable Contractor ES&H requirements, policies, procedures and core processes; (ii) all Owner requirements; and (iii) all ES&H requirements under Applicable Law, including any federal, state or local Permits.

The ES&H Management Plan shall contain Project specific information including Project scope, Project organization, ES&H organization, and shall be used as a guideline for the ES&H management of the Project. Specific ES&H procedures shall be developed from the ES&H Management Plan to provide specific instructions on how to implement the ES&H Management Plan.

The ES&H Management Plan shall be broken into the following ten (10) elements:

2.1.	Leadership & Commitment

The ES&H Management Plan shall include a zero accident philosophy and the Project ES&H policy. This section of the ES&H Management Plan shall include the following:

2.1.1.	Senior and Project management commitment;

2.1.2.	Define management expectations with regards to ES&H of all Project personnel including supervision, employees, Subcontractors, and Sub-subcontractors; and

2.1.3.	Provide clear message that all Project personnel, Subcontractors, and Sub-subcontractors will be held accountable for their ES&H performance.

2.2.	Strategies and Objectives

The ES&H Management Plan shall provide the ES&H strategy, objectives, requirements and standards for the Project. Contractor is required to maintain an ES&H staffing ratio of 1 safety team representative to every 125 direct craft workers at site.

The safety field advisor qualifications include:

1) minimum of three (3) years relevant experience, and;

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2) hold an ES&H Bechtel Certification (B.Cert) within 90 days of joining the project, and;

3) hold a STSC certification for field supervisors within 90 days of joining the project.

Contractor is required to provide at least one dedicated environmental inspector for the duration of the project. Contractor shall also provide a dedicated environmental crew as required by the work load. The environmental team must be present during site mobilization. Early site works will include clearly defining/staking project boundaries, establishing and maintaining erosion controls, etc.

This section of the ES&H Management Plan shall include the following:

2.2.1.	Project ES&H policy communication, updates and support;

2.2.2.	Project ES&H strategy including how it shall be supported and updated;

2.2.3.	Project ES&H objectives, goals and targets; and

2.2.4.	Project Key Performance Indicators (KPI).

2.3.	Organization and Resources

The ES&H Management Plan shall provide the roles and responsibilities of the Project personnel and the plan for management of ES&H documentation. This section of the ES&H Management Plan shall include the following:

2.3.1.	Project and ES&H organization;

2.3.2.	Project ES&H roles and responsibilities;

2.3.3.	Functional ES&H responsibilities and coordination (i.e. procurement, contracts, Project controls, ES&H and etc.);

2.3.4.	Communication process with regards to ES&H policies, procedures and requirements; and

2.3.5.	ES&H information and documentation review, distribution and retention.

2.4.	ES&H Risk Management

The ES&H Management Plan shall define the Project approach to risk management and shall provide Project requirements and guidelines for implementation. This section of the ES&H Management Plan shall include the following:

2.4.1.	Defined risk management process that will identify ES&H hazards and manage ES&H risks;

2.4.2.	Defined process to evaluate projects, tasks and Subcontractors with regards to ES&H risk and required resources for mitigation;

2.4.3.	Standardized risk matrix;

2.4.4.	Information sharing methods;

2.4.5.	Hazard recognition program;

2.4.6.	Hazard recognition teams; and

2.4.7.	Action register.

2.5.	Planning

This section of the ES&H Management Plan shall include the following:

2.5.1.	Methods defined to achieve ES&H objectives;

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2.5.2.	Applicable ES&H procedures, Site requirements and/or work instructions;

2.5.3.	Emergency preparedness;

2.5.4.	ES&H communications; and

2.5.5.	Permitting requirements for construction

2.6.	Employee Competency

This section of the ES&H Management Plan shall include the following:

2.6.1.	Training program and requirements with training matrix; and

2.6.2.	People based safety program.

2.7.	Customer Interface

This section of the ES&H Management Plan shall include the following:

2.7.1.	Communication between FERC and other Governmental Instrumentalities;

2.7.2.	Reporting, communication and information sharing; and

2.7.3.	Coordination, security and operating facility access.

2.8.	Contractor Evaluation, Selection and Monitoring

This section of the ES&H Management Plan shall include the following:

2.8.1.	Define evaluation and selection methods and processes; and

2.8.2.	Define how monitoring of Subcontractors shall be performed.

2.9.	Implementation and Monitoring

This section of the ES&H Management Plan shall include the following:

2.9.1.	Stop work policy;

2.9.2.	Incident reporting, recording and investigation;

2.9.3.	Procedure review; and

2.9.4.	Management of change.

2.10.	Auditing and Reviewing

This section of the ES&H Management Plan shall include the following:

2.10.1.	Project self-assessment;

2.10.2.	Management assessments;

2.10.3.	ES&H inspection;

2.10.4.	Subcontractor monitors and responsibilities; and

2.10.5.	Action register and corrective action closure.

3.0	Construction Environmental Control Plan

3.1	Construction Environmental Control Plan (CECP)

The CECP shall include the following:

3.1.1	Introduction;

3.1.2	General Project information;

10-3

Execution Copy	Phase 2

3.1.3	Responsibilities;

3.1.4	Environmental management controls;

3.1.5	Environmental requirements, plans, and procedures; and

3.1.6	Required figures, tables and appendices.

3.2	Construction Waste Management Plan

The Construction Waste Management Plan shall include the following:

3.2.1.	Introduction;

3.2.2.	Waste types;

3.2.3.	Waste management requirements;

3.2.4.	Waste disposal requirements;

3.2.5.	Waste minimization; and

3.2.6.	Required tables and appendices.

3.3	Spill Prevention, Control and Countermeasures Plan (SPCC)

The SPCC shall include the following:

3.3.1	Management approval;

3.3.2	Engineering certification;

3.3.3	Record of review and amendment form;

3.3.4	Introduction;

3.3.5	Security;

3.3.6	Trajectory analysis;

3.3.7	Secondary containment;

3.3.8	Contingency plans;

3.3.9	Inspections, testing and recordkeeping;

3.3.10	Personnel training & discharge prevention;

3.3.11	Spill response;

3.3.12	Spill notification and reporting;

3.3.13	Spill kits; and

3.3.14	Required figures, tables and appendices.

3.4	Erosion and Sediment Management Plan (E&S Plan)

The E&S Plan shall include the following:

3.4.1.	Introduction;

3.4.2.	General Project information;

3.4.3.	Responsibilities;

3.4.4.	Environmental management controls;

3.4.5.	Environmental requirements, plans and procedures; and

10-4

Execution Copy	Phase 2

3.4.6.	Figures, tables and appendices.

4.0	Traffic Management Plan

This section of the Traffic Management Plan shall include the following:

4.1.	Introduction;

4.2.	Responsibilities;

4.3.	Safe Facility Site layout;

4.4.	Pedestrian routes;

4.5.	Vehicle routes;

4.6.	Traffic controls and Facility Site entrances;

4.7.	Parking;

4.8.	Vehicle safety equipment standards;

4.9.	Driving rules;

4.10.	Training requirements;

4.11.	Vehicle inspection requirements; and

4.12.	Bus traffic and routing.

5.0	Construction Air Emission Management Plan

5.1.	Fugitive dust control

5.2.	Driftwood construction air permits

5.3.	Regulatory notification requirements

5.4.	Responsibilities

5.5.	Reporting procedures

5.6.	Minimization measures

6.0	Construction Water Management Plan

The Construction Water Management Plan shall include the following:

6.1.	Introduction

6.2.	Water types (waste water, construction storm water, decant, etc.)

6.3.	Water management requirements

6.4.	Water disposal requirements

10-5

Execution Copy	Phase 2

ATTACHMENT 11

FORM OF LIEN AND CLAIM WAIVERS

11-1

Execution Copy	Phase 2

SCHEDULE 11-1

CONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER

(To be executed by Contractor with each Invoice other than the Invoice for final payment)

STATE OF LOUISIANA

COUNTY/PARISH OF CALCASIEU

The undersigned, Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), has been engaged under the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 2 Liquefaction Facility (“Agreement”) with Driftwood LNG LLC (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 2 Liquefaction Facility (the “Project”), which is located in Calcasieu Parish, State of Louisiana, and is more particularly described as follows:

(the “Property”).

Upon receipt of the sum of U.S.$                             (amount in Invoice submitted with this Contractor’s Interim Conditional Lien Waiver), Contractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property that Contractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor by or on behalf of Contractor (including, without limitation, any Subcontractor or Sub-subcontractor) in connection with the Project through the date of                             , 20         (last day of Month preceding the date of the Invoice submitted with this Contractor’s Interim Conditional Lien Waiver (i.e., Month N-1)) and reserving those rights, privileges and liens, if any, that Contractor might have in respect of any amounts: (i) withheld by Owner under the terms of the Agreement from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Contractor to or on account of Owner for the Project; or (ii) for Work performed in connection with Milestones listed in Schedule 3-1 of the Agreement which have not yet been billed in the Invoice submitted with this Contractor’s Interim Conditional Lien Waiver or in prior Invoices. Other exceptions are as follows:

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor expressly represents and warrants that all employees, laborers, materialmen, Subcontractors and Sub-subcontractors employed by Contractor have been paid in accordance with their respective contracts or subcontracts for all work, materials, equipment, services, labor and any other items performed or provided in connection with the Project through                 , 20         (date of Contractor’s last prior Invoice). Exceptions are as follows:

(if no exception entry or “none” is entered above, all such payments have been made)

This Contractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Contractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to Invoice(s) No.

Signed:
By:
Title:
Date:

11-2

Execution Copy	Phase 2

SCHEDULE 11-2

CONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER

(To be executed by Contractor with each Invoice other than the Invoice for final payment)

STATE OF LOUISIANA

COUNTY/PARISH OF CALCASIEU

The undersigned, Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), has been engaged under the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 2 Liquefaction Facility (“Agreement”) with Driftwood LNG LLC (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 2 Liquefaction Facility (the “Project”), which is located in Calcasieu Parish, State of Louisiana, and is more particularly described as follows:

(the “Property”).

Contractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property that Contractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor by or on behalf of Contractor (including, without limitation, any subcontractor or sub-subcontractor) in connection with the Project through the date of                             , 20         (last day of the Month preceding the Month of the last Invoice submitted by Contractor (i.e., Month N-2)) and reserving those rights, privileges and liens, if any, that Contractor might have in respect of any amounts: (i) withheld by Owner under the terms of the Agreement from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Contractor to or on account of Owner for the Project; or (ii) for Work performed in connection with Milestones listed in Schedule 3-1 of the Agreement which have not yet been billed to Owner by the date of the last Invoice submitted by Contractor. Other exceptions are as follows:

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor expressly represents and warrants that all employees, laborers, materialmen, Subcontractors and Sub-subcontractors employed by Contractor have been paid in accordance with their respective contracts or subcontracts for all work, materials, equipment, services, labor and any other items performed or provided in connection with the Project through                 , 20         (date of Contractor’s last prior Invoice).

This Contractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Interim Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Contractor’s Interim Unconditional Lien Waiver.

This Contractor’s Interim Unconditional Lien Waiver has been executed by its duty authorized representative.

FOR CONTRACTOR:

Applicable to Invoice(s) No.

Signed:
By:
Title:
Date:

11-3

Execution Copy	Phase 2

SCHEDULE 11-3

SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER

(To be executed by Lien Waiver Subcontractors and Major Sub-subcontractors with each Invoice other than the Invoice for final payment;

provided that, execution by Bulk Order Subcontractors is only pursuant to the second proviso of [Section 7.2.D.1])

STATE OF LOUISIANA

COUNTY/PARISH OF CALCASIEU

The undersigned,                              (“Subcontractor”) who has, under an agreement with Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 2 Liquefaction Facility (the “Project”), which is located in Calcasieu Parish, State of Louisiana and is more particularly described as follows:

(the “Property”).

Upon receipt of the sum of U.S.$                             (amount in Invoice submitted with this Subcontractor’s Interim Conditional Lien Waiver), Subcontractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property that Subcontractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Subcontractor (including, without limitation, any sub-subcontractor) in connection with the Project through the date of                 , 20         (date of the Invoice submitted with this Subcontractor’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Subcontractor might have in respect of any amounts withheld by Contractor from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Contractor for the Project. Other exceptions are as follows:

(if no exception entry or “none” is entered above, Subcontractor shall be deemed not to have reserved any claim.)

Subcontractor expressly represents and warrants that all employees, laborers, materialmen, Sub-subcontractors and subconsultants employed by Subcontractor in connection with the Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                 , 20         (date of Subcontractor’s last prior invoice). Exceptions are as follows:

(if no exception entry or “none” is entered above, all such payments have been made)

This Subcontractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Subcontractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:

Applicable to Invoice(s) No.

Signed:
By:
Title:
Date:

11-4

Execution Copy	Phase 2

SCHEDULE 11-4

SUBCONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER

(To be executed by Lien Waiver Subcontractors and Major Sub-subcontractors with each Invoice other than the Invoice for final payment; provided that, execution by Bulk Order Subcontractors is only required on a quarterly basis)

STATE OF LOUISIANA

COUNTY/PARISH OF CALCASIEU

The undersigned,                              (“Subcontractor”) who has, under an agreement with Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 2 Liquefaction Facility (the “Project”), which is located in Calcasieu Parish, State of Louisiana and is more particularly described as follows:

(the “Property”).

Subcontractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property that Subcontractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Subcontractor (including, without limitation, any sub-subcontractor) in connection with the Project through the date of                 , 20         (date of the last invoice submitted by Subcontractor).

Subcontractor expressly represents and warrants that all employees, laborers, materialmen, Sub-subcontractors and subconsultants employed by Subcontractor in connection with the Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                 , 20         (date of Subcontractor’s last prior invoice).

This Subcontractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Unconditional Lien Waiver.

This Subcontractor’s Interim Unconditional Lien Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:

Applicable to Invoice(s) No.

Signed:
By:
Title:
Date:

11-5

Execution Copy	Phase 2

SCHEDULE 11-5

CONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Contractor with the Invoice for final payment)

STATE OF LOUISIANA

COUNTY/PARISH OF CALCASIEU

The undersigned, Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), has been engaged under the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 2 Liquefaction Facility (“Agreement”) with Driftwood LNG LLC (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 2 Liquefaction Facility (the “Project”), which is located in Calcasieu Parish, State of Louisiana and is more particularly described as follows:

(the “Property”).

Upon receipt of the sum of U.S.$                 (amount in Invoice for final payment submitted with this Contractor’s Final Conditional Lien and Claim Waiver), Contractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise related to payment that Contractor has or may have had against Owner arising out of the Agreement or the Project (“Claims”), whether or not known to Contractor at the time of the execution of this Contractor’s Final Conditional Lien and Claim Waiver, except for the following disputed claims in the amount of U.S.$                            :

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, Warranties and correction of Defective Work, Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement or the Project have been fully satisfied.

This Contractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all Claims of Contractor, whether or not known to Contractor as of the date of execution of this document by Contractor.

This Contractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to Invoice No(s):                ALL                  (If all, print “all”)

Signed:
By:
Title:
Date:

11-6

Execution Copy	Phase 2

SCHEDULE 11-6

CONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Contractor prior to the receipt of final payment)

STATE OF LOUISIANA

COUNTY/PARISH OF CALCASIEU

The undersigned, Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), has been engaged under the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 2 Liquefaction Facility (“Agreement”) with Driftwood LNG LLC (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 2 Liquefaction Facility (the “Project”), which is located in Calcasieu Parish, State of Louisiana and is more particularly described as follows:

(the “Property”).

Contractor has been paid in full for all work, materials, equipment, services and/or labor furnished in connection with the Project, and Contractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise related to payment that Contractor has or may have had against Owner arising out of the Agreement or the Project (“Claims”), whether or not known to Contractor at the time of the execution of this Contractor’s Final Unconditional Lien and Claim Waiver, except for the following disputed claims in the amount of U.S.$                            :

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, Warranties and correction of Defective Work, Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement or the Project have been fully satisfied, including, but not limited to payment to Subcontractors and employees and payment of Taxes.

This Contractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Unconditional Lien and Claim Waiver, and that it is fully informed with respect to the legal effect of this Contractor’s Final Unconditional Lien and Claim Waiver. Contractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all Claims of Contractor, whether or not known to Contractor as of the date of execution of this document by Contractor.

This Contractor’s Final Unconditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to Invoice No(s):                ALL                  (If all, print “all”)

Signed:
By:
Title:
Date:

11-7

Execution Copy	Phase 2

SCHEDULE 11-7

SUBCONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Lien Wavier Subcontractors and Major Sub-subcontractors with their invoice for final payment)

STATE OF LOUISIANA

COUNTY/PARISH OF CALCASIEU

The undersigned,                  (“Subcontractor”), has, under an agreement with Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 2 Liquefaction Facility (the “Project”), which is located in Calcasieu Parish, State of Louisiana, and is more particularly described as follows:

(the “Property”).

Upon receipt of the sum of U.S.$                , Subcontractor waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Project and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Driftwood LNG LLC (“Owner”) or Contractor, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor or the Project, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Conditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Subcontractor and Contractor, including warranties and correction of defective work, Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Subcontractor, the Project or sub-subcontracts have been fully satisfied.

This Subcontractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

This Subcontractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:

Applicable to Invoice No(s).                ALL                  (If all, print “all”)

Signed:
By:
Title:
Date:

11-8

Execution Copy	Phase 2

SCHEDULE 11-8

SUBCONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Lien Waiver Subcontractors and Major Sub-subcontractor as a condition of them receiving final payment)

STATE OF LOUISIANA

COUNTY/PARISH OF CALCASIEU

The undersigned,                  (“Subcontractor”), has, under an agreement with Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the engineering, procurement, construction, commissioning, start-up and testing of the Phase 2 Liquefaction Facility (the “Project”), which is located in Calcasieu Parish, State of Louisiana, and is more particularly described as follows:

(the “Property”).

Subcontractor has been paid in full for all work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Contractor for the Project, and Contractor hereby waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Project and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Driftwood LNG LLC (“Owner”) or Contractor, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor or the Project, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Unconditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Subcontractor and Contractor, including warranties and correction of defective work, Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Subcontractor, the Project or sub-subcontracts have been fully satisfied, including, but not limited to payment to sub-subcontractors and employees of Subcontractor and payment of taxes.

This Subcontractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Unconditional Lien and Claim Waiver, and that it is fully informed with respect to the legal effect of this Subcontractor’s Final Unconditional Lien and Claim Waiver. Subcontractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

This Subcontractor’s Final Unconditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:

Applicable to Invoice No(s).                ALL                  (If all, print “all”)

Signed:
By:
Title:
Date:

11-9

Execution Copy	Phase 2

ATTACHMENT 12

FORM OF RFSU COMPLETION CERTIFICATE

Date:

Attention:

Re:	RFSU Completion Certificate for the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase [ ] Liquefaction Facility, dated as of [ ], 20[ ] (the “Agreement”), by and between Driftwood LNG LLC (“Owner”) and Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”)

Pursuant to Section 11.2 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for RFSU of Project [    ], including: (i) Contractor has completed all applicable Work in accordance with the requirements contained in the Agreement to ensure that the Project [    ] is ready for use to receive Feed Gas for liquefaction; and (ii) Contractor hereby delivers this RFSU Completion Certificate for the Project as required under Section 11.2 of the Agreement.

Attached is supporting documentation which is reasonably required under the Agreement to establish that the requirements for this RFSU Completion Certificate under the Agreement have been met.

Contractor certifies that it achieved all requirements under the Agreement for this RFSU Completion Certificate on                 , 20        .

IN WITNESS WHEREOF, Contractor has caused this RFSU Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL OIL, GAS AND CHEMICALS, INC.

By:
Name:
Title:

cc:

Attn: General Counsel

12-1

Execution Copy	Phase 2

Owner Acceptance or Rejection of RFSU Completion Certificate

Pursuant to Section 11.4A of the Agreement, Owner              accepts or              rejects (check one) the RFSU Completion Certificate for Project[    ].

If RFSU was achieved, RFSU was achieved on                 , 20        .

Acceptance of this RFSU Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement.

The basis for any rejection of RFSU is attached hereto.

For and on behalf of

DRIFTWOOD LNG LLC

By:
Name:
Title:

12-2

Execution Copy	Phase 2

ATTACHMENT 13

FORM OF SUBSTANTIAL COMPLETION CERTIFICATE

Date:

Attention:

Re:	Substantial Completion Certificate for the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase [ ] Liquefaction Facility, dated as of [ ], 20[ ] (the “Agreement”), by and between Driftwood LNG LLC (“Owner”) and Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”)

Pursuant to Section 11.3 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Substantial Completion with respect to Project [ ], including: (i) the Minimum Acceptance Criteria (MAC) has been achieved; (ii) the Performance Guarantee has been achieved, or if the Performance Guarantee has not been achieved but the MAC has been achieved, Contractor either (A) has paid the applicable Performance Liquidated Damages or (B) elects or is directed to take corrective actions to achieve the Performance Guarantee pursuant to Section 11.5(A)(ii); (iii) the Work (including training in accordance with Section 3.5 and the delivery of all documentation required as a condition of Substantial Completion under the Agreement (including documentation required for operation, including test reports)) has been completed in accordance with the requirements of the Agreement other than any Work which meets the definition of Punchlist; (iv) Contractor hereby delivers to Owner this Substantial Completion Certificate, as required under Section 11.3; (v) Contractor has obtained all Contractor Permits; and (vi) Contractor has, pursuant to Section 3.4A, delivered to the Site all Operating Spare Parts required by the Operating Spare Parts List to be delivered to the Site prior to Substantial Completion.

To the extent Owner has provided an invoice(s) for Liquidated Damages to Contractor pursuant to Section 20.3C of the Agreement, Contractor certifies that it has                  or has not                          (check one) paid to Owner all such Liquidated Damages.

Contractor certifies that it achieved all requirements under the Agreement for this Substantial Completion Certificate on                                                   , 20      , including the payment of Liquidated Damages owed under the Agreement (if any), or if any such Liquidated Damages have not been paid upon the date of this Substantial Completion Certificate, such Liquidated Damages will be paid by Contractor within ten (10) Days after Contractor’s receipt of Owner’s invoice for such Liquidated Damages.

Attached is all information required to be provided by Contractor with this Certificate under Section 11.3 of the Agreement, including the Performance Test report and analysis and those requirements set forth in writing between the Parties for the Performance Test Procedures.

[Signature Page Follows]

13-1

Execution Copy	Phase 2

IN WITNESS WHEREOF, Contractor has caused this Substantial Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL OIL, GAS AND CHEMICALS, INC.

By:
Name:
Title:

cc:

Attn: General Counsel

13-2

Execution Copy	Phase 2

Owner Acceptance or Rejection of Substantial Completion Certificate

Pursuant to Section 11.4B of the Agreement, Owner                  accepts or                     rejects (check one) the Substantial Completion Certificate for Project[     ].

If Substantial Completion was achieved, Substantial Completion was achieved on                     , 20        .

Acceptance of this Substantial Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement.

The basis for any rejection of Substantial Completion is attached hereto.

For and on behalf of

DRIFTWOOD LNG LLC

By:
Name:
Title:

13-3

Execution Copy	Phase 2

ATTACHMENT 14

FORM OF FINAL COMPLETION CERTIFICATE

Date:

Attention:

Re:	Final Completion Certificate — Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 2 Liquefaction Facility, dated as of [ ], 20[ ] (the “Agreement”), by and between Driftwood LNG LLC (“Owner”) and Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”)

Pursuant to Section 11.7 of the Agreement, Contractor hereby certifies that all Work and all other obligations under the Agreement (except for that Work and obligations that survive the termination or expiration of the Agreement, including obligations for Warranties and correction of Defective Work pursuant to Section 12.3 and any other obligations covered under Section 11.7) are fully and completely performed in accordance with the terms of the Agreement, including: (i) the achievement of Substantial Completion of Project 3; (ii) the completion of all Punchlist items for Project3; (iii) delivery by Contractor to Owner of a fully executed Final Conditional Lien and Claim Waiver in the form of Schedule 11-5; (iv) delivery by Contractor to Owner of all documentation required to be delivered under the Agreement as a prerequisite of achievement of Final Completion, including Record Drawings; (v) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities; (vi) delivery by Contractor to Owner of fully executed Final Conditional Lien and Claim Waivers from all Lien Waiver Subcontractors in the form in Schedule 11-7; (vii) fully executed Final Conditional Lien and Claim Waivers from Major Sub-subcontractors in a form substantially similar to the form of Schedule 11-7; (viii) Contractor hereby delivers to Owner this Final Completion Certificate as required under Section 11.7; (ix) Contractor has, pursuant to Section 3.4, delivered to the Project all Operating Spare Parts and Capital Spare Parts required by the Operating Spare Parts List and the Capital Spare Parts List to be delivered to the Phase 2 Project prior to Final Completion; and (x) if pursuant to Section 11.5A, Substantial Completion was achieved without Contractor having achieved the Performance Guarantee, Contractor has achieved the Performance Guarantee or has paid the applicable Performance Liquidated Damages.

Contractor certifies that it achieved all requirements under the Agreement for Final Completion on                                                   , 20        .

Attached is all documentation required under the Agreement to be provided by Contractor with this Final Completion Certificate.

IN WITNESS WHEREOF, Contractor has caused this Final Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL OIL, GAS AND CHEMICALS, INC.

By:
Name:
Title:
Date:

cc:

Attn: General Counsel

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Execution Copy	Phase 2

Owner Acceptance or Rejection of Final Completion Certificate

Pursuant to Section 11.7 of the Agreement, Owner                  accepts or                     rejects (check one) the Final Completion Certificate.

If Final Completion was achieved, Final Completion was achieved on                     , 20        .

Acceptance of Final Completion shall not relieve Contractor of any of Contractor’s remaining obligations in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement, including Warranty obligations.

The basis for any rejection of Final Completion is attached hereto.

For and on behalf of

DRIFTWOOD LNG LLC

By:

By:
Name:
Title:

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Execution Copy	Phase 2

ATTACHMENT 15

INSURANCE REQUIREMENTS FOR PHASE 2

1.	Contractor’s Insurance.

A. Types and Amounts of Insurance. Subject to Attachment 31, Contractor shall at its own cost and expense procure and maintain in full force and effect at all times specified in Section 1B the following insurances for coverages at the following limits of liability. Such insurances will be provided as an extension of the insurance program covering the Phase 1 Liquefaction Facility. Such insurances shall, upon mutual agreement by the Parties (such agreement shall not be unreasonably withheld by the Parties) be extended to cover the subsequent Phase 3 Liquefaction Facility. Any such extensions shall not relieve Contractor of any of its responsibilities to meet the requirements of Attachment 15 of this Agreement.

1. Workers’ Compensation and Employer’s Liability Insurance. Contractor shall comply with Applicable Law with respect to workers’ compensation requirements and other similar requirements where the Work is performed and shall procure and maintain workers’ compensation and employer’s liability policies in accordance with Applicable Law and the requirements of this Agreement. These policies shall include coverage for all states and other applicable jurisdictions, voluntary compensation coverage, and occupational disease. If the Work is to be performed on or near navigable waters, the policies shall include coverage for United States Longshoremen’s and Harbor Workers’ Act, Death on the High Seas Act, the Jones Act, the Outer Continental Shelf Lands Act, and other Applicable Law regarding maritime law. A maritime employer’s liability policy may be used to satisfy applicable parts of this requirement with respect to Work performed on or near navigable waters. If Contractor is not required by Applicable Law to carry workers’ compensation insurance, then Contractor shall provide the types and amounts of insurance which are mutually agreeable to the Parties.

Limits: Workers’ Compensation: Statutory

Employer’s Liability: U.S.$1,000,000 each accident, U.S.$1,000,000 disease each employee and U.S.$1,000,000 disease policy limit

2. Commercial General Liability Insurance. This policy shall provide coverage against claims for bodily injury (including bodily injury and death), property damage (including loss of use) and personal injury, and shall include contractual liability (such coverage not to be written on a limited basis) insuring the obligations assumed by Contractor under the Agreement, products and completed operations coverage (for a minimum of five (5) years after Substantial Completion), premises and operations coverage, broad form property damage coverage, independent contractors, actions over indemnity coverage and non-owned watercraft liability. The policy shall not include any explosion, collapse or underground exclusion. The policy shall be endorsed to provide coverage wherever the Work is performed and will be provided on an occurrence basis. The aggregate limits shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be a Project aggregate. This coverage will be subject to a maximum deductible of U.S.$25,000.

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Execution Copy	Phase 2

Limits:	U.S.$2,000,000 combined single limit each occurrence

U.S.$4,000,000 general aggregate, with such limits dedicated to the Project

U.S.$4,000,000 products and completed operations aggregate, with such limits dedicated to the Project

Should this insurance be extended to subsequent Phases, the overall cumulative limits for the Liquefaction Facility shall be as follows: U.S.$2,000,000 combined single limit each occurrence; U.S.$4,000,000 general aggregate, with such limits dedicated to the Liquefaction Facility; and U.S.$4,000,000 products and completed operations aggregate, with such limits dedicated to the Liquefaction Facility.

3. Commercial Automobile Insurance. This policy shall include coverage for all owned, hired, rented, and non-owned automobiles and equipment. This coverage will be subject to a maximum deductible of U.S.$25,000.

Limit:	U.S.$1,000,000 combined single limit each accident

4. Umbrella or Excess Liability Insurance. This policy shall be written on a “following form” basis and shall provide coverage in excess of the coverages required to be provided by Contractor for employer’s liability insurance, commercial general liability insurance, maritime employer’s liability insurance, aircraft liability insurance and commercial automobile liability insurance. The aggregate limit shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be a Project aggregate.

Limits:              U.S.$100,000,000 combined single limit each occurrence, dedicated to the Project

 U.S.$100,000,000 annual aggregate limit, with such limits dedicated to the Project

Should the insurance be extended to subsequent Phases, the overall cumulative limits for the Liquefaction Facility shall be as follows: U.S.$100,000,000 combined single limit each occurrence, dedicated to the Liquefaction Facility; U.S.$100,000,000 annual aggregate limit, with such limits dedicated to the Liquefaction Facility; and the products and completed operations coverage shall be on a Liquefaction Facility aggregate.

5. Aircraft Liability Insurance. If applicable, this policy shall provide coverage for bodily injury and property damage and shall cover aircraft that is owned, leased, rented or chartered by Contractor. The policy shall include coverage for passengers and crew, cover all owned and non-owned aircraft, and be endorsed to provide a voluntary settlement.

Limit:              U.S.$10,000,000 per occurrence

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Execution Copy	Phase 2

6. Hull and Machinery Insurance. This policy shall be provided by, or on behalf of the Contractor if applicable, and shall cover any watercraft that is owned, leased, rented or chartered by Contractor. If not provided for in the protection and indemnity policy in Section 1A.7 of this Attachment 15, this policy shall include collision liability and tower’s liability with sister-ship clause un-amended. All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Contractor to perform the specified Work.

Hull: Replacement value of the vessel without depreciation

7. Protection and Indemnity Insurance (P&I). This policy shall be provided by Contractor if applicable and shall cover any watercraft that is owned, leased, rented or chartered by Contractor. The coverage provided shall include pollution liability, removal of wreck and/or debris, and if not provided for in the hull and machinery policy, collision liability and tower’s liability with sister-ship clause un-amended. All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Contractor to perform the specified Work.

If pollution liability coverage is not provided by the P&I underwriter, pollution liability insurance shall be separately provided that will cover bodily injury, property damage, including cleanup costs and defense costs imposed under Applicable Law (including the Oil Pollution Act of 1990 (OPA) and the Comprehensive Environmental Response Compensation and Liability Act (CERCLA)), resulting from pollution conditions of contaminants or pollutants into or upon the land, the atmosphere or any water course or body of water.

Limits:	Protection and indemnity coverage provided with a minimum limit of U.S.$100,000,000. (This limit may be satisfied with a minimum underlying limit of U.S.$1,000,000 and the remaining U.S.$99,000,000 provided through excess P&I coverage which “follows form” with the underlying policy.)

Pollution liability coverage provided with a minimum limit of U.S.$100,000,000.

Should the insurance be extended to subsequent Phases, the overall cumulative minimum limits for the Liquefaction Facility shall be as follows: U.S.$100,000,000 (which may be satisfied as stated above); and U.S.$100,000,000 pollution liability coverage.

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Execution Copy	Phase 2

8. Contractor’s Construction Equipment Floater. Contractor shall maintain (or self-insure) equipment insurance covering all Construction Equipment and items (whether owned, rented, or borrowed) of Contractor that will not become part of the Phase 1 and 2 Liquefaction Facilities. It is understood that this coverage shall not be included under the builder’s risk policy.

9. Builder’s Risk Insurance. Property damage insurance on an “all risk” basis insuring Contractor, Owner and Lender, as their interests may appear, including coverage against loss or damage from the perils of earth movement (including earthquake, landslide, subsidence and volcanic eruption), Windstorm, startup and testing, strike, riot, civil commotion and malicious damage but excluding terrorism.

Should this insurance be extended to cover subsequent phases, any limits, sublimits, deductibles, payments or other values stated herein shall not be doubled or otherwise increased as a result of the extension of the builder’s risk insurance to subsequent EPC Agreements (e.g., sue and labor under paragraph (a) shall not be less than U.S.$5,000,000 for the Liquefaction Facility; expediting expenses under paragraph (b) shall not be less than U.S.$15,000,000 for the Liquefaction Facility; removal of debris under paragraph (b) shall be subject to a maximum of U.S.$10,000,000 for the Liquefaction Facility).

(a)	Property Covered: The insurance policy shall provide coverage for (i) the buildings, structures, boilers, machinery, Equipment, facilities, fixtures, supplies, fuel, and other properties constituting a part of the Phase 1 and 2 Liquefaction Facilities, (and upon notice to proceed under the Phase 3 EPC Agreement, constituting part of the Liquefaction Facility), (ii) free issue items used in connection with the Phase 2 Liquefaction Facility (and upon notice to proceed under subsequent EPC Agreements, constituting part of the Liquefaction Facility), (iii) the inventory of spare parts to be included in the Phase 2 Liquefaction Facility (and upon notice to proceed under subsequent EPC Agreements, to be included in the Liquefaction Facility), (iv) property of others in the care, custody or control of Contractor or Owner in connection with the Project, (v) all preliminary works, temporary works and interconnection works, (vi) foundations and other property below the surface of the ground, and (vii) electronic equipment and media.

(b)	Additional Coverages: The insurance policy shall insure (i) the cost of preventive measures to reduce or prevent a loss (sue & labor) in an amount not less than U.S.$5,000,000, (ii) operational and performance testing for a period not less than ninety (90) Days, (iii) inland transit with sub-limits sufficient to insure the largest single shipment to or from the Site from anywhere within the United States of America, (iv) expediting expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the delayed startup coverage even if such expenses do not reduce the delayed startup loss) in an amount not less than U.S.$15,000,000, (v) off-Site storage with sub-limits sufficient to insure the full replacement value of any property or Equipment not stored on the Site, and (vi) the removal of debris with a sub-limit not less than twenty-five percent (25%) of the loss amount, but subject to a maximum of U.S.$10,000,000.

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Execution Copy	Phase 2

(c)	Special Clauses: The insurance policy shall include (i) a seventy-two (72) hour flood/storm/earthquake clause, (ii) unintentional errors and omissions clause, (iii) a 50/50 clause, (iv) a requirement that the insurer pay losses within thirty (30) Days after receipt of an acceptable proof or loss or partial proof of loss, (v) an other insurance clause making this insurance primary over any other insurance, (vi) a clause stating that the policy shall not be subject to cancellation by the insurer except for non-payment of premium and (vii) an extension clause allowing the policy period to be extended up to six (6) months with respect to physical loss or damage without modification to the terms and conditions of the policy and a pre-agreed upon premium.

(d)	Prohibited Exclusions: The insurance policy shall not contain any (i) coinsurance provisions, (ii) exclusion for loss or damage resulting from freezing and mechanical breakdown, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril, (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction and faulty workmanship, design or materials no more restrictive than the LEG 3/96 or DE-5 exclusion.

(e)	Sum Insured: The insurance policy shall (i) be on a completed value form, with no periodic reporting requirements, (ii) upon NTP, insure the Phase 1 and 2 Liquefaction Facilities in an amount no less than U.S.$500,000,000, (iii) within ninety (90) Days after NTP, insure the Phase 1 and 2 Liquefaction Facilities for an amount no less than an amount to be determined based upon a probable maximum loss study for Phase 1 and2 Liquefaction Facilities performed by a reputable and experienced firm reasonably satisfactory to Contractor, Owner and Owner’s Lenders, with such maximum probable loss approved by the Parties within such time; (iv) value losses at replacement cost, without deduction for physical depreciation or obsolescence including custom duties, Taxes and fees, (v) insure loss or damage from earth movement without a sub-limit, (vi) upon NTP, insure the Phase 1 and2 Liquefaction Facilities for property loss or damage from Named Windstorm in an amount no less than U.S.$50,000,000, and (vii) within ninety (90) Days after NTP, increase the insurance to insure the Phase 1 and 2 Liquefaction Facilities for property loss or damage from Named Windstorm with a sub-limit of not less than U.S.$500,000,000, and such sublimit shall apply to the combined loss covered under Section 1.A.9 Builder’s Risk and Section 1.A.10 Builder’s Risk Delayed Startup, and (viii) upon NTP, insure the Phase 1 and 2 Liquefaction Facilities with a sub-limit not less than U.S.$100,000,000 for loss or damage from strikes, riots and civil commotion.

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Execution Copy	Phase 2

(f)	Deductible: The insurance policy covering the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under the Phase 3 EPC Agreement, covering the Liquefaction Facility) shall have no deductible greater than U.S.$500,000 per occurrence; provided, however, (i) for Windstorms, the deductible shall not be greater than two percent (2%) of values at risk for the Phase 1 Liquefaction Facility (and upon notice to proceed under subsequent EPC Agreements, not be greater than two percent (2%) of values at risk for the Liquefaction Facility), subject to a minimum deductible of U.S.$1,000,000 and a maximum deductible of U.S.$7,500,000 for Windstorms for the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, for the Liquefaction Facility) and (ii) for wet works, the deductible shall not be greater than $1,000,000 for the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, for the Liquefaction Facility).

(g)	Payment of Insurance Proceeds: The property damage proceeds under the builder’s risk policy shall be paid as follows with respect to any one occurrence:

(i)	the first Ten Million U.S. Dollars (U.S.$10,000,000) of amounts paid under the builder’s risk insurance policy for property damage to the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under the Phase 3 EPC Agreement, property damage to the Liquefaction Facility) shall be paid by the insurance carrier directly to Contractor, which shall be used by Contractor in connection with the repair, replacement or other necessary work in connection with the loss or damage to the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, damage to the Liquefaction Facility); and

(ii)

any amounts in excess of Ten Million U.S. Dollars (U.S.$10,000,000) for property damage to the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreement, property damage to the Liquefaction Facility) shall (x) be paid by the insurance carrier directly to the Collateral Agent (or if there is no Collateral Agent, a mutually agreed upon escrow agent), and Owner shall pay such insurance proceeds to Contractor in accordance with Monthly Invoices submitted to Owner for the completion by Contractor of repairs, replacement and other necessary work in accordance with the restoration plan prepared by Contractor and approved by Owner, the Administrative Agent, and the Independent Engineer and (y), provided that the conditions set forth in clause (x) have been satisfied, be paid by Owner to Contractor in accordance with the following schedule: (a) for the first Five Million U.S. Dollars (U.S.$5,000,000) of the builder’s risk proceeds received by the Collateral Agent (or escrow agent) for the Phase 1 and Liquefaction Facilities (and upon notice to proceed

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Execution Copy	Phase 2

under subsequent EPC Agreements, for the Liquefaction Facility), Owner shall have five (5) Business Days after the Collateral Agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; (b) for the Forty Million U.S. Dollars (U.S.$40,000,000) in builder’s risk proceeds received by the Collateral Agent (or escrow agent) for the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, for the Liquefaction Facility) in excess of the amounts referred to in clause (a) above, Owner shall have fifteen (15) Business Days after the Collateral Agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; and (c) and for any builder’s risk proceeds received by the Collateral Agent (or escrow agent) in excess of the amounts referred to in clause (b), Owner shall have thirty (30) Business Days after the Collateral Agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor. Notwithstanding the foregoing, under no circumstances shall Owner be required to pay any builder’s risk insurance proceeds to Contractor if Owner or Lender elects not to repair or rebuild the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, the Liquefaction Facility), except to the extent Contractor has incurred costs in excess of the Ten Million U.S. Dollars (U.S.$10,000,000) of the builder’s risk proceeds paid directly to Contractor for safety, protection and salvage for the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, for the Liquefaction Facility). For the avoidance of doubt, if there is a delay in the approval of the restoration plan beyond the times specified in Section 1A.9(g)(ii)(y) (a), (b) or (c) through no fault of Contractor, and Contractor satisfies all other conditions in Section 1A.9(g)(ii) for the payment of builder’s risk proceeds received by the Collateral Agent (or escrow agent), then Contractor shall be entitled to relief to the extent permitted under Section 6.2A.7 of the Agreement.

10. Builder’s Risk Delayed Startup Insurance. Delayed startup coverage insuring Owner and Lender, as their interests may appear, covering the Owner’s net revenue or gross margin lost as a result of any loss or damage insured by Section 1A.9 above resulting in a delay in Substantial Completion beyond the applicable Target Substantial Completion Date in an amount to be determined by Owner and Lender but subject to commercial availability at a reasonable cost. Upon NTP, Contractor shall insure the Phase 1 and 2 Liquefaction Facilities for an amount to be determined by Owner and Lender’s insurance advisor in consultation with Contractor and subject to commercial availability at a reasonable cost. This coverage shall be on an actual loss-sustained basis. Any proceeds from delay in startup insurance shall be payable solely to the Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement.

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Execution Copy	Phase 2

Such insurance shall (a) have a deductible of not greater than sixty (60) Days aggregate for all occurrences, except 90 days in the aggregate in the respect of Windstorms, during the builder’s risk policy period, (b) include an interim payments clause allowing for the monthly payment of a claim pending final determination of the full claim amount, (c) cover loss sustained when access to the Site is prevented due to an insured peril at premises in the vicinity of the Site for a period not less than sixty (60) Days, (d) cover loss sustained due to the action of a public authority preventing access to the Site due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of the Site for a period not less than sixty (60) Days, (e) insure loss caused by FLEXA named perils to finished Equipment (including machinery) while awaiting shipment at the premises of a Subcontractor or Sub-subcontractor, (f) not contain any form of a coinsurance provision or include a waiver of such provision, (g) cover loss sustained due to the accidental interruption or failure, caused by an insured peril of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Site for a period not less than sixty (60) Days, (h) covering delays resulting from any item of Construction Equipment whose loss or damage could result in a delay in Substantial Completion beyond the deductible period of the delayed startup insurance, and (i) an extension clause allowing the policy period to be extended up to six (6) months without modification to the terms and conditions (other than the deductible) of the policy and a pre-agreed premium.

11. Marine Cargo Insurance. Cargo insurance insuring Contractor, Owner and Lender, as their interests may appear, on a “warehouse to warehouse” basis including land, air and marine transit insuring “all risks” of loss or damage on a C.I.F. basis plus ten percent (10%) from the time the goods are in the process of being loaded for transit until they are finally delivered to the Site including shipment deviation, delay, forced discharge, re-shipment and transshipment. Such insurance shall (a) include coverage for war, strikes, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, debris removal, (b) contain a replacement by air extension clause, a 50/50 clause, a difference in conditions for C.I.F. shipments, an errors and omissions clause, an import duty clause and a non-vitiation clause (but subject to a paramount warranty for surveys of critical items), (c) include an insufficiency of packing clause, (d) provide coverage for sue and labor in an amount not less than $1,000,000 and (e) insure for the replacement value of the largest single shipment on a C.I.F. basis plus ten percent (10%).

Should this insurance be extended to cover subsequent Phases, any limits, sublimits, deductibles, payments or other values stated herein shall not be doubled or otherwise increased as a result of the extension of the marine cargo insurance to a subsequent Phase EPC Agreement.

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Execution Copy	Phase 2

The property damage proceeds under the marine cargo policy shall be paid as follows with respect to any one occurrence:

(i)	the first Ten Million U.S. Dollars (U.S.$10,000,000) of amounts paid under the marine cargo insurance policy for property damage to the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, damage to the Liquefaction Facility) shall be paid by the insurance carrier directly to Contractor, which shall be used by Contractor in connection with the repair, replacement or other necessary work in connection with the Phase 1 and 2 Liquefaction Facilities; and

(ii)

any amounts in excess of Ten Million U.S. Dollars (U.S.$10,000,000) for property damage to the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, property damage to the Liquefaction Facility) shall (x) be paid by the insurance carrier directly to the Collateral Agent (or if there is no Collateral Agent, a mutually agreed upon escrow agent), and Owner shall pay such insurance proceeds to Contractor in accordance with Monthly Invoices submitted to Owner for the completion by Contractor of repairs, replacement and other necessary work in accordance with the restoration plan prepared by Contractor and approved by Owner, the Administrative Agent, and the Independent Engineer and (y), provided that the conditions set forth in clause (x) have been satisfied, be paid by Owner to Contractor in accordance with the following schedule: (a) for the first Five Million U.S. Dollars (U.S.$5,000,000) of marine cargo proceeds received by the Collateral Agent (or escrow agent) for the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, for the Liquefaction Facility), Owner shall have five (5) Business Days after the Collateral Agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; (b) for the Forty Million U.S. Dollars (U.S.$40,000,000) in marine cargo proceeds received by the Collateral Agent (or escrow agent) for the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, for the Liquefaction Facility) in excess of the amounts referred to in clause (a) above, Owner shall have fifteen (15) Business Days after the Collateral Agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; and (c) and for any marine cargo proceeds received by the Collateral Agent (or escrow agent) in excess of the amounts referred to in clause (b), Owner shall have thirty (30) Business Days after the Collateral Agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor. Notwithstanding the foregoing, under no circumstances shall Owner be required to pay any marine cargo insurance proceeds to Contractor if Owner or Lender elects not to repair or rebuild the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, the Liquefaction Facility), except to the extent Contractor has incurred costs in excess of the Ten Million U.S. Dollars (U.S.$10,000,000) of marine cargo proceeds paid directly to Contractor for safety, protection and salvage for the Phase 1 and 2 Liquefaction Facilities (and upon notice to proceed under subsequent EPC Agreements, for the Liquefaction Facility). For the avoidance of doubt, if there is a delay in the approval of the restoration plan beyond the times specified in this Section 1A.11(ii)(y) (a), (b) or (c) through no fault of

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Execution Copy	Phase 2

Contractor, and Contractor satisfies all other conditions in Section 1A.11(ii) for the payment of marine cargo proceeds received by the Collateral Agent (or escrow agent), then Contractor shall be entitled to relief to the extent permitted under Section 6.2A.7 of the Agreement.

12. Marine Cargo Delayed Startup Insurance. Delayed startup insurance insuring Owner and Lender, as their interests may appear, for the Owner’s net revenue or gross margin lost due to a delay in achievement of Substantial Completion beyond the applicable Target Substantial Completion Date arising out of an event insured by the marine cargo insurance. Such insurance shall (a) cover loss sustained due to blockage/closure of specified waterways, (b) include an interim payments clause allowing for the monthly payment of a claim pending final determination of the full claim amount and (c) cover delay caused by loss, breakdown or damage to the hull, machinery or equipment of the vessel or aircraft on which the insured property is being transported, resulting in a delay in achievement of Substantial Completion beyond the applicable Target Substantial Completion Date in an amount to be determined by Owner and Lender but subject to commercial availability at a reasonable cost. Prior to the shipment of any Equipment under this Agreement but in any event no later than ninety (90) Days after NTP, Contractor shall insure the Phase 1 and 2 Liquefaction Facilities for an amount to be determined by Owner and Lender’s insurance advisor in consultation with Contractor and subject to commercial availability at a reasonable cost. Such insurance shall have a deductible of not greater than sixty (60) Days aggregate for all occurrences during the policy period. Any proceeds from delay in startup insurance shall be payable solely to Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement.

13. Marine General Liability Insurance. Marine general liability insurance against claims for bodily injury, property damage, including Marine Contractual Liability, Sudden and Accidental Pollution, and if applicable Tankerman’s liability, Marine Terminal Operators Liability, and Charterer’s liability, with a U.S.$100,000,000 limit per occurrence provided that the policy aggregates, if any, shall apply separately to claims occurring with respect to the Project. A maximum deductible or self-insured retention of U.S.$25,000 per occurrence shall be allowed.

Should this insurance be extended to subsequent phases, the policy aggregate for the Liquefaction Facility shall have a limit of U.S.$100,000,000 per occurrence. Such extension shall not relieve Contractor of any of its responsibilities to meet the requirements of Attachment 15 under this Agreement.

14. Contractors Pollution Liability Insurance. Contractors pollution liability insurance in an amount of U.S.$25,000,000 per occurrence and in the aggregate insuring Contractors liability for (a) cleanup on or off the Site for releases of pollutants, (b) Third Party liability (including bodily injury, property damage, natural resource damages, Third Party property loss of use/revenue, and cleanup) due to releases of pollutants, and (c) spills of transported pollutants. If the policy is Claims Made then the policy should include an extended two year reporting period for reporting incurred, but as yet undiscovered claims arising from the Project. A maximum deductible or self-insured retention of U.S.$250,000 per occurrence shall be allowed.

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Execution Copy	Phase 2

Should this insurance be extended to cover subsequent Phases, the overall cumulative minimum limits for the Liquefaction Facility shall be as follows: U.S.$25,000,000 per occurrence and in the aggregate.

B. Time for Procuring and Maintaining Insurance. Contractor shall maintain in full force and effect at all times (i) commencing from NTP (except as may otherwise be expressly stated in this Attachment 15), and (ii) continuing through Substantial Completion of applicable Projects for all coverages under this Attachment 15 (except in the case of products and completed operations coverage under Section 1A.2 and 1A.4, which shall be maintained in full force and effect for a further period of five (5) years, and Builder’s risk for the applicable Project which shall be maintained until Substantial Completion of such Project is accepted by Owner). If the Parties execute a Change Order for LNTP Work, the Parties will include in such Change Order agreed upon insurance coverages for such LNTP Work.

C. Combination of Insurance Coverages. Contractor may combine any one or more of the insurance coverages specified in Sections 1A.4, and 1A.7 into one (1) policy, provided that the coverage provided by such combined policy shall meet the requirements of Sections 1A.4, 1A.7 and 1A.13 and shall not provide less coverage than that which would have been provided had the insurances been procured separately under Sections 1A.4 and 1A.7. Contractor may also arrange separate/stand-alone policies of insurance for any of the insurances required to the extent it is economical to do so and still provides the required level of insurance. For example, it may be required to place pollution insurance on a stand-alone basis or some of the coverage for Windstorm risk may also need to be placed on a stand-alone basis.

D. Insurance Companies. All insurance required to be obtained by Contractor pursuant to this Agreement shall be from an insurer or insurers permitted to conduct business as required by Applicable Law and shall be rated with either an “A-: VIII” or better by Best’s Insurance Guide Ratings or “A-” or better by Standard and Poor’s or A3 or better by Moody’s.

E. Subcontractor’s and Sub-subcontractor’s Insurance Requirements. Contractor shall ensure that each Subcontractor and Sub-subcontractor shall either be covered by the insurance provided by Contractor pursuant to this Agreement, or by insurance procured by a Subcontractor or Sub-subcontractor. Should a Subcontractor or Sub-subcontractor be responsible for procuring its own insurance coverage, Contractor shall ensure that each such Subcontractor or Sub-subcontractor shall procure and maintain insurance to the full extent required of Contractor under this Agreement and shall be required to comply with all of the requirements imposed on Contractor with respect to such Contractor-provided insurance on the same terms as Contractor, except that Contractor shall have the sole responsibility for determining the limits of coverage required to be obtained by such Subcontractors or Sub-subcontractors in accordance with reasonably prudent business practices. Subject to Attachment 31 of this Agreement, all such insurance shall be provided for at the sole cost of Contractor or its Subcontractors or Sub-subcontractors. Failure of Subcontractors or Sub-subcontractors to procure and maintain such insurance coverage shall not relieve Contractor of its responsibilities under the Agreement.

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F. Named and Additional Insured.

1. The following insurance policies provided by Contractor shall include Owner Group as Additional Insureds: employer’s liability, commercial automobile, aircraft liability, hull and machinery, and protection and indemnity insurance.

2. The following insurance policies provided by Contractor shall include Owner Group as Named Insureds: commercial general liability, umbrella or excess liability, builder’s risk, builder’s risk delayed startup, marine cargo, marine cargo delayed startup and marine terminal liability operations, pollution liability and marine general liability insurance. These insurances may, to the extent requested by Owner and subject also to mutual agreement, have Owner’s other contractors or contractual counterparties be named as additional insureds under such policies. Chart Energy and Chemicals, Inc. shall be named as an additional insured on the builder’s risk insurance policy.

G. Waiver of Subrogation and Waiver of Claims.

1. All policies of insurance provided by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to this Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against Owner Group. Chart Energy and Chemicals, Inc. will receive the benefit of such waiver in the builder’s risk insurance policy.

2. Contractor waives any and all claims, damages, losses, costs, and expenses against Owner Group to the extent such claims, damages, losses, costs and expenses have already been paid by the insurance procured by Contractor pursuant to the Agreement.

H. Contractor’s Insurance is Primary. The insurance policies of Contractor and its Subcontractors and Sub-subcontractors shall state that such coverage is primary and non-contributory to any other insurance or self-insurance available to or provided by the Owner Group.

I. Severability. All policies (other than in respect to worker’s compensation insurance) shall insure the interests of the Owner Group regardless of any breach or violation by Contractor or any other Party of warranties, declarations or conditions contained in such policies, any action or inaction of Owner or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project.

J. Copy of Policy. At Owner’s request, Contractor shall promptly provide Owner certified copies of each of the insurance policies of Contractor, or if the policies have not yet been received by Contractor, then with binders of insurance, duly executed by the insurance agent, broker or underwriter fully describing the insurance coverages effected.

K. Limitation of Liability. Types and limits of insurance shall not in any way limit any of Contractor’s obligations, responsibilities or liabilities under this Agreement.

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L. Jurisdiction. All insurance policies shall include coverage for jurisdiction within the United States of America or other applicable jurisdiction.

M. Miscellaneous. Contractor and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Contractor or its Subcontractors or Sub-subcontractors hereunder. Contractor shall promptly give Owner and Lender notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy hereunder and arising out of or relating to the performance of the Work. In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance or occurrence.

N. Instructions for Certificate of Insurance. Contractor’s certificate of insurance form, completed by Contractor’s insurance agent, broker or underwriter, shall reflect all of the insurance required by Contractor, the recognition of additional insured status, waivers of subrogation, and primary/non-contributory insurance requirements contained in this Attachment 15 and elsewhere in this Agreement.

O. Certificate of Insurance Requirements. Prior to the commencement of any Work under this Agreement and in accordance with Section 1B of this Attachment 15, Contractor shall deliver to Owner certificates of insurance reflecting all of the insurance required of Contractor under this Agreement. All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Agreement for notices, plus the following: Driftwood LNG, LLC 1201 Louisiana Street Suite 3100, Houston Texas 77002, Attn: ***.

In addition, each such certificate of insurance for employer’s liability, commercial automobile liability, aircraft, hull and machinery, and protection and indemnity insurance shall include the following language:

“Additional Insured: Driftwood LNG, LLC, Lender and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees named as Additional Insureds on employer’s liability, commercial liability, aircraft, hull and machinery, and protection and indemnity insurance. The coverage afforded the Additional Insured under these policies shall be primary insurance. If the Additional Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis.”

“Waiver of Subrogation in favor of Additional Insureds as respects all policies required hereunder.”

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In addition, each such certificate of insurance for commercial general liability, umbrella or excess liability, builder’s risk, builder’s risk delayed start up, marine cargo, marine cargo delayed start up, marine general liability and pollution liability insurance shall include the following language:

“Named Insured: Driftwood LNG, LLC, Lender and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees as Named Insureds on commercial general liability, umbrella or excess liability, builder’s risk, builder’s risk delayed start up, marine cargo, marine cargo delayed start up, pollution liability and marine general liability insurance. The coverage afforded the Named Insured under these policies shall be primary insurance. If the Named Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis.”

“Waiver of Subrogation in favor of Named Insureds as respects all policies required hereunder.”

P. Acceptable Policy Terms and Conditions: All policies of insurance required to be maintained by Contractor shall be written on reasonable and customary policy forms with conditions and exclusions consistent with insurance written for facilities of similar size and scope as the Phase 1 Liquefaction Facility (and if notice to proceed is issued by Owner under the Phase 2 EPC Agreement, shall be consistent with insurance written for facilities of similar size and scope as the Liquefaction Facility).

Q. Deductibles. Contractor and Owner shall bear the cost of deductibles under the insurance provided by Contractor pursuant to this Attachment 15 in accordance with the allocation of risk found elsewhere in this Agreement; provided, however, with respect to a loss covered by the builder’s risk insurance policy or would have been covered but for the existence of the deductible for a Named Windstorm event, Owner shall be responsible for that portion of the deductible greater than U.S.$2,000,000 but less than U.S.$7,500,000 with respect to the Phase 1 and 2 Liquefaction Facilities (and if notice to proceed is issued by Owner under the Phase 3 EPC Agreement, Owner shall be responsible for that portion of the deductible greater than U.S.$2,000,000 but less than U.S.$7,500,000 with respect to the Liquefaction Facility).

2. Policy Cancellation and Change: All policies of insurance required to be maintained pursuant to this Attachment 15 shall be endorsed so that if at any time they are canceled, or their coverage is reduced (by any party including the insured) so as to affect the interests of Owner or Lender, such cancellation or reduction shall not be effective as to Owner or Lender for sixty (60) Days after receipt by Owner and Lender of written notice from such insurer of such cancellation or reduction, provided that (i) cancellation or reduction for marine cargo war risk shall not be effective for seven (7) Days after receipt by Owner and Lender of written notice from such insurer of such cancellation or reduction and (ii) for non-payment of premium, cancellation or reduction shall not be effective for ten (10) Days after receipt by Owner and Lender of written notice from such insurer of such cancellation or reduction.

3. Reports: Contractor will advise Owner and Lender in writing promptly of (1) any material changes in the coverage or limits provided under any policy required by this Attachment 15 and (2) any default in the payment of any premium and of any other act or omission on the part of Contractor which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Contractor pursuant to this Attachment 15.

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4. Control of Loss: If commercially feasible, all policies of insurance required to be maintained pursuant to this Attachment 15, wherein more than one insurer provides the coverage on any single policy, shall have a clause (or a separate agreement among the insurers) wherein all insurers have agreed that the lead insurers shall have full settlement authority on behalf of the other insurers.

5. Loss Survey: All policies of insurance required to be maintained pursuant to this Attachment 15, wherein more than one insurer provides the coverage on any single policy, shall have a clause (or a separate agreement among the insurers) wherein all insurers have agreed upon the employment of a single firm to survey and investigate all losses on behalf of the insurers.

6. Miscellaneous Policy Provisions: All insurance policies providing builder’s risk, builder’s risk delayed startup, marine cargo or marine cargo delayed startup (i) shall not include any annual or term aggregate limits of liability except as expressly stated in this Attachment 15, (ii) shall not have any aggregate limits of liability apply separately with respect to the Projects, (iii) shall have aggregate limits for Windstorms and earth movement and (iv) if commercially feasible, shall not include a clause requiring the payment of additional premium to reinstate the limits after loss except for insurance covering the perils of Windstorms and earth movement.

7. Lender Requirements: Contractor agrees to cooperate with Owner and as to any changes in or additions to the foregoing insurance provisions made necessary by requirements imposed by Lender (including additional insured status, notice of cancellation, certificates of insurance), provided that any resulting costs of increased coverage shall be reimbursable by Owner and provided further that no such requirements shall materially adversely affect Contractor’s risk exposure. All policies of insurance required to be maintained pursuant to this Attachment 15 shall contain terms and conditions reasonably acceptable to Owner after consultation with Lender.

8. No Limitation of Requirements in Phase 2 EPC Agreement: Nothing in this Attachment 15 shall be construed to limit the requirements or obligations of Contractor under the Phase 2 EPC Agreement, including the waivers of subrogation and waivers of claims contained in Attachment 15 to the Phase 2 EPC Agreement.

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ATTACHMENT 16

CONTRACTOR PERMITS

Contractor shall be responsible for obtaining the Permits listed below and any and all other Permits not listed below but required for the performance of the Work, except for the Owner Permits set forth in Attachment 17.

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Temporary/portable emergency and non-emergency diesel powered generators	LAC 33:III	Louisiana Department of Environmental Quality (LDEQ)	Operation and emissions of generator engine	Portable emission sources do not require air permit. However, if equipment is located in one spot for more than one year, it must be permitted as a stationary source.	As required to support Permit requirement

Spill Prevention Plan	40 CFR 112.7	EPA	Storage of petroleum products	• Type, volume, location of oil products • Spill Response Procedures	On or before mobilization at Site

LDEQ hazardous waste stream notification	40 CFR Part 261	LDEQ	Generation of any amount of hazardous waste on the Site.	List of normal hazardous and class 1 wastes.	Not anticipated

General Construction Permit		Calcasieu Parish Police Jury			As required to support permitted activities

LPDES hydrostatic test wastewater discharge permit		LDEQ	Discharge of hydrostatic test wastewater to surface waters		Prior to discharge of hydrotest water

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PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS

Notice of Proposed Construction or Alteration—FAA Form 7460-1	14 CFR Part 77	Federal Aviation Administration (FAA)	Locations and dimensions of any other significant temporary structures	An Obstruction Evaluation/Airport Airspace Analysis (OE/AAA) is required if construction will have structures greater than 200 feet or is within 20,000 feet from an airport meeting certain obstruction requirements. (see Section 77.13(a))	Earlier of : (1) 30 Days prior to the construction or alteration is to begin; or (2) date an application for a construction permit is to be filed.	Notice of Proposed Construction or Alteration—FAA Form 7460-1

RCRA Small Quantity Hazardous Waste Generator Identification Number	40 CFR Part 261	LDEQ	Onsite presence of hazardous waste in quantities greater than threshold amounts	Expected hazardous waste accumulation	As required to support Permit requirement	Contractor to obtain waste ID number for relevant construction waste as required (Waste generated by demolition scope by Owner)

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ATTACHMENT 17

OWNER PERMITS

Owner shall be responsible for obtaining the Permits listed below.

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Notice of Proposed Construction or Alteration—FAA Form 7460-1	14 CFR Part 77	Federal Aviation Administration (FAA)	Installation of obstructions in navigable airspace	Locations and dimensions of any permanent significant structures	Earlier of : (1) 30 Days prior to the construction or alteration is to begin; or (2) date an application for a construction permit is to be filed.	An Obstruction Evaluation/Airport Airspace Analysis (OE/AAA) is required if the Facility will have structures greater than 200 feet or is within 20,000 feet from an airport meeting certain obstruction requirements. (see Section 77.13(a)). (Permanent structures scope by Owner).

NGA Section 3		U.S. Federal Energy Regulatory Commission (FERC)	LNG Facility and Liquefaction Facility	Environmental Resource Reports 1-13 submitted with FERC Application and subsequent environmental info requests.	NTP

NGA Section 3 Application		DOE			NTP

Section 10/404/408 Impacts to Waters of the U.S. (including wetlands)/Civil Works Program	33 CFR 320 to 330	U.S. Army Corps of Engineers (USACOE)	Construction activities in lakes, streams, wetlands	Wetland delineation report and impact calculations and maps	NTP

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PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS

Federal Endangered Species Consultation	Magnuson/Stevens Fishery Management and Conservation Act	NOAA/National Marine Fisheries Service		Consultation for Project; Dredged Material Placement Area Plan review	NTP

Federal Endangered Species Consultation	Section 7 of the Endangered Species Act (ESA)	NOAA/National Marine Fisheries Service	Impacts to listed threatened and endangered species	Consult with NOAA Fisheries for EFH and offshore T/E potential impacts, and consult with USACOE for wetlands	NTP

Federal Endangered Species Consultation	Marine Mammal Protection Act	NOAA/National Marine Fisheries Service			NTP

Follow-on Water Suitability Assessment and Letter of Response		United States Coast Guard			NTP or as specified in the FERC Authorization

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PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS

New Source Review Preconstruction Air Permit (Prevention of Significant Deterioration	LAC 33:III.509	Louisiana Department of Environmental Quality(LDEQ)	Construction of major source of air pollution

•    Air pollution emissions and control equipment data

•    Locations and dimensions of major structures

•    Air quality impact modeling

•    BACT/LAER determinations

•    Identification of emission offsets for non-attainment areas

•    Addendum to air permit, officially added turbines to application

NTP

Spill Prevention, Control and Countermeasure Plan (SPCC) for Operating Facility	40 CFR Part 112	LDEQ	Onsite storage of oil in quantities greater than threshold amounts	1. Oil storage inventory including maximum capacity 2. Description of measures to prevent an oil spill 3. Description of how personnel will respond to an oil spill	Prior to RFSU	This is not a permit, but rather an operating plan that must be updated prior to operating the Liquefaction Facility.

RCRA Small Quantity Hazardous Waste Generator Identification Number	40 CFR Part 261	LDEQ	Onsite presence of hazardous waste in quantities greater than threshold amounts	Expected hazardous waste accumulation	NTP	Owner to provide waste generator number for demolition scope and turned over facilities as required

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PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Water Quality Certification, Section 401 of CWA		LDEQ	Triggered by application for a USACOE Section 404 Permit	• Submitted as a part of the CUP and IP • Consultation for modified construction dock area and Aquatic Resources Mitigation Plan	NTP or as specified in FERC Authorization

LPDES industrial wastewater discharge permit / and/or combined with stormwater and process water discharges.		LDEQ	Discharge of sanitary wastewater	• Water balance diagram • Expected wastewater flows and characteristics • Expected flow/characteristics from ROU	Must receive prior to operation and water discharge.

State threatened and endangered species consultation/ clearance	NEPA/FERC	Louisiana Department of Wildlife and Fisheries (LDWF)	Assessment of site habitation by listed (threatened or endangered) species	• Consultation • Consultation for approval of revised construction dock	NTP or as specified in FERC Authorization

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PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS

Coastal Use and Coastal Zone Consistency Permit (Join Permit with USACE)		Louisiana Department of Natural Resources (LDNR) P20101481	Construction in coastal management zone	• Solicitation of Views • Same as for USACOE permit, and additional information on CY of disturbance in all land types.	NTP or as specified in FERC Authorization

ROW Easement Agreement, Crossing State ROWs, Construction within ROW, Utility Easements		Louisiana Department of Transportation and Development (LADOTD) and any other stakeholders		•	NTP or as required to support early works	Inclusive of dredging related easements, land acquisitions, and utility easements

Historic Preservation Approval—Section 106 Environmental Review (applies to entire site)		Louisiana Division of Historic Preservation (LDHP)	Federal oversight requires compliance with Section 106

•    Phase I Survey Report

•    Unanticipated Discoveries Plan review

•    Dredged Material Placement Area Plan review

•    Updated Unanticipated Discoveries Plan

•    Final Phase I Survey Report (terminal and pipeline combined)

•    Consultation for approval of revised construction dock

NTP or as specified in FERC Authorization

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PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS

Sanitary System/Septic Tank/ Mechanical Treatment Systems		Louisiana Department of Health and Hospitals (LDHH)	Sanitary System/Septic Tank/ Mechanical Treatment Systems		Prior to Construction	Authorized in conjunction with LPDES Permit

Permit for Construction in a Zone “VE” or Variance as: functionality dependent use, Floodplain Development Permit		Calcasieu Parish Floodplain Administrator, CPPJ	Construction of facilities and buildings	• Submit Individual Permit application package • Indemnification and Roadway Easement permits/approvals	NTP or as specified in FERC Authorization

ROW Easement Agreements, Crossing Parish ROWs, Construction within ROW, Utility Easement, Permanent Building Permits		CPPJ			Prior to NTP as required to support early works schedule

Occupancy authorization for buildings		Office of the State Fire Marshall	Occupancy authorization for buildings	Submittal of building plans, fire suppression diagrams, and facility inspection.	Prior to occupancy

Letter Order Authorizing Start-up of equipment		U.S. Federal Energy Regulatory Commission (FERC)	LNG Facility	FERC Application and implementation plans.	Prior to Start-up

Note: It is anticipated that the Project will be exempt from obtaining a General Construction Stormwater Permit from the LDEQ. However, should these be required, they would be Owner responsibility.

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ATTACHMENT 18

FORM OF IRREVOCABLE, STANDBY LETTER OF CREDIT

[to be issued on letterhead of Issuing Bank]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE: [                                                     ]

AMOUNT OF: U.S.$ [                             ]

BENEFICIARY:	APPLICANT AND ACCOUNT PARTY:

DRIFTWOOD LNG LLC	BECHTEL OIL, GAS AND CHEMICALS, INC.
1201 LOUISIANA SUITE 3100	3000 POST OAK BOULEVARD
HOUSTON, TEXAS 77002	HOUSTON, TEXAS 77056
FACSIMILE:	FACSIMILE: ***
ATTN:	ATTN: [ ]

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                  (THIS “LETTER OF CREDIT”) IN FAVOR OF DRIFTWOOD LNG LLC, AS BENEFICIARY, FOR AN INITIAL AMOUNT OF     [10% of Contract Price]                     U.S. DOLLARS ($                    ) (THE “STATED AMOUNT”) AT THE REQUEST AND FOR THE ACCOUNT OF BECHTEL OIL, GAS AND CHEMICALS, INC., AS APPLICANT.

WE ARE INFORMED THAT THIS LETTER OF CREDIT IS ISSUED ON BEHALF OF THE APPLICANT TO SUPPORT APPLICANT’S OBLIGATIONS UNDER THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF DRIFTWOOD LNG PHASE 2 LIQUEFACTION FACILITY, DATED AS OF [                 , 20        ], BY AND BETWEEN APPLICANT AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”).

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE BY PAYMENT AGAINST THE PRESENTATION OF YOUR DRAFT(S) DRAWN AT SIGHT ON [INSERT ISSUING BANK’S NAME AND ADDRESS] (THE “ISSUING BANK”) IN THE FORM OF ANNEX I ATTACHED HERETO AND ACCOMPANIED BY A DRAWING CERTIFICATE DULY SIGNED IN THE FORM OF ANNEX II OR ANNEX VI ATTACHED HERETO APPROPRIATELY COMPLETED. DOCUMENTS MUST BE PRESENTED TO ISSUING BANK IN ONE LOT.

PARTIAL DRAWINGS ARE PERMITTED. ALL BANKING CHARGES UNDER THIS LETTER OF CREDIT ARE FOR ACCOUNT OF THE APPLICANT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY AND NOT IN PART, UPON NOTICE BY BENEFICIARY TO ISSUER, IN THE FORM OF ANNEX III ATTACHED HERETO APPROPRIATELY COMPLETED; PROVIDED, HOWEVER, THAT THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON IF SUCH TRANSFER TO, OR DRAWING UNDER THIS LETTER OF CREDIT BY, SUCH PERSON WOULD BE PROHIBITED OR BLOCKED UNDER ANY U.S. EXECUTIVE ORDER, LAW OR ANY RULE OR REGULATION OF THE OFFICE OF FOREIGN ASSETS CONTROL OF THE U.S. TREASURY DEPARTMENT OR THE U.S. COMMERCE DEPARTMENT, AND ANY ATTEMPTED TRANSFER WHICH VIOLATES THIS PROVISION SHALL BE NULL AND VOID.

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THE STATED AMOUNT SHALL BE AUTOMATICALLY AND PERMANENTLY REDUCED BY THE AMOUNT OF ANY DRAWING RECEIVED BY BENEFICIARY PURSUANT TO THIS LETTER OF CREDIT [INSERT ENTIRE LETTER OF CREDIT REFERENCE, ALL NUMBERS AND LETTERS].

THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF         [4% of Contract Price]             U.S. DOLLARS ($                        ) AFTER ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (A) SUBSTANTIAL COMPLETION OF PROJECT 3 HAS OCCURRED, (B) CONTRACTOR HAS PAID ALL DELAY LIQUIDATED DAMAGES OWED FOR PROJECT 3, AND (C) CONTRACTOR HAS ACHIEVED THE PERFORMANCE GUARANTEE FOR PROJECT 3 OR PAID ALL PERFORMANCE LIQUIDATED DAMAGES FOR PROJECT 3, WHICH SHALL BE IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED.

THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF ZERO U.S. DOLLARS (U.S.$0) AFTER ISSUING BANK’S RECEIPT FROM BENEFICIARY WRITTEN NOTICE OF THE EXPIRATION OF THE DEFECT CORRECTION PERIOD FOR PROJECT 3, WHICH SHALL BE IN THE FORM OF ANNEX VII ATTACHED HERETO APPROPRIATELY COMPLETED.

THIS LETTER OF CREDIT SHALL EXPIRE ON [                , 20    ] BUT SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED FOR A PERIOD OF ONE YEAR ON [                , 20    ], AND ON EACH SUCCESSIVE EXPIRATION DATE THEREAFTER, UNLESS (A) AT LEAST NINETY (90) CALENDAR DAYS BEFORE THE THEN CURRENT EXPIRATION DATE WE NOTIFY BOTH BENEFICIARY AND APPLICANT, BY CERTIFIED MAIL, AT THEIR RESPECTIVE ADDRESSES SET FORTH ABOVE, THAT WE HAVE DECIDED NOT TO EXTEND THIS LETTER OF CREDIT BEYOND THE THEN CURRENT EXPIRATION DATE, OR (B) BEFORE THE THEN CURRENT EXPIRATION DATE, BENEFICIARY PROVIDES WRITTEN NOTICE TO US IN THE FORM OF ANNEX V (I) OF THE EXPIRATION OF THE “DEFECT CORRECTION PERIOD” FOR PROJECT 3, OR (II) THAT THE AGREEMENT HAS OTHERWISE EXPIRED. IN THE EVENT BENEFICIARY IS SO NOTIFIED BY US PURSUANT TO CLAUSE (A) OF THE IMMEDIATELY PRECEDING SENTENCE, ANY UNUSED PORTION OF THIS LETTER OF CREDIT SHALL BE IMMEDIATELY AVAILABLE FOR PAYMENT TO BENEFICIARY UPON BENEFICIARY’S PRESENTMENT OF DRAFTS DRAWN AT SIGHT IN THE FORM OF ANNEX I AND ANNEX VI ATTACHED HERETO APPROPRIATELY COMPLETED NO EARLIER THAN THIRTY (30) CALENDAR DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE.

IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AT OR BEFORE 12:00 NOON NEW YORK TIME ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE SECOND BUSINESS DAY FOLLOWING SUCH RECEIPT. IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AFTER 12:00 NOON NEW YORK TIME ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE THIRD BUSINESS DAY FOLLOWING SUCH RECEIPT. “BUSINESS DAY” MEANS ANY DAY OTHER THAN A SATURDAY, A SUNDAY OR ANY OTHER DAY COMMERCIAL BANKS IN THE UNITED STATES OF AMERICA ARE AUTHORIZED OR REQUIRED TO BE CLOSED, AND A DAY ON WHICH PAYMENTS CAN BE EFFECTED ON THE FEDWIRE SYSTEM.

IF A DEMAND FOR PAYMENT MADE BY BENEFICIARY HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, THE ISSUER SHALL GIVE BENEFICIARY AND APPLICANT PROMPT NOTICE THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, AND THAT THE ISSUER WILL HOLD ANY DOCUMENTS AT BENEFICIARY’S DISPOSAL OR UPON BENEFICIARY’S INSTRUCTIONS RETURN THE SAME TO BENEFICIARY. UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, BENEFICIARY MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT.

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WE WILL USE COMMERCIALLY REASONABLE EFFORTS TO PROMPTLY NOTIFY BENEFICIARY AND APPLICANT IF WE FILE A PETITION UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW OR IF WE HAVE AN INVOLUNTARY PETITION UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW FILED AGAINST US, AND SUCH PROCEEDING IS NOT DISMISSED OR STAYED ON OR BEFORE THE 60TH COURT DAY AFTER ENTRY THEREOF; PROVIDED THAT TO THE EXTENT OF ANY TELEVISION PROGRAM, NEWSPAPER OR OTHER PUBLICATION PROVIDES ANY COVERAGE REGARDING ANY SUCH PETITION, WE SHALL BE DEEMED TO HAVE PROVIDED ANY NOTICES THAT ARE REQUIRED HEREIN.

FOR THE WRITTEN NOTICE SPECIFIED IN PARAGRAPH 2 OF ANNEX II, THE CONTENTS OF SUCH NOTICE OR INVOICE, AS THE CASE MAY BE, SHALL NOT BE CONSIDERED AS A TERM OF DRAWING. THE ONLY PURPOSE FOR PRESENTATION OF SUCH NOTICE OR INVOICE IS TO NOTE THE DATE ON SUCH NOTICE OR INVOICE AND TO VERIFY THAT AT LEAST TEN (10) CALENDAR DAYS HAVE ELAPSED SINCE ISSUANCE OF THE NOTICE OR RECEIPT OF THE INVOICE.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”), WHICH SHALL IN ALL RESPECTS BE DEEMED A PART HEREOF AS FULLY AS IF INCORPORATED IN FULL HEREIN, EXCEPT AS MODIFIED HEREBY. THIS LETTER OF CREDIT IS ALSO SUBJECT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL, AS TO MATTERS NOT GOVERNED BY ISP98, BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. THE UNCITRAL CONVENTION ON INDEPENDENT GUARANTEES AND STANDBY LETTERS OF CREDIT DOES NOT APPLY TO THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT, OR AGREEMENT REFERRED TO HEREIN OTHER THAN ISP98.

[NAME OF ISSUING U.S. BANK]

BY:
NAME:
TITLE:

BY:
NAME:
TITLE:

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ANNEX I

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DRAFT

                                             , 20

PAY AT SIGHT TO ORDER OF OURSELVES                                               AND         /100 U.S. DOLLARS (U.S.$                    ). THIS DRAFT IS PRESENTED UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      DATED                                 , ISSUED FOR THE ACCOUNT OF BECHTEL OIL, GAS AND CHEMICALS, INC.

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

DRIFTWOOD LNG LLC

By:
Name:
Title:

18-4

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ANNEX II

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DRAWING CERTIFICATE

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:        IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      FOR THE DRIFTWOOD LNG PHASE 2 LIQUEFACTION FACILITY    EPC AGREEMENT

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF DRIFTWOOD LNG LLC (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE PHASE 2 LIQUEFACTION FACILITY, DATED AS OF [                    , 20     ] BY AND BETWEEN BENEFICIARY AND BECHTEL OIL, GAS AND CHEMICALS, INC. (“APPLICANT”) (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED, AN OFFICER OF BENEFICIARY, DOES HEREBY CERTIFY THAT:

1.        APPLICANT OWES BENEFICIARY LIQUIDATED DAMAGES IN ACCORDANCE WITH THE AGREEMENT, OR APPLICANT OWES BENEFICIARY ANY OTHER LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISING OUT OF OR RELATING TO A BREACH OF ANY OBLIGATION UNDER THE AGREEMENT OR A DEFAULT OR OTHERWISE; AND

2.        AT LEAST TEN (10) CALENDAR DAYS PRIOR TO THE DATE OF THIS CERTIFICATE, EITHER: (A) BENEFICIARY HAS PROVIDED WRITTEN NOTICE TO APPLICANT (A COPY OF WHICH IS ATTACHED) STATING BENEFICIARY’S INTENT TO DRAW AGAINST THE LETTER OF CREDIT AND THE AMOUNT TO BE DRAWN AND SPECIFYING THE GENERAL NATURE OF SUCH LIQUIDATED DAMAGES OR SUCH LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES OWED TO BENEFICIARY FOR SUCH BREACH OR SUCH DEFAULT OR OTHERWISE, OR (B) APPLICANT HAS RECEIVED FROM BENEFICIARY AN INVOICE (A COPY OF WHICH IS ATTACHED) FOR LIQUIDATED DAMAGES OWED TO BENEFICIARY IN ACCORDANCE WITH THE AGREEMENT AND APPLICANT HAS NOT PAID ALL OF SUCH INVOICED LIQUIDATED DAMAGES WITHIN TEN (10) DAYS OF RECEIPT OF SUCH INVOICE; AND

3.        BENEFICIARY IS ENTITLED TO PAYMENT OF U.S.$[                        ].

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS             DAY OF                             , 20    .

DRIFTWOOD LNG LLC

BY:

NAME:

TITLE:

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ANNEX III

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

FORM OF TRANSFER REQUEST FOR PHASE 2

DATE:
TO:	[ISSUING BANK]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. FOR PHASE 2

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

NAME OF TRANSFEREE

ADDRESS

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED TO DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

ENCLOSED IS REMITTANCE OF U.S.$[            ] VIA CERTIFIED CHECK IN PAYMENT OF YOUR TRANSFER COMMISSION AND IN ADDITION THERETO WE AGREE TO PAY TO YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER.

SINCERELY,

DRIFTWOOD LNG LLC

AUTHORIZED NAME & TITLE

AUTHORIZED SIGNATURE

TELEPHONE NUMBER

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THE ABOVE SIGNATURE, WITH TITLE AS STATED, CONFORMS WITH THAT ON FILE WITH US AND IS AUTHORIZED FOR EXECUTION OF SUCH INSTRUMENTS.

NAME & ADDRESS OF BANK

AUTHORIZED NAME & TITLE

AUTHORIZED SIGNATURE

TELEPHONE NO.

THIS FORM MUST BE EXECUTED IN DUPLICATE.

(a) FOR BANK USE ONLY

Confirmation of Authenticating Bank’s signature performed by:

Date: Time: a.m./p.m.

Addl Info.:

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ANNEX IV

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

FORM OF NOTICE OF SUBSTANTIAL COMPLETION FOR DRIFTWOOD LNG PHASE 2 LIQUEFACTION

FACILITY

DATE:

TO:	[ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                  (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF DRIFTWOOD LNG LLC (“BENEFICIARY”), AND THE LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE PHASE 2 LIQUEFACTION FACILITY DATED AS OF [                 , 20        ] BY AND BETWEEN BENEFICIARY AND BECHTEL OIL, GAS AND CHEMICALS, INC. (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME).

IN ACCORDANCE WITH THE TERMS OF THE LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (A) SUBSTANTIAL COMPLETION OF PROJECT 3 HAS OCCURRED, (B) CONTRACTOR HAS PAID ALL DELAY LIQUIDATED DAMAGES OWED FOR THE PROJECT , AND (C) CONTRACTOR HAS ACHIEVED THE PERFORMANCE GUARANTEE FOR THE PROJECT OR PAID ALL PERFORMANCE LIQUIDATED DAMAGES FOR THE PROJECT.

THE UNDERSIGNED HEREBY REQUESTS THAT THE STATED AMOUNT OF THIS LETTER OF CREDIT DECREASE TO AN AGGREGATE AMOUNT OF U.S. DOLLARS ($[                ]).

DRIFTWOOD LNG LLC

By:
Name:
Title:

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ANNEX V

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

FORM OF NOTICE FOR EXPIRATION OF DEFECT CORRECTION PERIOD FOR DRIFTWOOD LNG

PHASE 2 LIQUEFACTION FACILITY

OR EXPIRATION OF TERM OF AGREEMENT

DATE:

TO:	[ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                  (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF DRIFTWOOD LNG LLC. (“BENEFICIARY”).

IN ACCORDANCE WITH THE TERMS OF THE LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU OF (A) THE EXPIRATION OF THE DEFECT CORRECTION PERIOD FOR PROJECT 3 OR (B) THE EXPIRATION OF THE TERM OF THE LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE PHASE 2 LIQUEFACTION FACILITY DATED AS OF [                , 20        ], BY AND BETWEEN BENEFICIARY AND BECHTEL OIL, GAS AND CHEMICALS, INC. (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME).

THE UNDERSIGNED HEREBY REQUESTS TERMINATION OF THIS LETTER OF CREDIT AND CONFIRMATION TO APPLICANT OF SAID TERMINATION.

THE LETTER OF CREDIT SHALL EXPIRE ON [                ], 20[    ].

DRIFTWOOD LNG LLC

By:
Name:
Title:

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ANNEX VI

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DRAWING CERTIFICATE FOR PHASE 2

                                     , 20

TO:	[ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                  (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF DRIFTWOOD LNG LLC (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE PHASE 2 LIQUEFACTION FACILITY DATED AS OF [                , 20        ], BY AND BETWEEN BENEFICIARY AND BECHTEL OIL, GAS AND CHEMICALS, INC. (“APPLICANT”) (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED, AN OFFICER OF BENEFICIARY, DOES HEREBY CERTIFY THAT:

1. BENEFICIARY HAS BEEN NOTIFIED THAT YOU HAVE DECIDED NOT TO EXTEND THE LETTER OF CREDIT BEYOND THE CURRENT EXPIRATION DATE;

2. APPLICANT HAS NOT DELIVERED TO BENEFICIARY A REPLACEMENT LETTER OF CREDIT SUBSTANTIALLY IDENTICAL TO THE LETTER OF CREDIT (I.E., IRREVOCABLE STANDBY LETTER OF CREDIT NO.                 ) FROM A COMMERCIAL BANK IN THE UNITED STATES OF AMERICA RATED AT LEAST A- BY STANDARD & POOR’S AND AT LEAST A3 BY MOODY’S INVESTORS SERVICES, AND THIRTY (30) OR LESS CALENDAR DAYS REMAIN BEFORE THE EXPIRATION OF THE CURRENT EXPIRATION DATE; AND

3. BENEFICIARY IS ENTITLED TO PAYMENT OF U.S.$[                        ].

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS              DAY OF                         , 20    .

DRIFTWOOD LNG LLC

By:
Name:
Title:

18-10

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ANNEX VII

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

FORM OF NOTICE OF EXPIRATION OF DEFECT CORRECTION PERIOD FOR DRIFTWOOD LNG

PHASE 2 LIQUEFACTION FACILITY

DATE:

TO:	[ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                  (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF DRIFTWOOD LNG LLC (“BENEFICIARY”), AND THE LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE PHASE 2 LIQUEFACTION FACILITY DATED AS OF [                ], 20[    ], BY AND BETWEEN BENEFICIARY AND BECHTEL OIL, GAS AND CHEMICALS, INC. (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME).

IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT THE DEFECT CORRECTION PERIOD FOR PROJECT 3 HAS EXPIRED.

THE UNDERSIGNED HEREBY REQUESTS THAT THE STATED AMOUNT OF THIS LETTER OF CREDIT DECREASE TO AN AGGREGATE AMOUNT OF [                        U.S. DOLLARS ($                    )].

DRIFTWOOD LNG LLC

By:
Name:
Title:

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ATTACHMENT 19

PERFORMANCE TESTS AND COMMISSIONING TESTS

Table of Contents

1.	INTRODUCTION		1

	1.1	PURPOSE	1
	1.2	DEFINITIONS	2

2.	PERFORMANCE TEST		2

	2.1	GENERAL	2
	2.2	PERFORMANCE TEST REPORTS	2
	2.3	PURPOSE OF LNG PRODUCTION RATE PERFORMANCE TEST.	3
	2.4	LNG PRODUCTION RATE GUARANTEE CONDITIONS.	3
	2.5	PERFORMANCE TEST PROCEDURES; MEASUREMENT AND CALCULATION METHODS.	5

3.	COMMISSIONING TESTS		7

	3.1	PURPOSE OF TESTS	7
	3.2	LIQUEFACTION FACILITY	8
	3.3	UNIT 11 LNG PLANT FEED GAS METERING	8
	3.4	UNIT 12 – ACID GAS REMOVAL	8
	3.5	UNIT 34 – HOT OIL SYSTEM.	9
	3.6	UNIT 13 – DEHYDRATION AND MERCURY REMOVAL	9
	3.7	UNIT 12 – H2S TREATMENT UNIT	9
	3.8	UNIT 24 – BOIL OFF GAS COMPRESSORS	9
	3.9	UNIT 31 – ESSENTIAL POWER GENERATION	10
	3.10	UNIT 33 – FIRE PROTECTION SYSTEM	10
	3.11	UNIT 35 – PLANT AND INSTRUMENT AIR	10
	3.12	UNIT 36 – WATER SYSTEMS	10
	3.13	UNIT 39 – NITROGEN SYSTEM	11
	3.14	HEAVIES REMOVAL UNIT	11
	3.15	CONDENSATE STABILIZATION	11
	3.16	SELECTIVE CATALYTIC REDUCTION	11
	3.17	LNG LOADING	11
	3.18	DEMIN WATER	12
	3.19	NITROGEN GENERATION	12
	3.20	ELEVATED WET & DRY FLARES	12
	3.21	MARINE FLARE AND TOTALLY ENCLOSE GROUND FLARE	12
	3.22	AMINE REGENERATION	12
	3.23	STORM WATER	12

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1.	INTRODUCTION

1.1	Purpose

The purpose of this document is to establish the testing philosophy and outline the minimum requirements for the Performance Tests and Commissioning Tests that Contractor must perform as part of the Work. This Attachment 19 specifies the requirements for the Performance Test Procedures in Section 2 below and Commissioning Test Procedures in Section 3 below. The tests set forth in and developed and agreed pursuant to this Attachment 19 are Contractor’s exclusive Performance Tests and Commissioning Tests.

1.2	Definitions

In addition to other defined terms in the Agreement, the following terms have the meanings specified below.

“Commissioning Tests” means the tests performed (including any repetition thereof) during the commissioning phase, including those set forth in Section 3 of the Attachment 19, to demonstrate that the applicable Equipment or system is fully and safely operational and is ready for use to receive Natural Gas and produce LNG for Performance Tests.

“Commissioning Test Procedures” has the meaning set forth in Section 3.1 of this Attachment 19.

“Guarantee Case” means the Guarantee Case as specified in Bechtel Document 26089-200-3DR-V04F-00001 Rev D “General Specification for Process Design Basis”.

“Fuel Gas Consumption” is defined as the sum of the readings of the flow measurement devices on the high and low pressure fuel gas systems (FT-220054/55/56/57 and FT-220085) in the LNG Plant, multiplied by their respective high heating values (HHV) as based on chromatographic analysis as described in paragraph 2.5 (below).

“LNG Production Rate Performance Test” has the meaning set forth in Section 2 of this Attachment 19.

2.	PERFORMANCE TEST

2.1	General

The following sets forth general parameters for the Performance Test that Contractor must perform as part of the Scope of Work in order to determine whether the Minimum Acceptance Criteria (“MAC”) and Performance Guarantee prescribed in Attachment 20 have been achieved. The Parties shall agree, in accordance with the provisions of Section 11.3 of the Agreement, upon detailed procedures for the Performance Test (“Performance Test Procedures”), including methodology for calculation HHV and simulation adjustments for site conditions. The cumulative noise performance at the Site boundary is not included as part of the performance obligations.

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2.2	Performance Test Reports

Contractor shall submit to Owner a report upon completion of each Performance Test that, at a minimum, complies with the requirements of Section 11.3 of the Agreement. Each such report shall include a copy of the Performance Test Procedures and a summary of the results. Each such report shall include an evaluation showing that the Performance Guarantee, Minimum Acceptance Criteria and Guarantee Conditions and other design limits have been met. In addition, Contractor shall issue a test completion certificate to Owner for signature upon completion of each of the Performance Tests; provided that, Owner’s signature upon such certificate shall not constitute an acceptance of the Performance Test nor the results, shall not waive Owner’s rights under the Agreement nor relieve Contractor of its obligations under the Agreement.

2.3	Purpose of LNG Production Rate Performance Test.

A Performance Test (“LNG Production Rate Performance Test”) shall be conducted to determine whether each LNG Plant has achieved the LNG Production Rate Performance Guarantee or the LNG Production Rate Minimum Acceptance Criteria specified in Attachment 20. The LNG Production Rate Performance Test shall be conducted in accordance with the LNG Production Rate Guarantee Conditions specified in Section 2.4 and the Performance Test Procedures specified in Section 2.5 of this Attachment 19.

2.4	LNG Production Rate Guarantee Conditions.

The conditions upon which the LNG Production Rate Performance Guarantee and LNG Production Rate MAC are based (“LNG Production Rate Guarantee Conditions”) are as follows:

1.	At the pipeline battery limit, the composition of the Feed Gas will be within the range of feed gas compositions shown in FEED Document no. 26089-200-3BD-M04-00002 rev B “Basis of Design (BOD) Summary, Table 2, item 1.0. The pressure of the Feed Gas and temperature of the Feed Gas and flow availability of the Feed Gas will be within the specified ranges specified in the FEED Document no. 26089-200-3DR-V04F-00001 rev D “General Specification for Process Design Basis”, Section 2.1.

2.	During the Performance Test, the mixed refrigeration compressor gas turbine drivers shall deliver up to its “Site rated power”. “Site rated power” is defined as the maximum power demonstrated by the machine under site conditions minus the fouling and degradation deduction defined in Document no. 26089-200-3BD-M04-00002 rev B “Basis of Design (BOD) Summary,” Table 1.0, item 3.20, while operating within the relevant governing control parameters allowed by the applicable Equipment Subcontractor.

3.	Contractor will nominate the start of the Performance Test based on plant operating conditions, and will provide at least one week notice to Owner.

4.	During the continuous 72-hour period of the LNG Production Rate Performance Test, the following conditions must be met:

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a.	No flaring or venting is permitted from the LNG Plant under test other than minor emergency flaring up to a maximum of one hour duration in the aggregate;

b.	The loading lines are being maintained cold, with adequate re-circulation;

c.	The compressor power is limited as stated in this Section 2.4 above;

d.	Fire and Gas (F&G) safety systems are functioning;

e.	Each LNG Plant will be tested separately;

f.	During the Performance Test, the plants other than the LNG Plant being performance tested shall be operated in a manner that shall not adversely impact the ability of the LNG Plant being performance tested, to meet or exceed its guarantee performance;

g.	A ship shall not be loaded during the Performance Test. In the event ship loading is required, Contractor may choose to either suspend the Performance Test for the duration of ship loading and resume the test on completion of ship loading or to continue the Performance Test depending on Contractors assessment of prevailing plant operating conditions during ship loading;

h.	Owner to ensure that the Feed Gas delivered to the LNG plant at the battery limit, as defined in Section 2.3 of the FEED Document no. 26089-200-3BD-M04-00002 rev B “Basis of Design (BOD) Summary, Table 1, shall not restrict the ability of the LNG Plant to maximize its production during the Performance Test.

i.	If Owner has taken care, custody and control of the LNG storage Tanks required for the relevant Performance Test, Owner shall ensure that the available storage capacity in such LNG storage Tanks will not limit the Performance Test and Contractor shall advise Owner of the allocated LNG storage capacity required during the Performance Test; and

j.	Owner shall ensure that utilities provided by or utility systems under their control required for the Performance Test (e.g. water, electricity etc.) shall be continuously available for the duration of the Performance Test, without interruption.

5.	Fuel Gas Consumption for the LNG Plant shall not exceed *** (***%) of the Feed Gas HHV (calculated as the measured LNG Plant Feed Gas Flow meter multiplied by its heating value, based on chromatographic analysis as described in this Attachment 19 paragraph 2.5) during the LNG Production Rate Performance Test.

6.	The ambient air temperature averaged over the test period shall be within the range of “Process Design Minimum” and “Process Design Maximum” as specified in Document no. 26089-200-3BD-M04-00002 rev B “Basis of Design (BOD) Summary,” Table 2, item 8.1.

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2.5	Performance Test Procedures; Measurement and Calculation Methods.

The Performance Test Procedures for the LNG Production Rate Performance Test, including the measurement and calculation methods, shall be in accordance with the following general parameters, subject to change only by mutual agreement of the Owner and Contractor in accordance with Section 21.2 of the Agreement. Instruments used in the Performance Tests will be re-calibrated if calibration certificate is expired. Contractor will identify measurement error by comparison with secondary instrumentation where possible and doing system or subsystem material balances to check various flow meters, as required. If the instrument identified for performance measurement is faulty, Contractor will confer on a replacement instrument as deemed appropriate with the Owner. Instrumentation that is within the Owners scope, used in Performance Test calculations, will be re-calibrated by Owner prior to the Performance Test if calibration certificate is expired prior to the Performance Test.

1.	LNG production in MMbtu HHV will be calculated based on the increase in the LNG in storage as measured by the radar gauge for the applicable Tank(s) over a 72-hour continuous period. The Tanks shall be strapped prior to commencement of the Performance Test. In case the storage Tank receives LNG from multiple LNG Plants in operation, a calculation will be performed to apportion the total LNG accumulated in the Tank for determining the LNG contribution from the plant being Performance Tested.

2.	The LNG composition in accordance with FEED Document no. 26089-200-3DR-V04F-00001 rev D “General Specification for Process Design Basis”, Section 3.1 will be measured by sampling the product rundown and conducting a gas chromatographic analysis in accordance with GPA 2261. The in-tank composition after final flash will be calculated from this analysis using measured rundown pressures and rundown temperatures, LNG Tank pressures and simulations undertaken with Simulations Sciences ProII. The density of the LNG in the Tanks will also be calculated from this composition using ProII. The Btu content of the LNG will be calculated from the composition using data in GPA 2145.

3.	The Fuel Gas Consumption (averaged over the duration of the test) shall be calculated based on measurements from flow measurement devices on the high and low pressure fuel gas systems and using the same chromatographic analysis methods and data described above.

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4.	Ambient temperature will be measured using appropriate ambient temperature measurement instrumentation as determined by the Contractor, and agreed by Owner.

5.	LNG rundown temperature will be measured using installed temperature measurement instrumentation as defined by the Contractor, and agreed by Owner.

6.	Owner and Contractor shall confirm that the LNG Production Rate Guarantee Conditions: (i) have been satisfied prior to commencement of the LNG Production Rate Performance Test and (ii) continue to be satisfied during the conduct of the LNG Production Rate Performance Test. If, before or during the LNG Production Rate Performance Test, any deviation from the LNG Production Rate Guarantee Conditions occurs which is not caused by Contractor or its Subcontractors, then the Owner and Contractor shall meet to agree on (a) any adjustment to the Performance Test procedure, going forward (b) the technical viability of continuing the LNG Production Rate Performance Test and (c) any adjustments to the Performance Guarantee set forth in the Attachment 20.

7.	The Performance Guarantee and Minimum Acceptance Criteria described in Attachment 20 and Fuel Gas Consumption requirements described in paragraph 2.4 above are based on the following parameters:

a)	Ambient air temperature and wet bulb temperature are at “Process Design Average” condition as specified in Bechtel document no. 26089-200-3BD-M04-00002 rev B “Basis of Design (BOD) Summary, Table 2, item 8.1;

b)	Feed gas supply pressure is at “Normal” design gas delivery pressure as specified in Bechtel document no. 26089-200-3BD-M04-00002 rev B “Basis of Design (BOD) Summary, Table 1, item 2.2, at the tie-in point specified in the same document item 2.3;

c)	Feed gas supply temperature is 93 degF as specified in Bechtel document no. 26089-200-3DR-V04F-00001 rev D “General Specification for Process Design Basis”, Table 1.0;

d)	Feed Gas composition is the “Design Case” composition as specified in Bechtel document no. 26089-200-3BD-M04-00002 rev B, “Basis of Design (BOD) Summary, Table 2, item 1.0; and

e)	The Boil Off Gas return flow to the liquefiers shown in stream 2408 for the Guarantee Case heat and material balance 26089-200-M4-1PDK-00012 rev A is based on full facility configuration (3 LNG storage tanks and 5 LNG plants in operation).

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8.	If any of the parameters prevailing during the LNG Production Rate Performance Test are not in accordance with the parameters described in this Attachment 19, Section 2.5, paragraphs 7a through 7e, then the Performance Guarantees and Minimum Acceptance Criteria described in the Attachment 20 will be adjusted for such deviation(s) using the same process simulation model, software, thermodynamic data packages, methods, and principles used for the original Guarantee Case. Adjustment methodology to be agreed with Owner.

9.	If the average gas turbine power measured on the installed torque meters over the test period deviates from the Site rated power as specified in this Attachment 19 paragraph 2.4, paragraph 2, then the LNG Production Rate Test results will be adjusted proportionally to the ratio of Site rated power to the average measured power upon mutual agreement of Owner and Contractor.

3.	COMMISSIONING TESTS

3.1	Purpose of Tests

The Commissioning Tests are: (i) focused on individual Equipment or subsystems of Equipment; (ii) will be performed in accordance with the Project Commissioning Plan accepted by Owner in accordance with Section 4.4 of the Agreement; and (iii) will generally be done as soon as reasonably possible after the Equipment or subsystem of Equipment is put in operation and has shown performance suitable for testing. The Project Commissioning Plan shall specify the pre-commissioning and commissioning activities to be completed prior to the commencement of the Commissioning Tests and include the Commissioning Tests specified below. The Project Commissioning Plan shall specify the scope, progression and sequence of these tests and whether the tests are dependent or independent of each other.

During the Commissioning Tests, all systems will be operated in accordance with the requirements of the operating procedures.

Commissioning Tests are not required to be completed prior to the Performance Test.

For the Commissioning Tests which require operations of turned over facilities (from other projects), Owner will support the Commissioning Test by providing Contractor with access as required to those facilities and required operating conditions to facilitate the successful completion of the tests. Contractor will provide ample notice to Owner for such tests. The start date for the Commissioning Test will be nominated by the Contractor and agreed by Owner. If Owner is unable to provide access as required to the turned over facilities or the required operating conditions to complete a Commissioning Test as agreed above, the Commissioning Test will be considered completed, however this in no way removes the Contractor from fulfilling its other obligations as set out in the Agreement.

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3.2	Liquefaction Facility

3.2.1	Plant ESD/DPV.

These tests will be performed in accordance with the Functional Testing Procedures; shutdown devices will be checked for proper function prior to initial startup of the system. These tests will verify that the liquefaction facility ESDP, DPV systems provide emergency protection as designed. The test will include firstly, a Site Acceptance Test (SAT), for the entire Integrated Control and Safety System (ICSS) for LNG Plant 1, and subsequent additional similar tests required prior to startup and operation of the successive plants. Secondly, a complete set of loop checks for the system will be completed. Then finally, before introducing Natural Gas into the Equipment or system of Equipment for the first time, the DPV and each ESDP will be separately initiated by their control room push buttons.

3.2.2	Rated Case Demonstration

A capacity evaluation test will be performed utilizing available power from the refrigerant turbines, and within the design limits of the Liquefaction Facility to validate as best as possible the assumptions around the minimum ambient rated case used to set the hydraulic limits of the Liquefaction Facility. The test results will be compared to the simulation case to evaluate margins to design limits and identify if any have been exceeded.

3.2.3	LNG Liquefier Turndown Test

The purpose of this test is to confirm the stability of a LNG Plant at ***% of the Guarantee Case capacity of one LNG Plant. Each liquefier will be operational at ***% turndown in this case.

3.3	Unit 11 LNG Plant Feed Gas Metering

The Natural Gas flowing into the LNG Plant is to be measured by flow meter 3FT-120001 (LNG Plant 3). The flow meters are to be calibrated and tested per meter system vendor calibration audit manuals.

3.4	Unit 12 – Acid Gas Removal

The CO2 acid gas removal system will be observed under normal operation when the LNG Plant is running at a comfortable high capacity prior to the Performance Tests. Amine circulation and filter pressure drops will be observed. Amine solution will be sampled and checked for contaminants, solution strength, and acid gas loading (rich and lean).

3.4.1	Acid Gas Removal Turndown Test

Purpose of the test is to confirm the stability of the Acid Gas Removal Unit at ***% of the Feed Gas flow. During this test, one liquefier will operate at ***% capacity.

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3.5	Unit 34 – Hot Oil System.

Circulation and operation of the hot oil system will be checked against design parameters to verify functional compliance.

3.6	Unit 13 – Dehydration and Mercury Removal

3.6.1	Regeneration Gas Compressor

The test will consist of verifying the manufacturer’s performance curve for the design point. The compressor will be observed for safe operation for its normal operating envelope.

3.6.2	Molecular Sieve Driers Sequence Control Function Test

A full functional test will be observed twice; first just prior to startup for all the driers, and a second time during normal operation. The Molecular Sieve Dehydration system shall be operated to verify operation on the designated automatic schedule.

3.6.3	Molecular Sieve Driers Breakthrough Test

The goal of this test is to determine the actual water capacity of the driers under a measured set of feed conditions. This test will measure the total weight of water fed to the drier until a measurable water ‘breakthrough’ happens.

The driers will be on manual mode (no normal automatic switching sequence will be used). A portable hygrometer will be used at the inlet and outlet of the drier with a chart recorder to continuously record gas flow, temperature, pressure, inlet and outlet water content. The breakthrough test results will be compared to the cycle time used in the automatic sequence mode to ensure compliance with the Specifications.

Online analyzers will also be tested and checked against lab results. Differential pressure across all liquefaction chillers to be recorded before and after breakthrough tests.

3.7	Unit 12 – H2S Treatment Unit

The H2S treatment unit is to be operated and tested to achieve successful compliance with the unit Specifications. The sour gas inlet and the sweet gas outlet stream inlets shall be measured and recorded for flows, operating pressures, desired pressure drops and outlet H2S specification by manual sampling and laboratory analysis to verify successful treatment Specification compliance.

3.8	Unit 24 – Boil Off Gas Compressors

3.8.1	Boil Off Gas Compressors

Not used.

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3.9	Unit 31 – Essential Power Generation

3.9.1	Standby Generator

This test will demonstrate startup, shutdown, and operation in the field of this piece of Equipment. Auto start-up on simulated power failure and operation under full load will be tested.

3.9.2	Electrical Distribution.

This test will ensure that all equipment, breakers, transformers, bus duct, and major cable runs, are operating within their rated capacity. The system will be checked for hot spots. Transfer of loads will also be tested along with demonstration of UPS performance against design.

3.10	Unit 33 – Fire Protection System

3.10.1	Firewater Distribution.

The test will demonstrate that the ring main delivers sufficient flow at the furthest points from the firewater pumps in LNG Plant 3.

3.10.2	Fire and Gas Detection.

All detectors will be field function tested per vendor’s procedures in LNG Plant 3.

3.11	Unit 35 – Plant and Instrument Air

3.11.1	Air Compressor Package.

The Air Compressor package will be tested for delivery pressure and flow to demonstrate that the equipment operates at its design specification. Auto startup of the compressors shall be tested on emergency power bus. Control system “Lead-Lag” functions shall be demonstrated for the number of compressors required to maintain full plant operation.

3.11.2	Air Driers.

Exit flow and dew point will be tested to demonstrate design specification is met. Exit stream dew point measurements will be independently checked using a portable instrument.

3.12	Unit 36 – Water Systems

3.12.1	Water Treatment Unit.

Not used.

3.12.2	Service Water Unit.

The outlet flow for capacity will be checked to ensure the design intent is met at LNG Plant 3.

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3.13	Unit 39 – Nitrogen System

Not used.

3.14	Heavies Removal Unit

The heavies removal unit is to be operated and tested to limit BTEX (Benzene, Toluene, Ethylbenzene and Xylene) < 2ppmv in Heavies Removal Scrub Column overhead vapor.

3.15	Condensate Stabilization

The Natural Gas liquids Reid Vapor Pressure shall be measured and recorded by sampling and laboratory analysis to verify successful compliance.

3.16	Selective Catalytic Reduction

This test will record the inlet temperatures by installed instrumentation and the ammonia slip and NOx reduction via grab samples to verify successful specification compliance. CO emissions are not included as part of the Performance or Commissioning Tests.

3.17	LNG Loading

3.17.1	Ship Loading Time Test (Marine Loading Berth 2 only)

The Ship Loading Time Test shall be conducted to determine whether the Project has achieved the ship loading time performance specified in the FEED Document no. 26089-200-3BD-M04-00002 rev 00B “Basis of Design (BOD) Summary,” Table 1, item 4.2. A minimum test period of 2 hours shall be required to verify 12,000 m3/hr rate. The Ship Loading Time Test shall be conducted in accordance with the Ship Loading Time Conditions (specified below), the Project Commissioning Plan and the testing procedures specified below in this Attachment 19.

The conditions upon which the Ship Loading Time Test are based (“Ship Loading Time Conditions”) are as follows:

1.	The ship vapor/liquid manifold center line elevation is within the range specified in FEED Document number 26089-200-3BD-M04-00002 rev B, “Basis of Design (BOD) Summary, Table 1, item 4.6;

2.	The LNG tanker will be capable of displacing vapor at a rate equal to the vapor produced at a pressure equal to or higher than that specified in FEED Document number 26089-200-3BD-M04-00002 rev B “Basis of Design (BOD) Summary, Table 1, item 4.4 and a temperature equal or lower than that specified in Table 1, item 4.5 of the same document;

3.	The pressure in the Tanks which are loading the LNG will be maintained at reasonably constant pressure during ship loading;

4.	Tank pressure control will be based on absolute pressure;

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5.	All of the vents on the Tank will be set so that they do not vent at a pressure of less than 2.25 PSIG;

6.	No simultaneous loading from two berths for duration of the test.

The testing procedures for the Ship Loading Time Test, including the measurement and calculation methods, shall be in accordance with the following general parameters, subject to change by mutual agreement of the Owner and Contractor in writing.

A.	The quantity of LNG loaded onto the LNG tanker shall be recorded.

B.	Owner and Contractor shall confirm that the Ship Loading Time Conditions: (i) have been satisfied prior to commencement of the Ship Loading Time Test and (ii) continue to be satisfied during the conduct of the Ship Loading Time Test.

3.18	Demin Water

Not used.

3.19	Nitrogen Generation

Not used.

3.20	Elevated Wet & Dry Flares

The flare tip will be observed for flame stability at a mutually agreed flow. The elevated flares are designed for emergency operations and are not required to meet LDEQ visible emission requirements.

3.21	Totally Enclose Ground Flare

The Wet & Dry Totally Enclosed Ground Flares (TEGFs) will be observed for no visible emissions at a mutually agreed flow.

3.22	Amine Regeneration

Conditions at the regenerator reboilers will be observed. Regenerator reflux will be observed. The overhead product and acid gas vent stream shall be spot sampled. Currents of each pump motor while under load will be recorded. All these parameters shall be checked to ensure the design intent is met.

3.23	Storm Water

Not used.

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ATTACHMENT 20

PERFORMANCE GUARANTEES, PERFORMANCE LIQUIDATED DAMAGES

MINIMUM ACCEPTANCE CRITERIA, DELAY LIQUIDATED DAMAGES, AND

PERFORMANCE INCENTIVES

1.	Definitions

In addition to other defined terms in the Agreement, the following capitalized terms have the meanings specified below:

“Commissioning Period” means, with respect to each Project, the period commencing upon the first delivery of Feed Gas to the Project in accordance with Sections 4.7 and 11.2 of the Agreement continuing through achievement of commissioning, RFSU, Start Up, Performance Testing and achievement of Substantial Completion for such Project.

“LNG Production Rate” is defined as the high heating value (HHV) as measured in accordance with Attachment 19 in MMbtu of the net LNG in storage after the final flash from the process plant into the LNG storage tanks and after other boil off losses due to heat leak into the storage tanks and the associated piping, including loading system piping which must be maintained cold.

2.	Performance Guarantee

The Performance Guarantee for the LNG Production Rate is as follows:

A.	LNG Production Rate Performance Guarantee. The LNG Plant shall have an LNG Production Rate equal to or greater than *** (“LNG Production Rate Performance Guarantee”), being *** (***%) of the LNG production rate specified for stream 2403 for one LNG Plant (where one plant rate is one fifth, 1/5, of the presented value) for the Guarantee Case heat and material balance 26089-200-M4-1PDK-00012 rev A, produced over a 72-hour continuous period using the Measurement and Calculation Methods specified in Attachment 19; provided the LNG Production Rate Performance Guarantee Conditions stipulated in Attachment 19 are met.

B.	If the applicable Guarantee Conditions stipulated in Attachment 19 for the above Performance Guarantee are not met during the applicable Performance Test, the Parties shall, with respect to the applicable Guarantee Conditions, take such actions as are specified in the Performance Test Procedures in Attachment 19.

3.	Minimum Acceptance Criteria

The Minimum Acceptance Criteria for the LNG Production Rate is as follows:

A.	LNG Production Rate MAC. The LNG Plant shall have an LNG Production Rate equal to or greater than *** (“LNG Production Rate MAC”), being *** (***%) of the LNG Production Rate specified for stream 2403 for one LNG Plant (where one plant rate is one fifth, 1/5, of the presented value) for the Guarantee Case heat and material balance 26089-200-M4-1PDK-00012 rev A, over a 72-hour continuous period using the Measurement and Calculation Methods specified in Attachment 19; provided the LNG Production Rate Performance Guarantee Conditions stipulated in Attachment 19 are met.

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B.	If the applicable Guarantee Conditions stipulated in Attachment 19 for the above Minimum Acceptance Criteria are not met during the applicable Performance Test, the Parties shall, with respect to the applicable Guarantee Conditions, take such actions as are specified in the Performance Test Procedures in Attachment 19.

4.	Delay Liquidated Damages

A.	Delay Liquidated Damages for Project 3.

If Substantial Completion of Project 3 occurs after the Guaranteed Substantial Completion Date for Project 3, Contractor shall pay to Owner amounts according to the following schedule for each Day, or portion thereof, of delay until Substantial Completion for Project 3 occurs:

(i)	*** through *** Days after Guaranteed Substantial Completion Date: *** U.S. Dollars (U.S.$***) per Day; plus

(ii)	*** through *** Days after Guaranteed Substantial Completion Date: *** U.S. Dollars (U.S.$***) per Day; plus

(iii)	*** through *** Days after Guaranteed Substantial Completion Date: U.S. Dollars (U.S.$***) per Day; plus

(iv)	*** through *** Days after Guaranteed Substantial Completion Date: *** U.S. Dollars (U.S.$***) per Day; plus

(v)	*** Days after Guaranteed Substantial Completion Date and thereafter: *** U.S. Dollars (U.S.$***) per Day.

5.	Performance Liquidated Damages

*** U.S. Dollars (U.S.$***) for every *** (***%), rounded to the nearest *** (***%) of LNG Production Rate less than the LNG Production Rate Performance Guarantee (“Performance Liquidated Damages”).

6.	Priority.

In the event of a conflict or inconsistency between provisions contained within this Attachment 20 and provisions contained within Attachment 1, the provisions within this Attachment 20 shall control.

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ATTACHMENT 21

OWNER PROVIDED ITEMS AND RESPONSIBILITY

1.	Owner Supplied Data / Information / Documents

The following data, information, items and documents listed below shall be provided by Owner on or before the dates listed below.

	Description of Data/Information/Documents Provided	Date Provided or to be Provided
1.1	Authorization and a Notice to Proceed for Construction and Operation of a Liquefied Natural Gas Export Terminal Facilities pursuant to Section 3 of the Natural Gas Act with the Federal Energy Regulatory Commission (FERC), Docket No. CP17-117-000, dated March 31, 2017	At Notice to Proceed (NTP)

1.2	Final Environmental Assessment certificate from FERC together with prerequisite regulatory certificates as described by Law	At NTP

1.3	Legal description and boundary survey of the Site in accordance with Section 4.6 of the Agreement.	At NTP or prior to any LNTP Work where applicable

1.4	Owner Supplied Permits listed in Attachment 17.	In accordance with the date specified under the “Date Required” column in Attachment 17

1.5	Not used

1.6	Owner to provide Contractor access to facility operating and maintenance data, as reasonably required, to enable warranty coverage.	After Substantial Completion for any Project

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2.	Owner Supplied Equipment, Items, and Services

The following equipment, components, and personnel shall be supplied by Owner on or before the dates listed below in accordance with Attachment 1. Contractor shall provide reasonable support and assistance to the Owner in accordance with the Agreement (including, where applicable, access to Site).

	Description of Equipment/Components/Personnel Supplied	Date Supplied or to be Supplied
2.1	Not used

2.2	Provide all work associated with overall program management among other contractors working directly for Owner and not in Contractor Group (“Owner’s Suppliers”), including Owner’s Suppliers for the Feed Gas Pipeline, wetland mitigation, permitting agencies, Owner consultants, and Owner’s activities.	Ongoing requirement under the terms of the Agreement

2.3	Make Owner’s personnel available for training pursuant to Section 3.5 of the Agreement.	As required by the training program to be developed in accordance with Attachment 22, but no later than 6 months before RFSU

2.4	Make Owner’s personnel available to Contractor for commissioning and testing pursuant to the terms of the Agreement, including Section 4.4.	As required under the Project Commissioning Plan

2.5	Provide any outside training and certification required by Applicable Law for Owner personnel shall be coordinated by Owner (other than the training to be provided by Contractor in accordance with Section 3.5 of the Agreement).	Prior to RFSU

2.6	Provide the Feed Gas within the gas composition parameters and delivery conditions described in the BEDD and in sufficient volumes necessary for Contractor (i) to achieve RFSU in accordance with Sections 11.1 and 11.2 of the Agreement and (ii) to conduct the Performance Tests and other commissioning activities in accordance with Section 11.3 of the Agreement.	As required under Sections 11.1, 11.2 and 11.3 of the Agreement

2.7	Not used

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	Description of Equipment/Components/Personnel Supplied	Date Supplied or to be Supplied
2.8	Provide municipal water supply to the designated tie-in points in accordance with Attachment 25, Exhibit 25-1 and Attachment 1, Schedule 1-1, Section 5.15.2	At NTP

2.9	Provide permanent electric power at the Benoit Switchyard tie-in points in accordance with the power supply requirements described in document the Scope of Facilities document 26089-200-G01-000-00001	*** weeks before RFSU

2.10	Provide Feed Gas within the gas composition parameters and delivery conditions described in the BEDD and in sufficient volumes for startup and operation of the Liquefaction Facility	*** Months after NTP

2.11	Not used

2.12	Wetlands mitigation to be performed as required of Owner pursuant to Attachment 1.	In accordance with the mitigation plan filed with the USACE

2.13	Provide in-plant UHF and VHF base radio and handheld radio system for Owner, except for Owner personnel provided under Section 4.4 of the Agreement.	Prior to RFSU

2.14	Provide and maintain vehicles for Owner’s own use.	As determined by Owner

2.15	Not used

2.16	Not used

2.17	Not used

2.18	Owner to maintain adequate LNG tank capacity in any LNG tank under its control sufficient for Contractor to produce LNG from any liquefaction facility in accordance with GECP prior to Substantial Completion	Prior to Substantial Completion for any Project

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	Description of Equipment/Components/Personnel Supplied	Date Supplied or to be Supplied
2.19	Owner to provide acceptable Beneficial Use Dredge Material (BUDM) placement locations sufficient to support dredge program and dredging schedule. Owner will manage, oversee, etc. the BUDM site development and operation during execution and for the commitment of the BUDM to the regulators. Owner to provide land, easement or servitude to allow dredge slurry pipeline to transport dredge material from the Site to the BUDM locations.	Prior to NTP

2.20	Not used

2.21	Process generated wastewater will be disposed by Owner as required	After RFSU

2.22	Not used

2.23	Not used

2.24	Owner shall modify and/or maintain utilities to Bollinger facility as required	After NTP

2.25	Contractor shall be permitted to deliver equipment and materials to the site 24 hours per day year-round per its execution plan and schedule not withstanding Owner road expansion work	After NTP

3.	Other Owner Responsibilities

The following documents include additional Owner responsibilities and Rely Upon data to support the performance of Work. The information expressly and unambiguously identified as “Rely Upon” in such documents or in any other Attachment constitutes all “Rely Upon” information for the purpose of Section 4.7 of the Agreement.

	Description of Document	Document Ref. No.
3.1	Basic Engineering Design Data (BEDD)	26089-200-3BD-M04F-00001 Rev F

3.2	Basis of Design (BOD) Summary	26089-200-3BD-M04-00002 Rev B

3.3	Scope of Facilities (SOF)	26089-200-G01-000-00001 Rev D

3.4	Wet/Dry and Marine Flares Basis of Design	26089-200-3DR-V04F-00003 Rev A

3.5	Process Design Basis (PDB)	26089-200-3DR-V04F-00001 Rev D

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Additionally, the table below identifies sections from the Scoping Documents where Rely Upon information or Owner obligations are referenced. This table is not exhaustive and in the event of conflicts, inconsistencies or omissions, the Scoping Documents shall govern.

	Document	Section	Summary Description
3.6	Attachment 1, Schedule 1-1	1.3	Rely Upon. definition

3.7	Attachment 1, Schedule 1-1	3.1	Rely Upon references

3.8	Attachment 1, Schedule 1-1	3.4.1	Owner obligations

3.9	Attachment 1, Schedule 1-1	5.2	Owner obligations

3.10	Attachment 1, Schedule 1-1	5.7	Owner obligations

3.11	Attachment 1, Schedule 1-1	5.15.1	Owner obligations

3.12	Attachment 1, Schedule 1-1	5.18	Owner obligations

3.13	Attachment 1, Schedule 1-1	5.21	Owner obligations

3.14	Attachment 1, Schedule 1-1	7.1	Owner obligations

3.15	Attachment 1, Schedule 1-1	7.5	Owner obligations

3.16	Attachment 1, Schedule 1-1	9.1	Owner obligations

3.17	Attachment 1, Schedule 1-1	9.2	Owner obligations

3.18	Attachment 1, Schedule 1-1	9.32	Owner obligations

3.19	Attachment 1, Schedule 1-1	9.4	Owner obligations

3.20	Attachment 1, Schedule 1-1	9.5	Owner obligations

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	Document	Section	Summary Description
3.21	Attachment 17		Owner Permits

3.22	Attachment 19	2.4	Owner obligations

3.23	Attachment 21	1	Rely Upon references and Owner obligations

3.24	Attachment 21	2	Owner obligations

3.25	Attachment 21	3	Rely Upon references and Owner obligations

3.26	Attachment 22	7	Owner obligations

3.27	Attachment 22	8	Owner obligations

3.28	Attachment 22	9	Owner obligations

3.29	Attachment 24		Owner obligations

3.30	Attachment 25		Owner obligations

3.31	Attachment 1, Schedule 1-2, Table 1-1-1	10	Rely Upon references provided by Owner

3.32	Attachment 1, Schedule 1-2, Table 1-2-2		Geotechnical Reports

3.33	BOD	2	Rely Upon. Upstream facilities

3.34	BOD	3.33	Rely Upon. Vapor return pressure at truck connection

3.35	BOD	3.34	Rely Upon. Liquid supply pressure at truck connection

3.36	BOD	3.36	Rely Upon. External power supply

3.37	BOD	4.3	Rely Upon. LNG pressure at ship’s flange

3.38	BOD	4.4	Rely Upon. Return gas pressure at ship’s flange

3.39	BOD	4.5	Rely Upon. Return gas temperature at ship’s flange

3.40	BOD	4.6	Rely Upon. Manifold centerline elevation

3.41	BOD	4.7	Rely Upon. Ship operating pressure

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	Document	Section	Summary Description
3.42	BOD	4.10	Rely Upon. LNG vessel design

3.43	BOD	4.11	Rely Upon. Berth pocket dredge depth

3.44	BOD	4.21	Rely Upon. Tug design

3.45	BOD	Table 1 (3.13)	Owner obligation

3.46	BOD	Table 1 (3.36)	Owner obligation

3.47	BOD	Table 1 (3.40)	Owner obligation

3.48	BOD	Table 1 (4.11)	Owner obligation

3.49	BOD	Table 1 (4.11)	Rely Upon. Property surveys

3.50	BOD	Table 2	Rely Upon. Feed gas composition at plant inlet

3.51	BOD	Table 2 (6.1)	Owner obligation

3.52	BOD	Table 3	Rely Upon. Pipeline delivery system (PDS)

3.53	BOD	Table 3 (1)	Owner obligation

3.54	BOD	Table 3 (19)	Owner obligation

3.55	BOD	14.2	Rely Upon. Fresh water battery limit conditions

3.56	BOD	14.3	Rely Upon. Fresh water requirement

3.57	BOD	14.4	Rely Upon. Water meter requirement

3.58	BOD	14.5	Rely Upon. Drinking/potable water

3.59	BOD	18.2	Rely Upon. Building occupancy

3.60	BOD	21	Rely Upon. Sanitary treatment system

3.61	BOD	22	Rely Upon. Storm surge

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	Document	Section	Summary Description
3.62	BOD	6.2	Rely Upon. Noise modeling

3.63	PDB	2.1	Rely Upon. Battery limit conditions

3.64	PDB	2.2	Rely Upon. Feed Gas composition

3.65	PDB	3.1	Rely Upon. LNG product specification

3.66	PDB	6.1	Rely Upon. LNG storage/loading and boil off gas compression

3.67	BEDD	3.3	Rely Upon. Battery limit pipeline conditions

3.68	BEDD	3.4	Rely Upon. Feed Gas composition

3.69	SOF	3.1.9	Owner obligation

3.70	SOF	3.2.1	Owner obligation

3.71	SOF	3.2.2	Owner obligation

3.72	SOF	3.2.5	Owner obligation

3.73	SOF	3.2.10	Owner obligation

3.74	SOF	3.2.12	Owner obligation

3.75	SOF	3.2.14	Owner obligation

3.76	SOF	3.4	Owner obligation

3.77	SOF	4.4	Owner obligation

3.78	SOF	5.0	Owner obligation

3.79	SOF	7.0	Owner obligation

3.80	SOF	8.0	Owner obligation

3.81	SOF	9.0	Owner obligation

3.82	SOF	11.0	Owner obligation

3.83	SOF	12.0	Owner obligation

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	Document	Section	Summary Description
3.84	SOF	13.0	Owner obligation

3.85	SOF	14.0	Owner obligation

3.86	SOF	Att 4	Owner obligation

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ATTACHMENT 22

PRE-COMMISSIONING, COMMISSIONING, START-UP, AND TRAINING

1.0	Introduction

In addition to the requirements specified in any other provisions of the Agreement, this Attachment 22 sets out the general scope of activities to be performed by Contractor for the construction/turnover, pre-commissioning, commissioning, start-up, and operation of (until Substantial Completion ). This Attachment 22 is not a substitute for the Project Commissioning Plan or the start-up manual, but rather forms the basis for the development of such Project Commissioning Plan and manual.

The following phases of activities are generally described in this Attachment 22:

A.	Pre-commissioning: preparation of a system or systems for the commissioning phase. This will include, but is not limited to, blowing, drying, flushing, and Equipment testing, and initial check out of Project process and utility systems. Contractor shall make reasonable efforts to close and secure systems as soon as practical after final inspection (which inspections Owner will be notified and can observe).

B.	Commissioning: preparation of a system or systems to allow hydrocarbons or other process fluids to be safely introduced into the system or systems for processing. In this phase, preparation, inspection, and testing will focus on process systems and auxiliaries, including utilities.

C.	Start-Up: the bringing of a system or systems into a normal operational mode, and the first LNG ship loading.

D.	Operation: LNG production to storage and LNG ship loading.

2.0	General

Contractor will perform pre-commissioning, commissioning, and start-up for the Project so as to achieve completion of required systems to enable commencement of operations of the Project in accordance with the Project Schedule.

3.0	Project Commissioning Plan; Manuals and Procedures

A.	Project Commissioning Plan:

Pursuant to Section 4.4 of the Agreement, Contractor shall prepare and provide to Owner a detailed Project Commissioning Plan one hundred eighty (180) Days prior to RFSU. Contractor shall submit the Project Commissioning Plan, which shall include plans for pre-commissioning, commissioning and start-up. The Project Commissioning Plan shall address utilization of Owner’s operation and maintenance personnel and Contractor’s personnel during commissioning and conduct of the Performance Tests and Contractor shall incorporate Owner’s reasonable input regarding interface and impact to any turned over parts of the plant. The manual will include procedures that will at a minimum address the activities described in Sections 5.0 and 7.0.

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B.	Start-up Manual:

Contractor shall prepare and provide a detailed start-up manual for Owner’s review one hundred and eighty (180) Days prior to RFSU. The manual will include Contractor’s start-up plan and start-up procedures, including procedures for achieving Cool Down of the Project, and will address, at a minimum, the start-up activities described in Section 8.0.

C.	Plant System Manuals (PSMs):

Contractor shall prepare and provide a detailed Plant System Manual (PSM) for each new Plant System (as defined in Section 3.0H of this Attachment 22) one hundred and eighty (180) Days prior to RFSU. Each PSM shall be designed using the format and standard provided by Owner and shall form an aid in the personnel familiarization and training in the Standard Operating Procedures related to the given Plant System (operators) or the Standard Maintenance Procedures (technicians) related to the given system. Note that the PSM must be specific to the actually installed plant and equipment and not be generic. Contractor shall prepare personnel to study the Standard Operating Procedures related to the given Plant System (operators) or the Standard Maintenance Procedures (technicians) related to the given system.

Each Plant System Manual shall include at a minimum:

1.0	Introduction

•	high level overview of the applicable system

•	scope of the PSM

•	technical references including other referenced PSMs, P&IDs, or other documents

2.0	Health, Safety and Environmental Related Issues

•	identifies system specific safety concerns

•	references corporate safety procedures that are applicable and if available

•	identifies Personal Protective Equipment (PPE) requirements

•	identifies system specific environmental concerns

•	references corporate environmental procedures that are applicable

3.0	Terms and Definitions

•	includes a table of acronyms used in the PSM

•	includes a table of terms and definitions used in the PSM

•	all acronyms and terms and definitions are added to a master list

4.0	Process Description

•	“About the System” section that identifies the parts of the system

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•	includes listing of major equipment in the system, equipment tag ID (identification), description, pertinent data

•	“How the System Works” section that identifies generally how the parts of the system connect and flow

•	discusses process flows, controls, equipment function

5.0	System Operation

•	includes complete listing of all instrument tags and descriptions associated with the system

•	includes a table identifying instrument ranges, set points, and alarms

•	includes a table identifying all interlocks in the system and a description of interlock function

•	includes a Consequences of Deviation (COD) table to identify consequences of exceeding operating ranges and limits and corrective actions

•	addresses any operating guidelines specific to the system or any special modes of operation that might be associated

•	addresses alarm management design and controls

6.0	Troubleshooting the System

•	includes a comprehensive troubleshooting chart identifying all possible identified problems, consequence of inaction, possible causes of the problems, and recommended corrective actions

•	while the COD table only addresses exceeding control loop set points and alarms, the troubleshooting chart addresses all conceivable problems that might be encountered

7.0	Abnormal Conditions

•	this section is to describe abnormal conditions expected to be in the process and the appropriate response

8.0	Document Revision Record

•	has a standard table for recording document revisions

9.0	Appendices

•	includes any further system specific information

D.	Standard Operating Procedures (SOPs):

Contractor shall prepare and provide Standard Operating Procedures (SOPs) for each New Plant System one hundred and eighty (180) Days prior to RFSU. Such SOP shall provide two types of procedures: operating procedures and service procedures. Each SOP shall be detailed to cover each piece of Equipment in the applicable Plant System.

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The Standard Operating Procedures shall include at a minimum:

1.0	Introduction

2.0	Health, Safety and Environmental Related Issues

3.0	Technical References (identifies the associated PSM)

4.0	System Diagram, UFD or PFD (simplified diagram, not as complicated as P&ID but showing items necessary to understand the procedure)

5.0	Pre-Start Procedure (detailed pre-start steps)

6.0	Normal Start-up Procedure

7.0	Normal Operation Procedure

8.0	Normal Shutdown Procedure

9.0	Emergency Shutdown Procedure

10.0	Document Record

Service Procedures shall include at a minimum:

1.0	Introduction

2.0	Health, Safety and Environmental Related Issues

3.0	Technical References (identifies the associated PSM)

4.0	System Diagram (simplified diagram, not as complicated as P&ID but showing items necessary to understand the procedure)

5.0	Job Preparation Procedure applicable to installed equipment(includes coordination with Maintenance and gathering materials)

6.0	Remove From Service Procedure (isolation, clearing, purge, & inert). Reference to confined space procedure as applicable

7.0	Lockout/Tagout Procedure (LOTO)

8.0	Return To Service Procedure (inspection, isolation removal, purge, re-inventory, return to service)

9.0	Document Record

E.	Standard Maintenance Procedures (SMPs):

Owner shall prepare Standard Maintenance Procedures (SMPs) by compilation of relevant manufacturer’s equipment maintenance material at RFSU (Note that the the SMPs must be be specific to the actually installed plant and equipment and not be generic). Contractor shall provide all Equipment information and owner/operator manuals developed or provided for Equipment.

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F.	Training Guides:

Contractor shall prepare and provide detailed one hundred and eighty (180) Days prior to RFSU training manuals (“Training Guides”) containing specific guidance sections that are designed to navigate personnel through the operations, maintenance and training (OMT) manuals for each Plant System by way of course outline and exercises. The intent is for personnel to be able to use the training guide as a “curriculum” along with the PSM “textbook” and SOP/SMP “detailed actions required.” Training guides will address requirements set forth in Applicable Law.

Training Guides shall include at a minimum:

1.0	Training Objectives: Learning Objectives, Reference Documents (PSMs, SOPs, SMPs, P&IDs)

2.0	Instructions: Overview, Training Guide Organization, Designated Trainers, Definitions

3.0	Plant Systems Manual: Safety and Environmental, Acronyms and Terms, About the System, P&IDs, How the System Works, Instrumentation, Field Walkdown, Operating Modes, Troubleshooting, emergency shutdown cases,

4.0	Operating Procedures: Introduction, Procedure Review, Procedures

5.0	Service Procedures: Procedure Review, Procedures

6.0	Performance Sign-off

7.0	Document Record (revision history)

G.	Knowledge Tests:

The Training Guides shall include tests (“Knowledge Tests”) which may be used to improve comprehension of the subject matter. The Training Guides and Knowledge Tests are tied to the Operator Qualification and Progression programs at the. Knowledge Tests and/or their contents are not published to maintain their integrity as a comprehension measurement.

H.	Plant Systems:

The plant systems for the Liquefaction Facility are referred to herein as the “Plant Systems.” Twenty one (21) potential Plant Systems have been identified for possible development, depending on final design of the Liquefaction Facility:

1.	Inlet Gas Recieving (Unit 11)

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Execution Copy	Phase 2

2.	Acid Gas Removal/ Amine Regeneration/H2S Removal/Thermal Oxidizer (Unit 12)

3.	Dehydration and Mercury Removal (Unit 13)

4.	Heavy Hydrocarbon Removal (Unit 57)

5.	Liquefaction/MR Compressor (Unit 54)

6.	Condensate Stabilization (Unit 18)

7.	Flares/Blowdown (Unit 19)

8.	Refrigerant Storage (Unit 20)

9.	Condensate Storage and Loading (Unit 23)

10.	LNG Storage, Loading and Boil-Off Gas Compression (Unit 24)

11.	Waste Water, Stormwater and Sanitary Waste Water (Unit 29)

12.	Standby Power Generation (Unit 31)

13.	Aquaeous Ammonia System and Storage (Unit 32)

14.	Fire Water (Unit 33)

15.	Hot Oil System and Selective Catalytic Reduction (Unit 34)

16.	Instrument Air (Unit 35)

17.	Utility Water/Potable Water/Demin. Water (Unit 36)

18.	Nitrogen Generation/Storage (Unit 39)

19.	Fule Gas System (Unit 22)

20.	Safety systems: Gas and Flame detection

21.	ESD systems

Each new Plant System listed above will have the following manuals: PSMs, SOPs, SMPs, and Training Guides. Contractor will develop these manuals for the new Plant Systems in accordance with this Attachment 22, Sections 3C, 3D, 3E, and 3F.

4.0	Contractor’s Organization/Manpower

A.	Pre-Commissioning/Commissioning Team: The PC/C Team will consist of Contractor’s personnel who are experienced in pre-commissioning, commissioning and start-up of LNG facilities. Contractor will assign a senior Start-up Manager to lead the PC/C Team throughout the Project execution. Without limiting Contractor’s responsibility to provide sufficient qualified personnel to perform the Work. Contractor’s PC/C Team will have primary responsibility for the commissioning activities and start-up activities as described below.

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B.	Owner shall provide forty (40) Owner Personnel for appropriate positions.

5.0	Pre-commissioning

A.	PC/C Team Responsibilities: The PC/C manager and other members of the PC/C Team as necessary will relocate to the Site in time to assist Contractor’s construction personnel with pre-commissioning, and for the purpose of commencing on-Site training of Owner’s personnel under Section 6.0 below. The team will also complete start-up, operations and maintenance manuals during this phase.

B.	Pre-Commissioning Schedule will be developed by Contractor and reviewed by Owner.

6.0	Training Program

Contractor will determine key aspects of the training that may be supplemented with practical demonstrations in the field as appropriate. Appropriate training records will be kept.

A.	Project-Specific Training Program: In accordance with Section 3.5 of the Agreement, Contractor shall design and conduct at the Site, or other locations and times mutually agreeable to the Parties, a Project-specific training program for Operator’s personnel covering the following:

Training Program	Trainer	Intended Trainees
Project Orientation / Safety	Contractor	All Owner / Contractor personnel at the Site

Basic Technical Training	Owner	Technician level personnel

Basic General Maintenance	Owner	Maintenance personnel

Basic Equipment Maintenance	Contractor	Maintenance and Operations personnel

In-depth Equipment Maintenance	Contractor will supply Subcontractor training courses to the Owner at Owner’s cost. Owner will develop and implement the maintenance training program, and Contractor will assist Owner as required.	Maintenance and Operations personnel

Operations Training	Contractor	Operations personnel

On-the-Job Training	Contractor	Operations and Maintenance personnel

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On-the-Job	Training (OJT) : Training will be provided to the operators during commissioning and start up phases, as applicable.

B.	Contractor shall provide on-the-job training (“OJT”) for forty (40) of Owner designated operations, maintenance and technical personnel who will be present in the Liquefaction Facility during the pre-commissioning, commissioning and start-up period. OJT will provide job-specific field training for selected Equipment at the Liquefaction Facility. OJT checklists will be developed specific to the Liquefaction Facility, and shall consist of facility-specific procedures (checklists) for maintenance of the Equipment. Supervisory personnel will use these checklists to train and evaluate maintenance personnel in the performance of their duties.

C.	Classroom Training: Contractor shall prepare and carry out an extensive classroom-training program for forty (40) Owner designated operations, maintenance and technical personnel at the Liquefaction Facility Site during the construction period. However each classroom session shall be delivered to a class size of no more than 15 people at a time. This program shall contain not less than eight (8) full weeks of full-time training. Contractor shall prepare for Owner approval a outline of this training program within twelve (12) months of Notice to Proceed. In addition, Contractor shall arrange for training to be provided by mutually agreed vendor representatives for Owner designated personnel. Subcontractor vendors to be included, as a minimum, are: CHART, BASF, refrigeration compressor vendor, DCS system vendor, anti-surge controller vendor, safety shutdown systems vendor, emergency power generator vendor, BOG system vendor, and SCR vendor. Trainees must have completed classroom and vendor training, and be ready for field assignment six (6) months prior to RFSU of a new Plant System. This applies to classroom training, and not to on-the-job training.

Classroom training will be divided into specific subject areas as follows:

•	Process Description and Operating Principles

•	Special Equipment and Instrumentation

•	Plant System Manuals

•	Standard Operating Procedures

•	Service Procedures

•	Abnormal and Emergency Conditions and Troubleshooting

•	Commissioning and Start-up

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Contractor shall propose a training program in order to permit Owner operations and maintenance personnel to attend training sessions organized in Subcontractor shops and/or at the Liquefaction Facility Site. Such maintenance training sessions to be available in Subcontractor shops or at the Liquefaction Facility Site should include items such as, but not limited to:

•	MR compressors and drivers;

•	Air compressor;

•	Air dryers;

•	DCS and control systems;

•	Waste Heat Recovery (WHRU);

•	Heavies Removal unit (HRU);

•	Main switchgears and motor control centers;

•	Direct-fired heaters;

•	Flares and Thermal Oxidizer;

•	H2S Removal unit;

•	Effluents treatment;

•	Amine re-circulation pumps;

•	Loading Arms

•	Diesel generators; and

•	A complete training plan identifying the number of sessions together with number of trainees is to be submitted.

D.	Supplies and Lesson Plans: Contractor shall provide training manuals and supplies for each participant in the training program. Training manuals shall consist of three-ring binders to which material can be added as course material is presented. For each lecture or presentation, each student shall receive a copy of the applicable operations procedures, a lesson plan, and copies of any drawings, overhead projections, etc., used in the training session. Lesson plans shall describe the objective of the lecture and inform trainees what they are expected to do or be able to do after the training session is completed. Lesson plans shall also identify applicable technical references and training aids to be used and include a breakdown of the points of discussion to be addressed in the training presentation. Each presentation on a Plant System shall be accompanied, if possible, by an in-plant walk through of the applicable system. Lesson plans shall be prepared for each system walk through that detail the key components to be viewed and the inter-system relationships to be emphasized during the walk through. If not possible to conduct these in-plant walk downs during the class room training then this will be accomplished during on the job training during the commissioning phase.

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E.	Course Summary Manual: Within four weeks of the conclusion of the classroom training, Contractor shall provide Owner a course summary manual for use in the Liquefaction Facility’s continuing training program that includes: the schedule employed in the conduct of the training, copies of the training materials (lesson plans, drawings, overheads, etc.) used in each session, and copies of the examinations (with answer keys) used to evaluate student performance during and after the training.

F.	ES&H Training: Contractor’s supervisors shall be fully knowledgeable of the potential hazards and the safe practices to be followed in the Work. Before assigning a worker to any new job or reassignment, the supervisor is responsible for instructing the worker on the precautions and actions that must be taken in relation to the job, including emergency response and evacuation as applicable. Contractor shall ensure that its supervisors have adequate training to perform and that they are performing this function properly. Workers shall also be informed of the consequences of deviation from any ES&H requirement.

The EHS training program shall include, at a minimum, the following topics:

•	Safe driving and work practices;

•	Environmental management associated with the Work including regulatory requirements of operating permits (i.e. FERC Order, Title V and PSD air permit, water discharge permit, hydorostatic discharge permits, etc);

•	Code of conduct;

•	Waste management;

•	Dust control;

•	All requirements within the approved contractor management plans;

•	Management of hazardous materials;

•	Spills prevention and response plans; and

•	Contingency plan and its implementation.

Risks and hazards associated with the Work:

•	First aid;

•	Personal protective equipment and its uses;

•	Occupational health;

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•	Life critical safety procedures;

•	Natural resources of the region and the importance of their conservation; and

•	Archeological discoveries, control, and protection.

The training program shall also include any specific training as identified in the Contractor’s training matrix within the ES&H plan. Contractor must analyze training requirements and initiate a training program to demonstrate that all persons employed, including Subcontractors, are suitably qualified and competent.

Contractor shall maintain formal, detailed records of all training provided (both internal and external) on an individual basis for each of Owner’s personnel and hand over same to Owner periodically. This shall include evidence of training such as attendance sheets, test results, etc.

7.0	Commissioning

A.	Personnel: Field engineering, maintenance, safety, administrative and manual labor personnel carried forward from the construction force will augment the PC/C Team during commissioning activities. In addition to personnel provided by Owner for supervision by Contractor pursuant to Section 4.4 of the Agreement, Contractor will supply all personnel as required to commission and start-up the Project and for initial operation to the extent Contractor has care, custody and control of the Project.

B.	Multiple Phases: Certain portions of the Work may be entering the commissioning or start-up phase while other portions of the Work are still in the pre-commissioning phase or in general construction.

8.0	Start-Up

A.	Start-Up: LNG Plant Cooldown shall commence when (1) the RFSU Completion Certificate has been accepted in accordance with Section 11.2A of the Agreement for the LNG Plant, and (2) the start-up procedures (as set forth in the start-up manual referred to in Section 3.0 above) are in place at the Site. All personnel involved in start-up activities shall be trained and shall be conversant with the content and application of all such procedures.

B.	Personnel: Contractor shall provide all labor, supervisory personnel, vendor representatives, technicians and other items necessary to prepare, test and start-up the Project and the Equipment and for the execution of the Performance Tests. Owner will provide operating personnel for supervision by Contractor in accordance with Section 4.4 of the Agreement and supply Natural Gas for production of the LNG necessary for Contractor to achieve Cool Down and to commence start-up and conduct the Performance Tests, in accordance with Section 11.4 of the Agreement.

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C.	Objectives: The primary objectives of this phase shall be to load the first LNG cargo.

9.0	Operation

Prior to Substantial Completion and after RFSU, to the extent Contractor has care, custody and control of the Project, Contractor will operate the Project in accordance with the Agreement, including Section 11.8 of the Agreement, and will supply operating and maintenance personnel in addition to those personnel supplied by Owner for supervision by Contractor pursuant to Section 4.4 of the Agreement, for operation of the Project as required to reach Substantial Completion.

The Contractor will assist the Owner in coordinating these activities as reasonably requested by Owner.

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Execution Copy	Phase 2

ATTACHMENT 23

FORM OF OPERATING SPARE PARTS LIST

Material Requisition Number	Equipment Description	Supplier Name	Supplier Contact Information	Part Description	Part Number	Estimated Price per Unit (U.S.$)	Quantity Required	Extension (Estimated Price per Unit x Quantity Required) (U.S.$)	Required for Delivery Prior to Substantial Completion or Final Completion

Total:

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Execution Copy	Phase 2

ATTACHMENT 24

WORK IN TURNED OVER FACILITY

Subject to normal SIMOPS requirements that will include Department of Homeland Security (DHS) Transportation Worker Identification Cards (TWIC) identification, training under the DWLNG safety policies, and adherence to Owner control of work rules, Contractor shall be granted safe access to any part of the Projects under Owner control for the performance of the Work to support Contractor’s schedule. The Work may require de-energization of equipment and systems in the turned over Projects, de-inventory and/or flaring of equipment or systems in the turned over Project, and/or shutdowns of any part of the turned over Projects. However, reasonable effort must be made to minimize any resulting interruption or disruption to Owner’s operations in the turned over Projects.

Contractor acknowledges that when working on parts of the Site that have been handed over to the Owner for operational use, Contractor must comply with a Permit to Work (PTW) system developed with Contractor and administered by Owner. The PTW system shall use a minimum advanced notice period of 18 hours to avoid delays in obtaining a PTW. For certain types of PTW requests, (e.g. entry into an enclosed space, complicated hot work involving a number of isolations) more than 18 hours notice may be required, this shall be discussed in advance at the weekly PTW planning meeting. The table below includes, but is not limited to, areas where the Work will be undertaken on systems in the turned over Projects in respect of which such Work must be planned as specified in the Agreement Section 3.25, prior to the performance of such Work.

Item #	Access Required
1	Access to substations

2	Access to the control room and other permanent buildings

3	Access to OSBL operating facilities

4	Access to Plant operating facilities

5	Access to marine facilities

6	Access to storage tank facilities

7	Access to any other areas where the Work will be undertaken on turned over systems

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Execution Copy	Phase 2

Section 1.0 and Section 2.0 indicate anticipated tie-ins for not only Phase 2 Project, but also Phase 1 Liquefaction Facility, Phase 3 Liquefaction Facility and Phase 4 Liquefaction Facility which will be conducted under other EPC Agreements. Section 1 is intended to indicate anticipated piping tie-ins for all Projects. Section 2 is intended to indicate anticipated electrical tie-ins for all Projects. Notwithstanding the foregoing, Section 1 and Section 2 are not exhaustive and in the event of conflicts, inconsistencies or omissions, the Drawings shall govern.

1.0 Piping Tie-ins

The table below identifies the piping tie-ins.

Unit No.	Tie-In No.	Phase	Project	Service	Remark
11	11001	1	1	Feed Gas	Tie-In with Pipeline Delivery System (PDS). No Shutdown anticipated to make Tie-In

36	36001	1	1	Water	Tie-in with Municipal Fire Water (FW) line. No Shutdown anticipated to make Tie-In

36	36002	1	1	Water	No Shutdown anticipated to make Tie-In. Tie-in with Municipal Potable water line

19	19004	1	1	BOG to Marine Flare	No Shutdown anticipated to make Tie-In

19	19005	1	1	BOG to Marine Flare	No Shutdown anticipated to make Tie-In

24	24002	1	1	Blanketing Gas	No Shutdown anticipated to make Tie-In

24	24008	1	1	Backup Blanketing Gas	No Shutdown anticipated to make Tie-In

24	24010	1	1	LNG	No Shutdown anticipated to make Tie-In

24	24021	1	1	LNG	No Shutdown anticipated to make Tie-In

24	24024	1	1	LNG Vapor	No Shutdown anticipated to make Tie-In

24	24029	1	1	Stabilizer OVHD	No Shutdown anticipated to make Tie-In

24	24035	1	1	BOG Quench	No Shutdown anticipated to make Tie-In

24	24041	1	1	HP BOG	No Shutdown anticipated to make Tie-In

35	35007	1	1	Instrument Air	No Shutdown anticipated to make Tie-In

35	35009	1	1	Instrument Air	No Shutdown anticipated to make Tie-In

35	35010	1	1	Instrument Air	No Shutdown anticipated to make Tie-In

39	39007	1	1	Nitrogen	No Shutdown anticipated to make Tie-In

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Execution Copy	Phase 2

Unit No.	Tie-In No.	Phase	Project	Service	Remark
39	39013	1	1	99% Nitrogen	No Shutdown anticipated to make Tie-In

39	39019	1	1	99% Nitrogen	No Shutdown anticipated to make Tie-In

11	11002	1	2	Feed Gas	Total shutdown of feed gas Circuit may be necessary to make Tie-in

11	11006	1	2	Black Start Fuel Gas	No Shutdown anticipated to make Tie-In

11	11010	1	2	Waste Water	No Shutdown anticipated to make Tie-In

12	12001	1	2	Spent Scavenger	No Shutdown anticipated to make Tie-In

12	12005	1	2	Scavenger	No Shutdown anticipated to make Tie-In

19	19001	1	2	Wet Flare	Shutdown anticipated to make Tie-In

19	19002	1	2	Dry Flare	Shutdown anticipated to make Tie-In

19	19003	1	2	Blowdown	No Shutdown anticipated to make Tie-In

20	20001	1	2	Propane	No Shutdown anticipated to make Tie-In

20	20005	1	2	N-Butane	No Shutdown anticipated to make Tie-In

20	20009	1	2	I-Pentane	No Shutdown anticipated to make Tie-In

20	20013	1	2	Ethylene	No Shutdown anticipated to make Tie-In

22	22001	1	2	L.P. Fuel Gas	No Shutdown anticipated to make Tie-In

23	23001	1	2	Condensate	No Shutdown anticipated to make Tie-In

24	24003	1	2	Blanketing Gas	No Shutdown anticipated to make Tie-In

24	24011	1	2	LNG	No Shutdown anticipated to make Tie-In

24	24016	1	2	Cooldown LNG	No Shutdown anticipated to make Tie-In

24	24030	1	2	Stabilizer OVHD	No Shutdown anticipated to make Tie-In

24	24036	1	2	HP BOG	No Shutdown anticipated to make Tie-In

35	35001	1	2	Instrument Air	No Shutdown anticipated to make Tie-In

36	36003	1	2	Potable Water	No Shutdown anticipated to make Tie-In

36	36008	1	2	Demineralized Water	No Shutdown anticipated to make Tie-In

36	36012	1	2	Utility Water	No Shutdown anticipated to make Tie-In

39	39001	1	2	Nitrogen	No Shutdown anticipated to make Tie-In

39	39009	1	2	99% Nitrogen	No Shutdown anticipated to make Tie-In

57	57001	1	2	Feed Gas	No Shutdown anticipated to make Tie-In

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Execution Copy	Phase 2

Unit No.	Tie-In No.	Phase	Project	Service	Remark
11	11003	2	3	Feed Gas	Total shutdown of feed gas Circuit necessary to make Tie-in

11	11007	2	3	Black Start Fuel Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

11	11011	2	3	Waste Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

12	12002	2	3	Spent Scavenger	No Shutdown anticipated to make Tie-In. Local isolation may be required

12	12006	2	3	Scavenger	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20002	2	3	Propane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20006	2	3	N-Butane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20010	2	3	I-Pentane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20014	2	3	Ethylene	No Shutdown anticipated to make Tie-In. Local isolation may be required

22	22002	2	3	L.P. Fuel Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

23	23002	2	3	Condensate	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24004	2	3	Blanketing Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24012	2	3	LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24015	2	3	Cooldown LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24017	2	3	Cooldown LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24022	2	3	LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24025	2	3	LNG Vapor	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24026	2	3	LNG Vapor	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24027	2	3	LNG Vapor	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24031	2	3	Stabilizer OVHD	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24037	2	3	HP BOG	No Shutdown anticipated to make Tie-In. Local isolation may be required

32	32001	2	3	Aqueous Ammonia	No Shutdown anticipated to make Tie-In. Local isolation may be required

32	32002	2	3	Aqueous Ammonia	No Shutdown anticipated to make Tie-In. Local isolation may be required

32	32003	2	3	Aqueous Ammonia	No Shutdown anticipated to make Tie-In. Local isolation may be required

32	32004	2	3	Aqueous Ammonia	No Shutdown anticipated to make Tie-In. Local isolation may be required

32	32005	2	3	Aqueous Ammonia	No Shutdown anticipated to make Tie-In. Local isolation may be required

32	32006	2	3	Aqueous Ammonia	No Shutdown anticipated to make Tie-In. Local isolation may be required

32	32007	2	3	Aqueous Ammonia	No Shutdown anticipated to make Tie-In. Local isolation may be required

33	33001	2	3	Firewater	No Shutdown anticipated to make Tie-In. Local isolation may be required

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Execution Copy	Phase 2

Unit No.	Tie-In No.	Phase	Project	Service	Remark
33	33002	2	3	Firewater	No Shutdown anticipated to make Tie-In. Local isolation may be required

33	33007	2	3	Firewater	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35002	2	3	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35011	2	3	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35014	2	3	Cooling Water Supply	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35015	2	3	Cooling Water Return	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35018	2	3	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36004	2	3	Potable Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36007	2	3	Potable Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36009	2	3	Demineralized Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36013	2	3	Utility Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39002	2	3	Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39003	2	3	Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39008	2	3	Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39010	2	3	99% Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39015	2	3	Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39016	2	3	Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39017	2	3	99% Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

57	57002	2	3	Feed Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

11	11004	3	4	Feed Gas	Total shutdown of feed gas Circuit necessary to make Tie-in

11	11008	3	4	Black Start Fuel Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

11	11012	3	4	Waste Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

12	12003	3	4	Spent Scavenger	No Shutdown anticipated to make Tie-In. Local isolation may be required

12	12007	3	4	Scavenger	No Shutdown anticipated to make Tie-In. Local isolation may be required

19	19006	3	4	BOG to Marine Flare	No Shutdown anticipated to make Tie-In. Local isolation may be required

19	19007	3	4	BOG to Marine Flare	No Shutdown anticipated to make Tie-In. Local isolation may be required

19	19008	3	4	Wet Flare	Shutdown anticipated to make Tie-In. Local isolation may be required

19	19010	3	4	Dry Flare	Shutdown anticipated to make Tie-In. Local isolation may be required

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Execution Copy	Phase 2

Unit No.	Tie-In No.	Phase	Project	Service	Remark
19	19012	3	4	Blowdown	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20003	3	4	Propane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20007	3	4	N-Butane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20011	3	4	I-Pentane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20015	3	4	Ethylene	No Shutdown anticipated to make Tie-In. Local isolation may be required

22	22003	3	4	L.P. Fuel Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

23	23003	3	4	Condensate	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24001	3	4	Blanketing Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24005	3	4	Blanketing Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24007	3	4	Backup Blanketing Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24009	3	4	LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24013	3	4	LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24018	3	4	Cooldown LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24020	3	4	LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24023	3	4	LNG Vapor	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24028	3	4	Stabilizer OVHD	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24032	3	4	Stabilizer OVHD	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24034	3	4	BOG Quench	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24038	3	4	HP BOG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24040	3	4	HP BOG	No Shutdown anticipated to make Tie-In. Local isolation may be required

33	33005	3	4	Firewater	No Shutdown anticipated to make Tie-In. Local isolation may be required

33	33006	3	4	Firewater	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35003	3	4	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35005	3	4	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35006	3	4	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35008	3	4	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35012	3	4	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35013	3	4	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35016	3	4	Cooling Water Supply	No Shutdown anticipated to make Tie-In. Local isolation may be required

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Execution Copy	Phase 2

Unit No.	Tie-In No.	Phase	Project	Service	Remark
35	35017	3	4	Cooling Water Return	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35019	3	4	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36005	3	4	Potable Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36010	3	4	Demineralized Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36014	3	4	Utility Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39004	3	4	Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39006	3	4	Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39011	3	4	99% Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39014	3	4	99% Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39018	3	4	99% Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

57	57003	3	4	Feed Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

11	11005	4	5	Feed Gas	Total shutdown of feed gas Circuit necessary to make Tie-in

11	11009	4	5	Black Start Fuel Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

11	11013	4	5	Waste Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

12	12004	4	5	Spent Scavenger	No Shutdown anticipated to make Tie-In. Local isolation may be required

12	12008	4	5	Scavenger	No Shutdown anticipated to make Tie-In. Local isolation may be required

19	19009	4	5	Wet Flare	Shutdown anticipated to make Tie-In. Local isolation may be required

19	19011	4	5	Dry Flare	Shutdown anticipated to make Tie-In. Local isolation may be required

19	19013	4	5	Blowdown	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20004	4	5	Propane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20008	4	5	N-Butane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20012	4	5	I-Pentane	No Shutdown anticipated to make Tie-In. Local isolation may be required

20	20016	4	5	Ethylene	No Shutdown anticipated to make Tie-In. Local isolation may be required

22	22004	4	5	L.P. Fuel Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

23	23004	4	5	Condensate	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24006	4	5	Blanketing Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24014	4	5	LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24019	4	5	Cooldown LNG	No Shutdown anticipated to make Tie-In. Local isolation may be required

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Execution Copy	Phase 2

Unit No.	Tie-In No.	Phase	Project	Service	Remark
24	24033	4	5	Stabilizer OVHD	No Shutdown anticipated to make Tie-In. Local isolation may be required

24	24039	4	5	HP BOG	No Shutdown anticipated to make Tie-In. Local isolation may be required

33	33003	4	5	Firewater	No Shutdown anticipated to make Tie-In. Local isolation may be required

33	33004	4	5	Firewater	No Shutdown anticipated to make Tie-In. Local isolation may be required

35	35004	4	5	Instrument Air	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36006	4	5	Potable Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36011	4	5	Demineralized Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

36	36015	4	5	Utility Water	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39005	4	5	Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

39	39012	4	5	99% Nitrogen	No Shutdown anticipated to make Tie-In. Local isolation may be required

57	57004	4	5	Feed Gas	No Shutdown anticipated to make Tie-In. Local isolation may be required

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Execution Copy	Phase 2

2.0 Electrical Tie-ins

The table below identifies the electrical tie-ins.

Project Tie In	Project 1 access required after SC	Project 2 access required after SC	Project 3 access required after SC	Project 4 access required after SC	Project 5 access required after SC	Comments
Project 2 (Construction)	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment for Plant 2 tie-ins.	N/A	N/A	N/A	N/A	See Note 1

Project 3 (Construction)	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment for Plant 3 tie-ins	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment. for Plant 3 tie-ins	N/A	N/A	N/A	See Note 1

Project 4 (Construction)	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment. for Plant 4 tie-ins	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment. for Plant 4 tie-ins	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment. for Plant 4 tie-ins	N/A	N/A	See Note 1

Project 5 (Construction)	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment for Plant 5 tie-ins.	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment for Plant 5 tie-ins.	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment for Plant 5 tie-ins.	Access to Main Substation, Loading Substation and individual substations already in operation. Activity: De-energize cables within tray systems and associated equipment. for Plant 5 tie-ins	N/A	See Note 1

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Execution Copy	Phase 2

Note 1: Operating plant substations (loading substation, individual plant substations already in operation, and the internal loads of the main substation itself) will be placed into a single ended operation via the tie breaker at that local substation to allow the phased installation of subsequent unit substations. This may be done without power interruption, but will result in the loss of redundancy in the electrical feeds. Single ended operation will continue while pulling cable for one of the feeds into the new substation at which time the single ended operation will then be reversed to allow the second feeder to also be installed by the same method. Parallel operation of operating units will resume when this process is complete.

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Execution Copy	Phase 2

2.1 BOG Compressor Tie-ins

The table below identifies the electrical tie-ins for BOG Compressors.

Project Tie In	Project 1 access required after SC	Project 2 access required after SC	Project 3 access required after SC	Project 4 access required after SC	Project 5 access required after SC	Comments
Project 2 (Construction)	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 2 power cables	N/A	N/A	N/A	N/A	One BOG will be unavailable due to electrical switching during the last part of the phased installation of each of the Plant 2 power feeds into the main substation switchgear.

Project 3 (Construction)	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 3 power cables	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 3 power cables	N/A	N/A	N/A	One BOG will be unavailable due to electrical switching during the last part of the phased installation of each of the Plant 3 power feeds into the main substation switchgear.

Project 4 (Construction)	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 4 power cables	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 4 power cables	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 4 power cables	N/A	N/A	Two BOGs will be unavailable due electrical switching during the last part of the phased installation of each of the Plant 4 power feeds into the main substation switchgear.

Project 5 (Construction)	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 5 power cables	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 5 power cables	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 5 power cables	Access to Main Substation and Loading Substation. Activity: Shutting off bus to terminate Plant 5 power cables	N/A	Two BOG’s will be unavailable due electrical switching during the last part of the phased installation of each of the Plant 5 power feeds into the main substation switchgear.

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Execution Copy	Phase 2

ATTACHMENT 25

SITE AND OFF-SITE RIGHTS OF WAY AND EASEMENTS

A.	The boundaries of the Site and Off-Site Rights of Way and Easements are depicted in Exhibit 25-1.

B.	Owner shall provide survey coordinates defining the location of all areas shown in Exhibits 25-1,

C.	Below are the Landowner agreements containing rights and restrictions applicable to the access and use of the Off-Site Rights of Way and Easements. These agreements will be provided to Contractor. Such agreements may be redacted when provided to Contractor (except with respect to those sections for which Contractor has an obligation). Any Landowner agreement executed and provided to Contractor after the Contract Date of the Agreement (including such agreements identified below as “To be executed”) is subject to a mutually agreed Change Order.

Title of Agreement	Date of Agreement
BUDM Dredge pipeline right-of-way	To be executed

*** easement	To be executed

*** easement	To be executed

*** easement	To be executed

Water utilities easement	To be executed

Driftwood Pipeline LLC. Pipeline delivery system	To be executed

Site boundary survey	To be executed

Telecommunication utilities easement	To be executed

25-1

Execution Copy	Phase 2

EXHIBIT 25-1: SITE AND OFF-SITE RIGHTS OF WAY AND EASEMENTS

***

25-2

Execution Copy	Phase 2

VIEW OF NORTHEAST SITE

***

25-3

Execution Copy	Phase 2

VIEW OF NORTHWEST SITE

***

25-4

Execution Copy	Phase 2

VIEW OF SOUTHERN SITE

***

25-5

Execution Copy	Phase 2

ATTACHMENT 26

LANDOWNER ACCESS

A.	Persons Provided Access. Contractor shall in all cases provide (a) access to the Site and Off-Site Rights of Way and Easements as marked on Attachment 25 and, (b) subject to Section 4.3 of the Agreement, coordinate the Work with the following Landowners and their representatives in accordance with the terms of this Attachment 26 and Section 3.24 of the Agreement:

1.	***

2.	***

3.	Driftwood Pipeline LLC. authorized personnel

4.	***

5.	***

6.	***

7.	***

8.	***

9.	Any successor-in-interest of any of the foregoing entities in the Off-Site Rights of Way and Easements

B.	Access Requirements. Without limiting its obligations under Section 3.24 of the Agreement, Contractor shall provide access to the foregoing Landowners, Stakeholders and their representatives as follows:

1.	Contractor shall provide access to, on and transit through the Site and Off-Site Rights of Way and Easements to such Persons for the purpose of accessing the existing pipelines and other existing Landowner and Stakeholders facilities on the Site and Off-Site Rights of Way and Easements.

2.	Contractor may, at its option and cost, provide escorts to such Persons when they are transiting through the Site and Off-Site Rights of Way and Easements, but Contractor is not obligated to do so.

3.	Owner shall ensure that such Persons will not set up additional facilities, buildings, or other structures to those contemplated by Attachment 25 or this Attachment 26 that materially interfere with Contractor’s Work.

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Execution Copy	Phase 2

ATTACHMENT 27

FORM OF ACKNOWLEDGMENT AND

CONSENT AGREEMENT

Bechtel Oil, Gas and Chemicals, Inc. (the “Contracting Party”) hereby acknowledges the existence of (but has not reviewed) the Security Agreement, dated as of [                     ], 20[    ], (as from time to time amended, supplemented or modified, the “Security Agreement”), among Driftwood LNG LLC (the “Borrower”) and [____________] as common security trustee (in such capacity, the “Common Security Trustee”), for the benefit of various financial institutions providing financing to the Borrower (collectively, the “Secured Parties”), and hereby executes this Acknowledgement and Consent Agreement (the “Consent”) and agrees as follows:

1. The Contracting Party hereby acknowledges and consents in accordance with the terms and conditions set forth below to the Borrower’s pledge and collateral assignment of all its right, title and interest in, to and under (but not, except as provided herein, its obligations, liabilities or duties with respect to) the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 2 Liquefaction Facility, dated [                    ], 20[    ], between the Contracting Party and the Borrower (the “Assigned Agreement”) to the Common Security Trustee pursuant to the Security Agreement. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings prescribed to such terms in the Assigned Agreement.

2. The Contracting Party represents and warrants as of the date hereof as follows:

a. The Contracting Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify has or could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects, taxes or business.

b. The Contracting Party is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on its performance of any obligations under this Consent or the Assigned Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the current actual knowledge of the Contracting Party) threatened against the Contracting Party that, if adversely determined, could reasonably be expected to have a material adverse effect on its ability to perform under this Consent or the Assigned Agreement.

c. The Contracting Party is the holder of all licenses required to permit it to operate or conduct its business in Louisiana now and as contemplated by the Assigned Agreement. No consent or approval of, or other action by or any notice to or filing with, any Governmental Instrumentality (except those previously obtained) was required in connection with the execution and delivery by the Contracting Party of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent, or, to the best actual current knowledge of the Contracting Party, the performance of its obligations under this Consent. The Contracting Party

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Execution Copy	Phase 2

has obtained all permits, licenses, approvals, consents and exemptions with respect to the performance of its obligations under the Assigned Agreement required by Applicable Law in effect as of the date hereof, except those permits, licenses, approvals, consents and exemptions that the Contracting Party is permitted to obtain in the ordinary course of business in the performance of its obligations under the Assigned Agreement (collectively, the “Ordinary Course Consents”).

d. Neither the execution and delivery of this Consent and the Assigned Agreement by the Contracting Party, the consummation of the transactions herein contemplated by the Contracting Party, nor compliance with the terms and provisions hereof by the Contracting Party, will:

(i) conflict with, result in a breach of or default under, or require any consent (other than consents already obtained and the Ordinary Course Consents) under: (A) the charter or by-laws of the Contracting Party, (B) any Applicable Law, (C) any order, writ, injunction or decree of any court applicable to the Contracting Party, or (D) any agreement or instrument to which the Contracting Party is a party or by which it is bound or to which it or any of its property or assets is subject in any such case under this clause (i) that has or could reasonably be expected to result in a material adverse effect upon the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement; or

(ii) result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party.

e. The Contracting Party has all necessary power and authority to execute, deliver and perform its obligations under this Consent and the Assigned Agreement; the execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary action on its part; and this Consent and the Assigned Agreement have been duly and validly executed and delivered by the Contracting Party and each constitutes a legal, valid and binding obligation of the Contracting Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity. There are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

f. The Contracting Party is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

g. To the Contracting Party’s current actual knowledge, the Borrower (a) has complied with all conditions precedent required to be complied with by or on behalf of the Borrower on or prior to the date hereof pursuant to the Assigned Agreement and (b) is not in default under any covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.

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Execution Copy	Phase 2

h. The Contracting Party is not, to its current actual knowledge, in default under any covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, to the current actual knowledge of the Contracting Party, (a) there exists no event or condition that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Borrower to terminate or suspend its obligations under the Assigned Agreement and (b) there are no claims or rights of set-off pending by any party to the Assigned Agreement.

i. The Contracting Party affirms that it has no written notice or current actual knowledge of any pledge or assignment relative to the right, title and interest of the Borrower in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

3.

a. From and after the date hereof and unless and until the Contracting Party shall have received written notice from the Common Security Trustee that the lien of the Security Agreement has been released in full and provided that an event of default by the Borrower shall have occurred and be continuing pursuant to the loan documents executed in connection with the Security Agreement, the Common Security Trustee shall have the right, but not the obligation, to pay all sums due under the Assigned Agreement by the Borrower and to perform any other act, duty or obligation required of the Borrower thereunder (to the same extent as the Borrower has the right to perform any such other act, duty or obligation thereunder) at any time and, without limiting the generality of the foregoing, shall have the full right and power to enforce directly against the Contracting Party (subject to all of the Contracting Party’s defenses and other rights under the Assigned Agreement in accordance with the terms thereof) all obligations of the Contracting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Borrower under the Assigned Agreement, all in accordance with the terms thereof; provided that no such payment or performance shall be construed as an assumption by the Common Security Trustee or any Secured Party of any covenants, agreements or obligations of the Borrower under or in respect of the Assigned Agreement, except to the extent the Assigned Agreement shall have been expressly assumed by the Common Security Trustee pursuant to paragraph 5 hereof.    Any action taken by the Common Security Trustee in accordance with this paragraph 3(a) shall be binding on the Borrower. If the Contracting Party receives any demands, notices or requests made from the Common Security Trustee in accordance with this paragraph 3(a) which are conflicting with that made by the Borrower, the Common Security Trustee’s demands, notices and requests shall control over those conflicting demands, notices or requests made by the Borrower.

b. The Contracting Party agrees that it will not terminate or suspend its obligations under the Assigned Agreement without giving the Common Security Trustee concurrent notice with notice(s) provided the Borrower pursuant to the applicable provisions of the Assigned Agreement, and, in the case of the termination of obligations, an opportunity to cure as provided in paragraph 3(c) and 3(d) below.

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Execution Copy	Phase 2

c. If (i) the Contracting Party is entitled to terminate the Assigned Agreement for an event under Sections 16.3, 16.5, 16.6 or 16.7 of the Assigned Agreement (“Termination Event”), (ii) the Contracting Party desires to terminate its obligations under the Assigned Agreement, and (iii) notice(s) with respect to clauses (i) and (ii) shall have been provided to the Common Security Trustee by the Contracting Party as provided in paragraph 3(b) above, then, and in any such case: the Common Security Trustee may elect to exercise its right to cure by providing, within thirty (30) days after the receipt by it of the notices referred to in the preceding clause (iii), to the Contracting Party, written notice stating that the Common Security Trustee has elected to exercise such right to cure (or cause to be cured), together with a written statement of the Common Security Trustee that it will promptly commence to cure (or cause to be cured) all Termination Events susceptible of being cured (including, as appropriate, by the payment of money damages), and that it will, during the cure period, diligently attempt in good faith to complete (or cause to be completed) the curing of, to the reasonable satisfaction of the Contracting Party, all such Termination Events. If the Contracting Party is entitled to suspend performance of the Work for an event under Section 16.4 of the Assigned Agreement (“Suspension Event”), the Contracting Party may, provided that notice to the Common Security Trustee shall have been provided to the Common Security Trustee as provided in paragraph 3(b) above, suspend performance of the Work in accordance with the terms of the Assigned Agreement until such time as (a) the Borrower has cured the Suspension Event or (b) the Common Security Trustee has cured (or caused to be cured) such Suspension Event in accordance with paragraph 3(d). The preceding sentence shall in no way limit any rights the Contracting Party may otherwise have to terminate the Assigned Agreement, subject to the other provisions of this Consent. Notwithstanding anything to the contrary in this paragraph 3(c), in no event shall this paragraph 3(c) be interpreted to change the Contracting Party’s rights to suspend performance of the Work under the Assigned Agreement or terminate the Assigned Agreement, except to the extent of the Common Security Trustee’s right to effect a cure in accordance with paragraph 3(c) for a Termination Event or Suspension Event and paragraph 3(d) for a Termination Event.

d. The Common Security Trustee shall have a period equal to forty-five (45) days in the event of default in payment of undisputed amounts under Section 16.5 of the Assigned Agreement or ninety (90) days in other cases, after the delivery of the notice by the Common Security Trustee referred to in paragraph 3(c) in which to cure the Termination Event(s) specified in such notice; provided that if such cure of any non-payment default can only be effected through a foreclosure on the Project (as defined in the Security Agreement), then, provided that the Common Security Trustee makes, and continues to make, timely payment to the Contracting Party of all sums due under the Assigned Agreement, and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs reasonably incurred by the Contracting Party thereafter, the Common Security Trustee shall have such additional reasonable period of time as is necessary to effect such foreclosure. Notwithstanding the foregoing, no such cure of a payment shall be construed as an assumption by the Common Security Trustee or any Secured Party of any covenants, agreements or obligations of the Borrower under or in respect of the Assigned Agreement.

e. If, before the Common Security Trustee shall have cured any Termination Event pursuant to paragraph 3(d), the Borrower shall have cured such Termination Event, the Contracting Party promptly shall provide the Common Security Trustee with notice of such cure and the discontinuance of such Termination Event.

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Execution Copy	Phase 2

f. In the event any delay and incremental costs are due and payable to the Contracting Party under the terms of this Consent, the Contracting Party shall take all reasonable steps necessary to mitigate such delay and incremental costs.

g. The Common Security Trustee’s right to cure Borrower defaults under the Assigned Agreement or otherwise take action on behalf of the Borrower under this paragraph 3 shall not arise until after the initial disbursement of any of the Secured Parties’ loans.

4.

a. Notwithstanding any provision in the Assigned Agreement to the contrary, in the event of the rejection or termination of the Assigned Agreement by a receiver of the Borrower or otherwise pursuant to bankruptcy or insolvency proceedings, then, provided that the Common Security Trustee shall have made payment to the Contracting Party of all sums due under the Assigned Agreement and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs incurred by the Contracting Party during the period of time required for the following activities, the Contracting Party will enter into a new agreement with the Common Security Trustee or, at the Common Security Trustee’s request, with the Common Security Trustee’s nominee, effective as of the date of such rejection, with substantially the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement; provided that the Common Security Trustee shall have made a request to the Contracting Party for such new agreement within ninety (90) days after the date the Common Security Trustee receives notice from the Contracting Party of the rejection of the Assigned Agreement and provided further that the Contracting Party shall have been provided assurances of payment and security for payment reasonably satisfactory to the Contracting Party.

b. If the Common Security Trustee or its nominee is prohibited by any process or injunction issued by any court having jurisdiction of any bankruptcy or insolvency proceeding involving the Borrower, from continuing the Assigned Agreement in place of the Borrower or from otherwise exercising any of its rights or remedies hereunder or under the Security Agreement in respect of the Assigned Agreement, then, provided that the Common Security Trustee shall have made payment to the Contracting Party of all sums due under the Assigned Agreement and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs incurred by the Contracting Party thereafter, the times specified herein for the exercise by the Common Security Trustee of any right or benefit granted to it hereunder (including without limitation the time period for the exercise of any cure rights granted hereunder) shall be extended for the period of such prohibition; provided that the Common Security Trustee is diligently pursuing such rights or remedies (to the extent permitted) in such bankruptcy or insolvency proceeding or otherwise.

c. The Common Security Trustee shall not take action under this paragraph 4 until after the initial disbursement of any of the Secured Parties’ loans.

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5. Provided that an event of default by Borrower shall have occurred and be continuing pursuant to the loan documents executed in connection with the Security Agreement, the Contracting Party agrees that the Common Security Trustee may (but shall not be obligated to) pursuant to the terms of the Security Agreement assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the interests, rights and all of the obligations of the Borrower thereafter arising under the Assigned Agreement, provided that as conditions precedent to or concurrent with any such assignment or transfer, (a) the Common Security Trustee shall have made or caused to be made payment to the Contracting Party of all sums due hereunder or under the Assigned Agreement, and, subject to paragraph 3(f) hereof, all reasonable delay and incremental costs incurred by the Contracting Party during the period of time preceding such assignment or transfer, if any, and (b) the assuming party shall have executed an agreement in writing to be bound by and to assume all of the obligations to the Contracting Party arising or accruing thereunder from and after the date of such assumption, and shall have provided the Contracting Party with assurances of future payment and security for future payment reasonably satisfactory to the Contracting Party. If the interests, rights and obligations of the Borrower in the Assigned Agreement shall be assumed, sold or transferred as provided herein, then the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Borrower under the Assigned Agreement; provided that if the Common Security Trustee (or any entity acting on behalf of the Common Security Trustee or any of the other Secured Parties) assumes the Assigned Agreement as provided above, such party shall not be liable for the performance of the obligations thereunder except to the extent of all of its right, title and interest in and to the Project (as defined in the Security Agreement). Notwithstanding any such assumption or disposition by the Common Security Trustee, a purchaser, an assignee or a transferee, the Borrower shall not be released or discharged from and shall remain liable for any and all of its obligations to the Contracting Party arising or accruing under the Assigned Agreement prior to such assumption and the Contracting Party retains all rights under the Assigned Agreement relating to any breach thereof by the Borrower or the assuming party. The Common Security Trustee shall not take action under this paragraph 5 until after the initial disbursement of any of the Secured Parties’ loans.

6. The Contracting Party shall make all payments due to the Borrower under the Assigned Agreement to [___________________], acting as the Accounts Bank to Account No. [_____________], ABA No. [_______________], FFC: [________________]. All parties hereto agree that each payment by the Contracting Party to the Accounts Bank of amounts due to the Borrower from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement.

7. Except for Change Orders, no amendment or modification of, or waiver by or consent of, the Borrower in respect of, any provision of the Assigned Agreement shall be effective unless the same shall be in writing, in accordance with the requirements of the Assigned Agreement, prior written notice thereof shall have been given to the Common Security Trustee and the Common Security Trustee shall have given its consent. No Change Order shall be effective unless the same shall be in writing, in accordance with the requirements of the Assigned Agreement, prior written notice thereof shall have been given to the Common Security Trustee and the Common Security Trustee shall have given its consent, provided that as between the

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Contracting Party and the Common Security Trustee only, and without derogation of the Borrower’s obligations under the loan documents entered into in connection with the Security Agreement, (i) in the case of any one Change Order, prior written notice to and consent by the Common Security Trustee is not required if such Change Order would result in an increase in the Contract Price (as defined in the Assigned Agreement) in an amount less than Twenty Five Million U.S. Dollars (U.S.$25,000,000) or (ii) in the case of a Change Order in conjunction with other Change Orders, prior written notice to and consent by the Common Security Trustee of such Change Order is not required if such Change Orders would in themselves result in an increase in the Contract Price in an amount less than One Hundred Million U.S. Dollars U.S.$100,000,000), and provided further that the foregoing shall not impair any rights the Contracting Party may have to any Change Order under the Assigned Agreement. This Consent may be amended or modified only by an instrument in writing signed by the Contracting Party, the Borrower and the Common Security Trustee.

8. The Contracting Party shall deliver to the Common Security Trustee concurrently with the delivery thereof to the Borrower, a copy of the following items if and when provided by the Contracting Party to the Borrower pursuant to the Assigned Agreement: (a) notification prior to cancellation, non-renewal or a material change in the insurance coverage required under the terms of the Assigned Agreement; (b) notification of termination; (c) notification of suspension of all of the Work; (d) notification of default by the Borrower; (e) notification of claims, demands, actions or causes of actions asserted against the Contracting Party for which the Borrower has indemnification obligations; and (f) notification of request for arbitration.

9. The Contracting Party shall provide to the Common Security Trustee any information or documentation as reasonably requested by the Common Security Trustee in connection with the financing of the Borrower’s obligations under the Assigned Agreement including, without limitation, the following: (a) an opinion of counsel of Contracting Party customary for a project financing with respect to the authorization, execution, delivery and enforceability, and other similar issues, of the Assigned Agreement and this Consent; (b) a certificate of an authorized officer of Contracting Party certifying that (i) all amounts due and payable under the Assigned Agreement have been paid other than those amounts payable in respect of the current invoice and (ii) no event or condition exists to the Contracting Party’s current actual knowledge which constitutes a default by the Borrower under the Assigned Agreement; and (c) a copy of a certificate of good standing of, and payment of franchise taxes by, the Contracting Party issued by the Secretary of State of Delaware.

10. Notice to any party hereto shall be deemed to be delivered on the earlier of: (a) the date of personal delivery and (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, in each case as evidenced by the return receipt:

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The Common Security Trustee:	[________________] [________________], [________________] [________________]

The Borrower:	Driftwood LNG LLC 1201 Louisiana Street, Suite 3100 Houston, Texas 77002 Telephone: Facsimile: Attention: Email: with a copy to: Facsimile: Attn:

The Contracting Party:

Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile:

Attn:

Email:

with a copy to:

Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile:

Attn: Principal Counsel

11. This Consent shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Contracting Party, the Borrower, the Common Security Trustee and the Secured Parties (provided, however, that the Contracting Party shall not assign or transfer it rights hereunder without the prior written consent of the Common Security Trustee).

12. This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Consent shall become effective at such time as the Common Security Trustee shall have received counterparts hereof signed by all of the intended parties hereto.

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13. For purposes of this Consent, the term “day” or “days” shall mean calendar days unless otherwise defined herein.

14. No failure on the part of any party or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

16. The agreements of the parties hereto are solely for the benefit of the Contracting Party, the Borrower, the Common Security Trustee and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties and their successors and assigns permitted hereunder) shall have any rights hereunder.

17. This Consent shall terminate upon the indefeasible payment in full of all amounts owed in connection with the Security Agreement.

18. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE AND THE BORROWER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY ARTICLE 18 OF THE ASSIGNED AGREEMENT. THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE AND THE BORROWER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19. EACH OF THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE AND THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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20. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NONE OF THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE, NOR THE BORROWER, SHALL BE LIABLE UNDER THIS CONSENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”), AND THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE, AND THE BORROWER DO HEREBY RELEASE EACH OTHER FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION IS NOT INTENDED TO PRECLUDE RECOVERIES AS PERMITTED PURSUANT TO SECTION 20.4 OF THE ASSIGNED AGREEMENT WITH RESPECT TO OBLIGATIONS UNDER THE ASSIGNED AGREEMENT ONLY.

(Signature page follows.)

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the __ day of _________, 20__.

DRIFTWOOD LNG LLC

By:
Name:
Title:

BECHTEL OIL, GAS AND CHEMICALS, INC.

By:
Name:
Title:

ACKNOWLEDGED and AGREED

By:
Name:
Title:

SIGNATURE PAGE TO EPC DIRECT AGREEMENT

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ATTACHMENT 28

FORM OF OWNER CONFIRMATIONS

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SCHEDULE 28-1

FORM OF OWNER QUARTERLY CONFIRMATION

Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Attn:

Re:    Owner Quarterly Confirmation

As of the date of this confirmation and so far as I am aware, Driftwood LNG LLC has sufficient funds, in an amount at least equal to the committed fund levels as required by Section 4.1A and Section 4.1B of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 2 Liquefaction Facility dated [     , 20    ] (the “Agreement”), through itself and financing to continue to fulfill its payment obligations under the Agreement, and no event has come to the attention of Driftwood LNG LLC which would materially and adversely affect the continued availability of such funding. This confirmation shall not be construed in any way such as to relieve Bechtel Oil, Gas and Chemicals, Inc. from its obligations and liabilities under the Agreement.

This confirmation is prepared expressly and exclusively for the use and benefit of Bechtel Oil, Gas and Chemicals, Inc.

______________________________________________________

Signature and Title of Appropriate Senior Officer of Driftwood LNG LLC

______________________________________________________

Date

cc:	Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Attn: Principal Counsel

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ATTACHMENT 29

INDEPENDENT ENGINEER ACTIVITIES

Owner has overall responsibility to coordinate the activities of Independent Engineer, including but not limited to (i) arranging visits to Contractor’s offices and to the Driftwood LNG Phase 2 Site, (ii) forwarding relevant Project reports and documentation to Independent Engineer, and (iii) transmitting comments and feedback, if any, from Independent Engineer to Contractor. Independent Engineer shall comply with all Site safety programs in effect while on the Site. With respect to the activities of Independent Engineer, Owner is responsible for the actions of Independent Engineer.

Independent Engineer shall not be entitled to issue any instruction or directive to Contractor or any of its Subcontractors or Sub-subcontractors in connection with performance of the Work. Contractor shall reasonably cooperate with Independent Engineer in the conduct of his or her duties in relation to the Phase 2 Liquefaction Facility, and the Work, including but not limited to, the activities of Independent Engineer set forth below:

1.	Conduct quarterly Site visits, including:

a.	Evaluation of the progress of the Work against the Milestones set forth in Attachment 3, Schedule 3-1 and the Level III CPM Schedule;

b.	Observation of general standard of workmanship and performance of spot checks of Contractor’s quality records;

c.	Review of incurred and potential delays and proposed Recovery Schedule, if any;

d.	Review of Contractor Permits obtained and assessment of Contractor’s ability to obtain outstanding Contractor Permits;

e.	Review and report on Contractor’s health, safety and environmental compliance programs; and

f.	Evaluation of Contractors safety statistics;

2.	Verify Contractor’s achievement of each Milestone per Attachment 3, Schedule 3-1 (including achievement of RFSU, Ready for Performance Testing (“RFPT”), Substantial Completion and Final Completion);

3.	Review Contractor’s Monthly Progress Reports;

4.	Monitor and review each Change Order approved by Owner;

5.	Review performance and/or operational test reports for each utility system and confirm satisfactory performance;

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6.	Review all necessary reports and data associated with the pre-commissioning and commissioning of the Phase 2 Liquefaction Facility;

7.	Review Contractor’s proposed Performance Test plans and procedures and confirm compliance with Performance Test criteria specified in Attachment 19 and Attachment 20, Applicable Codes and Standards, Applicable Law, Equipment manufacturers’ recommendations, GECP, and loan documents with Lender;

8.	Witness Performance Tests, including:

a.	Observation of data collection procedures, instrumentation calibration and operating and testing personnel during the Performance Tests;

b.	Verification of compliance of operational and regulatory requirements with Agreement requirements, as well as Permits;

c.	Evaluation of compliance with Performance Guarantees and, if applicable, calculation of Liquidated Damages payments;

d.	Review and comment to Owner on Contractor’s Performance Test reports; and

e.	Verification of data collection and calculation procedures used to adjust Performance Test results to the Performance Guarantee conditions set forth in Attachment 19 of the Agreement;

9.	Verify that Punchlist items are complete in all material respects, as inspected and verified by Owner personnel; and

10.	Sign and submit the RFSU Completion Certificate, Substantial Completion Certificate and the Final Completion Certificate confirming that all conditions of RFSU, RFPT, Substantial Completion and Final Completion, as the case may be, have been achieved.

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ATTACHMENT 30

FORM OF ESCROW AGREEMENT FOR DRIFTWOOD LNG PHASE 2

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is entered into as of [___________], 20[___] (the “Effective Date”) by and among Driftwood LNG LLC, a Delaware limited liability company (“Owner”), and BECHTEL OIL, GAS AND CHEMICALS, INC., a Delaware corporation, (“Contractor” and, together with Owner, each a “Party” and, collectively, the “Parties”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as escrow agent (“Escrow Agent”). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the EPC Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, pursuant to the terms of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 2 Liquefaction Facility, dated as of [___________], 20[___], by and between Owner and Contractor (the “EPC Agreement”), Contractor will provide services for the engineering, procurement and construction of the Phase 2 Liquefaction Facility, and the commissioning, start-up and testing of the Phase 2 Liquefaction Facility; and

WHEREAS, pursuant to Section 18.4 of the EPC Agreement, Owner has the obligation, in certain circumstances, to deliver the Escrow Funds (as defined below) to be set aside in a designated escrow account (the “Escrow Account”) pursuant to the terms of this Escrow Agreement; and

WHEREAS, Owner and Contractor have mutually agreed upon and selected Escrow Agent to serve as the escrow agent for the Escrow Funds subject to the terms and conditions of this Escrow Agreement; and

WHEREAS, Escrow Agent is willing to serve in such capacity subject to the terms and conditions of this Escrow Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Parties and Escrow Agent, intending to be legally bound, agree as follows:

1. Appointment of Escrow Agent. Owner and Contractor hereby appoint and designate Deutsche Bank National Trust Company as escrow agent to receive, hold, administer, invest and disburse the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent hereby accepts its appointment as Escrow Agent and agrees to hold, administer, invest and disburse the Escrow Funds in accordance with the terms of this Escrow Agreement.

2. Delivery of the Escrow Funds. Pursuant to Section 18.4 of the EPC Agreement, Owner and Contractor have agreed that Owner shall have the obligation in certain circumstances to deliver by wire transfer to Escrow Agent certain sums to be held by Escrow Agent in accordance with the terms of this Escrow Agreement (the “Escrow Funds”). Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest, and release or disburse the Escrow Funds. It is hereby expressly

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stipulated and agreed that all interest and other earnings on the Escrow Funds shall be added to and become a part of the Escrow Funds for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and any amounts which may be charged thereto in accordance with Section 10 to compensate or reimburse Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Escrow Funds.

3. Investment of the Escrow Funds.

(a) The Escrow Agent shall hold the Escrow Funds in an interest bearing account or in a Government Money Market fund registered under the Investment Act of 1940, as designated in writing by Owner and Contractor.

(b) For purposes of this Escrow Agreement, “Earnings” means, with respect to the Escrow Funds or any portion thereof on any particular date, the interest and any other income earned on such amount from the date hereof through such date in accordance with the terms hereof.

(c) On a monthly basis, the Escrow Agent shall deliver to the Owner and Contractor a written statement setting forth the balance of the Escrow Account, all investments thereof, all Earnings thereon and all distributions made therefrom, which statement shall be delivered to Owner and Contractor in accordance with Section 11.

4. Release of the Escrow Funds. Escrow Agent shall disburse the Escrow Funds to Owner or Contractor, or their assigned representatives, only upon the following conditions and/or circumstances:

(a) Escrow Agent shall disburse the Escrow Funds, in whole or in part, as directed by Owner and Contractor in a notarized writing in substantially the form of Exhibit 1, attached hereto (“Joint Notice”), executed by authorized representatives of Owner and Contractor and setting forth, at a minimum, (i) the amount of the Escrow Funds (plus accrued interest) to be disbursed, (ii) the percentage allocation of the Escrow Funds (plus accrued interest) to be disbursed between Owner and Contractor, and (iii) the timing of when the disbursement shall occur; OR,

(b) Escrow Agent shall disburse the Escrow Funds, in whole or in part, as directed by Owner in a notarized writing delivered to Escrow Agent (with a copy by facsimile and registered mail to Contractor), in substantially the form of Exhibit 2, attached hereto (“Owner’s Notice”), setting forth, at a minimum, (i) the amount of the Escrow Funds (plus accrued interest) to be disbursed and (iii) the timing of when the disbursement shall occur; provided that Contractor has not provided its objection in writing to Escrow Agent (with a copy by facsimile and registered mail provided to Owner) (“Objection Notice”) within sixty (60) calendar days of receipt of Owner’s Notice, such Objection Notice setting forth in reasonable detail Contractor’s rationale for objecting to the disbursement terms set forth in Owner’s Notice; OR

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(c) Escrow Agent shall disburse the Escrow Funds, if any, upon Escrow Agent’s receipt of a court order or other legal and binding directive (including but not limited to a binding order from an arbitrator and any decision by an arbitration panel or arbitrator within the scope of Section 18.2 of the EPC Agreement) requiring Escrow Agent to disburse such Escrow Funds in accordance with the terms of such court order or directive, irrespective of whether such court order or other legal and binding directive or arbitration decision is subject to appeal or has been appealed, and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or their respective heirs, devisees, executors, administrators, personal representatives, successors, trustee, receivers and permitted assigns, absent willful misconduct or gross negligence, or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

5. Interest. Upon disbursement of the Escrow Funds pursuant to Section 4 hereof, any interest accrued on such Escrow Funds shall be disbursed to Owner.

6. Tax Matters. Through execution of this Escrow Agreement, Owner and Contractor hereby each provide Escrow Agent with their respective taxpayer identification number documented on the signature page of this Escrow Agreement. Owner and Contractor shall provide Escrow Agent with the taxpayer identification number(s) of any recipient, other than Escrow Agent, of funds to be disbursed from the Escrow Funds. Owner and Contractor understand that the failure to provide such information as to any recipient may prevent or delay disbursements from the Escrow Funds and may also result in the assessment of a penalty and Escrow Agent’s being required to withhold tax on any interest or other income earned on the Escrow Funds. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable. Solely for purposes of ensuring the regular payment of taxes upon Escrow Funds, the Parties agree that Owner shall be treated as the owner of the Escrow Funds for federal and state income tax purposes and that Owner shall include in taxable income the earnings on the Escrow Funds.

7. Limited Liability of Escrow Agent. In performing its duties under this Escrow Agreement or upon the claimed failure to perform its duties hereunder, Escrow Agent shall have no liability except for Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notice given to it under this Escrow Agreement in accordance with Section 11 hereof. The Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any request, instructions, statement or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the Person or Parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or to commence any proceeding in connection with the Escrow Funds or to appear in, prosecute or defend any such legal action or

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proceedings. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Owner and Contractor, jointly and severally, shall promptly pay, upon demand (in accordance with the procedures set forth in Section 10 hereof), the reasonable fees and expenses of any such counsel; provided, however, Owner and Contractor agree that such fees and expenses shall be borne equally between Owner and Contractor. The Escrow Agent shall have no obligations or responsibilities in connection with the EPC Agreement, or any other agreement between the Parties, other than this Escrow Agreement.

8. Right of Interpleader. Should any controversy arise involving the Parties and Escrow Agent, or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Escrow Funds, or should a substitute escrow agent fail to be designated as provided in Section 14 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (i) withhold delivery of the Escrow Funds until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (ii) institute a petition for interpleader in a court in New York, New York to determine the rights of the Parties and Escrow Agent. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever in connection with this Escrow Agreement or the Escrow Funds, Owner and Contractor hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorneys’ fees and any and all other reasonable expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation prior to any disbursement hereunder, except to the extent that any such expense, loss, cost or damage results from the willful misconduct or gross negligence of Escrow Agent.

9. Exculpation of Escrow Agent. It is agreed that the duties of Escrow Agent are herein specifically provided and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its willful misconduct or gross negligence, so long as Escrow Agent is acting in good faith. The Parties do hereby release Escrow Agent from any liability for any error or judgment or for any act done or omitted to be done by Escrow Agent in good faith performance of its duties hereunder and do each, jointly and severally, indemnify Escrow Agent against, and agree to hold harmless, save and defend Escrow Agent from, any costs, liabilities, and expenses incurred by Escrow Agent in serving as Escrow Agent hereunder and in faithfully discharging its duties and obligations hereunder.

10. Compensation and Reimbursement of Expenses. The Parties shall compensate Escrow Agent for its services hereunder in accordance with Exhibit 3 attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses incurred in the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys’ fees, brokerage costs and related expenses incurred by Escrow Agent (collectively, the “Fees”), unless arising from the willful misconduct or gross negligence of the Escrow Agent. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable within ten (10) Business Days following

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the Parties’ receipt of notice from Escrow Agent that such payment should be made. The Parties agree that the Fees shall be borne equally by the Parties and the Fees may be deducted from the Escrow Funds. Solely in the event and to the extent that the Parties shall have failed to provide payment to Escrow Agent within the ten (10) Business Day period set forth in the preceding sentence, Escrow Agent is authorized to disburse to itself from the Escrow Funds the amount(s) not paid, subject to Escrow Agent’s restoration of such payment to the Escrow Funds should the applicable payment be later received by Escrow Agent. The term “Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are generally authorized to be open for business in the City of New York.

11. Notices. All notices, communications and deliveries under this Escrow Agreement will be made in writing signed by or on behalf of the party making the same, will specify the Section under this Escrow Agreement pursuant to which it is given or being made, and will be delivered (i) by facsimile, (ii) by personal delivery or (iii) by express air courier, return receipt requested (with evidence of delivery and postage and other fees prepaid) as follows:

If to Escrow Agent:

Deutsche Bank National Trust Company

1761 E. Saint Andrew Place

Santa Ana, CA 92705

Attn:

Email:

Telephone No.:

If to Owner:

Driftwood LNG LLC

Facsimile:

Attn:

with a copy to:

Facsimile:

Attn:

If to Contractor:

Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

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Houston, Texas 77056

Facsimile:

Attn:

with a copy to:

Bechtel Oil, Gas and Chemicals, Inc.

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile:

Attn: Principal Counsel

Except to the extent otherwise provided in the second paragraph of Section 3 herein, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. The Parties or Escrow Agent may change the address to which communications hereunder are to be directed by giving written notice to the other parties hereto in the manner provided in this Section 11. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

12. Authorization. Each Party to this Agreement, on behalf of itself and the Escrow Agent, on behalf of itself, acknowledges and represents that the signatories for each Party and the Escrow Agent to this Escrow Agreement have the requisite authorization to bind the Parties and Escrow Agent hereto.

13. Choice of Laws; Cumulative Rights. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to the principles thereof relating to conflicts of law. All of Escrow Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The Parties and Escrow Agent agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be in a court in Harris County, Texas.

14. Resignation or Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by providing thirty (30) calendar days’ prior written notice to Owner and Contractor or may be removed, with or without cause, by Owner and Contractor, acting jointly, at any time by providing thirty (30) calendar days’ prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided herein. Upon any such notice of resignation or removal, Owner and Contractor, acting jointly, shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000, unless otherwise agreed by Owner and Contractor as evidenced by written instructions executed by Owner and Contractor. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor escrow agent: (i) the retiring Escrow Agent shall deliver the Escrow Funds to the successor escrow agent, (ii) such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers,

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privileges and duties of the retiring Escrow Agent, and (iii) the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. If Owner and Contractor fail to designate a substitute escrow agent within thirty (30) calendar days after receiving a notice of Escrow Agent’s resignation or delivering to Escrow Agent a notice of removal, Escrow Agent may institute a petition for interpleader. Escrow Agent’s sole responsibility after such thirty (30) calendar day notice period expires shall be to hold the Escrow Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate.

15. Assignment. This Escrow Agreement shall not be assigned without the prior written consent of the non-assigning party hereto, except Owner may assign this Escrow Agreement, in whole or in part, to any of its Affiliates or Lender without Contractor’s or Escrow Agent’s consent. When duly assigned in accordance with the foregoing, this Escrow Agreement shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by a party pursuant to this Section 15 shall not relieve such assigning party of any of its obligations under this Escrow Agreement. Any assignment not in accordance with this Section 15 shall be void and without force or effect, and any attempt to assign this Escrow Agreement in violation of this provision shall grant the non-assigning party the right, but not the obligation, to terminate this Escrow Agreement at its option for default.

16. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

17. Reliance. The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written instructions or notices furnished to it in accordance herewith and, in particular, in accordance with Section 4 of this Escrow Agreement and believed by it to be genuine and to have been signed and presented by the proper party or parties, except for Escrow Agent’s willful misconduct or gross negligence.

18. Amendment. This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

19. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4, 8 or 14 hereof, of the Escrow Funds in full; provided, however, that in the event all Fees required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the last sentence of Section 8 hereof and the provisions of Section 9 hereof shall, in any event, survive the termination hereof.

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20. Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement to the extent caused by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities or communications services; labor disputes; acts of civil or military authority or governmental action; it being understood that in any such case the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances and to mitigate the adverse impact of such circumstances.

21. USA PATRIOT Act. The parties acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to the Escrow Agent such information as it may request, from time to time, in order for the Escrow Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

22. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two (2) or more counterparts, each of which shall be deemed an original instrument, but all of which taken together shall constitute one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the Parties and Escrow Agent in respect of the subject matter hereof, and neither the Parties nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the Parties and Escrow Agent. This Escrow Agreement shall inure to the benefit of, and be binding upon, the Parties and Escrow Agent and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and permitted assigns. This Escrow Agreement is for the sole and exclusive benefit of the Parties and Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the Effective Date.

Owner:

DRIFTWOOD LNG LLC

By:

Name:

Title:

Tax Identification #:

Contractor:

BECHTEL OIL, GAS AND CHEMICALS, INC.

By:

Name:

Title:

Tax Identification #:

Escrow Agent:

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name:

Title:

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Exhibit 1

Form of Joint Notice

[Date]

[Name of Escrow Agent]

[Address]

Attn: [                                              ]

Re:	Escrow Agreement, dated [________], 20[___], by and among Driftwood LNG LLC (“Owner”), Bechtel Oil, Gas, and Chemicals, Inc. (“Contractor”) and [Name of Escrow Agent] (“Escrow Agent”) (the “Escrow Agreement”)

Dear [_______]:

Pursuant to Section 4(a) of the Escrow Agreement, Owner and Contractor hereby certify that [$U.S.__________] of the Escrow Funds (the “Released Escrow Funds”), plus any accrued interest thereon, should be released from the Escrow Account and disbursed to [Owner/Contractor/Owner and Contractor], as set forth below. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Escrow Agreement.

Owner and Contractor hereby direct Escrow Agent to release and disburse such Released Escrow Funds by wire transfer in immediately available funds, within [__] ([__]) Days of receipt of this notice, as follows: [(i)] [$U.S. _____________] of the Released Escrowed Funds, plus accrued interest thereon, to [__________] to the following account [list account information including name of recipient, name of recipient’s financial institution, account number, and ABA routing number]; and (ii) [$U.S. _____________] of the Released Escrowed Funds, plus accrued interest thereon, to [__________] to the following account [list account information including name of recipient, name of recipient’s financial institution, account number, and ABA routing number].

This Joint Notice may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Joint Notice. A facsimile or photocopy of any signature shall have the same force and effect as an original. This Joint Notice shall be effective as of the date first written above once the counterparts of the Joint Notice have been signed and delivered by all the parties set forth below.

Very truly yours,

Owner:

DRIFTWOOD LNG LLC

By:

Name:

Title:

Contractor:

BECHTEL OIL, GAS AND CHEMICALS, INC.

By:

Name:

Title:

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cc: [________________]

State of [                     ]

County of [                 ]

This instrument was acknowledged before me on [Date] by [Name of Officer], [Title of Officer] of [Name of entity acknowledging], a [jurisdiction] [type of entity], on behalf of said [type of entity].

Commission expires:
Notary Public’s signature

(Notary stamp or seal)

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Exhibit 2

Form of Owner’s Notice

[Date]

[Name of Escrow Agent]

[Address]

Attn: [                                          ]

Re:	Escrow Agreement, dated [________], 20[__], by and among Driftwood LNG LLC (“Owner”), Bechtel Oil, Gas and Chemicals, Inc. (“Contractor”) and [Name of Escrow Agent] (“Escrow Agent”) (the “Escrow Agreement”)

Dear [_______]:

Pursuant to Section 4(b) of the Escrow Agreement, Owner hereby certifies that [$U.S.__________] of the Escrow Funds (the “Released Escrow Funds”), plus any accrued interest thereon, should be released from the Escrow Account and disbursed to [Owner] [Name of Other Recipient], as set forth below. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Escrow Agreement.

Owner hereby directs Escrow Agent to release and disburse such Released Escrowed Funds, plus accrued interest thereon, by wire transfer in immediately available funds, within [__] ([__]) days of receipt of this notice, as follows (provided that Escrow Agent has not received, within sixty (60) calendar days of receipt of this notice, written notice from Contractor of its objection to the terms of this notice):

[Name of Financial Institution]

[City, State]

Account No.: [                     ]

ABA Routing No.: [                     ]

Amount: U.S.$[                     ]

Very truly yours,

Owner:

DRIFTWOOD LNG LLC

By:
Name:
Title:

cc:	Bechtel Oil, Gas and Chemicals, Inc.
3000 Post Oak Boulevard
Houston, Texas 77056
Attn: [ ]

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State of [                    ]

County of [                ]

This instrument was acknowledged before me on [Date] by [Name of Officer], [Title of Officer] of [Name of entity acknowledging], a [jurisdiction] [type of entity], on behalf of said [type of entity].

Commission expires:
Notary Public’s signature

(Notary stamp or seal)

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Exhibit 3

Fee Schedule

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ATTACHMENT 31

PROVISIONAL SUMS

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SCHEDULE 31-1

Provisional Sums to be Fixed Prior to Full Notice to Proceed

1	INTRODUCTION

1.1	Currency Provisional Sum

The Currency Provisional Sum, and HAZOP/LOPA Design Change Provisional Sum, shall be adjusted by mutually agreed Change Order as described below. Upon adjustment of the Contract Price pursuant to this Schedule 31-1, the Aggregate Provisional Sum shall also be reduced to reflect any Provisional Sums that have been fixed by mutually agreed Change Order.

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) based the following foreign (non-U.S. Dollar) currencies included in the Contract Price (“Currency Provisional Sum”) at the listed value and exchange rate to the U.S. Dollar:

FOREIGN CURRENCY	VALUE IN FOREIGN CURRENCY	EXCHANGE RATE
CHINESE YUAN	¥***	*** USD = *** CNH

On the date Owner issues the NTP, the Contract Price shall be subject to an upward or downward adjustment by Change Order to account for currency fluctuations. This adjustment will be determined by multiplying (a) the difference of the exchange rate as quoted by Bloomberg on the following website: http://www.bloomberg.com/markets/currencies/fx-fixings for the London 4:00PM exchange rate on the date Owner issues NTP (the “NTP Exchange Rate”) and the above listed exchange rate (“Contract Exchange Rate”) by (b) the value in corresponding value in foreign currency listed above (“Value of Foreign Currency”).

1.2	HAZOP/LOPA Design Change Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) for changes to the Work in connection with execution of HAZOP/LOPA reviews (“HAZOP/LOPA Design Change Provisional Sum”). HAZOP/LOPA reviews typically result in additional costs to Contractor to design, implement, procure, deliver, install, supervise, inspect, preserve and turnover to Owner any additional Work outside of Contractor’s scope defined in the FEED documents. This provisional sum will also include any HAZOP/LOPA reviews for Subcontractor design documentation as applicable. Contractor will implement HAZOP/LOPA resolutions and notify Owner accordingly.

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If the actual amount of HAZOP/LOPA design changes implemented by Contractor is less than the HAZOP/LOPA Design Change Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference and *** (***%) of such difference. If the actual amount of HAZOP/LOPA design changes implemented by Contractor is greater than the HAZOP/LOPA Design Change Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference and *** (***%) of such difference.

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SCHEDULE 31 – 2

Provisional Sums to be Adjusted during Project Execution

2	INTRODUCTION

The Insurance Provisional Sum, Marine Dredging Provisional Sum, Custom, Tariffs, and Duties Provisional Sum, Building Furniture and Equipment Provisional Sum, Operating Spare Part Provisional Sum, Capital Spare Part Provisional Sum, Louisiana Sales and Use Taxes Provisional Sum, and Property Taxes Provisional Sum shall be adjusted by mutually agreed Change Order as described below. Upon adjustment of the Contract Price pursuant to this Schedule 31-2, the Aggregate Provisional Sum shall also be reduced to reflect any Provisional Sums that have been fixed by mutually agreed Change Order. Contractor shall execute these Provisional Sums at its discretion and will report progress to Owner in accordance with the EPC agreement.

2.1	Insurance Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) (“Insurance Provisional Sum”) for the cost of insurance premiums for the insurance required to be provided by Contractor in accordance with Attachment 15 (other than worker’s compensation, employer’s liability insurance and primary Commercial General Liability Insurance) (the “Project Insurances”). Such Insurance Provisional Sum shall be adjusted on an interim basis in accordance with Section 2.1(A) below. Subsequently, the Final Insurance Cost Adjustment outlined in Section 2.1(B) below will further adjust the Contract Price pursuant to a Change Order.

(A)	Initial Adjustment. Upon written request by Owner or Contractor, an initial adjustment may be performed to determine the anticipated actual cost of the insurance premiums for the Project Insurances (the “Anticipated Actual Insurance Cost”), which Anticipated Actual Insurance Cost shall be reasonably documented by Contractor. Owner and Contractor shall execute a Change Order in accordance with Article 6 of the Agreement to amend the Insurance Provisional Sum amount in the Agreement to the Anticipated Actual Insurance Cost. The final Insurance Provisional Sum adjustment shall be provided per Section 2.1(B) below.

(B)	Final Insurance Cost Adjustment. Prior to Final Completion but no earlier than Substantial Completion of Project 3, Contractor shall inform Owner in writing of the actual cost of the insurance premiums charged to Contractor by the Contractor’s insurance carriers for the Project Insurances (the “Actual Insurance Cost”). Should such Project Insurances also provide coverage under the Phase 3 EPC Agreement, Contractor shall allocate the insurance premiums for such Project Insurances such that the Phase 3 EPC Agreement and the Agreement bear its pro rata share of premium in accordance with each Project’s pro rata share of exposure, or pursuant to an allocation methodology mutually agreed by Contractor and Owner. Contractor shall provide backup documentation, as applicable, to reasonably substantiate such Actual Insurance Cost and Contractor’s payment thereof. Owner and Contractor shall execute a Change Order to the Agreement in accordance with the Agreement as follows:

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a.	If the Actual Insurance Cost is less than the amount paid to Contractor for the Insurance Provisional Sum, Owner shall be entitled to a Change Order under the Agreement reducing the Contract Price by such difference.

b.	If the Actual Insurance Cost is greater than the amount paid to Contractor for the Insurance Provisional Sum, Contractor shall be entitled to a Change Order under the Agreement increasing the Contract Price by such difference.

Contractor shall be responsible for the placement of the Project Insurances required to be provided by Contractor in accordance with Attachment 15, provided that Contractor shall reasonably cooperate with Owner to minimize such Actual Insurance Cost to the extent reasonably practicable.

The Contract Price has been based upon naming the Owner Group as additional named insureds on the commercial general liability and umbrella or excess liability policies specified in Section 1A.2 and 1A.4 of Attachment 15 and providing sudden and accidental pollution liability coverage under such commercial general liability policy. The Provisional Sum will include a cost for a Contractor’s Pollution Liability policy. Such coverage will provide for both onsite and offsite clean up, in addition to the typical third party property damage and bodily injury resulting from a pollution condition.

2.2	Marine Dredging Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) for performance of the marine dredging, the transportation of the dredge material, and the placement of the dredge material in an offsite location (“Marine Dredging Provisional Sum”). This work is defined in the FEED documentation. The Marine Dredging Provisional Sum is based on an estimated 1,495,000 cubic yards of material to be dredged, transported, and placed. Dredging is to take place in the LNG berth area, materials offloading facility (MOF) area and pioneer dock areas. The Marine Dredging Provisional Sum includes materials from the dredge program that will either be placed in the beneficial use areas as provided by Owner (material from LNG berths) or placed on-shore for disposal by Contractor (MOF and pioneer dock areas). The Marine Dredging Provisional Sum includes contouring the berth slopes and all offshore work to excavate/contour the marine berths, and maintenance dredging on the operating marine basin to its design depth prior to handover of the marine facility if necessary. The Marine Dredge Provisional Sum also includes additional direct and indirect costs associated with the implementation, oversight, and tracking of the work contained within this provisional sum.

If the actual cost incurred by Contractor for the performance of the marine dredging, the transportation of the dredge material, and the placement of the dredge material Work under this Agreement is less than the Marine Dredging Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference and *** (***%) of such difference.

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If the actual cost incurred by Contractor for the performance of the marine dredging, the transportation of the dredge material, and the placement of the dredge material Work under this Agreement is greater than the Marine Dredging Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference and *** (***%) of such difference.

The Marine Dredging Provisional Sum, as of the Contract Date, is based on the Work description set forth in the FEED documents and quantities referenced above. In the event that the performance of the Work exceeds such quantities or otherwise varies from the assumptions specified in this Section 2.2 and such variances adversely affect Contractor’s ability to perform the Work in accordance with the Project Schedule, Contractor shall be entitled to an extension to the applicable Target Substantial Completion Dates and Guaranteed Substantial Completion Dates in accordance with Section 6.9 of this Agreement. Notwithstanding the foregoing, Owner may, at any time, instruct Contractor to undertake commercially and technically reasonable efforts to overcome such delay (through additional labor and Equipment crews, shifts, etc.).

2.3	Customs, Tariffs, and Duties Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) for customs, tariffs, and duties arising in connection with the Work (“Customs, Tariffs, and Duties Provisional Sum”). The Customs, Tariffs, and Duties Provisional Sum includes, but is not limited to, applicable customs duty, tariffs, taxes and fees including anti-dumping duties (ADD) and countervailing duties (CVD) assessed by U.S. Customs and Border Protection on Contractor, its Subcontractors and Sub-subcontractors for materials, equipment, components, and modules sourced from outside the United States during plant construction.

If the actual amount of such customs duty, tariffs, taxes and fees (including ADD/CVD duties) paid by Contractor, its Subcontractors and Sub-subcontractors is less than the Customs, Tariffs, and Duties Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference. If the actual amount of customs duty, tariffs, taxes and fees (including ADD/CVD duties) paid by Contractor is greater than the Customs, Tariffs, and Duties Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference.

2.4	Building Furniture and Equipment Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) for design, supply, delivery, installation, supervision, inspection and turnover of building furniture and equipment (“Building Furniture and Equipment Provisional Sum”). The Building Furniture and Equipment Provisional Sum includes, but is not limited to, the following: analytical and non-analytical laboratory equipment, warehouse equipment and racks, workshop equipment, turbine and compressor maintenance workshop equipment, supplemental emergency response equipment, medical clinic equipment, desks, chairs and other loose furniture. The Building Furniture and Equipment Provisional Sum also includes any additional building

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utilities, modifications or upgrades to any part of the buildings, including foundations, access roads, outside utilities, and building access door modifications, required to install and operate this equipment. The Building Furniture and Equipment Provisional Sum also includes additional direct and indirect costs associated with the implementation, oversight, and tracking of the work contained within this provisional sum.

If the actual cost to Contractor under this Agreement is less than the Building Furniture and Equipment Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference and *** (***%) of such difference. If the actual cost to Contractor under this Agreement is greater than the Building Furniture and Equipment Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference, plus *** (***%) of such difference.

2.5	Operating Spare Part Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** (U.S.$***) for home office services, supply and delivery of Operating Spare Parts (“Operating Spare Part Provisional Sum”).

If the actual cost charged to Contractor for the supply and delivery of Operating Spare Parts provided to Owner under this Agreement is less than the Operating Spare Part Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference and *** (***%) of such difference. If the actual cost for the supply and delivery of Operating Spare Parts provided to Owner under this Agreement is greater than the Operating Spare Part Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference, plus *** (***%) of such difference.

2.6	Capital Spare Part Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) for home office services, supply and delivery of Capital Spare Parts (“Capital Spare Part Provisional Sum”).

If the actual cost charged to Contractor for the supply and delivery of Capital Spare Parts provided to Owner under this Agreement is less than the Capital Spare Part Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference and *** (***%) of such difference. If the actual cost for the supply and delivery of Capital Spare Parts provided to Owner under this Agreement is greater than the Capital Spare Part Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference, plus *** (***%) of such difference.

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2.7	Louisiana Sales and Use Taxes Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) for Louisiana Sales and Use Taxes arising in connection with the Work (“Louisiana Sales and Use Taxes Provisional Sum”).

If the actual amount of Louisiana Sales and Use Taxes (including state and parish sales and use taxes) paid by Contractor, its Subcontractors and Sub-subcontractors is less than the Louisiana Sales and Use Taxes Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference. If the actual amount of Louisiana Sales and Use Taxes paid by Contractor (including state and parish sales and use taxes), its Subcontractors and sub-subcontractors is greater than the Louisiana Sales and Use Taxes Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference, except for Louisiana Sales and Use Tax associated penalties and interest paid or incurred by Contractor and its Subcontractors and Sub-subcontractors as a result of non-compliance with Louisiana Sales and Use Tax laws. Subject to Section 3.29C and 3.29D of the Agreement, Owner and Owner’s tax consultant shall have thirty (30) Days following receipt of the Contractor’s Change Order request pursuant to this Section 2.7 to review and audit Contractor’s Change Order request, supporting Louisiana Sales and Use Taxes and supporting invoice documentation as delineated in Section 3.29A of the Agreement to ensure the validity of Contractor’s Change Order with this Section 2.7.

Contractor shall reasonably cooperate with Owner and Owner’s tax consultant to minimize any and all Louisiana Sales and Use Taxes arising in connection with the Work, including a Contractor’s Change Order pursuant to this Section 2.7.

2.8	Property Taxes Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) for Real Property Taxes (as defined below) arising in connection with the Work (“Property Taxes Provisional Sum”).

The term “Real Property Taxes” means ad valorem taxes (including ad valorem taxes assessed on construction work in process) assessed against Contractor on real property and permanent plant equipment and materials located onsite or offsite which has been titled to Owner.

If the actual amount of Real Property Taxes paid by Contractor, its Subcontractors and Sub-subcontractors is greater than the Property Taxes Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference, except associated penalties and interest paid or incurred by Contractor and its Subcontractors and Sub-subcontractors as a result of non-compliance with Real Property Tax laws pursuant to Section 3.28C of the Agreement.

Contractor shall reasonably cooperate with Owner and Owner’s tax consultant to minimize Real Property Taxes arising in connection with the Work, including the providing of reporting documentation by the Reporting Date pursuant to Section 3.28C of the Agreement.

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2.9	Not Used

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ATTACHMENT 32

FORM OF PARENT GUARANTEE

[On Guarantor letterhead]

This guarantee and indemnity agreement (hereinafter referred to as the “Guarantee”) effective on this the [    ] day of [                     ], 20[    ], is entered into by BECHTEL GLOBAL ENERGY, INC., a corporation organized and existing under the laws of the state of Delaware, United States of America, having its registered office located at 1209 Orange Street, Wilmington, DE 19801U.S.A. (hereinafter referred to as “Guarantor”), in favor of Driftwood LNG LLC (hereinafter referred to as “Owner”).

In consideration of Owner entering into (i) an Engineering, Procurement and Construction agreement between Owner and Guarantor’s wholly owned affiliate BECHTEL OIL, GAS AND CHEMICALS, INC. (“Contractor”) for the Phase 2 Liquefaction Facility and dated the [__] day of [                     ], 20[     ] (the “EPC Agreement”) and (ii) a Chart Sublicense Agreement for Phase 2 between Owner and Contractor dated the [__] day of [                    ], 20[    ] (the “Chart Sublicense”) (each, an “Agreement,” and collectively, the “Agreements”) and accepting this Guarantee in respect of such Agreements it is agreed as follows:

1. In this Guarantee:

(a)	unless otherwise defined herein, terms defined in an Agreement have the same meanings when used herein; and

(b)	references to the “Agreement” mean the relevant Agreement as supplemented, amended or extended from time to time.

2. Guarantor hereby covenants and agrees unconditionally and irrevocably with Owner, its successors and assigns that:

(a)	Contractor shall properly and diligently observe the provisions of and perform its obligations and discharge its liabilities, whether actual or contingent, now or hereafter arising under or in connection with the Agreements (whether arising by way of payment, indemnity or otherwise) (“Guaranteed Obligations”).

(b)	If Contractor fails to perform or defaults in any manner whatsoever in the due and proper performance of any Guaranteed Obligations, or commits any breach of any Guaranteed Obligations, Guarantor shall, forthwith upon written request from Owner so to do, secure or cause (including, as may be necessary, by contracting with a third party) the assumption and proper and diligent performance and discharge of those Guaranteed Obligations remaining unfulfilled.

(c)	Guarantor shall pay to Owner on demand all monies due and owing by Contractor to Owner under either Agreement or pursuant to any claims made by Owner arising under or in connection with either Agreement.

3. This Guarantee shall be given as a primary obligation of Guarantor and not merely as surety and accordingly Owner shall not be obliged before enforcing this Guarantee to: (i) take any action in court or by way of arbitration or otherwise against Contractor; (ii) to take enforcement

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action or make any claim against or any demand on Contractor or exhaust any remedies against Contractor; (iii) to enforce any other security held by Owner in respect of the Guaranteed Obligations of Contractor under either Agreement; or (iv) to exercise any diligence against Contractor.

4. As a separate and independent obligation, Guarantor shall, on demand, indemnify and hold Owner harmless from and against any and all losses, damages, liability and expenses, of whatsoever nature (including, without limitation, all legal fees and expenses on an indemnity basis) suffered or incurred by Owner:

(a)	in any way connected with: (i) any breach by Contractor of any Guaranteed Obligation and/or (ii) any breach by Guarantor of any obligations in this Guarantee, whether or not any such breach is caused, in whole or in part, by negligence of Guarantor; and

(b)	if any of Contractor’s Guaranteed Obligations is or becomes unenforceable, invalid or illegal, the amount of loss, damage, liability or expense shall be equal to the amount that Owner would otherwise have been entitled to recover from Contractor, had such Guaranteed Obligations been fully enforceable.

5. Notwithstanding any other provision of this Guarantee, but except in relation to any expenses and legal fees referred to in paragraph 4(a) or any Insolvency Event of Contractor, Guarantor shall not have any greater liability to Owner than Guarantor would have had to Owner under the Agreements had Guarantor been an original party to the Agreements in place of Contractor and the Agreements been fully enforceable. Guarantor shall be entitled in respect of the obligations, duties, and liabilities under this Guarantee to raise, and rely as though it was Contractor on, any claims, rights, privileges, defenses, excuses or limitations available to Contractor under the Agreements, provided that any award or judgment between Contractor and Owner under the Agreements (whether in arbitration or litigation, by default or otherwise) shall be conclusive and binding for the purposes of determining Guarantor’s obligations under the Guarantee but no such judgment shall be required to enforce Guarantor’s obligations under this Guarantee.

6. This Guarantee shall be in addition to, and not in substitution for, and will not merge with, any rights or remedies that Owner may have against Contractor arising under the Agreements or otherwise, and Guarantor shall not be released from the obligations hereunder by reason of any time or forbearance granted by Owner to Contractor or Guarantor. This Guarantee is a continuing guarantee and indemnity and extends to any and all of Contractor’s Guaranteed Obligations under or arising in connection with either Agreement.

7. Guarantor makes the following representations and warranties:

(a)	It has the power to enter into and perform its obligations under this Guarantee;

(b)	It has taken all necessary corporate action to authorize the entry into and performance of this Guarantee and to carry out the transactions and discharge the obligations contemplated by this Guarantee; and

(c)	This Guarantee is its valid and binding obligation enforceable in accordance with its terms, and Guarantor acknowledges and agrees that Owner has agreed to enter into the Agreements and to accept this Guarantee in reliance on these representations and warranties.

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8. If any payment by Contractor or Guarantor or any other surety or discharge given by Owner is avoided or reduced as a result of insolvency or similar event (a) the liability of Guarantor shall continue as if the payment or discharge had not occurred, and (b) Owner shall be entitled to recover the value or amount of that security or payment from Guarantor as if the payment or discharge had not occurred.

9. The liability of Guarantor hereunder shall not in any way be reduced, released, discharged, diminished or affected by:

(a)	The granting of any waiver, time or indulgence to Guarantor or to Contractor by Owner;

(b)	The effecting of any compromise, discharge or release whatsoever with Contractor by Owner or any other person;

(c)	Suspension or termination (in whole or in part) of Contractor’s services or Work under either Agreement;

(d)	Any breach of an Agreement by Owner or any other thing done or neglected to be done by Owner;

(e)	Any lack of power, authority or legal personality or change in the constitution or business organization of Contractor or the illegality of any relevant contracts or obligation;

(f)	Any variation to the scope of work or services under the Agreements (including, without limitation, by way of a Change Order);

(g)	The amendment, novation, supplement or extension of any terms or conditions of either Agreement by Owner;

(h)	Any disability, incapacity, insolvency, administration or similar proceedings with respect to Contractor;

(i)	Any reorganization, change in ownership, merger, consolidation, change in status or like arrangement in respect of either Contractor or Guarantor;

(j)	Any assignment of this Guarantee or either Agreement, or the granting or creation of any mortgage, pledge, charge or other encumbrance over or in respect of this Guarantee or either Agreement or any of Owner’s rights or benefits under or pursuant to this Guarantee or either Agreement; or

(k)	Any act, omission, matter or thing which, but for this Paragraph 9, would reduce, release, discharge, diminish or affect any of Guarantor’s obligations under this Guarantee.

10. All payments under this Guarantee shall be made to the account specified in the relevant demand of the relevant Agreement and shall be made free of any withholding or deduction and Guarantor shall have no right of set-off, deduction, abatement or counterclaim except for those rights it exercises on behalf of Contractor under the relevant Agreement.

11. Any notices or communications to be made by Guarantor or Owner to the other under or in connection with this Guarantee shall be in writing and made to the other at the following addresses:

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Guarantor:

Bechtel Global Energy, Inc.

3000 Post Oak Blvd.

Houston, Texas 77056

Phone:

Facsimile:

Attn:

With a copy to:

Bechtel Global Energy, Inc.

3000 Post Oak Blvd.

Houston, Texas 77056

Phone:

Facsimile:

Attn: Principal Counsel

Owner:

Driftwood LNG LLC

Facsimile:

Attn:

With a copy to:

Facsimile:

Attn:

Any notice or communication delivered or made by one person to the other under this Guarantee shall be effective:

(a)	If by way of facsimile, when received as evidenced by confirmation; or

(b)	If by way of letter, when it has been left at the relevant address.

12. Any provision of this Guarantee which is prohibited, illegal, invalid or unenforceable in any jurisdiction is ineffective as to that jurisdiction only to the extent of the prohibition, illegality, invalidity or unenforceability and will not invalidate any other provision of this Guarantee so long as the material purposes of this Guarantee can be determined and effectuated.

13. Guarantor shall, promptly on demand, pay to Owner the amount of all costs, charges and expenses incurred in connection with the enforcement or exercise of any rights under this Guarantee.

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14. No failure to exercise, nor delay in exercising, any right or remedy under this Guarantee shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of any right or remedy.

15. This Guarantee shall be governed by and construed in accordance with the laws of the state of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the state of Texas.

16. Any claim, dispute or controversy arising out of or relating to this Guarantee (including, without limitation, the construction, validity, interpretation, termination, enforceability or breach of this Guarantee, or the relationship of the Parties established by this Guarantee, and whether or not arising out of tort or contract) (“Dispute”) shall be decided by final and binding arbitration. Such arbitration shall be held in Houston, Texas, unless otherwise agreed in writing by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this paragraph 16, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, Contractor’s surety (if any) and the successors and permitted assigns of any of them. At Owner or Guarantor’s option, any other person may be joined as an additional party to any arbitration conducted under this paragraph 16, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. Without limiting the foregoing, if there are common issues of fact or law in connection with any Disputes in an arbitration conducted under this paragraph 16 and any disputes in connection with any arbitration under either Agreement, either Party may consolidate the two arbitrations to the extent necessary to avoid inconsistent determinations. Guarantor agrees, upon Owner’s election, to the joinder in any arbitration between Owner and Contractor arising out of or relating to the Project. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. Judgment on the arbitration award may be entered by any court having jurisdiction thereof.

17. This Guarantee constitutes the entire agreement of Guarantor and Owner with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings, both written and oral, between Guarantor and Owner with respect to the subject matter hereof.

18. This Guarantee is solely for the benefit of Owner and its respective successors and permitted assigns, and this Guarantee shall not otherwise be deemed to confer upon or give to any other third party any remedy, claim, reimbursement, cause of action, or other right, except as provided in paragraph 19 hereof.

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19. This Guarantee may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except that Owner may assign this Guarantee to any of its Affiliates by providing notice to Guarantor. Furthermore, Owner may, for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Guarantee to any Lender without Guarantor’s consent. When duly assigned in accordance with the foregoing, this Guarantee shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Guarantor or Owner pursuant to this paragraph 19 shall not relieve Guarantor or Owner (as applicable) of any of its obligations or liabilities under this Guarantee. Any assignment not in accordance with this paragraph 19 shall be void and without force or effect. Guarantor shall, on or before issuance of NTP under the EPC Agreement, enter into an acknowledgement and consent with the Collateral Agent substantially in the form of Schedule 1 to this Guarantee, as may be amended mutatis mutandis to conform to the acknowledgement and consent form agreed by Contractor under the EPC Agreement.

20. Guarantor acknowledges and agrees that Owner is entitled to the benefit of this Guarantee and the covenants, guarantees, indemnities and other promises that are given and made in it by Guarantor, without Owner having signed this Guarantee.

21. This Guarantee may only be amended by a written agreement that is signed by or on behalf of both Owner and Guarantor.

22. This Guarantee shall continue in full force and effect until all of the Guaranteed Obligations of Contractor under the Agreements and all obligations, liabilities and guarantees of Guarantor under this Guarantee have been fulfilled or otherwise resolved, at which point this Guarantee shall expire of its own terms and shall be returned to Contractor.

23. Guarantor shall not take any photographs of any part of the Phase 2 Liquefaction Facility, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Work under the EPC Agreement, the subject matter of the Chart Sublicense or any part of the Phase 2 Liquefaction Facility without the prior written consent of Owner. Guarantor acknowledges and agrees that Owner shall be required, from time to time, to make disclosures and press releases and applicable filings with the SEC in accordance with applicable securities laws, that Owner believes in good faith are required by Applicable Law or the rules of any stock exchange. If any such disclosure, press release or filing includes any reference to Guarantor, then Owner shall provide as much notice as is practicable to Guarantor to provide it with an opportunity to comment; provided, however, the final determination shall remain with Owner. Guarantor acknowledges that Owner shall be required from time to time to make filings in compliance with applicable securities laws, including a copy of this Guarantee.

IN WITNESS of which this Guarantee has been duly executed by a duly authorized representative of Guarantor and delivered on the day above written.

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BECHTEL GLOBAL ENERGY, INC.

By:

Name:

Title:

Acknowledged by:

DRIFTWOOD LNG LLC

By:

Name:

Title:

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SCHEDULE 1

TO ATTACHMENT 32

FORM OF ACKNOWLEDGEMENT AND

CONSENT AGREEMENT WITH LENDER

Bechtel Global Energy, Inc. (the “Contracting Party”) hereby acknowledges the existence of (but has not reviewed) the Security Agreement, dated as of [        ], 20[    ] (as from time to time amended, supplemented or modified, the “Security Agreement”), among Driftwood LNG LLC (the “Borrower”), [    ] as common security trustee in such capacity, the “Common Security Trustee”), for the benefit of various financial institutions providing financing to the Borrower (collectively, the “Secured Parties”), and hereby executes this Acknowledgement and Consent Agreement (the “Consent”) and agrees as follows:

1. The Contracting Party hereby acknowledges and consents in accordance with the terms and conditions set forth below to the Borrower’s pledge and collateral assignment of all its right, title and interest in, to and under (but not, except as provided herein, its obligations, liabilities or duties with respect to) the Parent Guarantee dated [    ], 20[    ] (the “Assigned Agreement”), given in respect of (i) the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Phase 2 Liquefaction Facility, dated [    ], 20[    ] , between Bechtel Oil, Gas and Chemicals, Inc. and the Borrower (the “EPC Contract”) and (ii) the Chart Sublicense Agreement for Phase 2, dated [        ], 20[    ], between Bechtel Oil, Gas and Chemicals, Inc. and the Borrower (the “Chart Sublicense”) to the Common Security Trustee pursuant to the Security Agreement. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Assigned Agreement.

2. The Contracting Party represents and warrants as of the date hereof as follows:

a.	The Contracting Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify has or could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects, taxes or business.

b.	The Contracting Party is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on its performance of any obligations under this Consent or the Assigned Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the current actual knowledge of the Contracting Party) threatened against the Contracting Party that, if adversely determined, could reasonably be expected to have a material adverse effect on its ability to perform under this Consent or the Assigned Agreement.

c.	No consent or approval of, or other action by or any notice to or filing with, any Governmental Instrumentality (except those previously obtained) was required in connection with the execution and delivery by the Contracting Party of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent, or, to the best actual current knowledge of the Contracting Party, the performance of its obligations under this Consent.

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d.	Neither the execution and delivery of this Consent and the Assigned Agreement by the Contracting Party, the consummation of the transactions herein contemplated by the Contracting Party, nor compliance with the terms and provisions hereof by the Contracting Party, will:

(i)	conflict with, result in a breach of or default under, or require any consent (other than consents already obtained and those permits, licenses, approvals, consents and exemptions that the Contracting Party is permitted to obtain in the ordinary course of business in the performance of its obligations under the Assigned Agreement) under: (A) the charter or by-laws of the Contracting Party, (B) any Applicable Law, (C) any order, writ, injunction or decree of any court applicable to the Contracting Party, or (D) any agreement or instrument to which the Contracting Party is a party or by which it is bound or to which it or any of its property or assets is subject in any such case under this clause (i) that has or could reasonably be expected to result in a material adverse effect upon the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement; or

(ii)	result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party.

e.	The Contracting Party has all necessary power and authority to execute, deliver and perform its obligations under this Consent and the Assigned Agreement; the execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary action on its part; and this Consent and the Assigned Agreement have been duly and validly executed and delivered by the Contracting Party and each constitutes a legal, valid and binding obligation of the Contracting Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity. There are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

f.	The Contracting Party is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to guarantee the completion of the work under the EPC Contract, fulfill its obligations under the Chart Sublicense and perform its obligations hereunder.

g.	To the Contracting Party’s current actual knowledge, the Borrower (a) has complied with all conditions precedent required to be complied with by or on behalf of the Borrower on or prior to the date hereof pursuant to the Assigned Agreement and (b) is not in default under any covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.

h.	The Contracting Party is not, to its current actual knowledge, in default under any covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, to the current actual knowledge of the Contracting Party, (a) there exists no event or condition that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Borrower to terminate or suspend its obligations under the Assigned Agreement and (b) there are no claims or rights of set-off pending by any party to the Assigned Agreement.

i.	The Contracting Party affirms that it has no written notice or current actual knowledge of any pledge or assignment relative to the right, title and interest of the Borrower in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

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3.

a.	From and after the date hereof and unless and until the Contracting Party shall have received written notice from the Common Security Trustee that the lien of the Security Agreement has been released in full and provided that an event of default by the Borrower shall have occurred and be continuing pursuant to the loan documents executed in connection with the Security Agreement, the Common Security Trustee shall have the full right and power to enforce directly against the Contracting Party (subject to all of the Contracting Party’s defenses and other rights under the Assigned Agreement in accordance with the terms thereof) all obligations of the Contracting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Borrower under the Assigned Agreement, all in accordance with the terms thereof; provided that no such performance shall be construed as an assumption by the Common Security Trustee or any Secured Party of any covenants, agreements or obligations of the Borrower under or in respect of the Assigned Agreement, except to the extent the Assigned Agreement shall have been expressly assumed by the Common Security Trustee pursuant to paragraph 5 hereof. Any action taken by the Common Security Trustee in accordance with this paragraph 3(a) shall be binding on the Borrower. If the Contracting Party receives any demands, notices or requests made from the Common Security Trustee in accordance with this paragraph 3(a) which are conflicting with that made by the Borrower, the Common Security Trustee’s demands, notices and requests shall control over those conflicting demands, notices or requests made by the Borrower.

b.	The Contracting Party agrees that it cannot terminate or suspend its obligations under the Assigned Agreement.

4. Notwithstanding any provision in the Assigned Agreement to the contrary, in the event of the proper assignment or novation of the rights and obligation under the EPC Contract or the Chart Sublicense to a third party, or in the event of the execution of a new EPC Contract or the Chart Sublicense pursuant to the terms of Section 4 of that certain acknowledgement and consent agreement, dated [        ] between Bechtel Oil, Gas and Chemicals, Inc. and the Common Security Trustee, the Contracting Party will enter into a new agreement with the Common Security Trustee or, at the Common Security Trustee’s request, with the Common Security Trustee’s nominee, effective as of the date of such assignment, novation or execution, with substantially the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement; provided that the Common Security Trustee shall have made a request to the Contracting Party for such new agreement within seven (7) days after the date of such assignment or novation of the EPC Contract or the Chart Sublicense or the execution of a new EPC Contract or Chart Sublicense.

5. Provided that an event of default by Borrower shall have occurred and be continuing pursuant to the loan documents executed in connection with the Security Agreement, the Contracting Party agrees that the Common Security Trustee may (but shall not be obligated to) pursuant to the terms of the Security Agreement assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the rights and interests of the Borrower thereafter arising under the Assigned Agreement. If the rights and interests of the Borrower in the Assigned Agreement shall be assumed, sold or transferred as provided herein, then the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Borrower under the Assigned Agreement. The Common Security Trustee shall not take action under this paragraph 5 until after the initial disbursement of any of the Secured Parties’ loans.

6. The Contracting Party shall make all payments due to the Borrower under the Assigned Agreement to [                    ], acting as the Accounts Bank to Account No. [    ], ABA No. [__], FFC: [___]. All parties hereto agree that each payment by the Contracting Party to the Accounts Bank of amounts due to the Borrower from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement and, to the extent applicable, the EPC Contract and the Chart Sublicense.

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7. No amendment or modification of, or waiver by or consent of, the Borrower in respect of, any provision of the Assigned Agreement shall be effective unless the same shall be in writing, in accordance with the requirements of the Assigned Agreement, prior written notice thereof shall have been given to the Common Security Trustee and the Common Security Trustee shall have given its consent. This Consent may be amended or modified only by an instrument in writing signed by the Contracting Party, the Borrower and the Common Security Trustee.

8. The Contracting Party shall deliver to the Common Security Trustee concurrently with the delivery thereof to the Borrower, a copy of the following items if and when provided by the Contracting Party to the Borrower pursuant to the Assigned Agreement: (a) notification prior to cancellation, non-renewal or a material change in the insurance coverage required under the terms of the Assigned Agreement; (b) notification of termination; (c) notification of suspension of all of the Work; (d) notification of default by the Borrower; (e) notification of claims, demands, actions or causes of actions asserted against the Contracting Party for which the Borrower has indemnification obligations; and (f) notification of request for arbitration.

9. The Contracting Party shall provide to the Common Security Trustee any information or documentation as reasonably requested by the Common Security Trustee in connection with the financing of the Borrower’s obligations under the Assigned Agreement including, without limitation, the following: (a) an opinion of counsel of Contracting Party customary for a project financing with respect to the authorization, execution, delivery and enforceability, and other similar issues, of the Assigned Agreement and this Consent; (b) a certificate of an authorized officer of Contracting Party certifying that (i) all amounts due and payable under the Assigned Agreement have been paid other than those amounts payable in respect of the current invoice and (ii) no event or condition exists to the Contracting Party’s current actual knowledge which constitutes a default by the Borrower under the Assigned Agreement; and (c) a copy of a certificate of good standing of, and payment of franchise taxes by, the Contracting Party issued by the Secretary of State of Delaware.

10. Notice to any party hereto shall be deemed to be delivered on the earlier of: (a) the date of personal delivery and (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, in each case as evidenced by the return receipt:

The Common Security Trustee:	[ ] [ ]

The Borrower:	Driftwood LNG LLC 1201 Louisiana Street Houston, Texas 77002 Telephone: Facsimile: Attn: Email:

with a copy to: Facsimile: Attn:

The Contracting Party:	Bechtel Oil, Gas and Chemicals, Inc. 3000 Post Oak Boulevard Houston, Texas 77056 Facsimile: Attn: [ ] Email: [ ]

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with a copy to:

Bechtel Corporation

3000 Post Oak Boulevard Houston, Texas 77056 Facsimile: Attn: Principal Counsel

11. This Consent shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Contracting Party, the Borrower, the Common Security Trustee and the Secured Parties (provided, however, that the Contracting Party shall not assign or transfer it rights hereunder without the prior written consent of the Common Security Trustee).

12. This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Consent shall become effective at such time as the Common Security Trustee shall have received counterparts hereof signed by all of the intended parties hereto.

13. For purposes of this Consent, the term “day” or “days” shall mean calendar days unless otherwise defined herein.

14. No failure on the part of any party or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

16. The agreements of the parties hereto are solely for the benefit of the Contracting Party, the Borrower, the Common Security Trustee and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties and their successors and assigns permitted hereunder) shall have any rights hereunder.

17. This Consent shall terminate upon the indefeasible payment in full of all amounts owed in connection with the Security Agreement.

18. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE AND THE BORROWER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY PARAGRAPH 16 OF THE ASSIGNED AGREEMENT. THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE AND THE BORROWER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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19. EACH OF THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE AND THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NONE OF THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE, NOR THE BORROWER, SHALL BE LIABLE UNDER THIS CONSENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”), AND THE CONTRACTING PARTY, THE COMMON SECURITY TRUSTEE, AND THE BORROWER DO HEREBY RELEASE EACH OTHER FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION IS NOT INTENDED TO PRECLUDE RECOVERIES AS PERMITTED PURSUANT TO SECTION 20.4 OF THE EPC CONTRACT WITH RESPECT TO OBLIGATIONS UNDER THE EPC CONTRACT ONLY OR SECTION 8.10 OF THE CHART SUBLICENSE WITH RESPECT TO OBLIGATIONS UNDER THE CHART SUBLICENSE.

(Signature page follows.)

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as

of the          day of         , 20    .

ACKNOWLEDGED and AGREED

BECHTEL GLOBAL ENERGY, INC.

By:

Name:

Title:

ACKNOWLEDGED and AGREED

DRIFTWOOD LNG LLC

By:

Name:

Title:

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